UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

SCHEDULE 14A
(Rule 14a-101)

___________________

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BIOMX INC.
(Exact name of registrant as specified in its charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0-11.

Proxy Statement dated June 17, 2024
and first mailed to stockholders on or about June 17, 2024

Dear Stockholders:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of BiomX Inc. at 8:00 a.m., Eastern Time, on July 9, 2024. This year’s Annual Meeting will be held entirely online to allow for greater participation. Stockholders may participate in this year’s annual meeting by visiting the following hosting URL: https://www.virtualshareholdermeeting.com/PHGE2024.

Your vote is very important! Whether or not you plan to attend the Annual Meeting, we urge you to read the enclosed proxy statement and vote as soon as possible via the Internet, by telephone or, if you receive a paper proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form.

A record of our business activities for the 2023 fiscal year is contained in our 2023 Annual Report to Stockholders. Thank you for your confidence and continued support.

Sincerely,
/s/ Jonathan Solomon
Jonathan Solomon Chief Executive Officer

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS OF BIOMX

BIOMX INC.
22 Einstein St., 4th Floor
Ness Ziona 7414003, Israel

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
To be held July 9, 2024

Notice is hereby given that the 2024 Annual Meeting of Stockholders, or “Annual Meeting,” of BiomX Inc., or “we,” “our,” “us,” “BiomX” or the “Company,” will be held online on July 9, 2024 at 8:00 a.m. Eastern Time. You, or your proxy may attend the meeting virtually via the Internet at https://www.virtualshareholdermeeting.com/PHGE2024, where you, or your proxy, will be able to vote electronically and examine the Company’s stockholder list during the Annual Meeting. You will need the 16-digit control number included with these materials to attend the Annual Meeting and to vote and otherwise participate in the Annual Meeting. The purpose of the Annual Meeting is the following:

1.      To approve the conversion of 256,887 shares of our Series X Non-Voting Convertible Preferred Stock, par value $0.0001 per share, and the exercise of certain warrants issued in connection with the acquisition of Adaptive Phage Therapeutics, Inc., a Delaware corporation, that closed on March 15, 2024 and a concurrent private placement offering that closed on March 15, 2024 into shares of our common stock, par value $0.0001 per share (“Common Stock”), in accordance with Section 713 of the NYSE American LLC Listed Company Guide (“Proposal No. 1”);

2.      To approve the amendment and restatement of the Company’s 2019 Omnibus Long-Term Incentive Plan (“Proposal No. 2”);

3.      To approve an amendment to our amended and restated certificate of incorporation, as amended, to increase the number of authorized shares of the Common Stock from one hundred and twenty million (120,000,000) shares of Common Stock to seven hundred fifty million (750,000,000) shares of Common Stock (“Proposal No. 3”);

4.      To elect two Class I directors to serve until the 2027 annual meeting of stockholders, and in each case, until their successors are duly elected and qualified (“Proposal No. 4”);

5.      To approve, on a nonbinding advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and the narrative discussion related thereto (“Proposal No. 5”);

6.      To conduct a nonbinding advisory vote on the frequency (every one, two or three years) of future advisory votes on the compensation of the Company’s named executive officers (“Proposal No. 6”);

7.      To authorize the Company’s Board of Directors to amend the amended and restated certificate of incorporation, as amended, of the Company to effect one reverse stock split of the Company’s outstanding Common Stock at any ratio between 1-for-5 and 1-for-10 at such time as our Board of Directors shall determine, in its sole discretion, any time before July 9, 2025 (“Proposal No. 7”);

8.      To ratify the appointment of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024 (“Proposal No. 8”);

9.      To approve the adjournment or postponement of the Annual Meeting, if necessary, to continue to solicit votes for Proposals No. 1 through 8 (“Proposal No. 9”); and

10.    To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

Only BiomX Inc. stockholders of record at the close of business on May 28, 2024 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

Your vote is important. Whether or not you are able to attend the virtual meeting, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the virtual meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on July 9, 2024: The proxy statement and proxy card are also available at www.proxyvote.com.
By order of the Board of Directors,
/s/ Jonathan Solomon
Jonathan Solomon
Chief Executive Officer

Ness Ziona, Israel
June 17, 2024

i

SUMMARY TERM SHEET

This summary term sheet, together with the sections entitled “The Merger Agreement” and “The Private Placement,” summarizes certain information contained in this proxy statement, but may not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”).

•        On March 6, 2024, BiomX entered into the an Agreement and Plan of Merger (the “Merger Agreement”) by and among BiomX, BTX Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“First Merger Sub”), BTX Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Second Merger Sub”), and Adaptive Phage Therapeutics, Inc., a Delaware corporation (“APT”). Pursuant to the Merger Agreement, First Merger Sub merged with and into APT, with APT being the surviving corporation and becoming a wholly owned subsidiary of the Company (the “First Merger”). Immediately following the First Merger, APT merged with and into Second Merger Sub, pursuant to which Second Merger Sub became the surviving entity (together with the First Merger, the “Acquisition”).

•        Prior to the Acquisition, APT was a Delaware clinical-stage company focused on advancing therapies addressing multi-drug resistant infections. APT’s approach leveraged a library of systematically discovered, selected, catalogued, and curated phages, with the goal of providing broad coverage against many of the world’s highest priority antibiotic-resistant bacteria. For information about APT, please see the section entitled “Overview of APT.”

•        The closing of the Acquisition (the “Acquisition Closing”) occurred on March 15, 2024, substantially simultaneously with the consummation of a private placement offering (the “Private Placement”) of BiomX’s Series X Preferred Stock pursuant to a Securities Purchase Agreement related thereto (the “Purchase Agreement”), as described further below.

•        The aggregate merger consideration paid in connection with the Acquisition consisted of (a) 9,164,968 shares of Common Stock, which shares represented a number of shares equal to no more than 19.9% of the outstanding shares of Common Stock as of immediately before the First Merger effective time, (b) 40,470 shares of Series X Preferred Stock and (c) warrants (“Merger Consideration Warrants”) exercisable for an aggregate of 2,166,497 shares of Common Stock. In addition, the Company issued warrants to purchase an aggregate of 250,000 shares of Common Stock (collectively with the Merger Consideration Warrants, the “Merger Warrants”) to APT’s landlord in connection with an amendment, dated March 5, 2024, to a lease agreement by and between APT and its landlord. Each share of Series X Preferred Stock will be convertible into 1,000 shares of Common Stock and Merger Warrant will be exercisable for one share of Common Stock at an exercise price of $5.00 per share, in each case subject to and contingent upon stockholder approval of Proposal No. 1 and Proposal No. 3 at this Annual Meeting. The Merger Warrants and shares of Common Stock and Series X Preferred Stock were allocated among the stockholders of APT as set forth on the allocation certificate delivered pursuant to the Merger Agreement.

•        Pursuant to the Merger Agreement, the Company has agreed to submit to its stockholders for their consideration the approval of (i) the conversion of 256,887 shares of the Series X Preferred Stock and the exercise of the Warrants (as defined below) into shares of Common Stock in accordance with the rules of NYSE American LLC (“NYSE American”) (the “Conversion Proposal”), (ii) a new stock incentive plan or amendment to the Company’s 2019 Omnibus Long-Term Incentive Plan (following its amendment and restatement, the “A&R Plan”), pursuant to which shares of Common Stock equal to 15% of the fully-diluted outstanding equity interests of the Company immediately following the Acquisition and the Private Placement will be reserved for issuance to the Company’s employees, directors, consultants and other service providers (the “Incentive Plan Proposal”) and (iii) an amendment to the certificate of incorporation of the Company to authorize sufficient shares of Common Stock for (a) the conversion of the Series X Preferred Stock issued in connection with the Private Placement and Acquisition and the exercise of the Warrants and (b) the A&R Plan (the “Charter Amendment Proposal”). For more information regarding these proposals, please see “Proposal No. 1: The Conversion Proposal,” “Proposal No. 2: The Incentive Plan Proposal” and “Proposal No. 3: The Charter Amendment Proposal”.

•        On March 5, 2024, H.C. Wainwright & Co., LLC (“Wainwright”) rendered its oral opinion to the Board of Directors of BiomX (the “Board” or the “BiomX Board”) (which was subsequently confirmed in writing by delivery of Wainwright’s written opinion dated the same date) to the effect that, based upon and subject to the assumptions, factors, qualifications and limitations set forth in the written opinion, as of March 5, 2024, the Merger Consideration (as defined in the Merger Agreement) was fair, from a financial point of view, to BiomX.

•        The BiomX Board considered various factors in determining whether to approve the Merger Agreement and the transactions contemplated thereby, including the Acquisition. For more information about the BiomX Board’s reasons for approving the Acquisition, see the section entitled “BiomX’s Reasons for the Acquisition.”

•        Each party’s obligation to complete the Acquisition was subject to the satisfaction or waiver by each of the parties, at or prior to the Acquisition, of various conditions, which include the following, each of which was satisfied prior to the Acquisition Closing:

•        BiomX’s Common Stock must have been continually listed on NYSE American through date of the Acquisition Closing; and

•        the Purchase Agreement must have been in full force and effect with cash proceeds of not less than $50,000,000.

•        In addition, the obligation of the Company, First Merger Sub and Second Merger Sub to complete the Acquisition was further subject to the satisfaction or waiver, prior to the Acquisition, of various conditions, which include the following, each of which was satisfied prior to the Acquisition Closing:

•        the affirmative vote (or written consent) of (a) the holders of a majority of the outstanding shares of APT’s capital stock, voting as a single class on an as converted to common stock basis, (b) the majority of the outstanding shares of APT’s Series B-1 Preferred Stock, which majority must include the Largest Lead Investor (as defined in the Merger Agreement”) and (c) the majority of the outstanding shares of APT’s Series B Preferred Stock, which majority must include the Largest Lead Investor, adopting and approving the Merger Agreement;

•        the receipt of a fully executed FIRPTA Certificate from APT; and

•        the representations and warranties set forth in Article II of the Merger Agreement must have been true and correct in all material respects as of the date of Closing.

•        Finally, the obligation of APT to complete the Acquisition was further subject to the satisfaction or waiver, prior to the Acquisition, of various conditions, which include the following, each of which was satisfied prior to the Acquisition Closing:

•        the receipt of written resignations of certain directors of BiomX who would not continue as directors after the Acquisition Closing;

•        the receipt of fully executed Support Agreements (as defined below) from certain stockholders of BiomX;

•        the receipt of notices from certain holders of the Company’s pre-funded warrants that the beneficial ownership limitation of such pre-funded warrants shall be eliminated to the maximum extent permitted and that such pre-funded warrants shall be exercised pursuant to their terms;

•        the representations and warranties set forth in Article III of the Merger Agreement must have been true and correct in all material respects as of the date of the Acquisition Closing; and

•        each designee of APT, as previously agreed upon between APT and Company, must have been appointed to the Company Board of Directors and each must have entered into indemnification agreements.

•        In connection with the execution of the Merger Agreement, BiomX and APT entered into stockholder support agreements (the “Support Agreements”) with certain of the Company’s stockholders who constituted a majority of the voting stockholders of the Company. The Support Agreements provide that, among other things, each of the parties thereto shall vote or cause to be voted all of the shares of capital stock owned by such stockholder in favor of Proposals 1 through 3 at this Annual Meeting.

•        On March 6, 2024, the Company entered into the Purchase Agreement with the investors thereto (the “Investors”), pursuant to which the Company agreed to sell (i) an aggregate of 216,417 shares of Series X Preferred Stock, and (ii) warrants (“Private Placement Warrants”) exercisable for an aggregate of 108,208,500 shares of Common Stock at an exercise price of $0.2311 per share, for a combined purchase price of $231.10 per share of Series X Preferred Stock and accompanying Private Placement Warrant, for aggregate gross proceeds to the Company of approximately $50,000,000 before deducting placement agent fees and other offering expenses. The closing of the Private Placement occurred on March 15, 2024.

•        RBC Capital Markets and Laidlaw & Company (UK) Ltd. acted as placement agents (the “Placement Agents”) for the Private Placement. As partial compensation for their services as placement agents, the Company issued warrants to the Placement Agents (“Placement Agent Warrants,” and collectively with the Merger Warrants and the Private Placement Warrants, the “Warrants”) exercisable for up to an aggregate of 9,523,809 shares of Common Stock at an exercise price of $0.2311 per share.

•        The consummation of the Private Placement was subject to the satisfaction or waiver of, among other customary closing conditions, the accuracy of the representations and warranties in the Purchase Agreement, the compliance by the parties with the covenants in the Purchase Agreement, the absence of any legal order barring the Private Placement, no suspension in the trading of the Common Stock and the occurrence of the Acquisition Closing. The parties were also provided with customary termination rights, and the Purchase Agreement was subject to automatic termination in the event that (i) the Private Placement had not been consummated on or prior to 5:00 P.M., New York City time, on the 15th day following the date of the Purchase Agreement or (ii) the Merger Agreement was terminated in accordance with is terms.

•        The Company made certain covenants under the Purchase Agreement, including, among others the following:

•        the Company may not effect any conversion of the Series X Preferred Stock or exercise of the Private Placement Warrants issued in connection with the Private Placement that would result in the holder thereof beneficially owning a number of shares of Common Stock in excess of its respective beneficial ownership limitation (“Beneficial Ownership Limitation”), to initially be set at the discretion of each Investor to a percentage between 0% and 19.999% of the number of shares of the Common Stock outstanding or deemed to be outstanding as of the applicable measurement date, and to be set at 19.999% for any Investor that does not make such designation;

•        the Company is required to hold a meeting of stockholders within 150 days of the closing of the Private Placement for the purpose of obtaining stockholder approval of (i) the conversion of all issued and outstanding shares of Series X Preferred Stock into shares of Common Stock and (ii) the exercise of all Private Placement Warrants and Placement Agent Warrants into Common Stock, and use its reasonable best efforts to solicit its stockholders’ approval of such resolution and to cause the Board to recommend to the stockholders that they approve such resolution; and

•        the Company may not effect certain issuances of securities until 30 days after the later of (i) the date on which the Company’s stockholders approve the conversion of the Series X Preferred Stock and the exercise of the Private Placement Warrants and Placement Agent Warrants and (ii) the effective date of the resale registration statement to be filed with respect to the securities issued in the Acquisition and the Private Placement, subject to certain exceptions, and may not effect any variable rate transactions until the date that is the earlier of (a) nine months from the closing of the Private Placement or (b) the date on which no securities issued in the Private Placement, Placement Agent Warrants or shares of Common Stock underlying such securities are outstanding.

v

•        The Investors made certain covenants under the Purchase Agreement, including, among others, that no Investor may effect any conversion of its Series X Preferred Stock or exercise of its Private Placement Warrants to the extent that, after giving effect to such attempted conversion or exercise, such Investor would beneficially own a number of shares of Common Stock in excess of such Investor’s Beneficial Ownership Limitation, as may be increased or decreased by the Investor from time to time to any other percentage not in excess of 19.999%.

•        On March 6, 2024, in connection with the Purchase Agreement, the Company entered into a registration rights agreement with the Investors with respect to the securities issued in connection with the Acquisition and the Private Placement.

•        At the Annual Meeting, the Company is requesting that its stockholders vote on the following proposals:

1.      To approve the conversion of 256,887 shares of Series X Preferred Stock and the exercise of the Warrants, in accordance with Section 713 of the NYSE American Listed Company Guide;

2.      To approve the amendment and restatement of the Company’s 2019 Omnibus Long-Term Incentive Plan;

3.      To approve an amendment to our amended and restated certificate of incorporation, as amended, to increase the number of authorized shares of the Common Stock from one hundred and twenty million (120,000,000) shares of Common Stock to seven hundred fifty million (750,000,000) shares of Common Stock;

4.      To elect two Class I directors to serve until the 2027 annual meeting of stockholders, and in each case, until their successors are duly elected and qualified;

5.      To approve, on a nonbinding advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and the narrative discussion related thereto;

6.      To conduct a nonbinding advisory vote on the frequency (every one, two or three years) of future advisory votes on the compensation of the Company’s named executive officers;

7.      To authorize the Board to amend our amended and restated certificate of incorporation, as amended, to effect one reverse stock split of our outstanding Common Stock at any ratio between 1-for-5 and 1-for-10 at such time as our Board shall determine, in its sole discretion, any time before July 9, 2025;

8.      To ratify the appointment of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024;

9.      To approve the adjournment or postponement of the Annual Meeting, if necessary, to continue to solicit votes for Proposals No. 1 through 8; and

10.    To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

Please see the sections entitled “Proposal No. 1 — The Conversion Proposal,” “Proposal No. 2 — The Incentive Plan Proposal,” “Proposal No. 3 — The Charter Amendment Proposal,” “Proposal No. 4 — The Director Election Proposal,” “Proposal No. 5 — The Say-on-Pay Proposal,” “Proposal No. 6 — The Say-on-Frequency Proposal,” “Proposal No. 7 — The Reverse Stock Split Proposal,” “Proposal No. 8 — The Auditor Ratification Proposal” and “Proposal No. 9 — The Adjournment Proposal.” The Conversion Proposal and the Incentive Plan Proposal are conditioned upon stockholders’ approval of the Charter Amendment Proposal.

•        The Acquisition and Private Placement involve numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS OF BIOMX

BIOMX INC.

22 Einstein St., 4th Floor

Ness Ziona 7414003, Israel

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 9, 2024

This proxy statement contains information about the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of BiomX Inc., which will be held online on July 9, 2024 at 8:00 a.m. Eastern Time. You may attend the meeting virtually via the Internet at https://www.virtualshareholdermeeting.com/PHGE2024, where you will be able to vote electronically. The board of directors of BiomX Inc. (the “BiomX Board” or the “Board”) is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “BiomX,” “we,” “us,” and “our” refer to BiomX Inc. The mailing address of our principal executive offices is BiomX Inc., 22 Einstein St., 4th Floor, Ness Ziona 7414003, Israel.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board with respect to each of the matters set forth in the accompanying Notice of 2024 Annual Meeting of Stockholders. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

At the Annual Meeting, BiomX will ask its stockholders to:

•        approve the conversion of 256,887 shares of our Series X Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Series X Preferred Stock”), and the Merger Warrants, the Private Placement Warrants and the Placement Agent Warrants (each as defined below, and collectively, the “Warrants”) into shares of our common stock, par value $0.0001 per share (“Common Stock”), issued in the acquisition of Adaptive Phage Therapeutics, Inc., a Delaware corporation (“APT”), which closed on March 15, 2024 (the “Acquisition”) and a concurrent private placement offering that closed on March 15, 2024 (the “Private Placement”), in accordance with Section 713 of the NYSE American LLC Listed Company Guide (“Proposal No. 1”);

•        approve the amendment and restatement of BiomX’s 2019 Omnibus Long-Term Incentive Plan (“Proposal No. 2”);

•        approve an amendment to our amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”) to increase the number of authorized shares of the Common Stock from one hundred and twenty million (120,000,000) shares of Common Stock to seven hundred fifty million (750,000,000) shares of Common Stock (“Proposal No. 3”);

•        elect two Class I directors to serve until the 2027 annual meeting of stockholders, and in each case, until their successors are duly elected and qualified (“Proposal No. 4”);

•        approve, on a nonbinding advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K (“Named Executive Officers” or “NEOs”) (“Proposal No. 5”);

•        conduct a nonbinding advisory vote (every one, two or three years) on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers (“Proposal No. 6”);

•        authorize the Board to amend our Certificate of Incorporation to effect one reverse stock split of the Company’s outstanding Common Stock, $0.0001 par value per share, at any ratio between 1-for-5 and 1-for-10 at such time as the Board shall determine, in its sole discretion, any time before July 9, 2025 (“Proposal No. 7”);

•        ratify the appointment of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024 (“Proposal No. 8”); and

•        BiomX will ask its stockholders to approve the adjournment or postponement of the Annual Meeting, if necessary, to continue to solicit votes for the above-mentioned proposals (“Proposal No. 9”).

After careful consideration, the Board has approved the proposals referred to above, and has determined that they are advisable, fair and in the best interests of BiomX’s stockholders. Accordingly, the Board recommends that stockholders vote “FOR” Proposal No. 1, “FOR” Proposal No. 2, “FOR” Proposal No. 3, “FOR” each director nominee for Proposal No. 4, “FOR” Proposal No. 5, “EVERY THREE YEARS” for Proposal No. 6, “FOR” Proposal No. 7, “FOR” Proposal No. 8 and “FOR” Proposal No. 9, if necessary to solicit additional proxies if there are not sufficient votes to approve Proposals No. 1 through 8.

Your vote is important. Whether or not you expect to attend the virtual Annual Meeting, please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage paid envelope to ensure that your shares will be represented and voted at the Annual Meeting. You can also vote your shares via the internet or by telephone as provided in the instructions set forth in the enclosed proxy card. If you hold your shares in “street name” through a broker, you should follow the procedures provided by your broker.

We thank you for your consideration and continued support.

Yours sincerely,
/s/ Jonathan Solomon
Jonathan Solomon
Chief Executive Officer

This proxy statement is dated June 17, 2024 and is first being mailed to stockholders on or about June 17, 2024.

BIOMX INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The following section provides answers to frequently asked questions about the Annual Meeting. This section, however, only provides summary information. These questions and answers may not address all issues that may be important to you as a stockholder. You should carefully read this entire proxy statement, including each of the annexes.

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

On or about June 17, 2024, we will begin mailing our proxy materials, including the Notice of the Annual Meeting, this proxy statement, our 2023 Annual Report and the accompanying proxy card or, for shares held in street name (i.e. held for your account by a broker or other nominee), a voting instruction form.

How do I attend the Annual Meeting?

The meeting will be held entirely online on July 9, 2024 at 8:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/PHGE2024. Directions to the annual meeting may be found at www.biomx.com. Information on how to vote at the virtual Annual Meeting is discussed below.

Who is soliciting my vote?

Our Board is soliciting your vote for the Annual Meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting (the “Record Date”) is the close of business on May 28, 2024.

How many votes can be cast by all stockholders?

There were 69,806,440 shares of our Common Stock outstanding on June 12, 2024, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each outstanding share of our Common Stock is entitled to one vote on each matter considered at the Annual Meeting. 256,887 shares of our Series X Preferred Stock were outstanding as of June 12, 2024, none of which are entitled to vote with respect to any matters to be acted upon at the Annual Meeting.

Of the shares of our Common Stock issued and outstanding and entitled to vote, 9,164,968 shares of Common Stock were issued in the Acquisition and are not entitled to vote on Proposal No. 1 and Proposal No. 3 (collectively, the “Transaction Proposals”) for purposes of the NYSE American LLC (“NYSE American”) rules. The Company anticipates that these 9,164,968 shares of Common Stock will be voted in favor of the Transaction Proposals for purposes of adopting the proposals under Delaware law. However, to comply with NYSE American rules, BiomX will instruct the inspector of elections to conduct a separate tabulation that excludes 9,164,968 shares from the total number of shares voted in favor of each of the Transaction Proposals for purposes of determining whether these proposals have been adopted.

How do I vote?

By Internet at the Annual Meeting.

Instructions on how to attend and vote at the Annual Meeting are described at https://www.virtualshareholdermeeting.com/PHGE2024, although BiomX encourages you to vote by proxy at your earliest convenience to ensure your shares are represented, in case you later decide not to attend the Annual Meeting virtually. Stockholders will need their unique 16-digit control number that accompanied the proxy materials. A technical support telephone number will be posted on the log-in page of https://www.virtualshareholdermeeting.com/PHGE2024 that you can call if you encounter any difficulties accessing the virtual meeting during the check-in or during the Annual Meeting.

By Proxy

If your shares are held directly in your own name, and you received printed copies of the proxy materials, you may vote your shares by mail by completing, signing and dating the proxy card. To vote over the internet or by telephone, you should refer to your proxy card for instructions.

If your shares are held in street name, meaning registered in the name of your broker, bank or other nominee, you should vote your shares by following the instructions from your broker, bank or other nominee.

To ensure your shares are voted by proxy, proxies submitted by Internet or by telephone should be received by the cutoff time of 5:00 p.m. Eastern Time on July 8, 2024. Proxies submitted by mail must be received before the start of the Annual Meeting.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this proxy statement.

What shares are included on a proxy card or voting instruction form?

Each proxy card or voting instruction form represents the shares registered to you as of the close of business on the Record Date. You may receive more than one proxy card or voting instruction form if you hold your shares in multiple accounts, some of your shares are registered directly in your name with our transfer agent, or some of your shares are held in street name through a broker, bank, or other nominee. Please vote the shares on each proxy card or voting instruction form to ensure that all of your shares are counted at the Annual Meeting.

What if I have shares registered in my name and don’t vote on a particular matter when returning a proxy card?

Properly signed proxy cards received before the close of voting at the Annual Meeting will be voted according to the directions provided. If a signed proxy card is returned without stockholder direction on a matter, the shares will be voted as recommended by the Board.

Can I change my vote?

Stockholder of Record: Shares Registered in Your Name

If your shares are registered directly in your name, you may change your vote or revoke your proxy by:

•        delivering written notice to our Corporate Secretary or sent to our principal executive offices at BiomX Inc., 22 Einstein St., 4th Floor, Ness Ziona 7414003, Israel, Attention: Corporate Secretary at any time before the close of voting at the Annual Meeting;

•        submitting a later dated proxy over the internet or by telephone in accordance with the instructions in the proxy card; or

•        voting your shares electronically during the Annual Meeting.

If your shares are held in street name, you should contact your broker, bank or other nominee to change your vote or revoke your proxy.

How do I revoke my proxy?

You may revoke your proxy by (1) following the instructions on the proxy card and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet or by telephone by the cutoff time of 5:00 p.m. Eastern Time on July 8, 2024, (2) attending and voting at the virtual Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at BiomX Inc., 22 Einstein St., 4th Floor, Ness Ziona 7414003, Israel, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our amended and restated bylaws (the “Bylaws”) provide that one-third (1/3) of the stock issued and outstanding and entitled to vote, present at the virtual meeting or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and “broker non-votes” (if any) are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

What proposals will be voted on at the Annual Meeting?

There are eight proposals scheduled to be voted on at the meeting:

1.      Approval of the issuance of shares of Common Stock upon conversion of 256,887 shares of the Series X Preferred Stock and the Warrants in accordance with Section 713 of the NYSE American Listed Company Guide (“Proposal No. 1,” or the “Conversion Proposal”).

2.      To approve the amendment and restatement of BiomX’s 2019 Omnibus Long-Term Incentive Plan (“Proposal No. 2,” or the “Incentive Plan Proposal”).

3.      To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of the Common Stock from one hundred and twenty million (120,000,000) shares of Common Stock to seven hundred fifty million (750,000,000) shares of Common Stock. (“Proposal No. 3,” or the “Charter Amendment Proposal”).

4.      To elect two Class I directors to serve until the 2027 annual meeting of stockholders, and in each case, until their successors are duly elected and qualified (“Proposal No. 4,” or the “Director Election Proposal”).

5.      To approve, on a nonbinding advisory basis, the compensation of the Company’s Named Executive Officers (“Proposal No. 5,” or the “Say-On-Pay Proposal”).

6.      To conduct a nonbinding advisory vote on the frequency (every one, two or three years) of future advisory votes on the compensation of the Company’s Named Executive Officers (“Proposal No. 6,” or the “Say-On-Frequency Proposal”).

7.      To authorize the Board to amend our Certificate of Incorporation to effect one reverse stock split of our outstanding Common Stock at any ratio between 1-for-5 and 1-for-10 at such time as our Board of Directors shall determine, in its sole discretion, any time before July 9, 2025 (“Proposal No. 7,” or the “Reverse Stock Split Proposal”).

8.      To ratify the appointment of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024 (“Proposal No. 8,” or the “Auditor Ratification Proposal”).

9.      Approval of, if necessary, the adjournment or postponement of the Annual Meeting, to continue to solicit votes for Proposals No. 1 through 8 (“Proposal No. 9,” or the “Adjournment Proposal”).

What vote is required to approve each item at the Annual Meeting?

You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 5, Proposal No. 7, Proposal No. 8 and Proposal No. 9. You may vote “FOR” or “WITHHOLD” with respect to each director nominee for Proposal No. 4. You may vote “EVERY ONE YEAR,” “EVERY TWO YEARS,” “EVERY THREE YEARS” or “ABSTAIN” on Proposal No. 6. Under our Bylaws, any proposal other than an election of directors is decided by the vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote on the question, unless the question is one upon which by express provision of law, our Certificate of Incorporation or our Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Pursuant to the NYSE American Listed Company Guide, a “FOR” vote of a majority of votes cast is required to approve (i) the sale, issuance, or potential issuance by an issuer of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock or (ii) a material amendment to a stock option or purchase plan or other equity compensation arrangement pursuant to which options or stock may be acquired by officers, directors, employees, or consultants (an “Incentive Plan”).

Proposal No. 1 requires the affirmative vote of the holders of a majority of the stock of the Company which is represented in person or by proxy at the Annual Meeting and entitled to vote on the question (subject to the separate tabulation of votes described in “Questions and Answers About the Annual Meeting — How many votes can be cast by all stockholders?”).

Proposal No. 2 requires the affirmative vote of the holders of a majority of the stock of the Company which is represented in person or by proxy at the Annual Meeting and entitled to vote on the question.

Proposal No. 3 requires that the votes cast “FOR” Proposal No. 3 exceed the votes cast “AGAINST” Proposal No. 3 (subject to the separate tabulation of votes described in “Questions and Answers About the Annual Meeting — How many votes can be cast by all stockholders?”).

Under Proposal No. 4, director nominees will be elected by a plurality of votes cast, which means that the director nominees receiving the highest number of votes will be elected.

Proposal No. 5 requires the affirmative vote of the holders of a majority of the stock of the Company which is represented in person or by proxy at the Annual Meeting and entitled to vote on the question.

Under Proposal No. 6, the frequency of future advisory votes on executive compensation will be approved by a plurality vote of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the question, such that the option receiving the most votes will be considered the recommendation of the stockholders.

Proposal No. 7 requires that the votes cast “FOR” Proposal No. 7 exceed the votes cast “AGAINST” Proposal No. 7.

Proposal No. 8 requires the affirmative vote of the holders of a majority of the stock of the Company which is represented in person or by proxy at the Annual Meeting and entitled to vote on the question.

Proposal No. 9 requires the affirmative vote of a majority of the stockholders present in person or represented by proxy at the meeting and entitled to vote, though less than a quorum (for the purpose of soliciting additional proxies to approve Proposals No. 1 through 8).

How is the vote counted?

If your shares are registered directly in your name, you are a “stockholder of record” who may vote at the meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by voting over the Internet, by telephone, by returning your proxy or by voting online during the Annual Meeting at https://www.virtualshareholdermeeting.com/PHGE2024.

If your shares are held in an account at a bank or at a brokerage firm or other nominee holder, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your bank, broker or other nominee who is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares and to participate in the Annual Meeting. You should receive a proxy card and voting instructions with these proxy materials from that organization rather than from us. You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares and whether they permit Internet or telephone voting. Follow the instructions from your bank, broker or other nominee included with these proxy materials, or contact your bank, broker or other nominee to request a proxy form. We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions.

If you hold shares through a bank, broker or other intermediary firm, the intermediary firm is subject to certain New York Stock Exchange, or NYSE, rules regarding voting. Under NYSE rules, Proposals No. 7 and 8 are considered “routine” items. This means that an intermediary firm may vote in its discretion on behalf of clients who have not furnished voting instructions on those proposals at least 10 days before the date of the Annual Meeting. In contrast, Proposals No. 1, 2, 3, 4, 5, 6, and 9 are each a non-discretionary item. Intermediary firms that have not received voting instructions from their clients on this item may not vote on Proposals No. 1, 2, 3, 4, 5, 6, or 9. A “broker non-vote” on a proposal results when shares are deemed present at the Annual Meeting but the shares are not voted because the proposal is a non-discretionary item and the intermediary firm has not received instructions from its client. A broker non-vote will have no effect on the outcome of Proposals No. 1, 2, 3, 4, 5, 6, and 9. Because the authorization of the Board to amend the Certificate of Incorporation to effect one reverse stock split of our outstanding Common Stock and the ratification of the independent registered public accounting firm are considered routine matters, your bank, broker, trustee or other nominee, as the case may be, may vote your shares without your instruction with respect to Proposals No. 7 and 8 unless you instruct your them otherwise. If a bank, broker, trustee or other nominee does not exercise this authority, such broker non-votes will have no effect on the results of the vote on these proposals.

Abstentions, if any, would have no effect on the vote for Proposals No. 3, 6 and 7 and the same effect as a vote “AGAINST” Proposals No. 1, 2, 5, 8 and 9. Abstentions are not applicable to Proposal No. 4. Abstentions and broker non-votes are counted as shares present and entitled to vote for the purpose of determining whether a quorum is present.

Are the proposals conditioned on one another?

Both Proposal No. 1 and Proposal No. 2 are conditioned on the approval of Proposal No. 3. In the event Proposal No. 3 is not approved, BiomX will not be able to implement the actions proposed under Proposal No. 1 or Proposal No. 2.

Do I Have Appraisal Rights?

Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware (“DGCL”) with respect to any of the proposals being voted on.

Who pays the cost for soliciting proxies?

We will bear the cost of soliciting proxies, including the printing, mailing and filing of this proxy statement, the proxy card and any additional information furnished to stockholders. You will need to obtain your own internet access if you choose to access the proxy materials and/or vote over the internet. BiomX may use the services of its directors, officers and other employees to solicit proxies from BiomX’s stockholders without additional compensation. Arrangements will also be made with banks, brokers, nominees, custodians and fiduciaries who are record holders of Common Stock for the forwarding of solicitation materials to the beneficial owners of Common Stock. BiomX will reimburse these banks, brokers, nominees, custodians and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

How can I know the voting results?

We plan to announce the final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

Who can provide me with additional information and help answer my questions?

If you would like additional copies, without charge, of this proxy statement or if you have questions about the proposals being considered at the Annual Meeting, including the procedures for voting your shares, you should contact BiomX’s Corporate Secretary, by telephone at (972) 72 394 2377.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains express or implied “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements with respect to: future product development plans; stockholder approval of the conversion of 256,887 shares of the Series X Preferred Stock and the exercise of the Warrants and other matters related to the Acquisition, the Private Placement and matters described in this proxy statement. Forward-looking statements can be identified by words such as: “continue,” “intend,” “target,” “believe,” “expect,” “will,” “may,” “might,” “anticipate,” “estimate,” “would,” “positioned,” “future,” “could,” “should,” “plan,” “potential,” “predict,” “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s management’s current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of BiomX’s control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements, as a result of various important factors, including risks and uncertainties related to the ability to recognize the anticipated benefits of the Acquisition, the outcome of any legal proceedings that may be instituted against BiomX, the ability to obtain or maintain the listing of the Common Stock on NYSE American, costs related to the Acquisition, changes in applicable laws or regulations, the possibility that BiomX may be adversely affected by other economic, business, and/or competitive factors, including risks inherent in pharmaceutical research and development, such as: adverse results in BiomX’s drug discovery, preclinical and clinical development activities, the risk that the results of preclinical studies and early clinical trials may not be replicated in later clinical trials, BiomX’s ability to enroll patients in its clinical trials, and the risk that any of its clinical trials may not commence, continue or be completed on time, or at all, decisions made by the U.S. Food and Drug Administration (“FDA”) and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies with respect to the Company’s development candidates, its ability to obtain, maintain and enforce intellectual property rights for its platform and development candidates, its potential dependence on collaboration partners, competition, uncertainties as to the sufficiency of BiomX’s cash resources to fund its planned activities for the periods anticipated and BiomX’s ability to manage unplanned cash requirements, and general economic and market conditions. Therefore, investors should not rely on any of these forward-looking statements and should review the risks and uncertainties described under the caption “Risk Factors” in BiomX’s Annual Report on Form 10-K filed with the SEC on April 4, 2024, and additional disclosures BiomX makes in its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this proxy statement, and except as provided by law BiomX expressly disclaims any obligation or undertaking to update forward-looking statements, whether as result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Corporate Information

We were incorporated as a blank check company on November 1, 2017, under the laws of the state of Delaware, for the purpose of entering into a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. On October 29, 2019, BiomX merged with BiomX Israel, who survived the merger as a wholly owned subsidiary of BiomX (the “Business Combination”). BiomX acquired all outstanding shares of BiomX Israel in the Business Combination. In exchange, shareholders of BiomX Israel received 15,069,058 shares of BiomX Common Stock, representing 65% of the total shares issued and outstanding after the acquisition (“Recapitalization Transaction”). BiomX Israel was deemed the “accounting acquirer” due to the largest ownership interest in BiomX. BiomX’s shares of Common Stock, units, and warrants are traded on NYSE American under the symbols PHGE, PHGE.U, and PHGE.WS, respectively. On February 6, 2020, BiomX’s Common Stock also began trading on the Tel-Aviv Stock Exchange. On July 6, 2022, BiomX announced a voluntary delisting of its shares of Common Stock from the Tel-Aviv Stock Exchange which became effective on October 6, 2022. On May 23, 2024, we received a notification from NYSE American that we are no longer in compliance with NYSE American’s continued listing standards. Such notice provides that we must submit a plan of compliance by June 22, 2024, addressing how it intends to regain compliance with the continued listing standards by November 23, 2025. Such notice has no immediate impact on the listing of our Common Stock, which will continue to be listed and traded on NYSE American during this period, subject to our compliance with the other listing requirements of NYSE American. We have begun to prepare our plan for submission to NYSE American by the June 22, 2024 deadline. See “Risk Factors — Our failure to meet the continued listing requirements of NYSE American could result in a delisting of our Common Stock.” Our principal executive offices are located at 22 Einstein St., 4th Floor, Ness Ziona 7414003, Israel, and our telephone number is (972) 72 394 2377. Our website address is https://www.biomx.com. The information contained in, or accessible through, our website does not constitute part of this proxy statement. We have included our website address in this proxy statement solely as an inactive textual reference.

PROPOSALS

PROPOSAL NO. 1:

CONVERSION PROPOSAL

Overview

On March 6, 2024, BiomX entered into (i) an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, BTX Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“First Merger Sub”), BTX Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Second Merger Sub”), and APT, and (ii) a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”). Pursuant to the Merger Agreement, First Merger Sub merged with and into APT, with APT being the surviving corporation and becoming a wholly owned subsidiary of the Company (the “First Merger”). Immediately following the First Merger, APT merged with and into Second Merger Sub, pursuant to which Second Merger Sub became the surviving entity (together with the First Merger, the “Acquisition”). The consummation of the Acquisition (the “Acquisition Closing”) occurred on March 15, 2024, substantially simultaneously with the consummation of the private placement of BiomX’s Series X Preferred Stock (the “Private Placement”) pursuant to the Purchase Agreement and the authorization by NYSE American of the shares of BiomX’s Common Stock to be issued in the Acquisition.

Pursuant to the Merger Agreement, the Company has agreed to submit to its stockholders for their consideration the approval of the conversion of 256,887 shares of the Series X Preferred Stock and the exercise of the Warrants into shares of Common Stock in accordance with the rules of NYSE American. Section 713 of the NYSE American Listed Company Guide requires stockholder approval of transactions involving the issuance of 20% or more of a company’s outstanding shares or voting power. Conversion or exercise, as applicable, of all of the Series X Preferred Stock and Warrants would result in an issuance of 20% or more of BiomX’s outstanding shares.

Background of the Proposal

Overview of Series X Preferred Stock

We issued 40,470 shares of Series X Preferred Stock in the Acquisition (the “Acquisition Preferred Stock”) and 216,417 shares of Series X Preferred Stock in the Private Placement (the “Private Placement Preferred Stock”). The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series X Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of the Series X Preferred Stock (the “Certificate of Designation”), which was filed with the Secretary of State of the State of Delaware prior to the Acquisition Closing. An aggregate of up to 256,887,000 shares of Common Stock are issuable upon conversion of the above-described Series X Preferred Stock, assuming the approval of Proposal No. 1 and subject to certain beneficial ownership limitations.

Subject to stockholder approval and certain beneficial ownership limitations set by each holder of Series X Preferred Stock, each share of Series X Preferred Stock will automatically convert into approximately 1,000 shares of Common Stock, subject to certain limitations. This Proposal No. 1 would provide the necessary approval to permit such conversion, subject to certain limitations.

Shares Issuable Upon Conversion

Set forth below is a table summarizing the issued and outstanding Series X Preferred Stock and the number of shares of Common Stock that are potentially issuable upon conversion of the Series X Preferred Stock. The sale into the public market of the underlying Common Stock could materially and adversely affect the market price of our Common Stock. See “Risk Factors.”

	Series X Preferred Stock Issued and Outstanding	Common Stock (as converted)
Acquisition	40,470	40,470,000
Private Placement	216,417	216,417,000
Total	256,887	256,887,000

Description of Series X Preferred Stock

Conversion.    Following stockholder approval of this Proposal No. 1, each share of Series X Preferred Stock will automatically convert into 1,000 shares of Common Stock, subject to certain beneficial ownership limitations, including that a holder of Series X Preferred Stock is prohibited from converting shares of Series X Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with any person whose beneficial ownership would be aggregated with such holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) would beneficially own more than a specified percentage to be established by the holder between 0% and 19.99% of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.

Dividends and Voting Rights.    Holders of Series X Preferred Stock are entitled to receive dividends on shares of Series X Preferred Stock equal to, on an as-if-converted-to-Common-Stock basis, and in the same form as, dividends actually paid on shares of the Common Stock. Except as otherwise required by law or with respect to the Series X Preferred Stock protective provisions set forth in the Certificate of Designations, the Series X Preferred Stock does not have voting rights.

Restrictions.    The Certificate of Designation contains certain covenants of the Company that are customary for documents of this type, including restrictions on (i) consummating Fundamental Transactions (as defined in the Certificate of Designation), or (ii) reclassifying the outstanding Common Stock, including but not limited to a stock dividend or reverse stock split, in each case prior to the stockholder approval of the Conversion Proposal without the affirmative vote or written approval, agreement or waiver of the holders of 70% of the then outstanding shares of the Series X Preferred Stock (the “Requisite Holders”).

Liquidation and Dissolution.    The Series X Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of the Company.

Beneficial Ownership Limitations.    Our Series X Preferred Stock is subject to certain beneficial ownership limitations, including that a holder of Series X Preferred Stock is prohibited from converting shares of Series X Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with any person whose beneficial ownership would be aggregated with such holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act would beneficially own more than own more than a specified percentage to be established by the holder between 0% and 19.99% of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.

Approval Deadline; Cash Settlement.    In the event the Series X Preferred Stock is not convertible pursuant to the terms of the Certificate of Designation by the earlier to occur of (i) such time as this Annual Meeting is ultimately concluded or (b) five months after the initial issuance of the Series X Preferred Stock (the “Deadline Date”), upon written request by the Requisite Holders, the Company shall be required to pay to each holder of Series X Preferred Stock an amount in cash equal to the fair value of the shares of Series X Preferred Stock held by such holder, based on an average of the daily volume weighted average price of the Common Stock for the 30 trading days ending on (i) the first trading day prior to the Annual Meeting or (ii) the Deadline Date.

Overview of Warrants

Pursuant to the terms of the Merger Agreement, we issued warrants exercisable for an aggregate of 2,166,497 shares of Common Stock at an exercise price of $5.00 per share as merger consideration to APT Stockholders (“Merger Consideration Warrants”). Pursuant to an amendment, dated March 5, 2024 (the “Lease Amendment”), to a lease agreement by and between APT and the landlord of APT (the “Landlord”), we issued a warrant bearing substantially the same terms as the Merger Consideration Warrants to purchase an aggregate of 250,000 shares of Common Stock to the Landlord (the “Landlord Warrant,” and together with the Merger Consideration Warrants, the “Merger Warrants”). Pursuant to the Purchase Agreement, we issued warrants exercisable for an aggregate of 108,208,500 shares of Common Stock at an exercise price of $0.2311 per share in the Private Placement (the “Private Placement Warrants”). In addition, as partial compensation for their services as placement agents for the Private Placement (the “Placement Agents”), we issued Placement Agent Warrants (“Placement Agent Warrants,” and collectively with the Merger Warrants and the Private Placement Warrants, the “Warrants”) exercisable for up to an aggregate of 9,523,809 shares of Common Stock at an exercise price of $0.2311 per share to RBC Capital Markets (“RBC”) and Laidlaw & Company (UK) Ltd. (“Laidlaw”). An aggregate of 120,148,806 shares of Common Stock are issuable upon conversion of the above-described Warrants, assuming the approval of Proposal No. 1 and subject to certain beneficial ownership limitations.

Shares Issuable upon Exercise of Warrants

Set forth below is a table summarizing the exercise price and number of shares of Common Stock that are potentially issuable upon conversion of the Warrants. The sale into the public market of the underlying Common Stock could materially and adversely affect the market price of our Common Stock. See “Risk Factors.”

	Exercise Price	Common Stock (as exercised)
Merger Warrants	$5.00	2,416,497
Private Placement Warrants	$0.2311	108,208,500
Placement Agent Warrants	$0.2311	9,523,809
Total	N/A	120,148,806

Description of Merger Warrants

The Merger Warrants may be exercised at any time following the approval of the Transaction Proposals and prior to their expiration on January 28, 2027. The exercise price of the Merger Warrants is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like. There is no established public trading market for the Merger Warrants and the Company does not intend to list the Merger Warrants on any national securities exchange or nationally recognized trading system.

The foregoing description of the Merger Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Warrant, the form of which is attached as Annex H to this proxy statement.

Description of Private Placement Warrants

The Private Placement Warrants may be exercised at any time following stockholder approval of the Transaction Proposals at an exercise price of $0.2311 and will expire on the 24-month anniversary of the date on which they are first exercisable. The exercise price of the Private Placement Warrants is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like.

The foregoing description of the Private Placement Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Private Placement Warrant, the form of which is attached as Annex I to this proxy statement.

Description of Placement Agent Warrants

The terms of the Placement Agent Warrants are substantially the same as those of the Private Placement Warrants, except that the Placement Agent Warrants may, at the election of the holders thereof, be exercised either for cash or on a cashless basis, without regard to whether the shares underlying the Placement Agent Warrants have been registered for issuance or resale under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the Placement Agent Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Placement Agent Warrant, the form of which is attached as Annex J to this proxy statement.

Reasons for the Proposal

Our Common Stock is listed on NYSE American, and, as such, we are subject to the applicable rules of the New York Stock Exchange, including Section 713 of the NYSE American Listed Company Guide, which requires stockholder approval in connection with the acquisition of another company if the NYSE American-listed company will issue more than 20% of its common stock. For purposes of Section 713 of the NYSE American Listed Company Guide, the issuance of any Common Stock in connection with the Acquisition and the Private Placement would be aggregated together. Thus, in order to permit the issuance of Common Stock upon conversion of the Series X Preferred Stock and exercise of the Warrants, we must first obtain stockholder approval of this conversion.

Consequences of Not Approving the Proposal

If our stockholders do not approve this proposal, we will not be able to effect the conversion of the Series X Preferred Stock or the exercise of the Warrants. If our stockholders do not approve the conversion of the Series X Preferred Stock within 150 days of the initial issuance of the Series X Preferred Stock, then upon written request by the Requisite Holders, we will be required to pay each holder of Series X Preferred Stock an amount in cash equal to the fair value of the shares of Series X Preferred Stock held by such holder, as described in the Certificate of Designation for the Series X Preferred Stock. We do not expect that we would have sufficient liquidity to settle a significant amount of the Series X Preferred Stock if required to do so. Additionally, if our stockholders do not approve this proposal, we are required pursuant to the Merger Agreement to use our reasonable best efforts to adjourn this Annual Meeting one or more times to a date or dates no more than 30 days after the scheduled date for this Annual Meeting, and to obtain such approval at such time. If this Annual Meeting is not so adjourned, and/or if the approval of this proposal is not then obtained, we are required pursuant to the Merger Agreement to use our reasonable best efforts to obtain such approval as soon as practicable thereafter, and in any event to hold a special meeting of stockholders within four months after this Annual Meeting and to hold an annual meeting or special meeting of our stockholders, at which a vote of the stockholders to approve this proposal will be solicited and taken, at least once every four months until we obtain approval of this proposal.

Consequences of Approving the Proposal

If our stockholders approve this proposal, all stockholders other than the Investors, who are set forth on Annex L to this proxy statement, will immediately experience significant dilution. Immediately prior to the consummation of the Acquisition and the Private Placement, the Investors beneficially owned an aggregate of 49.2% of BiomX’s Common Stock (not giving effect to any applicable beneficial ownership limitations). In the event this proposal and Proposal No. 3 are approved, the Series X Preferred Stock fully converts into shares of Common Stock and the Warrants held by the Investors are fully exercised, the Investors will beneficially own an aggregate of 92.9% of the Company’s Common Stock (not giving effect to any applicable beneficial ownership limitations).

Interests of Certain Persons in the Proposal

When you consider our Board’s recommendation to vote in favor of this proposal, you should be aware that certain of our directors, officers and existing stockholders may have interests that may be different from, or in addition to, the interests of other of our stockholders. In particular, the Cystic Fibrosis Foundation (“CFF”), Deerfield Healthcare Innovations Fund II, L.P. (“Deerfield Healthcare Innovations”), Deerfield Private Design Fund V, L.P. (“Deerfield Private Design,” and collectively with Deerfield Healthcare Innovations and Deerfield Management Company, L.P., “Deerfield”), AMR Action Fund, L.P., Telmina Limited (“Telmina”) and an affiliate of OrbiMed Israel GP Ltd. (“OrbiMed”), each of whom beneficially owns more than 5% of our Common Stock, received Warrants and shares of Series X Preferred Stock in connection with the Merger and/or the Private Placement. Additionally, Jonathan Leff, one of our directors, is an affiliate of Deerfield. Such parties will not be able to convert their shares of Series X Preferred Stock or exercise their Warrants if this proposal is not approved by our stockholders. None of these parties will, by virtue of the issuance of shares of Common Stock to which each is entitled upon conversion of their respective shares of Series X Preferred Stock and exercise of their Warrants, acquire rights to a majority of the voting power of the Company, based on the number of shares of Common Stock outstanding as of the Record Date and giving effect to the conversion of the Series X Preferred Stock and exercise of the Warrants held by such parties. Additionally, the BiomX Board anticipates granting restricted stock units with an aggregate value of $156,943 to certain of its officers, as set forth in the table below, following stockholder approval of the Charter Amendment Proposal in recognition of their efforts in connection with the Acquisition.

Officer	Proposed Equity Bonus
Avi Gabay	26,545
Jonathan Solomon	51,048
Dr. Merav Bassan	32,058
Inbal Benjamini Elran	21,236
Assaf Oron	26,055
Total	156,943

Vote Required; Recommendation of Board

Stockholder approval of this Proposal No. 1 requires a “FOR” vote of the holders of a majority of the stock of the Company which is represented in person or by proxy at the Annual Meeting and entitled to vote on the question (provided that a lawful quorum of stockholders be there represented in person or by proxy) (subject to the separate tabulation of votes described in “Questions and Answers About the Annual Meeting — How many votes can be cast by all stockholders?”). Abstentions will have the effect of a vote “AGAINST” Proposal No. 1. Broker non-votes will have no effect on Proposal No. 1.

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF, UNDER APPLICABLE NYSE AMERICAN LISTING RULES, THE ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF THE ACQUISITION PREFERRED STOCK, PRIVATE PLACEMENT PREFERRED STOCK, MERGER WARRANTS, PRIVATE PLACEMENT WARRANTS AND PLACEMENT AGENT WARRANTS.

PROPOSAL NO. 2:

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2019 OMNIBUS
LONG-TERM INCENTIVE PLAN

Overview

Pursuant to the Merger Agreement, the Company has agreed to submit to its stockholders for their consideration the approval of a new stock incentive plan or amendment to the Company’s 2019 Omnibus Long-Term Incentive Plan (the “2019 Plan” and, following its amendment and restatement, the “A&R Plan”), pursuant to which shares of Common Stock equal to 15% of the fully-diluted outstanding equity interests of the Company immediately following the Acquisition and the Private Placement (after giving effect to the conversion of the Private Placement Preferred Stock and the Acquisition Preferred Stock and the exercise of the Warrants) will be reserved for issuance to the Company’s employees, directors, consultants and other service providers.

Background of the Proposal

The 2019 Plan was originally adopted by the Board on September 17, 2019 and subsequently approved by our stockholders on October 23, 2019 and further amended on August 28, 2023.

Our Common Stock is listed on NYSE American, and, as such, we are subject to the applicable rules of the New York Stock Exchange, including Section 711 of the NYSE American Listed Company Guide, which requires stockholder approval in connection with the establishment or material amendment of an Incentive Plan. For purposes of Section 711 of the NYSE American Listed Company Guide, an amendment to an Incentive Plan to materially increase the number of shares thereunder is deemed material. Accordingly, in order to effect the A&R Plan, we must first obtain stockholder approval.

The Board has determined that it is in the best interests of us and our stockholders to seek stockholder approval of the A&R Plan. The following is a summary of the key change to the 2019 Plan, as proposed to be amended and restated hereby. This summary, however, does not purport to be a complete description of all of the provisions of the A&R Plan and is qualified in its entirety by reference to the full text of the A&R Plan, which is attached as Annex C to this proxy statement:

•        Provide for an increase in the number of shares of Common Stock reserved for issuance thereunder equal to 15% of the fully-diluted, outstanding equity interests of the Company immediately following the Acquisition and the Private Placement (after giving effect to the conversion of the Private Placement Preferred Stock and the Acquisition Preferred Stock and the exercise of the Warrants), or 78,000,000 shares; and

The Board has adopted the A&R Plan, subject to approval by our stockholders. If the proposed A&R Plan is not approved, the 2019 Plan will remain as-is.

The closing price of our Common Stock, as reported on NYSE American as of June 12, 2024, the latest practicable date prior to the filing of this proxy statement, was $0.34.

Reasons for the Proposal

As discussed above, pursuant to the Merger Agreement, the Company has agreed to submit to its stockholders for their consideration the approval of the A&R Plan, pursuant to which shares of Common Stock equal to 15% of the fully-diluted outstanding equity interests of the Company immediately following the Acquisition and the Private Placement (after giving effect to the conversion of the Private Placement Preferred Stock and the Acquisition Preferred Stock and the exercise of the Warrants) will be reserved for issuance to the Company’s employees, directors, consultants and other service providers.

We are asking our stockholders to approve the A&R Plan because, among other things, we believe that the A&R Plan is in the best interests of us and our stockholders because of the continuing need to grant equity awards to attract and retain qualified personnel and to respond to relevant market changes in equity compensation practices. If our stockholders do not approve the A&R Plan, we will be limited in our ability to continue to issue awards under the A&R Plan in numbers sufficient to attract and motivate the highly skilled employees we need to recruit and retain.

Equity compensation is a critical element of our compensation program. Offering a broad-based equity compensation program is vital to attracting and retaining highly skilled people in the highly competitive life sciences industry. We use equity awards to provide increased incentives to the eligible employees, non-employee directors and consultants who provide significant services to us and our affiliates. We believe that providing an equity stake in the future success of our business encourages our employees to be highly motivated to achieve our long-term business goals and to increase stockholder value. Their innovation and productivity are critical to our success. Accordingly, approving the A&R Plan is in the best interest of our stockholders because equity awards help us to:

•        attract, motivate and retain talented employees, directors and consultants;

•        align the interests of employees, non-employee directors and consultants with stockholder interests; and

•        link employee compensation to Company performance.

We strongly believe that approval by stockholders of the A&R Plan will assist us in our goals of attracting and retaining our most valuable asset: our employees.

Material Features of the A&R Plan

The following description of certain material features of the A&R Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the A&R Plan; therefore, the Company encourages its stockholders to review the A&R Plan for full details pertaining to its terms and conditions. For convenience, the material features of the A&R Plan are as follows:

Awards.    The A&R Plan permits the issuance of stock options to acquire shares of our Common Stock (“Options”), through outright awards of stock with or without restrictions (“Stock Grants”), or through the award of rights to receive shares of our Common Stock or cash equivalents upon satisfaction of certain restrictions (“Restricted Stock Units” or “RSUs”). We refer to the various equity compensation awards available under the A&R Plan as “Awards.” Awards under the A&R Plan are granted by, and at the discretion of, the Board or any of its committees as will be administering the A&R Plan (the “Administrator”). The Administrator has the authority to determine the terms of each Award, including any exercise or purchase price, duration and vesting conditions. Awards are documented in each case by an applicable agreement, and the individual to whom an Award is granted shall be referred to as a “Recipient”.

Options.    An Option gives the holder the right to purchase Common Stock at a price specified in the Option for a certain period of time. This allows the holder to participate in the increase in value of the Common Stock to which the Option relates without having to make an investment to purchase the Common Stock. Until an investment is made, the holder is not a stockholder with respect to the Common Stock underlying the Option and therefore cannot exercise voting rights or participate in dividends.

If the Common Stock increases in value above the exercise price specified in the Option, the holder will benefit, after exercise, to the extent of the difference between the current fair market value of the Common Stock and the exercise price, multiplied by the number of shares that can be acquired under the Option. The holder will also obtain, after exercise, the voting and dividend rights of a stockholder. If the value of the Common Stock never increases above the exercise price, then the holder loses nothing, because he or she has not made any investment in the Common Stock.

ISO and NQO.    Under the A&R Plan, the Administrator may issue incentive stock options (“ISOs”) and non-qualified stock options (“NQOs”). ISOs and NQOs are both types of stock options, but they have different U.S. federal income tax consequences upon exercise and upon a subsequent disposition of the shares. In the case of an ISO, no regular income tax applies upon exercise, and appreciation of the shares in excess of the exercise price will qualify for favorable capital gains rates provided various requirements are satisfied, including a requirement that the shares be held for at least two years after the grant of the ISO and one year after its exercise. These requirements are sometimes referred to as the ISO holding period requirements. Only an employee of the Company, certain of its parents and subsidiaries, is eligible to obtain the tax advantages of an ISO. Upon the exercise of an NQO, regular income tax applies, and only appreciation after exercise is eligible for capital gains rates. See the section below captioned “U.S. Federal Income Tax Consequences” for a more detailed discussion of U.S. tax issues.

Exercise Price of an Option.    The exercise price is the price that is paid for each share of Common Stock acquired upon the exercise of an Option. The Administrator will specify the exercise price in the Award agreement evidencing the grant of the Option (the “Stock Option Agreement”) that accompanies each Option grant. In no event will the exercise price be less than the fair market value, or, if greater, the par value, of our Common Stock on the date of grant; provided that, the exercise price of an ISO granted to any employee who owns more than 10% of the voting power of all classes of stock in the Company or a parent or subsidiary shall not be less than 110% of the fair market value of our Common Stock.

Expiration of Options.    The duration of an Option will be specified in the Stock Option Agreement but, in any case, will not be more than 10 years from the date of grant; provided that, an ISO granted to any employee who owns more than 10% of the voting power of all classes of stock in the Company or a parent or subsidiary shall not be more than five years from the date of grant. The Administrator may, in its discretion, specify a shorter duration and, in general, a termination of employment or other service relationship will result in an accelerated expiration date. Options granted under the A&R Plan typically expire on the date of termination if the termination was for Cause (as defined in the Stock Option Agreement or the A&R Plan, as applicable), one year after the date of termination in the case of death or disability, and 90 days after the date of termination if the termination occurred for any other reason, but never later than the original expiration date.

Stock Grants.    A Stock Grant is the issuance of shares of Common Stock, with or without restrictions. If restrictions are imposed, such as vesting or forfeiture restrictions, they will be set forth in the Award agreement. The vesting or forfeiture restrictions, if any, may be performance related, and the terms and conditions of the grant will be reflected in the Award agreement. A Recipient who has been issued Common Stock subject to restrictions has all of the rights of a stockholder, including the right to vote the Common Stock and the right to receive any cash dividends, unless the Administrator determines otherwise.

Restricted Stock Units.    RSUs represent the right to receive a stated number of shares of Common Stock, or the cash equivalent, at a future time. RSUs granted under the A&R Plan will be represented by an Award agreement, which may contain a vesting schedule. Because the Recipient of an RSU is not the actual owner of the underlying Common Stock until shares are delivered at settlement, the Recipient will not ordinarily be entitled to receive dividends unless a dividend equivalent is also awarded. Like an RSU, a dividend equivalent may be paid in Common Stock, cash or a combination of both, but no payment will be made prior to the time of settlement.

Performance Conditions Imposed With Respect to Stock Grants or RSUs.    The Administrator may, in its discretion, provide that the Recipient’s rights to an Award are contingent upon meeting certain pre-established performance goals during a set performance period of a minimum of 12 months. The Administrator has the sole discretion to determine which performance goals may apply to an Award. At the end of the performance period, the Administrator will determine whether or not the performance goals have been met. The Administrator may provide that less than an entire Award is payable if the goals are not fully achieved or that additional Common Stock may be awarded if the performance goals are exceeded.

The Administrator may also provide for additional vesting or holding restrictions on an Award following the end of the performance period. The following business criteria measured in the aggregate or on a per share basis (if appropriate) are available to the Administrator and approved by our stockholders for use under the A&R Plan: (i) earnings, including, but not limited to, operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share of Common Stock (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow(s); (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels; (xviii) the filing of a new drug application (“NDA,”) or the approval of the NDA by the FDA, the achievement of a launch of a new drug, and research and development milestones; (xix) entry into a collaboration, development, joint venture or licensing agreement relating to product candidates or to commercialization of products; and (xx) any combination of any of the foregoing.

Terms and Conditions Applicable to Awards.    The Administrator may specify other terms and conditions applicable to an Award in the underlying Award agreement, and, in any event, all Awards are subject to the terms of the A&R Plan. Neither the A&R Plan nor any Award agreement gives a Recipient the right to continue in employment or to continue to provide services to the Company. The A&R Plan and any Award agreement does not give the Company the right to require continued employment or service of the Recipient. The maximum annual total compensation, including the value of any Awards made pursuant to the A&R Plan (determined as of the date of grant) that may be paid or granted to a Recipient who is a member of the Board but who is not an employee during any one-year period for service on the Board is $500,000 dollars, except that limit is $750,000 during the Board member’s first year of service.

Change in Our Capitalization.    The number and kind of shares of Common Stock covered by any outstanding Awards under the A&R Plan and the exercise or purchase price (if applicable) will be appropriately adjusted for any increase or decrease in the number and kind of outstanding shares or securities resulting from a reorganization, recapitalization, exchange of shares, stock split, reverse stock split, stock dividend, combination or reclassification of shares, spin-off or other similar change in capitalization event including, without limitation, an extraordinary dividend or distribution but excluding an ordinary cash dividend. Any adjustment made by the Administrator will be conclusive and binding upon all affected persons, including the Company and all Recipients.

Change of Control.    On a Change in Control then the Administrator may provide for any combination of the following:

•        Provide for the Award to be assumed or a substantially equivalent Award to be substituted;

•        Provide for accelerated vesting, exercisability and/or delivery, as applicable, immediately prior to the Change in Control and a lapse of the Award upon occurrence of the Change in Control; and/or

•        Provide for a cash payment equivalent to what a holder of Common Stock would receive as a result of the Change in Control with respect to the Award (less any exercise or purchase price, or base amount, and any applicable withholdings) in exchange for a cancellation of the Award.

Duration of the A&R Plan.    Awards may not be granted under the A&R Plan after October 23, 2029. The A&R Plan may be terminated at any time by action of the Board, but without the consent of a Recipient (as defined below), a termination of the A&R Plan will not adversely affect a Recipient’s awards outstanding as of the date of termination.

Exchange Offers.    Subject to the stockholder approval requirements of NYSE American, the Board has the authority to grant, at its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having an exercise price equal to, lower than or higher than the exercise price of the original Option so surrendered and canceled, or another Award, and containing such other terms as the Board may prescribe in accordance with the provisions of the A&R Plan.

Administration.    Although the Board has the authority to administer the A&R Plan, the Board may also delegate its authority to the Committee. Each member of the Committee is a “non-employee director,” as that term is defined from time to time in Rule 16b-3 under the Exchange Act. The Administrator determines to whom Awards are granted under the A&R Plan, whether in the case of an option the Award is granted as an ISO or NQO, the number of shares of Common Stock that may be subject to an Award and such other terms and conditions as the Administrator shall require. The Administrator has the authority to adopt, amend and rescind any rules and regulations relating to the administration of the A&R Plan. All questions of interpretation and application of such rules and regulations of the A&R Plan and of Awards transferred or granted thereunder are subject to the determination of the Administrator, which is final and binding. With respect to Recipients subject to Section 16 of the Exchange Act, transactions under the A&R Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the A&R Plan or action by the Administrator fails to so comply, it will be deemed to be modified so as to be in compliance with such Rule, or, if such modification is not possible, it will be deemed to be null and void, to the extent permitted by law and deemed advisable by the Administrator.

Shares and Adjustments.    The A&R Plan provides that the total number of shares of our Common Stock that may be issued under it may not exceed 78,000,000 shares. Pursuant to the A&R Plan, the number of shares of our Common Stock made available under the A&R Plan will automatically increase on January 1 of each year, for a period of not more than ten years, commencing on January 1, 2020 and ending on (and including) January 1, 2029, in an amount equal to 4% of the total number of shares of our Common Stock outstanding on December 31 of the preceding calendar year. Shares issued under the A&R Plan may be authorized but unissued shares or may be treasury shares. Common Stock delivered by a Recipient to the Company in connection with the settlement of an Award or to satisfy tax withholding shall not be available for future grant, but Common Stock underlying unexercised or unvested Awards that are forfeited may generally again be available for grant under the A&R Plan. Proceeds of the sale of Common Stock under the A&R Plan will be used by us for general corporate purposes.

Amendment or Termination of the A&R Plan.    The Board may amend, suspend or terminate the A&R Plan in whole or in part at any time, subject to stockholder and/or the approval of any affected Recipient, under the rules applicable to ISOs, or otherwise pursuant to the A&R Plan or under NYSE American or other applicable securities exchange rules.

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the A&R Plan. It does not describe all federal tax consequences under the A&R Plan nor does it describe state, local or foreign tax consequences. This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations issued thereunder, and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Law Affecting Deferred Compensation. In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, stock awards, and restricted stock units are subject to Section 409A of the Code.

ISOs.    ISOs are intended to qualify for treatment as such under Section 422 of the Code. An ISO does not result in income recognition to the optionee or a deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the exercise price generally will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long-term capital gain or loss based on the difference between the disposition proceeds and the exercise price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period (referred to as a “disqualifying disposition”), the optionee will recognize ordinary income, and we will be entitled (subject to the limitations of Section 162(m) of the Code, discussed below) to a corresponding deduction, in the year of the disposition, generally equal to the excess of the fair market value of the shares on the date of exercise of the option (or the sale price of the shares sold, if less) over the exercise price. Any additional gain or loss realized on the disposition will be capital gain or loss.

Non-Qualified Stock Options.    Options that are not ISOs (designated as such at grant or options that would otherwise have qualified (but in fact fail to qualify) as ISOs, because, for example, the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000 based on the fair market value of the shares on the date of grant) are considered to be “non-qualified” stock options, not ISOs.

A non-qualified stock option ordinarily will not result in income recognition to the optionee or deduction to us at the time of grant. The optionee will recognize ordinary income at the time of exercise of a non-qualified stock option in an amount equal to the excess of the then fair market value of the shares over the exercise price per share. Compensation income of optionees will be subject to withholding (if the optionee is an employee) and employment or self-employment taxes, and a deduction (subject to the limitations of Section 162(m) of the Code, discussed below) will be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified stock option plus the amount of any corresponding ordinary income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss depending upon how long the optionee has held the shares (short-term or long-term, as applicable).

Special Rule if Option Price is Paid for in Shares.    If an optionee pays the option price of a non-qualified stock option with previously-owned shares and the transaction is not a disqualifying disposition of shares previously acquired under an ISO, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The optionee’s tax basis and holding period for these shares received will be equal to the optionee’s tax basis and holding period for the shares surrendered. The shares received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the optionee to the extent of their fair market value. The optionee’s tax basis in these shares will be equal to their fair market value on the date of exercise, and the optionee’s holding period for such shares will begin on the date of exercise.

If the use of previously acquired shares to pay the exercise price of a non-qualified stock option constitutes a disqualifying disposition of shares previously acquired under an ISO, the optionee will have ordinary income as a result of the disqualifying disposition (as discussed above) in an amount equal to the excess of the fair market value of the shares surrendered, determined at the time such shares were originally acquired on exercise of the ISO, over the aggregate option price paid for such shares. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the optionee’s tax basis in the shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the optionee as a result of the disqualifying disposition.

Stock Grants.    With respect to stock grants that are made without any restrictions, the grantee must generally recognize ordinary income equal to the excess of the fair market value of shares received over the amount paid (if any). Compensation income of the grantee will be subject to withholding (if the grantee is an employee) and employment or self-employment taxes. We will be entitled to a deduction (subject to the limitations of Section 162(m) of the Code, discussed below) in an amount equal to the compensation income recognized by the grantee.

If a stock grant award is subject to restrictions, the grantee generally will not recognize compensation income at the time of the award, but will instead recognize ordinary income equal to the excess of the fair market value of the shares received over the amount paid (if any) when restrictions on transferability or that otherwise constitute a substantial risk of forfeiture lapse. A grantee may elect (by filing a so-called Code Section 83(b) election with the Internal Revenue Service (the “IRS”) within 30 days of the receipt of the shares) to instead recognize ordinary income at the time of the receipt of the shares, rather than upon the lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to a tax deduction for the amount of previously recognized compensation income. The grantee will only be entitled to a capital loss for the amount paid, if any, for the shares. Compensation income of the grantee will be subject to withholding (if the grantee is an employee) and employment or self-employment taxes. We will be entitled to a deduction (subject to the limitations of Section 162(m) of the Code, discussed below) in an amount equal to the compensation income recognized by the grantee.

When the shares are subsequently sold, the grantee generally will recognize capital gain or loss (short-term or long-term, as applicable) equal to the difference between the amount realized upon the sale of the shares and the grantee’s tax basis (generally the amount paid plus any compensation income recognized). The capital gain or loss will be long-term if the shares were held for more than one year or short-term if held for a shorter period.

RSUs.    As noted above, the A&R Plan provides for the award of RSUs. The grantee recognizes no income until the issuance of the shares at or shortly after vesting, provided that the award is exempt from or complies with Section 409A of the Code. At that time, the grantee must generally recognize compensation income equal to the fair market value of the shares received less the amount paid (if any). Compensation income of the grantee will be subject to withholding (if the grantee is an employee) and employment or self-employment taxes. We generally will be entitled to a deduction (subject to the limitations of Section 162(m) of the Code, discussed below) in an amount equal to the compensation income recognized by the grantee.

When the shares are subsequently sold, the grantee generally will recognize capital gain or loss (short-term or long-term, as applicable) equal to the difference between the amount realized upon the sale of the shares and his or her tax basis (generally the amount paid plus any compensation income recognized). The capital gain or loss will be long-term if the shares were held for more than one year or short-term if held for a shorter period.

Additional federal tax.    After an Award under the A&R Plan has settled, the individual holding our stock may be required to pay a 3.8% tax with respect to his or her net investment income, including dividends on and gains from the sale or other disposition of our stock, to the extent that his or her total adjusted income exceeds applicable thresholds.

Federal Tax Withholding.    Any ordinary income realized by a grantee upon the exercise of an award under the A&R Plan is subject to withholding of U.S. federal, state, and local income tax and to withholding of the grantee’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy our federal income tax withholding requirements, we will have the right to require that, as a condition to delivery of any certificate for shares of Common Stock or the registration of the shares in the grantee’s name, the grantee remit to us an amount sufficient to satisfy the withholding requirements. Alternatively, we may withhold a portion of the shares (valued at fair market value) that otherwise would be issued to the grantee to satisfy all or part of the withholding tax obligations or may, if we consent, accept delivery of shares (that the grantee has not acquired from us within six months prior to the date of exercise) with an aggregate fair market value that equals or exceeds the required tax withholding payment.

Withholding does not represent an increase in the grantee’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the grantee’s tax basis in the shares. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by us to employees by January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

Tax Consequences to Us.    To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code. While deductibility of executive compensation for federal income tax purposes is among the factors the Board and Committee consider when structuring executive compensation arrangements, it is not the sole or primary factor considered. We retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of the Company.

Million Dollar Deduction Limit and Other Tax Matters.    We may not deduct compensation of more than $1,000,000 that is paid to “covered employees” (as defined in Section 162(m) of the Code), which include (i) an individual (or, in certain circumstances, his or her beneficiaries) who, at any time during the taxable year, is either our principal executive officer or principal financial officer; (ii) an individual who is among our three highest compensated officers for the taxable year (other than an individual who was either our principal executive officer or principal financial officer at any time during the taxable year); or (iii) anyone who was a covered employee for purposes of Section 162(m) of the Code for any tax year beginning on or after January 1, 2018. This limitation on deductions (x) only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities) and (z) may not apply to certain types of compensation, such as qualified performance-based compensation that is payable pursuant to a written, binding contract that was in effect as of November 2, 2018, so long as the contract is not materially modified after that date.

The A&R Plan authorizes the Board or the Compensation Committee to grant compensation that is partially or wholly nondeductible. As a result, it is expected that certain of our compensation arrangements will result in non-deductible compensation when the total exceeds $1,000,000, except certain historical awards that meet transition rules for continued deductibility as provided above.

If an individual’s rights under the A&R Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights, and (ii) the loss by us of a compensation deduction.

Israeli Tax Aspects

The following is a summary of the Israeli tax consequences associated with the A&R Plan with regard to the granting of awards, including, Options (i.e., the right to purchase shares of stock at an exercise price) and Full Value Awards (i.e., shares of stock or a right to receive shares of stock in the future) (the “Stock Awards”) to holders of Stock Award who are subject to Israeli tax. This summary is general and does not purport to be comprehensive. Generally, the A&R Plan provides for the granting of Stock Awards to employees, directors and consultants under either Section 102 or Section 3(i) of the Israeli Income Tax Ordinance (New Version), 5721-1961 (the “Participants” and “Tax Ordinance”, respectively). The Stock Awards granted under the A&R Plan to employees and office holders, who are not controlling shareholders (as defined in the Tax Ordinance) are subject to the “capital gains tax route” under Section 102 of the Tax Ordinance (the “Capital Gains Tax Route”) and the Stock Awards granted to participants in the A&R Plan who do not qualify to receive Stock Awards under the Capital Gains Tax Route, including consultants, service providers and controlling shareholders, are subject to Section 3(i) of the Tax Ordinance.

The Capital Gains Tax Route generally provides, in connection with Stock Awards, for a reduced tax rate of 25% (and an additional 3% excess tax, if applicable) on gains realized upon the sale of its underlying shares (or, if earlier, the date of the release of such underlying shares from trust, as described herein), subject to the fulfillment of certain procedures and conditions including the deposit of such Stock Awards (or shares issued upon their exercise) for a requisite period of time, with a trustee approved by the Israel Tax Authority (currently, 24 months from the date of grant) for the benefit of the Participants. Notwithstanding the above, in any event where the exercise price of the underlying shares subject to the Stock Awards is less than the fair market value of the underlying shares at the time of grant of the Stock Awards (calculated as the average value of a company’s shares on the 30 trading days preceding the date of grant), such amount will be deemed ordinary income of the Stock Award holder, taxed at the applicable marginal tax rate (up to 50% in 2024, that is, up to a 47% marginal tax rate and an additional 3% excess tax, if applicable) together with health insurance and social security insurance payments, on the date of sale of the underlying shares and/or the date of the release of such underlying shares from trust. In the event the requirements of Section 102 of the Tax Ordinance for the allocation of Stock Awards according to the Capital Gains Tax Route are not met, the benefit attributed to the Stock Award holder as a result of the grant of such Stock Awards will be taxed as ordinary income at applicable marginal income tax rates (together with health insurance and social security insurance payments). Under the Capital Gains Tax Route, a company, or its Israeli employing affiliate, as the case may be, is generally not entitled to recognize a deduction for Israeli tax purposes on the gain recognized by the Stock Award holder upon sale of the shares underlying the Stock Awards (except for such amount that will be deemed ordinary income of the Stock Award holder as explained above, provided that such employing affiliate, if applicable, reimburses the expenses of the issuing corporation with respect to the grant of Stock Awards to Israeli Participants). Such Israeli employing affiliate will be required to withhold applicable tax (and social security and national health insurance charges, if applicable) at the source on behalf of such Stock Award holder.

Generally, pursuant to Section 3(i) of the Tax Ordinance, the taxable event of Participants that are not employees (as such term is defined under Section 102 of the Tax Ordinance), with respect to their Stock Award that is not registered for trade, shall take place on the date of exercise of the Stock Award into shares, and the income will be classified as ordinary income subject to marginal tax rates (if the holder is an individual) or corporate tax rates (if the holder is a corporation). The Israeli employing/engaging affiliate will be required to withhold applicable tax (and social security and national health insurance charges, if applicable) at the source on behalf of such Stock Award holder. Any additional gain is subject, at future sale of the underlying shares, to capital gains tax rate of 25% (or 30% if the holder holds 10% or more in any of the Company’s means of control), and 3% excess tax (if applicable).

The grant of a Stock Award that is granted pursuant to Section 3(i) of the Tax Ordinance, may be subject to Israeli value-added tax.

Consequences of Not Approving the Proposal

Our future success depends upon our ability to attract, retain and motivate highly-skilled employees, and if the Incentive Plan Proposal is not approved by our stockholders, the lack of a sufficient number of shares available under the 2019 Plan to provide future equity incentive opportunities could adversely impact our ability to achieve these goals.

Without stock options, RSUs or other forms of equity incentives, we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent critical to our future successes. These cash replacement alternatives could, among other things, reduce the cash available for investment in growth and development and cause a loss of motivation by employees to achieve superior performance over a longer period of time. Equity-based awards also directly align a portion of the compensation of our employees, non-employee directors and consultants with the economic interests of our stockholders. If this Proposal No. 2 is not approved by our stockholders, we believe our ability to attract and retain the talent we need to compete in our industry would be adversely impacted, and this could affect our long-term success.

Additionally, if our stockholders do not approve this proposal, we are required pursuant to the Merger Agreement to use our reasonable best efforts to adjourn this Annual Meeting one or more times to a date or dates no more than 30 days after the scheduled date for this Annual Meeting, and to obtain such approval at such time. If this Annual Meeting is not so adjourned, and/or if the approval of this proposal is not then obtained, we are required pursuant to the Merger Agreement to use our reasonable best efforts to obtain such approval as soon as practicable thereafter, and in any event to hold a special meeting of stockholders within four months after this Annual Meeting and to hold an annual meeting or special meeting of our stockholders, at which a vote of the stockholders to approve this proposal will be solicited and taken, at least once every four months until we obtain approval of this proposal.

Interests of Certain Persons in the Proposal

When you consider our Board’s recommendation to vote in favor of this proposal, you should be aware that the members of the Board and our officers have certain interests that may present them with conflicts of interest in connection with such proposal. As discussed above, directors and executive officers of the Company are eligible to receive awards under the A&R Plan. The Board recognizes that approval of this proposal may benefit our directors, executive officers and their successors. The BiomX Board anticipates granting restricted stock units with an aggregate value of $156,943 to certain of its officers, as set forth in the table below, following stockholder approval of the Charter Amendment Proposal in recognition of their efforts in connection with the Acquisition.

Officer	Proposed Equity Bonus
Avi Gabay	26,545
Jonathan Solomon	51,048
Dr. Merav Bassan	32,058
Inbal Benjamini Elran	21,236
Assaf Oron	26,055
Total	156,943

New Plan Benefits

Other than as discussed above under “Interests of Certain Persons in the Proposal, future benefits under the A&R Plan will be made at the discretion of the Board and are not currently determinable. The Company’s management has a financial interest in this proposal because the members of management are potentially eligible for awards under the A&R Plan.

Vote Required; Recommendation of Board

Stockholder approval of this Proposal No. 2 requires a “FOR” vote of the holders of a majority of the stock of the Company which is represented in person or by proxy at the Annual Meeting and entitled to vote on the question (provided that a lawful quorum of stockholders be there represented in person or by proxy) (subject to the separate tabulation of votes described in “Questions and Answers About the Annual Meeting — How many votes can be cast by all stockholders?”). Abstentions will have the effect of a vote “AGAINST” Proposal No. 2. Broker non-votes will have no effect on Proposal No. 2.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2019 OMNIBUS LONG-TERM INCENTIVE PLAN

PROPOSAL NO. 3:

APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION
(SHARE INCREASE AMENDMENT)

Overview

Pursuant to the Merger Agreement, the Company has agreed to submit to its stockholders for their consideration the approval of an amendment to the certificate of incorporation of the Company to authorize sufficient shares of Common Stock for (a) the conversion of the Private Placement Preferred Stock and Acquisition Preferred Stock and the exercise of the Merger Warrants, the Private Placement Warrants and the Placement Agent Warrants and (b) the A&R Plan. Shares of Common Stock issuable upon the conversion of the Private Placement Preferred Stock, the Acquisition Preferred Stock, the Merger Warrants, the Private Placement Warrants and the Placement Agent Warrants and under the A&R Plan shall be referred to herein as the “Charter Amendment Shares.”

Background of the Proposal

Our Certificate of Incorporation currently authorizes the issuance of 120,000,000 shares of Common Stock and 1,000,000 shares of our Preferred Stock. On June 12, 2024, we had 69,806,440 shares of Common Stock and 256,887 shares of Preferred Stock issued and outstanding and 50,193,560 shares of Common Stock reserved for issuance. Accordingly, as of June 12, 2024, we had no unissued and unreserved shares of Common Stock authorized for issuance under the Certificate of Incorporation. In the event the Conversion Proposal is approved, up to an aggregate of 377,035,806 shares of Common Stock will be issuable upon the conversion of the Series X Preferred Stock and the exercise of the Warrants. In the event the Incentive Plan Proposal is approved, up to an aggregate of 78,000,000 shares of Common Stock will be issuable under the A&R Plan. Accordingly, as a condition of the Merger Agreement, we agreed to seek stockholder approval to amend our Certificate of Incorporation to authorize a sufficient number of shares of Common Stock to be issued in connection with the approval of the Conversion Proposal and the Incentive Plan Proposal.

The Board has unanimously approved, subject to stockholder approval, an amendment to our Certificate of Incorporation to effect an increase the number of authorized shares of Common Stock from 120,000,000 to 750,000,000 (the “Authorized Share Increase”). The Board has not approved an increase in the shares of Preferred Stock. The additional shares of Common Stock authorized by the Authorized Share Increase, if and when issued, would have the same rights and privileges as the shares of Common Stock previously authorized. A copy of the certificate of amendment for the Authorized Share Increase (the “Share Increase Amendment”) to the Certificate of Incorporation is attached hereto as Annex A.

The Board has recommended that the proposed Share Increase Amendment for the Authorized Share Increase be presented to our stockholders for approval.

Reasons for the Proposal

On the Record Date, 69,806,440 shares of our Common Stock were outstanding out of the 120,000,000 authorized in our Certificate of Incorporation. In addition to the reasons discussed above, the additional shares of Common Stock authorized by the Authorized Share Increase could be issued at the discretion of the Board from time to time for any proper corporate purpose, including, without limitation, the acquisition of other businesses, the raising of additional capital for use in our business, including in connection with the issuance and exercise of warrants, a split of or dividend on then outstanding shares or in connection with any employee stock plan or program. Except to the extent required by applicable law or regulation, any future issuances of authorized shares of Common Stock may be approved by the Board without further action by the stockholders. The availability of additional shares of Common Stock would be particularly important in the event that the Board needs to undertake any of the foregoing actions on an expedited basis in order to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of Common Stock, where such approval might not otherwise be required.

The Board believes that the benefits of providing it with the flexibility to issue shares without delay for any proper business purpose, including as an alternative to an unsolicited business combination opposed by the Board, outweigh the possible disadvantages of dilution and discouraging unsolicited business combination proposals and that it is prudent and in the best interests of stockholders to provide the advantage of greater flexibility which will result from the Authorized Share Increase.

Anti-Takeover and Dilutive Effects

The shares of Common Stock that are authorized but unissued provide the Board with flexibility to effect, among other transactions, public or private financings, including the issuance and exercise of warrants, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Authorized Share Increase would continue to give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or regulations. The Authorized Share Increase is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt.

Except for our obligation to issue the Charter Amendment Shares, to issue Common Stock upon the exercise or settlement of outstanding equity awards, options or warrants, including the Warrants, and to issue up to 2,000,000 shares of Common Stock to certain of our stockholders on a pro rata basis if certain stock price milestones are met prior to January 1, 2026, we have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of Common Stock subsequent to the Authorized Share Increase at this time, and we have not allocated any specific portion of the authorized number of shares to any particular purpose.

Procedure for Effecting the Authorized Share Increase

Upon stockholder approval of the Authorized Share Increase, we will promptly file the Share Increase Amendment with the Secretary of State of the State of Delaware to amend our existing Certificate of Incorporation. The Authorized Share Increase will become effective on the date of filing the Share Increase Amendment.

The description of the Share Increase Amendment set forth above is qualified in its entirety by reference to the text of the Share Increase Amendment, which is attached as Annex A to this proxy statement. The text of the Share Increase Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Authorized Share Increase.

Consequences of Not Approving the Proposal

If the Charter Amendment Proposal is not approved by our stockholders, our financing alternatives will be limited by the lack of any available unissued and unreserved authorized shares of Common Stock, and stockholder value may be harmed by this limitation. In addition, our future success depends upon our ability to attract, retain and motivate highly-skilled employees, and if the Charter Amendment Proposal is not approved by our stockholders, the lack of any available unissued and unreserved authorized shares of Common Stock to provide future equity incentive opportunities could adversely impact our ability to achieve these goals. In short, if our stockholders do not approve the Charter Amendment Proposal, we may not be able to access the capital markets, complete corporate collaborations, partnerships or other strategic transactions, attract, retain and motivate employees, and pursue other business opportunities integral to our growth and success.

If our stockholders do not approve the Charter Amendment Proposal, we will not be able to effect the conversion of the Series X Preferred Stock or the exercise of the Warrants. If the Series X Preferred Stock is not convertible within 150 days of the initial issuance of the Series X Preferred Stock as a result of a failure to implement the Conversion Proposal, then upon written request by the Requisite Holders, we will be required to pay to each holder of Series X Preferred Stock an amount in cash equal to the fair value of the shares of Series X Preferred Stock held by such holder, as described in the Certificate of Designation. We do not expect that we would have sufficient liquidity to settle a significant amount of the Series X Preferred Stock if required to do so.

Additionally, if our stockholders do not approve this proposal, we are required pursuant to the Merger Agreement to use our reasonable best efforts to adjourn this Annual Meeting one or more times to a date or dates no more than 30 days after the scheduled date for this Annual Meeting, and to obtain such approval at such time. If this Annual Meeting is not so adjourned, and/or if the approval of this proposal is not then obtained, we are required pursuant to the Merger Agreement to use our reasonable best efforts to obtain such approval as soon as practicable thereafter, and in any event to hold a special meeting of stockholders within four months after this Annual Meeting and to hold an annual meeting or special meeting of our stockholders, at which a vote of the stockholders to approve this proposal will be solicited and taken, at least once every four months until we obtain approval of this proposal.

Approval of the Charter Amendment Proposal is a condition to the implementation of both the Conversion Proposal and the Incentive Plan Proposal. In the event the Charter Amendment Proposal is not approved, BiomX will not be able implement the actions proposed under the Conversion Proposal or the Incentive Plan Proposal.

Interests of Certain Persons in the Proposal

When you consider our Board’s recommendation to vote in favor of this proposal, you should be aware that certain of our directors and existing stockholders may have interests that may be different from, or in addition to, the interests of other of our stockholders. In particular, CFF, Deerfield, AMR Action Fund, L.P., Telmina and an affiliate of OrbiMed, each of whom beneficially owns more than 5% of our Common Stock, received Warrants and shares of Series X Preferred Stock in connection with the Merger and/or the Private Placement. Additionally, Jonathan Leff, one of our directors, is an affiliate of Deerfield. The approval of the Charter Amendment Proposal is a condition to the implementation of the Conversion Proposal. Accordingly, such parties will not be able to convert their shares of Series X Preferred Stock or exercise their Warrants if this proposal is not approved by our stockholders. None of these parties will, by virtue of the issuance of shares of Common Stock to which each is entitled upon conversion of their respective shares of Series X Preferred Stock and exercise of their Warrants, acquire rights to a majority of the voting power of the Company, based on the number of shares of Common Stock outstanding as of the Record Date and giving effect to the conversion of the Series X Preferred Stock and exercise of the Warrants held by such parties. Additionally, as discussed above, directors and executive officers of the Company are eligible to receive awards under the A&R Plan, and the approval of the Charter Amendment Proposal is a condition to the implementation of the Incentive Plan Proposal. The Board recognizes that approval of this proposal may benefit our directors, executive officers and their successors. Additionally, the BiomX Board anticipates granting restricted stock units with an aggregate value of $156,943 to certain of its officers, as set forth in the table below, following stockholder approval of the Charter Amendment Proposal in recognition of their efforts in connection with the Acquisition.

Officer	Proposed Equity Bonus
Avi Gabay	26,545
Jonathan Solomon	51,048
Dr. Merav Bassan	32,058
Inbal Benjamini Elran	21,236
Assaf Oron	26,055
Total	156,943

Vote Required; Recommendation of Board

Stockholder approval of this Proposal No. 3 requires that the votes cast “FOR” Proposal No. 3 exceed the votes cast “AGAINST” Proposal No. 3 (subject to the separate tabulation of votes described in “Questions and Answers About the Annual Meeting — How many votes can be cast by all stockholders?”). Abstentions will have no effect on Proposal No. 3. Broker non-votes will have no effect on Proposal No. 3.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM ONE HUNDRED AND TWENTY MILLION (120,000,000) SHARES, PAR VALUE $0.0001 PER SHARE, TO SEVEN HUNDRED FIFTY MILLION (750,000,000) SHARES OF COMMON STOCK, PAR VALUE $0.0001 PER SHARE.

PROPOSAL NO. 4:

ELECTION OF DIRECTORS

Our Board currently consists of eight directors. Our Certificate of Incorporation provides for a classified Board consisting of three classes of directors. Currently, Class I consists of two directors, Class II consists of three directors and Class III consists of three directors. We are currently seeking to elect directors to serve in Class I, whose such terms expire in 2024.

Our Certificate of Incorporation provides that at the Annual Meeting, directors will be elected to succeed those directors whose terms expire. Such elected directors shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Accordingly, the Class I directors shall be elected by our stockholders to serve until the 2027 Annual Meeting of Stockholders, and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Each class is elected to serve a staggered three-year term. All nominees are currently serving on our Board and have consented to be named in this proxy statement and to serve if elected.

If any nominee is unable or does not qualify to serve, you or your proxy may vote for another nominee proposed by the Board. If, for any reason, these nominees prove unable or unwilling to stand for election or cease to qualify to serve as directors, the Board will nominate alternates or reduce the size of the Board to eliminate the vacancies. The Board has no reason to believe that any of the nominees would prove unable to serve if elected.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
EACH OF THE CLASS I DIRECTOR NOMINEES IN PROPOSAL NO. 4

Nominees	Age	Term Expires	Position(s) Held	Director Since
Class I		2024
Alan Moses	76		Director	2020
Edward Williams	68		Director	2023
Class II		2025
Gregory Merril	58		Director	2024
Jesse Goodman	72		Director	2024
Susan Blum	52		Director	2024
Class III		2026
Russell Greig	71		Chairman	2019
Jonathan Solomon	47		Chief Executive Officer and Director	2019
Jonathan Leff	55		Director	2024

Information about the Board

The principal occupation, business experience and education of each nominee for election as a director are set forth below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Nominees for Election

Dr. Alan Moses has served as a director of the Company since October 2020. Dr. Moses has been a Board member of Chemomab Therapeutics, Ltd. (Nasdaq: CMMB) since March 2021. Dr. Moses served as the Global Chief Medical Officer of Novo Nordisk A/S from 2013 until his retirement in 2018. Prior to that he served in various roles at Novo Nordisk A/S since 2004, beginning as Associate Vice President of Medical Affairs in the United States. Throughout his career, Dr. Moses has specialized in developing novel therapeutics and diagnostics for diabetes mellitus. He co-founded and directed the Clinical Investigator Training Program at Beth Israel Deaconess-Harvard Medical School-MIT. From 1998 to 2004, Dr. Moses served as Senior Vice President and Chief Medical Officer of the Joslin Diabetes Center with specific responsibility for the Joslin Clinic. He now serves as a member of the Board of Joslin Diabetes Center since December 2021. He also serves as Chairman of the Board of the nonprofit diaTribe Foundation and is a member of the Board of the Greater New England Chapter of the Juvenile Diabetes Research Foundation. Dr. Moses earned his MD from the Washington University School of Medicine in St. Louis, worked for three years at the National Institutes of Health, completed his clinical endocrine/diabetes training at Tufts New England Medical Center, and studied Health Care Strategy at Harvard Business School.

We believe that Dr. Moses’s qualifications to sit on our Board include his extensive leadership experience in clinical development in the pharmaceutical industry.

Edward Williams has served as a director of the Company since October 2023. Mr. Williams has served as a member of the board of directors of BioAtla, Inc. (Nasdaq: BCAB), a publicly traded biotechnology company focusing on oncology, since December 2021. From January 2018 to December 2022, he served as a member of the board of directors of Catalyst Biosciences Inc. (Nasdaq: CBIO), a publicly traded biopharmaceutical company. From March 2020 to September 2022, Mr. Williams held the positions of Special Advisor to the Chief Executive Officer and Interim Chief Commercial Officer of Ascendis Pharma, Inc. (“Ascendis”). Prior to Ascendis, from 2006 to January 2017, Mr. Williams served as Senior Vice President and General Manager of Novo Nordisk, Inc. (“Novo”), a multinational pharmaceutical and biotech company. Prior to Novo, from 2003 to 2006, Mr. Williams served as Vice President of Sales at the Respiratory and Dermatology Business Unit at Novartis Pharmaceuticals Corporation. Mr. Williams started his career in 2000 at Pharmacia & Upjohn, where he served as Vice President of Sales until July 2001 and then as Regional Vice President of Sales of Northeast Region, from July 2001 until May 2003. Mr. Williams holds a B.S. in Biology and Chemistry from the Marshall University, Huntington, WV, and the Grambling State University, Grambling, LA.

We believe that Mr. Williams’s qualifications to sit on our Board include his extensive board and leadership experience in clinical development in the pharmaceutical industry.

Other Currently Serving Directors

Susan Blum has served as a director of the Company since April 2024. Ms. Blum is the Chief Financial Officer of Melinta Therapeutics, LLC. (“Melinta”). She previously served as Melinta’s Vice President of Finance & Chief Accounting Officer from 2018 to 2021 and as its Controller from 2016 to 2018. Melinta filed for Chapter 11 bankruptcy in December 2019 and successfully emerged from bankruptcy under a plan of reorganization in April 2020 as a private company. Prior to joining Melinta, Ms. Blum served as Corporate Controller at Textura Corporation from 2013 to 2016. Ms. Blum also served as Director of External Reporting and Technical Accounting at Orbitz Worldwide, Inc. (NYSE: OWW) from 2011 to 2013. Ms. Blum began her career in public accounting at Ernst & Young, where she spent nearly seven years, and then spent seven years at Facet Biotech Corporation and PDL BioPharma, Inc. (Nasdaq: PDLI) before joining Orbitz. Ms. Blum holds a B.S. in Business Commerce, concentration in Accounting, from Santa Clara University and is a Certified Public Accountant.

We believe that Ms. Blum’s qualifications to sit on our Board include her finance leadership and extensive management experience in the biotech industry.

Gregory Merril has served as a director of the Company since March 2024. Mr. Merril founded APT in October 2016, and served as its Chief Executive Officer until October 2023 and served on its board of directors until March 2024. Currently, he lends his expertise to various startups, serving in capacities ranging from advisor to executive director. Mr. Merril served as Chief Executive Officer of Yost Labs, a developer of inertial motion sensors used in fields such as physical rehabilitation and drone navigation, from August 2015 to December 2017. Between 2011 and August 2015, he founded and led Brain Sentry, a company dedicated to developing wearable sensors to detect head impacts risking traumatic brain injury in sports including football, hockey, and lacrosse. From October 2009 to February 2011, he served as chief operating officer of Decision Technologies, which supported the U.S. Navy and the Missile Defense Agency with technology acquisitions and deployments. Earlier, as the founding chief executive officer and chair of Interaction Laboratories from March 2002 to October 2009, Merril worked on patents and products that enhanced physical activity in video games and military simulations. Before this, he was the founding Chief Executive Officer of HT Medical Systems, a company focusing on surgical training simulators, which merged with Immersion Corp (NASDAQ: IMMR) in July 2000. Merril is credited as inventor with 22 issued patents and holds a B.A. in psychobiology from McDaniel College.

We believe that Mr. Merril’s qualifications to sit on our Board include his experience in drug research and development in the pharmaceutical industry.

Dr. Jesse Goodman has served as a director of the Company since March 2024. Dr. Goodman has been the director of the Center on Medical Product Access, Safety and Stewardship, and professor of medicine and attending physician in infectious diseases, at Georgetown University since March 2014. Dr. Goodman also is an infectious disease physician at the Washington DC Veterans Affairs and Walter Reed Medical Centers. He serves on the board of directors of GlaxoSmithKline plc, a multinational pharmaceutical company, which he joined in 2016, and chaired that board’s science committee until early 2023, and he has served on the board of directors of Intellia Therapeutics, Inc., a publicly traded biotechnology company, since October 2018. Prior to the Merger Agreement, Dr. Goodman served on the board of directors of APT. he also has served as a president (2015 to 2020) and member (2015 to present) of the board of trustees of the United States Pharmacopeia. From 2009 until February 2014, Dr. Goodman served as the chief scientist of the FDA. Dr. Goodman also served as deputy commissioner for science and public health at the FDA from 2009 through 2012. Prior to that, Dr. Goodman was the director of the FDA’s Center for Biologics Evaluation and Research from 2003 to 2009 and a senior advisor to the FDA commissioner from 1998 through 2000. Prior to his government service, Dr. Goodman was professor of medicine and chief of infectious diseases at the University of Minnesota. Dr. Goodman has served on numerous advisory boards and committees for national and international health care organizations, including the CDC, the National Institute of Health, the World Health Organization and the Coalition on Epidemic Preparedness Innovations. Dr. Goodman received a B.S. in biology from Harvard College, a master’s in public health from the University of Minnesota and an M.D. from the Albert Einstein College of Medicine, and did his residency and fellowship training in medicine, infectious diseases and oncology at the Hospital of the University of Pennsylvania and at the University of California in Los Angeles, where he was also chief medical resident. He has been elected to the Institute of Medicine of the National Academy of Sciences.

We believe that Dr. Goodman’s qualifications to sit on our Board include his extensive board and leadership experience in clinical development in the pharmaceutical industry and regulation.

Dr. Russell Greig has served as a director and chairman of the Board of the Company since October 2019. Dr. Greig has more than 44 years of experience in the pharmaceutical industry, with knowledge and expertise in research and development, business development and commercial operations. He spent the majority of his career at GlaxoSmithKline, or GSK, where he held a number of positions including GSK’s President of Pharmaceuticals International from 2003 to 2008 and Senior Vice President Worldwide Business Development. From 2008 to 2010, Dr. Greig was also President of SR One, GSK’s corporate venture group. He is currently Chairman of Cardior (Germany), Nucleome Therapeutics (UK) and BiomX (NYSE). In addition, Dr. Greig previously served on the boards of Sanifit (Spain) (acquired by Vifor Pharma AG (SWX: VIFN), Tigenix N.V. (acquired by Takeda Pharmaceutical Company Limited), Ablynx N.V. (acquired by Sanofi, France) and Merus N.V. (Nasdaq: MRUS). He was previously Chairman of Syntaxin Ltd (UK) (acquired by Ipsen), Novagali Pharma S.A. (France) (acquired by Santen Pharmaceutical Co., Ltd.), and Isconova AB (Sweden) (acquired by Novavax, Inc. (Nasdaq: NVAX). He served as acting Chief Executive Officer at Genocea Biosciences (Nasdaq: GNCA) and Isconova AB for an interim period. He was also a member of the Scottish Scientific Advisory Committee, reporting to the First Minister of Scotland.

We believe that Dr. Greig’s qualifications to sit on our Board include his extensive board and leadership experience in business development and in drug research and development in the pharmaceutical industry.

Jonathan Solomon has served as the Chief Executive Officer and as a director of the Company since October 2019. Mr. Solomon has served as Board member of BiomX Ltd., or BiomX Israel, from February 2016 and also as Chief Executive Officer from February 2017 to October 2019. From July 2007 to December 2015, Mr. Solomon was a co-founder, President, and Chief Executive Officer of ProClara Biosciences Inc. (formerly NeuroPhage Pharmaceuticals Inc.), a biotechnology company pioneering an approach to treating neurodegenerative diseases. Mr. Solomon holds B.Sc. magna cum laude in Physics and Mathematics from the Hebrew University, an M.Sc. summa cum laude in Electrical Engineering from Tel Aviv University, and an MBA with honors from the Harvard Business School.

We believe that Mr. Solomon’s qualifications to sit on our Board include his extensive board and management experience in the biotech industry.

Jonathan Leff has served as a director of the Company since March 2024. Mr. Leff is a Partner at Deerfield Management Company, L.P. and Chairman of the Deerfield Institute. He joined Deerfield in 2013 and focuses on venture capital and structured investments in biotechnology and pharmaceuticals. Prior thereto, Mr. Leff served as Managing Director at Warburg Pincus LLC from 2000 to 2012, where he led the firm’s investment efforts in biotechnology and pharmaceuticals. Mr. Leff also previously served as a member of the Executive Committee of the Board of Directors of the National Venture Capital Association (“NVCA”) and led NVCA’s life sciences industry efforts as Chair of NVCA’s Medical Innovation and Competitiveness Coalition. He also served on the Emerging Companies Section Board of the Biotechnology Industry Organization. Mr. Leff is involved in the governance of several not-for-profit organizations, including serving as a member of the board of directors of the Spinal Muscular Atrophy Foundation and sitting on the Columbia University Medical Center Board of Advisors. He currently serves on the board of directors of Larimar Therapeutics, Inc., a publicly traded biotechnology company. Mr. Leff also previously served on the boards of several other publicly traded biotechnology and pharmaceutical companies, including ARS Pharmaceuticals, Inc., from 2022 to 2023, Proteon Therapeutics, Inc. from 2017 to 2019, AveXis, Inc. from 2014 to 2017 and Nivalis Therapeutics, Inc. from 2014 to 2016. He currently serves on the boards of several private biopharmaceutical companies and has previously served on the boards of other privately held biopharmaceutical companies. Mr. Leff received his A.B. from Harvard University, MBA from the Stanford University Graduate School of Business and M.S. in Biotechnology from Johns Hopkins University.

We believe that Mr. Leff’s qualifications to sit on our Board include his extensive board and leadership experience in capital markets and the pharmaceutical and biotech industries.

THE BOARD AND ITS COMMITTEES

Board Composition and Leadership Structure

As of June 12, 2024, the Board is comprised of eight members. The Board has a flexible policy with respect to the combination or separation of the offices of Chairman of the Board and Chief Executive Officer. Currently, Dr. Russell Greig serves as our independent Chairman, and Mr. Jonathan Solomon serves as our Chief Executive Officer. The Board believes that by having separate roles, the Chief Executive Officer is able to focus on the day-to-day business and affairs of the Company and the Chairman is able to focus on key strategic issues, board leadership and communication. While the Board believes this leadership structure is currently in the best interests of the Company and its stockholders, the Board also recognizes that future circumstances could lead it to combine these roles.

Director Independence

NYSE American requires that a majority of the Board be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship that, as determined by the Board, would interfere with the exercise of his or her objective judgment and will meet the required standards for independence, as established by the applicable rules and regulations of NYSE American and the SEC.

Dr. Russell Greig, Ms. Susan Blum, Dr. Alan Moses, Mr. Edward Williams, Mr. Jonathan Leff, Dr. Jesse Goodman and Mr. Gregory Merril are our independent directors. Our independent directors have regularly scheduled meetings at which only independent directors are present.

At least annually, the Board evaluates all relationships between us and each director considering relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, our Board will make an annual determination of whether each director is independent within the meaning of NYSE American and the SEC independence standards.

Board Meetings and Attendance

The Board held 22 meetings, including actions by written consent, during the fiscal year ended December 31, 2023. Each of the incumbent directors attended at least 75% the meetings of the Board and the committees of the Board on which he or she served during the fiscal year ended December 31, 2023, including actions by written consent (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). We have no policy regarding attendance of our directors at the Annual Meeting. None of our directors (who were directors at the time of our 2023 annual meeting of stockholders) attended our 2023 annual meeting of stockholders.

Board Committees

The Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which is composed solely of independent directors, and is described more fully below. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are all available on our website, www.biomx.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Audit Committee

Our Audit Committee engages the Company’s independent accountants: reviews their independence and performance; reviews the Company’s accounting and financial reporting processes and the integrity of its financial statements; reviews the audits of the Company’s financial statements and the appointment, compensation, qualifications, independence and performance of the Company’s independent auditors; reviews the Company’s compliance with legal and reviews regulatory requirements; and reviews the performance of the Company’s internal audit function and internal control over financial reporting. In addition to the above and to the responsibilities detailed in its charter, our Audit Committee is also responsible for cybersecurity oversight, which includes reviewing our policies with respect to cybersecurity risks and relevant contingent liabilities and risks that may be material to us, including risks from third parties and business partners. The Audit Committee held six meetings, including actions by written consent, during 2023.

The members of the Audit Committee are Dr. Russell Greig, Ms. Susan Blum and Mr. Edward L. Williams, each of whom is an independent director under NYSE American’s listing standards and satisfies the additional independence requirements of Rule 10A-3 of the Exchange Act. Dr. Greig is the Chairperson of the Audit Committee. The Board has determined that Ms. Blum qualifies as an “audit committee financial expert,” as defined under the rules and regulations of the SEC.

Compensation Committee

Our Compensation Committee reviews annually the Company’s corporate performance goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of such goals and objectives, determines and approves the Chief Executive Office’s compensation level based on this evaluation; makes recommendations to the Board regarding approval, disapproval, modification, or termination of existing or proposed employee benefit plans; makes recommendations to the Board with respect to the compensation of our executive officers, other than the Chief Executive Officer, and directors; and administers the Company’s incentive-compensation plans and equity-based plans, as well as the Company’s clawback policy. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion. The Chief Executive Officer of the Company may not be present during voting or deliberations of the Compensation Committee with respect to his compensation. The Company’s executive officers do not play a role in suggesting their own salaries. The Compensation Committee held eight meetings, including actions by written consent, during 2023.

The members of the Compensation Committee are Dr. Alan Moses, Dr. Russell Greig and Mr. Jonathan Leff, each of whom is an independent director under NYSE American’s listing standards. Dr. Moses is the Chairperson of the Compensation Committee.

The Compensation Committee retained Aon Solutions UK Limited or Aon, an independent compensation consultant, to provide advice with respect to option exchange and repricing of options under the 2019 Plan and the 2015 Plan (as defined below), respectively. Aon’s primary responsibilities for the fiscal year ended December 31, 2023 included identifying the methodology of the repricing and option exchange and providing recommendations to the Compensation Committee, which the Compensation Committee considered among the factors it reviewed when determining such repricing and exchange of options.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on the Board. Specifically, the Nominating and Corporate Governance Committee makes recommendations to the Board regarding the size and composition of the Board, establishes procedures for the director nomination process and screens and recommends candidates for election to the Board. On an annual basis, the Nominating and Corporate Governance Committee recommends for approval by the Board certain desired qualifications and characteristics for Board membership. Additionally, the Nominating and Corporate Governance Committee establishes and oversees the annual assessment of the performance of the Board as a whole and its individual members. The Nominating and Corporate Governance Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. Although the Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity identifying nominees, the Nominating and Corporate Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific needs of the Board that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of Board members. The Nominating and Corporate Governance Committee does not distinguish among nominees recommended by stockholders and other persons. The Nominating and Corporate Governance Committee held two meetings, including actions by written consent, during 2023.

The members of the Nominating and Corporate Governance Committee are Dr. Russell Greig, Dr. Jesse Goodman and Mr. Gregory Merril, each of whom is an independent director under NYSE American’s listing standards. Dr. Greig is the Chairperson of the Nominating and Corporate Governance Committee.

Non-Management Director Meetings

In addition to the meetings of the committees of the Board described above, in connection with the Board meetings, the independent directors met seven times in executive sessions during the fiscal year ended December 31, 2023. The Chairman of the Board presides at these executive sessions.

The Board’s Role in Risk Oversight

Although our management is primarily responsible for managing our risk exposure on a daily basis, the Board oversees the risk management processes. The Board, as a whole, determines the appropriate level of risk for our Company, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing the identified risks. Although the Board administers this risk management oversight function, the Audit Committee supports the Board in discharging its oversight duties and addresses risks inherent in its area of oversight.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. The Code of Business Conduct and Ethics is available on our website at www.biomx.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any director or executive officer, we will promptly disclose the nature of the amendment or waiver on our website.

Insider Trading, Prohibition Against Pledging, and Anti-Hedging Policies

Our insider trading policy limits the timing and types of transactions in our securities by our directors, officers, including our Named Executive Officers, and other employees. These persons are prohibited from trading during blackout periods (during the period from and including the time the market closes on the twentieth (20th) calendar day of the third month of any calendar quarter until the time the market opens on the date of the release of quarterly financial information) and, in the case of our directors and officers, without the clearance of our Chief Legal Officer or such person serving in such capacity, or his/her designee. In addition, the policy provides that none of our directors, officers or other employees may engage in the following transactions:

•        engaging in “short sales” and “selling against the box” (a variation of selling short) with respect to securities of the Company;

•        trading in puts, calls, straddles and options for the Company’s securities;

•        trading in securities of the Company on a short-term basis;

•        holding Company securities in a margin account; and

•        entering into hedging or similar transactions with respect to Company securities.

Stockholder Communications with Our Board

The Board has adopted a formal process by which stockholders may communicate with the Board or any individual director by sending correspondence to c/o BiomX Inc., 22 Einstein Street, 4th Floor, Ness Ziona 7414003, Israel, Attn: Marina Wolfson.

Each communication must set forth:

•        the name and address of the stockholder on whose behalf the communication is sent;

•        the number of shares of Common Stock that are owned beneficially by such stockholder as of the date of the communication; and

•        the reason for the communication, any request being made and the rationale supporting such request.

Each communication will be reviewed to determine whether it is appropriate for presentation to the Board or such individual director. Examples of inappropriate communications include advertisements, solicitations, hostile communications or communications that do not relate to appropriate company business.

Communications determined to be appropriate for presentation to the Board or such individual director will be submitted prior to the next meeting of the Board.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with the management of the Company. The audit committee has discussed with our independent registered public accounting firm, Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited. (“PwC”), the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee has also received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding its communications with the audit committee concerning independence, and has had discussions with PwC regarding the firm’s independence. Based on the foregoing, the audit committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Audit Committee

Susan Blum, Chair

Dr. Russell Greig

Edward Williams

Vote Required; Recommendation of Board

Director nominees will be elected by a plurality of votes cast, which means that the director nominees receiving the highest number of votes will be elected. Only “FOR” and “WITHHOLD” votes will affect the outcome. Abstentions are not applicable to Proposal No. 4. Broker non-votes will have no effect on Proposal No. 4.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE ELECTION OF EACH OF THE CLASS I DIRECTOR NOMINEES.

PROPOSAL NO. 5:

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pursuant to Section 14A(a)(1) of the Exchange Act, we are asking our stockholders to approve, on an advisory or nonbinding basis, the compensation of our Named Executive Officers as disclosed in this proxy statement. The vote on this matter is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this proxy statement.

Our Board and the Compensation Committee believe that we maintain a compensation program that is tied to performance, aligns with stockholder interests and merits stockholder support. Accordingly, we are asking our stockholders to approve the compensation of our Named Executive Officers as disclosed in this proxy statement by voting “FOR” the following resolution:

“NOW, THEREFORE, BE IT RESOLVED, that the stockholders hereby approve, on a nonbinding advisory basis, the compensation paid to the named executive officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and the narrative discussion related thereto.”

Although this vote is nonbinding, the Board and the Compensation Committee value the views of our stockholders and will review the results. If there are a significant number of negative votes, we will take steps to understand those concerns that influenced the vote, and evaluate whether any actions are necessary to address the concerns of stockholders.

If our stockholders approve “EVERY THREE YEARS” with respect to Proposal No. 6 (as recommended by our Board), the next stockholder advisory vote to approve executive compensation will occur at the 2027 annual meeting of stockholders.

Vote Required; Recommendation of Board

Stockholder approval of this Proposal No. 5 requires the affirmative vote of the holders of a majority of the stock of the Company which is represented in person or by proxy at the Annual Meeting and entitled to vote on the question. Abstentions will have the effect of a vote “AGAINST” Proposal No. 5. Broker non-votes will have no effect on Proposal No. 5.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION TABLES AND THE NARRATIVE DISCUSSION RELATED THERETO.

PROPOSAL NO. 6:

ADVISORY VOTE ON THE FREQUENCY OF FUTURE
ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A(a)(1) of the Exchange Act, we are asking our stockholders to recommend, on an advisory basis, whether the advisory stockholder vote on the compensation of our Named Executive Officers should occur every one, two or three years. While this vote is a nonbinding advisory vote, we value the opinions of stockholders and will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation.

Our Board has considered the frequency of the advisory vote and determined that holding an advisory vote on executive compensation every three years is the most appropriate policy for the Company, and recommends that stockholders vote for future say-on-pay advisory votes to occur every three years (a triennial vote). We believe that this frequency is appropriate for a number of reasons. Most significantly, our compensation programs are designed to reward long-term performance. Thus, we encourage our stockholders to evaluate our executive compensation programs over a multi-year horizon and to review the compensation of our Named Executive Officers over the past two years, as reported in the Summary Compensation Table of this proxy statement. In addition, we believe that a triennial advisory vote on executive compensation reflects the appropriate time frame to enable the Compensation Committee and the Board to evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of that vote, to develop and implement any adjustments to our executive compensation programs that may be appropriate in light of a past advisory vote on executive compensation, and for stockholders to see and evaluate any such adjustments to our executive compensation programs.

The Board is aware of and took into account views in support of conducting an annual advisory vote on executive compensation. We are aware that some stockholders believe that annual advisory votes will enhance or reinforce accountability. We have been in the past and will in the future continue to be open in our communications with our stockholders on a number of topics and various forums. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, means for our stockholders to communicate with us regarding their views on the Company’s executive compensation programs. In addition, because our executive compensation programs are designed to operate over the long-term and to enhance long-term performance, we are concerned that an annual advisory vote on executive compensation could lead to a near-term perspective inappropriately bearing on our executive compensation programs. Finally, although we currently believe that holding an advisory vote on executive compensation every three years will reflect the right balance of considerations in the normal course, we will periodically reassess that view and can provide for an advisory vote on executive compensation on a more frequent basis if changes in our compensation programs or other circumstances suggest that such a vote would be appropriate.

Vote Required; Recommendation of Board

The frequency of future advisory votes on executive compensation will be approved by a plurality vote of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the question, such that the option receiving the most votes will be considered the recommendation of the stockholders. Abstentions will have no effect on Proposal No. 6. Broker non-votes will have no effect on Proposal No. 6.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
FOR THE OPTION TO HOLD FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

PROPOSAL NO. 7:

AUTHORIZATION OF OUR BOARD TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT ANY RATIO BETWEEN 1-FOR-5 AND 1-FOR-10

Our Board proposes that our stockholders approve a proposal to authorize our Board to effect a reverse stock split of all outstanding shares of our Common Stock, at any ratio between 1-for-5 and 1-for-10 at such time as our Board shall determine, in its sole discretion (the “Reverse Stock Split”), any time before July 9, 2025, which is the one-year anniversary of the date of the Annual Meeting, in order to, among other reasons, assist the Company’s potential capital-raising efforts and cause the Common Stock to trade at a price high enough for investors with price minimums to invest. Further, although NYSE American does not require listed securities to trade at a minimum price per share, our Board believes that increasing the share price through the Reverse Stock Split could help maintain BiomX’s listing on NYSE American. If this proposal is approved, our Board would have the authority to effect one Reverse Stock Split. Our Board believes that approval of a proposal providing our Board with this generalized grant of authority with respect to setting the split ratio, rather than mere approval of a pre-defined reverse stock split, will give our Board the flexibility to set the ratio in accordance with current market conditions and therefore allow our Board to act in the best interests of the Company and our stockholders.

Identical proposals to this Proposal No. 7 were made by the Board at the Company’s Annual Meetings of Stockholders for 2022 and 2023 and were approved by our stockholders on August 24, 2022 and August 28, 2023. Accordingly, until August 28, 2024, the date on which its authority would lapse, the Board is authorized to effect a Reverse Stock Split. The Board has not exercised its authority to effect such Reverse Stock Split. However, the Board believes that there still exists a need to grant the Board the authority to potentially effect a Reverse Stock Split as proposed herein for an additional year.

In determining the ratio following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

•        the historical trading price and trading volume of our Common Stock;

•        the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

•        the number of shares of our Common Stock then outstanding, and the number of shares of Common Stock issuable upon exercise of options and warrants then outstanding;

•        the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•        prevailing general market and economic conditions.

If our stockholders grant our Board the authority to effect a Reverse Stock Split, we would file a Certificate of Amendment to the Company’s Certificate of Incorporation, as amended (“Reverse Stock Split Amendment”), with the Delaware Secretary of State to effect the proposed Reverse Stock Split, in substantially the form attached to this proxy statement as Annex B, the text of which may be altered for any changes required by the Delaware Secretary of State and changes deemed necessary or advisable by our Board. Our Board has unanimously approved and declared advisable the proposed Reverse Stock Split Amendment. If the proposed Reverse Stock Split is implemented, then the number of issued and outstanding shares of our Common Stock would be reduced. However, the Board will retain the authority not to effect the Reverse Stock Split even if we receive stockholder approval. If the Reverse Stock Split Amendment is not filed with the Secretary of State of the State of Delaware prior to July 9, 2025, the Reverse Stock Split will be abandoned, without any further effect. Thus, subject to stockholder approval, the Board, at its discretion, may cause the filing of the Reverse Stock Split Amendment to effect a Reverse Stock Split or abandon it and effect no reverse stock split if it determines that such action is not in the best interests of our Company and stockholders.

Purpose of Proposed Reverse Stock Split

We are submitting this proposal to our stockholders for approval to help attract institutional investors with minimum trading price requirements. We believe increasing the trading price of our Common Stock will also assist in our capital-raising efforts by making our Common Stock more attractive to a broader range of investors. Accordingly, we believe that the Reverse Stock Split is in our stockholders’ best interests.

In addition, an increase in the per share trading value of our Common Stock would be beneficial because it may:

•        improve the perception of our Common Stock as an investment security;

•        reset our stock price to more normalized trading levels in the face of potentially extended market dislocation;

•        decrease price volatility for our Common Stock, as small price movements currently may cause relatively large percentage changes in our stock price;

•        appeal to a broader range of investors to generate greater investor interest in us;

•        reduce stockholder transaction costs for our investors because brokerage commissions, as a percentage of the total transaction, tend to be higher for lower-priced stocks;

•        help us attract and retain employees because some potential employees are less likely to work for a company with a low stock price, regardless of our market capitalization; and

•        provide us with the flexibility to consider and respond to future business opportunities and needs as they arise, including equity offerings and other issuances, mergers, business combinations or other strategic transactions, asset acquisitions, stock dividends, stock splits and other corporate purposes.

You should consider that, although our Board believes that a Reverse Stock Split will in fact increase the price of our Common Stock, in many cases, because of variables outside of a company’s control (such as market volatility, investor response to the news of a proposed Reverse Stock Split and the general economic environment), the market price of a company’s shares of Common Stock may in fact decline in value after a Reverse Stock Split. You should also keep in mind that the implementation of a Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our Company. However, should the overall value of our Common Stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our Common Stock held by you will also proportionately decrease as a result of the overall decline in value.

Potential Effects of the Proposed Reverse Stock Split

If this proposal is approved and the Reverse Stock Split is implemented, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of Common Stock. The immediate effect of a Reverse Stock Split would be to reduce the number of shares of our Common Stock outstanding and to increase the trading price of our Common Stock.

However, we cannot predict the effect of any Reverse Stock Split upon the market price of our Common Stock over an extended period, and in many cases, the market value of a company’s Common Stock following a Reverse Stock Split declines. We cannot assure you that the trading price of our Common Stock after the Reverse Stock Split will rise in inverse proportion to the reduction in the number of shares of our Common Stock outstanding as a result of the Reverse Stock Split. Also, we cannot assure you that a Reverse Stock Split would lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

Examples of Potential Reverse Stock Split at Various Ratios.    The table below provides examples of reverse stock splits at various ratios between 1-for-5 and 1-for-10, without giving effect to the treatment of fractional shares. The actual number of shares outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the actual ratio that is determined by our Board.

Shares outstanding at June 12, 2024	Reverse Stock Split Ratio	Shares outstanding after Reverse Stock Split	Reduction in Shares outstanding
69,806,440	1-for-5	13,961,288	80%
69,806,440	1-for-7.5	9,307,526	87%
69,806,440	1-for-10	6,980,644	90%

The resulting decrease in the number of shares of our Common Stock outstanding could potentially adversely affect the liquidity of our Common Stock, especially in the case of larger block trades.

Effects on Ownership by Individual Stockholders.    If we implement a Reverse Stock Split, the number of shares of our Common Stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the Reverse Stock Split by the appropriate ratio and then rounding up to the nearest whole share. The Reverse Stock Split would not affect any stockholder’s percentage ownership interest in our Company or proportionate voting power, except to the extent that interests in fractional shares would change resulting from the adjustment for fractional shares.

Effect on Options and Warrants.    In addition, we would adjust all outstanding shares underlying any options and warrants entitling the holders to purchase our Common Stock as a result of the Reverse Stock Split, as required by the terms of these securities. In particular, we would increase the exercise price in accordance with the terms of each instrument proportionately based on the ratio of the Reverse Stock Split. Also, we would reduce the number of shares reserved for issuance under our 2015 Plan, reduce the number of shares reserved for issuance under the Incentive Plan (or the A&R Plan if Proposal No. 2 is approved) and reduce the 2,000,000 shares reserved for issuance pursuant to the terms of our 2019 recapitalization in which we agreed to issue additional shares of Common Stock if certain stock price thresholds are met, in each case proportionately based on the ratio of the Reverse Stock Split. A Reverse Stock Split would not otherwise affect any of the rights currently accruing to holders of our Common Stock, or options or warrants exercisable for our Common Stock, except that the number of shares of Common Stock issuable upon exercise or vesting of outstanding equity awards and warrants will be rounded up to the nearest whole share and no cash payment will be made in respect of such rounding.

Other Effects on Outstanding Shares.    If we implement a Reverse Stock Split, the rights pertaining to the outstanding shares of our Common Stock would be unchanged after the Reverse Stock Split. Each share of our Common Stock issued following the Reverse Stock Split would be fully paid and nonassessable.

The Reverse Stock Split would result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the effective time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for shares of Common Stock with the new CUSIP number by following the procedures described below. However, until such exchange is made, the old stock certificates will automatically represent the new, post-split number of shares. After the Reverse Stock Split, we will continue to file periodic and current reports and comply with other requirements of the Exchange Act. We expect our Common Stock to continue to be listed on NYSE American under the symbol “PHGE”.

Authorized Shares of Stock

The Reverse Stock Split would affect all issued and outstanding shares of Common Stock and outstanding rights to acquire shares of our Common Stock. However, upon the effectiveness of the Reverse Stock Split, the number of authorized shares of Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of Common Stock issued and outstanding as a result of the Reverse Stock Split.

As of June 12, 2024, we had (i) 120,000,000 shares of authorized Common Stock, par value $0.0001 per share, of which 69,806,440 shares of Common Stock were issued and outstanding, and (ii) 1,000,000 shares of authorized preferred stock, par value $0.0001 per share, of which 256,888 shares are designated as Series X Preferred Stock, 256,887 of which are issued and outstanding. If we issue additional shares, the ownership interest of holders of Common Stock will be diluted.

We will reserve for issuance any authorized but unissued shares of Common Stock that would be made available as a result of the proposed Reverse Stock Split.

We do not have any plans, arrangements or understandings for the remaining portion of the authorized but unissued shares that will be available following the Reverse Stock Split, with the exception of our current commitments, including our obligations to issue shares of Common Stock upon exercise of outstanding warrants or options.

Procedure for Effecting the Proposed Stock Split and Exchange of Stock Certificates

If stockholders approve the proposal, we will file with the Delaware Secretary of State the Reverse Stock Split Amendment to our Certificate of Incorporation, as amended. The Reverse Stock Split will become effective at the time and on the date of filing of, or at such later time as is specified in, the Reverse Stock Split Amendment, which we refer to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Stock Split.

Upon a Reverse Stock Split, we intend to treat stockholders holding our Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Following any Reverse Stock Split, stockholders holding physical certificates must exchange those certificates for new certificates.

Our transfer agent will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Fractional Shares

No fractional shares will be issued. Any fractional share resulting from the Reverse Stock Split will be rounded up to the next whole share.

No Appraisal Rights

No appraisal rights are available under the Delaware General Corporation Law or under our Certificate of Incorporation or bylaws with respect to the Reverse Stock Split. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally.

Accounting Consequences

The par value of our Common Stock would remain unchanged at $0.0001 per share after the Reverse Stock Split. Also, our capital account would remain unchanged, and we do not anticipate that any other material accounting consequences would arise as a result of the Reverse Stock Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act.

Potential Anti-Takeover Effect

This proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of our Common Stock vis-à-vis the outstanding shares of our Common Stock and could, under certain circumstances, have an anti-takeover effect, although that is not the purpose or intent of our Board. A relative increase in our authorized shares could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized shares. A relative increase in our authorized shares could potentially deter takeovers, including takeovers that our Board has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law and NYSE American) in one or more transactions that could make a change in control or takeover more difficult. The Reverse Stock Split could make the accomplishment of a given transaction more difficult even if it is favorable to the interests of stockholders. For example, we could issue additional shares of Common Stock without further stockholder approval so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Reverse Stock Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Reverse Stock Split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

We have not proposed the Reverse Split with the intention of using the additional authorized shares for anti-takeover purposes, but we would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in our control or our management. Although the Reverse Stock Split has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that the effect of the Reverse Stock Split could facilitate future attempts by us to oppose changes in our control and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of our Common Stock.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary of the material U.S. federal income tax consequences of the Reverse Stock Split is based on existing law and is limited to U.S. holders of our shares. For purposes of this discussion, a U.S. holder is any beneficial owner of our shares that is:

•        an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the federal tax laws;

•        an entity treated as a corporation for federal tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or, to the extent provided in Treasury regulations, a trust in existence on August 20, 1996 that has elected to be treated as a domestic trust;

whose status as a U.S. holder is not overridden by an applicable tax treaty.

This summary is based on the Code, the Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date of this document, all of which may be subject to change, possibly with retroactive effect. This summary only addresses U.S. holders who hold their shares as capital assets within the meaning of the Code and does not address all aspects of U.S. federal income taxation that may be relevant to holders subject to special tax treatment, such as banks, insurance companies, regulated investment companies, personal holding companies, partnerships, broker-dealers and tax-exempt entities. persons holding shares as part of a straddle, hedge, conversion transaction or other integrated investment, U.S. holders subject to the alternative minimum tax or the unearned income Medicare tax and U.S. holders whose functional currency is not the U.S. dollar. In addition, this summary does not consider the effects of any applicable state, local, foreign or other tax laws.

We have not sought and will not seek any ruling from the IRS, or an opinion from counsel with respect to the U.S. federal income tax consequences discussed below. There can be no assurance that the tax consequences discussed below would be accepted by the IRS or a court. The tax treatment of the Reverse Stock Split to U.S. holders may vary depending upon a holder’s particular facts and circumstances.

We urge holders to consult with their own tax advisors as to any U.S. federal, state, local or foreign tax consequences applicable to them that could result from the Reverse Stock Split.

In general, the receipt of Common Stock in the Reverse Stock Split should not result in any taxable gain or loss to a holder for U.S. federal income tax purposes. The aggregate tax basis of the Common Stock received by a holder as a result of the Reverse Stock Split will be equal to the aggregate basis of the existing Common Stock exchanged for such stock. A holder’s holding period for the Common Stock received in the Reverse Stock Split will include the holding period of the Common Stock exchanged therefor.

Board Discretion to Implement the Reverse Stock Split

If the proposed Reverse Stock Split is approved at the Meeting, our Board, in its sole discretion, may determine to implement the Reverse Stock Split at any time as the Board shall determine before July 9, 2025. Notwithstanding the approval of the Reverse Stock Split amendment at the Meeting, our Board, in its sole discretion, may determine not to implement the Reverse Stock Split.

Vote Required; Recommendation of Board

Stockholder approval of this Proposal No. 7 requires that the votes cast “FOR” Proposal No. 7 exceed the votes cast “AGAINST” Proposal No. 7. Abstentions will have no effect on Proposal No. 7. Proposal No. 7 is a “routine” matter and therefore brokers will have discretionary authority to vote on Proposal No. 7 absent instructions from the beneficial owners of the shares.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE AUTHORIZATION OF OUR BOARD TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT ONE REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK AT ANY RATIO BETWEEN 1-FOR-5 AND 1-FOR-10 AT SUCH TIME AS OUR BOARD SHALL DETERMINE, IN ITS SOLE DISCRETION, ANY TIME BEFORE JULY 9, 2025

PROPOSAL NO. 8:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024

Our Audit Committee has selected Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm (the “Independent Auditors”), for the current fiscal year, subject to ratification by our stockholders at the Meeting. We do not expect to have a representative of the Independent Auditors attend the Meeting.

Our organizational documents do not require that the stockholders ratify the re-election of the Independent Auditors as our independent registered public accounting firm. We request such ratification as a matter of good corporate practice. If the stockholders fail to ratify the re-election, the Audit Committee will reconsider whether or not to retain the Independent Auditors. Even if the re-election is ratified, the Audit Committee in its discretion may decide to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.

Pre-Approval Policies and Procedures

The Audit Committee approves all audit and pre-approves all non-audit services provided by our independent registered public accounting firm before it is engaged by us to render audit and non-audit services. These services may include audit-related services, tax services and other services.

The pre-approval requirement set forth above does not apply with respect to non-audit services if:

•        all such services do not, in the aggregate, amount to more than 5% of the total fees paid by us to our independent registered public accounting firm during the fiscal year in which the services are provided;

•        such services were not recognized as non-audit services at the time of the relevant engagement; and

•        such services are promptly brought to the attention of and approved by the Audit Committee (or its delegate) prior to the completion of the annual audit.

Independent Registered Public Accounting Firm Fees

The following is a summary and description of fees billed by us to Kesselman & Kesselman, Certified Public Accountants (Isr.) for the fiscal years ended December 31, 2023 and December 31, 2022.

	Fiscal year ended December 31, 2023	Fiscal year ended December 31, 2022
Audit fees(1)	$126,000	$126,000
Audit-related fees(2)	$97,000	$24,969
Tax fees(3)	$3,393	$—
All other fees	$—	$—
Total fees	$226,393	$150,969

____________

(1)      Audit Fees include fees for professional services rendered for the quarterly reviews of the interim consolidated financial statements and the annual audit of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

(2)      Audit-Related Fees include fees for services that were reasonably related to the performance of the audit of the annual consolidated financial statements for the fiscal year, other than Audit Fees, such as for services in connection with the Sale Agreement, our February 2023 PIPE and a registration statement filed for the resale of certain shares of Common Stock by selling stockholders.

(3)      Tax Fees include fees for tax compliance and tax advice.

Vote Required; Recommendation of Board

Stockholder approval of this Proposal No. 8 requires the affirmative vote of the holders of a majority of the stock of the Company which is represented in person or by proxy at the Annual Meeting and entitled to vote on the question. Abstentions will have the effect of a vote “AGAINST” Proposal No. 8. Proposal No. 8 is a “routine” matter and therefore brokers will have discretionary authority to vote on Proposal No. 8 absent instructions from the beneficial owners of the shares.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF KESSELMAN & KESSELMAN, CERTIFIED PUBLIC ACCOUNTANTS (ISR.), A MEMBER FIRM OF PRICEWATERHOUSECOOPERS INTERNATIONAL LIMITED, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024

PROPOSAL NO. 9:

APPROVAL OF ADJOURNMENT OF THE ANNUAL MEETING

General

If we fail to receive a sufficient number of votes to approve Proposals No. 1 through 8, we may propose to adjourn or postpone the Annual Meeting. We currently do not intend to propose adjournment or postponement at the Annual Meeting if there are sufficient votes to approve Proposals No. 1 through 8.

Vote Required; Recommendation of Board

The affirmative vote of a majority of the stockholders present in person or represented by proxy at the meeting and entitled to vote, though less than a quorum, is required for approval of Proposal No. 9 (for the purpose of soliciting additional proxies to approve Proposals No. 1 through 8). Abstentions will have the effect of a vote “AGAINST” Proposal No. 9. Broker non-votes will have no effect on Proposal No. 9.

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR”
PROPOSAL NO. 9 TO ADJOURN THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT
ADDITIONAL PROXIES.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, and paid to our Named Executive Officers for services rendered to us in all capacities for the years indicated.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Option Awards(2) ($)(2)	All Other Compensation ($)(1)(3)	Total ($)(1)
Jonathan Solomon	2023	412,135	201,234	404,174	100,998	1,118,541
Chief Executive Officer	2022	424,581	—	512,974	103,987	1,041,542
Marina Wolfson	2023	214,727	76,209	90,742	46,578	428,256
Chief Financial Officer	2022	231,414	—	116,827	48,002	396,243
Dr. Merav Bassan	2023	264,105	101,145	153,218	72,463	590,931
Chief Development Officer	2022	280,213	—	206,332	76,373	562,948

____________

(1)      All payments were originally made in NIS and were translated into USD using the annual average USD/NIS exchange rate for each fiscal year.

(2)      Amounts in this column represent the grant date fair value of the option awards as computed in accordance with ASC 718, not including any estimates of forfeitures related to service-based vesting conditions. See note 12.B. to our Consolidated Financial Statements for the year ended December 31, 2023 for a discussion of assumptions made by the Company in determining the grant date fair value of our option awards for the fiscal years ended December 31, 2023 and 2022. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the Named Executive Officers upon the vesting of the stock options, the exercise of the stock options, or the sale of the Common Stock underlying such stock options.

(3)      Amounts in this column represent additional payments for welfare benefits, disability insurance and other customary or mandatory social benefits to employees in Israel.

Narrative Disclosure to the Summary Compensation Table

Option Awards

Prior to the Business Combination, option awards were granted to our Named Executive Officers under our 2015 Employee Stock Options Plan for Key Employees (the “2015 Plan”). Option awards granted to our Named Executive Officers after the closing of the Business Combination are granted pursuant to the 2019 Plan. In each case, one fourth of the options vest and become exercisable on the first anniversary of the grant date, and the remainder of the options vest and become exercisable in 12 equal quarterly instalments, subject to the Named Executive Officer’s continued employment; provided that the options will vest and become exercisable in the event the Named Executive Officer is terminated within the twelve (12) month period following the occurrence of a Change in Control (as defined in the applicable grant agreement) as a result of an involuntary termination without Cause (as defined in the applicable grant agreement) or a voluntary termination with Good Reason (as defined in the applicable grant agreement). Subject to the terms of any employment agreement, the unexercised portion of these awards is generally forfeited by a participant on the date his or her employment is terminated other than due to death or disability. In the event of death or disability, the options become fully exercisable and remain exercisable for a period specified in the applicable award agreement.

Bonus Awards

We have an annual corporate and individual goal-setting and review process for our Named Executive Officers that is the basis for the determination of potential annual bonuses. Each of our Named Executive Officers is eligible for annual performance-based bonuses of up to a specific percentage of their salary, ranging from 35% to 50% subject to approval by the Board or the Compensation Committee. The performance-based bonus is tied to a set of specified corporate and/or individual goals and objectives reviewed and approved by the Board, such as clinical and development milestones, meeting budget and strategic goals, and we conduct an annual performance review to determine the attainment of such goals and objectives. Our management may propose bonus awards to the Board primarily based on such review process. The Compensation Committee makes the final determination of the achievement of both the specified corporate and strategic objectives and the eligibility requirements for and the amount of such bonus awards and recommends a bonus award payout to the Board for approval. For fiscal year 2023, bonuses were accrued based on advancing or development plans, the satisfaction of certain product candidate development milestones and strategic objectives.

Employment Agreements

Below are descriptions of our employment agreements with our Named Executive Officers.

Jonathan Solomon

Pursuant to an employment agreement dated February 1, 2016, by and between BiomX Israel and Mr. Solomon, as the Chief Executive Officer of BiomX Israel, Mr. Solomon is entitled to a base salary of NIS 64,000, or approximately $19,500, per month, and an additional gross payment of NIS 16,000, or approximately $4,900, per month for up to 40 hours per month worked outside of normal business hours and normal business days (together with the base salary, Mr. Solomon’s Salary). Starting April 1, 2023, Mr. Solomon is entitled to a base salary of NIS 100,000, or approximately $27,778, per month, and overtime payment of NIS 25,000 or approximately $6,944, per month.

BiomX Israel also makes customary contributions on Mr. Solomon’s behalf to a pension fund or a managers insurance company, at Mr. Solomon’s election, in an amount equal to 8.33% of his Salary, allocated to a fund for severance pay, and an additional amount equal to 5.00% of the Salary in case Mr. Solomon is insured through a managers insurance policy, or 6.50% of Mr. Solomon’s Salary in case Mr. Solomon is insured through a pension fund, which shall be allocated to a provident fund or pension plan. In case Mr. Solomon chooses to allocate his pension payments to a managers insurance policy (and not a pension fund), the Company shall also insure him under a work disability insurance policy at the rate required to insure 100% of Mr. Solomon’s Salary and for this purpose will contribute an amount of up to 2.50% of Mr. Solomon’s Salary insured in such insurance policy for disability insurance in a policy and/or insurance company. These payments are intended to be in lieu of statutory severance pay that Mr. Solomon would otherwise be entitled to receive from BiomX Israel in accordance with Severance Pay Law 5723-1963, or the Severance Pay Law. BiomX Israel also contributes 7.50% of Mr. Solomon’s monthly salary to a recognized educational fund. BiomX Israel also reimburses Mr. Solomon for automobile maintenance and transportation expenses of NIS 2,000, or $556 per month. Mr. Solomon is also entitled to non-statutory 12 months severance (including social benefits), upon either (i) resignation with a good reason, or (ii) termination without cause (as the terms good reason and cause would be defined by the parties, consistent with our past practice), provided that Mr. Solomon waives all claims and continues to comply with the other terms of his employment agreement.

Marina Wolfson

Pursuant to an employment agreement dated December 1, 2019, by and between BiomX Israel and Ms. Wolfson, she serves as our Chief Financial Officer. Ms. Wolfson is entitled to a base salary of NIS 39,600, or approximately $11,400, per month, and an additional gross payment of NIS 7,400, or approximately $2,130, per month for up to 40 hours per month worked outside of normal business hours and normal business days (together with the base salary, Ms. Wolfson’s Salary. Starting May 1, 2020, Ms. Wolfson’s base salary was NIS 40,000 or approximately $11,458, per month, and an additional gross payment of NIS 10,000 or approximately $2,865, per month. Starting April 1, 2023, Ms. Wolfson’s base salary is NIS 54,080 or approximately $15,022, per month, and an additional gross payment of NIS 13,520 or approximately $3,756, per month.

BiomX Israel also makes customary contributions on Ms. Wolfson’s behalf to a pension fund or a managers insurance company, at Ms. Wolfson’s election, in an amount equal to 8.33% of Ms. Wolfson’s Salary, allocated to a fund for severance pay, and an additional amount equal to 5.00% of Ms. Wolfson’s Salary in case Ms. Wolfson is insured through a managers insurance policy, or 6.50% of Ms. Wolfson’s Salary in case Ms. Wolfson is insured through a pension fund, which shall be allocated to a provident fund or pension plan. In case Ms. Wolfson chooses to allocate her pension payments to a managers insurance policy (and not a pension fund), the Company shall also insure her under a work disability insurance policy at the rate required to insure 75% of Ms. Wolfson’s Salary and for this purpose will contribute an amount of up to 2.50% of Ms. Wolfson’s Salary insured in such insurance policy for disability insurance in a policy and/or insurance company. These payments are in lieu of statutory severance pay that Ms. Wolfson would otherwise be entitled to receive from BiomX Israel in accordance with the Severance Law. BiomX Israel also contributes 7.50% of Ms. Wolfson’s monthly Salary (not to exceed NIS 15,712, or approximately $4,364) to a recognized educational fund. The Company reimburses Ms. Wolfson for automobile maintenance and transportation expenses of NIS 2,500, or approximately $694, per month. Ms. Wolfson is also entitled to non-statutory 9 months severance (including social benefits), upon either (i) resignation with a good reason, or (ii) termination without cause (as the terms good reason and cause would be defined by the parties, consistent with our past practice), provided that Ms. Wolfson waives all claims and continues to comply with the other terms of his employment agreement.

Dr. Merav Bassan

Pursuant to an employment agreement dated August 26, 2019, by and between BiomX Israel and Dr. Bassan, as the Chief Development Officer of BiomX Israel, Dr. Bassan is entitled to a base salary of NIS 56,000, or approximately $17,230, per month, and an additional gross payment of NIS 14,000, or approximately $4,307, per month for up to 40 hours per month worked outside of normal business hours and normal business days (together with the base salary, Dr. Bassan’s Salary. Starting April 1, 2023, Dr. Bassan is entitled to a base salary of NIS 62,800, or approximately $17,444, per month, and an additional gross payment of NIS 15,700 or approximately $4,361, per month.

BiomX Israel also makes customary contributions on Dr. Bassan’s behalf to a pension fund or a managers insurance company, at Dr. Bassan’s election, in an amount equal to 8.33% of Dr. Bassan’s Salary, allocated to a fund for severance pay, and an additional amount equal to 7.30% of Dr. Bassan’s Salary in case Dr. Bassan is insured through a managers insurance policy, or 6.50% of Dr. Bassan’s Salary in case Dr. Bassan is insured through a pension fund, which shall be allocated to a provident fund or pension plan. In case Dr. Bassan chooses to allocate her pension payments to a managers insurance policy (and not a pension fund), the Company shall also insure her under a work disability insurance policy at the rate required to insure 75% of Dr. Bassan’s Salary and for this purpose will contribute an amount of up to 2.50% of the Salary insured in such insurance policy for disability insurance in a policy and/or insurance company. These payments are in lieu of statutory severance pay that Dr. Bassan would otherwise be entitled to receive from BiomX Israel in accordance with the Severance Law. BiomX Israel also contributes 7.50% of Dr. Bassan’s monthly Salary to a recognized educational fund. The Company reimburses Dr. Bassan for automobile maintenance and transportation expenses of NIS 2,500, or approximately $694, per month. Dr. Bassan is also entitled to non-statutory 9 months severance (including social benefits), upon either (i) resignation with a good reason, or (ii) termination without cause (as the terms good reason and cause would be defined by the parties, consistent with our past practice), provided that Dr. Bassan waives all claims and continues to comply with the other terms of her employment agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by the Named Executive Officers that were outstanding as of December 31, 2023:

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date
Jonathan Solomon	11/13/2016	167,434	—	0.54	01/07/2027
	03/26/2017(2)	182,133	—	0.275	03/26/2027
	05/22/2018(2)	201,718	—	0.275	05/21/2028
	03/29/2019(2)	284,701	—	0.275	03/29/2029
	03/25/2020(3)	35,527	2,368	0.275	03/25/2030
	03/30/2021(3)	27,500	12,500	0.275	03/30/2031
	03/29/2022(3)	64,063	82,366	0.275	03/29/2032
	08/22/2022	31,250	68,750	0.66	08/22/2032
	03/01/2023		410,000	0.4	03/01/2033

Dr. Merav Bassan	10/10/2019(2)	189,997	—	0.275	10/10/2029
	03/30/2021(3)	8,593	3,907	0.275	03/30/2031
	03/29/2022(3)	31,250	40,179	0.275	03/29/2032
	08/22/2022	23,438	51,562	0.66	08/22/2032
	03/01/2023	—	100,000	0.4	03/01/2033

Marina Wolfson	03/25/2020(3)	8,882	592	0.275	03/25/230
	03/30/2021(3)	6,017	2,733	0.275	03/30/2031
	03/29/2022(3)	15,625	20,090	0.275	03/29/2032
	08/22/2022	23,438	51,562	0.66	08/22/2032
	03/01/2023	—	100,000	0.4	03/01/2033
	29/10/2023	—	59,800	0.275	10/29/2033

____________

(1)      Unless otherwise indicated, options vest and become exercisable as follows: 25% of the options on the first anniversary of the “vesting commencement date” (as defined in the applicable notice of option grant) and, thereafter, in 12 equal quarterly installments of 6.25% each.

(2)      On October 29, 2023, the Board approved a reduction in the exercise price of each outstanding option to purchase shares of the Company’s Common Stock currently held by employees of the Company with an original exercise price above $0.69 per share granted under the 2015 Plan to $0.275 per share. Other than the exercise price, no other terms of grant of the repriced options were changed; however, the options may not be exercised until one year after the repricing date.

(3)      On November 9, 2023, the Company filed with the SEC a Tender Offer Statement defining the terms and conditions of a one-time voluntary stock option exchange of certain eligible options for its employees, or the Option Exchange granted under the 2019 Plan. The Company offered to exchange certain out-of-the-money stock options for new stock options at an exchange ratio of between 1.4 and 3.8 surrendered options for one new option exercisable for shares of common stock with a lower exercise price. On December 11, 2023, the completion date of the Option Exchange, the stock options were tendered by eligible employees, and the Company granted new options at an exercise price of $0.275.

Director Compensation

We maintain a non-employee director compensation policy, pursuant to which each non-employee director receives an annual retainer of $35,000. In addition, our non-employee directors receive the following cash compensation for board services, as applicable:

•        the chairman of the Board receives an annual retainer of $100,000 (inclusive of annual committee chairmanship and membership);

•        each member of our Audit, Compensation and Nominating and Corporate Governance Committees, other than the chairperson, receives an additional annual retainer of $7,500, $5,000 and $4,000, respectively; and

•        each chairperson of our Audit, Compensation and Nominating and Corporate Governance Committees receives an additional annual retainer of $15,000, $10,000 and $8,000, respectively.

We pay all amounts in quarterly installments. We also reimburse each of our directors for their reasonable travel, lodging and other out-of-pocket expenses incurred relating to their attendance at Board and committee meetings.

Each non-employee director also receives an annual award of options to purchase our Common Stock. One-fourth of each Annual Option Award vests on the first anniversary of the date of grant, and the remainder of the annual option award vests in 12 equal quarterly installments, subject to such director’s continued service on the Board. The Company’s policy is to grant options based, among other things, on the recommendations of a compensation consultant. In 2023, the Company granted 41,000 options to each non-employee director and 82,000 to the Chairman of the Board.

The following table sets forth information concerning compensation accrued or paid to our independent, non-employee directors during the year ended December 31, 2023 for their service on our Board. Mr. Jonathan Solomon, a director who is also our employee, received no additional compensation for his service as a director and is not set forth in the table below:

Name	Fees earned or paid in cash ($)	Option Awards(2)(3)	All other compensation	Total ($)
Dr. Russell Greig	100,500	61,077	—	161,577
Michael Dambach(1)	27,205	2,449	—	29,654
Jason Marks(1)	25,605	2,449	—	28,054
Dr. Alan Moses	47,560	33,873	—	81,433
Edward Williams	7,704	1,085	—	8,789
Lynne Sullivan(1)	54,000	30,538	—	84,538
	262,574	131,471	—	394,045

____________

(1)      Effective as of March 15, 2024, the director resigned and no longer serves on the Board.

(2)      Amounts in this column represent the grant date fair value of the option awards as computed in accordance with ASC 718, not including any estimates of forfeitures related to service-based vesting conditions. See note 12.B. of the notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023 for a discussion of assumptions made by the Company in determining the grant date fair value of our option awards for the fiscal years ended December 31, 2022 and 2023. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the non-employee directors upon the vesting of the stock options, the exercise of the stock options, or the sale of the Common Stock underlying such stock options.

(3)      As of December 31, 2023, we had outstanding grants to our non-executive directors aggregating 493,800 options of which 134,675 were exercisable or vested, as the case may be, as follows:

Name	Total of options granted	Total of options exercisable and vested
Russell Greig	185,400	68,839
Michael Dambach	41,000	—
Jason Marks	41,000	—
Dr. Alan Moses	92,700	31,418
Edward Williams	41,000	—
Lynne Sullivan	92,700	34,418
Total	493,800	134,675

Securities Authorized for Issuance Under Equity Compensation Plans

We have two equity incentive plans, the 2015 Plan and the 2019 Plan. Although no shares of our Common Stock are available for future issuance under the 2015 Plan, the 2015 Plan will continue to govern outstanding awards granted thereunder. As of December 31, 2023, options to purchase 2,055,840 shares of our Common Stock remained outstanding under the 2015 Plan.

The 2019 Plan was adopted by the Board and approved by our stockholders in connection with the Business Combination. As of December 31, 2023, there were 1,011,104 shares of our Common Stock available for issuance under the 2019 Plan. The aggregate number of shares of our Common Stock available for issuance pursuant to the 2019 Plan automatically increases on January 1 of each year, for a period of not more than ten years, commencing on January 1, 2020 and ending on (and including) January 1, 2029, in an amount equal to 4% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year. Accordingly, on January 1, 2024, 1,839,197 additional shares of our Common Stock were made available for issuance pursuant to the 2019 Plan.

For additional information regarding the 2015 Plan and the 2019 Plan, as of December 31, 2023, please see Part II — Item 8 — Financial Statements and Supplemental Data — Notes to consolidated financial statements — note 12B — Stock-Based Compensation of our Form 10-K filed with the SEC on April 4, 2024.

	Equity Compensation Plan Information December 31, 2023
Plan category	Number of securities to be issued upon exercise of outstanding options and restricted stock (a)	Weighted- average exercise price of outstanding options and restricted stock (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,224,871	0.68	1,011,104
Equity compensation plans not approved by security holders	2,055,840	0.32
Total	5,280,711	0.54	1,011,104

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to our Chief Executive Officer, who is our principal executive officer (“PEO”), and our other named executive officers (“Non-PEO NEOs”) and certain financial performance of the Company for each of the fiscal year ended December 31, 2023 (“2023”) and the fiscal year ended December 31, 2022 (“2022”).

Fiscal Year (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO(1)(2) (c)	Average Summary Compensation Table Total for Non-PEO NEOs (d)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2) (e)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (f)	Net (Loss) Income (thousands) (h)
2023	$1,118,541	$839,568	$509,594	$430,871	$11.69	$26,169
2022	$1,041,542	$329,655	$479,686	$280,043	$17.50	$28,317

____________

(1)      Our PEO for 2023 and 2022 was Mr. Jonathan Solomon. Our Non-PEO NEOs for 2023 and 2022 were Dr. Merav Bassan, our Chief Development Officer, and Ms. Marina Wolfson, our Chief Financial Officer. As determined under SEC rules, the amounts reported in the “Compensation Actually Paid to PEO” and “Compensation Actually Paid to Non-PEO NEOs” columns do not reflect the actual compensation paid to or realized by our PEO or our Non-PEO NEOs during each applicable year. The calculation of compensation actually paid for purposes of this table includes point-in-time fair values of stock awards and these values will fluctuate based on our stock price, various accounting valuation assumptions and projected performance related to our performance awards. See “Summary Compensation Table” above for certain other compensation of our PEO and our Non-PEO NEOs for each applicable fiscal year.

(2)      The compensation actually paid amounts reported in 2023 also include the incremental fair value of option awards to our PEO and Non-PEO NEOs that were repriced and exchanged in October and November 2023, computed as the excess fair value of the modified award over the fair value of the original award at the repricing and exchange date.

Compensation actually paid to our PEO represents the total compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:

Adjustments to Determine Compensation “Actually Paid” to our PEO	2023	2022
Total Compensation in the Summary Compensation Table	$1,118,541	$1,041,542
Deduction for Amounts Reported under “Option Awards” Column in the Summary Compensation Table	$(404,174)	$(512,974)
Increase for Fair Value of Awards Granted During Fiscal Year that Remain Unvested as of Year End, Determined as of Applicable Fiscal Year End(1)	$90,191	$33,756
Increase for Fair Value of Awards Granted During Fiscal Year that Vested during Applicable Fiscal Year, Determined as of Vesting Date(1)	$—	$—
Increase/deduction for Change in Fair Value of Awards Granted During Prior Fiscal Year that were Outstanding and Unvested as of Applicable Fiscal Year End(1)	$25,349	$(134,177)
Increase/deduction for Change in Fair Value of Awards Granted During Prior Fiscal Year that Vested During Applicable Fiscal Year(1)	$9,661	$98,493
Total Adjustments	$(278,973)	$(711,887)
Compensation Actually Paid to the CEO	$839,568	$329,655

____________

(1)      All fair value amounts are computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718.

Adjustments to Determine Compensation “Actually Paid” to our Non-PEO NEOs	2023	2022
Average Total Compensation in the Summary Compensation Table	$509,594	$479,596
Deduction for Amounts Reported under “Option Awards” Column in the Summary Compensation Table	$(121,980)	$(161,580)
Increase for Fair Value of Awards Granted During Fiscal Year that Remain Unvested as of Year End, Determined as of Applicable Fiscal Year End(1)	$29,002	$17,280
Increase for Fair Value of Awards Granted During Fiscal Year that Vested during Applicable Fiscal Year, Determined as of Vesting Date(1)	$—	$—
Increase/deduction for Change in Fair Value of Awards Granted During Prior Fiscal Year that were Outstanding and Unvested as of Applicable Fiscal Year End(1)	$10,404	$(41,226)
Increase/deduction for Change in Fair Value of Awards Granted During Prior Fiscal Year that Vested During Applicable Fiscal Year(1)	$3,852	$(14,027)
Total Adjustments	$(78,722)	$(199,553)
Compensation Actually Paid to the Non-PEO NEOs	$430,871	$280,043

____________

(1)      All fair value amounts are computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718.

Relationship Between Financial Performance Measures

In accordance with Item 402(v) of Regulation S-K, the graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our Non-PEO NEOs, with (i) our Total Shareholder Return (“TSR”), and (ii) our net income (net loss), in each case, for the fiscal years ended December 31, 2022 and December 31, 2023. TSR amounts reported in the graphs assume an initial fixed investment of $100 and that all dividends, if any, were reinvested.

Compensation Actually Paid and Company TSR

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Company TSR
Compensation Actually Paid ($000)
900,000
800,000
700,000
600,000
500,000
400,000
300,000
200,000
100,000
0
$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
Company TSR (FYE 2020 Indexed to $100)
329,655
280,043
12
839,568
18
430,871
2022
2023
Compensation actually paid to PEO
Average Compensation actually paid to Non-PEOS NEOs
BiomX Inc. TSR

Compensation Actually Paid and Net Loss

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Loss
Compensation Actually Paid ($000)
Net Loss ($000)
900,000
800,000
700,000
600,000
500,000
400,000
300,000
200,000
100,000
0
$30,000
$29,000
$28,000
$27,000
$26,000
$25,000
$24,000
$23,000
$22,000
$21,000
$20,000
329,655
280,043
839,568
430,871
28,317
26,169
2022
2023
Compensation actually paid to PEO
Average Compensation actually paid to Non-PEOS NEOs
BiomX Net Loss

All information provided above under the “Pay-Versus-Performance” heading will not be deemed to be incorporated by reference into any of BiomX’s filings under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent BiomX specifically incorporates such information by reference.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Transactions with Related Parties

Our Related-Person Transactions Policy requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board (or the Audit Committee). For as long as the Company qualifies as a “smaller reporting company” as defined under Rule 12b-2 under the Exchange Act, a related-person transaction is defined under our Related-Person Transactions Policy as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any Related Person (as defined in the policy) are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any Related Person had or will have a direct or indirect material interest. If the Company ceases to be a smaller reporting company, a related-person transaction will be defined as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any Related Person are, were or will be participants in which the amount involved exceeds $120,000, and in which any Related Person had or will have a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy.

In the event that the Company proposes to enter into, or materially amend, a related-person transaction, management of the Company shall present such related-person transaction to the Audit Committee for review, consideration and approval or ratification. The presentation must include, to the extent reasonably available, a description of (a) all of the parties thereto, (b) the interests, direct or indirect, of any Related Person(s) in the transaction in sufficient detail so as to enable the Audit Committee to fully assess such interests, (c) the purpose of the transaction, (d) all of the material facts of the proposed related-person transaction, including the proposed aggregate value of such transaction, or, in the case of indebtedness, the amount of principal that would be involved, (e) the benefits to the Company of the proposed related-person transaction, (f) if applicable, the availability of other sources of comparable products or services, (g) an assessment of whether the proposed related-person transaction is on terms that are comparable to the terms available to or from, as the case may be, unrelated third parties that would have been negotiated at arm’s length, and (h) management’s recommendation with respect to the proposed related-person transaction knowing that there is a potential or actual conflict that will arise of the matter proceeds to fruition. In the event the Audit Committee is asked to consider whether to ratify an ongoing related-person transaction, in addition to the information identified above, the presentation must include (i) a description of the extent of work performed and remaining to be performed in connection with the transaction, (ii) an assessment of the potential risks and costs of termination of the transaction, and (iii) where appropriate, the possibility of modification of the transaction.

The Committee, in approving or rejecting the proposed related-person transaction, will consider all the relevant facts and circumstances deemed relevant by and available to the Committee, including but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the Related Person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms and timing of the transaction, (d) the availability of other sources of comparable services or products, (e) the terms available to or from, as the case may be, unrelated third parties, and (f) how the related-person transaction was realized and communicated to the Audit Committee as required under the Related-Person Transactions Policy. The Audit Committee will approve only those related-person transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

Other than compensation, termination, change in control and other arrangements, which are described herein under “Executive Officer and Director Compensation”, our only related-person transactions since January 1, 2023 consisted of the following: (i) a Securities Purchase Agreement we entered into on February 22, 2023 with accredited and non-U.S. investors, including CFF, OrbiMed, and Nimble Ventures LLC, our stockholders, each of which holds more than 5% of our outstanding Common Stock, relating to a private placement of an aggregate of 15,997,448 shares of our Common Stock and 14,610,714 pre-funded warrants, at a purchase price of $0.245 per Share and $0.244 per pre-funded warrant. The gross proceeds from this offering are approximately $7.4 million, before deducting issuance costs. The pre-funded warrants became exercisable on May 4, 2023, at an exercise price of $0.001 per share of Common Stock and have no expiration date. Of these proceeds, an aggregate of 3,385,000 shares of Common Stock and 4,778,265 pre-funded warrants were sold to CFF for gross proceeds of $2 million, an aggregate of 1,740,000 shares of Common Stock and 9,280,408 pre-funded warrants were sold to OrbiMed for gross proceeds of $2.7 million and an aggregate of 4,550,000 shares of Common Stock and 552,041 pre-funded warrants were sold to Nimble Venture LLC for gross proceeds of $1.25 million, and (ii) the Purchase Agreement, which we entered into on March 6, 2024 with certain investors, including CFF, OrbiMed and Telmina, our stockholders, each of which hold more than 5% of our outstanding Common Stock, pursuant to which we sold an aggregate of 216,417 shares of Series X Preferred Stock and Private Placement Warrants to purchase up to an aggregate of 108,208,500 shares of Common Stock, at a combined purchase price of $231.10 per share of Series X Preferred Stock and accompanying Private Placement Warrant. The aggregate gross proceeds from the Private Placement were approximately $50 million. Of these proceeds, an aggregate of 21,635 shares of Series X Preferred Stock and 10,817,500 Private Placement Warrants were sold to CFF for gross proceeds of $5 million, an aggregate of 4,327 shares of Series X Preferred Stock and 2,163,500 Private Placement Warrants were sold to OrbiMed for gross proceeds of $1 million and an aggregate of 2,596 shares of Series X Preferred Stock and 1,298,000 Private Placement Warrants were sold to Telmina for gross proceeds of $0.6 million.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our Common Stock as of June 12, 2024 by:

•        each of our directors;

•        each of our Named Executive Officers;

•        all of our directors and executive officers as a group; and

•        each person, or group of affiliated persons, who is known by us to beneficially owner of greater-than-5.0% of our Common Stock.

The column entitled “Shares Beneficially Owned” is based on a total of 69,806,440 shares of our Common Stock outstanding as of June 12, 2024.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our Common Stock. Shares of our Common Stock subject to options that are currently exercisable or exercisable within 60 days of June 12, 2024 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our Common Stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of BiomX Inc., 22 Einstein St., 4th Floor, Ness Ziona 7414003, Israel.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
OrbiMed Israel GP Ltd.(2) 89 Medinat Hayehudim St. Building E Herzliya 4614001 Israel	13,923,653	19.9%
Cystic Fibrosis Foundation(3) 4550 Montgomery Ave. Suite 1100N Bethesda, MD 20814	9,330,580	13.4%
Nimble Ventures, LLC(4) 1 Letterman Drive, Building A, Suite 4900, San Francisco, CA 94129(2)	5,102,041	7.3%
Deerfield Healthcare Innovations Fund II, L.P.(5) 345 Park Avenue South, 12th Floor, New York, New York 10010	3,055,049	4.4%
Deerfield Private Design Fund V, L.P.(6) 345 Park Avenue South, 12th Floor, New York, New York 10010	3,055,049	4.4%
AMR Action Fund, L.P.(7) 225 Franklin Street, Suite 1750, Boston, MA 02110	3,054,870	4.4%
Telmina Limited(8) 34 Rue de l’athenee, PO Box 393, 1211 Geneva 12, Switzerland	2,839,714	4.1%
Directors and Named Executive Officers
Jonathan Solomon(9)	1,204,373	1.7%
Marina Wolfson(10)	107,301	*
Dr. Merav Bassan(11)	304,395	*
Susan Blum	0	—
Dr. Russell Greig(12)	111,953	*
Dr. Jesse Goodman	0	—
Jonathan Leff	0	—
Gregory Merril	0	—
Dr. Alan Moses(13)	60,444	*
Edward Williams	0	—
All directors and executive officers as a group (12 persons)	2,104,488	3.01%

____________

*        Less than 1%.

(1)      Unless otherwise indicated, the business address of each of the individuals is c/o BiomX Inc., 22 Einstein St., 4th Floor, Ness Ziona 7414003, Israel.

(2)      This stockholder, together with its affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliated, including OrbiMed Israel BioFund GP Limited Partnership, Carl L. Gordon and Erez Chimovits beneficially own 13,923,653 shares of Common Stock. Excludes (x) 4,327 shares of Series X Preferred Stock, (y) warrants to acquire up to 140,781 shares of Common Stock and (z) warrants to acquire up to 2,538,500 shares of Common Stock. Such warrants each contain an issuance limitation that prohibits the holder from exercising such warrants to the extent that after giving effect to such issuance after exercise, the holder (together with the holder’s affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliated, including OrbiMed Israel BioFund GP Limited Partnership, Carl L. Gordon and Erez Chimovits) would beneficially own in excess of 19.9% of the Shares outstanding immediately after giving effect to the issuance of the Shares upon exercise of the warrants, or the Beneficial Ownership Limitation. Each share of Series X Preferred Stock is automatically convertible into 1,000 Shares following approval by the Issuer’s stockholders of such conversion, subject to the Beneficial Ownership Limitation. Based on information contained in the Schedule 13D/A filed with the SEC on March 19, 2024, the Form 4 filed with the SEC on May 20, 2024 and on the Company’s records.

(3)      Consists of 9,330,580 shares of Common Stock. Excludes (i) 21,635 shares of Series X Preferred Stock, and (ii) 10,817,500 shares of Common Stock issuable upon exercise of a warrant, as the Series X Preferred Stock and such warrant will only become convertible or exercisable, as applicable, following approval by the Company’s stockholders. Each share of Series X Preferred Stock is convertible into 1,000 shares of common stock following approval by the Company’s stockholders of such conversion, subject to a beneficial ownership limitation. Based solely on information contained in a Form 4 filed with the SEC on May 17, 2024 and on the Company’s records.

(4)      Consists of 5,102,041 shares of Common Stock. John H. Burbank III is the control person of Nimble Ventures and, in such capacity, may be deemed to indirectly beneficially own the Shares that Nimble Ventures directly beneficially owns. Based on information contained in the Schedule 13G filed with the SEC on June 23, 2023 and on the Company’s records.

(5)      Does not include (i) an aggregate of 53,840,000 shares of Common Stock underlying 53,840 shares of Series X Preferred Stock, which will become convertible into Common Stock (subject to a beneficial ownership limitation), if at all, upon the occurrence of certain conditions, or (ii) an aggregate of 20,897,175 shares of Common Stock underlying warrants that will become exercisable for Common Stock (subject to a beneficial ownership limitation), if at all, upon the occurrence of certain conditions. Based solely on information contained in a Schedule 13D filed with the SEC on March 22, 2024 and on the Company’s records.

(6)      Does not include (i) an aggregate of 53,840,000 shares of Common Stock underlying 53,840 shares of Series X Preferred Stock, which will become convertible into Common Stock (subject to a beneficial ownership limitation), if at all, upon the occurrence of certain conditions, or (ii) an aggregate of 20,897,175 shares of Common Stock underlying warrants that will become exercisable for Common Stock (subject to a beneficial ownership limitation), if at all, upon the occurrence of certain conditions. Based solely on information contained in a Schedule 13D filed with the SEC on March 22, 2024 and on the Company’s records.

(7)      Does not include (i) an aggregate of 42,337,000 shares of Common Stock underlying 42,337 shares of Series X Preferred Stock, which will become convertible into Common Stock (subject to a beneficial ownership limitation), if at all, upon the occurrence of certain conditions, or (ii) an aggregate of 15,145,647 shares of Common Stock underlying warrants that will become exercisable for Common Stock (subject to a beneficial ownership limitation), if at all, upon the occurrence of certain conditions. Based solely on information contained in a Schedule 13G filed with the SEC on March 25, 2024 and on the Company’s records.

(8)      Consists of 2,839,714 shares of Common Stock. Based solely on information contained in a Schedule 13G filed with the SEC on September 29, 2023 and on the Company’s records.

(9)      Consists of 25,000 shares of Common Stock, 25,000 warrants (entitling the holder to acquire up to 18,750 shares of Common Stock), 1,148,971 options that are exercisable and 11,652 additional options that will become exercisable within 60 days of June 12, 2024.

(10)    Consists of 3,750 shares of Common Stock, 3,750 warrants (entitling the holder to acquire up to 2,813 shares of Common Stock), 97,959 options that are exercisable and 2,779 additional options that will become exercisable within 60 days of June 12, 2024.

(11)    Consists of 299,150 options that are exercisable and 5,245 additional options that will become exercisable within 60 days of June 12, 2024.

(12)    Consists of 3,750 shares of Common Stock, 3,750 warrants (entitling the holder to acquire up to 2,813 shares of Common Stock), 100,927 options that are exercisable and 4,463 additional options that will become exercisable within 60 days of June 12, 2024.

(13)    Consists of 5,000 shares of Common Stock, 5,000 warrants (entitling the holder to acquire up to 3,750 shares of Common Stock), 48,463 options that are exercisable and 3,231 additional options that will become exercisable within 60 days of June 12, 2024.

THE MERGER

This section and the section entitled “The Merger Agreement” beginning on page 80 of this proxy statement describe the material aspects of the Acquisition, including the Merger Agreement. While BiomX believes that this description covers the material terms of the Acquisition and the Merger Agreement, it may not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the Merger Agreement, which is attached as Annex E to this proxy statement, and the other documents to which BiomX has referred you. For a more detailed description of where you can find those other documents, please see the section entitled “Where You Can Find Additional Information” beginning on page 110 of this proxy statement.

Background of the Acquisition

The following chronology summarizes the key meetings and events that led to the consummation of the Acquisition and related matters. The following chronology does not purport to catalogue every conversation among the BiomX Board, any BiomX Board committees, members of BiomX management or BiomX’s representative and other parties related to the Acquisition or related matters detailed herein.

Prior to consummating the Acquisition and the Private Placement, the BiomX Board and BiomX’s management from time to time evaluated various strategic business initiatives intended to strengthen its business and enhance stockholder value, including fundraising as an independent company and potentially out-licensing its main clinical program in cystic fibrosis (“CF”).

On October 24, 2023, APT reached out to BiomX to suggest a meeting to provide an update by both companies and discuss potential collaboration or strategic business transactions.

On October 30, 2023, APT and BiomX held a meeting where each company provided an update on its clinical programs and financial status, including the expected timelines for clinical readouts of APT’s Diabetic Foot Osteomyelitis (“DFO”) program and BiomX’s CF program, and the parties discussed potential collaboration and strategic business transactions.

On December 5, 2023 APT and BiomX held a meeting. The parties discussed the recent clinical results released by BiomX in CF, synergies of a potential merger transaction and the clinical development plans of each company.

On December 8, 2023 APT and BiomX held a meeting. The parties discussed synergies of a potential merger transaction, clinical development plans and financial needs of a potential merged company and structure of a possible transaction. The parties estimated that financial resources of approximately $50,000,000 would be required in order to reach clinical readouts expected in 2025 for the parties’ CF and DFO programs. The parties generally agreed that BiomX’s CF program was at a more advanced stage than APT’s DFO program, and thus considered to be of higher value.

On December 19, 2023, BiomX held a Board meeting. The meeting included an update on the discussions with APT on a potential merger transaction and deal structure. The Board discussed expected timelines and estimated financial resources required for clinical readouts of the CF and DFO programs and the allocation of ownership of a potential combined company between APT and BiomX stockholders.

On January 5, 2023, APT and BiomX held a meeting to discuss the clinical development plans of each company.

On January 8, 2024, BiomX met with Jonathan Leff, an investor in and board member of APT, to discuss a potential transaction. BiomX and Mr. Leff discussed the synergies, timing and possible structure of a potential transaction. The parties proposed a 55%-45% allocation of the post-combination company’s equity between BiomX’s and APT’s stockholders, respectively, immediately following the potential transaction (and before giving effect to any concurrent financing transaction) and proposed that BiomX would be the acquiror. The parties also discussed the participation of Deerfield and AMR Action Fund, L.P., APT’s largest stockholders, in a concurrent financing transaction.

On January 19, 2024, the BiomX Board met to discuss the potential transaction, including the matters discussed in the January 8, 2024 meeting with Mr. Leff.

Between January 22 and January 24, 2024, BiomX held several meetings in New York with APT and Deerfield to discuss the potential transaction. Meetings included discussions on deal structure, due diligence of both parties, prospective funding requirements for the post-combination company and related matters. The parties agreed upon a 55%-45% allocation of the post-combination company’s equity between BiomX’s and APT’s pre-transaction stockholders, respectively, immediately following the potential transaction and before giving effect to any concurrent financing transaction. The parties discussed potential bridge loans that would be required in the event the potential transaction had a traditional structure requiring stockholder approval, which the parties estimated would take three to four months. The parties discussed the board composition of the post-combination company and conceptually agreed upon a seven-director board, with four directors to be delegated by BiomX and three directors to be delegated by APT. The parties initiated discussions on the duration of the lock-up agreements to be entered into by (i) all of the directors and officers and a majority of the stockholders of BiomX and (ii) all of the directors and officers and certain of the stockholders of APT (the “Lock-Up Agreements”) following the potential transaction, with durations ranging from six to twelve months being considered.

On January 24, 2024, BiomX met with Haynes and Boone, LLP (“Haynes and Boone”) to discuss structure and timing of the potential transaction.

On January 26, 2024, the BiomX Board met to discuss the potential transaction.

On January 29 and 31, 2024 and February 1, 2024, BiomX met with APT and Deerfield to discuss the potential transaction. Discussions in these meetings addressed deal structure, due diligence and review of the investor presentation relating to the potential transaction and the post-combination company. After discussion with Haynes and Boone, BiomX proposed and APT agreed to a sign-and-close structure whereby stockholder approval would not be sought to approve the proposed transaction but would instead be sought following consummation of the proposed transaction to approve conversion of shares of convertible preferred stock to be issued as merger consideration. This structure was proposed by BiomX due to the immediate need for cash by both BiomX and APT and the shorter timeline this structure would allow to consummate the proposed transaction and a concurrent financing transaction. The parties also considered a traditional structure that would allow BiomX’s stockholders to approve or disapprove of the proposed transaction or the merger consideration prior to the closing of the transaction but determined, as stated above, that such a structure was less feasible considering the longer timelines involved and the parties’ liquidity needs. The parties also discussed the terms of the convertible preferred stock to be issued as merger consideration and agreed upon a 1:1000 conversion ratio and a cash settlement feature in the event stockholder approval of the conversion of such convertible preferred stock was not obtained, which provisions were based on the terms of convertible preferred stock from sign-and-close transactions as precedents for the proposed transaction. The parties discussed a six-month lock-up period and discussed BiomX covering a portion of legal costs for APT, Deerfield and AMR Action Fund, L.P. in connection with the proposed transaction.

On January 29 and 31, 2024 and February 1, 2024 BiomX met with Haynes and Boone to prepare for the meetings with APT and Deerfield described above.

On February 2, 2024, the BiomX Board met to discuss the potential transaction. The BiomX Board discussed the proposed terms of the transaction and the transaction structure. The BiomX Board discussed the cash flow of BiomX and the benefits a sign-and-close structure as opposed to a traditional structure for purposes of liquidity. The board discussed the importance of obtaining the vote of a majority of the BiomX stockholders in favor of the Transaction Proposals.

On February 5, 2024, BiomX met with RBC and Laidlaw regarding the Private Placement.

On February 6, 2024, BiomX, APT, and each of their advisors met for a transaction kick-off meeting to outline the process and timeline of the potential transaction. The parties discussed additional required diligence relating to business, financial, clinical and legal matters. The parties also discussed the need for APT to enter into the Lease Amendment and to determine which stockholders of APT would receive merger consideration as part of the Acquisition.

On February 7, 2024, BiomX met with Haynes and Boone regarding the status of the potential transaction. These discussions centered on the documentation and process related to the Private Placement and a general status update on the Acquisition.

On February 8, 2024, BiomX met with APT to discuss the status of the potential transaction, due diligence and investor meetings. The parties discussed the timing of the potential transaction.

On February 9, 2024, BiomX met with Haynes and Boone to discuss structure and timing of the potential transaction, as well as potential related material issues, including but not limited to the structure of the Private Placement, various diligence-related items and the status of the legal documentation.

Throughout February and early March 2024, BiomX held more than 20 meetings with various investors related to the Acquisition and the Private Placement.

On February 11, 2024, BiomX met with Haynes and Boone to discuss updates to the legal documentation and timing of the potential transaction, including but not limited to issues related to determining the exchange ratio for the Acquisition, whether there should be a net cash requirement for APT and how to treat warrants, options and other derivative securities of the parties.

On February 12, 2024, BiomX, APT and each of their advisors met in the first of various twice-weekly all hands meetings to discuss the timeline of the potential transaction, status and any related material items. Such meetings occurred regularly thereafter on a twice-weekly basis and addressed similar updates.

On February 12, 2024, Haynes and Boone shared the initial draft of the Merger Agreement with APT’s legal advisors.

During the week of February 19 and the week of February 26, 2024, BiomX met with Haynes and Boone multiple times to draft and revise BiomX’s disclosure schedules to the Merger Agreement and discuss due diligence responses.

On February 22, 2024, legal advisors to APT shared APT’s February 22, 2024 draft of the Merger Agreement with BiomX. Material changes included: (i) counting the outstanding warrants of BiomX as adjusting the exchange ratio; (ii) addressing the treatment of APT’s convertible notes in the Acquisition; (iii) certain changes to the representations and warranties; (iv) adding a condition to closing that BiomX must be listed on NYSE American; and (v) requiring a registration rights agreement regarding the securities to be issued in the Acquisition and the Private Placement.

On February 26, 2024, Haynes and Boone shared with APT’s legal advisors BiomX’s February 26, 2024 draft of the Merger Agreement. Material changes included: (i) excluding certain then-outstanding warrants of BiomX as part of the exchange ratio and issuing similar out-of-the-money warrants as merger consideration; (ii) certain changes to the representations and warranties; and (iii) certain changes to the covenants of BiomX.

On February 27, 2024, Haynes and Boone shared with APT’s legal advisors BiomX’s February 27, 2024 draft of the Merger Agreement. Changes included certain changes to the representations and warranties based on additional conversations between the parties.

On February 28, 2024, BiomX met with APT to discuss the potential transaction. Discussions included progress on the Merger Agreement, related agreements, due diligence, progress in investor meetings, open items on the disclosure schedules and the capitalization of BiomX.

On February 29, 2024, BiomX met with APT and Deerfield to discuss the potential transaction. Discussions included deal structure, progress on the Merger Agreement, related agreements and due diligence, including the impact of the timing of the Private Placement on the Acquisition and the debt obligations of APT.

On February 29, 2024, the BiomX Board met and listened to management presentations on BiomX’s financial matters, including its levels of available cash in the event that the potential transactions were not consummated. BiomX management provided an update on the potential transaction as well as status of interest in the Private Placement. The BiomX Board discussed the likely allocation of BiomX Board seats should the potential transaction be consummated.

From March 1 through March 6, 2024, the parties and their respective advisors held daily calls on the status of the transaction documents, due diligence, and investor meeting progress, including discussions of investor commitments to participate in the Private Placement and other related items.

On March 1, 2024, legal advisors to APT shared APT’s March 1, 2024 draft of the Merger Agreement with BiomX. Material changes included the addition of customary termination provisions.

On March 2, 2024, Haynes and Boone shared with APT’s legal advisors BiomX’s March 2, 2024 draft of the Merger Agreement. No material changes were made to the terms.

On March 3, 2024, the parties agreed to a 180-day term for the Lock-Up Agreements.

On March 4, 2024, legal advisors to APT shared APT’s March 4, 2024 draft of the Merger Agreement with BiomX. No material changes were made to the terms.

On March 5, 2024, the parties finalized an execution version of the Merger Agreement.

On March 5, 2024, the BiomX Board met to discuss the potential transaction. After receiving Wainwright’s fairness presentation and Wainwright’s oral opinion that, based upon and subject to the assumptions, factors, qualifications and limitations set forth in the written opinion described herein, as of March 5, 2024, the Merger Consideration was fair, from a financial point of view, to BiomX and after a presentation by Haynes and Boone, the BiomX Board went into executive session. The BiomX Board then voted unanimously to approve the Acquisition.

On March 6, 2024, BiomX entered into the Merger Agreement and the Purchase Agreement.

From March 7 through March 15, 2024, the parties and their respective advisors held various regular status meetings to coordinate the consummation of the Acquisition and the Private Placement.

On March 15, 2024, BiomX consummated the Acquisition and the Private Placement.

BiomX’s Reasons for the Acquisition

In the course of its evaluation of the Acquisition, the Merger Agreement and related agreements, the BiomX Board held numerous meetings, consulted with its management, legal counsel and its financial advisor and reviewed a significant amount of information and, in reaching its decision to approve the Acquisition and the Merger Agreement, the BiomX Board considered a number of factors, including, among others, the following factors:

•        the BiomX Board believes that, as a result of arm’s length negotiations with APT, BiomX negotiated a favorable equity split for BiomX stockholders, and that the terms of the Merger Agreement include the most favorable terms to BiomX in the aggregate that were mutually agreeable to APT;

•        the BiomX Board believes, after a thorough review of strategic alternatives and discussions with BiomX senior management, advisors and legal counsel, that the Acquisition is more favorable to BiomX’s stockholders than the potential value that might have resulted from other strategic options available to BiomX, including potential licensing transactions, the sale of existing assets or a liquidation of BiomX and the distribution of any available cash;

•        the BiomX Board believes, based in part on a scientific and business diligence and analysis process conducted over several weeks by BiomX’s management and reviewed with the BiomX Board, that APT’s Diabetic Foot Osteomyelitis (“DFO”) program represents a sizeable potential market opportunity, and may thereby create value for the stockholders of the combined organization and an opportunity for BiomX stockholders to participate in the potential growth of the combined company;

•        the BiomX Board considered the sign-and-close structure of the Acquisition in comparison with a traditional structure requiring stockholder approval prior to the Acquisition Closing and deemed that the sign-and-close structure was advisable and in the best interests of BiomX and its stockholders due to BiomX’s immediate need for cash and the shorter timeline the sign-and-close structure would allow to consummate the Acquisition and the concurrent Private Placement;

•        the BiomX Board also reviewed with BiomX management the current plans for clinical development of its existing product candidate, BX004, for treating chronic infections in cystic fibrosis and APT’s product candidate for treating DFO to confirm the likelihood that the combined company would possess sufficient financial resources to allow the management team to make progress in the clinical development of both programs;

•        the BiomX Board also considered the possibility that the combined company would be able to take advantage of the potential benefits resulting from the combination of the technological platforms and infrastructure of both BiomX and APT;

•        the BiomX Board also considered the strength of the balance sheet of the combined company, which includes the cash that BiomX and APT held prior to the Acquisition plus the gross proceeds from the concurrent Private Placement of approximately $50 million; and

•        the BiomX Board considered Wainwright’s opinion to the BiomX Board that, based upon and subject to the assumptions, factors, qualifications and limitations set forth in its written, as of March 5, 2024, the Merger Consideration was fair, from a financial point of view, to BiomX, as more fully described below under the caption “The Acquisition — Opinion of BiomX’s Financial Advisor.”

The BiomX Board also reviewed various reasons impacting the financial condition, results of operations and prospects of BiomX, including:

•        the BiomX Board having undertaken a comprehensive and thorough process of reviewing and analyzing the potential merger transaction to identify the opportunity that would, in the BiomX Board’s opinion, create the most value for its stockholders;

•        the BiomX Board’s belief that, as a result of arm’s length negotiations with APT, BiomX negotiated a favorable equity split for BiomX stockholders, and that the terms of the Merger Agreement include the most favorable terms to BiomX in the aggregate that were mutually agreeable to APT; and

•        the BiomX Board’s belief, after a thorough review of strategic alternatives and BiomX’s discussions with its financial advisors and legal counsel, as well as BiomX management’s discussions with APT’s senior management, that, compared to the Acquisition, no alternatives or other strategic options that may have been available to BiomX, including remaining a standalone public company, were reasonably likely to create greater value for BiomX’s stockholders.

In the course of its deliberations, the BiomX Board also considered a variety of risks and other countervailing factors related to entering into the Acquisition, including:

•        the substantial expenses to be incurred in connection with the Acquisition, including the potential costs associated with any related litigation;

•        the possible volatility of the trading price of BiomX Common Stock resulting from the announcement of the Acquisition;

•        the possibility of disruptive stockholder litigation following announcement of the Acquisition; and

•        various other risks associated with the combined company and the Acquisition, including those described in the section entitled “Risk Factors” beginning on page 98 of this proxy statement.

The foregoing information and factors considered by the BiomX Board are not intended to be exhaustive but are believed to include all of the material factors considered by the BiomX Board. In view of the wide variety of reasons considered in connection with its evaluation of the Acquisition and the complexity of these matters, the BiomX Board did not find it useful to attempt, and did not attempt, to quantify, rank or otherwise assign relative weights to these reasons. In considering the reasons described above, individual members of the BiomX Board may have given different weight to different reasons. The BiomX Board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, BiomX’s management team, the legal and financial advisors of BiomX, and considered the reasons overall to be favorable to, and to support, its determination.

Overview of APT

APT was formed in 2016 as a Delaware corporation headquartered in Gaithersburg, Maryland. APT was a clinical-stage company focused on advancing therapies addressing multi-drug resistant infections. APT’s approach leveraged a library of systematically discovered, selected, catalogued, and curated phages, with the goal of providing broad coverage against many of the world’s highest priority antibiotic-resistant bacteria. APT’s technology was originally developed at the National Institutes of Health by APT co-founder Carl R. Merril, MD CAPT USPHS (ret.), and further advanced within a biodefense program of U.S. Department of Defense.

APT’s most advanced program prior to the Acquisition was BX211, a personalized phage treatment now being developed by BiomX for the treatment of diabetic foot osteomyelitis (“DFO”) associated with S. aureus. The personalized phage treatment tailors a specific phage selected from a proprietary phage-bank according to the specific strain of S. aureus biopsied and isolated from each patient. At the time of the Acquisition, APT was in the process of conducting a randomized, double-blind, placebo-controlled, multi-center Phase 2 study investigating the safety, tolerability, and efficacy of BX211 for subjects with DFO associated with S. aureus.

From the time of its inception until the Acquisition, APT devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff and raising capital, and financed its operations through the issuance of common and preferred stock, long-term debt and proceeds from research grants and government contracts. APT did not generate any revenue from the sale of any products.

Prior to the Acquisition, APT was a privately held company, and there was no established public trading market for its securities. APT never paid cash dividends to its stockholders.

Regulatory Matters

Neither BiomX nor APT was required to make any filings or to obtain approvals or clearances from any antitrust regulatory authorities in the United States or other countries to consummate the Acquisition. In the United States, BiomX must comply with applicable federal and state securities laws and the NYSE American rules in connection with the issuance of shares of Common Stock, Series X Preferred Stock and Warrants in the Acquisition and the Private Placement, including the filing with the SEC of this proxy statement.

OPINION OF BIOMX’S FINANCIAL ADVISOR

BiomX retained Wainwright on March 2, 2024 to render an opinion to the BiomX Board as to the fairness, from a financial point of view, to BiomX of the Merger Consideration (as defined in the Merger Agreement) to be paid by BiomX pursuant to the Merger Agreement. In selecting a party to render a fairness opinion, BiomX considered proposals from Wainwright and two other investment banks. BiomX had a pre-existing relationship with Wainwright, as the Sales Agent on BiomX’s “at-the-market” offering and Wainwright also provided research coverage on BiomX. One of the other banks also provided research coverage on BiomX and the third bank was well known to the management team and experienced in providing fairness opinions. After a thorough review, BiomX selected Wainwright for its fairness opinion analysis, as it believed Wainwright had the best understanding of BiomX’s business given its history with the Company and because Wainwright’s fee request was believed to be reasonable for the scope of work.

On March 5, 2024, Wainwright rendered its oral opinion to the BiomX Board (which was subsequently confirmed in writing by delivery of Wainwright’s written opinion dated the same date) to the effect that, based upon and subject to the assumptions, factors, qualifications and limitations set forth in the written opinion described herein, as of March 5, 2024, the Merger Consideration was fair, from a financial point of view, to BiomX.

Wainwright’s opinion was prepared for the information of the BiomX Board and only addressed the fairness, from a financial point of view, to BiomX of the Merger Consideration. Wainwright was not requested to opine as to, and Wainwright’s opinion did not address, the relative merits of the Acquisition or any alternatives to the Acquisition, BiomX’s underlying decision to proceed with or effect the Acquisition, or any other aspect of the Acquisition. Wainwright’s opinion does not address the fairness of the Acquisition to the holders of any class of securities, creditors or other constituencies of BiomX. Wainwright did not express an opinion about the fairness of the amount or nature of any compensation payable or to be paid to any of the officers, directors or employees, of BiomX, whether or not relative to the Acquisition.

The summary of Wainwright’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex D to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Wainwright in preparing its opinion. Wainwright’s opinion was prepared for the information of the BiomX Board for its use in connection with its consideration of the Acquisition. Neither Wainwright’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and they do not constitute, a recommendation to any stockholder of BiomX as to how such stockholder should vote with respect to any matter relating to the Acquisition or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Wainwright, among other things, reviewed:

•        the financial terms of the Acquisition described in a draft of the Merger Agreement dated March 2, 2024;

•        financial forecasts, relating to the business, earnings, cash flow, assets, liabilities, cash flow and prospects of BiomX, APT and the combined company furnished to Wainwright, and prepared by, BiomX’s management for purposes of Wainwright’s analysis;

•        relevant market sizing projections for the assets and liabilities that would be acquired by BiomX;

•        management of BiomX’s assessment of the strategic rationale for, and the potential benefits of, the Acquisition;

•        the past and current operations and financial condition and future prospects of BiomX;

•        the reported price and trading activity for BiomX’s Common Stock;

•        certain publicly available information, including, but not limited to, BiomX’s recent filings with the SEC and the financial statements set forth therein;

•        the financial terms, to the extent publicly available, of certain acquisition and financing transactions that Wainwright deemed relevant; and

•        such other analyses and such other factors as Wainwright deemed relevant or appropriate for the purpose of rendering its opinion.

For purposes of its opinion, with the approval of the BiomX Board and without independent verification, Wainwright assumed that:

•        49.6 million shares of Common Stock would be issued in the Acquisition and the Private Placement (assuming approval of the Conversion Proposal and assuming no applicable Beneficial Ownership Limitation);

•        the holders of the outstanding Common Stock immediately prior to the Acquisition would own 17.9% of the outstanding equity of BiomX on a fully diluted basis immediately following the Acquisition Closing and after giving effect to the Private Placement and the conversion (the “Convertible Note Conversion”) of certain convertible promissory notes (the “Convertible Notes”);

•        the holders of the outstanding APT common stock immediately prior to the Acquisition (including the holders of the Convertible Notes) would own 14.6% of the outstanding equity of BiomX on a fully diluted basis immediately following the Acquisition Closing and after giving effect to the Private Placement and the Convertible Note Conversion; and

•        the investors in the Private Placement would own 67.5% of the outstanding equity of BiomX on a fully diluted basis immediately following the Acquisition Closing and after giving effect to the Private Placement and the Convertible Note Conversion.

For purposes of its opinion, Wainwright assumed, with the consent of the BiomX Board, that the Private Placement would be consummated in accordance with its terms, that BiomX would receive aggregate proceeds of $48 million pursuant thereto and that the Conversion Proposal would be approved.

In connection with its opinion, Wainwright assumed and relied upon, without verifying independently, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to Wainwright or discussed with or reviewed by or for Wainwright for the purposes of preparing its opinion (and did not assume responsibility or liability for any independent verification of such information), and further assumed that the financial information provided to Wainwright had been prepared by the management of BiomX on a reasonable basis in accordance with industry practice, and that the management of BiomX was not aware of any information or facts that would make any information provided to Wainwright incomplete or misleading.

With respect to the financial forecasts, estimates and other forward-looking information reviewed by Wainwright, Wainwright assumed that such information had been reasonably prepared by the management of BiomX based on assumptions reflecting its best currently available estimates and good faith judgments as to the expected future results of operations and financial condition of BiomX and the combined company, respectively. Wainwright was not engaged to assess the achievability of any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based, and Wainwright expressed no opinion as to such information or assumptions. In addition, Wainwright did not assume any responsibility for, and did not perform, any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of BiomX or APT, nor was Wainwright furnished or provided with any such appraisals or valuations. Without limiting the generality of the foregoing, Wainwright was not engaged to, and did not undertake, any independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which BiomX, APT and or any of their respective affiliates is a party or may be subject, and at the direction of the BiomX Board and with its consent, Wainwright’s opinion made no assumption concerning, and did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

Wainwright relied upon and assumed, without independent verification, that the representations and warranties of all parties set forth in the Merger Agreement and all related documents and instruments that are referred to therein are true and correct, that each party to the Merger Agreement would fully and timely perform all of the covenants and agreements required to be performed by such party, that the Acquisition would be consummated pursuant to the terms of the Merger Agreement, without amendments thereto, and that all conditions to the consummation of the Acquisition, including completion of the Private Placement and the Convertible Note Conversion would be satisfied without waiver by any party of any conditions or obligations thereunder. Wainwright further assumed that the Merger Agreement was in all material respects identical to the draft of the Merger Agreement provided to Wainwright. Finally, Wainwright also assumed that all the necessary regulatory approvals and consents required for the Acquisition, the Private Placement and the Convertible Note Conversion would be obtained in a manner that would not adversely affect BiomX.

In connection with its opinion, Wainwright assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it. Wainwright’s opinion does not address any legal, tax, accounting or regulatory matters. Wainwright’s fairness opinion was approved by its fairness opinion committee prior to delivering it to the BiomX Board.

Wainwright’s opinion is necessarily based upon the information available to Wainwright and facts and circumstances as they existed and were subject to evaluation as of March 5, 2024, which is the date of Wainwright’s opinion. Although events occurring after the date of Wainwright’s opinion could materially affect the assumptions used in preparing the opinion, Wainwright does not have any obligation to update, revise or reaffirm its opinion and Wainwright expressly disclaims any responsibility to do so. Wainwright did not express any opinion as to the value of the shares of Common Stock to be issued in the Acquisition or the prices at which shares of Common Stock may trade following announcement of the Acquisition or at any future time nor did Wainwright express any opinion regarding the fairness, from a financial point of view, to BiomX of the Private Placement.

The terms of the Acquisition, the consideration to be paid in the Acquisition, and the related transactions were determined through arm’s length negotiations between BiomX and APT and were approved unanimously by the BiomX Board. Wainwright did not determine the consideration to be paid by BiomX in connection with the Acquisition. Wainwright’s opinion and its presentation to the BiomX Boards was one of many factors taken into consideration by the BiomX Board in deciding to approve, adopt and authorize the Merger Agreement. Consequently, the analyses as described herein should not be viewed as determinative of the opinion of the BiomX Board with respect to the consideration to be paid by BiomX in the Acquisition or of whether the BiomX Board would have been willing to agree to different consideration.

The following is a summary of the material financial analyses performed by Wainwright in connection with the preparation of its fairness opinion, which opinion was rendered orally to the BiomX Board (and subsequently confirmed in writing by delivery of Wainwright’s written opinion dated the same date) on March 5, 2024. The preparation of analyses and a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description and this summary does not purport to be a complete description of the analyses performed by Wainwright or the delivery of Wainwright’s opinion to the BiomX Board. This summary includes information presented in tabular format. In order to fully understand the financial analyses presented by Wainwright, the tables must be read together with the text of each analysis summary and considered as a whole. The tables alone do not constitute a complete summary of the financial analyses. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Wainwright’s opinion.

In furnishing its opinion, Wainwright did not attempt to combine the analyses described herein into one composite valuation range, nor did Wainwright assign any quantitative weight to any of the analyses or the other factors considered. Furthermore, in arriving at its opinion, Wainwright did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor in light of one another, although Wainwright did state its belief that its discounted cash flow analysis should be given greater weight in evaluating the Acquisition because BiomX’s public comparable companies and precedent transaction analyses do not account for (i) the significant dilution that BiomX would need to take on to fund future operations, (ii) BiomX’s high cost of capital, and (iii) the inability of BiomX to access the capital markets. Wainwright has stated

that it believes that its analyses must be considered as a whole and that considering any portion of its analyses, without considering all of the analyses, could create a misleading or incomplete view of the process underlying its opinion or the conclusions to be drawn therefrom.

In conducting the analysis as to the fairness, from a financial point of view, to BiomX of the Merger Consideration to be paid by BiomX pursuant to the Merger Agreement, Wainwright evaluated the implied equity value of BiomX compared to the $12.7 million equity valuation of BiomX implied by the terms of the Merger Agreement. Wainwright then evaluated the implied equity value of the 17.9% of the combined company to be owned by the stockholders of BiomX immediately after giving effect to the Acquisition compared to the $12.7 million equity valuation of BiomX implied by the terms of the Merger Agreement.

The results of the application by Wainwright of each of the valuation methodologies utilized in connection with its fairness opinion are summarized below.

BiomX Implied Valuation — Standalone

Wainwright determined a range of implied valuations for BiomX using the following valuation metrics, each of which is described further below.

Discounted Cash Flow Analysis

The discounted cash flow analysis is a “forward looking” methodology and is based on projected future cash flows to be generated by the combined company which are then discounted back to the present. This methodology has three primary components: (1) the present value of projected unlevered cash flows for a determined period; (2) the present value of the terminal value of cash flows (representing firm value beyond the time horizon on the projections) or a perpetuity growth calculation based on terminal free cash flow; and (3) the weighted average cost of capital (“WACC”) used to discount such future cash flows and terminal value or perpetuity value back to the present. The future cash flows plus the terminal value or perpetual value of such cash flows are discounted by the combined company’s risk-adjusted cost of capital, the WACC, to derive a present value.

BiomX’s management provided to Wainwright a probability weighted projection of BiomX’s expected future cash flows as shown in the following table.

$ in millions

____________

Source: Company Management

Note: Numbers throughout DCF were adjusted based on the Probability of Success of applicable phase associated with an Respiratory company according to Bio, QLS Advisors and Informa UK’s Clinical Development Success Rates and Contributing Factors: 2011-2020; projected phase of development provided by BiomX.

(1)      Assumes that the Company would need to raise $30 million in equity capital at a 30% discount with 100% warrant coverage at current market levels

NPV Calculations - Perpetual Growth

Discount Rate	13.1%
NPV of FCF	$24
Perpetual Growth Rate	(10.0%)
Terminal Value	$207
PV of Terminal Value	$29
Total NPV	**$53**
x Current Shareholder%(1)	13%
Implied NPV of Total Company	**$7**

Wainwright estimated a perpetuity growth rate of between (8.0)% and (12.0)%. Wainwright also assumed a Weighted Average Cost of Capital (WACC or discount rate) range of 11.1% to 15.1%. Based on these inputs, Wainwright determined an equity value range for BiomX of between $3.0 million and $12.0 million. The tables provided below show these calculations and the WACC calculated by Wainwright.

BiomX WACC Analysis

$ in millions

Cost of Equity - Capital Asset Pricing Model (CAPM)

Equity Value[(1)]	$12.7
Risk Free Rate[(2)]	4.2%
Beta[(3)]	0.682
Market Risk Premium[(4)]	4.6%
Small-Cap Size Premium[(5)]	4.8%
Return on Equity	12.2%
Weighted Cost of Equity	6.2%

Return on Equity = Risk Free Rate + Beta(Market Risk Premium) + Small-Cap Size Premium

Cost of Debt[(6)]

Debt Outstanding	$12.3
Interest Rate	19.4%
Tax Rate	28.0%
Weighted Cost of Debt	6.9%

____________

Source: BiomX, Bloomberg & FactSet; market data as of 2/29/2024

(1)      Based on fully diluted shares outstanding provided by company and share price from FactSet as of 2/29/2024

(2)      Based on yield of 5-year treasury bond as published by FactSet on 2/29/2024

(3)      Three-year historical adjusted beta for BiomX per FactSet as of 2/29/2024

(4)      Long-term U.S.A. ERP as of 1/5/2024 as published by Aswath Damodaran

(5)      Kroll ‘s International Guide to Cost of Capital 2022 Summary Edition

(6)      All numbers taken from BiomX 10-Q filed 11/14/2023 representing Q3-23

Based on these inputs, Wainwright calculated an equity value range of BiomX of between $5.0 million and $9.0 million using the perpetuity growth methodology, compared to the $12.7 million equity value attributable to BiomX pursuant to the Merger Agreement.

Comparable Public Company Analysis

Wainwright also evaluated the implied equity valuation of BiomX using a comparable company analysis. The comparable company analysis uses data based on current equity values of public companies that Wainwright viewed as comparable to BiomX to develop a measure of current equity value for BiomX. Wainwright reviewed the total enterprise values of selected publicly traded, clinical-stage biopharmaceutical companies focused on respiratory indications that Wainwright viewed as operating in an area of focus similar to BiomX. The selected comparable public companies shown in the table below had an equity value range of between $10.0 million (25th percentile) and $108.0 million (75th percentile). Wainwright did not exclude any companies meeting the criteria described above.

$ in millions

Company	Lead Asset Phase	Description	% of 52-Wk High	1 Yr % ▲	Valuation Market Cap	EV
Nektar Therapeutics	Phase II	Nektar Therapeutics is a research-based biopharmaceutical company which engages in discovering and developing medicines in areas of unmet medical need. Its research and development pipeline of new investigational drugs includes therapies for oncology, immunology and virology. The firm focuses on using new chemistry approaches to make medicines to treat cancer and autoimmune diseases. The company was founded in 1990 and is headquartered in San Francisco, CA.	41.5%	(76.6%)	$127	($227)
aTyr Pharma, Inc.	Phase III	aTyr Pharma, Inc. engages in the discovery and development of medicines based on novel biological pathways. Its product pipeline includes ATYR1923, ATYR2810, NRP2 mAbs, and AARS-1, DARS-1. The company was founded by Paul Schimmel, Xiang-Lei Yang and Bruce Beutler on September 8, 2005 and is headquartered in San Diego, CA.	69.6%	(13.4%)	$110	$9
AN2 Therapeutics, Inc.	Phase III	AN2 Therapeutics, Inc. operates as a global health biopharmaceutical company. The firm focuses on modern biomedical and drug development to provide transformational medicines for patients suffering from infectious diseases. The company was founded by Eric Easom, George Harrison Talbot, Joseph S. Zakrzewski and Michael R.K. Alley and is headquartered in Menlo Park, CA.	16.7%	(72.2%)	$110	($14)
Armata Pharmaceuticals, Inc.	Phase II	Armata Pharmaceuticals, Inc. operates as a clinical-stage biotechnology company, which focuses on the development of bacteriophage therapeutics for the treatment of drug-resistant bacterial infections. The company was founded on May 9, 2019 and is headquartered in Los Angeles, CA.	54.0%	9.2%	$103	$92
Aclaris Therapeutics, Inc.	Phase II	Aclaris Therapeutics, Inc. operates as a dermatologist-led biopharmaceutical company, which engages in identifying, developing, and commercializing novel drugs to address the needs in medical and aesthetic dermatology and immunology. It operates through the Therapeutics and Contract Research segments. The company was founded by Neal S. Walker, Frank Ruffo, Kamil Ali-Jackson, Christopher V. Powala, and Stuart D. Shanler in July 2012 and is headquartered in Wayne, PA.	9.4%	(90.6%)	$86	($33)
Connect Biopharma Holdings Ltd. Sponsored ADR	Phase II	Connect Biopharma Holdings Ltd. engages in the development of therapies for the treatment of T cell-driven inflammatory diseases. Its lead product candidate, CBP-201, is an antibody designed to target interleukin-4 receptor alpha, or IL-4Ra, which is a validated target for the treatment of inflammatory diseases such as atopic dermatitis and asthma. The company was founded by Zheng Wei and Wu Bin Pan on November 23, 2015 and is headquartered in Taicang, China.	40.5%	6.5%	$63	($89)
PHAXIAM Therapeutics S.A. Sponsored ADR	Phase I	PHAXIAM Therapeutics SA operates as a biopharmaceutical company. It engages in the development of treatments for resistant bacterial infections. The firm develops antibacterial treatments based on the use of bacteriophage viruses, or phages, to combat bacterial infections in humans, particularly those resistant to antibiotics. The company was founded in 2004 and is headquartered in Lyon, France.	29.2%	(56.4%)	$22	($16)

____________

Source: FactSet as of 2/29/2024

The precedent M&A analysis uses data based on the values acquirers have previously placed on comparable companies in a merger or acquisition to develop a measure of current value for BiomX. Wainwright examined precedent transactions, from July 3, 2018 through February 15, 2023, involving publicly traded, clinical-stage life biopharmaceutical companies focused on respiratory indications that Wainwright viewed as operating in an area of focus similar to BiomX. Wainwright used only the upfront consideration paid in these transactions and did not consider any contingent value rights or other contingent consideration. The transactions shown in the table below had upfront consideration values ranging between $12.0 million (25th percentile) and $61.0 million (75th percentile). Wainwright did not exclude any companies meeting the criteria described above.

$ in millions

Announcement Date	Target	Description	Acquirer	Upfront Consideration	Total Consideration
05/23/2022	Entasis Therapeutics Holdings Inc.	Entasis Therapeutics Holdings Inc is a late-stage clinical biopharmaceutical company focused on the discovery, development and commercialization of novel antibacterial products to treat serious infections caused by multidrug-resistant Gram-negative bacteria. The company's pathogen-targeted design platform has produced a pipeline of product candidates, including SUL-DUR (targeting Acinetobacter baumannii infections), zoliflodacin (targeting Neisseria gonorrhoeae infections), ETX0282CPDP (targeting Enterobacterales infections) and ETX0462 (targeting Gram-negative infections including Pseudomonas).	Innoviva, Inc.	$113	$113
06/24/2020	Tetraphase Pharmaceuticals, Inc.	Tetraphase Pharmaceuticals Inc is a biopharmaceutical company using its proprietary chemistry technology to create, develop and commercialize novel tetracyclines for serious and life-threatening conditions, including bacterial infections caused by multidrug-resistant, or MDR, bacteria. The company has developed its product, Xerava (eravacycline), a fully synthetic fluorocycline, as an intravenous, or IV antibiotic for use as a first-line empiric monotherapy for the treatment of MDR infections, including MDR Gram-negative infections, such as those found in complicated intra-abdominal infections, or cIAI.	La Jolla Pharmaceutical Company	$43	$59
09/07/2022	Ducentis BioTherapeutics Ltd.	Ducentis Biotherapeutics is a pre-clinical stage biotech company aiming to develop novel therapies for autoimmune disease patients with poor treatment options. Ducentis' lead pre-clinical asset, DS-234, is being developed for the treatment of atopic dermatitis, a rapidly growing, significantly underserved market. DS-234 is a fusion protein that is a highly selective and potent agonist of CD200R, an immune-regulatory receptor thought to be an important immunological checkpoint, with a pivotal role in maintenance of immune tolerance.	Arcutis Biotherapeutics, Inc.	$30	$400
02/15/2023	Pherecydes Pharma SA	Pherecydes Pharma operator of an innovative biotechnologies company created to develop personalized phage therapy to treat bacterial infections. The company develops bacteriophages against infections and launched multicenter European phage therapy trial to evaluate phage therapy on infected bum wounds, recognize bacterial target attached to its outer membrane, inject genetic material and reproduce in the host to make new phages that get out and repeat the same cycle, enabling doctors to detect and treat people and their environment against a large range of biothreat agents, including multi-resistant, emergent or previously uncharacterized bacteria.	ERYTech Pharma SA	$27	$27

Based on the analysis described above, Wainwright estimated that the equity value of BiomX ranged between $12.0 million and $61.0 million, compared to the implied $12.7 million equity value attributable to BiomX pursuant to the Merger Agreement.

BiomX Implied Valuation — Combined Company

Wainwright determined a range of implied valuations for the combined company using the following valuation metrics, each of which is described further below. Wainwright then calculated the implied equity value of the 17.9% of the combined company to be owned by the stockholders of BiomX immediately after giving effect to the Acquisition and compared it to the $12.7 million valuation of BiomX implied by the terms of the Merger Agreement.

Discounted Cash Flow Analysis

The discounted cash flow analysis is a “forward looking” methodology and is based on projected future cash flows to be generated by the combined company which are then discounted back to the present. This methodology has three primary components: (1) the present value of projected unlevered cash flows for a determined period; (2) the present value of the terminal value of cash flows (representing firm value beyond the time horizon on the projections) or a perpetuity growth calculation based on terminal free cash flow; and (3) the WACC used to discount such future cash flows and terminal value or perpetuity value back to the present. The future cash flows plus the terminal value or perpetual value of such cash flows are discounted by the combined company’s risk-adjusted cost of capital, the WACC, to derive a present value.

BiomX’s management provided to Wainwright a probability weighted projection of the combined company’s expected future cash flows as shown in the following table.

$ in millions

____________

Source: BiomX Management

Note: Numbers throughout DCF were adjusted based on the Probability of Success of applicable phase associated with an Infectious Disease company according to Bio, QLS Advisors and Informa UK’s Clinical Development Success Rates and Contributing Factors: 2011-2020; projected phase of development provided by Company

(1)      Assumes that BiomX would own 17% of the combined company Source: BiomX Management

NPV Calculations - Perpetual Growth

Discount Rate	12.2%
NPV of FCF	$40
Perpetual Growth Rate	(10.0%)
Terminal Value	$565
PV of Terminal Value	$90
Total NPV	**$129**
xCurrent Shareholder %[(1)]	18%
Implied NPV of Total Company	**$23**

Wainwright estimated a perpetuity growth rate of between (8.0)% and (12.0)%. Wainwright also assumed a Weighted Average Cost of Capital (WACC or discount rate) range of 10.2% to 14.2%. Based on these inputs, Wainwright determined an equity value range of between $12.0 million and $41.0 million for the 17.9% of the combined company to be owned by the stockholders of BiomX immediately after giving effect to the Acquisition. The tables provided below show these calculations and the WACC calculated by Wainwright.

Combined Company WACC Analysis

$ in millions

Cost of Equity - Capital Asset Pricing Model (CAPM)

Equity Value[1]	$12.7
Risk Free Rate[2]	4.2%
Beta[3]	0.682
Market Risk Premium[4]	4.6%
Small-Cap Size Premium[5]	4.8%
Return on Equity	12.2%
Weighted Cost of Equity	12.2%

Return on Equity = Risk Free Rate + Beta(Market Risk Premium) + Small-Cap Size Premium

Cost of Debt[6]

Debt Outstanding	$0.0
Tax Rate	28.0%
Weighted Cost of Debt	0.0%

____________

Source: Company, Bloomberg & FactSet; market data as of 2/29/2024

(1)      Based on fully diluted shares outstanding for BiomX provided by BiomX and BiomX share price from FactSet as of 2/29/2024

(2)      Based on yield of 5-year treasury bond as published by FactSet on 2/29/2024

(3)      Three-year historical adjusted beta for BiomX per FactSet as of 2/29/2024

(4)      Long-term U.S.A. ERP as of 1/5/2024 as published by Aswath Damodaran

(5)      Kroll ‘s International Guide to Cost of Capital 2022 Summary Edition

(6)      Assuming all debt paid off upon transaction close

Based on these inputs, Wainwright calculated an equity value range between $17.0 million and $31.0 million for the 17.9% of the combined company to be owned by the stockholders of BiomX immediately after giving effect to the Acquisition and compared it to the $12.7 million equity valuation of BiomX implied by the terms of the Merger Agreement.

Comparable Public Company Analysis

Wainwright also evaluated the implied equity valuation of the 17.9% of the combined company to be owned by the stockholders of BiomX immediately after giving effect to the Acquisition using a comparable company analysis. The comparable company analysis uses data based on current equity values of public companies that Wainwright viewed as comparable to the combined to develop a measure of current equity value for the combined company. Wainwright reviewed the total equity values of selected publicly traded, clinical-stage biopharmaceutical companies focused on respiratory or infectious disease indications that Wainwright viewed as operating in an area of focus similar to the combined company. The selected comparable public companies shown in the table below had an equity valuation range of between $17.0 million (25th percentile) and $151.0 million (75th percentile). Wainwright did not exclude any companies meeting the criteria described above.

$ in millions

Company	Lead Asset Phase	Description	% of 52-Wk High	1 Yr %▲	Valuation: Market Cap	Valuation: EV
Gossamer Bio, Inc.	Phase III	Gossamer Bio, Inc. engages in discovering, acquiring, developing, and commercializing therapeutics in the disease areas of immunology, inflammation, and oncology. Its primary product candidate, GB001, is intended for the treatment of moderate-to-severe eosinophilic asthma and other allergic conditions. The company was founded by Faheem Hasnain and Sheila Gujrathi on October 25, 2015 and is headquartered in San Diego, CA.	66.0%	(35.7%)	$284	($30)
Zura Bio Limited Class A	Phase II	Zura Bio Ltd. is a clinical-stage biotechnology company that engages in the development of novel medicines for immune disorders. It focuses on the development of ZB-168, a treatment for Alopecia Areata and other inflammatory diseases. The company was founded in January 2022 and is headquartered in La Jolla, CA.	10.1%	(63.6%)	$165	$61
aTyr Pharma, Inc.	Phase III	aTyr Pharma, Inc. engages in the discovery and development of medicines based on novel biological pathways. Its product pipeline includes ATYR1923, ATYR2810, NRP2 mAbs, and AARS-1, DARS-1. The company was founded by Paul Schimmel, Xiang-Lei Yang and Bruce Beutler on September 8, 2005 and is headquartered in San Diego, CA.	69.6%	(13.4%)	$110	$9
AN2 Therapeutics, Inc.	Phase III	AN2 Therapeutics, Inc. operates as a global health biopharmaceutical company. The firm focuses on modern biomedical and drug development to provide transformational medicines for patients suffering from infectious diseases. The company was founded by Eric Easom, George Harrison Talbot, Joseph S. Zakrzewski and Michael R.K. Alley and is headquartered in Menlo Park, CA.	16.7%	(72.2%)	$110	($14)
Armata Pharmaceuticals, Inc.	Phase II	Armata Pharmaceuticals, Inc. operates as a clinical-stage biotechnology company, which focuses on the development of bacteriophage therapeutics for the treatment of drug-resistant bacterial infections. The company was founded on May 9, 2019 and is headquartered in Los Angeles, CA.	54.0%	9.2%	$103	$92
PHAXIAM Therapeutics S.A. Sponsored ADR	Phase I	PHAXIAM Therapeutics SA operates as a biopharmaceutical company. It engages in the development of treatments for resistant bacterial infections. The firm develops antibacterial treatments based on the use of bacteriophage viruses, or phages, to combat bacterial infections in humans, particularly those resistant to antibiotics. The company was founded in 2004 and is headquartered in Lyon, France.	29.2%	(56.4%)	$22	($16)
TFF Pharmaceuticals, Inc.	Phase II	TFF Pharmaceuticals, Inc. engages in the development and commercialization of drug products based on its patented Thin Film Freezing technology platform. It focuses on the manufacture of inhaled dry powder drugs for the treatment of pulmonary diseases and conditions. The company was founded on January 24, 2018 and is headquartered in Fort Worth, TX.	28.3%	(60.5%)	$15	$6
Aridis Pharmaceuticals, Inc.	Phase III	Aridis Pharmaceuticals, Inc. engages in the discovery and development of targeted immunotherapy using human monoclonal antibodies, or mAbs, to treat infections. The company was founded by Eric J. Patzer and Vu L. Truong on April 24, 2003 and is headquartered in Los Gatos, CA.	11.9%	(87.6%)	$3	$7
25th Percentile			**13.1%**	**(70.1%)**	**$17**	**($16)**
Mean			**35.7%**	**(47.5%)**	**$101**	**$14**
Median			**28.7%**	**(58.5%)**	**$106**	**$7**
75th Percentile			**63.0%**	**(19.0%)**	**$151**	**$48**

____________

Source: FactSet as of 3/27/24

Based on the analysis described above, Wainwright estimated that the implied equity value of the 17.9% of the combined company to be owned by the stockholders of BiomX immediately after giving effect to the Acquisition ranged between $3.0 million and $27.0 million, compared to the $12.7 million equity valuation of BiomX implied by the terms of the Merger Agreement.

Precedent M&A Transactions

The precedent M&A analysis uses data based on the values acquirers have previously placed on comparable companies in a merger or acquisition to develop a measure of current value for the combined company. Wainwright examined precedent transactions, from July 3, 2018 through June 6, 2023, involving publicly traded, clinical-stage biopharmaceutical companies focused on respiratory or infectious disease indications that Wainwright viewed as operating in an area of focus similar to the combined company. Wainwright used only the upfront consideration paid in these transactions and did not consider any contingent value rights or other contingent consideration. The transactions shown in the table below had upfront consideration values ranging between $12.0 million (25th percentile) and $331.0 million (75th percentile). Wainwright did not exclude any companies meeting the criteria described above.

$ in millions

Announcement Date	Target	Description	Acquirer	Upfront Consideration	Total Consideration
08/03/2021	Translate Bio	Translate Bio Inc is a clinical-stage mRNA therapeutics company developing a new class of potentially transformative medicines to treat diseases caused by protein orgene dysfunction. The company is developing MRT5005, for the treatment of cystic fibrosis (CF) and MRT5201, for the treatment of ornithine transcarbamylase (OTC) deficiency.	Sanofi	$3,200	$3,200
06/06/2023	Paratek Pharmaceuticals	Paratek Pharmaceuticals Inc is a clinical-stage biopharmaceutical company. The company's medical research is based on tetracycline chemistry and biology to create two antibacterials: omadacycline and sarecycline. NUZYRA (Omadacycline) is an antibacterial for skin infections and treatment of community-acquired bacterial pneumonia. SEYSARA (Sarecycline) is designed for use in the treatment of acne and rosacea. Paratek Pharmaceuticals is also involved in research to treat multiple sclerosis, spinal muscular atrophy, and systemic inflammatory diseases such as rheumatoid arthritis and inflammatory bowel diseases.	Gurnet Point Capital, Novo Holdings	$331	$462
05/23/2022	Entasis Therapeutics Holdings Inc.	Entasis Therapeutics Holdings Inc is a late-stage clinical biopharmaceutical company focused on the discovery, development and commercialization of novel antibacterial products to treat serious infections caused by multidrug-resistant Gram-negative bacteria. The company's pathogen-targeted design platform has produced a pipeline of product candidates, including SUL-DUR (targeting Acinetobacter baumannii infections), zoliflodacin (targeting Neisseria gonorrhoeae infections), ETX0282CPDP (targeting Enterobacterales infections) and ETX0462 (targeting Gram-negative infections including Pseudomonas).	Innoviva, Inc.	$113	$113
06/24/2020	Tetraphase Pharmaceuticals, Inc.	Tetraphase Pharmaceuticals Inc is a biopharmaceutical company using its proprietary chemistry technology to create, develop and commercialize novel tetracyclines for serious and life-threatening conditions, including bacterial infections caused by multidrug-resistant, or MDR, bacteria. The company has developed its product, Xerava (eravacycline), a fully synthetic fluorocycline, as an intravenous, or IV antibiotic for use as a first-line empiric monotherapy for the treatment of MDR infections, including MDR Gram-negative infections, such as those found in complicated intra-abdominal infections, or cIAI.	La Jolla Pharmaceutical Company	$43	$59
02/15/2023	Pherecydes Pharma SA	Pherecydes Pharma operator of an innovative biotechnologies company created to develop personalized phage therapy to treat bacterial infections. The company develops bacteriophages against infections and launched multicenter European phage therapy trial to evaluate phage therapy on infected bum wounds, recognize bacterial target attached to its outer membrane, inject genetic material and reproduce in the host to make new phages that get out and repeat the same cycle, enabling doctors to detect and treat people and their environment against a large range of biothreat agents, including multi- resistant, emergent or previously uncharacterized bacteria.	ERYTech Pharma SA	$27	$27
12/07/2020	QrumPharma, Inc.	QrumPharma, Inc. is engaged in developing drug products. It develops inhalation treatments for severe chronic and recurrent pulmonary infections, including Nontuberculous Mycobacterial (NTM) lung disease. The company was founded by Thomas Hofmann and is headquartered in Doylestown, PA.	MannKind Corp.	$12	$12
07/03/2018	INIM Pharma AB	INIM Pharma operates as a bio-pharmaceutical company. It develops a new local treatment for severe rare lung diseases, such as idiopathic pulmonary fibrosis.	Vicore Pharma Holding AB	$11	$11
25th Percentile				**$12**	**$12**
Mean				**$534**	**$555**
Median				**$43**	**$59**
75th Percentile				**$331**	**$462**

____________

Source: SEC Edgar, Press Releases, Pitchbook and FactSet as of 2/29/2024

Based on the analysis described above, Wainwright estimated that the implied equity value of the 17.9% of the combined company to be owned by the stockholders of BiomX immediately after giving effect to the Acquisition ranged between $2.1 million and $59.2 million, compared to the $12.7 million equity valuation of BiomX implied by the terms of the Merger Agreement.

General

Wainwright is a nationally recognized investment banking firm that provides financial advisory services and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. BiomX retained Wainwright to render an opinion to the BiomX Board as to the fairness, from a financial point of view, to BiomX of the Merger Consideration based upon the foregoing qualifications, experience and expertise.

BiomX paid Wainwright a cash fee of $250,000 for rendering its fairness opinion delivered in connection with the Acquisition. The opinion fee was not contingent in whole or in part on the success of the Acquisition, or on the results of Wainwright’s evaluation and analysis or upon the conclusions reached in Wainwright’s opinion. In addition, BiomX agreed to reimburse Wainwright for its reasonable, documented, out-of-pocket expenses, including reasonable documented fees and disbursements of its counsel. BiomX has also agreed to indemnify Wainwright against certain liabilities and other items that may arise out of BiomX’s engagement of Wainwright. The BiomX Board did not limit Wainwright in any way in the investigations it made or the procedures it followed in rendering its opinion.

In the ordinary course of business, Wainwright and its affiliates may acquire, hold or sell, for its and its affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of BiomX, and, accordingly, may at any time hold a long or a short position in such securities. Except as described below, Wainwright has not had a material relationship with, nor otherwise received fees from, BiomX or APT during the two years preceding the date of Wainwright’s opinion. On December 7, 2023, BiomX and Wainwright entered into an At the Market Offering Agreement (the “Offering Agreement”) pursuant to which Wainwright agreed to act as BiomX’s exclusive sales agent for the sale of up to $7,500,000 of Common Stock.

Pursuant to the terms of the Offering Agreement, Wainwright is entitled to a placement fee of 3.0% of the gross sales price of the shares sold pursuant to the Offering Agreement and to the reimbursement of certain expenses. As of the date of its opinion, Wainwright had received less than $1,000 in fees under the Offering Agreement and had received $50,000 in expense reimbursement. In the future, Wainwright may provide financial advisory and investment banking services to BiomX or its affiliates for which Wainwright would expect to receive compensation.

Consistent with applicable legal and regulatory requirements, Wainwright has adopted policies and procedures to establish and maintain the independence of its research departments and personnel. As a result, Wainwright’s research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to BiomX and/or the Acquisition that differ from the views of its investment banking personnel

Pursuant to the engagement letter between H.C. Wainwright and BiomX, H.C. Wainwright received a Fairness Opinion fee of $250,000 upon delivery of its Fairness Opinion, which fee was not contingent on the successful completion of the Acquisition. Additionally, BiomX agreed to reimburse H.C. Wainwright for its reasonable out-of-pocket expenses and agreed to indemnify H.C. Wainwright against certain liabilities. The terms of the fee arrangement with H.C. Wainwright, which are customary in transactions of this nature, were negotiated at arm’s length between BiomX and H.C. Wainwright, and the BiomX Board was aware of the arrangement.

Interests of BiomX’s Directors and Executive Officers in the Acquisition

In considering the recommendation of the Board of Directors that you vote in favor of the proposals outlined herein, you should be aware that in addition to their interests as BiomX stockholders, the directors and executive officers of BiomX had interests in the Acquisition that were different from, or in addition to, those of other BiomX stockholders generally. Members of the Board of Directors were aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Acquisition. See the section entitled “BiomX’s Reasons for the Acquisition” on page 61 of this proxy statement. BiomX stockholders should take these interests into account in deciding whether to vote in favor of the proposals outlined herein. These interests, which are described in more detail below, include the fact that the directors and executive officers of BiomX and APT remain entitled to continued indemnification and insurance coverage following the Acquisition under the Merger Agreement. Please see the section of this proxy statement titled “The Merger Agreement — Indemnification of Directors and Officers”. As discussed above, the Acquisition has already been completed, and the approval of BiomX stockholders was not, and is not now, required for the Acquisition. BiomX is not seeking stockholder approval of, and you are not being asked to vote on, the Acquisition.

As of March 15, 2024, BiomX’s Named Executive Officers were as set forth below. BiomX’s management team did not change as a result of the Acquisition.

Name	Position
Jonathan Solomon	Chief Executive Officer
Marina Wolfson	Chief Financial Officer
Merav Bassan	Chief Development Officer

In connection with the Acquisition, certain of BiomX’s directors retired from service as directors on the Board of Directors. In connection with the Merger Agreement, Russell Greig, Jonathan Solomon, Alan Moses and Edward L. Williams remained as members of the Board of Directors while Gregory Merril, Jesse Goodman, Jonathan Leff were appointed to the Board of Directors. Mr. Merril, Mr. Goodman and Mr. Leff were each directors of APT prior to the Acquisition. Mr. Leff is also an affiliate of Deerfield, which beneficially owned more than 5% of APT’s common stock on an as-converted basis prior to the Acquisition and which owns more than 5% of BiomX’s Common Stock following the Acquisition.

Director and Officer Indemnification.

BiomX’s directors and executive officers remain entitled to continued indemnification and insurance coverage following the Acquisition under the Merger Agreement. Please see the section of this proxy statement titled “The Merger Agreement — Indemnification of Directors and Officers.”

The Merger Agreement provides for indemnification of directors and officers pursuant to the following terms.

From the First Merger Effective Time through the sixth anniversary of the First Merger Effective Time, each of BiomX and Second Merger Sub shall indemnify and hold harmless each person who has been at any time prior to the First Merger Effective Time, a director or officer of Company or APT or any of their respective Subsidiaries, respectively (the “D&O Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of BiomX or APT, or any Subsidiary thereof, asserted or claimed prior to the First Merger Effective Time, in each case, to the fullest extent permitted under applicable Law. Except in the case of fraud and willful misconduct, each D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of BiomX or APT, jointly and severally, upon receipt by BiomX or APT from the D&O Indemnified Party of a request therefor; provided that any such person to whom expenses are advanced provides an undertaking to BiomX, to the extent then required by the DGCL or DLLCA, as applicable, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

The provisions of the certificate of incorporation and bylaws of BiomX with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of BiomX that are presently set forth in the certificate of incorporation and bylaws of BiomX shall not be amended, modified or repealed for a period of six years from the First Merger Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the First Merger Effective Time, were officers or directors of BiomX, unless such modification is required by applicable Law. The certificate of formation and limited liability BiomX agreement of Second Merger Sub contains provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers as those presently set forth in the certificate of incorporation and bylaws of BiomX.

From and after the First Merger Effective Time, (i) Second Merger Sub shall fulfill and honor in all respects the obligations of APT to its D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under APT’s Organizational Documents and pursuant to any indemnification agreements between APT and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the First Merger Effective Time and (ii) BiomX shall fulfill and honor in all respects the obligations of BiomX to its D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under BiomX’s Organizational Documents and pursuant to any indemnification agreements between BiomX and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the First Merger Effective Time.

From and after the First Merger Effective Time, BiomX shall continue to maintain directors’ and officers’ liability insurance policies, with an effective date as of the Closing Date, on commercially available terms and conditions and with coverage limits customary for U.S. public companies similarly situated to BiomX. From and after the First Merger Effective Time, BiomX shall pay all expenses, including reasonable attorneys’ fees, that are incurred by the persons referred to in Section 5.5 of the Merger Agreement in connection with their successful enforcement of the rights provided to such persons in Section 5.5 of the Merger Agreement.

The provisions of Section 5.5 of the Merger Agreement are in addition to the rights otherwise available to the current and former officers and directors of BiomX and APT by Law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties, their heirs and their representatives.

In the event BiomX or Second Merger Sub or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of BiomX or Second Merger Sub, as the case may be, shall succeed to the obligations set forth in Section 5.5 of the Merger Agreement. BiomX shall cause Second Merger Sub to perform all of the obligations of Second Merger Sub under Section 5.5 of the Merger Agreement.

Deal Bonus

Following the Acquisition, BiomX approved cash bonuses in the aggregate amount of $191,683 to certain of its officers, as set forth in the table below, in recognition of their efforts in connection with the Acquisition. In addition, the BiomX Board further anticipates granting restricted stock units with an aggregate value of $156,943 to certain of its officers, as set forth in the table below, following stockholder approval of the Charter Amendment Proposal.

Officer	Cash Bonus	Proposed Equity Bonus
Avi Gabay	26,545	26,545
Jonathan Solomon	51,048	51,048
Dr. Merav Bassan	32,058	32,058
Inbal Benjamini Elran	21,236	21,236
Assaf Oron	60,795	26,055
Total	191,683	156,943

Federal Securities Law Consequences; Resale Restrictions

The issuance of Common Stock, Series X Preferred Stock and Merger Warrants in connection with the Acquisition and the issuance of Series X Preferred Stock, Private Placement Warrants and Placement Agent Warrants in connection with the Private Placement were effected by means of private placements, which were exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and such shares will be “restricted securities.” The shares of Common Stock issued in connection with the Acquisition were not registered under the Securities Act upon issuance and are not freely transferable. Holders of such shares may not sell their respective shares unless the shares are registered under the Securities Act or an exemption is available under the Securities Act. Additionally, the shares of Common Stock issued in the Acquisition to APT’s stockholders are subject to resale restrictions under the Lock-Up Agreements, as further described in the section “The Merger Agreement — Lock-up Agreements” beginning on page 85 of this proxy statement. The Series X Preferred Stock issued in connection with the Acquisition and the Private Placement is not listed on any exchange. Following stockholder approval of the Conversion Proposal, each share of Series X Preferred Stock is convertible at any time at the option of the holder into 1,000 shares of Common Stock, subject to certain limitations, including that a holder of Series X Preferred Stock is prohibited from converting shares of Series X Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 0% and 19.99%) of the total number of shares of Common Stock outstanding or deemed to be outstanding as of the applicable measurement date. Holders of the shares of Common Stock issued upon conversion of the Series X Preferred Stock may not sell their respective shares unless the shares are registered under the Securities Act or an exemption is available under the Securities Act. In connection with the Purchase Agreement, BiomX entered into the Registration Rights Agreement (as defined below) with the Investors, pursuant to which BiomX prepared and filed a resale registration statement on Form S-3 (the “Registration Statement”) with the SEC within 45 calendars day following the consummation of the Private Placement, as further described in the section “The Private Placement — Registration Rights Agreement”).

Material U.S. Federal Income Tax Considerations of the Acquisition

The following discussion summarizes certain material U.S. federal income tax considerations of the Acquisition that would be expected to apply generally to U.S. holders of our Common Stock. This summary is based upon current provisions of the Code, existing Treasury Regulations under the Code and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to us or our stockholders as described in this summary. No ruling from the U.S. Internal Revenue Service, or the IRS, has been or will be requested in connection with the Acquisition and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.

No attempt has been made to comment on all U.S. federal income tax consequences of the Acquisition that may be relevant to particular U.S. Holders, including holders: (i) who are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (ii) who acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions; (iii) who hold their shares as a hedge or as part of a hedging, straddle, “conversion transaction,” “synthetic security,” integrated investment or any risk reduction strategy; (iv) who are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities; (v) who do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (vi) who hold their shares through individual retirement or other tax-deferred accounts; or (vii) who have a functional currency for United States federal income tax purposes other than the U.S. dollar.

In addition, the following discussion does not address state, local or foreign tax consequences of the Acquisition, the Medicare tax on net investment income, U.S. federal estate and gift tax, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. The discussion generally assumes that for U.S. federal income tax purposes, none of the Acquisition will be integrated or otherwise treated as part of a unified transaction with any other transaction.

Acquisition

Each of BiomX and APT agreed to use its commercially reasonable efforts to cause the Acquisition to qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and not to permit or cause any affiliate of BiomX or APT to, take any action, or fail to take or cause to be taken any action, which would reasonably be expected to prevent or impede the Acquisition from qualifying as a reorganization under Section 368(a)(1)(A) of the Code.

HOLDERS OF OUR COMMON STOCK ARE ADVISED AND EXPECTED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF THE ACQUISITION UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

Vote Required

The Acquisition has already been completed, and the approval of our stockholders was not, and is not now, required for the Acquisition. As discussed above, the Company is not seeking stockholder approval of, and you are not being asked to vote on, the Acquisition.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement, which is attached as Annex E to this proxy statement. You should refer to the full text of the Merger Agreement for details about the transaction and the terms and conditions of the Merger Agreement, and carefully read this entire proxy statement and the other documents to which we have referred you. You should also review the section entitled “Where You Can Find Additional Information.”

The representations and warranties of the Company, APT, First Merger Sub and Second Merger Sub contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement. In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by certain documents filed with, or furnished to, the SEC by the Company prior to the date of the Merger Agreement, (c) are subject to important qualifications, limitations and supplemental information agreed to by the Company, APT, First Merger Sub and Second Merger Sub in connection with negotiating the terms of the Merger Agreement, (d) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (e) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (f) have been included in the Merger Agreement for the purpose of allocating risk between APT, on the one hand, and the Company, First Merger Sub and Second Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties or any descriptions thereof as characterization of the actual state of facts or condition of the Company or APT or their respective subsidiaries or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The representations and warranties in the Merger Agreement and the description of them in this proxy statement should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings the Company publicly files with the SEC. Such information can be found elsewhere in this proxy statement and in the public filings the Company makes with the SEC, as described in the section entitled “Where You Can Find Additional Information.”

The Acquisition

Upon the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL and Delaware Limited Liability Company Act (“DLLCA”), at the effective time of the First Merger (the “First Merger Effective Time”), First Merger Sub merged with and into APT, with APT being the surviving corporation and becoming a wholly owned subsidiary of the Company. Immediately following the First Merger, APT merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity, with Second Merger Sub renaming itself “Adaptive Phage Therapeutics, LLC” pursuant to the terms of the Second Merger.

Closing and Effective Time of the Acquisition

The Acquisition Closing occurred remotely on March 15, 2024. At the Acquisition Closing, the parties caused the First Merger to be consummated by executing and filing with the Secretary of State of the State of Delaware a certificate of merger with respect to the First Merger. Immediately after, the parties caused the Second Merger to be consummated by executing and filing with the Secretary of State of the State of Delaware a certificate of merger with respect to the Second Merger.

Consideration Received in the Acquisition

The aggregate merger consideration paid by the Company for all of the outstanding shares of APT capital stock was (a) 9,164,968 shares of Common Stock, which shares represented a number of shares equal to no more than 19.9% of the outstanding shares of Common Stock as of immediately before the First Merger Effective Time (the “Common Stock Consideration Cap”), (b) 40,470 shares of Series X Preferred Stock and (c) Merger Consideration Warrants exercisable for an aggregate of 2,166,497 shares of Common Stock. In addition, the Company issued the Landlord Warrant, exercisable for 250,000 shares of Common Stock, to the Landlord in connection with the Lease Amendment by and between APT and the Landlord. Each share of Series X Preferred Stock will be convertible into 1,000 shares of Common Stock and each Merger Warrant will be exercisable for one share of Common Stock at an exercise price of

$5.00 per share, in each case subject to and contingent upon stockholder approval of Proposal No. 1 and Proposal No. 3 at this Annual Meeting. The Merger Warrants and shares of Common Stock and Series X Preferred Stock were allocated among the stockholders of APT as set forth on the allocation certificate delivered pursuant to the Merger Agreement.

Treatment of Equity Awards

At the First Merger Effective Time, each APT option that was outstanding and unexercised immediately prior to the First Merger Effective Time under the APT 2017 Equity Incentive Plan (the “APT Plan”), whether vested or not vested, was automatically cancelled and forfeited for no consideration in accordance with the terms of the APT Plan. APT terminated the APT Plan as of the Acquisition Closing and following such termination no participant has any right to acquire any securities of APT or any subsidiary thereof.

Proxy Statement; Company Stockholder Meeting;

BiomX is obligated under the Merger Agreement to, as promptly as practicable after the Acquisition Closing, prepare and file with the SEC a proxy statement and call, give notice of and hold a meeting of its stockholders for the purposes of voting on the Transaction Proposals.

Incentive Plan

BiomX is obligated under the Merger Agreement to adopt a new stock incentive plan, or amend the 2019 Plan, pursuant to which shares of Common Stock comprising an amount equal to 15% of the fully-diluted, outstanding equity interests of BiomX immediately following the Acquisition and Private Placement (after giving effect to the conversion of the Private Placement Preferred Stock and the Acquisition Preferred Stock and the exercise of the Warrants) will be reserved for issuance by BiomX pursuant to, and in accordance with, the terms and conditions of such stock incentive plan, to employees, directors, consultants and other service providers of BiomX and its subsidiaries.

Amendment to the Company’s Certificate of Incorporation

Stockholders of record of BiomX’s capital stock on the Record Date will be asked to approve the Authorized Share Increase in order to authorize a sufficient number of shares of BiomX Common Stock to be issued in connection with (A) the conversion of the Series X Preferred Stock issued pursuant to the Merger Agreement and the Purchase Agreement; (B) the exercise of the Warrants; and (C) the A&R Plan.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of the Company and APT for a transaction of this type relating to, among other things:

•        corporate organization and power, and similar corporate matters;

•        subsidiaries;

•        authority to enter into the Merger Agreement and the binding nature thereof;

•        the requisite vote required to approve the transaction;

•        typical non-contravention and third party consent representations;

•        capitalization;

•        financial statements;

•        absence of changes/material events;

•        absence of undisclosed liabilities;

•        title to assets;

•        real property and leaseholds;

•        intellectual property and privacy;

•        material contracts;

•        compliance with laws and permits;

•        health care regulatory matters;

•        legal proceedings and orders;

•        tax matters;

•        employee and labor matters;

•        benefit plans;

•        environmental matters;

•        insurance;

•        absence of brokers/financial advisors;

•        affiliate transactions;

•        anti-bribery;

•        net cash;

•        with respect to the Company, its SEC filings;

•        with respect to the Company, the fairness opinion delivered by Wainwright; and

•        with respect to the Company, certain grants from the State of Israel.

The representation and warranties are, in many respects, qualified by materiality and knowledge, and did not survive past the First Merger Effective Time, but their accuracy formed the basis of the conditions of the obligation of the Company and APT to complete the Acquisition.

Conditions to the Completion of the Acquisition

Each party’s obligation to complete the Acquisition was subject to the satisfaction or waiver by each of the parties, at or prior to the Acquisition, of various conditions, which include the following, each of which was satisfied prior to the Acquisition Closing:

•        there must not have been issued, and remain in effect, any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Acquisition or any of the other transactions contemplated by the Merger Agreement by any court of competent jurisdiction or other governmental entity of competent jurisdiction, and no law, statute, rule, regulation, ruling or decree shall be in effect which has the effect of making the consummation of the Acquisition or any of the other transactions contemplated by the Merger Agreement illegal;

•        BiomX’s Common Stock must have been continually listed on NYSE American through date of the Acquisition Closing;

•        the Certificate of Designation must have been filed by the Company with the Secretary of State of the State of Delaware; and

•        the Purchase Agreement must have been in full force and effect with cash proceeds of not less than $50,000,000.

In addition, the obligation of the Company, First Merger Sub and Second Merger Sub to complete the Acquisition was further subject to the satisfaction or waiver, prior to the Acquisition, of the following conditions, each of which was satisfied prior to the Acquisition Closing:

•        the receipt of the consent of the members of the board of directors of APT adopting and approving the Merger Agreement;

•        the affirmative vote (or written consent) of (a) the holders of a majority of the outstanding shares of APT’s capital stock, voting as a single class on an as converted to common stock basis, (b) the majority of the outstanding shares of APT’s Series B-1 Preferred Stock, which majority must include Deerfield (the “Largest Lead Investor”) and (c) the majority of the outstanding shares of APT’s Series B Preferred Stock, which majority must include the Largest Lead Investor, adopting and approving the Merger Agreement;

•        the receipt of an allocation certificate, setting forth each holder of APT common stock, APT preferred stock and APT convertible notes along with the number and type of stock held as of immediately prior to the First Merger Effective Time;

•        the receipt of a fully executed FIRPTA Certificate from APT;

•        the receipt of fully executed Lock-up Agreements from each of the Company Signatories (as defined in the Merger Agreement); and

•        the representations and warranties set forth in Article II of the Merger Agreement must have been true and correct in all material respects as of the date of Closing.

Finally, the obligation of APT to complete the Acquisition was further subject to the satisfaction or waiver, prior to the Acquisition, of the following conditions, each of which was satisfied prior to the Acquisition Closing:

•        the receipt of a certificate setting forth (i) the number of shares of BiomX’s Common Stock outstanding as of March 4, 2024 and (ii) each record holder of BiomX’s Common Stock, warrants or options, along with the number of shares of Common Stock underlying any such warrants or options as of the First Merger Effective Time;

•        the receipt of resolutions of the BiomX Board adopting and approving the Merger Agreement;

•        the receipt of written resignations of certain directors of Company who would not continue as directors after Acquisition Closing;

•        the receipt of fully executed Lock-Up Agreements from the Parent Signatories (as defined in the Merger Agreement);

•        the receipt of fully executed Support Agreement (as defined below) from certain stockholders of BiomX;

•        the receipt of notices from certain holders of the Company’s pre-funded warrants that the beneficial ownership limitation of such pre-funded warrants shall be eliminated to the maximum extent permitted and that such pre-funded warrants shall be exercised pursuant to their terms;

•        the representations and warranties set forth in Article III of the Merger Agreement must have been true and correct in all material respects as of the date of Closing, which APT represented as such on March 15, 2024; and

•        each designee of APT, as previously agreed upon between APT and Company, must have been appointed to the Company Board of Directors, the approval of which was obtained via written consent of the Company Board on March 15, 2024 and each must have entered into indemnification agreements, which were obtained on March 15, 2024.

Indemnification of Directors and Officers

From the First Merger Effective Time through the sixth anniversary of the First Merger Effective Time, each of Company and Second Merger Sub shall indemnify and hold harmless the D&O Indemnified Parties against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of Company or APT, or any Subsidiary thereof, asserted or claimed prior to the First Merger Effective Time, in each case, to the fullest extent permitted under applicable Law. Except in the case of fraud and willful misconduct, each D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of Company or APT, jointly and severally, upon receipt by Company or APT from the D&O Indemnified Party of a request therefor; provided that any such person to whom expenses are advanced provides an undertaking to Company, to the extent then required by the DGCL or DLLCA, as applicable, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

The provisions of the Certificate of Incorporation and Bylaws of Company with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of Company that are presently set forth in the Certificate of Incorporation and Bylaws of BiomX shall not be amended, modified or repealed for a period of six years from the First Merger Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the First Merger Effective Time, were officers or directors of Company, unless such modification is required by applicable Law. The certificate of formation and limited liability company agreement of Second Merger Sub shall contain, and Company shall cause the certificate of formation and limited liability company agreement of Second Merger Sub to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers as those presently set forth in the Certificate of Incorporation and Bylaws of Company.

From and after the First Merger Effective Time, (i) Second Merger Sub shall fulfill and honor in all respects the obligations of APT to its D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under APT’s Organizational Documents and pursuant to any indemnification agreements between APT and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the First Merger Effective Time and (ii) Company shall fulfill and honor in all respects the obligations of Company to its D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under Company’s Organizational Documents and pursuant to any indemnification agreements between Company and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the First Merger Effective Time.

From and after the First Merger Effective Time, Company shall continue to maintain directors’ and officers’ liability insurance policies, with an effective date as of the Closing Date, on commercially available terms and conditions and with coverage limits customary for U.S. public companies similarly situated to Company. From and after the First Merger Effective Time, Company shall pay all expenses, including reasonable attorneys’ fees, that are incurred by the persons referred to in Section 5.5 of the Merger Agreement in connection with their successful enforcement of the rights provided to such persons in Section 5.5 of the Merger Agreement.

The provisions of Section 5.5 of the Merger Agreement are in addition to the rights otherwise available to the current and former officers and directors of Company and APT by Law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties, their heirs and their representatives.

In the event Company or Second Merger Sub or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Company or Second Merger Sub, as the case may be, shall succeed to the obligations set forth in Section 5.5 of the Merger Agreement. Company shall cause Second Merger Sub to perform all of the obligations of Second Merger Sub under Section 5.5 of the Merger Agreement.

Support Agreements

In connection with the execution of the Merger Agreement, BioMX and APT entered into stockholder support agreements (the “Support Agreements”) with certain of the Company’s stockholders who constituted a majority of the voting stockholders of the Company. The Support Agreements provide that, among other things, each of the parties thereto shall vote or cause to be voted all of the shares of capital stock owned by such stockholder in favor of the Transaction Proposals at this Annual Meeting.

Lock-up Agreements

Concurrently and in connection with the execution of the Merger Agreement, (i) all of the directors and officers and a majority of the stockholders of BiomX and (ii) all of the directors and officers and certain of the stockholders of APT entered into the Lock-Up Agreements with BiomX and APT, pursuant to which each such stockholder is subject to a 180-day lockup from the date of the Acquisition Closing, on the sale or transfer of shares of Common Stock, Series X Preferred Stock or any securities convertible into or exercisable or exchangeable for Common Stock held by each such stockholder at the Acquisition Closing, including those shares received by APT stockholders in the Acquisition.

Other Agreements

Pursuant to the Merger Agreement, BiomX and APT agreed that:

•        The Company shall file the Registration Statement pursuant to the terms of the Registration Rights Agreement;

•        The Company shall, at all times after the approval of the Transaction Proposals, as long as the Series X Preferred Stock or Merger Warrants remain outstanding, reserve and keep available, free from preemptive rights, enough shares of Common Stock for the conversion or exercise thereof.

•        The Company shall use reasonable best efforts to ensure that each former APT employee who remains employed by the Company shall be credited with his or her years of service to APT or its predecessors, provide such employees with base salary or hourly wage not less than was in effect as if immediately prior to the First Merger Effective Time through December 31, 2024.

•        From the First Merger Effective Time through the sixth anniversary of the date of the First Merger Effective Time, each of the Company and Second Merger Sub shall indemnify and hold harmless past and current as of the First Merger Effective Time directors and officers of Company or APT against all claims, closes, liabilities, damages, judgments, fines and reasonable fees, costs and expenses (including attorneys’ fees) incurred in connection with claims, actions, suits, proceeding or investigations arising out of or pertaining to the fact the individual was a director or officer of Company or APT, asserted or claimed prior to the First Merger Effective Time. Company agrees not to amend such provisions in the Certificate of Incorporation or Bylaws of Company with respect to indemnification of present or former directors or officers of Company, and Surviving Company shall fulfil the obligation of director and officer indemnification by APT under its certificate of incorporation and/or bylaws.

•        The Company shall, from and after the First Merger Effective Time, continue to maintain directors’ and officers’ liability insurance policies with an effective date as of the Closing, on commercially available terms and conditions and with coverage limits customary to companies similarly situation to Company.

•        The parties shall take all necessary action such that immediately after the Acquisition Closing, the BiomX Board is comprised of seven members, consisting of four directors designated by BiomX and three directors designated by APT.

•        The Company shall, within six months of Closing, establish and maintain commercially reasonable systems of internal controls to provide reasonable assurances regarding compliance with the Federal Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act, or other applicable anti-corruption law.

•        The Company shall, at the Acquisition Closing, issue the Landlord Warrant to the Landlord in fulfillment of its obligations pursuant to the Lease Amendment.

Amendment

The Merger Agreement may be amended with the approval of the board of directors of Merger Sub II and the BiomX Board.

Specific Performance

The parties to the Merger Agreement agreed that they will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

Governing Law

The Merger Agreement is governed by and construed in accordance with the laws of the State of Delaware.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(USD in thousands, except share and per share data)

On March 6, 2024, BiomX Inc. (“the Company’), entered into the Merger Agreement (the “Merger Agreement”) with BTX Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“First Merger Sub”), BTX Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Second Merger Sub”), and APT. Pursuant to the Merger Agreement, First Merger Sub merged with and into APT, with APT being the surviving corporation and becoming a wholly owned subsidiary of the Company (the “First Merger”). Immediately following the First Merger, APT merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity. APT was a U.S.-based privately-held, clinical-stage biotechnology company pioneering the development of phage-based therapies to combat bacterial infection. As a result of the Acquisition, the Company is expected to have a pipeline that includes two Phase 2 assets each aimed at treating serious infections with unmet medical needs.

On March 15, 2024, the effective time of the Acquisition (the “Closing Date”), APT’s former stockholders were issued an aggregate of 9,164,968 shares of the Company’s Common Stock, 40,470 Redeemable Convertible Preferred Shares and Warrants to purchase up to an aggregate of 2,166,497 shares of the Company Common Stock (the “Merger Warrants”). Each share of Redeemable Convertible Preferred Shares is convertible into an aggregate of 1,000 shares of Common Stock. The Merger Warrants will be exercisable at any time after the BiomX Stockholder Meeting (as defined below) at an exercise price of $5.00 per share and will expire on January 28, 2027. In the event the Redeemable Convertible Preferred Shares are not converted by the earlier to occur of (i) the Stockholders Meeting (as defined below) or (ii) five months after the initial issuance of the Redeemable Convertible Preferred Shares, the Company may be required to pay to each holder of the Redeemable Convertible Preferred Shares an amount in cash equal to the fair value of the Redeemable Convertible Preferred Shares at the time of such redemption.

Pursuant to the Merger Agreement, the Company has agreed to hold a stockholders’ meeting (the “Stockholders’ Meeting”) to submit the following matters to its stockholders for their consideration: (i) the approval of the conversion of the Series X Preferred Stock into shares of Common Stock in accordance with the rules of NYSE American, and (ii) the approval of an amendment to the certificate of incorporation of the Company to authorize an increase of the Company’s authorized shares and certain other matters.

Concurrently with the consummation of the Acquisition, the Company consummated a private placement (the “March 2024 PIPE”) with certain investors, pursuant to which such investors purchased an aggregate of 216,417 Redeemable Convertible Preferred Shares (the “PIPE Preferred Shares”), each PIPE Preferred Share is convertible into an aggregate of 1,000 shares of Common Stock and private placement warrants to purchase up to an aggregate of 108,208,500 shares of the Company’s Common Stock (the “Private Placement Warrant”). Each unit of one PIPE Preferred Share and 500 Private Placement Warrant sold at a combined price of $231.10. The PIPE Preferred Shares and the Private Placement Warrants were issued in a private placement pursuant to an exemption from registration requirements under the Securities Act for aggregate gross proceeds of $50,000. Each Private Placement Warrant’s exercise price equals to $0.2311, subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, will become exercisable at any time after the Stockholders Meeting and will expire within two years after the approval date.

The following unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2024 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 gives effect to the Acquisition, and the related financing transactions (the March 2024 PIPE), as if they had been completed on January 1, 2023, the beginning of the earliest period presented. The historical financial results of APT are presented separately prior to the Closing Date and are included in the results of BiomX beginning on the Closing Date and thereafter.

The unaudited pro forma condensed combined financial information herein has been prepared to illustrate the effects of the Acquisition in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and pursuant to Article 11 of Regulation S-X. Information regarding these pro forma adjustments is subject to risks and uncertainties that could cause actual results to differ materially from those presented in the unaudited pro forma condensed consolidated financial information herein. In our opinion, all adjustments necessary to reflect the effects of the Acquisition as described above have been included and are based upon currently available information and assumptions that the Company believes are reasonable as of the date of this report; however, such adjustments are subject to change. Any of the factors underlying these estimates and assumptions may change or prove to be materially different than expected.

The following unaudited pro forma condensed consolidated financial information and related notes present our historical financial information and that of APT, adjusted to give pro forma effect to events that are (i) directly attributable to the acquisition and (ii) factually supportable. The unaudited pro forma condensed consolidated financial information should be read in conjunction with our and APT’s separate audited financial statements, and our separate unaudited condensed consolidated financial statements and the related respective notes.

Since the Acquisition is already reflected in BiomX’s consolidated financial statements as of March 31, 2024, this pro forma financial information contains only a pro forma of the statements of operations.

The unaudited pro forma condensed combined financial statements do not necessarily represent what the Company’s financial condition or results of operations would have been had the Acquisition occurred on the dates indicated. The unaudited pro forma combined financial information also may not be useful in predicting the future financial condition and results of the Company’s operations. Additionally, the unaudited pro forma condensed combined financial statements do not give effect to synergies, operating efficiencies or cost savings that may be achieved with respect to the Acquisition, other than the lease modification which was conditional on the closing of the Acquisition and described in Note BB below. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the three months ended March 31, 2024
(USD in thousands, except share and per share data)

	BiomX Consolidated (Historical, U.S. GAAP)	APT (Historical, U.S. GAAP (*)	Pro-Forma Adjustments	Related Financing Transaction (March 2024 PIPE)	Accounting Policy Adjustments	Notes	Pro Forma Combined
Revenue		1,232			(1,232)	DD	0

Research and development (“R&D”) expenses, net	4,105	2,729	(33)			AA	5,517
			(52)			BB
					(1,232)	DD

General and administrative expenses	2,680	2,980	(54)			AA	3,443
			(80)			BB
			(2,083)			GG
Operating loss	6,785	4,477	(2,302)		—		8,960
Other expenses (income)	(88)	(845)					(933)
Interest expenses	850	37					887
Interest income		(1)					(1)
Loss from change in fair value of Private Placement Warrants	8,010						8,010
Finance income, net	1,765	0	(1,795)	(112)		GG	(142)
Loss before tax	17,322	3,668	(4,097)	(112)			16,781
Tax expenses	5	—					5
Net Loss	17,327	3,668	(4,097)	(112)			16,786
Basic and diluted loss per share (USD)	0.28					HH	0.24
Weighted average number of shares of Common Stock outstanding, basic and diluted	62,292,277						69,824,944

____________

(*)      Includes APT’s results between January 1, 2024 and March 15, 2024, prior to the Acquisition

Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2023
(USD in thousands, except share and per share data)

	BiomX Consolidated (Historical, U.S. GAAP)	APT (Historical, U.S. GAAP)	Pro-Forma Adjustments	Related Financing Transaction (March 2024 PIPE)	Accounting Policy Adjustments	Notes	Pro Forma Combined
Revenue		14,093					217
					(13,876)	DD
Research and development (“R&D”) expenses, net	16,698	24,458					27,903
			835			BB
					(13,876)	DD
			(212)			AA
General and administrative expenses	8,650	6,843	741			EE	15,397
			(545)			BB
			(292)			AA
Operating loss	25,348	17,208	527				43,083
Change in fair value of preferred stock tranche rights liabilities		(1,200)	1,200			CC	—
Other expenses (income)	(357)	5					(352)
Interest expenses	2,404	23					2,427
Interest income		(18)					(18)
Finance income, net	(1,249)		1,795	112		FF	658
Loss before tax	26,146	16,018	3,522	112			45,798
Tax expenses	23						23
Net Loss	26,169	16,018	3,522	112			45,821
Basic and diluted loss per share (USD)	0.51					HH	0.76
Weighted average number of shares of Common Stock outstanding, basic and diluted	51,330,324						60,495,292

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Acquisition and related financing transaction and has been prepared for informational purposes only.

We and APT did not have any historical relationship prior to the Business Combination.

(1) Basis of Preparation

The unaudited pro forma condensed combined financial information for the three months ended March 31, 2024 and for the year ended December 31, 2023 has been prepared in accordance with SEC Regulation S-X Article 11 and by using the acquisition method of accounting in accordance with the business combination accounting guidance set forth in Accounting Standards Codification 805, Business Combinations (“ASC 805”).

The pro forma adjustments represent management’s estimates based on information available as of the date of this report and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of synergies, operating efficiencies or cost savings associated with the Acquisition, except for APT’s pre-Acquisition lease modification (see Note BB below).

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of the results of operations in future periods or the results that would have been realized had BiomX and APT been a combined company during the period presented.

Since the Acquisition is already reflected in BiomX’s consolidated financial statements as of March 31, 2024, this pro forma financial information contains only a pro forma of the statements of operations.

(2) Accounting policies

The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information are those set out in our audited financial statements as of and for the year ended December 31, 2023. Management performed a comprehensive review of the accounting policies between the two entities. Management is not aware of any significant accounting policy differences, except for the one mentioned in note DD below, and has therefore not made any other adjustments to the pro forma condensed combined financial information.

(3) Notes to adjustments to unaudited pro forma condensed combined financial information

Note (AA)

To reflect the elimination of all of APT’s stock-based compensation expenses. The awards were forfeited and were not replaced as part of the Acquisition as a result of APT’s equity waterfall structure.

Note (BB)

To reflect a change in lease expenses as a result of (i) pre-Acquisition modification of APT’s operating leases, which was conditional on the closing of the Acquisition, as well as (ii) fair value adjustments to APT’s operating right of use assets.

Note (CC)

To reflect the elimination of the change in fair value of preferred stock tranche rights liabilities that was incurred by APT as the convertible instruments that were issued by APT were canceled prior to the Acquisition.

Note (DD)

In August 2019, APT was awarded a cost reimbursement contract from the U.S. Army Medical Research Acquisition Activity (“USAMRAA”) and the U.S. Army Medical Research & Development Command (“USAMRDC”) to advance personalized phage therapy from niche to broad use. The competitive award was granted by USAMRAA and USAMRDC in collaboration with the Medical Technology Enterprise Consortium (“MTEC”). Under the cost reimbursement contract, MTEC reimburses APT for approved incurred costs that are based upon the achievement of certain milestones for conduct and completion of a Phase 1/2 study utilizing APT’s PhageBank to treat patients with urinary tract infections (“UTI”). In September 2019, APT entered into a contract modification to include an additional grant to perform pre-clinical activities to advance the Diabetic Foot Ulcer (“DFU”) clinical program. In July 2020, APT entered into its second contract modification to include an additional grant to expand the activities under the contract to include activities to advance potential bacteriophage-based vaccines against COVID-19 and also to include additional funding for APT’s UTI program. In September 2021, APT entered into its third contract modification to include additional funding to support additional activities for APT’s UTI and DFU clinical programs and for additional development work for APT’s potential bacteriophage-based vaccine candidates against COVID-19. In September 2022, APT entered into its fourth contract modification to support additional activities for APT’s DFU clinical program.

APT accounted for the MTEC contract as a government grant which analogizes from International Accounting Standards 20 (“IAS 20”), Accounting for Government Grants and Disclosure of Government Assistance.

BiomX’s accounting policy is to present government grant income as a deduction of R&D expenses, rather than under the revenue line item. Therefore, this pro forma condensed combined forma financial information reflects such an accounting policy alignment.

Note (EE)	To reflect costs related to executing the Acquisition.
Note (FF)	To reflect issuance costs attributed to liability-classified PIPE warrants.
Note (GG)

To reflect the elimination of issuance and merger costs in a total of $741 that were incurred by BiomX, which are assumed to be incurred on January 1, 2023 in this pro forma condensed combined forma financial information; and elimination of merger costs in a total of $1,342 that were incurred by APT prior to the Acquisition.

Note (HH)

The pro forma basic net income per share attributable to common stock is calculated using (i) the historical basic weighted average shares of the Company’s Common Stock outstanding and (ii) the issuance of shares in connection with the Acquisition; and (iii) the issuance of shares in connection with the March 2024 PIPE. Pro forma diluted net income per share attributable to common stock is equal to basic net income per share, as the impact of all convertible instruments is anti-dilutive.

The Company considers its redeemable convertible preferred shares to be participating securities as the holders of the redeemable convertible preferred shares would be entitled to dividends that would be distributed to the holders of ordinary shares, on a pro-rata basis assuming conversion of all redeemable convertible preferred shares into ordinary shares. However, these participating securities do not contractually require the holders of such shares to participate in the Company’s losses. As such, net loss for the periods presented was not allocated to the Company’s participating securities.

The pro forma basic and diluted weighted average shares outstanding are as follows:

Description (in USD thousand)	For the three months ended March 31, 2024	For the year ended December 31, 2023
Numerator:
Pro forma net loss attributable to common stock	$16,786	$45,821
Denominator:
Historical BiomX weighted average shares outstanding – basic	62,292,277	51,330,324
Issuance of BiomX shares to APT stockholders pursuant to the Acquisition	7,532,667	9,164,968
Pro forma weighted average shares – basic	69,824,944	60,495,292

Pro forma net income per share attributable to common stock:
Basic and diluted	$0.24	$0.76

(4) Purchase Price Allocation

The following sets forth the fair value of acquired identifiable assets and assumed liabilities of APT which includes preliminary adjustments to reflect the fair value of intangible assets acquired as of March 15, 2024:

Amounts
Cash and cash equivalents	509
Restricted cash	154
Other current assets	1,780
Property, plant and equipment	3,748
Operating lease right-of-use asset	7,953
IPR&D assets and Goodwill	15,788
Total assets	29,932

Trade accounts payable	(3,667)
Other accounts payable	(2,595)
Operating lease liability	(7,819)
Total liabilities	(14,081)
Total consideration	15,851

The following table summarizes the fair value of the consideration transferred to APT shareholders for the Acquisition:

Amounts
Common Stock	3,041
Redeemable Convertible Preferred Shares	12,610
Merger Warrants	200
15,851

The fair value of shares of Common Stock issued by the Company was determined using the Company’s closing trading price on the Closing Date adjusted by a discount for lack of marketability (“DLOM”) of 9.4% as a registration statement will be filed within 45 days. The fair value of Redeemable Convertible Preferred Shares was determined using the Company’s closing trading price on the Closing Date adjusted by a DLOM of 14.9% as the conversion of the Redeemable Convertible Preferred Shares to shares of Common Stock is subject to the stockholder approval which is expected take place in July 2024. The Company determined the fair value of the Merger Warrants using the Black-Scholes model as of the Closing Date. The main assumptions used are as follows:

	Three months Ended March 31,
	2024	2023
Underlying value of Common Stock ($)	0.37	—
Exercise price ($)	5.0	—
Expected volatility (%)	117.7	—
Expected terms (years)	2.87	—
Risk-free interest rate (%)	4.5	—

The fair value estimate for all identifiable assets and liabilities assumed is preliminary and is based on assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). This preliminary fair value estimate could include assets that are not intended to be used, may be sold, or are intended to be used in a manner other than their best use. Such estimates are subject to change during the measurement period, which is not expected to exceed one year. Any adjustments identified during the measurement period will be recognized in the period in which the adjustments are determined.

The Company recognized intangible assets related to the Acquisition, which consist of IPR&D valued at $15,287 using the Multi-Period Excess Earnings Method valuation method and of goodwill valued at $501. The goodwill is primarily attributed to the expected synergies from combining the operations of APT with the Company’s operations and to the assembled workforce of APT. The Company considered the criteria in ASC 350-30-35 and determined the estimated useful life of the IPR&D to be 20 years and will be amortized on a straight-line basis over its estimated useful life, starting from the date the IPR&D efforts will be completed. The basis of amortization approximates the pattern in which the assets are utilized, over their estimated useful life. The Company routinely reviews the remaining estimated useful lives of finite-lived intangible assets. In case the Company reduces the estimated useful life for any asset, the remaining unamortized balance is amortized or depreciated over the revised estimated useful life.

These intangible assets are classified as Level 3 measurements within the fair value hierarchy.

THE PRIVATE PLACEMENT

The following is a summary of the material provisions of the Purchase Agreement and the Private Placement, but does not purport to describe all of the terms thereof and may not contain all of the information about the Purchase Agreement and the Private Placement that is important to you. The following summary is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is attached as Annex F to this proxy statement. You should refer to the full text of the Purchase Agreement for details about the transaction and the terms and conditions of the Purchase Agreement, and carefully read this entire proxy statement and the other documents to which we have referred you. You should also review the section entitled “Where You Can Find Additional Information.”

On March 6, 2024, the Company entered into a Securities Purchase Agreement with the Investors, pursuant to which the Company agreed to sell (i) an aggregate of 216,417 shares of Series X Preferred Stock and (ii) Private Placement Warrants exercisable for an aggregate of 108,208,500 shares of Common Stock (collectively with such shares of Series X Preferred Stock issued in the Private Placement, the “Private Placement Securities”), at a combined purchase price of $231.10 per share of Series X Preferred Stock and accompanying Private Placement Warrant, for aggregate gross proceeds to the Company of approximately $50,000,000 before deducting placement agent fees and other offering expenses. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series X Preferred Stock are set forth in the Certificate of Designation, which is attached as Annex G to this proxy statement. The closing of the Private Placement occurred on March 15, 2024 (the “Private Placement Closing Date”).

RBC and Laidlaw acted as Placement Agents for the Private Placement. As partial compensation for their services as placement agents, the Company issued warrants to the Placement Agents exercisable for up to an aggregate of 9,523,809 shares of Common Stock (the “Placement Agent Warrants”) to the Placement Agents exercisable for up to an aggregate of 9,523,809 shares of Common Stock. The terms of the Placement Agent Warrants are substantially the same as those of the Private Placement Warrants, except that the Placement Agent Warrants may, at the election of the holders thereof, be exercised either for cash or on a cashless basis, without regard to whether the shares underlying the Placement Agent Warrants have been registered for issuance or resale under the Securities Act.

The consummation of the Private Placement was subject to the satisfaction or waiver of, among other customary closing conditions, the accuracy of the representations and warranties in the Purchase Agreement, the compliance by the parties with the covenants in the Purchase Agreement, the absence of any legal order barring the Private Placement, no suspension in the trading of the Common Stock and the occurrence of the Acquisition Closing. The parties were also provided with customary termination rights, and the Purchase Agreement was subject to automatic termination in the event that (i) the Private Placement had not been consummated on or prior to 5:00 P.M., New York City time, on the 15th day following the date of the Purchase Agreement or (ii) the Merger Agreement was terminated in accordance with is terms.

Under the Purchase Agreement, the Company made representations and warranties customary for transactions of a similar nature, including representations and warranties with respect to the Company’s organization and qualification, subsidiaries, authorization, capitalization, non-contravention, financial statements, the non-occurrence of certain events from the date of the latest balance sheet of the Company, the Merger Agreement, litigation, title to assets, intellectual property, tax matters, regulatory matters, insurance and compliance with laws.

In addition, under the Purchase Agreement, each of the Investors made representations and warranties customary for transactions of a similar nature, including with respect to organization, authorization, non-contravention, investment intent, accredited investor status, certain trading activities, brokers and finders and the independent evaluation of the decision to purchase the Series X Preferred Stock.

Certain representations of the Company and the Investors are qualified in whole or in part by a materiality standard for purposes of determining whether a breach of such representations and warranties has occurred. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk among the parties, rather than establishing matters of facts. Accordingly, investors and securityholders should not rely on the representations and warranties in the Purchase Agreement as characterizations of actual state of facts about the parties.

The Company made certain covenants under the Purchase Agreement, including, among others the following:

•        the Company was required to timely file a Form D with respect to the Private Placement Securities sold pursuant to the Purchase Agreement and the underlying securities;

•        the Company may not effect any conversion of the Series X Preferred Stock or exercise of the Private Placement Warrants that would result in the holder thereof beneficially owning a number of shares of Common Stock in excess of its respective beneficial ownership limitation (“Beneficial Ownership Limitation”), to initially be set at the discretion of each Investor to a percentage between 0% and 19.999% of the number of shares of the Common Stock outstanding or deemed to be outstanding as of the applicable measurement date, and to be set at 19.999% for any Investor that does not make such designation;

•        the Company is required to hold a special meeting of stockholders within 150 days of the Private Placement Closing Date for the purpose of obtaining stockholder approval of (i) the conversion of all issued and outstanding shares of Series X Preferred Stock into shares of Common Stock and (ii) the exercise of all Private Placement Warrants and Placement Agent Warrants into Common Stock, in each case in accordance with the rules of NYSE American, and use its reasonable best efforts to solicit its stockholders’ approval of such resolution and to cause the Board to recommend to the stockholders that they approve such resolution;

•        the Company is required to indemnify the Investors and their directors, officers, stockholders, members, partners, employees, investment advisers and agents, controlling persons, and the directors, officers, stockholders, agents, members, partners, investment advisers and employees of such controlling persons from certain liabilities incurred as a result of the Purchase Agreement; and

•        The Company may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible into or exercisable for Common Stock until 30 days after the later of (i) the date on which the Company’s stockholders approve the conversion of the Series X Preferred Stock and the exercise of the Private Placement Warrants and Placement Agent Warrants and (ii) the Registration Statement Effective Date (as defined below), subject to certain exceptions, and may not effect any variable rate transactions until the date that is the earlier of (a) nine months from the Private Placement Closing Date or (b) the date on which no Private Placement Securities, Placement Agent Warrants or shares of Common Stock underlying Private Placement Securities or Placement Agent Warrants are outstanding.

The Investors made certain covenants under the Purchase Agreement, including, among others the following:

•        the Private Placement Securities, Placement Agent Warrants or shares of Common Stock underlying Private Placement Securities or Placement Agent Warrants may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable U.S. state and federal securities laws; and

•        each Investor may not effect any conversion of its Series X Preferred Stock or exercise of its Private Placement Warrants to the extent that, after giving effect to such attempted conversion or exercise, such Investor would beneficially own a number of shares of Common Stock in excess of such Investor’s Beneficial Ownership Limitation, as may be increased or decreased by the Investor from time to time to any other percentage not in excess of 19.999%, subject to the requirements set forth in the Purchase Agreement and the Certificate of Designation.

The Private Placement was exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The Investors have acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the securities issued in this transaction.

The Private Placement has already been completed, and the approval of our stockholders was not, and is not now, required for the Private Placement. As discussed above, the Company is not seeking stockholder approval of, and you are not being asked to vote on, the Private Placement.

Registration Rights Agreement

On March 6, 2024, in connection with the Private Placement, BiomX entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. The following summary is qualified in its entirety by reference to the complete text of the form of Registration Rights Agreement, the form of which is attached as Annex K to this proxy statement. You should refer to the full text of the form of Registration Rights Agreement for details about the transaction and the terms and conditions of the Registration Rights Agreement, and carefully read this entire proxy statement and the other documents to which we have referred you. You should also review the section entitled “Where You Can Find Additional Information.”

Pursuant to the Registration Rights Agreement, BiomX is required to prepare and file a resale registration statement (the “Registration Statement”) with the SEC with respect to (i) the Merger Warrants, shares of Common Stock and Series X Preferred Stock issued in the Merger, (ii) the Private Placement Securities and (iii) any shares of Common Stock issued upon (a) exercise of Private Placement Warrants or Merger Warrants or (b) conversion of shares of Series X Preferred Stock (the “Registrable Securities”) within 45 calendar days following the Private Placement Closing Date (the “Filing Deadline”) and to use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC within 45 calendar days of the Filing Deadline (or within 75 calendar days if the SEC comments on the registration statement) (the “Registration Statement Effective Date”).

Pursuant to the Registration Rights Agreement, BiomX is obligated to pay certain liquidated damages in the event that (i) the Registration Statement is not filed on or prior to the Filing Deadline, (ii) following receipt of stockholder approval of the Conversion Proposal, (A) the Registration Statement is not declared effective prior to the Effectiveness Deadline or (B) after the Registration Statement has been declared effective, (1) it ceases to remain continuously effective as to sell all Registrable Securities, (2) the holders of Registrable Securities are not permitted to utilize the prospectus therein to resell such Registrable Securities (other than during certain permitted suspensions), or (3) a permitted suspension exceeds the length set forth for such suspension, or (iii) if the Registration Statement is not effective for any reason or the prospectus contained therein is not available for use for any reason, the Company fails to make and keep adequate current public information available or to file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act, as a result of which any of the holders of Registrable Securities are unable to sell Registrable Securities without restriction under Rule 144.

BiomX also agreed, among other things, to indemnify the Investors, their officers, directors, members, managers, partners, stockholders, affiliates, investment advisers, employees and agents from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incidental to BiomX’s obligations under the Registration Rights Agreement, and each Investor agreed to indemnify BiomX and its directors, officers, agents and employees, each person who controls the Company and any directors, officers, agents or employees of any such controlling person from certain liabilities. BiomX filed the Registration Statement on April 29, 2024, in advance of the Filing Deadline.

RISK FACTORS

There have been no material changes to the risk factors identified in our Annual Report on Form 10-K, filed on April 4, 2024, except as set forth below:

The Authorized Share Increase would increase our number of authorized but unissued shares of stock, which could negatively impact our investors.

If approved, the Authorized Share Increase will increase the number of authorized shares of Common Stock and, as a result, the Board’s ability to issue authorized and unissued shares without further stockholder action. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and relative voting power and may cause a decline in the trading price of our Common Stock. We could use the shares that are available for future issuance in dilutive equity financing transactions, or to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. We may seek additional financing in the future.

Our failure to meet the continued listing requirements of NYSE American could result in a delisting of our Common Stock.

On May 23, 2024, we received a notification (the “Notice”) from NYSE American that we are no longer in compliance with NYSE American’s continued listing standards. Specifically, the letter states that we are not in compliance with the continued listing standards set forth in Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the NYSE American Company Guide. Section 1003(a)(i) requires a listed company to have stockholders’ equity of $2 million or more if the listed company has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. Section 1003(a)(ii) requires a listed company to have stockholders’ equity of $4 million or more if the listed company has reported losses from continuing operations and/or net losses in its five most recent fiscal years. Section 1003(a)(iii) requires a listed company to have stockholders’ equity of $6 million or more if the listed company has reported losses from continuing operations and/or net losses in its five most recent fiscal years. We reported a total stockholders’ capital deficiency of $9,544,000 as of March 31, 2024, and losses from continuing operations and/or net losses in our five most recent fiscal years ended December 31, 2023.

The Notice further provides that we must submit a plan of compliance (the “Compliance Plan”) by June 22, 2024, addressing how we intend to regain compliance with the continued listing standards by November 23, 2025. The Compliance Plan is required to include specific milestones, quarterly financial projections and details related to any strategic initiatives we plan to complete.

If the Compliance Plan is not submitted, or not accepted, or is accepted but we are not in compliance with the continued listing standards by November 23, 2025, or if we do not make progress consistent with the Compliance Plan during the Compliance Plan period, we will be subject to delisting procedures as set forth in the NYSE American Company Guide. There can be no assurance that we will be able to achieve compliance with NYSE American’s continued listing standards within the required timeframe. If our Common Stock ultimately were to be delisted for any reason, it could negatively impact the Company by (i) reducing the liquidity and market price of our Common Stock; (ii) reducing the number of investors willing to hold or acquire our Common Stock, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use a registration statement to offer and sell freely tradable securities, thereby preventing us from accessing the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

BIOMX’S BUSINESS

The description of the Company herein describes the post-Acquisition Company and reflects the integration of APT’s business.

Overview

We are a clinical stage product discovery company developing products using both natural and engineered phage technologies designed to target and kill specific harmful bacteria associated with chronic diseases, such as CF and diabetic foot osteomyelitis, or DFO. Bacteriophage or phage are bacterial, species-specific, strain-limited viruses that infect, amplify and kill the target bacteria and are considered inert to mammalian cells. By utilizing proprietary combinations of naturally occurring phage and by creating novel phage using synthetic biology, we develop phage-based therapies intended to address both large-market and orphan diseases.

Based on the urgency of treating the infection (whether acute or chronic), the susceptibility of the target bacteria to phage (e.g. the ability to identify a phage cocktail that would target a broad range of bacterial strains) and other considerations, we offer two phage-based product types:

(1)    Fixed cocktail therapy — in this approach a single product containing a fixed number of selected phages is developed to cover a wide range of bacterial strains, thus allowing treatment of broad patient populations with the same product. Fixed cocktails are developed using our proprietary BOLT platform, in which high throughput screening, directed evolution, and bioinformatic approaches are leveraged to produce an optimal phage cocktail.

(2)    Personalized therapy — in this approach a large library of phages is developed, of which single optimal phages are personally matched to treat specific patients. Matching optimal phages with patients is carried out using a proprietary phage susceptibility testing, or PST, where multiple considerations are analyzed simultaneously — allowing for an efficient screen of the phage library while maintaining short turnaround times.

In our therapeutic programs, we focus on using phage therapy to target specific strains of pathogenic bacteria that are associated with diseases. Our phage-based product candidates are developed utilizing our BOLT proprietary research and development platform. The BOLT platform is unique, employing cutting edge methodologies and capabilities across disciplines including computational biology, microbiology, synthetic engineering of phage and their production bacterial hosts, bioanalytical assay development, manufacturing and formulation, to allow agile and efficient development of natural or engineered phage combinations, or cocktails. The cocktail contains phage with complementary features and is optimized for multiple characteristics such as broad target host range, ability to prevent resistance, biofilm penetration, stability and ease of manufacturing.

Our goal is to develop multiple products based on the ability of phage to precisely target harmful bacteria and on our ability to screen, identify and combine different phage, both naturally occurring and created using synthetic engineering, to develop these treatments.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Set forth below is BiomX’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the quarter ended March 31, 2024. BiomX’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2023 is incorporated by reference to BiomX’s Annual Report on Form 10-K for the year ended December 31, 2023.

References herein to “the Company”, “BiomX”, “we”, “us” or “our”, mean BiomX Inc. and its consolidated subsidiaries unless otherwise expressly stated or the context indicates otherwise.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the notes thereto for the quarter ended March 31, 2024. The analysis of the financial condition and results of operations includes Adaptive Phage Therapeutics LLC, a Delaware limited liability company (formerly Adaptive Phage Therapeutics Inc., a Delaware corporation), or APT from the date that we acquired it March 15, 2024. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those discussed in any forward-looking statement because of various factors discussed herein and in our other filings with the U.S. Securities and Exchange Committee, or the SEC.

General

We are a clinical stage product discovery company developing products using both natural and engineered phage technologies designed to target and kill specific harmful bacteria associated with chronic diseases, such as cystic fibrosis, or CF and diabetic foot osteomyelitis, or DFO. Bacteriophage or phage are bacterial, species-specific, strain-limited viruses that infect, amplify and kill the target bacteria and are considered inert to mammalian cells. By utilizing proprietary combinations of naturally occurring phage and by creating novel phage using synthetic biology, we develop phage-based therapies intended to address both large-market and orphan diseases.

Based on the urgency of treating the infection (whether acute or chronic), the susceptibility of the target bacteria to phage (e.g. the ability to identify a phage cocktail that would target a broad range of bacterial strains) and other considerations, we offer two phage-based product types:

(1)    Fixed cocktail therapy — in this approach a single product containing a fixed number of selected phage is developed to cover a wide range of bacterial strains, thus allowing treatment of broad patient populations with the same product. Fixed cocktails are developed using our proprietary BOLT platform, in which high throughput screening, directed evolution, and bioinformatic approaches are leveraged to produce an optimal phage cocktail.

(2)    Personalized therapy — in this approach a large library of phage is developed, of which a single optimal phage is personally matched to treat specific patients. Matching optimal phage with patients is carried out using a proprietary phage susceptibility testing, where multiple considerations are analyzed simultaneously — allowing for an efficient screen of the phage library while maintaining short turnaround times.

In our therapeutic programs, we focus on using phage therapy to target specific strains of pathogenic bacteria that are associated with diseases. Our phage-based product candidates are developed utilizing our proprietary research and development platform named BOLT. The BOLT platform is unique, employing cutting edge methodologies and capabilities across disciplines including computational biology, microbiology, synthetic engineering of phage and their production bacterial hosts, bioanalytical assay development, manufacturing and formulation, to allow agile and efficient development of natural or engineered phage combinations, or cocktails. The cocktail contains phage with complementary features and is optimized for multiple characteristics such as broad target host range, ability to prevent resistance, biofilm penetration, stability and ease of manufacturing.

Our goal is to develop multiple products based on the ability of phage to precisely target harmful bacteria and on our ability to screen, identify and combine different phage, both naturally occurring and created using synthetic engineering, to develop these treatments.

On March 6, 2024, we entered into a merger agreement with APT and certain other parties, as a result of which APT became our wholly-owned subsidiary, effective as of March 15, 2024, or the Acquisition. The Acquisition was structured as a stock-for-stock transaction whereby all outstanding equity interests of APT were exchanged in a merger for an aggregate of 9,164,968 shares of BiomX common stock, 40,470 shares of Series X Preferred Stock, or Redeemable Convertible Preferred Shares, convertible upon stockholder approval into 40,470,000 shares of BiomX common stock, and warrants, or the Merger Warrants, exercisable for 2,166,497 shares of BiomX common stock. Upon the consummation of the Acquisition, a successor-in-interest of APT became a wholly-owned subsidiary of BiomX. The Merger Warrants will be exercisable at any time after the date of the receipt of BiomX stockholder approval of their exercise at an exercise price of $5.00 per share and will expire on January 28, 2027.

Concurrently with the consummation of the Acquisition, we entered into a securities purchase agreement or the March 2024 PIPE with certain investors, pursuant to which such investors purchased an aggregate of 216,417 Redeemable Convertible Preferred Shares and warrants to purchase up to an aggregate of 108,208,500 shares of Common Stock, or the Private Placement Warrants, for aggregate gross proceeds of approximately $50 million.

Immediately following the Acquisition, and without taking into account the Redeemable Convertible Preferred Shares issued in the March 2024 PIPE, and assuming conversion of all of the Redeemable Convertible Preferred Shares into Common Stock, our stockholders (including holders of the Pre-Funded Warrants, as defined below) prior to the Acquisition owned approximately 55% of the share capital of the Company and APT’s stockholders prior to the Acquisition owned approximately 45% of the share capital of the Company.

Clinical and Pre-Clinical Developments

Ongoing Programs

Cystic Fibrosis

BX004 is our therapeutic phage product candidate under development for chronic pulmonary infections caused by Pseudomonas aeruginosa, or P. aeruginosa, a main contributor to morbidity and mortality in patients with CF. Enhanced resistance to antibiotics develops, particularly in CF patients, due to extensive drug use consisting of prolonged and repeated broad-spectrum antibiotic courses often beginning in childhood, and leading to the appearance of multidrug-resistant strains. In preclinical in vitro studies, BX004 was shown to be active against antibiotic resistant strains of P. aeruginosa and demonstrated the ability to penetrate biofilm, an assemblage of surface-associated microbial cells enclosed in an extracellular polymeric substance and one of the leading causes for antibiotic resistance.

The Phase 1b/2a trial in CF patients with chronic respiratory infections caused by P. aeruginosa. is comprised of two parts. The study design is based on recommendations from the Cystic Fibrosis Therapeutic Development Network.

In February 2023, we announced positive results from Part 1 of the Phase 1b/2a trial evaluating BX004. Part 1 evaluated the safety, tolerability, pharmacokinetics, and microbiologic activity of BX004 over a 7-day ascending treatment period in nine CF patients (7 on BX004, 2 on placebo) with chronic P. aeruginosa pulmonary infection in a single ascending dose and multiple dose design.

Results from Part 1 of the Phase 1b/2a trial included the following findings: No safety events related to treatment with BX004 occurred; Mean P. aeruginosa colony forming units, at Day 15 (compared to baseline): -1.42 log (BX004) vs. -0.28 log (placebo). This reduction was seen on top of standard of care inhaled antibiotics; Phage were detected in all patients treated with BX004 during the dosing period, including in several patients up to Day 15 (one week after end of therapy); no phage were detected in patients receiving placebo; there was no evidence of treatment-related resistance to BX004 during or after treatment, compared to placebo; and as expected due to the short duration of treatment, there was no detectable effect on % predicted forced expiratory volume in 1 second, or FEV1.

In November 2023, we announced positive topline results from Part 2 of the Phase 1b/2a trial evaluating BX004. The objectives of Part 2 of the Phase 1b/2a trial were to evaluate the safety and tolerability of BX004 in a larger number of CF patients dosed for a longer treatment duration than Part 1 of the study. In Part 2, 34 CF patients were randomized in a 2:1 ratio with 23 CF patients receiving BX004 and 11 patients receiving placebo via nebulization twice daily for 10 days.

Highlights from the Part 2 data of the Phase 1b/2a study included:

•        Study drug was safe and well-tolerated, with no related SAEs (serious adverse events) or related APEs (acute pulmonary exacerbations) to study drug.

•        In the BX004 arm, 3 out of 21 (14.3%) patients converted to sputum culture negative for P. aeruginosa after 10 days of treatment (including 2 patients after 4 days) compared to 0 out of 10 (0%) in the placebo arm (In patients that had quantitative colony-forming unit levels at study baseline).

•        BX004 vs. placebo showed a clinical effect in a predefined subgroup of patients with reduced baseline lung function (FEV1<70%). Difference between groups at Day 17: relative FEV1 improvement of 5.67% (change from baseline +1.46 vs. -4.21) and +8.87 points in CFQR respiratory symptom scale (change from baseline +2.52 vs. -6.35).

In August 2023, the FDA granted BX004 Fast Track designation for the treatment of chronic respiratory infections caused by P. aeruginosa bacterial strains in patients with CF. In addition, in December 2023, BX004 received orphan drug designation from the FDA.

BiomX expects to initiate a randomized, double blind, placebo-controlled, multi-center Phase 2b study in CF patients with chronic P. aeruginosa pulmonary infections in the fourth quarter of 2024. The study is designed to enroll approximately 60 patients randomized at a 2:1 ratio to BX004 or placebo. Treatment is expected to be administered via inhalation twice daily for a duration of 8 weeks. The study is designed to monitor the safety and tolerability of BX004 and is designed to demonstrate improvement in microbiological reduction of P. aeruginosa burden and evaluation of effects on clinical parameters such as lung function measured by FEV1 and patient reported outcomes. Study results are expected in the third quarter 2025.

BX211 — Treatment of Diabetic Foot Osteomyelitis, or DFO

BX211 is a personalized phage therapy for the treatment of DFO associated with Staphylococcus aureus, or S. aureus, a bacterium associated with the development and exacerbation of inflammation in atopic dermatitis. The personalized phage treatment tailors a specific phage selected from a proprietary phage-bank according to the specific strain of S. aureus biopsied and isolated from each patient. DFO is a bacterial infection of the bone that usually develops from an infected foot ulcer and is a leading cause of amputation in patients with diabetes. We believe that scientific literature demonstrating the potential benefit in treating osteomyelitis using phage in animal models as well as numerous successful compassionate cases using phage therapy to treat DFO patient support our approach of using phage therapy to treat DFO.

The ongoing randomized, double-blind, placebo-controlled, multi-center phase 2 study investigating the safety, tolerability, and efficacy of BX211 for subjects with DFO associated with S. aureus is expected to enroll approximately 45 subjects randomized at a 2:1 ratio to BX211 or placebo. BX211 or placebo is designed to be administered weekly, by topical and intravenous, or IV route at week 1 and by the topical route only at each of weeks 2-12. Over the 12-week treatment period, all subjects are expected to continue to be treated in accordance with standard of care which will include antibiotic treatment as appropriate. A first readout of study topline results is expected at week 13 evaluating healing of the wound associated with osteomyelitis, followed by a second readout at week 52 evaluating amputation rates and resolution of osteomyelitis based on X-ray, clinical assessments, and established biomarkers (Erythrocyte Sedimentation Rate, or ESR, and C-Reactive Protein, or CRP). These readouts are expected in the first quarter of 2025 and the first quarter of 2026, respectively.

National Institutes of Health, or NIH, study in Cystic Fibrosis

We are supporting a study conducted by the NIH and The Antibacterial Resistance Leadership Group targeting P. Aeruginosa infections in CF patients under FDA emergency Investigational New Drug allowance. The Phase 1b/2, multi-centered, randomized, double-blind, placebo-controlled trial is assessing the safety and microbiological activity of a single IV dose of bacteriophage therapy in cystic fibrosis subjects colonized with P. aeruginosa.

Programs on hold

BX005 — Treatment of Atopic Dermatitis

BX005 is our topical phage product candidate targeting S. aureus. S. aureus is more abundant on the skin of atopic dermatitis patients than on the skin of healthy individuals and on lesional skin than non-lesional skin. It also increases in abundance, becoming the dominant bacteria, when patients experience flares. By reducing the load of S. aureus, BX005 is designed to shift the skin microbiome composition to its ‘pre-flare’ state and potentially provide a clinical benefit. In preclinical in vitro studies, BX005 was shown to eradicate over 90% of strains, including antibiotic resistant strains, from a panel of S. aureus strains (120 strains isolated from skin of subjects from the U.S. and Europe). On April 8, 2022, the FDA approved the Company’s IND application for BX005.

As of the date of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “Q1 2024 Form 10-Q”), we have paused development efforts for BX005 due to prioritizing resources towards our CF and DFO programs, and we cannot provide guidance on resuming its development.

Prosthetic Joint Infections, or PJI

Our personalized phage therapy for treating PJI targets multiple bacterial organisms such as Staphylococcus aureus, Staphylococcus epidermidis and Enterococcus faecium. This treatment was granted Orphan-drug designation by the FDA in July 2020. As of the date of the Q1 2024 Form 10-Q, we have paused development efforts of this program due to prioritizing resources towards our CF and DFO programs, and we cannot provide guidance on resuming its development.

Consolidated Results of Operations

Comparison of the Three Months Ended March 31, 2024 and 2023

The following table summarizes our consolidated results of operations for the three months ended March 31, 2024 and 2023:

	Three Months ended March 31,
	2024	2023
	USD in thousands
Research and development (“R&D”) expenses, net	4,105	4,564
General and administrative expenses	2,680	1,644
Operating loss	6,785	6,208
Other income	(88)	(91)
Interest expenses	850	565
Loss from change in fair value of Private Placement Warrants	8,010	—
Finance expense (income), net	1,765	(327)
Loss before tax	17,322	6,355
Tax expenses	5	6
Net loss	17,327	6,361
Basic and diluted loss per share of Common Stock	0.28	0.20
Weighted average number of shares of Common Stock outstanding, basic and diluted	62,292,277	32,125,227

R&D expenses, net (net of grants received from the Israel Innovation Authority (“IIA”), and consideration from research collaborations) were $4.1 million for the three months ended March 31, 2024, compared to $4.6 million for the three months ended March 31, 2023. The decrease of $0.5 million, or 11%, is primarily due to the end of the enrollment and follow-up period of patients in the clinical trial of our CF product candidate, BX004, which resulted in lower expenses. Such decrease was partly offset by lower IIA grants and by R&D expenses that were incurred in APT after the Acquisition. The Company did not record any IIA grants during the three months ended March 31, 2024. During the three months ended March 31, 2023, the Company recorded $0.3 million of IIA grants.

General and administrative expenses were $2.7 million for the three months ended March 31, 2024, compared to $1.6 million for the three months ended March 31, 2023. The increase of $1.1 million, or 69%, is primarily due to issuance costs incurred under the Acquisition and the March 2024 PIPE agreement.

There was no material change to other income that impacted earnings for the three months ended March 31, 2024 compared to the three months ended March 31, 2023.

Interest expenses were $0.9 million for the three months ended March 31, 2024, compared to $0.6 million for the three months ended March 31, 2023. The increase of $0.3 million, or 50%, is due to the acceleration of the effective interest expenses which resulted from the prepayment of the loan under the Loan and Security Agreement, or the Hercules Loan Agreement, with Hercules Capital, Inc., or Hercules.

Loss from change in fair value of Private Placement Warrants consisted of the changes in the Private Placement Warrants fair value issued under the March 2024 PIPE as a result of revaluation.

Finance expense, net was $1.8 million for the three months ended March 31, 2024, compared to Finance income, net of $0.3 million for the three months ended March 31, 2023. The increase of $2.1 million resulted mainly from the Private Placement Warrants transaction costs.

Basic and diluted loss per share of Common Stock was $0.28 for the three months ended March 31, 2024, compared to $0.20 for the three months ended March 31, 2023. The increase in loss per share of $0.08, or 40%, is due to an increase in our operating loss, partially offset by the increase in outstanding shares resulting from the Acquisition.

Liquidity and Capital Resources

We believe our cash and cash equivalents and short-term deposits on hand will be sufficient to meet our working capital and capital expenditure requirements for at least one year from the date of the Q1 2024 Form 10-Q. We currently plan to continue to focus primarily on development of BX004, our product candidate for CF and BX211, our product candidate for DFO. Although we recently completed the 2024 March PIPE, in the future we will likely require or desire additional funds to support our operating expenses and capital requirements. In addition, the conversion of the Series X Non-Voting Convertible Preferred Shares (as described below) that was issued in connection with the March 2024 PIPE and the Acquisition is subject to stockholder approval and there is no assurance that such approval will be received. If such approval is not received, the Company may be required to redeem the Redeemable Convertible Preferred Shares at its fair value. Accordingly, we are exploring and expect to further explore, raising such additional funds through public or private equity, debt financings, loans, governmental or other grants or collaborative agreements or from other sources, as well as under the 2023 ATM Agreement discussed below. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to grow or support our business and to respond to business challenges could be significantly limited. If there are increases in operating costs for facilities expansion, research and development and clinical activity, we will need to use mitigating actions such as to seek additional financing or postpone expenses that are not based on firm commitments. If certain disruptions due to, for instance, the Israel-Hamas War, or Israeli political instability persists and deepens, we could experience an inability to access additional capital, which could in the future negatively affect our capacity to support our operating expenses and capital requirements. As a result of these factors, management believes that there is substantial doubt as to the Company’s ability to continue as a going concern.

Cash Flows

The following table summarizes our sources and uses of cash for the three months ended March 31, 2024 and 2023:

	Three Months Ended March 31,
	2024	2023
	USD in thousands
Net cash used in operating activities	(11,356)	(5,045)
Net cash provided by (used in) investing activities	663	1,990
Net cash provided by financing activities	38,975	1,050
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(31)	13
Net increase (decrease) in cash and cash equivalents	28,251	(1,992)

Operating Activities

Net cash used in operating activities for the three months ended March 31, 2024 was $11.4 million, primarily due to a net loss of $17.3 million, mostly due to our R&D, general and administrative expenses, and due to changes in our operating assets and liabilities of $2.7 million. This was partly offset by non-cash charges of $8.7 million. Non-cash charges for the three months ended March 31, 2024 consisted primarily of loss from change in fair value of Private Placement Warrants of $8.0 million and Private Placement Warrants issuance cost in amount of $0.7 million. Net changes in our operating assets and liabilities consisted primarily of a decrease in trade accounts payable of $1.8 million and net change in operating lease of $1.4 million. Such decrease was partly offset by the change in other current and non-current assets of $0.6 million.

Net cash used in operating activities for the three months ended March 31, 2023 was $5.0 million, primarily due to a net loss of $6.4 million, mostly due to our R&D and general and administrative expenses, and due to changes in our operating assets and liabilities of $1.0 million, offset by non-cash charges of $0.3 million. Non-cash charges for the three months ended March 31, 2023 consisted primarily of depreciation and amortization expenses of $0.2 million and stock-based compensation expenses in the amount of $0.2 million. Net changes in our operating assets and liabilities consisted primarily of an increase in trade accounts payable of $0.4 million and in other accounts payable in the amount of $0.8 million, partially offset by an increase in other current assets in the amount of $0.2 million.

Investing Activities

During the three months ended March 31, 2024, net cash provided by investing activities was $0.7 million, consisting of cash and restricted cash acquired from the Acquisition.

During the three months ended March 31, 2023, net cash provided by investing activities was $2.0 million, mainly consisting of proceeds from short-term deposits of $2.0 million.

We have invested, and plan to continue to invest, our existing cash in short-term investments in accordance with our investment policy. These investments may include money market funds and investment securities consisting of U.S. Treasury notes, and high quality, marketable debt instruments of corporations and government sponsored enterprises. We use foreign exchange contracts (mainly option and forward contracts) to hedge balance sheet items from currency exposure. These foreign exchange contracts are not designated as hedging instruments for accounting purposes. In connection with these foreign exchange contracts, we record gains or losses that offset the revaluation of the balance sheet items under financial income, net in our condensed consolidated statements of operations. As of March 31, 2024, we had outstanding foreign exchange contracts for the exchange of USD to NIS in the amount of approximately $1.7 million with a fair value asset of $0.1 million. As of March 31, 2023, we had outstanding foreign exchange contracts for the exchange of USD to NIS in the amount of approximately $4.6 million with a fair value of $0.1 million liability.

Financing Activities

During the three months ended March 31, 2024, net cash provided by financing activities was $39.0 million, mainly consisting of the issuance of Redeemable Convertible Preferred Shares and the Private Placement Warrants in the March 2024 PIPE in the amount of $21.3 million and $28.7 million, respectively. This was partially offset by the prepayment of the long-term debt in amount of $10.7 million.

During the three months ended March 31, 2023, net cash provided by financing activities was $1.1 million, mainly consisting of the issuance of Common Stock in the first closing of the PIPE of $1.5 million, partially offset by the repayment to Hercules of long-term debt of $0.4 million.

Under the Hercules Loan Agreement, Hercules provided the Company with access to a term loan with an aggregate principal amount of up to $30 million, or the Term Loan Facility, available in three tranches, subject to certain terms and conditions. The first tranche of $15 million was advanced to us on the date the Loan Agreement was executed. The conditions for the second and third tranches were not reached and have expired. We were required to make interest only payments through March 1, 2023, and started to then repay the principal balance and interest in equal monthly installments. Interest on the Hercules Loan accrues at a per annum rate equal to the greater of (i) the Prime Rate as reported in The Wall Street Journal plus 5.70% and (ii) 8.95%. On March 19, 2024, the Company prepaid all of the term loan under the Term Loan Facility in a total of $10,428,000. The prepayment included an end of term charge of $983,000 and accrued interest of $69,000. The Company received a waiver regarding the prepayment charge that should have been 1% out of the prepaid principal amount that equaled $94,000.

On December 7, 2023, we filed a shelf registration statement on Form S-3, which was declared effective by the SEC on January 2, 2024. In addition, on December 7, 2023, we entered into an At the Market Offering Agreement, or the 2023 ATM Agreement, with Wainwright, as manager, pursuant to which we may issue and sell shares of our Common Stock having an aggregate offering price of up to $7.5 million from time to time through Wainwright. We are not obligated to make any sales of Common Stock under the 2023 ATM Agreement. From January 1, 2024 through May 17, 2024, we issued 75,179 shares of Common Stock pursuant to the 2023 ATM Agreement for aggregate gross proceeds of $19 thousand.

On March 15, 2024, concurrently with the consummation of the Acquisition, we consummated the March 2024 PIPE with existing and new investors, resulting in aggregate gross proceeds of approximately $50 million, in which the investors purchased (i) an aggregate of 216,417 Redeemable Convertible Preferred Shares, convertible upon stockholder approval into an aggregate of up to 216,417,000 shares of BiomX common stock, and (ii) the Private Placement Warrants, to purchase up to an aggregate of 108,208,500 shares of BiomX common stock, at a combined purchase price of $231.10 per share of Series X Preferred Stock and an accompanying Private Placement Warrant to purchase 500 shares of BiomX common stock. The Private Placement Warrants will be exercisable any time after the date of the receipt of BiomX stockholder approval, at an exercise price of $0.2311 per share, and will expire on the 24-month anniversary of the initial exercisability date.

Outlook

We have accumulated a deficit of $180.3 million since our inception. To date, we have not generated revenue from our operations and we do not expect to generate any significant revenues from sales of products in the next twelve months. Our cash needs may increase in the foreseeable future. We expect to generate revenues, from the sale of licenses to use our technology or products, but in the short and medium terms any amounts generated are unlikely to exceed our costs of operations. According to our estimates and based on our current operating plans, our liquidity resources as of March 31, 2024, which consisted primarily of cash, cash equivalents, short-term deposits and restricted cash of approximately $44.1 million will be sufficient to fund our operations for at least one year from the date of the Q1 2024 Form 10-Q.

Consistent with our ongoing R&D activities, we expect to continue to incur additional losses in the foreseeable future. To the extent we require funds above our existing liquidity resources in the medium and long term, we plan to fund our operations, as well as other development activities relating to additional product candidates, through future issuances of public or private equity, including under our 2023 ATM Agreement, issuance of debt securities, loans, and possibly additional grants from the IIA or other government or non-profit institutions. Our ability to raise additional capital in the equity and debt markets is dependent on a number of factors including, but not limited to, the market demand for our securities, which itself is subject to a number of development and business risks and uncertainties, as well as the uncertainty that we would be able to raise such additional capital at a price or on terms that are favorable to us.

DESCRIPTION OF BIOMX’S SECURITIES

The following description of our Common Stock, Series X Preferred Stock and Warrants summarizes the material terms and provisions of our Common Stock, Series X Preferred Stock, Merger Warrants, Private Placement Warrants and Placement Agent Warrants. The following description does not purport to be complete and is subject to, and qualified in its entirety by, BiomX’s Certificate of Incorporation, Bylaws, and Certificate of Designation, each as may be amended, and by applicable law. The terms of BiomX’s Common Stock, Series X Preferred Stock and Warrants may also be affected by Delaware law.

Our authorized capital stock consists of 120,000,000 shares of Common Stock, and 1,000,000 shares of preferred stock, of which 256,888 shares are designated as Series X Preferred Stock.

Common Stock

Holders of record of our Common Stock are entitled to one vote for each share held on all matters to be voted on by stockholders. The holders of our Common Stock have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of Common Stock. There is no cumulative voting with respect to the election of directors. In the event of our liquidation, dissolution, or winding up, holders of our Common Stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. Our stockholders are entitled to receive ratable dividends when, as and if declared by our Board out of funds legally available therefor.

We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our Board at such time. Our Common Stock is listed on NYSE American under the symbol “PHGE.” The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is 1 State Street, 30th Floor, New York, NY 10004-1561.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. Accordingly, our Board is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us.

Series X Preferred Stock

We have 256,887 shares of Series X Preferred Stock outstanding, convertible into an aggregate of 256,887,000 shares of Common Stock. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series X Preferred Stock are set forth in the Certificate of Designation, which was filed with the Secretary of State of the State of Delaware prior to the Acquisition Closing.

Holders of Series X Preferred Stock are entitled to receive dividends on shares of Series X Preferred Stock equal to, on an as-if-converted-to-Common-Stock basis, and in the same form as, dividends actually paid on shares of the Common Stock. Except as otherwise required by law or with respect to the Series X Preferred Stock protective provisions set forth in the Certificate of Designation and described below, the Series X Preferred Stock does not have voting rights.

The Certificate of Designation contains certain covenants of the Company that are customary for documents of this type, including restrictions on (i) consummating Fundamental Transactions (as defined in the Certificate of Designation), or (ii) reclassifying the outstanding Common Stock, including but not limited to a stock dividend or reverse stock split, in each case prior to stockholder approval of the Conversion Proposal, without the affirmative vote or written approval, agreement or waiver of the Requisite Holders. The Series X Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of the Company.

Following stockholder approval of the Conversion Proposal, each share of Series X Preferred Stock will automatically convert into 1,000 shares of Common Stock, subject to certain limitations, including that a holder of Series X Preferred Stock is prohibited from converting shares of Series X Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with any person whose beneficial ownership would be aggregated with such holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act, would beneficially own more than a specified percentage (to be established by the holder between 0% and 19.99%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.

In the event the Series X Preferred Stock is not convertible pursuant to the terms of the Certificate of Designation by the earlier to occur of (i) the time that the Annual Meeting is ultimately concluded or (ii) the Deadline Date, upon written request by the Requisite Holders, the Company shall be required to pay to each holder of Series X Preferred Stock an amount in cash equal to the fair value of the shares of Series X Preferred Stock held by such holder, based on an average of the daily volume weighted average price of the Common Stock for the 30 trading days ending on (a) the first trading day prior to the Annual Meeting or (b) the Deadline Date. The holders of Series X Preferred Stock have no preemptive or other subscription rights and there are no sinking fund provisions applicable to the shares of Common Stock. There is no established public trading market for the Series X Preferred Stock and we do not intend to list the Series X Preferred Stock on any national securities exchange or nationally recognized trading system. The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is 1 State Street, 30th Floor, New York, NY 10004-1561.

Merger Warrants

The Merger Warrants are exercisable for an aggregate of 2,416,497 shares of Common Stock at an exercise price of $5.00 per share. The Merger Warrants may be exercised at any time following stockholder approval of the Transaction Proposals and prior to their expiration on January 28, 2027. The exercise price of the Merger Warrants is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like. If at the time of exercise there is no effective registration statement registering the shares of Common Stock underlying the Merger Warrants, the Merger Warrants may be exercised, in whole or in part, on a cashless basis.

The Merger Warrants may not be exercised to the extent that, after giving effect to such exercise, the holder thereof, together with its affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates (such persons, “Attribution Parties”), would beneficially own in excess of 9.90% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.

The Merger Warrants are subject to customary buy-in provisions in the event the shares underlying the Merger Warrants are not delivered to the holder thereof in accordance with the terms of the Merger Warrants following exercise and such holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of the shares which the holder anticipated receiving upon such exercise.

There is no established public trading market for the Merger Warrants and we do not intend to list the Merger Warrants on any national securities exchange or nationally recognized trading system.

Private Placement Warrants

The Private Placement Warrants are exercisable for an aggregate of 108,208,500 shares of Common Stock at an exercise price of $0.2311 per share. The Private Placement Warrants may be exercised at any time following stockholder approval of the Conversion Proposal and expire on the 24-month anniversary of the date on which they are first exercisable. The exercise price of the Private Placement Warrants is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like. If at the time of exercise there is no effective registration statement registering the shares of Common Stock underlying the Private Placement Warrants, the Private Placement Warrants may be exercised, in whole or in part, on a cashless basis.

The Private Placement Warrants may not be exercised to the extent that, after giving effect to such exercise, the holder thereof, together with its Attribution Parties, would beneficially own a number of shares of Common Stock in excess of such holder’s beneficial ownership limitation, which limitation shall initially be set at such holder’s discretion to a percentage between 0% and 19.99% of the number of shares of Common Stock outstanding or deemed to be outstanding as of the applicable measurement date.

The Private Placement Warrants are subject to customary buy-in provisions in the event the shares underlying the Private Placement Warrants are not delivered to the holder thereof in accordance with the terms of the Private Placement Warrants following exercise and such holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of the shares which the holder anticipated receiving upon such exercise.

There is no established public trading market for the Private Placement Warrants and we do not intend to list the Private Placement Warrants on any national securities exchange or nationally recognized trading system.

Placement Agent Warrants

The Placement Agent Warrants are exercisable for an aggregate of 9,523,809 shares of Common Stock at an exercise price of $0.2311 per share. The terms of the Placement Agent Warrants are substantially the same as those of the Private Placement Warrants, except that the Placement Agent Warrants may, at the election of the holder thereof, be exercised either for cash or on a cashless basis, without regard to whether the shares underlying the Placement Agent Warrants have been registered for issuance or resale under the Securities Act. There is no established public trading market for the Placement Agent Warrants and we do not intend to list the Placement Agent Warrants on any national securities exchange or nationally recognized trading system.

Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•        a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•        an affiliate of an interested stockholder; or

•        an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•        our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•        after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

•        on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Special meetings of stockholders

Our Bylaws provide that special meetings of our stockholders may be called only by a majority vote of our Board, or by our chief executive officer.

Classified Board of Directors

Our Board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. This system of electing Directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the Directors.

Advance notice requirements for stockholder proposals and director nominations

Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice to bring matters before our annual meeting of stockholders needs to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders, and a stockholder’s notice to nominate candidates for election as directors needs to be delivered to us not less than 120 days prior to any meeting of stockholders called for the election of directors. Our Bylaws also specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

BiomX files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can review BiomX electronically filed reports, proxy and information statements on the SEC’s web site at http://www.sec.gov or on BiomX’s web site at https://www.biomx.com. Information included on BiomX’s web site is not a part of this proxy statement.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. Please see the section entitled “Information Incorporated by Reference” beginning on page 112 of this proxy statement

You should rely only on the information contained in this proxy statement or on information to which BiomX has referred you. BiomX has not authorized anyone else to provide you with any information. A representative of the Company’s independent registered public accounting firm, Kesselman & Kesselman, Certified Public Accountants (Isr.), is not expected to be present at the virtual annual meeting, and will therefore not have an opportunity to make a statement or to respond to appropriate questions from our stockholders.

If you have more questions about this proxy statement or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact BiomX’s Corporate Secretary at marinaw@biomx.com.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, several brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker or the Company. Direct your written request to: BiomX Inc., 22 Einstein Street, 4th Floor, Ness Ziona 7414003, Israel, Attention: Marina Wolfson.

Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”), a stockholder who intends to present a proposal at our 2025 annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for the 2025 annual meeting must submit the proposal to us in writing to the attention of our Secretary at BiomX Inc., 22 Einstein St., Floor 4, Ness Ziona, Israel 7414003. The proposal must be received no later than February 17, 2025. However, pursuant to Rule 14a-8, if the 2025 annual meeting is held on a date that is before June 9, 2025 or after August 8, 2025, then a stockholder proposal submitted for inclusion in our proxy statement for the 2025 annual meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2025 annual meeting.

Stockholders wishing to submit proposals to be presented directly at the 2025 annual meeting of stockholders instead of by inclusion in our proxy statement for the 2025 annual meeting must follow the submission criteria set forth in our Bylaws and applicable law concerning stockholder proposals. To be properly brought before the 2025 annual meeting, business either (i) must be specified in a written notice of the 2025 annual meeting (or any supplement thereto) given by or at the direction of the Board or the Chief Executive Officer or Secretary of BiomX, (ii) otherwise properly brought before the 2025 annual meeting by or at the direction of the Board, or (iii) otherwise properly brought before the 2025 annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the 2025 annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of BiomX. To be timely, a stockholder’s notice must be delivered to or mailed and received at one of the principal executive office(s) of BiomX, not less than ninety (90) calendar days nor more than one-hundred and twenty (120) calendar days prior to the 2025 annual meeting; provided, however, that in the event that less than forty-five (45) calendar days’ notice or prior public disclosure of the date of the 2025 annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) business day following the day on which such notice of the date of the 2025 annual meeting was mailed or such public disclosure was made.

For next year’s annual meeting, we will be required pursuant to Rule 14a-19 under the Exchange Act to include on our proxy card all nominees for director for whom we have received notice under the rule, which must be received no later than 60 calendar days prior to the anniversary of the Annual Meeting. For any such director nominee to be included on our proxy card for next year’s annual meeting, notice must be received no later than May 10, 2025. Please note that the notice requirement under Rule 14a-19 is in addition to any applicable notice requirements under any advance notice provisions of our Bylaws, as may be amended.

A copy of BiomX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as amended, is available without charge (except for exhibits, which are available upon payment of a reasonable fee) upon written request to BiomX at its principal executive offices.

OTHER MATTERS

Our Board does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the Annual Meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

INFORMATION INCORPORATED BY REFERENCE

Certain information has been “incorporated by reference” into this proxy statement, which means that BiomX has disclosed important information to you by referring you to another document filed separately with the SEC. The document incorporated by reference into this proxy statement contains important information that you should read about BiomX.

The following document is incorporated by reference into this proxy statement:

BiomX’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on April 4, 2024.

BiomX is delivering to its stockholders with this proxy statement the aforementioned annual report in accordance with Item 13(b)(2) of Schedule 14A. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference in this proxy statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

Documents incorporated by reference are also available, without charge. You may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone at the following address:

BiomX Inc.
Attn: Marina Wolfson
22 Einstein St., 4th Floor
Ness Ziona, Israel 7414003
Tel: (972) 72 394 2377
E-mail: marinaw@biomx.com

THE PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY OFFER OR SOLICITATION IN THAT JURISDICTION. THE INFORMATION CONTAINED IN THIS PROXY STATEMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS PROXY STATEMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

BIOMX HAS NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE PROPOSALS OR BIOMX THAT IS DIFFERENT FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR IN THE DOCUMENTS BIOMX HAS PUBLICLY FILED WITH THE SEC. BIOMX IS NOT RESPONSIBLE FOR, AND CAN PROVIDE NO ASSURANCES AS TO THE RELIABILITY OF, ANY INFORMATION OTHER THAN THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT.

FINANCIAL STATEMENTS OF BIOMX INC.

BIOMX INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(USD in thousands, except share and per share data)

(unaudited)

	As of
	March 31, 2024	December 31, 2023
ASSETS

Current assets

Cash and cash equivalents	43,007	14,907
Restricted cash	1,108	957
Other current assets	2,986	1,768
Total current assets	47,101	17,632

Non-current assets
Operating lease right-of-use assets	11,279	3,495
Property and equipment, net	7,438	3,902
In-process Research and development (“IPR&D”) assets and Goodwill	15,788	—
Total non-current assets	34,505	7,397
	81,606	25,029

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BIOMX INC.

CONDENSED CONSOLIDATED BALANCE SHEETS — (Continued)

(USD in thousands, except share and per share data)

(unaudited)

	As of
	March 31, 2024	December 31, 2023
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Trade accounts payable	3,686	1,381
Current portion of lease liabilities	985	666
Other accounts payable	6,036	3,344
Current portion of long-term debt	—	5,785
Total current liabilities	10,707	11,176

Non-current liabilities
Contract liability	1,976	1,976
Long-term debt, net of current portion	—	5,402
Operating lease liabilities, net of current portion	9,139	3,239
Other liabilities	153	155
Private Placement Warrants	36,755	—
Total non-current liabilities	48,023	10,772

Commitments and Contingencies (Note 7)

Redeemable Convertible Preferred Shares		—

Preferred Stock, $0.0001 par value; Authorized – 1,000,000 shares as of March 31, 2024 and December 31, 2023. Issued and outstanding – 256,887 as of March 31, 2024. No shares issued and outstanding as of December 31, 2023.	32,420	—

Stockholders’ equity (Capital Deficiency)

Common Stock, $0.0001 par value; Authorized – 120,000,000 shares as of March 31, 2024 and December 31, 2023. Issued and outstanding – 59,998,342 shares as of March 31, 2024 and 45,979,930 shares as of December 31, 2023.	4	3
Additional paid in capital	170,749	166,048
Accumulated deficit	(180,297)	(162,970)
Total stockholders’ equity (Capital Deficiency)	(9,544)	3,081
	81,606	25,029

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BIOMX INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(USD in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2024	2023
Research and development (“R&D”) expenses, net	4,105	4,564
General and administrative expenses	2,680	1,644

Operating loss	6,785	6,208

Other income	(88)	(91)
Interest expenses	850	565
Loss from change in fair value of Private Placement Warrants	8,010	—
Finance expense (income), net	1,765	(327)

Loss before tax	17,322	6,355

Tax expenses	5	6

Net loss	17,327	6,361

Basic and diluted loss per share of Common Stock	0.28	0.20

Weighted average number of shares of Common Stock outstanding, basic and diluted	62,292,277	32,125,227

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BIOMX INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE CONVERTIBLE

PREFERRED SHARES AND IN STOCKHOLDERS’ EQUITY (CAPITAL DEFICIENCY)

(USD in thousands, except share and per share data)

(unaudited)

	Redeemable Convertible Preferred Shares		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Capital Deficiency)
	Shares	Amount	Shares	Amount
Balance as of January 1, 2024	—	—	45,979,930	3	166,048	(162,970)	3,081

Issuance of Common Stock, Merger Warrants and Redeemable Convertible Preferred Shares upon the APT acquisition, net of issuance cost (***)	40,470	12,561	9,164,968	1	3,227	—	3,228
Exercise of Pre-Funded Warrants into shares of Common Stock (**)			4,778,265	*	5	—	5
Issuance of Common Stock under Open Market Sales Agreement, net of $1 issuance costs (**)			75,179	*	19	—	19
Stock-based compensation expenses			—	—	909	—	909
Issuance of Redeemable Convertible Preferred Shares upon March 2024 PIPE, net of issuance costs (**)	216,417	19,859			541		541
Net loss						(17,327)	(17,327)
Balance as of March 31, 2024	256,887	32,420	59,998,342	4	170,749	(180,297)	(9,544)

____________

(*)      Less than $1.

(**)    See Note 9A.

(***)  See Note 1D.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BIOMX INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(USD in thousands, except share and per share data)

(unaudited)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance as of January 1, 2023	29,976,582	2	157,838	(136,801)	21,039

Issuance of Common Stock and warrants under Private Investment in Public Equity (“PIPE”), net of $176 issuance costs (**)	3,199,491	*	1,293	—	1,293
Stock-based compensation expenses	—	—	175	—	175
Net loss	—	—	—	(6,361)	(6,361)

Balance as of March 31, 2023	33,176,073	2	159,306	(143,162)	16,146

____________

(*)      Less than $1.

(**)    See Note 9A.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BIOMX INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(USD in thousands, except share and per share data)

(unaudited)

	For the Three Months Ended March 31,
	2024	2023
CASH FLOWS – OPERATING ACTIVITIES
Net loss	(17,327)	(6,361)

Adjustments required to reconcile cash flows used in operating activities:
Depreciation and amortization	229	223
Stock-based compensation	177	175
Amortization of debt issuance costs	—	68
Finance expense (income), net	(456)	(123)
Changes in other liabilities	(2)	4
Loss from change in fair value of Private Placement Warrants	8,010	—
Private Placement Warrants issuance cost	732	—

Changes in operating assets and liabilities:
Other current and non-current assets	562	(174)
Trade accounts payable	(1,775)	363
Other accounts payable	(122)	806
Net change in operating leases	(1,384)	(26)
Net cash used in operating activities	(11,356)	(5,045)

CASH FLOWS – INVESTING ACTIVITIES
Cash and Restricted Cash acquired from the APT acquisition	663	—
Proceeds from short-term deposits	—	2,000
Purchases of property and equipment	—	(10)
Net cash provided by investing activities	663	1,990

CASH FLOWS – FINANCING ACTIVITIES
Issuance of Private Placement Warrants under March 2024 PIPE	28,745	—
Issuance of Redeemable Convertible Preferred Shares under March 2024 PIPE	21,269	—
March 2024 PIPE issuance costs	(316)	—
Issuance of Common Stock and Warrants under PIPE	—	1,469
Pre-Funded Warrants exercise	5	—
Issuance of Common Stock under Open Market Sales Agreement, net of issuance costs	19	—
Repayment of long-term debt	(10,747)	(419)
Net cash provided by financing activities	38,975	1,050

Increase(decrease) in cash and cash equivalents and restricted cash	28,282	(2,005)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(31)	13
Cash and cash equivalents and restricted cash at the beginning of the period	15,864	32,294
Cash and cash equivalents and restricted cash at the end of the period	44,115	30,302

BIOMX INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

(USD in thousands, except share and per share data)

(unaudited)

	For the Three Months Ended March 31,
	2024	2023
RECONCILIATION OF AMOUNTS ON CONSOLIDATED BALANCE SHEETS
Cash and cash equivalents	43,007	29,346
Restricted cash	1,108	956
Total cash and cash equivalents and restricted cash	44,115	30,302

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	1,419	495
Taxes paid	3	6

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:
Issuance costs from PIPE included in trade accounts payable	—	176
Property and equipment purchases included in accounts payable and Trade payable	17	—
Issuance cost from March 2024 PIPE	1,826	—
Issuance cost from the APT acquisition	62
Issuance of Common Stock under the APT acquisition	3,041	—
Issuance of Redeemable Convertible Preferred Shares under the APT acquisition	12,610	—
Issuance of Merger Warrants under the APT acquisition	200	—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BIOMX INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(USD and NIS in thousands, except share and per share data)
(unaudited)

NOTE 1 — GENERAL

A.     General information

BiomX Inc. (individually, and together with its subsidiaries, BiomX Ltd. (“BiomX Israel”), RondinX Ltd. and Adaptive Phage Therapeutics LLC, (“APT”), the “Company” or “BiomX”) was incorporated in 2017. The Company’s shares of Common Stock and units are traded on the NYSE American under the symbols PHGE and PHGE.U, respectively. Certain warrants are currently quoted on OTC Pink under the symbol “PHGEW”.

BiomX is developing both natural and engineered phage cocktails designed to target and destroy harmful bacteria in chronic diseases, focusing its efforts, at this point, on cystic fibrosis and on diabetic foot osteomyelitis. BiomX discovers and validates proprietary bacterial targets and customizes phage compositions against these targets. The Company’s headquarters are located in Ness Ziona, Israel.

On March 6, 2024, the Company entered into an agreement and plan of merger (the “Merger Agreement”) with APT and certain other parties, as a result of which APT became a wholly-owned subsidiary of the Company (the “Acquisition”), as further defined below. Additionally, on March 15, 2024, concurrently with the consummation of the Acquisition, the Company consummated a private placement (the “March 2024 PIPE”) with certain investors pursuant to which such investors purchased an aggregate of 216,417 shares of our Series X non-voting convertible preferred share, par value $0.0001 per share (the “Redeemable Convertible Preferred Shares”), with each share of Redeemable Convertible Preferred Shares being convertible into 1,000 shares of the Company’s Common Stock, and warrants (the “Private Placement Warrants”) to purchase up to an aggregate of 108,208,500 shares of the Company’s Common Stock, for aggregate gross proceeds of approximately $50,000. See note 1D for further information regarding the Acquisition.

B.     Israel-Hamas war

On October 7, 2023, an unprecedented attack was launched against Israel by terrorists from the Hamas terrorist organization that infiltrated Israel’s southern border from the Gaza Strip and in other areas within the state of Israel attacking civilians and military targets while simultaneously launching extensive rocket attacks on the Israeli population. These attacks resulted in extensive deaths, injuries and kidnapping of civilians and soldiers. In response, the Security Cabinet of the State of Israel declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks. In addition, Hezbollah, an Islamist terrorist group that controls large portions of southern Lebanon, has attacked military and civilian targets in Northern Israel, to which Israel has responded.

To date, the State of Israel continues to be at war with Hamas and in an armed conflict with Hezbollah.

BiomX headquarters and principal offices and most of its operations are located in the State of Israel. In addition, most of the key employees and officers are residents of Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region may directly affect its business.

While a few employees of the Company were called to reserve duty in the Israel Defense Forces, the ongoing war with Hamas has not, since its inception, materially impacted BiomX’s business or operations. Furthermore, BiomX does not expect any delays to its programs as a result of the situation. However, at this time, it is not possible to predict the intensity or duration of Israel’s war against Hamas, nor predict how this war will ultimately affect BiomX business and operations or Israel’s economy in general.

BIOMX INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(USD and NIS in thousands, except share and per share data)
(unaudited)

NOTE 1 — GENERAL (cont.)

C.     Going concern

The Company has incurred significant losses and negative cash flows from operations and incurred an accumulated deficit of $180,297 as of March 31, 2024. The Company expects to continue to incur additional losses and negative cash flows from operations for the foreseeable future. The Company plans to continue to fund its current operations, as well as other development activities relating to additional product candidates, through future issuances of debt and/or equity securities, loans and possibly additional grants from the Israel Innovation Authority (“IIA”) (see note 7A) and other government institutions. The Company’s ability to raise additional capital in the equity and debt markets is dependent on a number of factors including, but not limited to, the market demand for the Company’s Common Stock, which itself is subject to a number of development and business risks and uncertainties, as well as the uncertainty that the Company would be able to raise such additional capital at a price or on terms that are favorable to it. If the Company is unable to raise capital when needed or on attractive terms, it may be forced to delay or reduce its research and development programs. On March 15, 2024, the Company raised approximately $50,000 under the March 2024 PIPE. Management believes that its available funds as of the issuance date of the financial statements, which include the funds received under the March 2024 PIPE, will be sufficient to fund its operations for at least one year from the issuance date of these financial statements. However, the conversion of the Redeemable Convertible Preferred Shares that was issued in connection with the March 2024 PIPE and the Acquisition is subject to stockholder approval and obtaining such approval is not guaranteed. If such approval is not received, the Company may be required to redeem the Redeemable Convertible Preferred Shares at its fair value. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The unaudited condensed consolidated financial statements have been prepared on a going concern basis and do not include any adjustments that may result from the outcome of such circumstances.

D.     Merger Agreement

On March 6, 2024, the Company, entered into the Merger Agreement with BTX Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“First Merger Sub”), BTX Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Second Merger Sub”), and APT. Pursuant to the Merger Agreement, First Merger Sub merged with and into APT, with APT being the surviving corporation and becoming a wholly owned subsidiary of the Company (the “First Merger”). Immediately following the First Merger, APT merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity. APT was a U.S.-based privately-held, clinical-stage biotechnology company pioneering the development of phage-based therapies to combat bacterial infection. As a result of the Acquisition, the Company is expected to have a pipeline that includes two Phase 2 assets each aimed at treating serious infections with unmet medical needs.

On March 15, 2024, the effective time of the Acquisition (the “Closing Date”), APT’s former stockholders were issued an aggregate of 9,164,968 shares of the Company’s Common Stock, 40,470 Redeemable Convertible Preferred Shares and Warrants to purchase up to an aggregate of 2,166,497 shares of the Company Common Stock (“Merger Warrants”). Each share of Redeemable Convertible Preferred Shares is convertible into an aggregate of 1,000 shares of Common Stock. The Merger Warrants will be exercisable at any time after the date of the receipt of BiomX stockholder approval at an exercise price of $5.00 per share and will expire on January 28, 2027. In the event the Redeemable Convertible Preferred Shares are not converted by the earlier to occur of (i) the time that meeting of BiomX stockholders is ultimately concluded or (ii) five months after the initial issuance of the Redeemable Convertible Preferred Shares, the Company may be required to pay to each holder of the Redeemable Convertible Preferred Shares an amount in cash equal to the fair value of the Redeemable Convertible Preferred Shares.

BIOMX INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(USD and NIS in thousands, except share and per share data)
(unaudited)

NOTE 1 — GENERAL (cont.)

The Redeemable Convertible Preferred Shares are classified as temporary equity in accordance with the provisions of ASC 480-10-S99, as they include clauses that could constitute redemption clauses that are outside of the Company’s control. The Merger Warrants are classified as equity, as they are indexed to the Company’s own shares and meet the classification requirements for stockholders’ equity classification under ASC 815-40.

Concurrently with the consummation of the Acquisition, the Company entered into a securities purchase agreement with certain investors, for aggregate gross proceeds of $50,000. See note 9A for further information.

Immediately following the Acquisition, and without taking into account the PIPE Preferred Shares and the Private Placement Warrants as described in note 9A, the Company’s stockholders prior to the Acquisition owned approximately 55% of the Company and APT’s stockholders prior to the Acquisition owned approximately 45% of the Company on a diluted basis

The Acquisition was accounted in accordance with Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations,” using the acquisition method of accounting. The Company was identified as the accounting acquirer, based on the evaluation of the following facts and circumstances:

•        Pursuant to the Merger Agreement, the post-Acquisition board of directors of the Company consisted of seven directors, out of which the Company designated four board seats, with the Company’s chair of the board prior to the Acquisition continuing in his position, i.e. the majority of the post-closing board was designated by the Company.

•        The Chief Executive Officer and the majority of management roles are held by individuals who were affiliated with the Company prior to the Acquisition.

The Acquisition-related transaction costs are accounted for as expenses in the period in which the costs are incurred. The Company incurred transaction costs of $741 during the three months ended March 31, 2024, which were included in general and administrative expenses in the condensed consolidated statements of operations.

Purchase Price Allocation

The following sets forth the fair value of acquired identifiable assets and assumed liabilities of APT which includes preliminary adjustments to reflect the fair value of intangible assets acquired as of March 15, 2024:

Amounts
Cash and cash equivalents	509
Restricted cash	154
Other current assets	1,780
Property, plant and equipment	3,748
Operating lease right-of-use asset	7,953
IPR&D assets and Goodwill	15,788
Total assets	29,932

Trade accounts payable	(3,667)
Other accounts payable	(2,595)
Operating lease liability	(7,819)
Total liabilities	(14,081)
Total consideration	15,851

BIOMX INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(USD and NIS in thousands, except share and per share data)
(unaudited)

NOTE 1 — GENERAL (cont.)

The following table summarizes the fair value of the consideration transferred to APT shareholders for the Acquisition:

Amounts
Common Stock	3,041
Redeemable Convertible Preferred Shares	12,610
Merger Warrants	200
15,851

The fair value of shares of Common Stock issued by the Company was determined using the Company’s closing trading price on the Closing Date adjusted by a discount for lack of marketability (“DLOM”) of 9.4% as a registration statement will be filed within 45 days. The fair value of Redeemable Convertible Preferred Shares was determined using the Company’s closing trading price on the Closing Date adjusted by a DLOM of 14.9% as the conversion of the Redeemable Convertible Preferred Shares to shares of Common Stock is subject to the stockholder approval which is expected take place in July 2024. The Company determined the fair value of the Merger Warrants using the Black-Scholes model as of the Closing Date. The main assumptions used are as follows:

	Three Months Ended March 31,
	2024	2023
Underlying value of Common Stock ($)	0.37	—
Exercise price ($)	5.0	—
Expected volatility (%)	117.7	—
Expected terms (years)	2.87	—
Risk-free interest rate (%)	4.5	—

The fair value estimate for all identifiable assets and liabilities assumed is preliminary and is based on assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). This preliminary fair value estimate could include assets that are not intended to be used, may be sold, or are intended to be used in a manner other than their best use. Such estimates are subject to change during the measurement period, which is not expected to exceed one year. Any adjustments identified during the measurement period will be recognized in the period in which the adjustments are determined.

The Company recognized intangible assets related to the Acquisition, which consist of IPR&D valued at $15,287 using the Multi-Period Excess Earnings Method valuation method and of goodwill valued at $501. The goodwill is primarily attributed to the expected synergies from combining the operations of APT with the Company’s operations and to the assembled workforce of APT. The Company considered the criteria in ASC 350-30-35 and determined the estimated useful life of the IPR&D to be 20 years and will be amortized on a straight-line basis over its estimated useful life. The basis of amortization approximates the pattern in which the assets are utilized, over their estimated useful life. The Company routinely reviews the remaining estimated useful lives of finite-lived intangible assets. In case the Company reduces the estimated useful life for any asset, the remaining unamortized balance is amortized or depreciated over the revised estimated useful life.

These intangible assets are classified as Level 3 measurements within the fair value hierarchy.

BIOMX INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(USD and NIS in thousands, except share and per share data)
(unaudited)

NOTE 1 — GENERAL (cont.)

The actual APT net loss included in the Company’s condensed consolidated statements of operations for the three months ended March 31, 2024, is as follows:

March 31, 2024
Net loss attributable to APT	855

The unaudited pro forma financial information below summarizes the combined results of operations for BiomX Inc. (including its wholly owned subsidiaries, BiomX Ltd. and RondinX Ltd.) and APT. The unaudited pro forma financial information includes adjustments to reflect certain business combination effects, including: acquisition-related costs incurred by both parties and reversal of certain costs incurred by BiomX Inc. which would not have been incurred had the acquisition occurred on January 1, 2023. The unaudited pro forma financial information as presented below is for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved if the Acquisition had taken place at the beginning of fiscal 2023.

The following unaudited table provides certain pro forma financial information for the Company as if the Acquisition occurred on January 1, 2023:

March 31, 2024*
Net loss	16,720

____________

*        The pro forma amounts above are derived from historical numbers of the Company and APT.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

A.     Unaudited Condensed Financial Statements

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for condensed financial information. They do not include all the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair statement have been included (consisting only of normal recurring adjustments except as otherwise discussed).

The financial information contained in this report should be read in conjunction with the annual financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, that the Company filed with the U.S. Securities and Exchange Committee (the “SEC”) on April 4, 2024. The year-end balance sheet data was derived from the audited consolidated financial statements as of December 31, 2023.

B.     Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany balances and transactions have been eliminated upon consolidation.

C.     Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities in the financial statements and the amounts of expenses during the reported years. The most significant estimates in the Company’s financial statements relate to accruals for research and development expenses, valuation of stock-based compensation awards, purchase price allocation related to

BIOMX INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(USD and NIS in thousands, except share and per share data)
(unaudited)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

the Acquisition and the Private Placement Warrants fair value revaluation. These estimates and assumptions are based on current facts, future expectations, and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Actual results may differ materially and adversely from these estimates.

The full extent to which the Israel-Hamas war may directly or indirectly impact the Company’s business, results of operations and financial condition will depend on future developments that are uncertain, as well as the economic impact on local, regional, national and international markets.

D.     Business Acquisition

The Company allocates the fair value of consideration transferred in a business acquisition to the assets acquired, liabilities assumed based on their fair values at the acquisition date. Acquisition-related expenses are recognized separately from the business Acquisition and are expensed as incurred. The excess of the fair value of the consideration transferred over the fair value of the assets acquired, liabilities assumed in the acquired business is recorded as IPR&D and goodwill. The fair value of the consideration transferred may include equity securities. The allocation of the consideration transferred in certain cases may be subject to revision based on the final determination of fair values during the measurement period, which may be up to one year from the acquisition date. The cumulative impact of revisions during the measurement period is recognized in the reporting period in which the revisions are identified. The Company includes the results of operations of the businesses that it has acquired in its consolidated results prospectively from the respective dates of Acquisition.

E.     Financial instruments

When the Company issues freestanding instruments, it first analyzes the provisions of ASC 480, “Distinguishing Liabilities From Equity” (“ASC 480”) in order to determine whether the instrument should be classified as a liability, with subsequent changes in fair value recognized in the consolidated statements of operations in each period. If the instrument is not within the scope of ASC 480, the Company further analyzes the provisions of ASC 815-10 in order to determine whether the instrument is considered indexed to the entity’s own stock and qualifies for classification within equity.

When the Company issues preferred shares, it first considers the provisions of ASC 480, in order to determine whether the preferred shares should be classified as a liability. If the instrument is not within the scope of ASC 480, the Company further analyzes the instrument’s characteristics in order to determine whether it should be classified within temporary equity (mezzanine) or within permanent equity in accordance with the provisions of ASC 480-10-S99. The Company’s Redeemable Convertible Preferred Shares are not mandatorily or currently redeemable. However, they include clauses that could constitute as redemption clauses that are outside of the Company’s control. As such, all Redeemable Convertible Preferred Shares have been presented outside of permanent equity. See note 1D and 9A for further information regarding the Redeemable Convertible Preferred Shares.

When the Company issues warrants, it first considers the provisions of ASC 815-40, “Contracts in Entity’s Own Equity” (“ASC 815-40”) in order to determine whether the warrants should be classified as equity. Equity classification is permitted when warrants are indexed to the Company’s own shares and meet the classification requirements for stockholders’ equity classification under ASC 815-40. If the warrants are not within the scope of ASC 815-40, the Company accounts for the warrants in accordance with the guidance contained in Accounting Standards Codification 815 (“ASC 815”), “Derivatives and Hedging”, under which the warrants do not meet the criteria for equity treatment and must be recorded as derivative liabilities. Accordingly, the Company classifies the Private Placement Warrants as liabilities at

BIOMX INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(USD and NIS in thousands, except share and per share data)
(unaudited)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

their fair value and adjusts the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until the warrants are exercised or expire, and any change in fair value is recognized in the condensed consolidated statements of operations. See note 9A for further information regarding the Private Placement Warrants.

F.      Basic and diluted loss per share

Basic loss per share is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the period, fully vested warrants with no exercise price for the Company’s Common Stock and fully vested Pre-Funded Warrants for the Company’s Common Stock at an exercise price of $0.001 per share, as the Company considers these shares to be exercised for little to no additional consideration. The calculation excludes shares of Common Stock purchased by the Company and held as treasury shares. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the year, plus the number of shares of Common Stock that would have been outstanding if all potentially dilutive shares of Common Stock had been issued, using the treasury stock method, in accordance with ASC 260-10, “Earnings per Share.” Potentially dilutive shares of Common Stock were excluded from the calculation of diluted loss per share for all periods presented due to their anti-dilutive effect due to losses in each period.

The Company computes net loss per share using the two-class method required for participating securities. The two-class method requires income available to common stockholders for the period to be allocated between shares of Common Stock and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The Company considers its Redeemable Convertible Preferred Shares to be participating securities as the holders of the Redeemable Convertible Preferred Shares would be entitled to dividends that would be distributed to the holders of Common Stock, on a pro-rata basis assuming conversion of all Redeemable Convertible Preferred Shares into shares of Common Stock. These participating securities do not contractually require the holders of such shares to participate in the Company’s losses. As such, net loss for the periods presented was not allocated to the Company’s participating securities.

G.     Intangible Assets

Goodwill

Goodwill reflects the excess of the consideration transferred at the business combination date over the fair values of the identifiable net assets acquired. Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. The primary items that generate goodwill include the value of the synergies between the acquired company and the Company and the acquired assembled workforce, neither of which qualifies for recognition as an intangible asset. ASC 350, “Intangibles — Goodwill and Other” allows an entity to first assess qualitative factors to determine whether a quantitative goodwill impairment test is necessary. Further testing is only required if the entity determines, based on the qualitative assessment, that it is more likely than not that the fair value is less than its carrying amount. Otherwise, no further impairment testing is required.

The Company’s goodwill is tested for impairment at least on an annual basis, on the last day of the fourth quarter of the fiscal year and whenever events or changes in circumstances indicate the carrying value of a reporting unit may not be recoverable. When necessary, the Company records charges for impairments of goodwill for the amount by which the carrying amount of the respective reporting unit exceeds its fair value. However, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit.

BIOMX INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(USD and NIS in thousands, except share and per share data)
(unaudited)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Intangible assets

The definite life intangible asset is amortized using the straight-line method over its estimated period of useful life. Amortization of the technology acquired is recorded under research and development expenses in the condensed consolidated statements of operations.

H.     Recent Accounting Standards

Recently issued accounting pronouncements

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07 “Segment Reporting: Improvements to Reportable Segment Disclosures” (“ASU 2023-07”). This guidance expands public entities’ segment disclosures primarily by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items, and interim disclosures of a reportable segment’s profit or loss and assets that are currently required annually. Public entities with a single reportable segment are required to provide the new disclosures and all the disclosures required under ASC 280, “Segment Reporting”. The guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The amendments are required to be applied retrospectively to all prior periods presented in an entity’s financial statements. The Company adopted the guidance on January 1, 2024, and concluded that its adoption did not have a material effect on the Company’s financial position or results of operations.

Recently issued accounting pronouncements, not yet adopted

In December 2023, the FASB issued ASU 2023-09 “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”). This guidance is intended to enhance the transparency and decision-usefulness of income tax disclosures. The amendments in ASU 2023-09 address investor requests for enhanced income tax information primarily through changes to disclosure regarding rate reconciliation and income taxes paid both in the U.S. and in foreign jurisdictions. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024 on a prospective basis, with the option to apply the standard retrospectively. Early adoption is permitted. The Company is currently evaluating this guidance to determine the impact it may have on its consolidated financial statements disclosures.

NOTE 3 — FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company accounts for financial instruments in accordance with ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”). ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 — Quoted prices in non-active markets or in active markets for similar assets or liabilities, observable inputs other than quoted prices, and inputs that are not directly observable but are corroborated by observable market data.

Level 3 — Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

BIOMX INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(USD and NIS in thousands, except share and per share data)
(unaudited)

NOTE 3 — FAIR VALUE OF FINANCIAL INSTRUMENTS (cont.)

There were no changes in the fair value hierarchy levelling during the three months ended March 31, 2024 and year ended December 31, 2023.

The following table summarizes the fair value of our financial assets and liabilities that were accounted for at fair value on a recurring basis, by level within the fair value hierarchy:

	March 31, 2024
	Level 1	Level 2	Level 3	Fair Value
Assets:
Cash equivalents:
Money market funds	37,124	—	—	37,124
Foreign exchange contracts receivable		99	—	99
	37,124	99	—	37,223

Liabilities:
Contingent consideration			153	153
Private Placement Warrants			36,755	36,755
	—		36,908	36,908
	December 31, 2023
	Level 1	Level 2	Level 3	Fair Value
Assets:
Cash equivalents:
Money market funds	11,377	—	—	11,377
Foreign exchange contracts receivable		256	—	256
	11,377	256	—	11,633

Liabilities:
Contingent consideration	—	—	155	155
	—	—	155	155

The changes in the fair value of the Company’s Level 3 financial liabilities, which are measured on a recurring basis are as follows:

	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
Beginning balance	—	—
Private Placement Warrants	28,745	—
Revaluation recorded in financial expense	8,010	—
Ending balance	36,755	—

Financial instruments with carrying values approximating fair value include cash and cash equivalents, restricted cash, short-term deposits, other current assets, trade accounts payable and other accounts payable, due to their short-term nature.

The Company determined the fair value of the liabilities for the contingent consideration based on a probability discounted cash flow analysis. This fair value measurement is based on significant unobservable inputs in the market and thus represents a Level 3 measurement within the fair value hierarchy. The fair value of the contingent consideration is based on several factors, such as: the attainment of future clinical, developmental, regulatory, commercial and strategic milestones relating to product candidates for treatment of primary sclerosing cholangitis. The discount rate applied ranged from 3.60% to 4.4%. The contingent

BIOMX INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(USD and NIS in thousands, except share and per share data)
(unaudited)

NOTE 3 — FAIR VALUE OF FINANCIAL INSTRUMENTS (cont.)

consideration is evaluated quarterly, or more frequently, if circumstances dictate. Changes in the fair value of contingent consideration are recorded in consolidated statements of operations. Significant changes in unobservable inputs, mainly the probability of success and cash flows projected, could result in material changes to the contingent consideration liability. Changes in contingent consideration for the three months ended March 31, 2024 and March 31, 2023, resulted from the passage of time and discount rate revaluation.

The Company uses foreign exchange contracts (mainly option and forward contracts) to hedge cash flows from currency exposure. These foreign exchange contracts are not designated as hedging instruments for accounting purposes. In connection with these foreign exchange contracts, the Company recognizes gains or losses that offset the revaluation of the cash flows also recorded under financial expenses (income), net in the condensed consolidated statements of operations. As of March 31, 2024, the Company had outstanding foreign exchange contracts for the exchange of USD to NIS in the amount of approximately $1,711 with a fair value asset of $99. As of December 31, 2023, the Company had outstanding foreign exchange contracts for the exchange of USD to NIS in the amount of approximately $4,136 with a fair value asset of $256.

The Company determined the fair value of the liabilities for the Private Placement Warrants using the Black-Scholes model, a Level 3 measurement, within the fair value hierarchy.

The main assumptions used are as follows:

	Three Months Ended March 31,
	2024	2023
Underlying value of Common Stock ($)	0.37 – 0.45	—
Exercise price ($)	0.23	—
Expected volatility (%)	117.7 – 117.8	—
Expected terms (years)	2.3 – 2.25	—
Risk-free interest rate (%)	4.5 – 4.6	—

NOTE 4 — OTHER CURRENT ASSETS

	March 31, 2024	December 31, 2023
Government institutions	120	66
Prepaid insurance	119	505
Other prepaid expenses	362	128
Grants receivables	2,241	574
Other	144	495
Other current assets	2,986	1,768

NOTE 5 — OTHER ACCOUNTS PAYABLE

	March 31, 2024	December 31, 2023
Employees and related institutions	2,197	1,852
Accrued expenses	2,393	1,289
Government institutions	663	175
Prepaid sublease income	28	28
Severance related to former employees of APT	526	—
Other	229	—
	6,036	3,344

BIOMX INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(USD and NIS in thousands, except share and per share data)
(unaudited)

NOTE 6 — LEASES

On August 9, 2019, APT entered into a lease agreement (the “Lease Agreement”) with ARE-708 Quince Orchard, LLC (the “Landlord”), for office and lab spaces in Gaithersburg, Maryland starting on September 1, 2019. Over the course of years, APT and the Landlord amended the Lease Agreement in order to expand the square footage and to extend the lease period until November 28, 2034. The agreement included 49,625 square feet of area. The monthly lease payments under the lease agreement are approximately $255. On March 5, 2024, in connection with the Acquisition, APT and the Landlord, signed an amendment to the lease agreement. Pursuant to the amendment, the leased area will be decreased to 25,894 square feet (the “Remaining Area”), effective as of December 31, 2024. Following the amendment, the revised monthly lease payments will be approximately $134. In exchange, APT was required to pay a relinquished premises fee in an amount equal to $1,500 within 10 business days following March 15, 2024 (the “Amendment Effective Date”). In addition, the Company issued the Landlord 250,000 warrants to purchase up to an aggregate of 250,000 shares of the Company’s Common Stock at an exercise price of $5.00 per share. The warrants will become exercisable at any time after the date of the receipt of BiomX stockholder approval and will expire on January 28, 2027. The amendment also included a one-time option to early terminate the lease agreement on February 28, 2029 with respect to the Remaining Area under certain terms. The execution of the early termination will require APT to pay a termination fee of $3,000.

APT accounted for the decreased leased area and the termination option as a modification as it continues to use the area for a period of time after the termination. The modification occurred before the Acquisition as APT signed the amendment before the Closing Date but was contingent upon the Acquisition. The operating lease right-of-use assets and operating lease liabilities contemplate the termination option.

Lease expenses recorded in the condensed statements of operations were $593 and $315 for the three months ended March 31, 2024 and 2023, respectively.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

A.     In March 2021, the IIA approved two new applications in relation to the Company’s cystic fibrosis product candidate for an aggregate budget of NIS 10,879 (approximately $3,286) and for the Company’s product candidate for Inflammatory Bowel Disease (“IBD”) and Primary Sclerosing Cholangitis for an aggregate revised budget of NIS 6,753 (approximately $2,118). The IIA committed to fund 30% of the approved budgets. The programs are for the period beginning January 2021 through December 2021. Through March 31, 2024, the Company received NIS 5,289 (approximately $1,622) from the IIA and does not expect to receive additional funds with respect to these programs.

In August 2021, the IIA approved an application that supports upgrading the Company’s manufacturing capabilities for an aggregate budget of NIS 5,737 (approximately $1,778). The IIA committed to fund 50% of the approved budget. The program was for the period beginning July 2021 through June 2022. The program does not bear royalties. Through March 31, 2024, the Company received NIS 1,912 (approximately $577) from the IIA with respect to this program.

In March 2022, the IIA approved an application for a total budget of NIS 13,004 (approximately $4,094) in relation to the Company’s cystic fibrosis product candidate. The IIA committed to fund 30% of the approved budget. The program was for the period beginning January 2022 through December 2022. Through March 31, 2024, the Company received NIS 1,365 (approximately $395) from the IIA with respect to this program.

In March 2023, the IIA approved an application for a total budget of NIS 11,283 (approximately $3,164) in relation to the Company’s cystic fibrosis product candidate. The IIA committed to fund 30% of the approved budget. The program was for the period beginning January 2023 through December 2023. Through March 31, 2024, the Company received NIS 2,783 (approximately $768) from the IIA with respect to this program.

BIOMX INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(USD and NIS in thousands, except share and per share data)
(unaudited)

NOTE 7 — COMMITMENTS AND CONTINGENCIES (cont.)

According to the agreement with the IIA, excluding the August 2021 program, BiomX Israel will pay royalties of 3% to 3.5% of future sales up to an amount equal to the accumulated grant received including annual interest of LIBOR linked to the USD. Starting January 2024, the IIA has notified that the interest has changed to the 12-month Secured Overnight Financing Rate (“SOFR”) as published on the first trading day of each calendar year. BiomX Israel may be required to pay additional royalties upon the occurrence of certain events as determined by the IIA, that are within the control of BiomX Israel. No such events have occurred or were probable of occurrence as of the balance sheet date with respect to these royalties. Repayment of the grant is contingent upon the successful completion of the BiomX Israel’s R&D programs and generating sales. BiomX Israel has no obligation to repay these grants if the R&D program fails, is unsuccessful or aborted or if no sales are generated. The Company had not yet generated sales as of March 31, 2024; therefore, no liability was recorded in these condensed consolidated financial statements. IIA grants are recorded as a reduction of R&D expenses, net.

Through March 31, 2024, total grants approved from the IIA aggregated to approximately $9,353 (NIS 32,068). Through March 31, 2024, the Company had received an aggregate amount of $8,003 (NIS 27,423) in the form of grants from the IIA. Total grants subject to royalties’ payments aggregated to approximately $7,413. As of March 31, 2024, BiomX Israel had a contingent obligation to the IIA in the amount of approximately $8,033 including annual interest of SOFR applicable to dollar deposits.

B.      In August 2019, APT was awarded $9,638 from the U.S. Army Medical Research Acquisition Activity (“USAMRAA”) and the U.S. Army Medical Research & Development Command (“USAMRDC”) to advance personalized phage therapy from niche to broad use. This award is intended to lay the groundwork for rapid advancement of personalized phage therapy to commercialization for the variety of clinical indications and bacterial pathogens representing un-met needs with a focus on infections with significant military relevance. The competitive award was granted by USAMRAA and USAMRDC in collaboration with the Medical Technology Enterprise Consortium (“MTEC”), a 501(c)(3) biomedical technology consortium working in partnership with the Department of Defense. Under the cost reimbursement contract, MTEC reimburses APT for approved incurred costs that are based upon the achievement of certain milestones for conduct and completion of a Phase 1/2 study utilizing APT’s PhageBank to treat patients with urinary tract infections (“UTIs”). Over the course of years, APT entered into certain modifications to the contract to include additional activities for APT’s UTI program and perform pre-clinical activities to advance the Diabetic Foot Ulcer clinical program, as well as to include activities to advance potential bacteriophage-based vaccines against COVID-19, for a total contract value of $36,214. In conjunction with this agreement, APT is subject to a royalty assessment fee of an amount equal to 3% of the total funded value of the research project award. No liability was recorded in these condensed consolidated statements. During the period between the Acquisition and March 31, 2024, APT recorded $196 as a reduction of R&D expenses, net.

C.     On June 23, 2022 (“Effective Date”), BiomX Israel entered into a research collaboration agreement with Boehringer Ingelheim International GmbH (“BI”) for a collaboration to identify biomarkers for IBD. Under the agreement, BiomX Israel is eligible to receive fees totaling $1,411 to cover costs to be incurred by BiomX Israel in conducting the research plan under the collaboration. The fees were paid in four installments according to certain activities under the agreement. In December 2023, the Company completed its obligations with respect to this agreement and the last installment of $211 was received on January 18, 2024. The consideration is recorded as a reduction of R&D expenses, net in the condensed consolidated statements of operations according to the input model method on a cost-to-cost basis.

BIOMX INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(USD and NIS in thousands, except share and per share data)
(unaudited)

NOTE 8 — LONG-TERM DEBT

On August 16, 2021 (the “Closing Date”), the Company entered into a Loan and Security Agreement (the “Loan Agreement”) with Hercules Capital, Inc. (“Hercules”), with respect to a venture debt facility. Under the Loan Agreement, $15,000 was advanced to the Company on the date the Loan Agreement was executed. The Company was required to make interest only payments through March 1, 2023, and started to then repay the principal balance and interest in equal monthly installments through September 1, 2025.

The Loan Agreement provided that the Company could prepay advances under the Loan Agreement, in whole or in part, at any time subject to a prepayment charge equal to 1.0% after 24 months but prior to 36 months following the Closing Date Upon prepayment or repayment of all or any of the term loans under the Term Loan Facility, the Company is required to pay an end of term charge (“End of Term Charge”) equal to 6.55% of the total aggregate amount of the term loans being prepaid or repaid. On March 19, 2024, the Company prepaid the entire balance under the Term Loan Facility in a total of $10,428. The prepayment included the End of Term Charge of $983 and accrued interest of $69. The Company received from Hercules a waiver regarding the prepayment charge that should have been 1% out of the prepaid principal amount that equals to $94.

Interest expense relating to the term loan, which is included in interest expense in the condensed statements of operations was $850 and $565 for the three months ended March 31, 2024 and March 31, 2023, respectively.

NOTE 9 — STOCKHOLDERS EQUITY

A.     Share Capital:

Private Investment in Public Equity:

On February 22, 2023, the Company entered into a Securities Purchase Agreement to issue and sell an aggregate of 15,997,448 shares of its Common Stock and 14,610,714 pre-funded warrants (the “Pre-Funded Warrants”) at a price of $0.245 per share and $0.244 per Pre-Funded Warrant in the PIPE. The net proceeds from the PIPE were approximately $7,152, after deducting issuance costs of $333. As of March 31, 2024, 4,778,265 Pre-Funded Warrants were exercised into 4,778,265 shares of Common Stock for total consideration of $5 at an exercise price of $0.001 per share of Common Stock.

On March 15, 2024, in connection with the Acquisition, the Company issued to APT’s former stockholders 9,164,968 shares of the Company’s Common Stock, 40,470 Redeemable Convertible Preferred Shares and 2,166,497 Merger Warrants. See note 1D for further information.

Concurrently with the consummation of the Acquisition as described in note 1D, the Company entered into the March 2024 PIPE, pursuant to which such investors purchased an aggregate of 216,417 Redeemable Convertible Preferred Shares (“PIPE Preferred Shares”) and Private Placement Warrants to purchase up to an aggregate of 108,208,500 shares of the Company’s Common Stock, at a combined price of $231.10 per share. The PIPE Preferred Shares and the Private Placement Warrants were issued in a private placement pursuant to an exemption from registration requirements under the Securities Act for aggregate gross proceeds of $50,000. Each Private Placement Warrant’s exercise price equals to $0.2311, subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, will become exercisable at any time after the date of the receipt of BiomX stockholder approval and will expire within two years after the approval date. Under certain circumstances, the Company may be required to pay to each holder of the Private Placement Warrants (i) an amount in cash equal to the holder’s total purchase price for the shares of Common Stock purchased (the “Buy-In Price”) or credit such holder’s balance

BIOMX INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(USD and NIS in thousands, except share and per share data)
(unaudited)

NOTE 9 — STOCKHOLDERS EQUITY (cont.)

account with the Depository Trust Company (“DTC”) for such shares of Common Stock shall terminate, or (ii) promptly honor its obligation to deliver to such holder a certificate or certificates representing such shares of Common Stock or credit such holder’s balance account with DTC, as applicable, and pay cash to such holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) Weighted Average Price (as defined in the Private Placement Warrant) on the trading day immediately preceding the exercise date.

The Company accounted for the Private Placement Warrants as liabilities as the Private Placement Warrants are not considered indexed to the entity’s own stock based on the provision of ASC 815. The Private Placement Warrants will be measured at fair value at inception and in subsequent reporting periods with changes in fair value recognized in the condensed consolidated statements.

The terms of the PIPE Preferred Shares are substantially the same as those of the Redeemable Convertible Preferred Shares issued under the Acquisition and were accounted for as temporary equity. See note 1D for further information.

In connection therewith, the Company issued warrants to purchase shares of the Company’s Common Stock to the Placement Agents (the “Agents Warrants”). See Note 9B for further information.

The Company allocated the total consideration from the issuance of the 2024 March PIPE first to the fair value of the Private Placement Warrants and then to the PIPE Preferred Shares. The Company had transaction costs of approximately $3,317 out of which $1,273 are Stock-Based Compensation due to issuance of the Agents Warrants. The transaction costs were allocated in the same manner as the consideration. Issuance costs which were allocated to the PIPE Preferred Shares were $1,410 and deducted from Redeemable Convertible Preferred Shares, and issuance costs that were allocated to the Private Placement Warrants were $1,907 and were expensed immediately.

At-the-market Sales Agreement:

In December 2023, pursuant to a registration statement on Form S-3 declared effective by the SEC on January 2, 2024, the Company entered into an At the Market Offering Agreement with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which the Company may issue and sell shares of Common Stock having an aggregate offering price of up to $7,500 from time to time through Wainwright. During the three months ended March 31, 2024, the Company sold 75,179 shares of Common Stock under this agreement, at an average price of $0.271 per share, raising aggregate net proceeds of approximately $19, after deducting an aggregate commission of $1.

Preferred Stock:

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors (the “Board”).

On March 15, 2024, the Company issued 40,470 and 216,417 Redeemable Convertible Preferred Shares, par value $0.0001 per share, as part of the Acquisition and the March 2024 PIPE, respectively. See note 1D and 9A for further information.

BIOMX INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(USD and NIS in thousands, except share and per share data)
(unaudited)

NOTE 9 — STOCKHOLDERS EQUITY (cont.)

Warrants:

As of March 31, 2024, the Company had the following outstanding warrants to purchase Common Stock issued to stockholders:

Warrant	Issuance Date	Expiration Date	Exercise Price Per Share	Number of Shares of Common Stock Underlying Warrants
Public Warrants	IPO (December 13, 2018)	October 28, 2024	11.50	3,500,000
2021 Registered Direct Offering Warrants	SPA (July 28, 2021)	January 28, 2027	5.00	2,812,501
Pre-Funded Warrants	February 27, 2023	—	0.001	1,869,755
Pre-Funded Warrants	May 4, 2023	—	0.001	7,962,694
Merger Warrants	March 15, 2024	January 28, 2027	5.00	2,166,497
Private Placement Warrants	March 15, 2024	Two years after the stockholder approval	0.2311	108,208,500
Agents Warrants	March 15, 2024	Two years after the stockholder approval	0.2311	9,523,809
				136,043,756

B.     Stock-based Compensation:

On March 15, 2024, the Company issued 9,523,809 Agents Warrants to purchase up to an aggregate of 9,523,809 shares of the Company’s Common Stock to the Placement Agents in connection with the March 2024 PIPE. The exercise price of the Agents Warrants is $0.2311 per share and will become exercisable at any time after the date of the receipt of BiomX stockholder approval and will expire within two years after the approval date.

The Company accounted for the Agents Warrants under the scope of ASC 718-10 “Stock-Based Payment”, (“ASC 718-10”), and treated them as issuance costs of the March 2024 PIPE as the Company considers these Warrants as consideration for receipt of Private Placement Services.

The Company determined the fair value of the Agents Warrants using the Black-Scholes model as of March 5, 2024. The main assumptions used are as follows:

	Three Months Ended March 31,
	2024	2023
Underlying value of Common Stock ($)	0.23	—
Exercise price ($)	0.23	—
Expected volatility (%)	100.6	—
Expected terms (years)	2.32	—
Risk-free interest rate (%)	4.4	—

BIOMX INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(USD and NIS in thousands, except share and per share data)
(unaudited)

NOTE 9 — STOCKHOLDERS EQUITY (cont.)

A summary of options granted to purchase the Company’s Common Stock under the Company’s share option plans is as follows:

	For the Three Months Ended March 31, 2024
	Number of Options	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding at the beginning of period	5,280,711	$0.54	$72
Granted	—	$—
Forfeited	(87,363)	$0.37
Expired	—	—
Exercised	—	$—
Outstanding at the end of period	5,193,348	0.54	$587
Exercisable at the end of period	3,249,620	0.57
Weighted average remaining contractual life of outstanding options – years as of March 31, 2024	6.42

Warrants:

As of March 31, 2024, the Company had the following outstanding compensation related warrants to purchase Common Stock:

Warrant	Issuance Date	Expiration Date	Exercise Price Per Share	Number of Shares of Common Stock Underlying Warrants
Private Warrants issued to scientific founders	November 27, 2017		—	2,974
Landlord Warrants*	March 15, 2024	January 28, 2027	5.00	250,000
				252,974

____________

(*)      See note 6.

The following table sets forth the total stock-based payment expenses resulting from options granted, included in the statements of operations:

	Three Months Ended March 31,
	2024	2023
Research and development expenses, net	65	87
General and administrative	112	88
	177	175

BIOMX INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(USD and NIS in thousands, except share and per share data)
(unaudited)

NOTE 10 — BASIC AND DILUTED LOSS PER SHARE

Basic loss per share is computed on the basis of the net loss for the period divided by the weighted average number of shares of Common Stock outstanding during the period, fully vested warrants with no exercise price for the Company’s Common Stock and fully vested Pre-Funded Warrants for the Company’s Common Stock at an exercise price of $0.001 per share, as the Company considers these shares to be exercised for little to no additional consideration. As of March 31, 2024, the basic loss per share calculation included a weighted average number of 2,974 of fully vested warrants and 9,832,449 of fully vested Pre-Funded Warrants. As of March 31,2023, the basic loss per share calculation included a weighted average number of 2,776,429 of fully vested Pre-Funded Warrants.

Diluted loss per share is based upon the weighted average number of shares of Common Stock and of potential shares of Common Stock outstanding when dilutive. Potential shares of Common Stock equivalents include outstanding stock options and warrants, which are included under the treasury stock method when dilutive. The calculation of diluted loss per share for the three months ended March 31, 2024 does not include 5,193,348, 126,461,307, 2,000,000 and 256,887,000 of shares underlying options, shares underlying warrants, contingent shares and Redeemable Convertible Preferred Shares, respectively, because the effect would be anti-dilutive.

NOTE 11 — EVENTS DURING THE PERIOD

On March 21, 2024, RondinX signed an agreement with the Israeli tax authority in respect to an assessment for the years 2018-2022. The agreement concluded that RondinX’s IP and employees were transferred to BiomX Israel on the acquisition date. As a result, RondinX had a capital gain equal to its carryforward losses of $2,785 (NIS 10,036) and no further payment will be required.

NOTE 12 — SUBSEQUENT EVENTS

On May 9, 2024, the Company received a payment of $1,617 from MTEC as part of the reimbursement of approved incurred costs between December 2023 and February 2024.

AUDITED FINANCIAL STATEMENTS OF ADAPTIVE PHAGE THERAPEUTICS, INC.

ADAPTIVE PHAGE THERAPEUTICS, INC.

FINANCIAL STATEMENTS

Years Ended December 31, 2023 and 2022

With Report of Independent Auditors

ADAPTIVE PHAGE THERAPEUTICS, INC.

AUDITED FINANCIAL STATEMENTS

Years Ended December 31, 2023 and 2022

REPORT OF INDEPENDENT AUDITORS

The President and the Member

Adaptive Phage Therapeutics LLC

Opinion

We have audited the financial statements of Adaptive Phage Therapeutics, Inc. (the Company), which comprise the balance sheets as of December 31, 2023 and 2022, and the related statements of operations and comprehensive loss, convertible preferred stock and stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•        Exercise professional judgment and maintain professional skepticism throughout the audit.

•        Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•        Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•        Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•        Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Ernst & Young LLP

Tysons, Virginia

May 15, 2024

ADAPTIVE PHAGE THERAPEUTICS, INC.

BALANCE SHEETS

(in thousands, except share amounts)

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$1,263	$3,255
Restricted cash	154	154
Total cash, cash equivalents and restricted cash	1,417	3,409
Accounts receivable	1,414	4,134
Prepaid expenses and other current assets	313	316
Total current assets	3,144	7,859
Property and equipment, net	3,732	4,074
Right of use asset	14,145	14,340
Other assets	68	306
Total assets	$21,089	$26,579
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,418	$3,906
Lease liability, short-term	780	757
Accrued expenses and other current liabilities	2,015	1,794
Royalty liability, short-term	—	150
Total current liabilities	6,213	6,607
Notes payable, long-term	495	500
Lease liability, long-term	16,931	17,111
Total liabilities	23,639	24,218
Convertible preferred stock:
Convertible preferred stock (Series AA), $0.0001 par value; 2,217,000 shares authorized; 2,217,000 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively; aggregate liquidation preference of $2,217 as of December 31, 2023	2,217	2,217
Convertible preferred stock (Series B), $0.0001 par value; 62,118,478 shares authorized; 42,481,418 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively; aggregate liquidation preference of $54,086 as of December 31, 2023	49,747	49,747
Convertible preferred stock (Series B-1), $0.0001 par value; 100,000,000 shares authorized; 39,999,998 shares issued and outstanding at December 31, 2023; aggregate liquidation preference of $12,000 as of December 31, 2023	10,600	—
Stockholders’ deficit:
Common stock, $0.0001 par value; 186,304,376 and 83,000,000 shares authorized; 9,461,476 and 9,450,256 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	2,167	1,660
Accumulated deficit	(67,281)	(51,263)
Total stockholders’ deficit	(65,114)	(49,603)
Total liabilities, convertible preferred stock and stockholders’ deficit	$21,089	$26,579

The accompanying notes are an integral part of the financial statements.

ADAPTIVE PHAGE THERAPEUTICS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands)

	Year Ended December 31,
	2023	2022
Revenues	$14,093	$5,942
Operating expenses:
Research and development	24,458	24,565
General and administrative	6,843	7,201
Total operating expenses	31,301	31,766
Loss from operations	(17,208)	(25,824)
Other income (expense):
Change in fair value of preferred stock tranche rights liabilities	1,200	2,176
Other income (loss), net	(10)	21
Total other income, net	1,190	2,197
Net loss before income tax	(16,018)	(23,627)
Income tax	—	—
Net loss and comprehensive loss	$(16,018)	$(23,627)

The accompanying notes are an integral part of the financial statements.

ADAPTIVE PHAGE THERAPEUTICS, INC.

STATEMENTS OF CONVERTIBLE PREFERRED STOCK and STOCKHOLDERS’ DEFICIT

(in thousands, except share amounts)

	Convertible Preferred Stock								Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ (Deficit)
	Series AA, $0.0001 par value		Series B, $0.0001 par value		Series B-1, $0.0001 par value		Common Stock $0.0001 par value
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2021	2,217,000	$2,217	21,846,732	$24,651	—	$—	9,294,028	$—	$610	$(27,636)	$(27,026)
Stock-based compensation	—	—	—	—	—	—	—	—	1,008	—	1,008
Issuance of Series B Preferred Stock, net of issuance costs	—	—	20,634,686	25,697	—	—	—	—	—	—	—
Reclassification of preferred stock tranche rights liabilities	—	—	—	(601)	—	—	—	—	—	—	—
Exercise of stock options	—	—	—	—	—	—	156,228	—	42	—	42
Net loss	—	—	—	—	—	—	—	—	—	(23,627)	(23,627)
Balance at December 31, 2022	2,217,000	$2,217	42,481,418	$49,747	—	$—	9,450,256	$—	$1,660	$(51,263)	$(49,603)
Stock-based compensation	—	—	—	—	—	—	—	—	503	—	503
Issuance of Series B-1 Preferred Stock, net of issuance costs	—	—	—	—	39,999,998	10,600	—	—	—	—	—
Exercise of stock options	—	—	—	—	—	—	11,220	—	4	—	4
Net loss	—	—	—	—	—	—	—	—	—	(16,018)	(16,018)
Balance at December 31, 2023	2,217,000	$2,217	42,481,418	$49,747	39,999,998	$10,600	9,461,476	$—	$2,167	$(67,281)	$(65,114)

The accompanying notes are an integral part of the financial statements.

ADAPTIVE PHAGE THERAPEUTICS, INC.

STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(16,018)	$(23,627)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	503	1,008
Depreciation and amortization	551	479
Noncash operating lease expense	194	692
Change in fair value of preferred stock tranche rights liabilities	(1,200)	(2,176)
Other	20	—
Changes in operating assets and liabilities:
Accounts receivable	2,720	(3,288)
Prepaid expenses and other current assets	241	903
Accounts payable	(512)	2,427
Operating lease liability	(157)	(169)
Accrued expenses and other liabilities	71	(606)
Net cash used in operating activities	(13,587)	(24,357)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(204)	(978)
Net cash used in investing activities	(204)	(978)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	—	350
Payment of short-term debt	(5)	—
Proceeds from issuance of common stock	4	42
Proceeds from preferred stock, net of issuance cost	11,800	26,138
Net cash provided by financing activities	11,799	26,530
Net increase and decrease in cash and cash equivalents and restricted cash	(1,992)	1,195
Cash, cash equivalents and restricted cash at beginning of period	3,409	2,214
Cash, cash equivalents and restricted cash at end of period	$1,417	$3,409

SUPPLEMENTAL NON-CASH ACTIVITIES:
Right-of-use assets in exchange for lease obligations	$—	$15,032
Property and equipment purchases included in accounts payable and accrued expenses	$24	$5
Reclassification of preferred stock tranche rights liability upon share issuance	$—	$(601)

The accompanying notes are an integral part of the financial statements.

ADAPTIVE PHAGE THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share data)

1. Nature of Business and Organization

Adaptive Phage Therapeutics, Inc., headquartered in Gaithersburg, Maryland, United States, (“Adaptive” or the “Company”) is a clinical stage biopharmaceutical company incorporated under the laws of the State of Delaware.

The Company is focused on advancing therapies to treat multi-drug resistant infections. The Company’s pipeline includes Diabetic Foot Osteomyelitis (“DFO”), Prosthetic Joint Infection (“PJI”), Chronic Recurrent UTI and other bacterial infections using bacteriophage therapy. Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff and raising capital, and has financed its operations through the issuance of common and preferred stock, long-term debt and proceeds from research grants and government contracts. The Company has not generated any revenue from the sale of any products to date, and there is no assurance of any future revenues from product sales.

The Company operates in an environment of rapid technological change and substantial competition from pharmaceutical and biotechnology companies. The Company is subject to risks common to companies in the biopharmaceutical industry in a similar stage of their life cycle including, but not limited to: the significant losses that the Company has incurred since its founding and anticipates it will continue to incur for the foreseeable future; the fact that the Company’s profitability depends on its ability to develop and commercialize its current and future product candidates; the high risk of failure of product candidates in an early stage of development; the need for substantial additional financing; the potential for substantial delays in clinical trials, which may fail to meet the approval of regulatory authorities; the difficulty of predicting the time and cost of product development; reliance on third parties to conduct preclinical studies and clinical trials; substantial competition from other pharmaceutical and biotechnology companies, which may discover, develop or commercialize products before or more successfully than the Company; and the substantial cost and difficulty of protecting the Company’s proprietary rights. There can be no assurance that the Company’s research and development will be successfully completed, that adequate protection for the Company’s intellectual property will be obtained, that any products developed will obtain required regulatory approval or that any approved products will be commercially viable. Even if the Company’s development efforts are successful, it is uncertain when, if ever, the Company will generate significant product sales. If the Company does not successfully commercialize any of its products or mitigate any of these other risks, it will be unable to generate revenue or achieve profitability.

Going Concern

In accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40), the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has experienced recurring losses in past years. As of December 31, 2023, the Company had an accumulated deficit of $67,281 and a net loss of $16,018 for the year ended December 31, 2023. The Company expects to incur additional losses in the future in connection with research and development activities. Since inception, the Company has financed its activities principally from the issuance of debt and equity securities.

The Company’s ability to continue as a going concern is dependent upon the Company’s ability to raise additional debt and equity capital. There can be no assurance that such capital will be available in sufficient amounts or on terms acceptable to the Company. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

ADAPTIVE PHAGE THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share data)

1. Nature of Business and Organization (cont.)

Management received additional financing through the receipt of $12,000 of gross proceeds from the issuance of 39,999,998 Series B-1 preferred shares during 2023 and $26,272 of gross proceeds from the issuance of 20,634,686 Series B preferred shares during 2022, as further discussed in Note 10. At the end of 2023, the Company estimates that it will not achieve the remaining tranche milestones and the Company will seek additional funds through equity offerings, debt financings, government or other third-party funding, collaborations, strategic alliances or licensing arrangements. If the Company is unable to obtain other financing, the Company would be forced to delay, reduce or eliminate its research and development programs or any future commercialization efforts or to relinquish valuable rights to its technologies, future revenue streams, research programs or product candidates or grant licenses on terms that may not be favorable to the Company. Although management continues to pursue these plans, there is no assurance that the Company will be successful in obtaining sufficient funding on terms acceptable to the Company to fund continuing operations, if at all.

The Company believes that its existing cash and cash equivalents of as of December 31, 2023 of $1,263, along with its borrowings under the Company’s loan agreements, as discussed in Note 9 will not enable it to fund its operating expenses and capital expenditure requirements for at least one year from the date of the issuance of these financial statements and therefore, there is substantial doubt about the Company’s ability to continue as a going concern. The Company’s financial statements have been prepared on the basis of continuity of operations, realization of assets and the satisfaction of liabilities in the ordinary course of business.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are prepared in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The financial statements have been prepared on the basis of continuity of operations, realization of assets, and the satisfaction of liabilities in the ordinary course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and liabilities that might be necessary should the Company be unable to continue as a going concern (see Note 1).

Use of Estimates

The preparation of these financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Company bases estimates and assumptions on historical experience when available and on various factors that it believes to be reasonable under the circumstances. Significant estimates relied upon in preparing the accompanying financial statements were related to revenue recognition, the fair value of common stock and other debt and equity instruments, accounting for stock-based compensation, income taxes, useful lives of long-lived assets, and accounting for project development and certain accruals. The Company assesses the above estimates on an ongoing basis; however, actual results could differ materially from those estimates.

Cash Equivalents

The Company considers all highly liquid investments purchased with remaining maturities of 90 days or less on the purchase date to be cash equivalents, and include amounts held in money market funds which are actively traded and stated at fair value (a Level 1 input).

Restricted Cash

The Company had restricted cash of $154 at both December 31, 2023 and 2022, held in a checking account as collateral. The restricted cash as of December 31, 2023 and 2022 is for the Company’s facility lease obligation. Restricted cash is classified as a separate line item of cash, cash equivalents, and restricted cash in the accompanying balance sheets and statements of cash flows.

ADAPTIVE PHAGE THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share data)

2. Summary of Significant Accounting Policies (cont.)

Fair Value Measurements

The Company records certain financial assets and liabilities at fair value in accordance with the guidance in FASB Accounting Standard Codification (“ASC”) 820, Fair Value Measurements and Disclosures (“ASC 820”), which defines fair value and establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1 —	Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company can access at the measurement date.
Level 2 —

Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable. If the asset or liability has a specified (contractual) term, a Level 2 input must be observable for substantially the full term.

Level 3 —	Unobservable inputs developed using estimates of assumptions developed by the Company, which reflect those that a market participant would use.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the Company’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date. The Company uses prices and inputs that are current as of the measurement date, including during periods of market dislocation. In periods of market dislocation, the observability of prices and inputs may change for many instruments. This condition could cause an instrument to be reclassified within levels in the fair value hierarchy. If applicable, the Company will recognize transfers into and out of Level 3 within the fair value hierarchy at the end of the reporting period in which the actual event or change in circumstance occurs. There were no transfers into or out of Level 3 of the fair value hierarchy during the years ended December 31, 2023 and 2022.

Financial Instruments

The Company’s financial instruments consist of cash, cash equivalents, restricted cash, accounts receivable, accounts payable, and accrued expenses. The carrying amounts of cash, cash equivalents, restricted cash, accounts receivable, accounts payable, and accrued expenses approximate their fair value due to the short-term nature of those financial instruments.

Accounts Receivable

Accounts receivable include both billed and unbilled amounts, all of which are current as of December 31, 2023 and 2022. The Company makes judgments as to its ability to collect outstanding receivables and provides an allowance for receivables based on historical experience and management’s expectations of future losses. The Company’s receivables represent amounts to be reimbursed under its government grants and contracts. The Company believes that the credit risks associated with these government grants and contracts is not significant. To date, the Company has not experienced any losses associated with accounts receivable and has not recognized an allowance for expected credit losses.

ADAPTIVE PHAGE THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share data)

2. Summary of Significant Accounting Policies (cont.)

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash, cash equivalents, restricted cash, and accounts receivable. Management believes that the Company is not exposed to significant credit risk as the Company’s deposits are held at financial institutions that management believes to be of high credit quality. The Company has not experienced any losses in these deposits. The Company recognizes research grants and contracts earned in connection with the services provided on research and development projects. The Company provides credit in the normal course of providing such services based on evaluations of the grantors’ financial condition and generally does not require collateral. To manage accounts receivable credit risk, the Company monitors the creditworthiness of its grantors. The U.S. government accounts for 98% and 97% of revenue for the years ended December 31, 2023 and 2022, respectively. The U.S. government accounts for 100% of accounts receivable for both years ended December 31, 2023 and 2022.

Property and Equipment, Net

The Company records property and equipment at cost less accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to operations as incurred, whereas major improvements are capitalized as additions to property and equipment. Costs of assets under construction are capitalized but are not depreciated until the construction is substantially complete and the assets being constructed are ready for their intended use.

Depreciation and amortization are recorded using the straight-line method over the estimated useful lives of the assets, as follows:

Asset Category	Estimated Useful Life
Computer and telecommunications	3 – 5 years
Software	3 years
Furniture, fixtures and equipment	5 – 10 years
Laboratory equipment	10 years
Leasehold improvements	Lesser of lease term or estimated useful lives

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for potential impairment when events or changes in circumstances indicate the carrying value of the assets may not be recoverable. Recoverability is measured by comparing the book values of the assets to the expected future net undiscounted cash flows that the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the book values of the assets exceed their fair value. The Company did not recognize any impairment losses for the years ended December 31, 2023 and 2022.

Leases

Effective as of January 1, 2022, the Company accounts for its leases under ASC 842, Leases. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases and are recorded on the balance sheet as both a right-of-use asset and a lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the lease commencement date in determining the present value of lease payments. Lease liabilities are increased by interest and reduced by payments each period, and right-of-use assets are amortized over the lease term. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise those options. For operating leases, interest on the lease liability and the amortization of the right-of-use asset results in straight-line rent expense over the lease term. Variable lease expenses are recorded when incurred and not included in the measurement of right-of-use assets and lease liabilities.

ADAPTIVE PHAGE THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share data)

2. Summary of Significant Accounting Policies (cont.)

ASC 842 provides practical expedients for an entity’s ongoing accounting. The Company has elected the package of practical expedients permitted. Accordingly, the Company accounted for its existing operating leases as operating leases under the new guidance, without reassessing (a) whether the contracts contain a lease, (b) whether classification of the operating leases would be different in accordance, or (c) whether the unamortized initial direct costs before transition adjustments would have met the definition of initial direct costs at lease commencement. In calculating right-of-use assets and lease liabilities, the Company has elected to combine the lease and non-lease components for real estate assets. Additionally, the Company has elected to apply the practical expedient related to short-term leases (i.e., leases having initial terms of twelve months or less at commencement date) as an accounting policy election. The Company recognizes short-term leases on a straight-line basis over the lease term and does not record a related lease asset or liability for such leases.

Lease incentives and allowance provided by the Company’s landlord for the construction of leasehold improvements are recorded as lease incentive obligations as the related construction costs are incurred, up to the maximum allowance.

Convertible Preferred Stock

The Company recorded shares of convertible preferred stock at their respective fair values on the dates of issuance, net of issuance costs. The Company applied the guidance in ASC 480-10-S99-3A, SEC Staff Announcement: Classification and Measurement of Redeemable Securities, and therefore classified the Series AA, Series B and Series B-1 convertible preferred stock as mezzanine equity. The convertible preferred stock was recorded outside of stockholders’ deficit because, in the event of certain deemed liquidation events considered not solely within the Company’s control, such as a merger, acquisition and sale of all or substantially all of the Company’s assets, the convertible preferred stock would have become redeemable at the option of the holders. In the event of a change of control of the Company, proceeds received from the sale of such shares would have been distributed in accordance with the corresponding liquidation preferences. The Company did not adjust the carrying values of the convertible preferred stock to the deemed liquidation values of such shares since a liquidation event was not probable at any of the reporting dates.

Preferred Stock Tranche Rights Liabilities

The Company determined that its obligations to issue, and the Company’s investors’ right to purchase, additional shares of Series B and Series B-1 convertible preferred stock pursuant to the achievement of certain milestones (see Note 10) represented freestanding financial instruments (the “tranche liabilities”). The tranche liabilities were initially recorded at fair value. The proceeds from the original sale of the convertible preferred stocks were first allocated to the fair value of the tranche liabilities with the remaining proceeds from the sale of the convertible preferred stock allocated to the Series B and Series B-1 convertible preferred stock. The tranche liabilities were remeasured at each reporting period and upon the exercise of the obligations, with gains and losses arising from subsequent changes in their fair value recognized in other income and expense in the statements of operations.

Stock-based Compensation

The Company accounts for all stock-based compensation granted to employees and non-employees in accordance with ASC 718, Compensation — Stock Compensation. Stock-based compensation awarded to employees is measured at the grant date fair value of stock option grants and is recognized over the requisite service period of the awards, usually the vesting period, on a straight-line basis. The Company recognizes the impact of forfeiture of awards as the forfeitures occur.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The Company is a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected stock volatility based on the historical volatility of a publicly traded set of peer companies and expects to continue to do so. The expected term of the Company’s stock options has been determined utilizing the “simplified” method. The expected term of stock options granted to non-employees is equal to the contractual term of the option award. The risk-free interest rate is determined by reference to the U.S. Treasury yield

ADAPTIVE PHAGE THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share data)

2. Summary of Significant Accounting Policies (cont.)

curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. The expected dividend yield is based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. All stock-based compensation costs are recorded in research and development expense or general and administrative expense in the statements of operations based upon the respective employee’s or non-employee’s roles within the Company.

Revenue

The Company’s revenue primarily consists of government and foundation grants and contracts that support the Company’s efforts on specific research projects. The Company has determined that the government agencies and foundations providing grants and contracts to the Company are not customers and accounts for these contracts as a government grant which analogizes with International Accounting Standards 20 (“IAS 20”), Accounting for Government Grants and Disclosure of Government Assistance. These grants and contracts generally provide for reimbursement of approved costs as those costs are incurred by the Company. Research grants and contracts and the related accounts receivable are recognized as earned in proportion to when reimbursable expenses are incurred in performance of the contract. Payments received in advance of services being provided are recorded as deferred revenue.

The Company applies ASC 606, Revenue from Contracts with Customers (“ASC 606”), to all contracts with customers, except for contracts that are within the scope of other standards, such as leases, insurance, collaboration arrangements and financial instruments. Under ASC 606, an entity recognizes revenue when its customer obtains control of promised goods or services in an amount that reflects the consideration which the entity expects to receive in exchange for those goods and services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the entity performs the following five steps: (i) identify the contract(s) with the customer(s); (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods and services it transfers to the customer. At contract inception, the Company assesses the goods or services promised within each contract that falls under the scope of ASC 606, determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

The Company enters into collaboration and licensing agreements which are within the scope of ASC 606, under which it licenses the usage of its proprietary phage technology to third parties. The terms of these arrangements typically include payment of one or more of the following: non-refundable, up-front license fees; development, regulatory and commercial milestone payments; and royalties on net sales of the licensed product, if and when earned. See Note 12 for additional information regarding the Company’s collaboration and license agreements.

In determining the appropriate amount of revenue to be recognized as it fulfills its obligation under each of its agreements, the Company performs the five steps under ASC 606 described above. As part of the accounting for these arrangements, the Company must develop assumptions that require judgment to determine the stand-alone selling price, which may include forecasted revenues, development timelines, reimbursement of personnel costs, discount rates and probabilities of technical and regulatory success.

Manufacturing and Supply:    The obligations under the Company’s agreements may include clinical and commercial manufacturing products to be provided by the Company to the counterparty. The services are generally determined to be distinct from the other promises or performance obligations identified in the arrangement. The Company recognizes the transaction price allocated to these services as revenue over time. The transfer of control of the related good or service is over time since the Company’s performance does not create an asset with an alternative use to the Company and the Company has an enforceable right to payment for the performance completed.

ADAPTIVE PHAGE THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share data)

2. Summary of Significant Accounting Policies (cont.)

Licensing of Intellectual Property:    If the license to the Company’s intellectual property is determined to be distinct from the other performance obligations identified in the arrangement, the Company recognizes revenue from non-refundable, up-front fees allocated to the license when the license is transferred to the licensee and the licensee is able to use and benefit from the license. For licenses that are bundled with other promises, the Company utilizes judgment to assess the nature of the combined performance obligation to determine whether the combined performance obligation is satisfied over time or at a point in time and, if over time, the appropriate method of measuring progress for purposes of recognizing revenue from non-refundable, up-front fees. The Company evaluates the measure of progress each reporting period, and, if necessary, adjusts the measure of performance and related revenue recognition.

Milestone Payments:    At the inception of each arrangement that includes development milestone payments, the Company evaluates whether the milestones are considered probable of being reached and estimates the amount to be included in the transaction price using the most likely amount method. If it is probable that a significant revenue reversal will not occur, the associated milestone value is included in the transaction price. Milestone payments that are not within the control of the Company or the licensee, such as regulatory approvals, are not considered probable of being achieved until those approvals are received. The transaction price is then allocated to each performance obligation on a relative stand-alone selling price basis, for which the Company recognizes revenue as or when the performance obligations under the contract are satisfied. At the end of each subsequent reporting period, the Company re-evaluates the probability of achievement of such development milestones and any related constraint and, if necessary, adjusts its estimate of the overall transaction price.

Royalties:    For arrangements that include sales-based royalties, including milestone payments based on the level of sales, and for which the license is deemed to be the predominant item to which royalties relate, the Company recognizes revenue at the later of (i) when the related sales occur or (ii) when the performance obligation to which some or all of the royalty has been allocated has been satisfied (or partially satisfied). To date, the Company has not recognized any royalty revenue from its license agreements.

Research and Development

Research and development costs are expensed as incurred. Research and development costs consist of consulting costs, external contract research and development expenses, which includes fees paid to other entities that conduct certain research and development activities on the Company’s behalf, such as clinical research organizations (“CROs”) and contract manufacturing organizations (“CMOs”), raw materials, drug product manufacturing costs, laboratory supplies and allocated overhead, including payroll and personnel expense, and rent. Material research and development costs that are paid in advance of performance are capitalized as a prepaid expense and amortized over the service period as the services are provided.

Clinical trial costs are a significant component of research and development expenses, and the Company outsources a significant portion of these costs to third parties. Third party clinical trial expenses include investigator fees, site and patient costs, CRO costs, costs for central laboratory testing, and data management costs. These third-party agreements are generally cancelable, and related payments are recorded as research and development expenses as incurred. The Company records accruals for estimated ongoing research costs. When evaluating the adequacy of the accrued expenses, the Company analyzes progress of the studies, including the phase or completion of events, invoices received and contracted costs. Significant judgments and estimates may be made in determining the accrued balances at the end of any reporting period. The Company’s historical accrual estimates have not been materially different from the actual costs.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes (“ASC 740”). ASC 740 uses the asset and liability approach, which requires the recognition of future tax benefits or liabilities on the temporary differences between the financial reporting and tax bases of our assets and liabilities. Deferred tax assets and liabilities represent future tax consequences of temporary differences between the financial statement carrying amounts and

ADAPTIVE PHAGE THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share data)

2. Summary of Significant Accounting Policies (cont.)

the tax basis of assets and liabilities and for loss carryforwards using enacted tax rates expected to be in effect in the years in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized. The Company also recognizes a tax benefit from uncertain tax positions only if it is “more likely than not” that the position is sustainable based on its technical merits. The Company accounts for interest and penalties related to uncertain tax positions as part of its provision for income taxes. To date, the Company has not incurred interest and penalties related to uncertain tax positions. Should such costs be incurred, they would be classified as a component of provision for income taxes.

Comprehensive Loss

Comprehensive loss includes net loss, as well as other changes in stockholders’ deficit that result from transactions and economic events other than those with stockholders. There was no difference between net loss and comprehensive loss for the years ended December 31, 2023 and 2022.

Recently Issued Accounting Pronouncements Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires financial assets measured at amortized cost to be presented at the net amount expected to be collected and any unrealized loss relating to available-for-sale debt securities to be recorded through an allowance for credit losses. The Company adopted this new accounting standard on January 1, 2023, using a modified retrospective method. The adoption of this update did not have a material impact on the Company’s financial statements and related disclosures.

Recently Issued Accounting Pronouncements Not Yet Adopted

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 requires entities on an annual basis to (i) disclose in the rate reconciliation both percentages and amounts for certain categories in a tabular format, with further disaggregation of certain categories when the individual reconciling items meet a quantitative threshold, (ii) disclose income taxes paid, net of refunds received disaggregated by federal, state and foreign, with further disaggregation by individual jurisdictions that meet a qualitative threshold (iii) eliminates the requirement to disclose certain information when it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within 12 months of the reporting date or make a statement that an estimate of the range cannot be made and (iv) eliminates the requirement to disclose cumulative amount of each type of temporary difference in certain circumstances. The amendments in ASU 2023-09 are effective for fiscal years beginning after December 15, 2024, for public business entities, with early adoption permitted for annual financial statements that have not yet been issued. The amendments in ASU 2023-09 should be applied on a prospective basis, although retrospectively application is permitted. The amendments in this update will be effective for the Company’s 2025 annual report. The Company is currently evaluating the impact of this amendment on its financial statements and related disclosures.

3. Fair Value Measurement

The Company records cash equivalents and the preferred stock tranche rights liabilities at fair value on a recurring basis. Fair value is an exit price, representing the amount that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants based on assumptions that market participants would use in pricing an asset or liability.

ADAPTIVE PHAGE THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share data)

3. Fair Value Measurement (cont.)

The following table presents the Company’s financial assets and liabilities measured at fair value on a recurring basis at December 31, 2023 and 2022 (in thousands):

	Fair Value Measurement at December 31, 2023
	Total	Level 1	Level 2	Level 3
Assets:
Cash equivalents – money market funds	$210	$210	$—	$—
Total	210	210
Liabilities:
Tranche rights liabilities (see Note 10)	—	—	—	—
Total	$—	$—	$—	$—
	Fair Value Measurement at December 31, 2022
	Total	Level 1	Level 2	Level 3
Assets:
Cash equivalents – money market funds	$1,333	$1,333	$—	$—
Total	1,333	1,333
Liabilities:
Tranche rights liabilities (see Note 10)	—	—	—	—
Total	$—	$—	$—	$—

The following table summarizes the change in the fair value of the tranche rights liabilities for the year ended December 31, 2023 and 2022 (in thousands):

	2023	2022
Beginning balance	$—	$1,134
Issuance of tranche rights	1,200	441
Partial settlement of tranche rights	—	601
Change in fair value	(1,200)	(2,176)
Ending balance	$—	$—

The tranche rights liabilities were measured at fair value initially at May 25, 2023 and May 7, 2021 for the Series B-1 and Series B, respectively, and on a recurring basis at the end of each reporting period. The tranche rights liabilities were valued using an option pricing method valuation model with Level 3 inputs. The key inputs in this model include equity value, volatility, expectations with respect to future liquidity events, and risk-free discount rates. The probability of achieving the milestones is also a key input. See Note 10 for further details.

If applicable, the Company will recognize transfers into and out of Level 3 within the fair value hierarchy at the end of the reporting period in which the actual event or change in circumstance occurs. There were no transfers into and out of Level 3 of the fair value hierarchy during the years ended December 31, 2023 or 2022.

Separate disclosure is required for assets and liabilities measured at fair value on a recurring basis from those measured at fair value on a non-recurring basis. Assets recorded at fair value on a non-recurring basis, such as property and equipment and intangible assets are recognized at fair value when they are impaired. During the years ended December 31, 2023 and 2022, the Company had no significant assets or liabilities that were measured at fair value on a non-recurring basis.

ADAPTIVE PHAGE THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share data)

4. Property and Equipment, Net

Property and equipment, net consists of the following (in thousands):

	December 31,
	2023	2022
Furniture, fixtures and equipment	$376	$371
Laboratory equipment	2,204	1,967
Computers and telecommunications	182	234
Software	24	24
Leasehold improvements	2,308	2,308
Construction-in-progress	—	17
Property and equipment, at cost	5,094	4,921
Less: accumulated depreciation and amortization	(1,362)	(847)
Property and equipment, net	$3,732	$4,074

Depreciation and amortization expense related to property and equipment for the years ended December 31, 2023 and 2022 were $551 and $479, respectively.

5. Leases

The Company rents office and laboratory space in the United States, which are operating leases and expire in July 2034. The Company also leases office equipment under a non-cancellable equipment lease through September 2025. Lease expense during the years ended December 31, 2023 and 2022 under all of the Company’s operating leases was $3,981 and $2,892, respectively, which includes short-term leases and variable lease costs not included in the lease obligation.

On October 26, 2023, the Company entered into a sublease with a third-party for portions of lab space commencing on November 1, 2023 and ending on October 31, 2025, with the right to extend the lease an additional year through October 31, 2026. Monthly sublease payments total $5 and increase annually by 3%. The related sublease income is recognized in Other income (loss) in the Company’s statements of operations.

The following table summarizes the Company’s operating lease costs for the years ended December 31, 2023 and 2022 (in thousands):

	December 31,
	2023	2022
Operating lease costs	$2,401	$1,626
Short-term lease costs	416	423
Variable lease costs	1,164	843
Total operating lease costs, net	$3,981	$2,892

The office space lease provides for increases in future minimum annual rental payments as defined in the lease agreements. The office space lease also includes an option to renew the lease as of the end of the term. The Company has determined that the lease renewal option is not reasonably certain of being exercised.

The cash paid for operating lease liabilities for the year ended December 31, 2023 was $2,207.

Supplemental balance sheet information related to the operating leases is as follows (in thousands):

	December 31,
	2023	2022
Operating lease obligations	$17,711	$17,868
Operating lease right-of-use assets	$14,145	$14,340
Weighted-average remaining lease term (years)	10.6	11.6
Weighted-average discount rate	7.2%	7.0%

ADAPTIVE PHAGE THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share data)

5. Leases (cont.)

Maturities of operating lease liabilities are as follows (in thousands):

Year ending December 31,
2024	$2,010
2025	2,196
2026	2,255
2027	2,315
2028 and beyond	16,888
Total operating lease payments	25,664
Less: imputed interest	(7,953)
Total operating lease liabilities	$17,711

6. Other Assets

In-kind services

On June 4, 2020, the Company executed a series of transactions with the Mayo Foundation for Medical Education and Research (“Mayo”). Mayo and the Company executed a Know-how License Agreement (“the Mayo R&D Agreement”), which provided the Company access to Mayo’s intellectual property and other resources to advance the Company’s development of phage therapy. The Mayo R&D Agreement was valued at $1,550 for in-kind services received from Mayo, along with a cash payment of $200 from Mayo. In exchange, the Company issued 2020 Convertible Notes with an aggregate principal amount of $1,750 and issued common stock warrants (the “Warrants”) of 119,411 shares at an exercise price of $0.01 per share. As of May 7, 2021, all of the Warrants were expired as a result of the Company entering into an Equity financing round associated with the Series B Preferred Stock. No Warrants were exercised during 2020 and 2021. In addition, the issuance of the Series B Preferred Stock on May 7, 2021, represented a triggering event for the conversion of the 2020 Convertible Notes under the terms of the agreement. As a result of the initial closing of the Series B Preferred Stock financing, shares of Series B Preferred Stock were issued to all of the holders of the 2020 Convertible Notes in full satisfaction of the outstanding principal and accrued interest of the 2020 Convertible Notes in accordance with the original terms.

The Mayo Foundation transaction was treated as a multiple element transaction. The Company believes that the net value of the financing element, which can be readily measured at fair value (i.e., the fair value of the 2020 Convertible Notes and the Warrants, net of the cash received for these instruments) can be attributed to incremental cost of the Mayo R&D Agreement. This cost was initially accounted for as being akin to a prepaid asset and expensed as the goods and services were rendered (i.e., expensed as incurred over the term of the Mayo R&D Agreement). As of December 31, 2022, the remaining assets recognized for in-kind services was $239. As of December 31, 2023, the asset recognized for in-kind services was fully drawn down.

7. Accrued Expenses and Other Current Liabilities

Accrued expense and other current liabilities consist of the following (in thousands):

	December 31,
	2023	2022
Accrued professional services	$585	$306
Accrued payroll and employee benefits	119	143
Accrued research and development	404	1,140
Accrued severance	677	—
Other	230	205
Total accrued expenses and other current liabilities	$2,015	$1,794

ADAPTIVE PHAGE THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share data)

7. Accrued Expenses and Other Current Liabilities (cont.)

In October 2023, the Company’s former Chief Executive Officer stepped down from day-to-day activities with the Company, while continuing as a member of the Company’s Board of Directors. As part of the transition, the Company recognized severance compensation totaling $509. In December 2023, the Company eliminated the President and Chief Operation Officer position and recognized severance compensation totaling $248. As of December 31, 2023, the total remaining severance liability amounted to $677.

8. Royalty Liability

The Company was awarded a grant from Medical Technology Enterprise Consortium (“MTEC”). See Note 12 for further details. In conjunction with this award, the Company is subject to a royalty assessment fee of an amount equal to 3% of the total funded value of the research project award. The Company makes monthly payments which are subject to change based on additional allocation of funds to the specified research project award. As of December 31, 2023 and 2022, the MTEC royalty assessment liability was $0 and $150, respectively.

9. Notes Payable

EIDL Loan

On January 14, 2021, the Company executed the standard loan documents required for securing an Economic Injury Disaster Loan (the “EIDL Loan”) from the U.S. Small Business Administration (the “SBA”) under its Economic Injury Disaster Loan assistance program in light of the impact of the COVID-19 pandemic on the Company’s business. The principal amount of the EIDL Loan was $150, with proceeds to be used for working capital purposes. On March 16, 2022, the Company amended the loan and increased the EIDL Loan amount to $500. Interest on the EIDL Loan accrues at the rate of 3.75% per annum and installment payments, including principal and interest, are due monthly beginning eighteen months from the date of the amended EIDL Loan in the amount of $2. The balance of principal and interest is payable thirty years from the date of the promissory note. As of December 31, 2023 and 2022, the principal, net of interest amount was $495 and $500, respectively and recognized as a non-current term loan in the Company’s balance sheet.

10. Convertible Instruments

Redeemable Convertible Preferred Stock

As of December 31, 2023, Convertible Preferred Stock consisted of the following (in thousands, except share and per share data):

	Shares Authorized	Shares Issued and Outstanding	Weighted- Average Issuance Price Per Share	Carrying Value	Liquidation Preference
Series AA	2,217,000	2,217,000	$1.00	$2,217	$2,217
Series B	62,118,478	42,481,418	$1.27	49,747	54,086
Series B-1	100,000,000	39,999,998	$0.30	11,800	12,000
Total	144,698,418	84,698,416		$63,764	$68,303

ADAPTIVE PHAGE THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share data)

10. Convertible Instruments (cont.)

As of December 31, 2022, Convertible Preferred Stock consisted of the following (in thousands, except share and per share data):

	Shares Authorized	Shares Issued and Outstanding	Weighted- Average Issuance Price Per Share	Carrying Value	Liquidation Preference
Series AA	2,217,000	2,217,000	$1.00	$2,217	$2,217
Series B	62,118,478	42,481,418	$1.27	49,747	54,086
Total	65,118,478	44,698,418		$51,964	$56,303

On November 21, 2017, the Company entered into the Series AA Preferred Stock Purchase Agreement with various purchasers and issued 2,217,000 shares of Series AA Preferred Stock, $0.0001 par value per share, at an original issuance price of $1.00 per share or $2,217 in aggregate cash proceeds.

On May 7, 2021, the Company entered into the Series B Preferred Stock Purchase Agreement and initially issued 21,846,732 shares of Series B Preferred Stock, $0.0001 par value per share, at an original issuance price of $1.27 per share. 8,443,433 shares of Series B Preferred Stock were issued in exchange for $10,750 in aggregate cash proceeds. An additional 13,403,299 shares were issued in satisfaction of certain convertible notes. In connection with the issuance of the Series B Preferred Stock on May 7, 2021, the Company amended the terms of the Series B Preferred Stock Purchase Agreement to provide certain holders of the Series B Preferred Stock with the right to purchase an additional 23,563,076 shares at $1.27 per share upon the achievement of certain defined clinical milestones associated with the Company’s product development (“2021 Tranche Rights”). Additionally, these investors had the option to waive the milestone requirements and purchase the shares at their option at any time prior to the two-year anniversary of the initial closing.

On March 16, 2022, the Company amended the Series B Preferred Stock Purchase Agreement, which resulted in the issuance of an additional 10,210,653 shares of Series B Preferred Stock at $1.27318 per share, or an aggregate $13,000, net of issuance costs of $66. Additionally, the 2021 Tranche Rights were amended to (i) extend the milestone earning period, (ii) alter the specific performance conditions for achievement of the milestones, and (iii) increase the number of shares subject to the milestone obligations to 29,061,093 shares of Series B Preferred Stock. In May 2022, the first milestone was achieved, and the milestone purchasers purchased an additional 10,210,653 shares of Series B Preferred Stock at $1.27318 per share, or an aggregate $13,000, net of issuance costs of $66.

On June 14, 2022, the Company amended the Series B Preferred Stock Purchase Agreement again authorizing the issuance of an additional 213,380 shares at $1.27318 per share, or an aggregate $272, net of issuance costs of $1. The issuance had no impact on the 2021 Tranche Rights and the new investors were not given any additional rights to participate in the 2021 Tranche Rights.

On May 25, 2023, the Company entered into the Series B-1 Preferred Stock Purchase Agreement with the two lead investors from the Series B Preferred Stock Purchase Agreement and issued 39,999,998 shares of Series B-1 Preferred Stock, $0.0001 par value per share, at an original issuance price of $0.30 per share or $11,800 in aggregate cash proceeds. The outstanding tranche rights of Series B Preferred Stock were terminated in 2023 and replaced with new tranche rights to purchase additional shares of Series B-1 Preferred Stock at specific dates in the future upon the achievement of certain defined clinical milestones associated with the Company’s product development (“2023 Tranche Rights”). In addition, the Series B-1 Preferred Stock agreement allowed for up to an additional $6,000 of Series B-1 Preferred Stock to be purchased by existing Series AA and Series B Preferred Stock shareholders (excluding the two lead investors) within 45 days of May 25, 2023. The Series B-1 Preferred Stock Purchase Agreement was amended twice to extend this timeframe to October 23, 2023. As of December 31, 2023, no additional shares were purchased by the existing Preferred Stock shareholders (excluding the two lead investors).

ADAPTIVE PHAGE THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share data)

10. Convertible Instruments (cont.)

The holders of the Convertible Preferred Stock have the following rights, preferences, and privileges:

Voting

The holders of the Convertible Preferred Stock are entitled to vote on all matters which common stockholders are entitled to vote on. Generally, holders of Convertible Preferred Stock and Common Stock vote together as a single class and not as separate classes.

Dividends

The holders of the Series AA Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock are each entitled to non-cumulative dividends of 8% of the Original Issuance Price, per annum, prior to any distribution to Common Stockholders and are payable only when and if declared by the Board of Directors. Thereafter, any distributions are required to be distributed among the holders of the Preferred Stock and Common Stock pro rata, on an as converted basis when and if declared by the Company’s Board of Directors. Since Inception, no dividends have been declared.

Liquidation or Deemed Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or in the event of a sale of the Company or of substantially of the Company’s assets (a “Deemed Liquidation Event”), the holders of shares of Convertible Preferred Stock are entitled to be paid out of the assets of the Corporation available for distribution before any payment to the holders of Common Stock for an amount per share equal to the greater of (i) the Original Issue Price plus any dividends declared but unpaid per share of Preferred Stock redeemed (the “Liquidation Preference”) or (ii) such amount per share as would have been payable had the applicable shares of Preferred Stock been converted into Common Stock prior to such event. The remaining proceeds will be distributed ratably among holders of the Company’s Common Stock.

Redemption

Other than in connection with a Liquidation or Deemed Liquidation Event, the Convertible Preferred Stock are not redeemable.

Conversion

Each share of Convertible Preferred Stock is convertible into common stock at the option of the holder at any time. The conversion ratio of each share is initially equal to (i) the Original Issue Price of the respective share of Convertible Preferred Stock divided by (ii) the Conversion Price, which is initially equal to the Original Issue Price, such that the initial conversion ratio is 1-for-1. The conversion price is subject to adjustments for standard anti-dilution provisions as well as adjustments for future issuances or deemed issuance of equity that is less than the per share conversion price of the Convertible Preferred Stock, unless such adjustment is waived by the requisite majority of the applicable class of Convertible Preferred Stock.

Each share of redeemable Preferred Stock is automatically converted into common stock upon the occurrence of an initial public offering, or similar transaction, provided such transaction meets certain criteria, including gross proceeds of at least $50 million. Additionally, each series of Convertible Preferred Stock may become mandatorily convertible at the election of the requisite majority of holders of the respective series of Preferred Stock outstanding.

Classification

The Series AA Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock are redeemable upon a Deemed Liquidation Event as previously described. Before the issuance of the Series B and Series B-1 Preferred Stock, the Company had control over events that constituted a Deemed Liquidation Event, and therefore, the Series AA Preferred

ADAPTIVE PHAGE THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share data)

10. Convertible Instruments (cont.)

Stock was not initially determined to be redeemable equity, or equity that is redeemable upon circumstances that are outside the control of the Company. Upon the issuance of the Series B and Series B-1 Preferred Stock, the holders of the Convertible Preferred Stock obtained sufficient representation on the Board such that a Deemed Liquidation Event was no longer solely in the control of the Company, since the holders, represented as a class, could force approval of a Deemed Liquidation Event. As such, upon issuance of the Series B and Series B-1 Preferred Stock, the Convertible Preferred Stock is considered redeemable upon events that are not solely within the control of the Company. Therefore, the Convertible Preferred Stock has been classified as redeemable equity.

Redeemable equity is required to be accreted to its redemption value if the equity is either currently redeemable, or not currently redeemable but probable of becoming redeemable in the future. Although the holders of the Convertible Preferred Stock may be able to force approval of a Deemed Liquidation Event, such events are not considered probable based on all the contingencies inherent in closing such transformation transactions. The Company has thus determined that the Convertible Preferred Stock was not probable of becoming redeemable as of December 31, 2023 and 2022.

Series B and Series B-1 Preferred Stock Tranche Rights Liabilities

As noted above, in connection with the closing of the Series B and Series B-1 Preferred Stock, certain investors received a right to purchase additional shares of Series B and Series B-1 Preferred Stock and if certain milestones were achieved, are obligated to purchase additional shares of Series B and Series B-1 Preferred Stock. The initial Series B Preferred Stock number of shares subject to the 2021 Tranche Rights was an aggregate of 23,563,076 shares and a purchase price equal to the original issuance price of the Series B Preferred Stock, or $1.27318 per share. On March 16, 2022, the terms of the 2021 Tranche Rights were amended in connection with the additional issuance of Series B Preferred Stock, resulting in an increase in the shares subject to the 2021 Tranche Rights to 29,061,093. On July 13, 2022, the first milestone was achieved resulting in the issuance of 10,210,653 shares of Series B Preferred Stock at $1.27318 per share.

As mentioned above, the outstanding tranche rights of Series B Preferred Stock were terminated in 2023 and replaced with new tranche rights to purchase additional shares of Series B-1 Preferred Stock at specific dates in the future upon the achievement of certain defined clinical milestones associated with the Company’s product development. The number of Series B-1 Preferred Stock shares subject to the 2023 Tranches Rights was an aggregate of 39,999,998 shares and a purchase price equal to the original issuance price of the Series B-1 Preferred Stock, or $0.30 per share.

Because the Series B and Series B-1 Preferred Stock is redeemable upon certain events that are outside the Company’s control, these Tranche Rights represented an equity contract indexed to a potential obligation to repurchase the Company’s own stock. As such, these tranche rights are required to be classified as liabilities at fair value and remeasured to fair value each reporting period with changes in fair value recorded in earnings. The Tranche Rights are recorded on the Company’s balance sheets as Preferred stock tranche rights liabilities and the changes in fair value of the tranche rights are recognized as Change in fair value of preferred stock tranche rights liabilities in the statements of operations. Refer below for additional information about the valuation of the Tranche Rights.

The Company assessed that the Tranche Rights met the definition of a freestanding financial instrument, as it was legally detachable and separately exercisable from the initial closing of the Series B and Series B-1 Preferred Stock. The fair value for the Tranche Rights was estimated as a forward contract using an option pricing method valuation model. The valuation model at issuance on May 7, 2021 and May 25, 2023, estimated the implied value of the Series B and Series B-1 stock, respectively, as of the expected milestone dates utilizing the probability of milestone achievement, expected timing of milestone achievement, and risk-free rate. Subsequently, the fair value of the liabilities was discounted to the valuation date and adjusted for probability of the achievement of the milestone event. The option pricing method valuation model was updated as of March 16, 2022 for the Series B stock. Significant estimates and assumptions impacting fair value include the discount rate, expected time to the milestones achievement, and probability of the milestones achievement. The discount rate was equal to the risk-free rate commensurate with the estimated timing of the milestones achievement.

ADAPTIVE PHAGE THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share data)

10. Convertible Instruments (cont.)

As of December 31, 2021, the key assumptions used in estimating the fair value of the tranche liability for the Series B Preferred Stock included a risk-free interest rate of 0.2%, expected time to milestone achievement of 2.7 years, and probabilities of achieving the milestones ranging from 75%-95%. As of December 31, 2022, the probability of achieving the remaining milestones were estimated to be 0%. As of May 25, 2023, the key assumptions used in estimating the fair value of the tranche liability for the Series B-1 Preferred Stock included a risk-free interest rate of 4.4%, expected time to milestones achievement of 2.1 years, and probabilities of achieving the milestones ranging from 50%-75%. As of December 31, 2023, the probability of achieving the milestones were estimated to be 0%.

11. Stockholders’ Deficit

Common stock

The Company currently has one class of common stock, $0.0001 par value per share common stock (“Common Stock”), authorized and outstanding. The Company is authorized to issue up to 186,304,376 shares of Common Stock. Holders of Common Stock are entitled to one vote for each share of Common Stock held on all matters, except as may be provided by law.

Stock-Based Compensation

Stock Options

The Company established the 2017 Stock Incentive Plan (the “Stock Plan”) to provide incentive stock options, non-qualified stock options, restricted stock, and other stock-based awards denominated in shares of the Company’s common stock, and performance-based cash awards to eligible employees, consultants, and directors. Under the Stock Plan, a total of 16,556,087 shares of Common Stock were authorized for issuance. During the year ended December 31, 2023, no options to purchase shares of common stock were granted. As of December 31, 2023, there were 11,836,479 shares of common stock available for future grants under the Stock Plan.

The fair value of stock option issued to employees during 2022 was estimated at the date of grant using Black-Scholes with the following weighted-average assumptions:

For the Year Ended December 31, 2022
Expected volatility	80.0%
Expected term (years)	6.1
Risk-free interest rate	3.3%
Expected dividend yield	0.0%

Expected volatility:    As there is not sufficient historical volatility for the expected term of the stock options, the Company uses an average historical share price volatility, based on an analysis of reported data for a peer group of comparable companies which were selected based upon industry similarities.

Expected term (years):    Expected term represents the number of years that the Company’s option grants are expected to be outstanding. There is not sufficient historical share exercise data to calculate the expected term of the stock options; therefore, the Company elected to utilize the simplified method to value option grants. Under this approach, the weighted-average expected life is presumed to be the average of the vesting term and the contractual term of the option.

Risk-free interest rate:    The Company determined the risk-free interest rate by using a weighted-average equivalent to the expected term based on the daily U.S. Treasury yield curve rate in effect as of the date of grant.

ADAPTIVE PHAGE THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share data)

11. Stockholders’ Deficit (cont.)

Expected dividend yield:    The Company does not anticipate paying any dividends in the foreseeable future.

The fair value of each non-employee stock option is estimated at the date of grant using Black-Scholes with assumptions generally consistent with those used for employee stock options, with the exception of expected term, which is over the contractual life.

A summary of stock option activity under the Plans is presented below:

	Number of Stock Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding, December 31, 2022	4,935,716	$0.32	8.2	$1,828,253
Granted	—	$—
Exercised	(11,220)	$0.32
Forfeited or expired	(666,364)	$0.32
Outstanding, December 31, 2023	4,258,132	$0.32	7.1	$—
Exercisable, December 31, 2023	2,950,456	$0.31	6.8	$—
Vested and expected to vest, December 31, 2023	1,307,676	$0.34	7.9	$—

The per share weighted-average grant date fair value of stock options granted during the year ended December 31, 2022, was $0.55 per share. No stock options were granted during the year ended December 31, 2023. The total fair value of awards vested during the years ended December 31, 2023 and 2022 was $544 and $624, respectively. At December 31, 2023, there was $1,275 of unrecognized compensation cost related to stock options, which is expected to be recognized over a weighted-average period of 2.9 years.

Restricted Stock

In January 2017, the Company authorized and granted the former Chief Executive Officer 4,500,000 shares of Common Stock, par value $0.0001 per share (the “Stock). Pursuant to a Stock Restriction Agreement in May 2021, 75% of the Stock will be fully vested and 25% of the Stock will be unvested. The weighted-average grant date fair value of the restricted stock award during the year ended December 31, 2021 was $0.63 per share. The restricted stock vests ratably over an eighteen-month period and was fully vested on November 7, 2022; provided, however, that the executive officer did not experience a termination prior to the applicable vesting date. The total fair value of the restricted shares that vested during the year ended December 31, 2022 totaled $433.

Stock-based Compensation Expense

Stock-based compensation expense is classified in the accompanying statements of operations and comprehensive loss for the years ended December 31, 2023 and 2022 as follows (in thousands):

	Year Ended December 31,
	2023	2022
General and administrative	$292	$854
Research and development	211	154
Total	$503	$1,008

ADAPTIVE PHAGE THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share data)

12. Revenue

Revenue from U.S. Government Contracts and Grants

In August 2019, the Company was awarded $9,638 from the U.S. Army Medical Research Acquisition Activity (“USAMRAA”) and the U.S. Army Medical Research & Development Command (“USAMRDC”) to advance personalized phage therapy from niche to broad use. This award is intended to lay the groundwork for rapid advancement of personalized phage therapy to commercialization for the variety of clinical indications and bacterial pathogens representing un-met need with a focus on infections with significant military relevance. The competitive award was granted by USAMRAA and USAMRDC in collaboration with the Medical Technology Enterprise Consortium (“MTEC”), a 501(c)(3) biomedical technology consortium working in partnership with the Department of Defense (“DoD”). Under the cost reimbursement contract, MTEC reimburses the Company for approved incurred costs that are based upon the achievement of certain milestones for conduct and completion of a Phase 1/2 study utilizing the Company’s PhageBank to treat patients with urinary tract infections (“UTI”). In September 2019, the Company entered into a contract modification to include an additional $1,265 to perform pre-clinical activities to advance the Diabetic Foot Ulcer (“DFU”) clinical program.

In July 2020, the Company entered into its second contract modification to include an additional $12,378 to expand the activities under the contract to include activities to advance potential bacteriophage-based vaccines against COVID-19 and also to include additional funding for the Company’s UTI program.

In September 2021, the Company entered into its third contract modification to include additional funding of $7,933, for a total contract value of $31,214, to support additional activities for the Company’s UTI and DFU clinical programs and for additional development work for the Company’s potential bacteriophage-based vaccine candidates against COVID-19.

In September 2022, the Company entered into its fourth contract modification to include additional funding of $5,000, for a total contract value of $36,214, to support additional activities for the Company’s DFU clinical program.

In August 2021, the Company was awarded $297 from the National Institute of Allergy and Infectious Diseases (“NIAID”) for the development of a rapid and scalable method for bacteriophage manufacture and purification for use in treating drug-resistant bacterial infections. Under the contract, NIAID pays the Company a fixed fee based upon the achievement of certain milestones. The contract consists of a performance period from August 2021 through August 2022. The Company recognized the remaining $178 in grant revenue during 2022.

For the years ended December 31, 2023 and 2022, the Company recognized $13,876 and $5,600 of grant revenue under the MTEC contract, respectively.

The Company accounts for the MTEC and NIAID contracts as a government grant which analogizes with International Accounting Standards 20 (“IAS 20”), Accounting for Government Grants and Disclosure of Government Assistance.

Revenue from Contracts with Customers

Duke University Revenue

In June 2021, the Company entered into an agreement with Duke University (“Duke”) to perform phage susceptibility studies, manufacturability studies and to manufacture Good Manufacturing Practice (“GMP”) lots for certain phages. Total consideration for the services to be provided is $901. For the years ended December 31, 2023 and 2022, the Company recognized $218 and $164, respectively of revenue under the Duke contract.

Oyster Point Pharma Revenue

In May 2021, the Company entered into a collaboration and option agreement with Oyster Point Pharma, Inc. (“OPP”) to collaborate on the use of the Company’s proprietary phage technology for the treatment of certain ophthalmic diseases. Upon entering into the agreement in May 2021, the Company received a non-refundable $500 upfront

ADAPTIVE PHAGE THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share data)

12. Revenue (cont.)

payment from OPP. Upon the delivery of the License Option Exercise Notice for the Collaboration Program, OPP is obligated to pay the Company $250 in license option exercise fee. OPP is also obligated to make additional payments to the Company upon the achievement of clinical, regulatory, and commercial milestones. Total consideration for the services to be provided is $26,000, which consists of clinical milestones amounting to $4,500; the regulatory milestones amounting to $11,500 and the commercial milestone amounting to $10,000 for the ophthalmic program. Additionally, OPP is obligated to pay royalties on future net sales on a licensed product-by-licensed product basis. No revenue was recognized for the years ended December 31, 2023 and 2022. The Company is currently in negotiations to terminate this collaboration.

Yale University Revenue

In June 2018, the Company entered into an agreement with Yale University (“Yale”) to manufacture under Good Manufacturing Practice (“GMP”) conditions bacteriophage supplied by Yale to produce sterile filled vials of therapeutic phage. In February 2021, the agreement was modified to include additional batches of vials and stability testing. Total consideration for the services to be provided is $397. No revenue was recognized for the years ended December 31, 2023 and December 31, 2022.

13. Employee Benefit Plans

As of December 31, 2023, the Company has a 401(k)-retirement plan in which substantially all of the Company’s employees in the United States are eligible to participate in the plan. Eligible employees may elect to contribute up to the maximum limits, as set by the Internal Revenue Service, of their eligible compensation. During the years ended December 31, 2023 and 2022, the Company made discretionary plan contributions of $226 and $146, respectively in relation to this agreement.

14. Related Party Transactions

In addition to the restricted stock grant described in Note 11 and the severance discussed in Note 7, the Company entered into an agreement in February 2019 with an entity controlled by a family member of the Company’s former Chief Executive Officer to provide scientific advisory services. The agreement was effective as of November 2019. As of December 31, 2022, the Company recognized expenses of $59. No expenses were recognized in relation to this agreement in 2023.

The Company entered into three agreements in March, April and August 2023 with the Company’s Senior Vice President of Finance to provide factoring services. As of December 31, 2023, the Company recognized total interest expense of $3. No amounts were outstanding under these agreements as of December 31, 2023.

On October 27, 2023, the Company borrowed $500 from one of the Company’s investors under a promissory note that was set to mature on November 26, 2023, and bore interest at a rate of 1% per annum. As of December 31, 2023, this promissory note was paid off and no amounts were outstanding. As of December 31, 2023, the Company recognized total interest expense of $3.

15. Income Taxes

The Company has incurred cumulative losses from inception and for the year ended December 31, 2023. As a result, there is no current income tax payable, or provision recorded in the accompanying balance sheet or statement of operations.

For the year ended December 31, 2023, the Company’s income taxes computed at the statutory federal income tax rate differs from effective tax rate primarily due to the valuation allowance related to the Company’s deferred income tax asset and certain permanent differences in the financial statement and income tax basis of reporting.

ADAPTIVE PHAGE THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share data)

15. Income Taxes (cont.)

Reconciliation between the effect of applying the federal statutory rate and the effective income tax rate used to calculate the Company’s income tax benefit is as follows:

	Year Ended December 31,
	2023	2022
Federal statutory rate	21.00%	21.00%
State income taxes	8.25	8.25
Tax credits	5.97	5.49
Other	(0.45)	1.43
Change in valuation allowance	(34.77)	(36.17)
Effective tax rate	—%	—%

The Company records deferred income taxes for the difference between the financial statement and income tax bases of assets and liabilities using the enacted statutory tax rate. The total deferred tax assets and liabilities are as follows:

	December 31,
	2023	2022
Deferred tax assets	$26,564	$20,987
Deferred tax liabilities	(4,325)	(4,318)
Net deferred tax asset	22,239	16,669
Valuation allowance	(22,239)	(16,669)
Total deferred tax assets (liabilities), net	$—	$—

The primary components of deferred tax assets are net operating losses, tax credits, capitalized research and development costs and lease liabilities; deferred tax liability relates to the right of use assets. The Company records a valuation allowance against its net deferred tax asset when it is more likely than not that realization will not occur. The realization of deferred tax assets depends upon the Company’s ability to generate future taxable income or other tax planning strategies available in the relevant taxing jurisdiction. In evaluating the realizability of its deferred tax assets, the Company considers all positive and negative evidence, including but not limited to management’s projections of future taxable income, uncertainty regarding market response to new products, among other factors. The Company performed an analysis of the realizability of their net deferred tax assets as of December 31, 2023 and 2022 and determined that it was not more likely than not that its respective net deferred tax assets would be realized. As a result, the Company recorded a valuation allowance against its net deferred tax assets as of December 31, 2023 and 2022.

As of December 31, 2023, the Company has U.S. federal net operating loss carryforwards of approximately $24,171, which will be carried forward indefinitely, although limited to eighty percent of taxable income annually.

The Company is generally subject to a three-year statute of limitations for federal and state, therefore, 2021 through the current year remains open for examination.

16. Commitments and Contingencies

License Obligations

United States Navy

The Company entered into a license agreement with the United States Navy (“USN”) for the exclusive license to develop, manufacture, and commercialize certain proprietary technology developed at USN. The USN agreement expires on the last of the related patent expiration date which may be extended upon patent renewal. Under the terms of the agreement, the Company is obligated to pay an annual license fee of $20 for year 2021 and each year thereafter

ADAPTIVE PHAGE THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share data)

16. Commitments and Contingencies (cont.)

and royalty fees upon the commencement of product sales. Fees incurred under the USN agreement totaled $20 and $40 for the years ended December 31, 2023 and 2022, respectively. The fees incurred were classified as a component of research and development expenses in the accompanying statements of operations and comprehensive loss.

Walter Reed Army Institute of Research

The Company entered into a biological materials license agreement with the Walter Reed Army Institute of Research (“WRAIR”) to transfer agreed upon materials and information to develop and commercialize phage products to treat and prevent bacterial infections. The WRAIR agreement expires, starting on February 2022, on an individual phage material by phage material basis, 10 years from the date that the phage material was added to the bacteriophage listing. The bacteriophage listing is updated quarterly or on an as needed basis agreed upon by both parties. Under the terms of the agreement, the Company is obligated to pay an annual license fee of $5 and royalty fees upon the commencement of product sales. The Company incurred fees of $9 and $5 for the years ended December 31, 2023 and 2022, respectively. The fees incurred will be classified as a component of research and development expenses in the accompanying statements of operations and comprehensive loss.

Litigation

The Company is a party in various contracts and subject to disputes, litigation, and potential claims arising in the ordinary course of business none of which the Company believes are currently reasonably possible or probable of material loss.

17. Subsequent Events

The Company has evaluated subsequent events through May 15, 2024, and determined that there have been no events that have occurred that would require adjustments to our disclosures in the financial statements except for the transaction described below.

Workforce Reduction

In January and April 2024, the Company executed a workforce reduction at the corporate office as part of the Company’s cost reduction initiative associated with the Company’s turnaround plan to extend current funding reserves in order to meet the current clinical timelines. As a result, the Company anticipates minimal severance benefits associated with this workforce reduction in 2024.

Merger Agreement

On March 6, 2024, the Company entered into a definitive merger agreement with BiomX, Inc., a clinical-stage company advancing novel natural and engineered phage therapies that target specific pathogenic bacteria. On March 15, 2024, the merger with BiomX, Inc. was completed. Pursuant to the merger agreement, the Company entered into a merger with BTX Merger Sub I, Inc. (“First Merger”), a wholly owned subsidiary of BiomX, Inc., with the Company being the surviving entity and becoming a wholly owned subsidiary of BiomX, Inc. Immediately following the First Merger, the Company merged with BTX Merger Sub II, LLC, a Delaware single member limited liability company and another wholly owned subsidiary of BiomX (“Second Merger”), with BTX Merger Sub II, LLC being the surviving entity. BTX Merger Sub II, LLC then changed its name to Adaptive Phage Therapeutics, LLC, (“APT, LLC”).

Convertible Notes

In January 2024, the Company entered into a convertible promissory note with its two lead investors for $3,250. The convertible notes will have a maturity date of May 30, 2024 and accrue interest at a rate of 8% per annum. As part of the merger with BiomX, Inc., the convertible notes were converted into equity of BiomX, Inc.

ANNEX A

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BIOMX INC. (SHARE INCREASE AMENDMENT)

BiomX Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies:

FIRST: That the Amended and Restated Certificate of Incorporation of the Corporation, as amended, be further amended by amending the first sentence of Article FIFTH thereof as follows:

FIFTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 751,000,000, of which 750,000,000 shares shall be common stock, par value $0.0001 per share (“Common Stock”) and 1,000,000 shares shall be preferred stock, par value $0.0001 per share (“Preferred Stock”).

SECOND: The foregoing amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted by vote of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 141, 222 and 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this ___ day of __________ 2024.

BIOMX INC.
By:
Jonathan Solomon
Chief Executive Officer

Annex A-1

ANNEX B

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BIOMX INC. (REVERSE STOCK SPLIT AMENDMENT)

BiomX Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies:

FIRST: That the Amended and Restated Certificate of Incorporation of the Corporation, as amended, be further amended by inserting into Article FIFTH thereof, immediately after the last sentence of the first paragraph, the following:

“…Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), the shares of Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time (the “Old Common Stock”) shall be reclassified as and converted into a different number of shares of Common Stock (the “New Common Stock”) such that each [•] shares of Old Common Stock shall, at the Effective Time, be automatically reclassified as and converted into one share of New Common Stock (the “Reverse Stock Split”). From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of whole shares of New Common Stock into which such Old Common Stock shall have been reclassified pursuant to this Certificate of Amendment. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. Fractional share resulting from the Reverse Stock Split will be rounded up to the next whole share.”

SECOND: The foregoing amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted by vote of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 141, 222 and 242 of the DGCL.

***

By approving this Certificate of Amendment, stockholders are approving one, and only one, reverse stock split ratio of between 1:5 and 1:10 shares of our Common Stock into one share. The Certificate of Amendment that is filed with the Secretary of State of the State of Delaware will include only one ratio determined by the Board of Directors of the corporation to be in the best interests of the corporation and its stockholders following stockholder approval of this amendment and prior to the time of filing of the Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this ___ day of __________ 202_.

BIOMX INC.
By:
Jonathan Solomon
Chief Executive Officer

Annex B-1

ANNEX C

AMENDED AND RESTATED
CHARDAN HEALTHCARE ACQUISITION CORP.
LONG-TERM INCENTIVE PLAN

Annex C Page No.
SECTION 1	GENERAL	C-1
1.1.	Purpose	C-1
1.2.	Participation	C-1
1.3.	Foreign Participants	C-1
1.4.	Operation and Administration	C-1
1.5.	History	C-1
SECTION 2	DEFINITIONS	C-1
SECTION 3	SHARES AND PLAN LIMITS	C-4
3.1.	Shares of Stock and Other Amounts Subject to Plan	C-4
3.2.	Adjustments	C-5
3.3.	Plan Limitations	C-5
SECTION 4	OPTIONS	C-6
4.1.	Grant of Options	C-6
4.2.	Option Agreement	C-6
4.3.	Term of Option	C-6
4.4.	Exercise Price	C-6
4.5.	Minimum Vesting	C-6
4.6.	Payment of Option Exercise Price	C-6
4.7.	No Repricing	C-7
SECTION 5	FULL VALUE AWARDS	C-7
5.1.	Grant of Full Value Award	C-7
5.2.	Full Value Award Agreement	C-7
5.3.	Conditions	C-7
5.4.	Minimum Vesting	C-7
SECTION 6	CHANGE IN CONTROL	C-8
6.1.	Double Trigger Vesting	C-8
6.2.	Committee Actions On a Change in Control	C-8
SECTION 7	COMMITTEE	C-8
7.1.	Administration	C-8
7.2.	Selection of Committee	C-8
7.3.	Powers of Committee	C-8
7.4.	Delegation by Committee	C-9
7.5.	Information to be Furnished to Committee	C-9
7.6.	Liability and Indemnification of Committee	C-9
SECTION 8	AMENDMENT AND TERMINATION	C-9
SECTION 9	GENERAL PROVISIONS	C-10
9.1.	General Restrictions	C-10
9.2.	Tax Withholding	C-10
9.3.	Grant and Use of Awards	C-10
9.4.	Dividends and Dividend Equivalents	C-10
9.5.	Settlement of Awards	C-10
9.6.	Transferability	C-11
9.7.	Form and Time of Elections	C-11
9.8.	Agreement With Company	C-11
9.9.	Action by Company or Subsidiary	C-11
9.10.	Gender and Number	C-11
9.11.	Limitation of Implied Rights	C-11
9.12.	Evidence	C-11
9.13.	Limitations under Section 409A	C-12

Annex C-i

AMENDED AND RESTATED CHARDAN HEALTHCARE ACQUISITION CORP.
OMNIBUS LONG-TERM INCENTIVE PLAN

SECTION 1
GENERAL

1.1. Purpose. The Amended and Restated Chardan Healthcare Acquisition Corp. Omnibus Long-Term Incentive Plan (the “Plan”) has been established by BiomX Inc., a Delaware corporation, (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align the interests of Participants with those of the Company’s other stockholders through compensation that is based on the Company’s shares; and thereby promote the long-term financial interest of the Company and the Related Companies including the growth in value of the Company’s shares and enhancement of long-term stockholder return. Capitalized terms in the Plan are defined in Section 2.

1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.

1.3. Foreign Participants. In order to assure the viability of Awards granted to Participants who are subject to taxation in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such appendixes, supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 3.1 of the Plan.

1.4. Operation and Administration. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 7 (relating to operation and administration).

1.5. History. The Plan was adopted by the Company on September 17, 2019, subject to approval by stockholders. To the extent not prohibited by Applicable Laws, Awards which are to use shares of Stock reserved under the Plan that are contingent on the approval by the Company’s stockholders may be granted prior to that meeting contingent on such approval. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the date on which the stockholders approved the Plan.

SECTION 2
DEFINITIONS

2.1. “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 7.

2.2. “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

2.3. “Award Agreement” means the written agreement, including an electronic agreement, setting forth the terms and conditions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

2.4. “Award” means any award or benefit granted under the Plan, including, without limitation, the grant of Options and Full Value Awards.

2.5. “Board” means the Board of Directors of the Company.

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2.6. “Change in Control” means the first to occur of any of the following:

(a)     the consummation of a purchase or other acquisition by any person, entity or group of persons (within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions, other than an acquisition by a trustee or other fiduciary holding securities under an employee benefit plan or similar plan of the Company or a Related Company), of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the outstanding shares of Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally;

(b)    the consummation of a reorganization, merger, consolidation, acquisition, share exchange or other corporate transaction of the Company, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding securities;

(c)     the consummation of any plan of liquidation or dissolution of the Company providing for the sale or distribution of substantially all of the assets of the Company and its Subsidiaries or the consummation of a sale of substantially all of the assets of the Company and its Subsidiaries; or

(d)    at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors still in office at the time of such election or nomination who were directors at the beginning of such period).

2.7. “Code” means the United States Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

2.8. “Committee” has the meaning set forth in Section 7.1.

2.9. “Common Stock” or “Stock” means the common stock of the Company.

2.10. “Company” has the meaning set forth in Section 1.1.

2.11. “Consultant” means any natural person engaged as a consultant or advisor by the Company or a Parent or Subsidiary or other Related Company (as determined by the Committee) to render bona fide services to such entity and such services are not in connection with the sale of shares of Stock in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.12. “Director” means a member of the Board.

2.13. “Eligible Individual” means any Employee, Consultant or Director; provided, however, that to the extent required by the Code, an ISO may only be granted to an Employee of the Company or a Parent or Subsidiary. An Award may be granted to an Employee, Consultant or Director, in connection with hiring, retention or otherwise, prior to the date the Employee, Consultant or Director first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the Employee, Consultant or Director first performs such services.

2.14. “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company or a Related Company (as determined by the Committee). Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.15. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16. “Exercise Price” of each Option granted under this Plan shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted.

2.17. “Expiration Date” has the meaning set forth in Section 4.6.

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2.18. “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(a)     If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the last previous trading day prior to such date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Stock will be the mean between the high bid and low asked prices for the Common Stock on the last previous trading day prior to such date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)     In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

2.19. A “Full Value Award” is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future, with such grant subject to one or more conditions, as determined by the Committee.

2.20. An “Incentive Stock Option” or an “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code.

2.21. A “Non-Qualified Option or an “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in Section 422(b) of the Code.

2.22. An “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Plan may be either an ISO or an NQO as determined in the discretion of the Committee.

2.23. “Outside Director” means a Director of the Company who is not an officer or employee of the Company or the Related Companies.

2.24. “Parent” means a parent corporation within the meaning of Section 424(e) of the Code.

2.25. “Participant” means the holder of an outstanding Award.

2.26. “Performance Measures” means performance goals based on any one or more of the following Company, Subsidiary, operating unit or division performance measures: (i) earnings, including, but not limited to, operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share of Stock (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow(s); (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels; (xviii) the filing of a new drug application (“NDA”) or the approval of the NDA by the Food and Drug Administration, the achievement of a launch of a new drug, and research and development milestones; (xix) entry into a collaboration, development, joint venture or licensing agreement relating to product candidates or to commercialization of products; and (xx) any combination of any of the foregoing. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders equity and/or shares outstanding, investments or to assets or net assets, and may (but need not) provide for adjustments for restructurings, extraordinary, and any other unusual, non-recurring, or similar changes.

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2.27. “Period of Restriction” means the period during which the transfer of shares of Stock are subject to restrictions and therefore, the shares of Stock are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

2.28. “Plan” has the meaning set forth in Section 1.1.

2.29. “Related Company” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which a controlling interest in such entity is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has, directly or indirectly, a significant interest (whether through the ownership of securities or otherwise), as determined in the discretion of the Committee.

2.30. “Securities Act” means the Securities Act of 1933, as amended.

2.31. “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

2.32. “Termination Date” means the date on which a Participant both ceases to be an employee of the Company and the Related Companies and ceases to perform material services for the Company and the Related Companies (whether as a director or otherwise), regardless of the reason for the cessation; provided that a “Termination Date” shall not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Company or the Related Company which was the recipient of the Participant’s services; and provided, further that, with respect to an Outside Director, “Termination Date” means the date on which the Outside Director’s service as an Outside Director terminates for any reason. If, as a result of a sale or other transaction, the entity for which the Participant performs services ceases to be a Related Company (and such entity is or becomes an entity separate from the Company), the occurrence of such transaction shall be the Participant’s Termination Date. With respect to Awards that constitute deferred compensation subject to Section 409A of the Code, references to the Participant’s termination of employment (including references to the Participant’s employment termination, and to the Participant terminating employment, a Participant’s separation from service, and other similar reference) and references to a Participant’s termination as a Director (including separation from service and other similar references) shall mean the date that the Participant incurs a “separation from service” within the meaning of Section 409A of the Code.

SECTION 3
SHARES OF STOCK AND PLAN LIMITS

3.1. Shares of Stock and Other Amounts Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)     Subject to the following provisions of this Section 3.1, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 78,000,000 shares of Stock. Shares of Stock issued by the Company in connection with awards that are assumed or substituted in connection with a reorganization, merger, consolidation, acquisition, share exchange or other corporate transaction shall not be counted against the number of shares of Stock that may be issued with respect to Awards under the Plan.

(b)    The aggregate number of shares of Stock that may be delivered pursuant to the Plan as specified in Section 3.1(a) will automatically increase on January 1 of each year, for a period of not more than ten (10) years, commencing on January 1 of the year following the year in which the Effective Date occurs and ending on (and including) January 1, 2029, in an amount equal to four percent (4%) of the total number of shares of Stock outstanding on December 31 of the preceding calendar year. Notwithstanding the foregoing, the Committee may act prior to January 1 of a given year to provide that there will be no January 1 increase for such year or that the increase for such year will be a lesser number of Shares than provided herein.

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(c)     Only shares of Stock, if any, actually delivered to the Participant or beneficiary on an unrestricted basis with respect to an Award shall be treated as delivered for purposes of the determination under Section 3.1(a) above, regardless of whether the Award is denominated in shares of Stock or cash. Consistent with the foregoing:

(i)     To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or cancelled, or the shares of Stock are not delivered on an unrestricted basis (including, without limitation, by reason of the Award being settled in cash), such shares of Stock shall not be deemed to have been delivered for purposes of the determination under Section 3.1(a) above.

(ii)    Subject to the provisions of paragraph (i) above, the total number of shares of Stock covered by an Award will be treated as delivered for purposes of this paragraph (b) to the extent payments or benefits are delivered to the Participant with respect to such shares. Accordingly (A) if shares covered by an Award are used to satisfy the applicable tax withholding obligation or Exercise Price, the number of shares held back by the Company to satisfy such withholding obligation or Exercise Price shall be considered to have been delivered; (B) if the Exercise Price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation, including shares of Stock that would otherwise be distributable upon the exercise of the Option), the number of shares tendered to satisfy such Exercise Price shall be considered to have been delivered; and (C) if shares of Stock are repurchased by the Company with proceeds received from the exercise of an option issued under this Plan, the total number of such shares repurchased shall be deemed delivered.

(d)    The shares of Stock with respect to which Awards may be made under the Plan shall be: (i) shares currently authorized but unissued; (ii) to the extent permitted by Applicable Law, shares currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions; or (iii) shares purchased in the open market by a direct or indirect wholly-owned subsidiary of the Company (as determined by the Chief Executive Officer or the Chief Financial Officer of the Company). The Company may contribute to the subsidiary or trust an amount sufficient to accomplish the purchase in the open market of the shares of Stock to be so acquired (as determined by the Chief Executive Officer or the Chief Financial Officer of the Company).

3.2. Adjustments. In the event of a corporate transaction involving the Company (including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, share exchange split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall, in the manner it determines equitable in its sole discretion, adjust Awards to reflect the transactions. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (A) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on shares of a company resulting from the transaction, and (B) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option, the amount of such payment will be the excess of value of the shares of Stock subject to the Option at the time of the transaction over the Exercise Price). However, in no event shall this Section 3.2 be construed to permit a modification (including a replacement) of an Option if such modification either: (i) would result in accelerated recognition of income or imposition of additional tax under Section 409A of the Code; or (ii) would cause the Option subject to the modification (or cause a replacement Option) to be subject to Section 409A of the Code, provided that the restriction of this clause (ii) shall not apply to any Option that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A of the Code.

3.3. Plan Limitations. Subject to Section 3.2, the following additional maximums are imposed under the Plan:

(a)     The maximum number of shares of Stock that may be delivered to Participants and their beneficiaries with respect to ISOs granted under the Plan shall be 78,000,000 shares of Stock; provided, however, that to the extent that shares of Stock not delivered must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules shall apply to the limit on ISOs granted under the Plan; provided, further, that such limit will automatically increase on January 1 of each year, for a period of not more than ten (10) years, commencing on January 1 of the year following the year in which the Effective Date occurs and ending on (and including) January 1, 2029, in an amount equal to four percent (4%) of the total number of shares of Stock outstanding on the date that this Plan is adopted.

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(b)    The maximum total annual compensation, including the value of any Awards made pursuant to this Plan (determined as of the date of grant), that may be paid or granted to any one Participant who is a member of the Board but who is not an employee of the Company or a Related Company during any one-year period for service on the Board shall be $500,000 dollars; provided, that, such limit shall be $750,000 during the first year of service for a member of the Board who is not an employee.

(c)     Notwithstanding the provisions of Sections 4.5 and 5.4 of the Plan, the Committee may grant Awards that are not subject to the minimum vesting limitations of Sections 4.5 (with respect to Options) and of Section 5.4 (with respect to Full Value Awards) in certain circumstances as determined by the Committee in its sole discretion.

SECTION 4
OPTIONS

4.1. Grant of Options. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Options to an Eligible Individual in such amounts as the Administrator, in its sole discretion, will determine. Each Option will be designated in the Award Agreement as either an ISO or an NQO. Notwithstanding a designation for a grant of Options as ISOs, however, to the extent that the aggregate Fair Market Value of the shares of Stock with respect to which ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as NQOs. For purposes of this Section 4.1, ISOs will be taken into account in the order in which they were granted, the Fair Market Value of the shares of Stock will be determined as of the time the Option with respect to such shares of Stock is granted, and calculation will be performed in accordance with Section 422 of the Code and Treasury Regulations promulgated thereunder.

4.2. Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the date of grant of the Option, the Exercise Price, the term of the Option, the number of shares of Stock subject to the Option, the exercise restrictions, if any, applicable to the Option, including the dates upon which the Option is first exercisable in whole and/or part, and such other terms and conditions as the Administrator, in its sole discretion, may determine.

4.3. Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than 10 years from the date of grant thereof. In the case of an ISO granted to a Participant who, at the time the ISO is granted, owns capital stock representing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the term of the ISO will be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

4.4. Exercise Price. The Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value, if any, of a share of Stock). In addition, in the case of an ISO granted to an Employee who owns capital stock representing more than 10% of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the per share Exercise Price will be no less than 110% of the Fair Market Value per share of Stock on the date of grant. Notwithstanding the foregoing provisions of this Section 4.4, Options may be granted with a per share Exercise Price of less than 100% of the Fair Market Value per share of Stock on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

4.5. Minimum Vesting. Notwithstanding the foregoing, and subject to Section 3.3(e), in no event shall an Option granted to any Participant become exercisable or vested prior to the first anniversary of the date on which it is granted (subject to acceleration of exercisability and vesting, to the extent permitted by the Committee, in the event of the Participant’s death, disability, Change in Control or involuntary termination).

4.6. Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 4 shall be subject to the following:

(a)     Subject to the following provisions of this Section 4.8, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Section 4.8(c), payment may be made as soon as practicable after the exercise).

(b)    Subject to Applicable Law, the full Exercise Price shall be payable in cash, by promissory note, or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee (including shares otherwise distributable pursuant to the exercise of the Option), and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

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(c)     Subject to Applicable Law, if shares are publicly traded, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares of Stock) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

4.7. Exchange Offer. The Board shall have the authority to grant, at its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having an exercise price equal to, lower than or higher than the Exercise Price of the original Option so surrendered and canceled, or another Award, and containing such other terms as the Board may prescribe in accordance with the provisions of the Plan. With respect to Options granted as 102 Awards under the Israeli Appendix to the Plan, to the extent required by the ITA under the Ordinance and the Rules, the surrender and cancelation of Options in exchange for new Options or other Awards shall be subject to the approval of the ITA.

SECTION 5
FULL VALUE AWARDS

5.1. Grant of Full Value Award. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Full Value Awards to Eligible Individuals in such amounts as the Administrator, in its sole discretion, will determine.

5.2. Full Value Award Agreement. Each Full Value Award will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of shares of Stock granted, and such other terms and conditions as the Administrator, in its sole discretion, may determine.

5.3. Conditions. A Full Value Award may be subject to one or more of the following, as determined by the Committee:

(a)  The grant shall be in consideration of a Participant’s previously performed services, or surrender of other compensation that may be due.

(b)  The grant shall be contingent on the achievement of performance or other objectives during a specified period.

(c)  The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.

The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.

5.4. Minimum Vesting.

(a)     Notwithstanding the foregoing, and subject to Section 3.3(e), if a Participant’s right to become vested in a Full Value Award is conditioned on the completion of a specified period of service with the Company or the Related Companies, without achievement of performance targets or other performance objectives (whether or not related to performance measures) being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for vesting shall be not less than one year (subject, to the extent provided by the Committee, to acceleration of vesting in the event of the Participant’s death, disability, Change in Control or involuntary termination). The foregoing requirements shall not apply to grants that are a form of payment of earned performance awards or other incentive compensation.

(b)    Notwithstanding the foregoing, and subject to Section 3.3(e), if a Participant’s right to become vested in a Full Value Award is conditioned on the achievement of performance targets or other performance objectives (whether or not related to performance measures and whether or not such Full Value Award is designated as “Performance-Based Compensation”), then the required performance period for determining the achievement of such performance targets or other performance objectives for vesting shall be not less than one year (subject, to the extent provided by the Committee, to acceleration of vesting in the event of the Participant’s death, disability, Change in Control or involuntary termination).

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SECTION 6
CHANGE IN CONTROL

6.1. Change in Control. Subject to the provisions of Section 3.2 and the authority of the Committee to take the actions permitted pursuant to Section 6.2, the occurrence of a Change in Control shall have the effect, if any, with respect to any Award as set forth in the Award Agreement or, to the extent not prohibited by the Plan or the Award Agreement, as provided by the Committee.

6.2. Committee Actions On A Change in Control. On a Change in Control, if the Plan is terminated by the Company or its successor without provision for the continuation of outstanding Awards hereunder, the Committee may cancel any outstanding Awards in return for cash payment of the current value of the Award, determined with the Award fully vested at the time of payment, provided that in the case of an Option, the amount of such payment will be the excess of value of the shares of Stock subject to the Option at the time of the transaction over the Exercise Price; provided, further, that in the case of an Option, such Option will be cancelled with no payment if, as of the Change in Control, the value of the shares of Stock subject to the Option at the time of the transaction are equal to or less than the Exercise Price. However, in no event shall this Section 6.2 be construed to permit a payment if such payment would result in accelerated recognition of income or imposition of additional tax under Section 409A of the Code.

SECTION 7
COMMITTEE

7.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 7. The Committee shall be selected by the Board, and shall consist of two or more members of the Board. Unless otherwise provided by the Board, the Compensation Committee of the Board shall serve as the Committee. As a committee of the Board, the Committee is subject to the overview of the Board. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by Applicable Law, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

7.2. Selection of Committee. So long as the Company is subject to Section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable stock exchange listing requirements and who would meet the requirements of a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

7.3. Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a)     Subject to the provisions of the Plan, the Committee will have the authority and discretion to select individuals who shall be Eligible Individuals and who, therefore, are eligible to receive Awards under the Plan. The Committee shall have the authority to determine the time or times of receipt of Awards, to determine the types of Awards and the number of shares of Stock covered by the Awards, to establish the terms, conditions, performance targets, restrictions, and other provisions of such Awards, to cancel or suspend Awards, and to accelerate the exercisability or vesting of any Award under circumstances designated by it. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, the individual’s present and potential contribution to the Company’s or a Related Company’s success and such other factors as the Committee deems relevant.

(b)    To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c)     The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and conditions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

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(d)    Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)     In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to applicable corporate law.

(f)     Notwithstanding any other provision of the Plan, no benefit shall be distributed under the Plan to any person unless the Committee, in its sole discretion, determines that such person is entitled to benefits under the Plan.

7.4. Delegation by Committee. Except to the extent prohibited by Applicable Law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

7.5. Information to be Furnished to Committee. The Company, Subsidiaries and any applicable Related Company shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company, Subsidiaries and any applicable Related Company as to an employee’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

7.6. Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Related Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Related Company. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

SECTION 8
AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee if applicable); and further provided that adjustments pursuant to Section 3.2 shall not be subject to the foregoing limitations of this Section 8; and further provided that the provisions of Section 4.7 (relating to Option repricing) cannot be amended unless the amendment is approved by the Company’s stockholders. Approval by the Company’s stockholders will be required for any material revision to the terms of the Plan, with the Committee’s determination of “material revision” to take into account the exemptions under applicable stock exchange rules. No amendment or termination shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Section 409A of the Code or, except as otherwise provided in the amendment, would cause amounts that were not otherwise subject to Section 409A of the Code to become subject to Section 409A of the Code.

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SECTION 9
GENERAL PROVISIONS

9.1. General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)     Notwithstanding any other provision of the Plan, the Company shall have no obligation to recognize an exercise of an Option or deliver any shares of Stock or make any other distribution of benefits under the Plan unless such exercise, delivery or distribution complies with all Applicable Laws (including, without limitation, the requirements of the United States Securities Act of 1933 and the securities laws of any other applicable jurisdiction), and the applicable requirements of any securities exchange or similar entity or other regulatory authority with respect to the issue of shares and securities by the Company.

(b)    To the extent that the Plan provides for issuance of share certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by Applicable Law, the By-laws of the Company.

(c)     To the extent provided by the Committee, any Award may be settled in cash rather than shares of Stock.

9.2. Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares of Stock or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee and subject to Applicable Law, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of shares of Stock which the Participant already owns; or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan (including shares otherwise distributable pursuant to the Award); provided, however, that such shares of Stock under this clause (iii) may be used to satisfy not more than the maximum individual tax rate for the Participant in applicable jurisdiction for such Participant (based on the applicable rates of the relevant tax authorities (for example, federal, state, and local), including the Participant’s share of payroll or similar taxes, as provided in tax law, regulations, or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction, even if that rate exceeds the highest rate that may be applicable to the specific Participant).

9.3. Grant and Use of Awards. In the discretion of the Committee, an Eligible Individual may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to an Eligible Individual. Subject to Section 4.7 (relating to repricing), Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary or a Related Company). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary or a Related Company, including the plans and arrangements of the Company or a Subsidiary or a Related Company assumed in business combinations. Notwithstanding the provisions of Section 4.4, Options granted under the Plan in replacement for awards under plans and arrangements of the Company or a Subsidiary or a Related Company assumed in business combinations may provide for Exercise Prices that are less than the Fair Market Value of the shares of Stock at the time of the replacement grants, if the Committee determines that such Exercise Price is appropriate to preserve the economic benefit of the award. The provisions of this Section shall be subject to the provisions of Section 9.13.

9.4. Dividends and Dividend Equivalents. An Award (other than an Option) may provide the Participant with the right to receive dividend or dividend equivalent payments with respect to shares of Stock subject to the Award; provided, however, that no dividend or dividend equivalents granted in relation to Full Value Awards that are subject to vesting shall be settled prior to the date that such Full Value Award (or applicable portion thereof) becomes vested and is settled. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, will be subject to the Company’s By-laws as well as Applicable Law and further may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in share of Stock equivalents. The provisions of this Section shall be subject to the provisions of Section 9.13.

9.5. Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the

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Committee shall determine. The Committee may permit or require the deferral of any Award payment or distribution, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred share of Stock equivalents. Except for Options designated at the time of grant or otherwise as intended to be subject to Section 409A of the Code, this Section 9.5 shall not be construed to permit the deferred settlement of Options, if such settlement would result in deferral of compensation under Treas. Reg. §1.409A-1(b)(5)(i)(A)(3) (except as permitted in Sections (i) and (ii) of that section). Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee. The provisions of this Section shall be subject to the provisions of Section 9.13.

9.6. Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

9.7. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

9.8. Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

9.9. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary or Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by Applicable Law or applicable rules of any stock exchange) by a duly authorized officer of such company.

9.10. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

9.11. Limitation of Implied Rights.

(a)     Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary or Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary or Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary or Related Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary or Related Company shall be sufficient to pay any benefits to any person.

(b)    The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or Related Company or the right to continue to provide services to the Company or any Subsidiary or Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and is registered in the Company’s Register of share of stockholders.

(c)     All Stock and shares issued under any Award or otherwise are to be held subject to the provisions of the Company’s By-laws and each Participant is deemed to agree to be bound by the terms of the Company’s By-laws as they stand at the time of issue of any shares of Stock under the Plan.

9.12. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

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9.13. Limitations under Section 409A. The provisions of the Plan shall be subject to the following:

(a)     Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code.

(b)    Neither Section 9.3 nor any other provision of the Plan shall be construed to permit the grant of an Option if such action would cause the Option being granted or the option or stock appreciation right being replaced to be subject to Section 409A of the Code, provided that this Section (b) shall not apply to any Option (or option or stock appreciation right granted under another plan) being replaced that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A of the Code.

(c)     Except with respect to an Option that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A of the Code, no Option shall condition the receipt of dividends with respect to an Option on the exercise of such Award, or otherwise provide for payment of such dividends in a manner that would cause the payment to be treated as an offset to or reduction of the Exercise Price of the Option pursuant Treas. Reg. §1.409A-1(b)(5)(i)(E).

(d)    The Plan shall not be construed to permit a modification of an Award, or to permit the payment of a dividend or dividend equivalent, if such actions would result in accelerated recognition of taxable income or imposition of additional tax under Section 409A of the Code.

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AMENDED AND RESTATED CHARDAN HEALTHCARE ACQUISITION CORP.
OMNIBUS LONG-TERM INCENTIVE PLAN

ISRAELI APPENDIX

This Israeli Appendix (the “Appendix”) to the Amended and Restated Omnibus Long-Term Incentive Plan (as amended from time to time, the “Plan”) of Chardan Healthcare Acquisition Corp. (the “Company”) shall apply only to Participants (as defined in the Plan) who are, or are deemed to be, residents of the State of Israel for Israeli tax purposes. This Appendix is made pursuant to Section 1.3 of the Plan.

1.      GENERAL

1.1. The Committee, in its discretion, may grant Awards to eligible Participants and shall determine whether such Awards intended to be 102 Awards or 3(9) Awards. Each Award shall be evidenced by an Award Agreement, which shall expressly identify the Award type, and be in such form and contain such provisions, as the Committee shall from time to time deem appropriate.

1.2. The Plan shall apply to any Awards granted pursuant to this Appendix, provided, that the provisions of this Appendix shall supersede and govern in the case of any inconsistency or conflict, either explicit or implied, arising between the provisions of this Appendix and the Plan.

1.3. Unless otherwise defined in this Appendix, capitalized terms contained herein shall have the same meanings given to them in the Plan.

2.      DEFINITIONS.

2.1. “3(9) Award” means any Award representing a right to purchase shares of Common Stock granted by the Company to any Participant who is not an Employee pursuant to Section 3(9) of the Ordinance.

2.2. “102 Award” means any Award intended to qualify (as set forth in the Award Agreement) and which qualifies under Section 102, provided it is settled only in shares of Common Stock.

2.3. “102 Capital Gain Track Award” means any Award granted by the Company to an Employee pursuant to Section 102(b)(2) or (3) (as applicable) of the Ordinance under the capital gain track.

2.4. “102 Non-Trustee Award” means any Award granted by the Company to an Employee pursuant to Section 102(c) of the Ordinance without a Trustee.

2.5. “102 Ordinary Income Track Award” means any Award granted by the Company to an Employee pursuant to Section 102(b)(1) of the Ordinance under the ordinary income track.

2.6. “102 Trustee Awards” means, collectively, 102 Capital Gain Track Awards and 102 Ordinary Income Track Awards.

2.7. “Affiliate” means, for purpose of 102 Trustee Award, an “employing company” within the meaning and subject to the conditions of Section 102(a) of the Ordinance.

2.8. “Applicable Law” shall mean any applicable law, rule, regulation, statute, pronouncement, policy, interpretation, judgment, order or decree of any federal, provincial, state or local governmental, regulatory or adjudicative authority or agency, of any jurisdiction, and the rules and regulations of any stock exchange, over-the-counter market or trading system on which the common stock of the Company are then traded or listed.

2.9. “Controlling Stockholder” means as to such term is defined in Section 32(9) of the Ordinance.

2.10. “Election” as defined in Section 3.2 below.

2.11. “Employee” means an “employee” within the meaning of Section 102(a) of the Ordinance (which as of the date of the adoption of this Appendix means (i) an individual employed by an Israeli company being an Affiliate, and (ii) an individual who is serving and is engaged personally (and not through an entity) as an “office holder” by an Affiliate, excluding, in any event, Controlling Stockholders).

2.12. “ITA” means the Israel Tax Authority.

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2.13. “Ordinance” means the Israeli Income Tax Ordinance (New Version), 1961, including the Rules and any other regulations, rules, orders or procedures promulgated thereunder, as may be amended or replaced from time to time.

2.14. “Required Holding Period” as defined in Section 3.5.1 below.

2.15. “Rules” means the Income Tax Rules (Tax Reliefs in Stock Issuance to Employees) 5763-2003.

2.16. “Section 102” means Section 102 of the Ordinance.

2.17. “Trust Agreement” means the agreement to be signed between the Company, an Affiliate and the Trustee for the purposes of Section 102.

2.18. “Trustee” means the trustee appointed by the Company’s Board of Directors and/or by the Committee to hold the Awards and approved by the ITA.

2.19. “Withholding Obligations” as defined in Section 5.5 below.

3.      102 AWARDS

3.1. Tracks. Awards granted pursuant to this Section 3 are intended to be granted as either 102 Capital Gain Track Awards or 102 Ordinary Income Track Awards. 102 Trustee Awards shall be granted subject to the special terms and conditions contained in this Section 3 and the general terms and conditions of the Plan, except for any provisions of the Plan applying to Awards under different tax laws or regulations.

3.2. Election of Track. Subject to Applicable Law, the Company may grant only one type of 102 Trustee Award at any given time to all Participants who are to be granted 102 Trustee Awards pursuant to this Appendix, and shall file an election with the ITA regarding the type of 102 Trustee Award it elects to grant before the date of grant of any 102 Trustee Award (the “Election”). Such Election shall also apply to any other securities received by any Participant as a result of holding the 102 Trustee Awards. The Company may change the type of 102 Trustee Award that it elects to grant only after the expiration of at least 12 months from the end of the year in which the first grant was made in accordance with the previous Election, or as otherwise provided by Applicable Law. Any Election shall not prevent the Company from granting 102 Non-Trustee Awards.

3.3. Eligibility for Awards. Subject to Applicable Law, 102 Awards may only be granted to Employees. Such 102 Awards may either be granted to a Trustee or granted under Section 102 without a Trustee.

3.4. 102 Award Grant Date.

(a) Each 102 Award will be deemed granted on the date determined by the Committee, subject to the provisions of the Plan, provided that (i) the Participant has signed all documents required by the Company or pursuant to Applicable Law, and (ii) with respect to any 102 Trustee Award, the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA.

(b) Unless otherwise permitted by the Ordinance, any grants of 102 Trustee Awards that are made on or after the date of the adoption of the Plan and this Appendix or an amendment to the Plan or this Appendix, as the case may be, that may become effective only at the expiration of thirty (30) days after the filing of the Plan and this Appendix or any amendment thereof (as the case may be) with the ITA in accordance with the Ordinance shall be conditional upon the expiration of such 30-day period, and such condition shall be read and is incorporated by reference into any corporate resolutions approving such grants and into any Award Agreement evidencing such grants (whether or not explicitly referring to such condition), and the date of grant shall be at the expiration of such 30-day period, whether or not the date of grant indicated therein corresponds with this Section. In the case of any contradiction, this provision and the date of grant determined pursuant hereto shall supersede and be deemed to amend any date of grant indicated in any corporate resolution or Award Agreement. Nevertheless, this 30-day period may be waived subject to a special tax ruling to be obtained from the ITA and pursuant to its terms, or may not apply to any exchange of equity pursuant to a special tax ruling and its terms.

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3.5. 102 Trustee Awards.

(a) Each 102 Trustee Award, each share of Common Stock issued pursuant to the grant, exercise or vesting of any 102 Trustee Award and any rights granted thereunder, shall be allocated or issued to and registered in the name of the Trustee and shall be held in trust or controlled by the Trustee (pursuant to an approval from the ITA) for the benefit of the Participant for the requisite period prescribed by the Ordinance or such longer period as set by the Committee (the “Required Holding Period”). In the event that the requirements under Section 102 to qualify an Award as a 102 Trustee Award are not met, then the Award may be treated as a 102 Non-Trustee Award or 3(9) Award (as determined by the Company), all in accordance with the provisions of the Ordinance. After the expiration of the Required Holding Period, the Trustee may release such 102 Trustee Awards and any such shares of Common Stock, provided that (i) the Trustee has received an acknowledgment from the ITA that the Participant has paid any applicable taxes due pursuant to the Ordinance, or (ii) the Trustee and/or the Company and/or the Affiliate withhold(s) all applicable taxes and compulsory payments due pursuant to the Ordinance arising from the 102 Trustee Awards and/or any shares of Common Stock issued upon exercise or (if applicable) vesting of such 102 Trustee Awards. The Trustee shall not release any 102 Trustee Awards or shares of Common Stock issued upon exercise or (if applicable) vesting thereof, or any rights received with respect to such Awards, prior to the payment in full of the Participant’s tax and compulsory payments arising from such 102 Trustee Awards and/or shares of Common Stock or the withholding referred to in (ii) above.

(b) Each 102 Trustee Award shall be subject to the relevant terms of the Ordinance, the Rules and any determinations, rulings or approvals issued by the ITA, which shall be deemed an integral part of the 102 Trustee Awards and shall prevail over any term contained in the Plan, this Appendix or the Award Agreement that is not consistent therewith. Any provision of the Ordinance, the Rules and any determinations, rulings or approvals by the ITA not expressly specified in the Plan, this Appendix or Award Agreement that are necessary to receive or maintain any tax benefit pursuant to Section 102 shall be binding on the Participant. The Participant granted a 102 Trustee Award shall comply with the Ordinance and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. The Participant shall execute any and all documents that the Company and/or the Affiliate and/or the Trustee determine from time to time to be necessary in order to comply with the Ordinance and the Rules.

(c) During the Required Holding Period, the Participant shall not release from trust or sell, assign, transfer or give as collateral, the shares of Common Stock issuable upon the exercise or (if applicable) vesting of a 102 Trustee Award and/or any securities issued or distributed with respect thereto, until the expiration of the Required Holding Period. Notwithstanding the above, if any such sale, release or other action occurs during the Required Holding Period it may result in adverse tax consequences to the Participant under Section 102 and the Rules, which shall apply to and shall be borne solely by such Participant. Subject to the foregoing, the Trustee may, pursuant to a written request from the Participant, but subject to the terms of the Plan and this Appendix, release and transfer such shares of Common Stock to a designated third party, provided that both of the following conditions have been fulfilled prior to such release or transfer: (i) payment has been made to the ITA of all taxes and compulsory payments required to be paid upon the release and transfer of the shares of Common Stock, and confirmation of such payment has been received by the Trustee and the Company, and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, any agreement governing the shares of Common Stock, the Plan, this Appendix, the Award Agreement and any Applicable Law.

(d) If a 102 Trustee Award is exercised or (if applicable) vested, the shares of Common Stock issued upon such exercise or (if applicable) vesting shall be issued in the name of the Trustee for the benefit of the Participant, or shall be deposited with the Trustee, or be subject to the Trustee’s control, if approved by the ITA.

(e) Upon or after receipt of a 102 Trustee Award, if required, the Participant may be required to sign an undertaking to release the Trustee from any liability with respect to any action or decision duly taken and executed in good faith by the Trustee in relation to the Plan, this Appendix, or any 102 Trustee Awards granted to such Participant hereunder.

3.6. 102 Non-Trustee Awards. The foregoing provisions of this Section 3 relating to 102 Trustee Awards shall not apply with respect to 102 Non-Trustee Awards, which shall, however, be subject to the relevant provisions of Section 102 and the applicable Rules. The Committee may determine that 102 Non-Trustee Awards, the shares of Common Stock issuable upon the exercise or (if applicable) vesting of a 102 Non-Trustee Award and/or any securities issued or distributed with respect thereto, shall be allocated or issued to the Trustee, who shall hold such 102 Non-Trustee Award

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and all accrued rights thereon (if any) in trust for the benefit of the Participant and/or the Company, as the case may be, until the full payment of tax arising from the 102 Non-Trustee Awards, the shares of Common Stock issuable upon the exercise or (if applicable) vesting of a 102 Non-Trustee Award and/or any securities issued or distributed with respect thereto. The Company may choose, alternatively, to require the Participant to provide the Company with a guarantee or other security, to the satisfaction of each of the Trustee and the Company, until the full payment of the applicable taxes.

3.7. Written Participant Undertaking. With respect to any 102 Trustee Award, as required by Section 102 and the Rules, by virtue of the receipt of such Award, the Participant is deemed to have undertaken and confirmed in writing the following (and such undertaking is deemed incorporated into any documents signed by the Participant in connection with the employment or service of the Participant and/or the grant of such Award). The following written undertaking shall be deemed to apply and relate to all 102 Trustee Awards granted to the Participant, whether under the Plan and this Appendix or other plans maintained by the Company, and whether prior to or after the date hereof:

(a) The Participant shall comply with all terms and conditions set forth in Section 102 with regard to the “Capital Gain Track” or the “Ordinary Income Track”, as applicable, and the applicable rules and regulations promulgated thereunder, as amended from time to time;

(b) The Participant is familiar with, and understands the provisions of, Section 102 in general, and the tax arrangement under the “Capital Gain Track” or the “Ordinary Income Track” in particular, and its tax consequences; the Participant agrees that the 102 Trustee Awards and shares of Common Stock that may be issued upon exercise or (if applicable) vesting of the 102 Trustee Awards (or otherwise in relation to the Awards), will be held by a trustee appointed pursuant to Section 102 for at least the duration of the “Holding Period” (as such term is defined in Section 102) under the “Capital Gain Track” or the “Ordinary Income Track”, as applicable. The Participant understands that any release of such 102 Trustee Awards or shares of Common Stock from trust, or any sale of the shares of Common Stock prior to the termination of the Holding Period, as defined above, will result in taxation at the marginal tax rate, in addition to deductions of appropriate social security, health tax contributions or other compulsory payments; and

(c) The Participant agrees to the trust deed signed between the Company, his employing company and the trustee appointed pursuant to Section 102.

4.      3(9) AWARDS

4.1. Awards granted pursuant to this Section 4 are intended to constitute 3(9) Awards and shall be granted subject to the general terms and conditions of the Plan, except for any provisions of the Plan applying to Awards under different tax laws or regulations. In the event of any inconsistency or contradictions between the provisions of this Section 4 and the other terms of the Plan, this Section 4 shall prevail.

4.2. To the extent required by the Ordinance or the ITA or otherwise deemed by the Committee to be advisable, the 3(9) Awards and/or any shares of Common Stock or other securities issued or distributed with respect thereto granted pursuant to the Plan and this Appendix shall be issued to a trustee nominated by the Committee in accordance with the provisions of the Ordinance. In such event, the trustee shall hold such Awards and/or any shares of Common Stock or other securities issued or distributed with respect thereto in trust, until exercised by the Participant or (if applicable) vested, and the full payment of tax arising therefrom, pursuant to the Company’s instructions from time to time as set forth in a trust agreement, which will have been entered into between the Company and the trustee. If determined by the Committee, and subject to such trust agreement, the Trustee shall be responsible for withholding any taxes to which a Participant may become liable upon issuance of shares of Common Stock, whether due to the exercise or (if applicable) vesting of Awards.

4.3. Shares of Common Stock pursuant to a 3(9) Award shall not be issued, unless the Participant delivers to the Company payment in cash or by bank check or such other form acceptable to the Committee of all withholding taxes due, if any, on account of the Participant acquiring shares of Common Stock under the Award or the Participant provides other assurance satisfactory to the Committee of the payment of those withholding taxes.

5.      AGREEMENT REGARDING TAXES; DISCLAIMER

5.1. If the Committee shall so require, as a condition of exercise of an Award or the release of shares of Common Stock by the Trustee, a Participant shall agree that, no later than the date of such occurrence, the Participant will pay to the Company (or the Trustee, as applicable) or make arrangements satisfactory to the Committee and the Trustee (if applicable) regarding payment of any applicable taxes and compulsory payments of any kind required by Applicable Law to be withheld or paid.

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5.2. TAX LIABILITY. ALL TAX CONSEQUENCES UNDER ANY APPLICABLE LAW WHICH MAY ARISE FROM THE GRANT OF ANY AWARDS OR THE EXERCISE THEREOF, THE SALE OR DISPOSITION OF ANY SHARES OF COMMON STOCK GRANTED HEREUNDER OR ISSUED UPON EXERCISE OR (IF APPLICABLE) VESTING OF ANY AWARD, THE ASSUMPTION, SUBSTITUTION, CANCELLATION OR PAYMENT IN LIEU OF AWARDS OR FROM ANY OTHER ACTION IN CONNECTION WITH THE FOREGOING (INCLUDING WITHOUT LIMITATION ANY TAXES AND COMPULSORY PAYMENTS, SUCH AS SOCIAL SECURITY OR HEALTH TAX PAYABLE BY THE PARTICIPANT OR THE COMPANY IN CONNECTION THEREWITH) SHALL BE BORNE AND PAID SOLELY BY THE PARTICIPANT, AND THE PARTICIPANT SHALL INDEMNIFY THE COMPANY, THE AFFILIATE AND THE TRUSTEE, AND SHALL HOLD THEM HARMLESS AGAINST AND FROM ANY LIABILITY FOR ANY SUCH TAX OR PAYMENT OR ANY PENALTY, INTEREST OR INDEXATION THEREON. EACH PARTICIPANT AGREES TO, AND UNDERTAKES TO COMPLY WITH, ANY RULING, SETTLEMENT, CLOSING AGREEMENT OR OTHER SIMILAR AGREEMENT OR ARRANGEMENT WITH ANY TAX AUTHORITY IN CONNECTION WITH THE FOREGOING WHICH IS APPROVED BY THE COMPANY.

5.3. NO TAX ADVICE. THE PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING, EXERCISING OR DISPOSING OF AWARDS HEREUNDER. THE COMPANY DOES NOT ASSUME ANY RESPONSIBILITY TO ADVISE THE PARTICIPANT ON SUCH MATTERS, WHICH SHALL REMAIN SOLELY THE RESPONSIBILITY OF THE PARTICIPANT.

5.4. TAX TREATMENT. THE COMPANY DOES NOT UNDERTAKE OR ASSUME ANY LIABILITY OR RESPONSIBILITY TO THE EFFECT THAT ANY AWARD SHALL QUALIFY WITH ANY PARTICULAR TAX REGIME OR RULES APPLYING TO PARTICULAR TAX TREATMENT, OR BENEFIT FROM ANY PARTICULAR TAX TREATMENT OR TAX ADVANTAGE OF ANY TYPE AND THE COMPANY SHALL BEAR NO LIABILITY IN CONNECTION WITH THE MANNER IN WHICH ANY AWARD IS EVENTUALLY TREATED FOR TAX PURPOSES, REGARDLESS OF WHETHER THE AWARD WAS GRANTED OR WAS INTENDED TO QUALIFY UNDER ANY PARTICULAR TAX REGIME OR TREATMENT. THIS PROVISION SHALL SUPERSEDE ANY DESIGNATION OF AWARDS OR TAX QUALIFICATION INDICATED IN ANY CORPORATE RESOLUTION OR AWARD AGREEMENT, WHICH SHALL AT ALL TIMES BE SUBJECT TO THE REQUIREMENTS OF APPLICABLE LAW. THE COMPANY DOES NOT UNDERTAKE AND SHALL NOT BE REQUIRED TO TAKE ANY ACTION IN ORDER TO QUALIFY ANY AWARD WITH THE REQUIREMENTS OF ANY PARTICULAR TAX TREATMENT AND NO INDICATION IN ANY DOCUMENT TO THE EFFECT THAT ANY AWARD IS INTENDED TO QUALIFY FOR ANY TAX TREATMENT SHALL IMPLY SUCH AN UNDERTAKING. NO ASSURANCE IS MADE BY THE COMPANY OR THE AFFILIATE THAT ANY PARTICULAR TAX TREATMENT ON THE DATE OF GRANT WILL CONTINUE TO EXIST OR THAT THE AWARD WILL QUALIFY AT THE TIME OF EXERCISE OR DISPOSITION THEREOF WITH ANY PARTICULAR TAX TREATMENT. THE COMPANY AND THE AFFILIATE SHALL NOT HAVE ANY LIABILITY OR OBLIGATION OF ANY NATURE IN THE EVENT THAT AN AWARD DOES NOT QUALIFY FOR ANY PARTICULAR TAX TREATMENT, REGARDLESS WHETHER THE COMPANY COULD HAVE TAKEN ANY ACTION TO CAUSE SUCH QUALIFICATION TO BE MET AND SUCH QUALIFICATION REMAINS AT ALL TIMES AND UNDER ALL CIRCUMSTANCES AT THE RISK OF THE PARTICIPANT. THE COMPANY DOES NOT UNDERTAKE OR ASSUME ANY LIABILITY TO CONTEST A DETERMINATION OR INTERPRETATION (WHETHER WRITTEN OR UNWRITTEN) OF ANY TAX AUTHORITY, INCLUDING IN RESPECT OF THE QUALIFICATION UNDER ANY PARTICULAR TAX REGIME OR RULES APPLYING TO PARTICULAR TAX TREATMENT. IF THE AWARDS DO NOT QUALIFY UNDER ANY PARTICULAR TAX TREATMENT IT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO THE PARTICIPANT.

5.5. The Company or the Affiliate may take such action as it may deem necessary or appropriate, in its discretion, for the purpose of or in connection with withholding of any taxes and compulsory payments which the Trustee, the Company or the Affiliate is required by any Applicable Law to withhold in connection with any Awards (collectively, “Withholding Obligations”). Such actions may include (i) requiring Participants to remit to the Company in cash an amount sufficient to satisfy such Withholding Obligations and any other taxes and compulsory payments, payable by the Company in connection with the Award or the exercise or (if applicable) vesting thereof; (ii) subject to Applicable Law, allowing the Participants to provide shares of Common Stock, in an amount that at such time, reflects a value that the Committee determines to be sufficient to satisfy such Withholding Obligations; (iii) withholding shares of

Annex C-17

Common Stock otherwise issuable upon the exercise of an Award at a value which is determined by the Committee to be sufficient to satisfy such Withholding Obligations; or (iv) any combination of the foregoing. The Company shall not be obligated to allow the exercise of any Award by or on behalf of a Participant until all tax consequences arising from the exercise of such Award are resolved in a manner acceptable to the Company.

5.6. Each Participant shall notify the Company in writing promptly and in any event within ten (10) days after the date on which such Participant first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Awards granted or received hereunder or shares of Common Stock issued thereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, a Participant shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

5.7. With respect to 102 Non-Trustee Awards, if the Participant ceases to be employed by the Company or any Affiliate, the Participant shall extend to the Company and/or the Affiliate with whom the Participant is employed a security or guarantee for the payment of taxes due at the time of sale of shares of Common Stock, all in accordance with the provisions of Section 102 and the Rules.

6.      RIGHTS AND OBLIGATIONS AS A STOCKHOLDER

6.1. A Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by an Award until the Participant exercises the Award, pays the exercise price therefor and becomes the record holder of the subject shares of Common Stock. In the case of 102 Awards or 3(9) Awards (if such Awards are being held by a Trustee), the Trustee shall have no rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Award until the Trustee becomes the record holder for such Common Stock for the Participant’s benefit, and the Participant shall not be deemed to be a stockholder and shall have no rights as a stockholder of the Company with respect to the shares of Common Stock covered by the Award until the date of the release of such shares of Common Stock from the Trustee to the Participant and the transfer of record ownership of such shares of Common Stock to the Participant (provided however that the Participant shall be entitled to receive from the Trustee any cash dividend or distribution made on account of the shares of Common Stock held by the Trustee for such Participant’s benefit, subject to any tax withholding and compulsory payment). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date on which the Participant or Trustee (as applicable) becomes the record holder of the shares of Common Stock covered by an Award, except as provided in the Plan.

6.2. With respect to shares of Common Stock issued upon the exercise or (if applicable) vesting of Awards hereunder, any and all voting rights attached to such Common Stock shall be subject to the provisions of the Plan, and the Participant shall be entitled to receive dividends distributed with respect to such shares of Common Stock, subject to the provisions of the Company’s Certificate of Incorporation and By-laws, as amended from time to time, and subject to any Applicable Law (after deduction of all applicable tax payments).

7.      GOVERNING LAW

7.1. This Appendix shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without reference to conflicts of law principles, except that applicable Israeli laws, rules and regulations (as amended) shall apply to any mandatory tax matters arising hereunder.

****

Annex C-18

ANNEX D

OPINION OF H.C. WAINWRIGHT & CO., LLC

March 5, 2024

Board of Directors
BiomX, Inc.
22 Einstein St., Floor 4
Ness Ziona 7414003
Israel

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to BiomX, Inc., a Delaware corporation (“Parent”), of the Merger Consideration (as defined below) to be paid by Parent pursuant to the proposed Agreement and Plan of Merger (the “Agreement”) to be entered into among Parent, BTX Merger Sub I, Inc., a Delaware corporation (“First Merger Sub”), BTX Merger Sub II, Inc., a Delaware corporation (“Second Merger Sub”), and Adaptive Phage Therapeutics, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein have the respective meanings ascribed thereto in the March 2, 2024 draft of the Agreement provided to us by Parent (the “Draft Agreement”).

As more specifically set forth in the Agreement, and subject to the terms, conditions and adjustments set forth therein, the Agreement provides for (i) the merger of First Merger Sub with and into the Company (the “First Merger”) with the Company being the surviving corporation of the First Merger and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Company will merge with and into the Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Merger”), with Second Merger Sub being the surviving corporation of the Second Merger.

The aggregate merger consideration (the “Merger Consideration”) to be paid by Parent for all of the outstanding shares of Company Capital Stock at the Closing (other than Dissenting Shares and other than shares of Company Common Stock held as treasury stock or held or owned by the Company or any wholly owned Subsidiary of the Company immediately prior to the First Effective Time which shall be canceled and retired and shall cease to exist) and amounts reserved for Company Options will be (a) 9,164,967 shares of Parent Common Stock (the “Parent Common Stock Payment Shares”), subject to the Parent Common Stock Consideration Cap, (b) in the event that the issuance of the Parent Common Stock Payment Shares to any Company Stockholder would exceed the Parent Common Stock Consideration Cap, Parent will issue to such Company Stockholders shares of Parent Common Stock up to the Parent Common Stock Consideration Cap and any remaining balance to such Company Stockholders in the form of up to 40,471 shares of Parent Convertible Preferred Stock (the “Parent Preferred Stock Payment Shares”) and (c) an aggregate of 2,166,497 Parent Warrants. Each Parent Preferred Stock Payment Shares will be convertible into 1,000 shares of Parent Common Stock subject to receipt of the stockholder approval for the Preferred Stock Conversion Proposal. The Merger Consideration will be allocated among the stockholders of the Company as set forth in an Allocation Certificate to be attached to the Agreement.

Substantially concurrent with the First Effective Time, the Convertible Notes will be converted into Company Capital Stock as set forth in the Allocation Certificate (the “Convertible Note Conversion”) and following the Convertible Note Conversion, the Company Capital Stock issued upon the conversion of the Convertible Notes will be entitled to receive the Merger Consideration.

The Draft Agreement provides that concurrently with the execution and delivery of the Agreement, Parent will enter into a Securities Purchase Agreement with certain investors pursuant to which it will sell in a private placement shares of Parent Convertible Preferred Stock and Warrants (as defined in the Securities Purchase Agreement) for aggregate proceeds of no less than $50 million (the “Concurrent Investment Amount”). Receipt of the Concurrent Investment Amount is a condition precedent to the obligations of Parent and the Company to consummate the Merger. However, Parent has advised us that the Concurrent Investment Amount will be reduced to $48 million in the final Agreement.

For purposes of this opinion, with your approval, we have assumed that the Parent Financing is consummated in accordance with its terms and that Parent receives aggregate proceeds of $48 million pursuant thereto and that the Preferred Stock Conversion Proposal will be approved.

Annex D-1

Further, for purposes of this opinion, with your approval and without independent verification (and we have not assumed responsibility or liability for any independent verification of such information), we have assumed that: (i) 49.6 million shares of Parent Common Stock will be issued in the Merger and the Parent Financing (assuming approval of the Preferred Stock Conversion Proposal and assuming no applicable Beneficial Ownership Limitation); (ii) the holders of the outstanding Parent Common Stock immediately prior to the Merger will own 17.9% of the outstanding equity of Parent on a fully diluted basis immediately following the Closing and after giving effect to the Parent Financing and the Convertible Note Conversion; (iii) the holders of the outstanding Company Common Stock immediately prior to the Merger (including the holders of the Convertible Notes) will own 14.6% of the outstanding equity of Parent on a fully diluted basis immediately following the Closing and after giving effect to the Parent Financing and the Convertible Note Conversion; and (iii) the investors in the Parent Financing will own 67.5% of the outstanding equity of Parent on a fully diluted basis immediately following the Closing and after giving effect to the Parent Financing and the Convertible Note Conversion.

In connection with our review of the proposed Merger, and in arriving at our opinion, we have reviewed: (i) the financial terms of the Merger described in the Draft Agreement; (ii) financial forecasts, relating to the business, earnings, assets, liabilities, cash flow, and prospects of the Parent, the Company and the combined company furnished to us, and prepared by, Parent’s management for purposes of our analysis; (iii) relevant market sizing projections for the assets and liabilities that will be acquired by Parent; (iv) management of Parent’s assessment of the strategic rationale for, and the potential benefits of, the Merger; (v) the past and current operations and financial condition and future prospects of Parent; (vi) the reporting price and trading activity for Parent’s common stock; (vii) certain publicly available information, including, but not limited to, Parent’s recent filings with the Securities and Exchange Commission and the financial statements set forth therein; (viii) the financial terms, to the extent publicly available, of certain acquisition and financing transactions that we deemed to be relevant; and (ix) such other analyses and such other factors as we deemed relevant or appropriate for the purpose of rendering our opinion.

We have assumed and relied upon, without verifying independently, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by or for us for purposes of preparing this opinion (and we have not assumed responsibility or liability for any independent verification of such information). We have further assumed that the financial information provided has been prepared by the management of Parent on a reasonable basis in accordance with industry practice, and that the management of Parent is not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that the management of Parent prepared reasonably the financial forecasts, estimates and other forward-looking information reviewed by us, based on assumptions reflecting its best currently available estimates and good faith judgments as to the expected future results of operations and financial condition of Parent and the combined company, respectively. We express no view as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based.

In connection with our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us. Our opinion does not address any legal, regulatory, tax or accounting matters.

In arriving at our opinion, we have assumed that the executed Agreement will be in all material respects identical to the Draft Agreement reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties set forth in the Agreement and all related documents and instruments that are referred to therein are true and correct, (ii) each party to the Agreement will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Agreement without amendments thereto, and (iv) all conditions to the consummation of the Merger, including completion of the Parent Financing and the Convertible Note Conversion, will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Merger, the Parent Financing and the Convertible Note Conversion will be obtained in a manner that will not adversely affect Parent.

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of Parent or the Company, and have not been furnished or provided with any such appraisals or valuations. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which

Annex D-2

Parent, the Company or any of their respective affiliates is a party or may be subject, and at your direction and with your consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the value of the shares of Parent Common Stock to be issued in the Merger or the prices at which shares of Parent Common Stock may trade following announcement of the Merger or at any future time, nor are we expressing any opinion regarding the fairness, from a financial point of view, to Parent of the Parent Financing. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

We have been engaged by Parent to render this opinion. We will receive a fee in the amount of $250,000 for the provision of this opinion, which fee is not contingent on the successful completion of the Merger. Parent has also agreed to reimburse us for our expenses and to indemnify us against certain liabilities and to reimburse us for certain expenses in connection with our services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Parent and the Company, and, accordingly, may at any time hold a long or a short position in such securities. Except as described below, we have not had a material relationship with, nor otherwise received fees from, Parent or the Company during the two years preceding the date hereof. On December 7, 2023, we entered into an At the Market Offering Agreement with Parent (“Offering Agreement”) pursuant to which we agreed to act as Parent’s exclusive sales agent for the sale of up to $7.5 million of Parent Common Stock. Pursuant to the terms of the Offering Agreement, we are entitled to a placement fee of 3.0% of the gross sales price of the shares sold pursuant to the Offering Agreement and to the reimbursement of certain expenses. As of the date of this opinion, we have received less than $1,000 fees under the Offering Agreement and have received $50,000 in expense reimbursement. In the future, we may provide financial advisory and investment banking services to Parent, the Company or their respective affiliates for which we would expect to receive compensation.

Consistent with applicable legal and regulatory requirements, H.C. Wainwright & Co., LLC has adopted policies and procedures to establish and maintain the independence of our research departments and personnel. As a result, H.C. Wainwright & Co., LLC’s research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to Parent, the Company and/or the Merger that differ from the views of its investment banking personnel.

This opinion has been prepared for the information of the Board of Directors of Parent for its use in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any stockholder of Parent as to how such stockholder should vote on any matter relating to the Merger or any other matter. This opinion shall not be disclosed, referred to or published (in whole or in part), nor shall any public references to us be made, without H.C. Wainwright & Co., LLC’s prior written approval. This opinion has been approved for issuance by the H.C. Wainwright & Co., LLC Fairness Opinion Committee.

This opinion addresses only the fairness, from a financial point of view, to Parent of the proposed Merger Consideration and does not address the relative merits of the Merger or any alternatives to the Merger, Parent’s underlying decision to proceed with or effect the Merger, or any other aspect of the Merger. This opinion does not address the fairness of the Merger to the holders of any class of securities, creditors or other constituencies of Parent. We are not experts in, nor do we express an opinion on, legal, tax, accounting or regulatory issues. We do not express an opinion about the fairness of the amount or nature of any compensation payable or to be paid to any of the officers, directors or employees of Parent, whether or not relative to the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair from a financial point of view to Parent.

Sincerely,

/s/ H.C. Wainwright & Co., LLC
H.C. Wainwright & Co., LLC

Annex D-3

ANNEX E

AGREEMENT AND PLAN OF MERGER

by and among

BiomX Inc.,
a Delaware corporation;

BTX Merger Sub I, Inc.,
a Delaware corporation;

BTX Merger Sub II, LLC,
a Delaware limited liability company;

and

Adaptive Phage Therapeutics, Inc.,
a Delaware corporation

Dated as of March 6, 2024

Annex E-i

Annex E-ii

Annex E-iii

Exhibits:

Exhibit A Definitions
Exhibit B Form of Lock-Up Agreement
Exhibit C Form of Certificate of Designation
Exhibit D Form of Parent Support Agreement
Exhibit E Form of Parent Warrant
Exhibit F Form of Parent Indemnification Agreement
Exhibit G Allocation Certificate

Annex E-iv

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of March 6, 2024, by and among BIOMX INC., a Delaware corporation (“Parent”), BTX MERGER SUB I, INC., a Delaware corporation and direct wholly-owned subsidiary of Parent (“First Merger Sub”), BTX MERGER SUB II, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of Parent (“Second Merger Sub” and together with First Merger Sub, “Merger Subs”), and ADAPTIVE PHAGE THERAPEUTICS, INC., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

WHEREAS, Parent and the Company desire to enter into a business combination as contemplated by this Agreement.

WHEREAS, Parent and the Company intend to effect a merger of First Merger Sub with and into the Company (the “First Merger”) in accordance with this Agreement and the DGCL. Upon consummation of the First Merger, First Merger Sub will cease to exist and the Company will become a wholly-owned subsidiary of Parent.

WHEREAS, immediately following the First Merger and as part of the same overall transaction as the First Merger, the Company will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Merger”), with Second Merger Sub being the surviving entity of the Second Merger.

WHEREAS, the Parties intend that, (i) the First Merger and the Second Merger, taken together, will constitute an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, and (ii) this Agreement will constitute, and is hereby adopted as, a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

WHEREAS, the Parent Board has (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of Parent and its stockholders, (ii) approved and declared advisable this Agreement and the Contemplated Transactions, including the issuance of the Parent Common Stock Payment Shares, the Parent Preferred Stock Payment Shares and Warrant Consideration to the stockholders of the Company pursuant to the terms of this Agreement, and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of the Parent vote to approve the Parent Stockholder Matters at the Parent Stockholders’ Meeting to be convened following the Closing.

WHEREAS, the First Merger Sub Board has (i) determined that the Contemplated Transactions are fair to, advisable, and in the best interests of First Merger Sub and its sole stockholder, (ii) approved and declared advisable this Agreement and the Contemplated Transactions, and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholder of First Merger Sub votes to adopt this Agreement and thereby approve the Contemplated Transactions.

WHEREAS, the sole member of the Second Merger Sub has (i) determined that the Contemplated Transactions are fair to, advisable, and in the best interests of Second Merger Sub and its sole member, (ii) approved and declared advisable this Agreement and the Contemplated Transactions and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the sole member of Second Merger Sub votes to adopt this Agreement and thereby approve the Contemplated Transactions.

WHEREAS, the Company Board has (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Contemplated Transactions and (iii) recommended, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of the Company vote to approve the Company Stockholder Matters (the “Board Approval”).

WHEREAS, subsequent to the Board Approval, and immediately following the execution and delivery of this Agreement, the requisite Company stockholders by written consent and in accordance with the Company’s certificate of incorporation, the Company’s bylaws and the DGCL shall have (i) approved and adopted this Agreement and the Contemplated Transactions, (ii) acknowledged that the approval given thereby is irrevocable and that such stockholder is aware of its rights to demand appraisal for its shares pursuant to Section 262 of the DGCL, a true and correct copy of which was attached thereto, and that such stockholder has received and read a copy of Section 262 of the DGCL,

Annex E-1

and (iii) acknowledged that by its approval of the Merger it is not entitled to appraisal rights with respect to its shares in connection with the Merger and thereby waives any rights to receive payment of the fair value of its capital stock under the DGCL (such matters, the “Company Stockholder Matters” and the consent, the “Stockholder Written Consent”), and the Stockholder Written Consent is to become effective by its terms immediately following the execution of this Agreement by the parties hereto.

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to each of Parent and the Company’s willingness to enter into this Agreement, all of the directors, all of the officers and the stockholders of Parent listed in Section A-1 of the Parent Disclosure Schedule (solely in their capacity as stockholders of Parent) (the “Parent Signatories”) and all of the directors, all of the officers and the stockholders of the Company listed in Section A of the Company Disclosure Schedule (the “Company Signatories”) (solely in their capacity as stockholders of the Company) are executing lock-up agreements in substantially the form attached as Exhibit B (each, a “Lock-Up Agreement”).

WHEREAS, concurrently with the execution and delivery of this Agreement, certain investors have executed a Securities Purchase Agreement among Parent and the Persons named therein (representing an aggregate commitment no less than the Concurrent Investment Amount), pursuant to which such Persons will have agreed to purchase the number of shares of Parent Convertible Preferred Stock and Warrants (as defined in the Securities Purchase Agreement) set forth therein concurrently with the Closing in connection with the Parent Financing (the “Securities Purchase Agreement”).

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Company’s willingness to enter into this Agreement, certain stockholders set forth on Section A-2 of the Parent Disclosure Schedule (solely in their capacity as stockholders) are executing support agreements in favor of the Company in substantially the form attached hereto as Exhibit D (each, a “Parent Support Agreement”), pursuant to which such Persons have, subject to the terms and conditions set forth therein, agreed to vote all of their shares of capital stock of Parent in favor of the Parent Stockholder Matters.

WHEREAS, immediately following the execution and delivery of this Agreement, but prior to the filing of the Certificate of Merger, Parent will file the Certificate of Designation with the office of the Secretary of State of the State of Delaware.

AGREEMENT

The Parties, intending to be legally bound, agree as follows:

ARTICLE I

DESCRIPTION OF TRANSACTION

Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the First Effective Time, First Merger Sub shall be merged with and into the Company, and the separate existence of First Merger Sub shall cease. As a result of the First Merger, the Company will continue as the surviving corporation in the First Merger (the “First Step Surviving Corporation”). Upon the terms and subject to the conditions set forth in this Agreement, at the Second Effective Time, the First Step Surviving Corporation will merge with and into Second Merger Sub, and the separate existence of the First Step Surviving Corporation shall cease. As a result of the Second Merger, Second Merger Sub will continue as the surviving entity in the Second Merger (the “Surviving Entity”).

Section 1.2 Effects of the Merger. At and after the First Effective Time, the First Merger shall have the effects set forth in this Agreement, the First Certificate of Merger and in the applicable provisions of the DGCL. As a result of the First Merger, the First Step Surviving Corporation will become a wholly-owned subsidiary of Parent. At and after the Second Effective Time, the Second Merger shall have the effects set forth in this Agreement, the Second Certificate of Merger and in the applicable provisions of the DGCL and the DLLCA.

Section 1.3 Closing; First Effective Time; Second Effective Time. The consummation of the Merger (the “Closing”) shall take place electronically the first Business Day following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Articles VI, VII, and VIII, or at such other time, date and place as Parent and the Company may mutually agree in writing, but in any event no earlier than March 12, 2024. The date on which the Closing actually takes place is referred to as the “Closing Date.” At the Closing, (i) the Parties shall cause the First

Annex E-2

Merger to be consummated by executing and filing with the Secretary of State of the State of Delaware a certificate of merger with respect to the First Merger, satisfying the applicable requirements of the DGCL and in form and substance to be agreed upon by the Parties (the “First Certificate of Merger”) and (ii) the Parties shall cause the Second Merger to be consummated by executing and filing with the Secretary of State of the State of Delaware a certificate of merger with respect to the Second Merger, satisfying the applicable requirements of the DGCL and the DLLCA and in form and substance to be agreed upon by the Parties (the “Second Certificate of Merger” and together with the First Certificate of Merger, the “Certificates of Merger”). The First Merger shall become effective at the time of the filing of such First Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such First Certificate of Merger with the consent of Parent and the Company (the time as of which the First Merger becomes effective being referred to as the “First Effective Time”). The Second Merger shall become effective at the time of the filing of such Second Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such Second Certificate of Merger with the consent of Parent and the Company (the time as of which the Second Merger becomes effective being referred to as the “Second Effective Time”).

Section 1.4 Certificate of Designation; Certificate of Incorporation and Bylaws; Directors and Officers.

(a) Prior to the First Effective Time, Parent will file the Certificate of Designation with the office of the Secretary of State of the State of Delaware.

(b) At the First Effective Time:

(i) the certificate of incorporation of the First Step Surviving Corporation shall be amended and restated as set forth in an exhibit to the First Certificate of Merger, until thereafter amended as provided by the DGCL and such certificate of incorporation;

(ii) the bylaws of the First Step Surviving Corporation shall be amended and restated in their entirety to read identically to the bylaws of the Company as in effect immediately prior to the First Effective Time, until thereafter amended as provided by the DGCL and such bylaws; and

(iii) the directors and officers of the First Step Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the First Step Surviving Corporation, shall be such persons as shall be mutually agreed upon by Parent and the Company.

(c) At the Second Effective Time:

(i) the certificate of formation of the Surviving Entity shall be the certificate of formation of Second Merger Sub as in effect immediately prior to the Second Effective Time, until thereafter amended as provided by the DLLCA and such certificate of formation; provided, however, that at the Second Effective Time (as part of the Second Certificate of Merger), the certificate of formation shall be amended to (A) change the name of the Surviving Entity to “Adaptive Phage Therapeutics, LLC,” and (B) comply with Section 5.5;

(ii) the limited liability company agreement of the Surviving Entity shall be amended and restated in its entirety to read identically to the limited liability company agreement of Second Merger Sub as in effect immediately prior to the Second Effective Time, until thereafter amended as provided by the DLLCA and such limited liability company agreement; provided, however, that following the Second Effective Time (but as soon thereafter as practicable), the limited liability company agreement shall be amended to (A) comply with Section 5.5 and (B) change the name of the Surviving Entity to “Adaptive Phage Therapeutics, LLC”; and

(iii) the managers and officers of the Surviving Entity, each to hold office in accordance with the certificate of formation and limited liability company agreement of the Surviving Entity, shall be such persons as shall be mutually agreed upon by Parent and the Company.

Section 1.5 Merger Consideration; Effect of Merger on Company Capital Stock. The aggregate merger consideration (the “Merger Consideration”) to be paid by Parent for all of the outstanding shares of Company Capital Stock at the Closing shall be (a) 9,164,967 shares of Parent Common Stock (“Parent Common Stock Payment Shares”), which shares shall represent a number of shares equal to no more than 19.9% of the outstanding shares of Parent Common Stock as of immediately before the First Effective Time (the “Parent Common Stock Consideration Cap”), (b) in the

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event the aggregate number of shares of Parent Common Stock Payment Shares issued to any Company stockholder at Closing would result in the issuance of shares of Parent Common Stock in an amount in excess of the Parent Common Stock Consideration Cap, Parent shall issue to such Company stockholders shares of Parent Common Stock up to the Parent Common Stock Consideration Cap and shall issue the remaining balance to such stockholders in Parent Convertible Preferred Stock (“Parent Preferred Stock Payment Shares”), which shall be a total of 40,471 shares of Parent Convertible Preferred Stock and (c) an aggregate of 2,166,497 Parent Warrants (the “Warrant Consideration”). Each Parent Preferred Stock Payment Share shall be convertible into 1,000 shares of Parent Common Stock, subject to and contingent upon the affirmative vote of a majority of the shares present in person or represented by proxy at the Parent Stockholders’ Meeting and entitled to vote at a meeting of stockholders of Parent to approve, for purposes of the NYSE American Stock Market Rules, the issuance of shares of Parent Common Stock to the stockholders of the Company upon conversion of any and all shares of Parent Convertible Preferred Stock in accordance with the terms of the Certificate of Designation in substantially the form attached hereto as Exhibit C (the “Preferred Stock Conversion Proposal”). The Parent Common Stock Payment Shares, Parent Preferred Stock Payment Shares and Warrant Consideration shall be allocated among the stockholders of the Company as set forth on the Allocation Certificate in substantially the form attached hereto as Exhibit G.

Section 1.6 Conversion of Shares and Convertible Notes.

(a) Immediately prior to the First Effective Time, the Company will take, and will cause each holder of a Convertible Note to take, all necessary and appropriate action so that each Convertible Note is converted pursuant to the terms of such Convertible Note into Company Capital Stock immediately prior to the First Effective Time (the “Convertible Note Conversion”) as set forth on the Allocation Certificate. Following the Convertible Note Conversion, (i) each holder of a Convertible Note will be treated as a stockholder of the Company for purposes of this Agreement, and (ii) any Company Capital Stock issued as a result of the Convertible Note Conversion will be treated as described in Section 1.6(b)(ii), and (iii) the Convertible Notes will be cancelled and extinguished without any present or future right to receive any consideration.

(b) At the First Effective Time, by virtue of the First Merger and without any further action on the part of Parent, Merger Subs, the Company or any stockholder of the Company or Parent:

(i) any shares of Company Common Stock held as treasury stock or held or owned by the Company or any wholly-owned Subsidiary of the Company immediately prior to the First Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

(ii) subject to Section 1.5 and Section 1.6(c), each share of Company Capital Stock outstanding immediately prior to the First Effective Time (excluding shares to be canceled pursuant to Section 1.6(b)(i) and excluding Dissenting Shares) shall be automatically converted in accordance with the Company’s certificate of incorporation solely into the right to receive a number of Parent Common Stock Payment Shares, Parent Preferred Stock Payment Shares and/or Warrant Consideration pursuant to the Allocation Certificate.

(c) If any shares of Company Common Stock outstanding immediately prior to the First Effective Time are subject to a repurchase option or a risk of forfeiture under any applicable restricted stock purchase agreement or other similar agreement with the Company, such shares of Company Common Stock shall no longer be subject to any right of repurchase, risk of forfeiture or other such conditions.

(d) No fractional shares of Parent Common Stock and Parent Convertible Preferred Stock shall be issued in connection with the First Merger, and no certificates or scrip for any such fractional shares shall be issued and no cash shall be paid for any such fractional shares. Any fractional shares of Parent Common Stock that a holder of Company Common Stock would otherwise be entitled to receive shall be aggregated with all fractional shares of Parent Common Stock issuable to such holder or a fraction of a share of Parent Convertible Preferred Stock issuable to such holder and any remaining fractional shares shall be rounded up to the nearest whole share.

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(e) At the First Effective Time, by virtue of the First Merger and without any further action on the part of Parent, Merger Subs, the Company or any member of the Company or stockholder of Parent, each share of common stock of First Merger Sub issued and outstanding immediately prior to the First Effective Time shall be converted into and exchanged for one share of common stock of the First Step Surviving Corporation. If applicable, each stock certificate of First Merger Sub evidencing ownership of any such shares shall, as of the First Effective Time, evidence ownership of such shares of common stock of the First Step Surviving Corporation.

(f) If, between the date of this Agreement and the First Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or other like change, the Allocation Certificate shall, to the extent necessary, be equitably adjusted to reflect such change to the extent necessary to provide the holders of Company Common Stock and Parent Common Stock and Parent Convertible Preferred Stock, with the same economic effect as contemplated by this Agreement prior to such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or other like change; provided, however, that nothing herein will be construed to permit the Company or Parent to take any action with respect to Company Common Stock or Parent Common Stock or Parent Convertible Preferred Stock, respectively, that is prohibited or not expressly permitted by the terms of this Agreement.

(g) At the Second Effective Time, by virtue of the Second Merger and without any action on the part of Parent, the First Step Surviving Corporation, Second Merger Sub or their respective stockholders, each share of the First Step Surviving Corporation issued and outstanding immediately prior to the Second Effective Time shall be canceled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto.

Section 1.7 Closing of the Company’s Transfer Books. At the First Effective Time: (a) all holders of (i) certificates representing shares of Company Capital Stock and (ii) book-entry shares representing shares of Company Capital Stock (“Book-Entry Shares”), in each case, that were outstanding immediately prior to the First Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Capital Stock outstanding immediately prior to the First Effective Time. No further transfer of any such shares of Company Capital Stock shall be made on such stock transfer books after the First Effective Time. If, after the first Effective Time, a valid certificate previously representing any shares of Company Capital Stock outstanding immediately prior to the First Effective Time (a “Company Stock Certificate”) is presented to the Exchange Agent or to the Surviving Entity, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.6 and Section 1.8.

Section 1.8 Exchange of Shares.

(a) At the First Effective Time, Parent shall deposit with Continental Stock Transfer & Trust Company (the “Exchange Agent”) certificates or evidence of book-entry shares representing the Parent Common Stock, Parent Convertible Preferred Stock and Parent Warrants issuable pursuant to Section 1.6(b). The Parent Common Stock, Parent Convertible Preferred Stock and Parent Warrants so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the “Exchange Fund.”

(b) As soon as reasonably practicable after the record date on or after the First Effective Time, the Exchange Agent shall issue (i) book-entry shares representing the Parent Common Stock and Parent Convertible Preferred Stock (in a number of whole shares of Parent Common Stock and Parent Convertible Preferred Stock) and (ii) certificates representing the Parent Warrants that each holder of Company Common Stock has the right to receive pursuant to the provisions of Section 1.6(b), and each Company Stock Certificate or Book-Entry Share formerly held by each such holder shall be deemed, from and after the First Effective Time, to represent only the right to receive book-entry shares of Parent Common Stock and Parent Convertible Preferred Stock and certificates representing Parent Warrants constituting the Merger Consideration and, following issuance of such book-entry shares and certificates representing the Merger Consideration, shall be canceled. The Merger Consideration and any dividends or other distributions as are payable pursuant to (d) shall be deemed to have been in full satisfaction of all rights pertaining to Company Capital Stock formerly represented by such Company Stock Certificates or Book-Entry Shares.

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(c) No dividends or other distributions declared or made with respect to Parent Common Stock or Parent Convertible Preferred Stock with a record date on or after the First Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate or Book-Entry Shares with respect to the shares of Parent Common Stock and/or Parent Convertible Preferred Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate or transfers such Book-Entry Shares or provides an affidavit of loss or destruction in lieu thereof in accordance with this Section 1.8 (at which time such holder shall be entitled, subject to the effect of applicable abandoned property, escheat or similar Laws, to receive all such dividends and distributions, without interest).

(d) Any portion of the Exchange Fund that remains unclaimed by holders of shares of Company Capital Stock as of the date that is one year after the Closing Date shall be delivered to Parent upon demand, and any holders of Company Stock Certificates or Book-Entry Shares who have not theretofore surrendered their Company Stock Certificates or transferred their Book-Entry Shares in accordance with this Section 1.8 shall thereafter look only to Parent as general creditors for satisfaction of their claims for Parent Common Stock and Parent Convertible Preferred Stock and any dividends or distributions with respect to shares of Parent Common Stock and Parent Convertible Preferred Stock.

(e) No Party shall be liable to any holder of any shares of Company Capital Stock or to any other Person with respect to any shares of Parent Common Stock or Parent Convertible Preferred Stock (or dividends or distributions with respect thereto), Parent Warrants or for any cash amounts delivered to any public official pursuant to any applicable abandoned property Law, escheat Law or similar Law. Any portion of the Exchange Fund that remains unclaimed by holders of shares of Company Capital Stock as of the date that is two years after the Closing Date (or immediately prior to such earlier date on which the related Exchange Funds (and all dividends or other distributions in respect thereof) would otherwise escheat to or become the property of any Governmental Body) shall, to the extent permitted by applicable Law, become the property of the Surviving Entity, free and clear of all claims or interest of any Person previously entitled thereto.

Section 1.9 Appraisal Rights.

(a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Capital Stock that are outstanding immediately prior to the First Effective Time and which are held by stockholders who have exercised and perfected appraisal rights for such shares of Company Capital Stock in accordance with the DGCL (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive the Merger Consideration described in Section 1.5 attributable to such Dissenting Shares. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Capital Stock held by them in accordance with the DGCL, unless and until such stockholders fail to perfect or effectively withdraw or otherwise lose their appraisal rights under the DGCL. All Dissenting Shares held by stockholders who shall have failed to perfect or shall have effectively withdrawn or lost their right to appraisal of such shares of Company Capital Stock under the DGCL (whether occurring before, at or after the First Effective Time) shall thereupon be deemed to be converted into and to have become exchangeable for, as of the First Effective Time, the right to receive its applicable portion of the Merger Consideration, without interest, attributable to such Dissenting Shares upon their surrender in the manner provided in Sections 1.6 and 1.8.

(b) The Company shall give Parent prompt written notice of any demands by dissenting stockholders received by the Company, withdrawals of such demands and any other instruments served on the Company and any material correspondence received by the Company in connection with such demands, and the Company shall have the right to direct all negotiations and proceedings with respect to such demands; provided that the Parent shall have the right to participate in such negotiations and proceedings. Neither the Parent nor the Company shall, except with the other party’s prior written consent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands, or approve any withdrawal of any such demands or agree to do any of the foregoing.

Section 1.10 Company Options.

(a) At the First Effective Time, each Company Option that is outstanding and unexercised immediately prior to the First Effective Time under the Company Plan, whether or not vested, shall, automatically and without any required action on the part of the holder thereof, be cancelled and forfeited for no consideration in accordance with Section 12(c) of the Company Plan.

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(b) The Company Plan shall terminate as of the Closing. Following the Closing, no participant in the Company Plan, or other plans, programs or arrangements shall have any right thereunder to acquire any securities of the Company or any Subsidiary thereof. The Company shall take all actions that may be necessary to effectuate the provisions of this Section 1.10.

Section 1.11 Further Action. If, at any time after the First Effective Time, any further action is determined by the Surviving Entity to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Entity with full right, title and possession of and to all rights and property of the Company, then the officers and directors of the Surviving Entity shall be fully authorized, and shall use their and its reasonable best efforts (in the name of the Company, in the name of Merger Subs, in the name of the Surviving Entity and otherwise) to take such action.

Section 1.12 Withholding. The Parties and the Exchange Agent (each, a “Withholding Agent”) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Capital Stock or any other Person such amounts as such Party or the Exchange Agent is required to deduct and withhold under the Code or any other Law with respect to the making of such payment; provided, however, that if a Withholding Agent determines that any payment to any stockholder of the Company hereunder is subject to deduction and/or withholding then, except with respect to any compensatory payments or as a result of a failure to deliver the certificate described in Section 7.2, such Withholding Agent shall (a) provide notice to such stockholders as soon as reasonably practicable after such determination (and no later than three (3) Business Days prior to undertaking such deduction and/or withholding) and (b) use commercially reasonable efforts to cooperate with such stockholder prior to Closing to reduce or eliminate any such deduction and/or withholding. To the extent that amounts are so withheld and paid over to the appropriate Governmental Body, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to Section 10.13(h), except as set forth in the disclosure schedule delivered by the Company to Parent (the “Company Disclosure Schedule”), the Company represents and warrants to Parent and Merger Subs as follows:

Section 2.1 Due Organization; Subsidiaries.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used; and (iii) to perform its obligations under all Contracts by which it is bound.

(b) The Company is duly licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the Laws of all jurisdictions where the nature of its business requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not be reasonably expected to have a Company Material Adverse Effect.

(c) Except for the Entities identified in Section 2.1(c) of the Company Disclosure Schedule, the Company has no Subsidiaries and neither the Company nor any of the Entities identified in Section 2.1(c) of the Company Disclosure Schedule owns any capital stock of, or any equity, ownership or profit-sharing interest of any nature in, or controls directly or indirectly, any other Entity other than the Entities identified in Section 2.1(c) of the Company Disclosure Schedule.

(d) Neither the Company nor its Subsidiary is or has otherwise been, directly or indirectly, a party to, member of or participant in any partnership, joint venture or similar business entity. Neither the Company nor its Subsidiary has agreed or is obligated to make, nor is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Neither the Company nor its Subsidiary has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

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Section 2.2 Organizational Documents. The Company has made available to Parent accurate and complete copies of the Organizational Documents of the Company and its Subsidiary in effect as of the date of this Agreement. Neither the Company nor its Subsidiary is in breach or violation of its respective Organizational Documents.

Section 2.3 Authority; Binding Nature of Agreement.

(a) The Company has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to receipt of the Required Company Stockholder Vote, to consummate the Contemplated Transactions. The Company Board (at meetings duly called and held or by unanimous written consent) has (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of the Company and its stockholders, (ii) authorized, approved and declared advisable this Agreement and the Contemplated Transactions and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of the Company vote in favor of the Company Stockholder Matters.

(b) This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Subs, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

Section 2.4 Vote Required. The affirmative vote (or written consent) of (a) the holders of a majority of the outstanding shares of the Company Capital Stock, voting as a single class on an as converted to Company Common Stock basis, (b) the majority of the outstanding shares of the Company Series B-1 Preferred Stock, which majority must include the Largest Lead Investor and (c) the majority of the outstanding shares of the Company Series B Preferred Stock, which majority must include the Largest Lead Investor (the “Required Company Stockholder Vote”), are the only vote (or written consent) of the holders of any class or series of Company Capital Stock necessary to adopt and approve this Agreement and approve the Contemplated Transactions. The Stockholder Written Consent became effective upon the execution of this Agreement by the parties hereto and provided the Required Company Stockholder Vote. No other corporate proceedings by the Company are necessary to authorize this Agreement or to consummate the Contemplated Transactions.

Section 2.5 Non-Contravention; Consents. Subject to obtaining the Required Company Stockholder Vote, the filing of the Certificates of Merger required by the DGCL and the DLLCA, and the filing of the Certificate of Designation, neither (x) the execution, delivery or performance of this Agreement by the Company, nor (y) the consummation of the Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of any of the provisions of the Company’s Organizational Documents;

(b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Law or any order, writ, injunction, judgment or decree to which the Company or its Subsidiary, or any of the assets owned or used by the Company or its Subsidiary, is subject, except as would not reasonably be expected to be material to the Company or its business;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company, except as would not reasonably be expected to be material to the Company or its business;

(d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any Company Material Contract; (ii) any material payment, rebate, chargeback, penalty or change in delivery schedule under any Company Material Contract; (iii) accelerate the maturity or performance of any Company Material Contract; or (iv) cancel, terminate or modify any term of any Company Material Contract, except in the case of any non-material breach, default, penalty or modification; or

(e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company (except for Permitted Encumbrances).

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Except for (i) any Consent set forth in Section 2.5 of the Company Disclosure Schedule under any Company Contract, (ii) the Required Company Stockholder Vote, (iii) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL an DLLCA, (iv) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware pursuant to the DGCL and (v) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities Laws, neither the Company nor its Subsidiary is required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (A) the execution, delivery or performance of this Agreement, or (B) the consummation of the Contemplated Transactions. The Company Board has taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement, the Lock-Up Agreements and to the consummation of the Contemplated Transactions. No other state takeover statute or similar Law applies or purports to apply to the Merger, this Agreement, the Lock-Up Agreements or any of the other Contemplated Transactions.

Section 2.6 Capitalization.

(a) The authorized Company Capital Stock as of the date of this Agreement consists of (i) 186,304,376 shares of Company Common Stock, par value $0.0001 per share, of which 9,461,476 shares have been issued and are outstanding as of the date of this Agreement, and (ii) 144,698,418 shares of Preferred Stock, par value $0.0001 per share (the “Company Preferred Stock”), of which 2,217,000 shares have been designated ‘Series AA Preferred Stock’ all of which have been issued and are outstanding as of the date of this Agreement, 42,481,418 shares have been designated ‘Series B Preferred Stock’ all of which have been issued and are outstanding as of the date of this Agreement and 100,000,000 shares have been designated ‘Series B-1 Preferred Stock’, of which 39,999,998 shares have been issued and are outstanding as of the date of this Agreement. The Company does not hold any shares of its capital stock in its treasury. Section 2.6(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, each record holder of issued and outstanding Company Capital Stock and the number and type of shares of Company Capital Stock held by such holder.

(b) All of the outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the Investor Agreements, none of the outstanding shares of Company Capital Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right and none of the outstanding shares of Company Capital Stock is subject to any right of first refusal in favor of the Company. Except as contemplated herein or as set forth in the Investor Agreements, there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Capital Stock. The Company is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Capital Stock or other securities. Section 2.6(b) of the Company Disclosure Schedule accurately and completely lists all repurchase rights held by the Company with respect to shares of Company Capital Stock (including shares issued pursuant to the exercise of stock options) and specifies which of those repurchase rights are currently exercisable and whether the holder of such shares of Company Capital Stock timely filed an election with the relevant Governmental Bodies under Section 83(b) of the Code with respect to such shares. Each share of Company Preferred Stock is convertible into one share of Company Common Stock.

(c) Except for the Company’s 2017 Equity Incentive Plan (the “Company Plan”), the Company does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person. As of the date of this Agreement, the Company has reserved 16,556,087 shares of Company Common Stock for issuance under the Company Plan, of which 4,053,767 shares have been issued and are currently outstanding, 461,476 shares have been reserved for issuance upon exercise of Company Options previously granted and currently outstanding under the Company Plan, and 12,040,844 shares of Company Common Stock remain available for future issuance of awards pursuant to the Company Plan. Section 2.6(c) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the name of the optionee; (ii) the number of shares of Company Common Stock subject to such Company Option at the time of grant; (iii) the number of shares of Company Common Stock subject to such Company Option as of the date of this

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Agreement; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the applicable vesting schedule, including the number of vested and unvested shares as of the date of this Agreement and any acceleration provisions; (vii) the date on which such Company Option expires; (viii) whether such Company Option is intended to constitute an “incentive stock option” (as defined in the Code) or a non-qualified stock option; and (ix) whether such Company Option is “early exercisable.” The Company has made available to Parent an accurate and complete copy of the Company Plan and a form of stock option agreement that is consistent in all material respects with the stock option agreements evidencing outstanding Company Options granted thereunder.

(d) Except for Company Options set forth in Section 2.6(c) of the Company Disclosure Schedule and the Convertible Notes set forth in Section 2.6(c) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company or its Subsidiary; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company or its Subsidiary; or (iii) condition or circumstance that could be reasonably likely to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company or its Subsidiary. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company or its Subsidiary.

(e) All outstanding shares of Company Common Stock, Company Preferred Stock, Company Options, and other securities of the Company have been issued and granted in material compliance with (i) the Organizational Documents of the Company in effect as of the relevant time and all applicable securities Laws and other applicable Law, and (ii) all requirements set forth in applicable Contracts.

(f) All distributions, dividends, repurchases and redemptions of the Company Capital Stock or other equity interests of the Company were undertaken in material compliance with (i) the Organizational Documents of the Company in effect as of the relevant time and all applicable securities Laws and other applicable Laws, and (ii) all requirements set forth in applicable Contracts.

Section 2.7 Financial Statements.

(a) Concurrently with the execution hereof, the Company has provided to Parent true and complete copies of the Company Unaudited Interim Balance Sheet, together with the unaudited statements of operations and cash flows of the Company for the period reflected in the Company Unaudited Interim Balance Sheet, as well as the audited financial statements for the periods ending December 31, 2021 and December 31, 2022 (the “Company Financials”). The Company Financials were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments, none of which is material) and fairly present, in all material respects, the financial position and operating results of the Company as of the dates and for the periods indicated therein.

(b) The Company maintains accurate books and records reflecting its assets and liabilities and maintains a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company in accordance with GAAP and to maintain accountability of the Company’s assets; (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for the Company’s assets is compared with the existing assets at regular intervals and appropriate action is taken with respect to any differences; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented which are designed to effect the collection thereof on a current and timely basis. The Company maintains internal controls consistent with the practices of similarly situated private companies over financial reporting that provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

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(c) Section 2.7(c) of the Company Disclosure Schedule lists, and the Company has delivered to Parent accurate and complete copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K under the Exchange Act) effected by the Company or its Subsidiary since December 31, 2021.

(d) Since December 31, 2021, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer or general counsel of the Company, the Company Board or any committee thereof. Since December 31, 2021, neither the Company nor its independent auditors have identified (i) any significant deficiency or material weakness in the design or operation of the system of internal accounting controls utilized by the Company, (ii) any fraud, whether or not material, that involves the Company, the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or (iii) any claim or allegation regarding any of the foregoing.

Section 2.8 Absence of Changes. Except as set forth in Section 2.8 of the Company Disclosure Schedule, from the date of the Company Unaudited Interim Balance Sheet through the date hereof, the Company and its Subsidiary have conducted its business only in the Ordinary Course of Business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto) and there has not been any (a) Company Material Adverse Effect and (b) neither the Company nor its Subsidiary has done any of the following:

(a) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of its capital stock; or repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities (except for shares of Company Common Stock from terminated employees, directors or consultants of the Company or in connection with the payment of the exercise price and/or withholding Taxes incurred upon the exercise, settlement or vesting of any award granted under the Company Plan);

(b) except as disclosed on Section 2.8(b) of the Company Disclosure Schedule, sold, issued, granted, pledged or otherwise disposed of or encumbered or authorized any of the foregoing with respect to: (A) any capital stock or other security of the Company; (B) any option, warrant or right to acquire any capital stock or any other security, other than stock option grants to employees and service providers in the Ordinary Course of Business; or (C) any instrument convertible into or exchangeable for any capital stock or other security of the Company;

(c) except as required to give effect to anything in contemplation of the Closing, amended any of its Organizational Documents, or effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the Contemplated Transactions;

(d) formed any Subsidiary or acquired any equity interest or other interest in any other Entity or entered into a joint venture with any other Entity;

(e) (i) lent money to any Person (except for the advance of reasonable business expenses to employees, directors and consultants in the Ordinary Course of Business), (ii) incurred or guaranteed any indebtedness for borrowed money, or (iii) guaranteed any debt securities of others;

(f) other than as required by applicable Law or the terms of any Company Benefit Plan as in effect on the date of this Agreement and other than the Company Plan or any Company Option: (A) adopted, terminated, established or entered into any Company Benefit Plan; (B) caused or permitted any Company Benefit Plan to be amended in any material respect; (C) paid any material bonus or distributed any profit-sharing account balances or similar payment to, or increased the amount of the wages, salary, commissions, benefits or other compensation or remuneration payable to, any of its directors, officers or employees; (D) increased the severance, retention, change-of-control or similar benefits offered to any current, former or new employees, directors or individual consultants or (E) hired, terminated or gave notice of termination (other than for cause) to, any (x) officer or (y) employee whose annual base salary is or is expected to be more than $150,000 per year;

(g) entered into any collective bargaining agreement or similar agreement with any labor union or similar labor organization;

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(h) entered into any material transaction other than (A) in the Ordinary Course of Business or (B) in connection with the Contemplated Transactions;

(i) acquired any material asset or sold, leased or otherwise irrevocably disposed of any of its assets or properties, or granted any Encumbrance (other than Permitted Encumbrances) with respect to such assets or properties, except in the Ordinary Course of Business;

(j) sold, assigned, transferred, licensed, sublicensed or otherwise disposed of any material Company IP (other than pursuant to non-exclusive licenses in the Ordinary Course of Business);

(k) made, changed or revoked any material Tax election, filed any amendment making any material change to any income or other material Tax Return, settled or compromised any income or other material Tax liability, entered into any Tax allocation, sharing, indemnification or other similar agreement or arrangement (including any “closing agreement” described in Section 7121 of the Code (or any similar Law) with any Governmental Body, but excluding customary commercial Contracts entered into in the Ordinary Course of Business the principal subject matter of which is not Taxes), requested or consented to any extension or waiver of any limitation period with respect to any claim or assessment for any income or other material Taxes (other than pursuant to an extension of time to file any Tax Return granted in the Ordinary Course of Business of not more than six months), or adopted or changed any material accounting method in respect of Taxes;

(l) made any expenditures, incurred any Liabilities or discharged or satisfied any Liabilities, in each case, in amounts that exceed the aggregate amount of $100,000;

(m) other than as required by Law or GAAP, taken any action to change accounting policies or procedures;

(n) initiated or settled any Legal Proceeding; or

(o) agreed, resolved or committed to do any of the foregoing.

Section 2.9 Absence of Undisclosed Liabilities. As of the date hereof, neither the Company nor it Subsidiary has any liability, indebtedness, obligation or expense of any kind, whether accrued, absolute, contingent, matured or unmatured (whether or not required to be reflected in the financial statements in accordance with GAAP) (each a “Liability”), individually or in the aggregate, of a type required to be recorded or reflected on a balance sheet or disclosed in the footnotes thereto under GAAP, except for: (a) Liabilities disclosed, reflected or reserved against in the Company Unaudited Interim Balance Sheet; (b) Liabilities that have been incurred by the Company or it Subsidiary since the date of the Company Unaudited Interim Balance Sheet in the Ordinary Course of Business; (c) Liabilities for performance of obligations of the Company or its Subsidiary under Company Contracts in the Ordinary Course of Business; (d) Liabilities incurred in connection with the Contemplated Transactions; (e) Liabilities which would not, individually or in the aggregate, reasonably be expected to be material to the Company; and (f) Liabilities described in Section 2.9 of the Company Disclosure Schedule.

Section 2.10 Title to Assets. Each of the Company and its Subsidiary owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or tangible assets and equipment used or held for use in its business or operations or purported to be owned by it that are material to the Company or its business, including: (a) all tangible assets reflected on the Company Unaudited Interim Balance Sheet; and (b) all other tangible assets reflected in the books and records of the Company or its Subsidiary as being owned by the Company or its Subsidiary. All of such assets are owned or, in the case of leased assets, leased by the Company or its Subsidiary free and clear of any Encumbrances, other than Permitted Encumbrances.

Section 2.11 Real Property; Leasehold. Neither the Company nor its Subsidiary owns any real property. The Company has made available to Parent (a) an accurate and complete list of all real properties with respect to which the Company directly or indirectly holds a valid leasehold interest as well as any other real estate that is in the possession of, or occupied or leased by, the Company or its Subsidiary and (b) copies of all leases under which any such real property is possessed, occupied or leased (the “Company Real Estate Leases”), each of which is in full force and effect, with no existing material default thereunder by the Company or its Subsidiary, or to the Knowledge of the Company, any other party thereto. The Company’s possession, occupancy, lease, use and/or operation of each such leased property conforms to all applicable Laws in all material respects, and the Company has exclusive possession of each such leased property and leasehold interest and has not granted any occupancy rights to tenants or licensees

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with respect to such leased property or leasehold interest. In addition, each such leased property and leasehold interest is free and clear of all Encumbrances other than Permitted Encumbrances. The Company has not received any written notice from its landlords or any Governmental Body that: (i) relates to violations of building, zoning, safety or fire ordinances or regulations; (ii) claims any defect or deficiency with respect to any of such properties; or (iii) requests the performance of any repairs, alterations or other work to such properties.

Section 2.12 Intellectual Property; Privacy.

(a) Section 2.12(a) of the Company Disclosure Schedule identifies each item of material Registered IP owned in whole or in part by the Company or its Subsidiary, including, with respect to each application and registration: (i) the name of the applicant or registrant and any other co-owner, (ii) the jurisdiction of application or registration, and (iii) the application or registration number. To the Knowledge of the Company, each of the U.S. patents and patent applications included in Section 2.12(a) of the Company Disclosure Schedule properly identifies by name each and every inventor of the inventions claimed therein as determined in accordance with applicable Laws of the United States. As of the date of this Agreement, no cancellation, interference, opposition, reissue, reexamination or other proceeding of any nature (other than office actions or similar communications issued by any Governmental Body in the ordinary course of prosecution of any pending applications for registration) is pending or, to the Knowledge of the Company, threatened in writing, in which the scope, validity, enforceability or ownership of any Company IP is being or has been contested or challenged. To the Knowledge of the Company, each item of Company IP is valid and enforceable, and with respect to the material Company’s Registered IP, subsisting.

(b) There are no actions that must be taken within ninety (90) days of the Closing, the failure of which will result in the abandonment, lapse or cancellation of any material Registered IP owned in whole or in part by the Company or its Subsidiary.

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or its Subsidiary exclusively own, are the sole assignee of, or have exclusively licensed all material Company IP (other than as disclosed in Section 2.12(c) of the Company Disclosure Schedule), free and clear of all Encumbrances other than Permitted Encumbrances. The Company IP and the Intellectual Property Rights licensed to the Company pursuant to a valid, enforceable written agreement constitute all Intellectual Property Rights used in, material to or otherwise necessary for the operation of the Company’s and its Subsidiary’s business as currently conducted. Each Company Associate involved in the creation or development of any material Company IP, pursuant to such Company Associate’s activities on behalf of the Company or its Subsidiary, has signed a valid and enforceable written agreement containing an assignment of such Company Associate’s rights in such Company IP to the Company or its Subsidiary. Each Company Associate who has or has had access to the Company’s or its Subsidiary’s trade secrets or confidential information has signed a valid and enforceable written agreement containing confidentiality provisions protecting the Company IP, trade secrets and confidential information. The Company has taken commercially reasonable steps to protect and preserve the confidentiality of its trade secrets and confidential information.

(d) Except as set forth in Section 2.12(d) of the Company Disclosure Schedule, to the Knowledge of the Company, no funding, facilities or personnel of any Governmental Body or any university, college, research institute or other educational institution has been used to create Company IP.

(e) Section 2.12(e) of the Company Disclosure Schedule sets forth each license agreement pursuant to which the Company (i) is granted a license under any material Intellectual Property Right owned by any third party that is used by the Company or its Subsidiary in its business as currently conducted (each a “Company In-bound License”) or (ii) grants to any third party a license under any material Company IP or material Intellectual Property Right licensed to the Company under a Company In-bound License (each a “Company Out-bound License”) (provided, that, Company In-bound Licenses shall not include, when entered into in the Ordinary Course of Business, material transfer agreements, clinical trial agreements, agreements with Company Associates, services agreements, non-disclosure agreements, commercially available Software-as-a-Service offerings, or off-the-shelf software licenses; and Company Out-bound Licenses shall not include, when entered into in the Ordinary Course of Business, material transfer agreements, clinical trial agreements, services agreements, non-disclosure agreements, or non-exclusive outbound licenses). All Company In-bound Licenses and Company Out-bound Licenses are in full force and effect and are valid, enforceable and binding

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obligations of the Company and, to the Knowledge of Company, each other party to such Company In-bound Licenses or Company Out-bound Licenses. Neither the Company, nor to the Knowledge of the Company, any other party to such Company In-bound Licenses or Company Out-bound Licenses, is in material breach under any Company In-bound Licenses or Company Out-bound Licenses.

(f) To the Knowledge of the Company: (i) the operation of the business of the Company and its Subsidiary as currently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any other Person and (ii) no other Person is infringing, misappropriating or otherwise violating any Company IP. No Legal Proceeding is pending (or, to the Knowledge of the Company, is threatened in writing) (A) against the Company or its Subsidiary alleging that the operation of the business of the Company or its Subsidiary infringes or constitutes the misappropriation or other violation of any Intellectual Property Rights of another Person or (B) by the Company alleging that another Person has infringed, misappropriated or otherwise violated any of the Company IP. Since December 31, 2021, neither the Company nor its Subsidiary has received any written notice or other written communication alleging that the operation of the business of the Company or its Subsidiary infringes or constitutes the misappropriation or other violation of any Intellectual Property Right of another Person.

(g) None of the Company IP owned by the Company or, to the Knowledge of the Company, none of the material Intellectual Property Rights exclusively licensed to the Company or its Subsidiary is subject to any pending or outstanding injunction, directive, order, judgment or other disposition of dispute that adversely and materially restricts the use, transfer, registration or licensing by the Company or its Subsidiary of any such Company IP.

(h) To the Knowledge of the Company, the Company and the operation of the Company’s and its Subsidiary’s business are, and since December 31, 2021 has been, in material compliance with Privacy and Data Processing Requirements. To the Knowledge of the Company, the Company and its Subsidiary have at all applicable times provided all notices, and obtained and maintained all rights, consents, and authorizations, to Process Company Data as Processed by or for the Company or its Subsidiary. Since January 1, 2020, there have been (i) no loss or theft of, or security breach relating to Company Data, (ii) no violation of any security policy of the Company or its Subsidiary regarding any such Company Data, and (iii) no unauthorized access to, or unauthorized, unintended, or improper use disclosure, or other Processing of any Company Data. The Company and its Subsidiary have taken commercially reasonable steps and implemented reasonable disaster recovery and security plans and procedures to protect the information technology systems used in, material to or necessary for operation of the Company’s or its Subsidiary’s business as currently conducted and Company Data from unauthorized use access, or other Processing. To the Knowledge of the Company, there have been no (i) material malfunctions or unauthorized intrusions or breaches of the information technology systems used in, material to or necessary for the operation of the Company’s or its Subsidiary’s business or (ii) material unauthorized access to, or other processing of, Company Data.

Section 2.13 Agreements, Contracts and Commitments.

(a) Section 2.13(a) of the Company Disclosure Schedule lists the following Company Contracts in effect as of the date of this Agreement other than any Company Benefit Plans (each, a “Company Material Contract” and collectively, the “Company Material Contracts”):

(i) each Company Contract relating to any agreement of indemnification or guaranty not entered into in the Ordinary Course of Business;

(ii) each Company Contract containing (A) any covenant limiting the freedom of the Company or the Surviving Entity to engage in any line of business or compete with any Person, (B) any most-favored nation or other preferred pricing arrangement in favor of a Person other than the Company or any similar term by which any Person is or could become entitled to any benefit, right or privilege that must be at least as favorable to such Person as those offered to any other Person, (C) any exclusivity provision, right of first refusal or right of first negotiation or similar covenant in favor of a Person other than the Company, or (D) any non-solicitation provision not entered into the Ordinary Course of Business;

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(iii) each Company Contract relating to capital expenditures and requiring payments after the date of this Agreement in excess of $150,000 pursuant to its express terms and not cancelable without penalty;

(iv) each Company Contract relating to the disposition or acquisition of material assets or any ownership interest in any Entity, except as contemplated hereby;

(v) each Company Contract relating to any mortgages, indentures, loans, notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit or creating any material Encumbrances with respect to any assets of the Company or its Subsidiary or any loans or debt obligations with officers or directors of the Company;

(vi) each Company Contract requiring payment by or to the Company after the date of this Agreement in excess of $100,000 in the aggregate in the current calendar year or any future calendar year pursuant to its express terms relating to: (A) any distribution agreement (identifying any that contain exclusivity provisions); (B) any agreement involving provision of services or products with respect to any pre-clinical or clinical development activities of the Company; (C) any dealer, distributor, joint marketing, alliance, joint venture, cooperation, development or other agreement currently in force under which the Company has continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which the Company has continuing obligations to develop any Intellectual Property Rights that will not be owned, in whole or in part, by the Company; or (D) any Contract with any third party providing any services relating to the manufacture or production of any product, service or technology of the Company or any Contract to sell, distribute or commercialize any products or service of the Company;

(vii) each Company Contract with any financial advisor, broker, finder, investment banker or other similar Person providing financial advisory services to the Company in connection with the Contemplated Transactions;

(viii) each Company Real Estate Lease;

(ix) each Company Contract with any Governmental Body;

(x) each Company Out-bound License and Company In-bound License, and each Company Contract containing a covenant not to sue or otherwise enforce any Intellectual Property Rights;

(xi) each Company Contract requiring the payment of any royalty, dividend or similar arrangement based on the revenues or profits of the Company;

(xii) each Company Contract, offer letter, employment agreement, or individual independent contractor agreement with any employee, individual independent contractor or other natural person service provider whose annual compensation equals or exceeds $100,000 that (A) is not immediately terminable at will by the Company without notice, severance, retention or other cost or payment, except as required under applicable Law or (B) provides for retention payments, change of control payments, severance, accelerated vesting, or any similar payment or benefit that may or will become due as a result of the Merger;

(xiii) each Company Contract providing any option to receive a license or other right, any right of first negotiation, any right of first refusal or any similar right to any Person related to any material Company IP or material Intellectual Property Right licensed to the Company under a Company In-bound License;

(xiv) each Company Contract entered into in settlement of any Legal Proceeding or other dispute; and

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(xv) any other Company Contract that is not terminable at will (with no penalty or payment or requirement for prior notice, except as required by applicable law) by the Company and (A) which involves payment or receipt by the Company after the date of this Agreement under any such agreement, Contract or commitment of more than $100,000 in the aggregate, or obligations after the date of this Agreement in excess of $100,000 in the aggregate, or (B) that is material to the business or operations of the Company taken as a whole.

(b) The Company has delivered or made available to Parent accurate and complete copies of all Company Material Contracts, including all amendments thereto. Except as set forth in Section 2.13(b) of the Company Disclosure Schedule, there are no Company Material Contracts that are not in written form. To the Company’s Knowledge, as of the date of this Agreement, no party to a Company Material Contract has breached, violated or defaulted under, or received notice that it breached, violated or defaulted under, any of the terms or conditions of any Company Material Contract in such manner as would permit any other party to cancel or terminate any such Company Material Contract, or would permit any other party to seek damages which would reasonably be expected to be material to the Company or its business. As to the Company, as of the date of this Agreement, each Company Material Contract is valid, binding, enforceable and in full force and effect, subject to the Enforceability Exceptions. No Person is renegotiating, or has a right pursuant to the terms of any Company Material Contract to change, any material amount paid or payable to the Company under any Company Material Contract or any other material term or provision of any Company Material Contract, and no Person has indicated in writing to the Company that it desires to renegotiate, modify, not renew or cancel any Company Material Contract.

Section 2.14 Compliance; Permits. The Company or its Subsidiary hold all required Governmental Authorizations which are material to the operation of the business of the Company or such its Subsidiary as currently conducted (the “Company Permits”). Section 2.14 of the Company Disclosure Schedule identifies each Company Permit. Each such Company Permit is valid and in full force and effect, and the Company is in material compliance with the terms of the Company Permits. No Legal Proceeding is pending or, to the Knowledge of the Company, threatened, which seeks to revoke, limit, suspend, or materially modify any Company Permit.

Section 2.15 Health Care Regulatory Matters.

(a) The Company, its Subsidiary, and to the Knowledge of the Company, each of their respective directors, officers, management employees, agents (while acting in such capacity), contract manufacturers, suppliers, and distributors are, and since January 1, 2021 have been, in material compliance with all health care laws to the extent applicable to the Company and its Subsidiary and their products or activities, including, but not limited to the following: the Federal Food, Drug & Cosmetic Act (“FDCA”); the Public Health Service Act (42 U.S.C. § 201 et seq.); the Controlled Substances Act (21 U.S.C. § 801 et seq.); the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)); the civil monetary penalties law (42 U.S.C. § 1320a-7a); the civil False Claims Act (31 U.S.C. § 3729 et seq.); the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)); the Stark law (42 U.S.C. § 1395nn); the Criminal Health Care Fraud Statute (18 U.S.C. § 1347) under HIPAA; the exclusion laws (42 U.S.C. § 1320a-7); Medicare (Title XVIII of the Social Security Act); Medicaid (Title XIX of the Social Security Act); and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010 (42 U.S.C. § 18001 et seq.); any regulations promulgated pursuant to such laws; and any other state, federal laws, accreditation standards, or regulations governing the manufacturing, development, testing, labeling, advertising, marketing or distribution of biological products, kickbacks, patient or program charges, record-keeping, claims process, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing health care, clinical laboratory or diagnostic products or services, other than the data privacy and security provisions of HIPAA (“Health Care Laws”). To the Knowledge of the Company, there are no facts or circumstances that reasonably would be expected to give rise to any material liability of the Company or its Subsidiary under any Health Care Laws.

(b) Neither the Company nor its Subsidiary is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Body.

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(c) All applications, notifications, submissions, information, claims, reports and statistical analyses, and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Company Permit from the U.S. Food and Drug Administration (“FDA”) or other Governmental Body relating to products that are regulated as drugs, medical devices, or other healthcare products under Health Care Laws, including biological and drug candidates, compounds or products being researched, tested, stored, developed, labeled, manufactured, packed and/or distributed by the Company or its Subsidiary (“Company Products”), including, without limitation, investigational new drug applications, when submitted to the FDA or other Governmental Body were true, complete and correct in all material respects as of the date of submission and any necessary or required updates, changes, corrections or modification to such applications, submissions, information and data have been submitted to the FDA or other Governmental Body. The Company does not have knowledge of any facts or circumstances that would be reasonably likely to lead to the revocation, suspension, limitation, or cancellation of a Company Permit required under Health Care Laws.

(d) All preclinical studies and clinical trials conducted by the Company or its Subsidiary or, to the Knowledge of the Company, on behalf of the Company or its Subsidiary have been, and if still pending are being, conducted in material compliance with all applicable Health Care Laws, including, but not limited to, the FDCA and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58, 312 and 314. No clinical trial conducted by or on behalf of the Company or its Subsidiary has been, to the Knowledge of the Company, conducted using any clinical investigators who have been disqualified, debarred or excluded from healthcare programs. No clinical trial conducted by or on behalf of the Company or its Subsidiary has been terminated or suspended prior to completion, and no institutional review board that has or has had jurisdiction over, a clinical trial conducted by or on behalf of the Company or its Subsidiary has placed a partial or full clinical hold order on, or otherwise terminated, delayed or suspended, such a clinical trial at a clinical research site based on an actual or alleged lack of safety or efficacy of any Company Product or a failure to conduct such clinical trial in compliance with applicable Health Care Laws, their implementing regulations and good clinical practices.

(e) All manufacturing operations conducted by the Company or its Subsidiary, to the Knowledge of the Company, for the benefit of the Company have been and are being conducted in material compliance with all Company Permits under applicable Health Care Laws, all applicable provisions of the FDA’s current good manufacturing practice (cGMP) regulations for biological products at 21 C.F.R. Parts 600 and 610 and all comparable foreign regulatory requirements of any Governmental Body.

(f) Neither the Company nor its Subsidiary has received any written communication that relates to an alleged violation or noncompliance with any Health Care Laws, including any notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration, import detention or refusal, FDA Warning Letter or Untitled Letter, or any action by a Governmental Body relating to any Health Care Laws. All Warning Letters, Form-483 observations, or comparable findings from other Governmental Bodies listed in Section 2.15(f) of the Company Disclosure Schedule have been resolved and closed out to the satisfaction of the applicable Governmental Body.

(g) There have been no seizures, withdrawals, recalls, detentions, or suspensions of manufacturing, testing, or distribution relating to the Company Products required or requested by a Governmental Body, or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of Company Products reported to the FDA (“Company Safety Notices”), and, to the Knowledge of the Company, there are no facts or circumstances that reasonably would be expected to give rise to a Company Safety Notice. All Company Safety Notices listed in Section 2.15(g) of the Company Disclosure Schedule have been resolved to the satisfaction of the applicable Governmental Body.

(h) There are no unresolved Company Safety Notices, and to the knowledge the Company, there are no facts that would be reasonably likely to result in a material Company Safety Notice or a termination or suspension of developing and testing of any of the Company Products.

(i) Neither the Company nor its Subsidiary, nor, to the Knowledge of the Company, any officer, employee, agent, or distributor of the Company or its Subsidiary, has made an untrue statement of a material fact or fraudulent or misleading statement to a Governmental Body, failed to disclose a material fact required to be disclosed to a Governmental Body, or committed an act, made a statement, or failed to make a statement

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that would reasonably be expected to provide a basis for the FDA to invoke its policy respecting the “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto (the “FDA Ethics Policy”). To the Knowledge of the Company, none of the aforementioned is or has been under investigation resulting from any allegedly untrue, fraudulent, misleading, or false statement or omission, including data fraud, or had any action pending or threatened relating to the FDA Ethics Policy.

(j) All reports, documents, claims, Company Permits and notices required to be filed, maintained or furnished to the FDA or any Governmental Body by the Company and its Subsidiary have been so filed, maintained or furnished, except where failure to file, maintain or furnish such reports, documents, claims, Company Permits or notices has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All such reports, documents, claims, Company Permits and notices were true and complete in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing).

(k) Neither the Company nor its Subsidiary, nor, to the Knowledge of the Company, any officer, employee, agent, or distributor of the Company or its Subsidiary, has committed any act, made any statement or failed to make any statement that violates the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b, the Federal False Claims Act, 31 U.S.C. § 3729, other Health Care Laws, or any other similar federal, state, or ex-U.S. law applicable in the jurisdictions in which the Company Products are sold or intended to be sold.

(l) Neither the Company nor its Subsidiary, nor, to the Knowledge of the Company, any officer, employee, agent, contractor or distributor of the Company or its Subsidiary, has been convicted of any crime or engaged in any conduct that has resulted, or would reasonably be expected to result, in debarment under applicable Law, including, without limitation, 21 U.S.C. § 335a, or exclusion under 42 U.S.C. § 1320a-7, or any other statutory provision or similar law applicable in other jurisdictions in which the Company Products are sold or intended to be sold. Neither the Company nor its Subsidiary, nor, to the Knowledge of the Company, any officer, employee, agent, or distributor of the Company or its Subsidiary has been excluded from participation in any federal health care program or convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in any federal health care program under Section 1128 of the Social Security Act of 1935, as amended, or any similar Health Care Law or program.

(m) The clinical, pre-clinical and other studies and tests (“Studies”) conducted by or on behalf of or sponsored by the Company (including its Subsidiaries) were and, if still pending, are, being conducted in accordance with all applicable statutes, laws, rules and regulations (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA), as well as the protocols, procedures and controls designed and approved for such Studies and with standard medical and scientific research procedures.

Section 2.16 Legal Proceedings; Orders.

(a) As of the date of this Agreement, there is no material pending Legal Proceeding and, to the Knowledge of the Company, no Person has threatened in writing to commence any Legal Proceeding: (i) that involves (A) the Company or its Subsidiary, (B) any Company Associate (in his or her capacity as such) or (C) any of the material assets owned or used by the Company or its Subsidiary; or (ii) that challenges, or that would have the effect of preventing, delaying, making illegal or otherwise interfering with, the Contemplated Transactions.

(b) Except as set forth in Section 2.16(b) of the Company Disclosure Schedule, since the Company’s inception through the date of this Agreement, no Legal Proceeding has been pending against the Company that resulted in material liability to the Company.

(c) There is no order, writ, injunction, judgment or decree to which the Company or its Subsidiary, or any of the material assets owned or used by the Company or its Subsidiary, is subject. To the Knowledge of the Company, no officer or employees of the Company or its Subsidiary is subject to any order, writ, injunction, judgment or decree that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company or its Subsidiary or to any material assets owned or used by the Company or its Subsidiary.

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Section 2.17 Tax Matters.

(a) The Company and its Subsidiary have each timely filed all income and other material Tax Returns that were required to be filed by or with respect to it under applicable Law. All such Tax Returns are correct and complete in all material respects and have been prepared in compliance with applicable Law in all material respects. No written claim has ever been made by any Governmental Body in any jurisdiction where the Company or its Subsidiary does not file Tax Returns or pay Taxes that the Company or such Subsidiary is subject to taxation by that jurisdiction.

(b) All income and other material Taxes due and owing by the Company or its Subsidiary on or before the date hereof (whether or not shown on any Tax Return) have been fully and timely paid. The unpaid Taxes of the Company and its Subsidiary did not, as of the date of the Company Unaudited Interim Balance Sheet, materially exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax items) set forth on the face of the Company Unaudited Interim Balance Sheet. Since the date of the Company Unaudited Interim Balance Sheet, neither the Company nor its Subsidiary has not incurred any material Liability for Taxes outside the Ordinary Course of Business.

(c) All material Taxes that the Company and its Subsidiary is or was required by Law to withhold or collect have been duly and timely withheld or collected in all material respects on behalf of its respective employees, independent contractors, stockholders, lenders, customers or other third parties and have been timely paid to the proper Governmental Body or other Person or properly set aside in accounts for this purpose.

(d) There are no Encumbrances for material Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or its Subsidiary.

(e) No deficiencies for a material amount of Taxes with respect to the Company or its Subsidiary have been claimed, proposed or assessed by any Governmental Body in writing. There are no pending or ongoing or, to the Knowledge of the Company, threatened audits, assessments or other actions for or relating to any liability in respect of a material amount of Taxes of the Company. Neither the Company nor its Subsidiary (or any predecessors thereof) has waived any statute of limitations or agreed to any extension of time with respect to any income or other material Tax assessment or deficiency.

(f) Neither the Company nor its Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(g) Neither the Company nor its Subsidiary is a party to any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, or similar agreement or arrangement, other than customary commercial Contracts entered into in the Ordinary Course of Business the principal subject matter of which is not Taxes.

(h) Neither the Company nor its Subsidiary, as a result of the Merger, will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for Tax purposes for a Tax period ending on or prior to the Closing Date; (ii) use of an improper method of accounting for a Tax period ending on or prior to the Closing Date; (iii) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (iv) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Law); (v) installment sale or open transaction disposition made on or prior to the Closing Date; or (vi) prepaid amount, advance payment or deferred revenue received or accrued on or prior to the Closing Date outside the Ordinary Course of Business.

(i) Neither the Company nor its Subsidiary has ever been (i) a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is the Company) or (ii) a party to any joint venture, partnership, or other arrangement that is treated as a partnership for U.S. federal income Tax purposes. The Company does not own any interest in any “controlled foreign corporation” within the meaning of Section 957 of the Code or “passive foreign investment company” within the meaning of Section 1297 of the Code. Neither the Company nor its Subsidiary currently uses the cash method of accounting for income Tax purposes. The Company has no Liability for any material Taxes of any Person (other than the

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Company and its Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by Contract (other than a Contract entered into in the Ordinary Course of Business the principal subject matter of which is not Taxes) or otherwise by operation of Law.

(j) Neither the Company nor its Subsidiary has ever distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code (or any similar provisions of state, local or foreign Law).

(k) Neither the Company nor its Subsidiary has had a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise had an office or fixed place of business in a country other than the country in which it is organized.

(l) Neither the Company nor its Subsidiary has participated in or been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” within the meaning of Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2).

(m) Neither the Company nor its Subsidiary is subject to a Tax holiday or Tax incentive or grant in any jurisdiction that based on applicable Law will be subject to recapture at or following the Closing as a result of the Merger.

(n) Neither the Company nor its Subsidiary has made an election or taken any other action be treated as other than a corporation for U.S. federal income Tax purposes. Neither the Company nor its Subsidiary has taken any action or know of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

For purposes of this Section 2.17, each reference to the Company or its Subsidiary shall be deemed to include any Person that was liquidated into, merged with, or is otherwise a predecessor to, the Company or its Subsidiary.

Section 2.18 Employee and Labor Matters; Benefit Plans.

(a) Section 2.18(a) of the Company Disclosure Schedule is a list of all material Company Benefit Plans, other than at-will employment offer letters or employment agreements on the Company’s standard form and other than individual compensatory equity award agreements made pursuant to the Company’s standard forms and disclosed on Section 2.6(c) of the Company Disclosure Schedule, in which case only representative standard forms of such agreements shall be scheduled. “Company Benefit Plan” means each (i) “employee benefit plan” as defined in Section 3(3) of ERISA and (ii) other pension, retirement, deferred compensation, excess benefit, profit-sharing, bonus, incentive, equity or equity-based, phantom equity, employment, consulting, severance, change-of-control, retention, health, life, disability, group insurance, paid time off, holiday, welfare and fringe benefit plan, program, agreement, Contract, or arrangement (whether written or unwritten, qualified or nonqualified, funded or unfunded, subject or not subject to ERISA and including any that have been frozen), in each case, sponsored, maintained, administered, contributed to, or required to be contributed to, by the Company or its Subsidiary for the benefit of any current or former employee, director, officer or individual independent contractor of the Company (or beneficiary thereof) or under which the Company or its Subsidiary has any actual or contingent liability (including, without limitation, by or through a Company ERISA Affiliate).

(b) As applicable with respect to each material Company Benefit Plan, the Company has made available to Parent, true and complete copies of (i) each material Company Benefit Plan, including all amendments thereto, and in the case of an unwritten material Company Benefit Plan, a written description thereof, (ii) all current trust documents, investment management Contracts, custodial agreements, administrative services agreements and insurance and annuity Contracts relating thereto, (iii) the current summary plan description and each summary of material modifications thereto and any employee handbooks, (iv) the most recently filed annual reports with any Governmental Body (e.g., Form 5500 and all schedules thereto), (v) the most recent IRS determination, opinion or advisory letter, (vi) the most recent summary annual reports, nondiscrimination testing reports, actuarial reports, financial statements and trustee reports for the prior three plan years, (vii) all

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material, nonroutine notices and filings from the IRS or Department of Labor or other Governmental Body concerning any Company Benefit Plan in the prior six-year period, and (viii) copies of all Forms 1094-B/C and Forms 1095-B/C for the prior three plan years.

(c) Each Company Benefit Plan has been maintained, operated and administered in compliance with its terms and the applicable provisions of ERISA, the Code and all other Laws, in each case, in all material respects. Each Company Benefit Plan that provides health benefits as a “group health plan” for purposes of the Patient Protection and Affordable Care Act (the “Affordable Care Act”) has been maintained and administered in compliance in all material respects with the Affordable Care Act, including offering health care coverage that does not subject the Company to any assessment under Section 4980H(a) or 4980H(b) of the Code. The Company has no, nor would reasonably be expected to have any, liability for Taxes under Sections 4980A through 4980I of the Code.

(d) The Company Benefit Plans which are “employee pension benefit plans” within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code have received or may rely upon a determination or opinion letters from the IRS to the effect that such plans are qualified under Section 401(a) of the Code and the related trusts are exempt from federal income Taxes under Section 501(a) of the Code, respectively, and nothing has occurred that would reasonably be expected to materially adversely affect the qualification of such Company Benefit Plan or the tax exempt status of the related trust.

(e) Neither the Company, its Subsidiary nor any Company ERISA Affiliate maintains, contributes to, is required to contribute to, or has any actual or contingent liability with respect to, (i) any “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) that is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, (ii) any “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (iii) any “multiple employer plan” (within the meaning of Section 413 of the Code) or (iv) any “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA).

(f) There are no pending audits or investigations by any Governmental Body involving any Company Benefit Plan, and no pending or, to the Knowledge of the Company, threatened claims (except for routine individual claims for benefits payable in the normal operation of the Company Benefit Plans), suits or proceedings involving any Company Benefit Plan, or, to the Knowledge of the Company, any fiduciary thereof or service provider thereto, in any case except as would not be reasonably expected to result in material liability to the Company or its Subsidiary. All contributions and premium payments required to have been made under any of the Company Benefit Plans or by applicable Law (without regard to any waivers granted under Section 412 of the Code), have been timely made and the Company has no material liability for any unpaid contributions with respect to any Company Benefit Plan.

(g) None of the Company, its Subsidiary or any Company ERISA Affiliate or, to the Knowledge of the Company, any fiduciary, trustee or administrator of any Company Benefit Plan, has engaged in, or in connection with the Contemplated Transactions will engage in, any transaction with respect to any Company Benefit Plan which would subject any such Company Benefit Plan, the Company or its Subsidiary to a material Tax, material penalty or material liability for a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code.

(h) No Company Benefit Plan provides death, medical, dental, vision, life insurance or other welfare benefits beyond termination of service or retirement other than coverage mandated by Law and, to the Knowledge of the Company, neither the Company nor its Subsidiary has made a written representation promising the same.

(i) Neither the execution of this Agreement, nor the performance of the Contemplated Transactions (either alone or when combined with the occurrence of any other event, including a termination of employment), will: (i) result in any payment becoming due to any current or former employee, director, officer, or independent contractor of the Company or its Subsidiary, pursuant to any Company Benefit Plan (ii) increase any amount of compensation or benefits otherwise payable under any Company Benefit Plan, (iii) result in the acceleration of the time of payment, funding or vesting of any benefits under any Company Benefit Plan, (iv) require any contribution or payment to fund any obligation under any Company Benefit Plan or (v) limit the right to merge, amend or terminate any Company Benefit Plan.

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(j) Except as set forth in Section 2.18(j) of the Company Disclosure Schedule, neither the execution of this Agreement, nor the consummation of the Contemplated Transactions (either alone or when combined with the occurrence of any other event, including a termination of employment) will result in the receipt or retention by any person who is a “disqualified individual” (within the meaning of Code Section 280G) with respect to the Company and its Subsidiary of any payment or benefit that is or could be characterized as a “parachute payment” (within the meaning of Code Section 280G), determined without regard to the application of Code Section 280G(b)(5).

(k) Each Company Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in operational and documentary compliance with Section 409A of the Code and all authoritative guidance thereunder. No payment to be made under any Company Benefit Plan is or will be subject to the penalties of Section 409A(a)(1) of the Code. No current or former employee, officer, director or individual independent contractor of the Company or its Subsidiary has any “gross up” agreements with the Company or its Subsidiary or other assurance of reimbursement by the Company or its Subsidiary for any Taxes imposed under Code Section 409A or Code Section 4999.

(l) The Company does not maintain any Company Benefit Plan for the benefit of any service providers located outside of the United States.

(m) The Company has provided to Parent a true and correct list, as of the date of this Agreement, containing the names of all current full-time, part-time or temporary employees and independent contractors (and indication as such), and, as applicable: (i) the annual dollar amount of all cash compensation in the form of wages, salary, fees, commissions, or director’s fees payable to each person; (ii) dates of employment or service; (iii) title and, with respect to independent contractors, a current written description of such person’s contracting services; (iv) visa status, if applicable; and (v) with respect to employees, (A) a designation of whether they are classified as exempt or non-exempt for purposes of the Fair Labor Standards Act, as amended (“FLSA”) and any similar state law and (B) whether such an employee is on leave and, if so, the expected return date.

(n) Neither the Company nor its Subsidiary is or has ever been a party to, bound by, or has a duty to bargain under, any collective bargaining agreement or other Contract with a labor union or similar labor organization representing any of its employees, and there is no labor union or similar labor organization representing or, to the Knowledge of the Company, purporting to represent or seeking to represent any employees of the Company or its Subsidiary, including through the filing of a petition for representation election. There is not and has not been in the past five years, nor, to the Knowledge of the Company, is there or has there been in the past five years any threat of, any strike, slowdown, work stoppage, lockout, union election petition, demand for recognition, or any similar activity or dispute or any union organizing activity, against the Company or its Subsidiary.

(o) The Company and its Subsidiary is, and since December 31, 2021, has been, in material compliance with all applicable Laws respecting labor, employment, employment practices, and terms and conditions of employment, including worker classification, discrimination, harassment and retaliation, equal employment opportunities, fair employment practices, meal and rest periods, immigration, employee safety and health, payment of wages (including overtime wages), unemployment and workers’ compensation, leaves of absence, and hours of work. Except as would not be reasonably likely to result in a material liability to the Company or its Subsidiary, with respect to employees of the Company and its Subsidiary, each of the Company and its Subsidiary, since December 31, 2020, has withheld and reported all amounts required by Law to be withheld and reported with respect to wages, salaries and other payments, benefits, or compensation to employees. There is no material Legal Proceeding pending or, to the Knowledge of the Company, threatened or reasonably anticipated against the Company or its Subsidiary relating to any current or former employee, applicant for employment, or consultant of the Company.

(p) Within the preceding two years, the Company has complied in all material respects with the WARN Act, and no action that could trigger the WARN Act will be implemented before the Closing Date without advance notification to and approval of Parent.

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Section 2.19 Environmental Matters. Each of the Company and its Subsidiary is in compliance and since December 31, 2021, have complied with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except for any failure to be in such compliance that, either individually or in the aggregate, would not reasonably be expected to be material to the Company or its business. Neither the Company nor its Subsidiary has received since December 31, 2021 (or prior to that time, which is pending and unresolved), any written notice or other communication (in writing or otherwise), whether from a Governmental Body or other Person, that alleges that the Company or its Subsidiary is not in compliance with or has liability pursuant to any Environmental Law and, to the Knowledge of the Company, there are no circumstances that would reasonably be expected to prevent or interfere with the Company’s or its Subsidiary’s compliance in any material respects with any Environmental Law, except where such failure to comply would not reasonably be expected to be material to the Company or its business. No current or (during the time a prior property was leased or controlled by the Company or its Subsidiary) prior property leased or controlled by the Company or its Subsidiary has had a release of or exposure to Hazardous Materials in material violation of or as would reasonably be expected to result in any material liability of the Company or its Subsidiary pursuant to Environmental Law. No consent, approval or Governmental Authorization of or registration or filing with any Governmental Body is required by Environmental Laws in connection with the execution and delivery of this Agreement or consummation of the Contemplated Transactions by the Company. Prior to the date hereof, the Company has provided or otherwise made available to Parent true and correct copies of all material environmental reports, assessments, studies and audits in the possession or control of the Company or its Subsidiary with respect to any property leased or controlled by the Company or its Subsidiary or any business operated by them.

Section 2.20 Insurance. The Company has delivered or made available to Parent accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of the Company and its Subsidiary. Each of such insurance policies is in full force and effect and the Company and its Subsidiary are in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers, since December 31, 2021, neither the Company nor its Subsidiary has received any notice or other communication regarding any actual or possible: (a) cancellation or invalidation of any insurance policy; or (b) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy. The Company and its Subsidiary have provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding that is currently pending against the Company or its Subsidiary for which the Company or such Subsidiary has insurance coverage, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed the Company or its Subsidiary of its intent to do so.

Section 2.21 No Financial Advisors. Except as set forth in Section 2.21 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of the Company or its Subsidiary.

Section 2.22 Transactions with Affiliates.

(a) Section 2.22(a) of the Company Disclosure Schedule describes any material transactions or relationships, since December 31, 2021, between, on one hand, the Company or its Subsidiary and, on the other hand, any (i) officer or director of the Company or its Subsidiary or, to the Knowledge of the Company, any of such officer’s or director’s immediate family members, (ii) owner of more than 5% of the voting power of the outstanding Company Capital Stock or (iii) to the Knowledge of the Company, any “related person” (within the meaning of Item 404 of Regulation S-K under the Securities Act) of any such officer, director or owner (other than the Company) in the case of each of (i), (ii) or (iii) that is of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

(b) Section 2.22(b) of the Company Disclosure Schedule lists each stockholders agreement, voting agreement, registration rights agreement, co-sale agreement or other similar Contract between the Company and any holders of Company Capital Stock, including any such Contract granting any Person investor rights, rights of first refusal, rights of first offer, registration rights, director designation rights or similar rights (collectively, the “Investor Agreements”).

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Section 2.23 Anti-Bribery. None of the Company, its Subsidiary nor any of their respective directors, officers, employees or, to the Company’s Knowledge, agents or any other Person acting on their behalf (in each in their respective capacities as such) has directly or indirectly made any bribes, rebates, payoffs, influence payments, kickbacks, illegal payments, illegal political contributions, or other payments, in the form of cash, gifts, or otherwise, or taken any other action, in violation of the Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010 or any other anti-bribery or anti-corruption Law (collectively, the “Anti-Bribery Laws”). Neither the Company nor its Subsidiary is, or has been the subject of any investigation or inquiry by any Governmental Body with respect to potential violations of Anti-Bribery Laws.

Section 2.24 Net Cash. Section 2.24 of the Company Disclosure Schedule sets forth, as of the close of business on the Reference Date (i) the Company’s unrestricted and unencumbered cash and cash equivalents; (ii) a list of all accounts receivables and accounts payables of the Company; (iii) the Company’s Indebtedness; and (iv) the Company’s Transaction Costs.

Section 2.25 Disclaimer of Other Representations or Warranties.

(a) Except as previously set forth in this Article II or in any certificate delivered by the Company to Parent and/or Merger Subs pursuant to this Agreement, the Company makes no representation or warranty, express or implied, at law or in equity, with respect to it or any of its assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed.

(b) The Company acknowledges and agrees that, except for the representations and warranties of Parent and Merger Subs set forth in Article III or in any certificate delivered by Parent and/or Merger Subs to the Company pursuant to this Agreement, none of Parent, Merger Subs or any of their respective Representatives is relying on any other representation or warranty of Parent or any other Person made outside of Article III or such certificate, including regarding the accuracy or completeness of any such other representations or warranties or the omission of any material information, whether express or implied, in each case, with respect to the Contemplated Transactions.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS

Subject to Section 10.13(h), except (a) as set forth in the disclosure schedule delivered by Parent to the Company (the “Parent Disclosure Schedule”) or (b) as disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof and publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval system (but (i) without giving effect to any amendment thereof filed with, or furnished to the SEC on or after the date hereof and (ii) excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature), it being understood that any matter disclosed in the Parent SEC Documents (x) shall not be deemed disclosed for purposes of Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5, Section 3.6 and Section 3.7 and (y) shall be deemed to be disclosed in a section of the Parent Disclosure Schedule only to the extent that it is readily apparent from a reading of such Parent SEC Documents that is applicable to such section of the Parent Disclosure Schedule, Parent and Merger Subs represent and warrant to the Company as follows:

Section 3.1 Due Organization; Subsidiaries.

(a) Each of Parent, First Merger Sub and Second Merger Sub is a corporation or limited liability company, as applicable, duly formed, validly existing and in good standing under the Laws of the jurisdiction of its formation, and has all necessary organizational power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used; and (iii) to perform its obligations under all Contracts by which it is bound. Since their respective date of incorporation, no Merger Sub has engaged in any activities other than activities incident to its formation or in connection with or as contemplated by this Agreement. Each Merger Sub is directly and wholly-owned by Parent.

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(b) Parent is duly licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the Laws of all jurisdictions where the nature of its business requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not be reasonably expected to have a Parent Material Adverse Effect.

(c) Except for the Entities identified in Section 3.1(c) of the Parent Disclosure Schedule, Parent has no Subsidiaries and neither Parent nor any of the Entities identified in Section 3.1(c) of the Parent Disclosure Schedule owns any capital stock of, or any equity, ownership or profit-sharing interest of any nature in, or controls directly or indirectly, any other Entity other than the Entities identified in Section 3.1(c) of the Parent Disclosure Schedule. Each of Parent’s Subsidiaries is a corporation or other legal entity duly organized, validly existing and, if applicable, in good standing under the Laws of the jurisdiction of its organization and has all necessary corporate or other power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used; and (iii) to perform its obligations under all Contracts by which it is bound.

(d) Neither the Parent nor any of its Subsidiaries is or has otherwise been, directly or indirectly, a party to, member of or participant in any partnership, joint venture or similar business Entity. Neither the Parent nor any of its Subsidiaries has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Neither the Parent nor any of its Subsidiaries has, at any time, been a general partner of, or has otherwise been liable for, any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

Section 3.2 Organizational Documents. Parent has made available to the Company accurate and complete copies of the Organizational Documents of Parent and each of its Subsidiaries in effect as of the date of this Agreement. Neither Parent nor any of its Subsidiaries is in breach or violation of its respective Organizational Documents.

Section 3.3 Authority; Binding Nature of Agreement.

(a) The Parent and each of its Subsidiaries (including the Merger Subs) have all necessary corporate power and authority to enter into and to perform its obligations under this Agreement and, subject, with respect to Parent, to receipt of the Required Parent Stockholder Vote and, with respect to Merger Subs, the adoption of this Agreement by Parent in its capacity as sole equityholder of Merger Subs, to perform its obligations hereunder and to consummate the Contemplated Transactions. The Parent Board (at meetings duly called and held) has: (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of Parent and its stockholders; (ii) authorized, approved and declared advisable this Agreement and the Contemplated Transactions, including the issuance of Parent Common Stock Payment Shares, Parent Preferred Stock Payment Shares and Warrant Consideration to the stockholders of the Company pursuant to the terms of this Agreement; and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of Parent vote to approve the Parent Stockholder Matters. The First Merger Sub Board (by unanimous written consent) has: (A) determined that the Contemplated Transactions are fair to, advisable, and in the best interests of First Merger Sub and its sole stockholder; (B) authorized, approved and declared advisable this Agreement and the Contemplated Transactions; and (C) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholder of First Merger Sub vote to adopt this Agreement and thereby approve the Contemplated Transactions. The sole member of the Second Merger Sub has: (A) determined that the Contemplated Transactions are fair to, advisable, and in the best interests of Second Merger Sub and its sole member; (B) authorized, approved and declared advisable this Agreement and the Contemplated Transactions; and (C) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the member of Second Merger Sub vote to adopt this Agreement and thereby approve the Contemplated Transactions.

(b) This Agreement has been duly executed and delivered by Parent and each Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Subs, enforceable against each of Parent and Merger Subs in accordance with its terms, subject to the Enforceability Exceptions.

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Section 3.4 Vote Required. The approval of holders of Parent Common Stock is not required in order to approve this Agreement or, except with respect to Parent Stockholder Matters, the transactions contemplated hereby. The “Required Parent Stockholder Vote” is required with respect to Parent Stockholder Matters and is the affirmative vote of (A) a majority of the shares present in person or represented by proxy at the Parent Stockholders’ Meeting and entitled to vote on the proposal to approve the proposals described in Section 5.1(a)(i) and Section 5.1(a)(ii) and (B) a majority of the votes cast is the only vote of the holders of any class or series of Parent’s capital stock necessary to approve the proposal in Section 5.1(a)(iii).

Section 3.5 Non-Contravention; Consents. Except as set forth in Section 3.5 of the Parent Disclosure Schedule, subject to obtaining the Required Parent Stockholder Vote, the filing of the Certificates of Merger required by the DGCL and DLLCA and the filing of the Certificate of Designation, neither (x) the execution, delivery or performance of this Agreement by Parent or Merger Subs, nor (y) the consummation of the Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of any of the provisions of the Organizational Documents of Parent or Merger Subs;

(b) contravene, conflict with or result in a violation of, give any Governmental Body or other Person the right to challenge the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Law or any order, writ, injunction, judgment or decree to which Parent or its Subsidiaries, or any of the assets owned or used by Parent or its Subsidiaries, is subject, except as would not reasonably be expected to be material to Parent or its business;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent, except as would not reasonably be expected to be material to Parent or its business;

(d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Parent Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any Parent Material Contract; (ii) any material payment, rebate, chargeback, penalty or change in delivery schedule under any Parent Material Contract; (iii) accelerate the maturity or performance of any Parent Material Contract; or (iv) cancel, terminate or modify any term of any Parent Material Contract, except in the case of any non-material breach, default, penalty or modification; or

(e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Parent (except for Permitted Encumbrances).

Except for (i) any Consent set forth in Section 3.5 of the Parent Disclosure Schedule under any Parent Contract, (ii) the Required Parent Stockholder Vote, (iii) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and DLLCA, (iv) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware pursuant to the DGCL and (v) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities Laws, neither Parent nor any of its Subsidiaries is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (A) the execution, delivery or performance of this Agreement, or (B) the consummation of the Contemplated Transactions. The Parent Board, the First Merger Sub Board and the sole member of the Second Merger Sub have taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL (or analogous provisions) are, and will be, inapplicable to the execution, delivery and performance of this Agreement, the Lock-Up Agreements and to the consummation of the Contemplated Transactions. No other state takeover statute or similar Law applies or purports to apply to the Merger, this Agreement, the Lock-Up Agreements or any of the other Contemplated Transactions.

Section 3.6 Capitalization.

(a) The authorized capital stock of Parent as of the date of this Agreement consists of 120,000,000 shares of Parent Common Stock, par value $0.0001 per share, of which 46,055,109 shares have been issued and are outstanding as of the close of business on the Reference Date and 1,000,000 shares of preferred stock of Parent, par value $0.0001 per share, of which no shares have been issued and are outstanding as

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of the date of this Agreement. Parent does not hold any shares of its capital stock in its treasury. Parent has an aggregate of 10,752,974 warrants outstanding to purchase 6,315,475 shares of Parent Common Stock (the “Parent Non-Funded Warrants”) and an aggregate of 14,610,714 pre-funded warrants outstanding to purchase 14,610,714 shares of Parent Common Stock (the “Parent Pre-Funded Warrants”; collectively with the Parent Non-Funded Warrants, the “Parent Existing Warrants”). Under the Parent Stock Plans, 5,280,707 shares of Parent Common Stock are issuable upon the exercise of outstanding stock options. Parent has reserved (A) 6,315,475 shares of Parent Common Stock for the Parent Non-Funded Warrants; (B) 14,610,714 shares of Parent Common Stock for the Parent Pre-Funded Warrants; (C) 2,000,000 shares of Parent Common Stock for the future issuance pursuant to the Parent Business Combination Agreement (the “Parent Business Combination Shares”); (D) 2,850,301 shares of Parent Common Stock for future issuances under the Parent Stock Plans.

(b) All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in Section 3.6(b) of the Parent Disclosure Schedule, none of the outstanding shares of Parent Common Stock are entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right and none of the outstanding shares of Parent Common Stock is subject to any right of first refusal in favor of Parent. Except as contemplated herein, there is no Parent Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Parent Common Stock. Parent is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock or other securities. Section 3.6(b) of the Parent Disclosure Schedule accurately and completely lists all repurchase rights held by Parent with respect to shares of Parent Common Stock (including shares issued pursuant to the exercise of stock options) and specifies which of those repurchase rights are currently exercisable and whether the holder of such shares of Parent Common Stock timely filed an election with the relevant Governmental Bodies under Section 83(b) of the Code with respect to such shares.

(c) Except for the Parent Stock Plans, and except as set forth in Section 3.6(c) of the Parent Disclosure Schedule, Parent does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person. Section 3.6(c) of the Parent Disclosure Schedule sets forth the following information with respect to each Parent Option outstanding as of the Reference Date: (i) the name of the holder; (ii) the number of shares of Parent Common Stock subject to such Parent Option at the time of grant; (iii) the number of shares of Parent Common Stock subject to such Parent Option as of the close of business on the Reference Date; (iv) the exercise price of such Parent Option; (v) the date on which such Parent Option was granted; (vi) the applicable vesting schedule, including the number of vested and unvested shares as of the close of business on the Reference Date and any acceleration provisions; (vii) the date on which such Parent Option expires; (viii) whether such Parent Option is intended to constitute an “incentive stock option” (as defined in the Code) or a non-qualified stock option; and (ix) whether such Parent Option is “early exercisable.” Parent has made available to the Company accurate and complete copies of the Parent Stock Plans and the form of the stock option agreements evidencing outstanding Parent Options granted thereunder. No vesting of Parent Options will be accelerated in connection with the closing of the Contemplated Transactions other than as set forth on such Section 3.6(c) of the Parent Disclosure Schedule.

(d) Section 3.6(d) of the Parent Disclosure Schedule contains a true, correct and complete list, as of the date hereof, of (i) the name of the holders of the Parent Existing Warrants, (ii) the number and class of capital stock of Parent subject to the Parent Existing Warrants, (iii) the exercise price of the Parent Existing Warrants, and (iv) the termination date of the Parent Existing Warrants. Parent has made available to the Company true and complete copies of the Parent Existing Warrants.

(e) Except for the Parent Existing Warrants, Parent Business Combination Shares and Parent Options granted pursuant to the Parent Stock Plans, and as otherwise set forth in Section 3.6(e) of the Parent Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent or any of its Subsidiaries; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent or any of its Subsidiaries; or (iii) condition or circumstance that could be reasonably likely to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other

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securities of Parent or any of its Subsidiaries. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to Parent or any of its Subsidiaries. In addition, there are no stockholder rights plans (or similar plan commonly referred to as a “poison pill”) or bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote.

(f) All outstanding shares of Parent Common Stock, Parent Existing Warrants, Parent Options and other securities of Parent have been issued and granted in material compliance with (i) the Organizational Documents of Parent in effect as of the relevant time and all applicable securities Laws and other applicable Law, and (ii) all requirements set forth in applicable Contracts.

(g) All distributions, dividends, repurchases and redemptions of Parent Common Stock or other equity interests of Parent were undertaken in material compliance with (i) the Organizational Documents of Parent in effect as of the relevant time and all applicable securities Laws and other applicable Laws, and (ii) all requirements set forth in applicable Contracts.

Section 3.7 SEC Filings; Financial Statements.

(a) Parent has delivered or made available to the Company accurate and complete copies of all registration statements, proxy statements, Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed by Parent with the SEC since December 31, 2021 (the “Parent SEC Documents”), other than such documents that can be obtained on the SEC’s website at www.sec.gov. Since December 31, 2021, all material statements, reports, schedules, forms and other documents required to have been filed by Parent or its officers with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and, as of the time they were filed, or if amended or superseded by a filing prior to the date of this Agreement, on the date of the last such amendment or superseding filing prior to the date of this Agreement, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The certifications and statements required by (i) Rule 13a-14 under the Exchange Act and (ii) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Parent SEC Documents (collectively, the “Certifications”) are accurate and complete and comply as to form and content with all applicable Laws, and no current or former executive officer of Parent has failed to make the Certifications required of him or her. Parent has made available to the Company true and complete copies of all correspondence, other than transmittal correspondence or general communications by the SEC not specifically addressed to Parent, between the SEC, on the one hand, and Parent, on the other, since December 31, 2021, including all SEC comment letters and responses to such comment letters and responses to such comment letters by or on behalf of Parent except for such comment letters and responses to such comment letters that are publicly accessible through EDGAR. As of the date of this Agreement, there are no outstanding unresolved comments in comment letters received from the SEC or NYSE American with respect to Parent SEC Documents. To the Knowledge of Parent, none of the Parent SEC Documents is the subject of ongoing SEC review and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, including with regards to any accounting practices of Parent. As used in this Section 3.7, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is filed, furnished, supplied or otherwise made available to the SEC.

(b) The financial statements (including any related notes) contained or incorporated by reference in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, except as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments) applied on a consistent basis unless otherwise noted therein throughout the periods indicated; and (iii) fairly present, in all material respects, the financial position of Parent and its consolidated Subsidiaries as of the respective dates thereof and the results

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of operations and cash flows of Parent for the periods covered thereby. Other than as expressly disclosed in the Parent SEC Documents filed prior to the date hereof, there has been no material change in Parent’s accounting methods or principles that would be required to be disclosed in Parent’s financial statements in accordance with GAAP.

(c) Parent’s independent registered public accounting firm has at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) to the Knowledge of Parent, “independent” with respect to Parent within the meaning of Regulation S-X under the Exchange Act; and (iii) to the Knowledge of Parent, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

(d) Except as set forth on Section 3.7(d), since December 31, 2021, through the date of this Agreement, Parent has not received any comment letter from the SEC or the staff thereof or any correspondence from officials of NYSE American or the staff thereof relating to the delisting or maintenance of listing of the Parent Common Stock on NYSE American. As of the date of this Agreement, Parent has timely responded to all comment letters of the staff of the SEC relating to the Parent SEC Documents, and the SEC has not advised Parent that any final responses are inadequate, insufficient or otherwise non-responsive. Parent has made available to the Company true, correct and complete copies or all comment letters, written inquiries and enforcement correspondences between the SEC, on the one hand, and Parent, on the other hand, occurring since December 31, 2021 and will, reasonably promptly following the receipt thereof, make available to the Company any such correspondence sent or received after the date of this Agreement. To the Knowledge of Parent, as of the date of this Agreement, none of the Parent SEC Documents is the subject of an ongoing SEC report or outstanding SEC comment.

(e) Since December 31, 2021, there have been no formal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, principal accounting officer or general counsel of Parent, the Parent Board or any committee thereof, other than ordinary course audits or reviews of accounting policies and practices or internal controls required by the Sarbanes-Oxley Act.

(f) Parent is and since January 1, 2020 has been, in compliance in all material respects with the applicable current listing and governance rules and regulations of NYSE American.

(g) Parent maintains, and at all times since December 31, 2021, has maintained, a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (ii) that receipts and expenditures are made only in accordance with authorizations of management and the Parent Board, (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Parent’s assets that could have a material effect on Parent’s financial statements and (iv) that Parent maintains records in reasonable detail which accurately and fairly reflect the transactions and dispositions of the assets of Parent and any of its Subsidiaries. Parent has evaluated the effectiveness of Parent’s internal control over financial reporting as of December 31, 2021, and, to the extent required by applicable Law, presented in any applicable Parent SEC Document that is a report on Form 10-K or Form 10-Q (or any amendment thereto) its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. Parent has disclosed, based on its most recent evaluation of internal control over financial reporting, to Parent’s auditors and audit committee (and has described in Section 3.7(g) of the Parent Disclosure Schedule) (A) all material weaknesses and all significant deficiencies, if any, in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves Parent, any of its Subsidiaries, Parent’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Parent and its Subsidiaries or (C) any claim or allegation regarding any of the foregoing. Parent has not identified, based on its most recent evaluation of internal control over financial reporting, any significant deficiencies or material weaknesses in the design or operation of Parent’s internal control over financial reporting.

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(h) Parent maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are reasonably designed to ensure that information required to be disclosed by Parent in the periodic reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the required time periods, and that all such information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the Certifications.

(i) Parent has not been since January 1, 2020, and is not currently, a “shell company” as defined under Section 12b-2 of the Exchange Act.

Section 3.8 Absence of Changes. Except as set forth in Section 3.8 of the Parent Disclosure Schedule, since the Parent Balance Sheet Date, Parent and each of its Subsidiaries have conducted its business only in the Ordinary Course of Business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto) and there has not been any (a) Parent Material Adverse Effect and (b) neither Parent nor any of its Subsidiaries has done any of the following:

(a) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of its capital stock or repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities (except in connection with the payment of the exercise price and/or withholding Taxes incurred upon the exercise, settlement or vesting of any award granted under the Parent Stock Plans);

(b) sold, issued, granted, pledged or otherwise disposed of or encumbered or authorized any of the foregoing with respect to: (A) any capital stock or other security of Parent (except for Parent Common Stock issued upon the valid exercise of outstanding Parent Options); (B) any option, warrant or right to acquire any capital stock or any other security, other than stock option grants to employees in the Ordinary Course of Business; or (C) any instrument convertible into or exchangeable for any capital stock or other security of Parent;

(c) except as required to give effect to anything in contemplation of the Closing, amended any of its Organizational Documents, or effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the Contemplated Transactions;

(d) formed any Subsidiary or acquired any equity interest or other interest in any other Entity or entered into a joint venture with any other Entity (other than Merger Subs);

(e) (A) lent money to any Person (except for the advance of reasonable business expenses to employees, directors and consultants in the Ordinary Course of Business), (B) incurred or guaranteed any indebtedness for borrowed money, or (C) guaranteed any debt securities of others;

(f) other than as required by applicable Law or the terms of any Parent Benefit Plan as in effect on the date of this Agreement: (A) adopted, terminated, established or entered into any Parent Benefit Plan; (B) caused any Parent Benefit Plan to be amended in any material respect; (C) paid any material bonus or distributed any profit-sharing account balances or similar payment to, or increased the amount of the wages, salary, commissions, benefits or other compensation or remuneration payable to, any of its directors, officers or employees; (D) increased the severance, retention, change-of-control or similar benefits offered to any current, former or new employees, directors or individual consultants or(E) hired, terminated or gave notice of termination (other than for cause) to, any (x) officer or (y) employee whose annual base salary is or is expected to be more than $150,000 per year;

(g) entered into any collective bargaining agreement or similar agreement with any labor union, or similar labor organization;

(h) entered into any material transaction other than (A) in the Ordinary Course of Business or (B) in connection with the Contemplated Transactions;

(i) acquired any material asset or sold, leased or otherwise irrevocably disposed of any of its assets or properties, or granted any Encumbrance with respect to such assets or properties, except in the Ordinary Course of Business;

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(j) sold, assigned, transferred, licensed, sublicensed or otherwise disposed of any material Parent IP (other than pursuant to non-exclusive licenses in the Ordinary Course of Business);

(k) made, changed or revoked any material Tax election, filed any amendment making any material change to any income or other material Tax Return, settled or compromised any income or other material Tax liability, entered into any Tax allocation, sharing, indemnification or other similar agreement or arrangement (including any “closing agreement” described in Section 7121 of the Code (or any similar Law) with any Governmental Body, but excluding customary commercial Contracts entered into in the Ordinary Course of Business the principal subject matter of which is not Taxes), requested or consented to any extension or waiver of any limitation period with respect to any claim or assessment for any income or other material Taxes (other than pursuant to an extension of time to file any Tax Return granted in the Ordinary Course of Business of not more than six months), or adopted or changed any material accounting method in respect of Taxes;

(l) made any expenditures, incurred any Liabilities or discharged or satisfied any Liabilities, in each case, in amounts that exceed the aggregate amount of $150,000;

(m) other than as required by Law or GAAP, taken any action to change accounting policies or procedures;

(n) initiated or settled any Legal Proceeding; or

(o) agreed, resolved or committed to do any of the foregoing.

Section 3.9 Absence of Undisclosed Liabilities. As of the date hereof, neither Parent nor any of its Subsidiaries has any Liability, individually or in the aggregate, of a type required to be recorded or reflected on a balance sheet or disclosed in the footnotes thereto under GAAP except for: (a) Liabilities disclosed, reflected or reserved against in the Parent Balance Sheet; (b) Liabilities that have been incurred by Parent or its Subsidiaries since the date of the Parent Balance Sheet in the Ordinary Course of Business; (c) Liabilities for performance of obligations of Parent or any of its Subsidiaries under Parent Contracts in the Ordinary Course of Business; (d) Liabilities incurred in connection with the Contemplated Transactions; and (e) Liabilities which would not, individually or in the aggregate, reasonably be expected to be material to the Parent.

Section 3.10 Title to Assets. Except as set forth on Section 3.10 of the Parent Disclosure Schedule, each of Parent and its Subsidiaries owns, and has good and valid title to, or, in the case of leased properties and assets, valid and enforceable leasehold interests in, all tangible properties or tangible assets and equipment used or held for use in its business or operations or purported to be owned by it, including: (a) all tangible assets reflected on the Parent Balance Sheet; and (b) all other tangible assets reflected in the books and records of Parent or any of its Subsidiaries as being owned by Parent or such Subsidiary. All of such assets are owned or, in the case of leased assets, leased by Parent or its Subsidiaries free and clear of any Encumbrances, other than Permitted Encumbrances.

Section 3.11 Real Property; Leasehold. Neither Parent nor any of its Subsidiaries own any real property. Parent has made available to the Company (a) an accurate and complete list of all real properties with respect to which Parent directly or indirectly holds a valid leasehold interest as well as any other real estate that is in the possession of, or occupied or leased by, Parent or any of its Subsidiaries, and (b) copies of all leases under which any such real property is possessed, occupied or leased (the “Parent Real Estate Leases”), each of which is in full force and effect, with no existing material default thereunder by Parent or any of its Subsidiaries, or to the Knowledge of Parent, any other party thereto. Parent’s possession, occupancy, lease, use and/or operation of each such leased property conforms to all applicable Laws in all material respects, and except for as set forth in Section 3.11 of the Parent Disclosure Schedule, Parent has exclusive possession of each such leased property and leasehold interest and has not granted any occupancy rights to tenants or licensees with respect to such leased property or leasehold interest. In addition, each such leased property and leasehold interest is free and clear of all Encumbrances other than Permitted Encumbrances. Parent has not received any written notice from its landlords or any Governmental Body that: (i) relates to violations of building, zoning, safety or fire ordinances or regulations; (ii) claims any defect or deficiency with respect to any of such properties; or (iii) requests the performance of any repairs, alterations or other work to such properties.

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Section 3.12 Intellectual Property; Privacy.

(a) Section 3.12(a) of the Parent Disclosure Schedule identifies each item of material Registered IP owned in whole or in part by the Parent or its Subsidiaries, including, with respect to each application and registration: (i) the name of the applicant or registrant and any other co-owners, (ii) the jurisdiction of application or registration, and (iii) the application or registration number. To the Knowledge of Parent, each of the U.S. patents and patent applications included in Section 3.12(a) of the Parent Disclosure Schedule properly identifies by name each and every inventor of the inventions claimed therein as determined in accordance with applicable Laws of the United States. As of the date of this Agreement, no cancellation, interference, opposition, reissue, reexamination or other proceeding of any nature (other than office actions or similar communications issued by any Governmental Body in the ordinary course of prosecution of any pending applications for registration) is pending or, to the Knowledge of Parent, threatened in writing, in which the scope, validity, enforceability or ownership of any Parent IP is being or has been contested or challenged. To the Knowledge of Parent, each item of Parent IP is valid and enforceable, and with respect to the Parent’s material Registered IP, subsisting.

(b) Except as set forth in Section 3.12(b) of the Parent Disclosure Schedule, there are no actions that must be taken within ninety (90) days of the Closing, the failure of which will result in the abandonment, lapse or cancellation of any of the Registered IP owned in whole or in part by Parent or any of its Subsidiaries.

(c) Except as set forth in Section 3.12(c) of the Parent Disclosure Schedule, and as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent or its Subsidiaries exclusively own, are the sole assignee of, or have exclusively licensed all of material Parent IP, free and clear of all Encumbrances other than Permitted Encumbrances. The Parent IP and the Intellectual Property Rights licensed to Parent pursuant to a valid, enforceable written agreement constitute all Intellectual Property Rights used in, material to or otherwise necessary for the operation of Parent’s and any of its Subsidiaries’ business as currently conducted. Except as set forth in Section 3.12(c) of the Parent Disclosure Schedule each Parent Associate involved in the creation or development of any material Parent IP, pursuant to such Parent Associate’s activities on behalf of Parent or any of its Subsidiaries, has signed a valid and enforceable written agreement containing an assignment of such Parent Associate’s rights in such Parent IP to Parent or its Subsidiaries. Each Parent Associate who has or has had access to Parent’s or any of its Subsidiaries’ trade secrets or confidential information has signed a valid and enforceable written agreement containing confidentiality provisions protecting the Parent IP, trade secrets and confidential information. Parent has taken commercially reasonable steps to protect and preserve the confidentiality of its trade secrets and confidential information.

(d) Except as set forth on Section 3.12(d) of the Parent Disclosure Schedule, to the Knowledge of Parent, no funding, facilities or personnel of any Governmental Body or any university, college, research institute or other educational institution has been used to create Parent IP, except for any such funding or use of facilities or personnel that does not result in such Governmental Body or institution obtaining ownership rights or a license to such Parent IP or the right to receive royalties for the practice of such Parent IP.

(e) Section 3.12(e) of Parent Disclosure Schedule sets forth each license agreement pursuant to which Parent (i) is granted a license under any material Intellectual Property Right owned by any third party that is used by Parent or its Subsidiaries in its business as currently conducted (each a “Parent In-bound License”) or (ii) grants to any third party a license under any material Parent IP or material Intellectual Property Right licensed to Parent under a Parent In-bound License (each a “Parent Out-bound License”) (provided, that, Parent In-bound Licenses shall not include, when entered into in the Ordinary Course of Business, material transfer agreements, services agreements, clinical trial agreements, agreements with Parent Associates, non-disclosure agreements, commercially available Software-as-a-Service offerings, or off-the-shelf software licenses; and Parent Out-bound Licenses shall not include, when entered into in the Ordinary Course of Business, material transfer agreements, clinical trial agreements, services agreements, non-disclosure agreements, or non-exclusive outbound licenses). All Parent In-bound Licenses and Parent Out-bound Licenses are in full force and effect and are valid, enforceable and binding obligations of Parent and, to the Knowledge of Parent, each other party to such Parent In-bound Licenses or Parent Out-bound Licenses. Neither Parent, nor, to the Knowledge of Parent, any other party to such Parent In-bound Licenses or Parent Out-bound Licenses, is in material breach under any Parent In-bound Licenses or Parent Out-bound Licenses.

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Except as set forth in Section 3.12(e) of the Parent Disclosure Schedule, none of the terms or conditions of any Parent In-Bound License or any Parent Out-bound License requires Parent or any of its Subsidiaries or any of their Affiliates to maintain, develop or prosecute any Intellectual Property Rights.

(f) To the Knowledge of Parent: (i) the operation of the business of Parent and its Subsidiaries as currently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any other Person and (ii) no other Person is infringing, misappropriating or otherwise violating any Parent IP. No Legal Proceeding is pending (or, to the Knowledge of Parent, is threatened in writing) (A) against Parent or its Subsidiaries alleging that the operation of the business of Parent or its Subsidiaries infringes or constitutes the misappropriation or other violation of any Intellectual Property Rights of another Person or (B) by Parent or its Subsidiaries alleging that another Person has infringed, misappropriated or otherwise violated any of the Parent IP. Since December 31, 2021, neither Parent nor its Subsidiaries have received any written notice or other written communication alleging that the operation of the business of Parent or its Subsidiaries infringes or constitutes the misappropriation or other violation of any Intellectual Property Right of another Person.

(g) None of the Parent IP or, to the Knowledge of Parent, any material Intellectual Property Rights exclusively licensed by Parent or its Subsidiaries, is subject to any pending or outstanding injunction, directive, order, judgment or other disposition of dispute, that adversely and materially restricts the use, transfer, registration or licensing by Parent or its Subsidiaries of any such Parent IP or material Intellectual Property Rights exclusively licensed to Parent or its Subsidiaries.

(h) To the Knowledge of Parent, Parent and the operation of Parent’s and its Subsidiaries’ business are, and have at all times been, in material compliance with all Privacy and Data Processing Requirements. To the knowledge of Parent, Parent and its Subsidiaries have at all applicable times provided all notices, and obtained and maintained all rights, consents, and authorizations, to Process Parent Data as Processed by or for Parent or its Subsidiaries. Since January 1, 2020, there have been (i) no loss or theft of, or security breach relating to Parent Data, (ii) no violation of any security policy of Parent or its Subsidiaries regarding any such Parent Data, and (iii) no unauthorized access to, or unauthorized, unintended, or improper use, disclosure, or other Processing of, any Parent Data. Parent and its Subsidiaries have taken commercially reasonable steps and implemented reasonable disaster recovery and security plans and procedures to protect the information technology systems used in, material to or necessary for operation of Parent’s or its Subsidiaries business as currently conducted and Parent Data from unauthorized use, access, or other Processing. To the Knowledge of Parent, there have been no (i) material malfunctions or unauthorized intrusions or breaches of the information technology systems used in, material to or necessary for the operation of Parent’s or its Subsidiaries’ business or (ii) material unauthorized access to, or other processing of, Parent Data.

Section 3.13 Agreements, Contracts and Commitments.

(a) Section 3.13 of the Parent Disclosure Schedule lists the following Parent Contracts in effect as of the date of this Agreement other than any Parent Benefit Plans (each, a “Parent Material Contract” and collectively, the “Parent Material Contracts”):

(i) a material Contract as defined in Item 601(b)(10) of Regulation S-K as promulgated under the Securities Act;

(ii) each Parent Contract relating to any agreement of indemnification or guaranty not entered into in the Ordinary Course of Business;

(iii) each Parent Contract containing (A) any covenant limiting in any material respect the freedom of Parent or its Subsidiaries to engage in any line of business or compete with any Person, (B) any most-favored nation or other preferred pricing arrangement in favor of a Person other than Parent or any similar term by which any Person is or could become entitled to any benefit, right or privilege that must be at least as favorable to such Person as those offered to any other Person, (C) any exclusivity provision, option to receive a license, right of first refusal or right of first negotiation or similar covenant in favor of a Person other than Parent, or (D) any non-solicitation provision not entered into in the Ordinary Course of Business;

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(iv) each Parent Contract relating to capital expenditures and requiring payments after the date of this Agreement in excess of $150,000 pursuant to its express terms and not cancelable without penalty;

(v) each Parent Contract relating to the disposition or acquisition of material assets or any ownership interest in any Entity;

(vi) each Parent Contract relating to any mortgages, indentures, loans, notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit or creating any material Encumbrances with respect to any assets of Parent or its Subsidiaries or any loans or debt obligations with officers or directors of Parent;

(vii) each Parent Contract requiring payment by or to Parent after the date of this Agreement in excess of $100,000 in the aggregate in the current calendar year or any future calendar year pursuant to its express terms relating to: (A) any distribution agreement (identifying any that contain exclusivity provisions); (B) any agreement involving provision of services or products with respect to any pre-clinical or clinical development activities of Parent; (C) any dealer, distributor, joint marketing, alliance, joint venture, cooperation, development or other agreement currently in force under which Parent has continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which Parent has continuing obligations to develop any Intellectual Property Rights that will not be owned, in whole or in part, by Parent; or (D) any Parent Contract with any third party providing any services relating to the manufacture or production of any product, service or technology of Parent or any Parent Contract to sell, distribute or commercialize any products or service of Parent;

(viii) each Parent Contract with any financial advisor, broker, finder, investment banker or other similar Person providing financial advisory services to Parent in connection with the Contemplated Transactions;

(ix) each Parent Real Estate Lease;

(x) each Parent Contract with any Governmental Body;

(xi) each Parent Out-bound License and Parent In-bound License, and each Parent Contract containing a covenant not to sue or otherwise enforce any Intellectual Property Rights;

(xii) each Parent Contract requiring the payment of any royalty, dividend or similar arrangement based on the revenues or profits of Parent or its Subsidiaries;

(xiii) each Parent Contract, offer letter, employment agreement, or individual independent contractor agreement with any employee, individual independent contractor or other natural person service provider whose annual compensation equals or exceeds $100,000 that (A) is not immediately terminable at will by Parent without notice, severance, retention or other cost or liability, except as required under applicable Law, or (B) provides for retention payments, change-of-control payments, severance, accelerated vesting, or any similar payment or benefit that may or will become due as a result of the Merger;

(xiv) any other Contract that is not terminable at will (with no penalty or payment or requirement for prior notice, except as required by applicable law) by Parent or its Subsidiaries, as applicable, and (A) which involves payment or receipt by Parent or its Subsidiaries after the date of this Agreement under any such agreement, Contract or commitment of more than $100,000 in the aggregate, or obligations after the date of this Agreement in excess of $100,000 in the aggregate, or (B) that is material to the business or operations of Parent and its Subsidiaries, taken as a whole;

(xv) each Parent Contract providing any option to receive a license or other right, any right of first negotiation, any right of first refusal or any similar right to any Person related to any material Parent IP or material Intellectual Property Right licensed to Parent under a Parent In-bound License; and

(xvi) each Parent Contract entered into in settlement of any Legal Proceeding or other dispute.

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(b) Parent has delivered or made available to the Company accurate and complete copies of all Parent Material Contracts, including all amendments thereto. There are no Parent Material Contracts that are not in written form. Neither Parent nor any of its Subsidiaries has, nor, to Parent’s Knowledge, as of the date of this Agreement, has any other party to a Parent Material Contract, breached, violated or defaulted under, or received notice that it breached, violated or defaulted under, any of the terms or conditions of any Parent Material Contract in such manner as would permit any other party to cancel or terminate any such Parent Material Contract, or would permit any other party to seek damages which would reasonably be expected to be material to Parent or its business. As to Parent and its Subsidiaries, as of the date of this Agreement, each Parent Material Contract is valid, binding, enforceable and in full force and effect, subject to the Enforceability Exceptions. No Person is renegotiating, or has a right pursuant to the terms of any Parent Material Contract to change, any material amount paid or payable to Parent under any Parent Material Contract or any other material term or provision of any Parent Material Contract, and no Person has indicated in writing to Parent that it desires to renegotiate, modify, not renew or cancel any Parent Material Contract.

Section 3.14 Compliance; Permits. Parent or its Subsidiaries hold all required Governmental Authorizations which are material to the operation of the business of Parent or such Subsidiary as currently conducted (the “Parent Permits”). Section 3.14 of the Parent Disclosure Schedule identifies each Parent Permit. Each such Parent Permit is valid and in full force and effect, and Parent is in material compliance with the terms of the Parent Permits. No Legal Proceeding is pending or, to the Knowledge of Parent, threatened, which seeks to revoke, limit, suspend, or materially modify any Parent Permit.

Section 3.15 Health Care Regulatory Matters.

(a) Parent, its Subsidiaries, and, to the Knowledge of Parent, each of their respective directors, officers, management employees, agents (while acting in such capacity), contract manufacturers, suppliers, contractors and distributors are, and since January 1, 2021, have been, in material compliance with all Health Care Laws to the extent applicable to Parent or any of its Subsidiaries and their products or activities. To the Knowledge of Parent, there are no facts or circumstances that reasonably would be expected to give rise to any material liability of Parent or its Subsidiaries under any Health Care Laws.

(b) Neither Parent nor its Subsidiaries is party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Body.

(c) All applications, notifications, submissions, information, claims, reports and statistical analyses, and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Parent Permit from the FDA or other Governmental Body relating to products that are regulated as drugs, medical devices, or other healthcare products under Health Care Laws, including biological and drug candidates, compounds or products being researched, tested, stored, developed, labeled, manufactured, packed and/or distributed by Parent or any of its Subsidiaries (“Parent Products”), including, without limitation, investigational new drug applications, when submitted to the FDA or other Governmental Body were true, complete and correct in all material respects as of the date of submission and any necessary or required updates, changes, corrections or modification to such applications, submissions, information and data have been submitted to the FDA or other Governmental Body. Parent does not have Knowledge of any facts or circumstances that would be reasonably likely to lead to the revocation, suspension, limitation, or cancellation of a Parent Permit required under Health Care Laws.

(d) All preclinical studies and clinical trials conducted by Parent or its Subsidiaries or, to the Knowledge of Parent, on behalf of Parent or its Subsidiaries have been, and if still pending are being, conducted in material compliance all applicable Health Care Laws, including, but not limited to, the FDCA and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58, 312 and 314. No clinical trial conducted by or on behalf of Parent or its Subsidiaries has been conducted, to the Knowledge of Parent, using any clinical investigators who have been disqualified, debarred or excluded from healthcare programs. No clinical trial conducted by or on behalf of Parent or its Subsidiaries has been terminated or suspended prior to completion, and no institutional review board that has or has had jurisdiction over, a clinical trial conducted by or on behalf of Parent or its Subsidiaries has placed a partial or full clinical hold order on, or otherwise terminated, delayed or suspended, such a clinical trial at a clinical research site based on an actual or alleged lack of safety or efficacy of any Parent Product or a failure to conduct such clinical trial in compliance with applicable Health Care Laws, their implementing regulations and good clinical practices.

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(e) All manufacturing operations conducted by Parent or its Subsidiaries or, to the Knowledge of Parent, for the benefit of Parent or its Subsidiaries have been and are being conducted in material compliance with all Parent Permits under applicable Health Care Laws, all applicable provisions of the FDA’s current good manufacturing practice (cGMP) regulations at 21 C.F.R. Parts 210-211 and Parts 600 and 610 and FDA’s Quality System (QS) regulations at 21 C.F.R. Part 820, and all comparable foreign regulatory requirements of any Governmental Body.

(f) Neither Parent nor any of its Subsidiaries has received any written communication that relates to an alleged violation or noncompliance with any Health Care Laws, including any notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration, import detention or refusal, FDA Warning Letter or Untitled Letter, or any action by a Governmental Body relating to any Health Care Laws. All Warning Letters, Form-483 observations, or comparable findings from other Governmental Bodies listed in Section 3.15(f) of the Parent Disclosure Schedule have been resolved and closed out to the satisfaction of the applicable Governmental Body.

(g) There have been no seizures, withdrawals, recalls, detentions, or suspensions of manufacturing, testing, or distribution relating to the Parent Products required or requested by a Governmental Body or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Parent Products reported to the FDA (“Parent Safety Notices”), and, to the Knowledge of Parent, there are no facts or circumstances that reasonably would be expected to give rise to a Parent Safety Notice. All Parent Safety Notices listed in Section 3.15(g) of the Parent Disclosure Schedule have been resolved to the satisfaction of the applicable Governmental Body.

(h) There are no unresolved Parent Safety Notices, and to the Knowledge of Parent, there are no facts that would be reasonably likely to result in a material Parent Safety Notice or a termination or suspension of developing and testing of any of the Parent Products.

(i) Neither Parent nor any of its Subsidiaries, or, to the Knowledge of Parent, any officer, employee, agent, or distributor of Parent or its Subsidiaries has made an untrue statement of a material fact or fraudulent or misleading statement to a Governmental Body, failed to disclose a material fact required to be disclosed to a Governmental Body, or committed an act, made a statement, or failed to make a statement that would reasonably be expected to provide a basis for the FDA to invoke its FDA Ethics Policy. To the Knowledge of Parent, none of the aforementioned is or has been under investigation resulting from any allegedly untrue, fraudulent, misleading, or false statement or omission, including data fraud, or had any action pending or threatened relating to the FDA Ethics Policy.

(j) All reports, documents, claims, Parent Permits and notices required to be filed, maintained or furnished to the FDA or any Governmental Body by Parent and its Subsidiaries have been so filed, maintained or furnished, except where failure to file, maintain or furnish such reports, documents, claims, Parent Permits or notices has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All such reports, documents, claims, Parent Permits and notices were true and complete in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing).

(k) Neither Parent nor any of its Subsidiaries, or, to the Knowledge of Parent, any officer, employee, agent, contractor or distributor of Parent or its Subsidiaries has committed any act, made any statement or failed to make any statement that violates the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b, the Federal False Claims Act, 31 U.S.C. § 3729, other Health Care Laws, or any other similar federal, state, or ex-U.S. law applicable in the jurisdictions in which the Parent Products are sold or intended to be sold.

(l) Neither Parent nor any of its Subsidiaries, or, to the Knowledge of Parent, any officer, employee, agent, contractor or distributor of Parent or of its Subsidiaries has been convicted of any crime or engaged in any conduct that has resulted, or would reasonably be expected to result, in debarment under applicable Law, including, without limitation, 21 U.S.C. § 335a, or exclusion under 42 U.S.C. § 1320a-7, or any other statutory provision or similar law applicable in other jurisdictions in which the Parent Products are sold or intended to be sold. Neither Parent nor any of its Subsidiaries, or, to the Knowledge of Parent, any officer, employee, agent, contractor or distributor of Parent or its Subsidiaries, has been excluded from participation

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in any federal health care program or convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in any federal health care program under Section 1128 of the Social Security Act of 1935, as amended, or any similar Health Care Law or program.

(m) The Studies conducted by or on behalf of or sponsored by Parent (including its Subsidiaries) that are described or referred to in the Parent SEC Documents were and, if still pending, are, being conducted in accordance with all applicable statutes, laws, rules and regulations (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA), as well as the protocols, procedures and controls designed and approved for such Studies and with standard medical and scientific research procedures. The Parent SEC Documents include all material safety and efficacy results of any Parent Product from any Studies.

Section 3.16 Legal Proceedings; Orders.

(a) Except as set forth in Section 3.16(a) of the Parent Disclosure Schedule, as of the date of this Agreement, there is no material pending Legal Proceeding and, to the Knowledge of Parent, no Person has threatened in writing to commence any Legal Proceeding: (i) that involves (A) Parent, (B) any of its Subsidiaries, (C) any Parent Associate (in his or her capacity as such) or (D) any of the material assets owned or used by Parent or its Subsidiaries; or (ii) that challenges, or that would have the effect of preventing, delaying, making illegal or otherwise interfering with, the Contemplated Transactions.

(b) Since Parent’s inception through the date of this Agreement, no Legal Proceeding has been pending against Parent that resulted in material liability to Parent.

(c) There is no order, writ, injunction, judgment or decree to which Parent or any of its Subsidiaries, or any of the material assets owned or used by Parent or any of its Subsidiaries, is subject. To the Knowledge of Parent, no officer of Parent or any of its Subsidiaries is subject to any order, writ, injunction, judgment or decree that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the business of Parent or any of its Subsidiaries or to any material assets owned or used by Parent or any of its Subsidiaries.

Section 3.17 Tax Matters. Except as set forth on Section 3.17 of the Parent Disclosure Schedule:

(a) Parent and each of its Subsidiaries have filed all income and other material Tax Returns that were required to be filed by or with respect to it under applicable Law. All such Tax Returns are correct and complete in all material respects and have been prepared in compliance with applicable Law in all material respects. No written claim has ever been made by any Governmental Body in any jurisdiction where Parent or any of its Subsidiaries does not file Tax Returns or pay Taxes that Parent or such Subsidiary, as applicable, is subject to taxation by that jurisdiction.

(b) All income and other material Taxes due and owing by Parent or any of its Subsidiaries on or before the date hereof (whether or not shown on any Tax Return) have been fully and timely paid. The unpaid Taxes of Parent and its Subsidiaries did not, as of the date of the Parent Balance Sheet, materially exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax items) set forth on the face of the Parent Balance Sheet. Since the Parent Balance Sheet Date, neither Parent nor any of its Subsidiaries has incurred any material Liability for Taxes outside the Ordinary Course of Business.

(c) All material Taxes that Parent and each of its Subsidiaries is or was required by Law to withhold or collect have been duly and timely withheld or collected on behalf of its respective employees, independent contractors, stockholders, lenders, customers or other third parties and have been timely paid to the proper Governmental Body or other Person or properly set aside in accounts for this purpose.

(d) There are no Encumbrances for material Taxes (other than Taxes not yet due and payable) upon any of the assets of Parent or any of its Subsidiaries.

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(e) No deficiencies for a material amount of Taxes with respect to Parent or any of its Subsidiaries have been claimed, proposed or assessed by any Governmental Body in writing. There are no pending or ongoing or to the Knowledge of Parent, threatened audits, assessments or other actions for or relating to any liability in respect of a material amount of Taxes of Parent. Neither Parent nor any of its Subsidiaries (or predecessors thereof) has waived any statute of limitations or agreed to any extension of time with respect to any income or other material Tax assessment or deficiency.

(f) Neither Parent nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(g) Neither Parent nor any of its Subsidiaries is a party to any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, or similar agreement or arrangement, other than customary commercial Contracts entered into in the Ordinary Course of Business the principal subject matter of which is not Taxes.

(h) Neither Parent nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for Tax purposes for a Tax period ending on or prior to the Closing Date; (ii) use of an improper method of accounting for a Tax period ending on or prior to the Closing Date; (iii) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (iv) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Law); (v) installment sale or open transaction disposition made on or prior to the Closing Date; (vi) prepaid amount, advance payment or deferred revenue received or accrued on or prior to the Closing Date outside the Ordinary Course of Business; (vii) application of Section 367(d) of the Code to any transfer of intangible property on or prior to the Closing Date; or (viii) application of Sections 951 or 951A of the Code (or any similar provision of state, local or foreign Law) to any income received or accrued on or prior to the Closing Date. Parent has not made any election under Section 965(h) of the Code.

(i) Neither Parent nor any of its Subsidiaries has ever been (i) a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is Parent) or (ii) a party to any joint venture, partnership, or other arrangement that is treated as a partnership for U.S. federal income Tax purposes. The Company does not own any interest in any entity that is a “passive foreign investment company” within the meaning of Section 1297 of the Code (other than any such entity that is a “controlled foreign corporation” within the meaning of Section 897 of the Code). Neither Parent nor any of its Subsidiaries currently uses the cash method of accounting for income Tax purposes. Parent has no Liability for any material Taxes of any Person (other than Parent and any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by Contract (other than a Contract entered into in the Ordinary Course of Business the principal subject matter of which is not Taxes) or otherwise by operation of Law.

(j) Neither Parent nor any of its Subsidiaries has distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code (or any similar provisions of state, local or foreign Law).

(k) Parent has never had a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise had an office or fixed place of business in a country other than the country in which it is organized.

(l) Neither Parent nor any of its Subsidiaries has participated in or been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” within the meaning of Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2).

(m) Neither Parent nor any of its Subsidiaries is subject to a Tax holiday or Tax incentive or grant in any jurisdiction that based on applicable Law could be subject to recapture at or following the Closing.

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(n) Section 3.17(n) of the Parent Disclosure Schedule sets forth the entity classification of Parent and each of its Subsidiaries for U.S. federal income tax purposes. Neither Parent nor any of its Subsidiaries has made an election or taken any other action to change its federal or state income Tax classification from the classification set forth on Section 3.17(n) of the Parent Disclosure Schedules. Neither Parent nor any of its Subsidiaries has taken any action or knows of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

(o) Parent has not been, is not, and immediately prior to the First Effective Time will not be, treated as an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.

For purposes of this Section 3.17, each reference to Parent or any of its Subsidiaries shall be deemed to include any Person that was liquidated into, merged with, or is otherwise a predecessor to, Parent.

Section 3.18 Employee and Labor Matters; Benefit Plans.

(a) Section 3.18(a) of the Parent Disclosure Schedule is a list of all material Parent Benefit Plans, other than employment offer letters or employment agreements on Parent’s standard form and other than individual Parent Options or other compensatory equity award agreements made pursuant to the Parent’s standard forms and as disclosed on Section 3.6(c) of the Parent Disclosure Schedule, in which case only representative standard forms of such agreements shall be scheduled. “Parent Benefit Plan” means each (i) “employee benefit plan” as defined in Section 3(3) of ERISA and (ii) other pension, retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, equity or equity-based, phantom equity, employment, consulting, severance, change-of-control, retention, health, life, disability, group insurance, paid time off, holiday, welfare and fringe benefit plan, program, agreement, Contract, or arrangement (whether written or unwritten, qualified or nonqualified, funded or unfunded, subject or not subject to ERISA and including any that have been frozen), in each case, sponsored, maintained, administered, contributed to, or required to be contributed to, by Parent or any of its Subsidiaries for the benefit of any current or former employee, director, officer or individual independent contractor of Parent or any of its Subsidiaries or under which Parent or any of its Subsidiaries has any actual or contingent liability (including, without limitation, by or through a Parent ERISA Affiliate).

(b) As applicable with respect to each material Parent Benefit Plan, Parent has made available to the Company, true and complete copies of (i) each material Parent Benefit Plan, including all amendments thereto, and in the case of an unwritten material Parent Benefit Plan, a written description thereof, (ii) all current trust documents, investment management Contracts, custodial agreements, administrative services agreements and insurance and annuity Contracts relating thereto, (iii) the current summary plan description and each summary of material modifications thereto and any employee handbooks, (iv) the most recently filed annual reports with any Governmental Body (e.g., Form 5500 and all schedules thereto), (v) the most recent IRS determination, opinion or advisory letter, (vi) the most recent summary annual reports, nondiscrimination testing reports, actuarial reports, financial statements and trustee reports for the prior three plan years, (vii) all material, nonroutine notices and filings from the IRS or Department of Labor or other Governmental Body concerning any Parent Benefit Plan in the prior six-year period, and (viii) copies of all Forms 1094-B/C and Forms 1095-B/C for the past three plan years.

(c) Each Parent Benefit Plan has been maintained, operated and administered in compliance with its terms and the applicable provisions of ERISA, the Code and all other Laws, in each case, in all material respects. Each Parent Benefit Plan that provides health benefits as a “group health plan” for purposes of the Affordable Care Act has been maintained and administered in compliance in all material respects with the Affordable Care Act, including offering health care coverage that does not subject Parent to any assessment under Section 4980H(a) or 4980H(b) of the Code. Parent has no, nor would reasonably be expected to have any, liability for Taxes under Sections 4980A through 4980I of the Code.

(d) The Parent Benefit Plans which are “employee pension benefit plans” within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code have received or may rely upon a determination or opinion letters from the IRS to the effect that such plans are qualified under Section 401(a) of the Code and the related trusts are exempt from federal income Taxes under Section 501(a) of the Code, respectively, and nothing has occurred that would reasonably be expected to materially adversely affect the qualification of such Parent Benefit Plan or the tax exempt status of the related trust.

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(e) Neither Parent, any of its Subsidiaries nor any Parent ERISA Affiliate maintains, contributes to, is required to contribute to, or has any actual or contingent liability with respect to, (i) any “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) that is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, (ii) any “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (iii) any “multiple employer plan” (within the meaning of Section 413 of the Code) or (iv) any “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA).

(f) There are no pending audits or investigations by any Governmental Body involving any Parent Benefit Plan, and no pending or, to the Knowledge of Parent, threatened claims (except for routine individual claims for benefits payable in the normal operation of the Parent Benefit Plans), suits or proceedings involving any Parent Benefit Plan, or, to the Knowledge of Parent, any fiduciary thereof or service provider thereto, in any case except as would not be reasonably expected to result in material liability to Parent or any of its Subsidiaries. All contributions and premium payments required to have been made under any of the Parent Benefit Plans or by applicable Law (without regard to any waivers granted under Section 412 of the Code), have been timely made and neither Parent nor any Parent ERISA Affiliate has any material liability for any unpaid contributions with respect to any Parent Benefit Plan.

(g) None of Parent, any of its Subsidiaries or any Parent ERISA Affiliates, or to the Knowledge of Parent, any fiduciary, trustee or administrator of any Parent Benefit Plan, has engaged in, or in connection with the Contemplated Transactions will engage in, any transaction with respect to any Parent Benefit Plan which would subject any such Parent Benefit Plan, Parent, any of its Subsidiaries or Parent ERISA Affiliates to a material Tax, material penalty or material liability for a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code.

(h) No Parent Benefit Plan provides death, medical, dental, vision, life insurance or other welfare benefits beyond termination of service or retirement other than coverage mandated by Law and to the Knowledge of Parent, neither Parent nor any of its Subsidiaries has made a written representation promising the same.

(i) Except as set forth in Section 3.18(i) of the Parent Disclosure Schedule, neither the execution of this Agreement, nor the performance of the Contemplated Transactions (either alone or when combined with the occurrence of any other event, including a termination of employment) will: (i) result in any payment becoming due to any current or former employee, director, officer, or independent contractor of Parent or any Subsidiary thereof pursuant to any Parent Benefit Plan, (ii) increase any amount of compensation or benefits otherwise payable under any Parent Benefit Plan, (iii) result in the acceleration of the time of payment, funding or vesting of any benefits under any Parent Benefit Plan, (iv) require any contribution or payment to fund any obligation under any Parent Benefit Plan or (v) limit the right to merge, amend or terminate any Parent Benefit Plan.

(j) Except as set forth in Section 3.18(j) of the Parent Disclosure Schedule, neither the execution of, nor the consummation of the Contemplated Transactions (either alone or when combined with the occurrence of any other event, including a termination of employment) will result in the receipt or retention by any person who is a “disqualified individual” (within the meaning of Code Section 280G) with respect to Parent and its Subsidiaries of any payment or benefit that is or could be characterized as a “parachute payment” (within the meaning of Code Section 280G), determined without regard to the application of Code Section 280G(b)(5).

(k) Each Parent Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in operational and documentary compliance with Section 409A of the Code and all authoritative guidance thereunder. No payment to be made under any Parent Benefit Plan is or will be subject to the penalties of Section 409A(a)(1) of the Code. No current or former employee, officer, director or individual independent contractor of Parent or any of its Subsidiaries has any “gross up” agreements with Parent or any of its Subsidiaries or other assurance of reimbursement by Parent or any of its Subsidiaries for any Taxes imposed under Code Section 409A or Code Section 4999.

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(l) Each Parent Benefit Plan maintained for the benefit of service providers located outside of the United States (each, a “Parent Foreign Plan”) has obtained from the Governmental Body having jurisdiction with respect to such plan any required determinations that such plan is in compliance with the Laws of any such Governmental Body.

(m) The assets of each of the Parent Foreign Plans that is similar to an employee pension benefit plan (as defined in Section 3(2) of ERISA (whether or not subject to ERISA)) or that otherwise provides retirement, medical or life insurance benefits following retirement or other termination of service or employment are at least equal to the liabilities of such plans.

(n) Parent has provided to the Company a true and correct list, as of the date of this Agreement, containing the names of all current full-time, part-time or temporary employees and independent contractors (and indication as such), and, as applicable: (i) the annual dollar amount of all cash compensation in the form of wages, salary, fees, commissions, or director’s fees payable to each person; (ii) dates of employment or service; (iii) title and, with respect to independent contractors, a current written description of such person’s contracting services; (iv) visa status, if applicable; and (v) with respect to employees, (A) a designation of whether they are classified as exempt or non-exempt for purposes of FLSA and any similar state, federal or foreign law and (B) whether such an employee is on leave, and if so, the expected return date.

(o) Neither Parent nor any of its Subsidiaries is or has ever been a party to, bound by, or has a duty to bargain under, any collective bargaining agreement or other Contract with a labor union or similar labor organization representing any of its employees, and there is no labor union or similar labor organization representing or, to the Knowledge of Parent, purporting to represent or seeking to represent any employees of Parent or its Subsidiaries, including through the filing of a petition for representation election. There is not and has not been in the past five years, nor, to the Knowledge of Parent, is there or has there been in the past five years any threat of, any strike, slowdown, work stoppage, lockout, union election petition, demand for recognition, or any similar activity or dispute, or any union organizing activity, against Parent or any of its Subsidiaries.

(p) Parent and each of its Subsidiaries is, and since December 31, 2021 has been, in material compliance with all applicable Laws respecting labor, employment, employment practices, and terms and conditions of employment, including worker classification, discrimination, harassment and retaliation, equal employment opportunities, fair employment practices, meal and rest periods, immigration, employee safety and health, payment of wages (including overtime wages), unemployment and workers’ compensation, leaves of absence, and hours of work. Except as would not be reasonably likely to result in a material liability to Parent or any of its Subsidiaries, with respect to employees of Parent and its Subsidiaries, each of Parent and its Subsidiaries, since December 31, 2020, has withheld and reported all amounts required by Law to be withheld and reported with respect to wages, salaries and other payments, benefits, or compensation to employees. There is no material Legal Proceeding pending or, to the Knowledge of Parent, threatened or reasonably anticipated against Parent or any of its Subsidiaries relating to any current or former employee, applicant for employment, or consultant of Parent.

(q) Within the preceding two years, Parent has complied in all material respects with the WARN Act, and no action that could trigger the WARN Act will be implemented before the Closing Date without advance notification to and approval of the Company.

(r) Solely with respect to employees who reside or work in Israel or to whom Israeli law applies (the “Israeli Employees”), of which none is employed by the Parent, and except as would not be reasonably expected to be material to Parent or any of its Subsidiaries: (i) none of the Subsidiaries have or is subject to, and no Israeli Employee of the any Subsidiary benefits from, any extension order (tzavei harchava) (other than extension orders applicable to all employees in Israel or in the sector in which the Subsidiaries operate); (ii) any applicable Subsidiary’s obligations to provide statutory severance pay to its Israeli Employees pursuant to the Severance Pay Law, 5723-1963 (including Section 14 Arrangements), vacation pursuant to the Israeli Annual Leave Law, 5711-1951, and contributions to any funds, including all pension arrangements and any personal employment agreement or any other binding source, have been satisfied in all material respects or have been fully funded by contributions to appropriate funds (other than routine payments, deductions or withholdings to be timely made in the normal course of business and consistent with past practice) or, if not required to be fully funded under any source, are fully accrued in the Parent’s consolidated financial

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statements to the extent required by GAAP; and (iii) the Subsidiaries are in compliance with all applicable Law, regulations, permits and contracts relating to employment, wages and other compensation matters and terms and conditions of employment related to its Israeli Employees, including the Advance Notice of Discharge and Resignation Law, 5761-2001, the Notice to Employee (Terms of Employment) Law (5762 2002), the Prevention of Sexual Harassment Law, 5758-1998, the Hours of Work and Rest Law, 5711-1951, the Annual Leave Law, 5711-1951, the Salary Protection Law, 5718-1958, the Law for Increased Enforcement of Labor Laws, 5771-2011, the Foreign Employees Law, 5751-1991, the Employment of Employee by Manpower Contractors Law, 5756-1996, the Equal Rights for Persons with Disabilities Law, 5748-1988, the Employment (Equal Opportunities) Law, 5748-1988, the Women’s Equal Rights Law, 5711-1951, the Protection of Employees (Exposure of Offences of Unethical Conduct and Improper Administration), 5757-1997, and the Sick Pay Law, 5736-1976. Except as would not reasonably be expected to be material to Parent or any of its Subsidiaries, the Subsidiaries have not engaged any Israeli Employees whose employment would require special licenses, permits or approvals from any Governmental Body. “Israeli Employee” shall not include any consultants, sales agents or other independent contractors. Except as would not be reasonably expected to be material to Parent or any of its Subsidiaries, (A) all amounts that the Subsidiaries are legally or contractually required either (x) to deduct from their Israeli Employees’ salaries or to transfer to such Israeli Employees’ pension or provident, life insurance, incapacity insurance, continuing education fund, managers’ insurance, severance fund or other similar funds or (y) to withhold from their Israeli Employees’ salaries and benefits and to pay to any Governmental Body as required by the Ordinance and Israeli National Insurance Law, 5713-1953, or otherwise have, in each case, been duly deducted, transferred, withheld and paid (other than routine payments, deductions or withholdings to be timely made in the normal course of business and consistent with past practice), and (B) the Subsidiaries do not have any outstanding obligations to make any such deduction, transfer, withholding or payment (other than such that has not yet become due), and (C) the Subsidiaries have not engaged any consultants, sub-contractors, independent contractors, sales agents or freelancers who, according to Israeli Law, would be entitled to the rights of an employee vis-à-vis the Subsidiaries, including rights to severance pay, vacation, recuperation pay (dmei havraa) and other employee-related statutory benefits.

Section 3.19 Environmental Matters. Parent and each of its Subsidiaries are in compliance and since December 31, 2021 have complied with all applicable Environmental Laws, which compliance includes the possession by Parent of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except for any failure to be in such compliance that, either individually or in the aggregate, would not reasonably be expected to be material to Parent or its business. Neither Parent nor any of its Subsidiaries has received since December 31, 2021 (or prior to that time, which is pending and unresolved), any written notice or other communication (in writing or otherwise), whether from a Governmental Body or other Person, that alleges that Parent or any of its Subsidiaries is not in compliance with or has liability pursuant to any Environmental Law and, to the Knowledge of Parent, there are no circumstances that would reasonably be expected to prevent or interfere with Parent’s or any of its Subsidiaries’ compliance in any material respects with any Environmental Law, except where such failure to comply would not reasonably be expected to be material to Parent or its business. No current or (during the time a prior property was leased or controlled by Parent or any of its Subsidiaries) prior property leased or controlled by Parent or any of its Subsidiaries has had a release of or exposure to Hazardous Materials in material violation of or as would reasonably be expected to result in any material liability of Parent or any of its Subsidiaries pursuant to Environmental Law. No consent, approval or Governmental Authorization of or registration or filing with any Governmental Body is required by Environmental Laws in connection with the execution and delivery of this Agreement or the consummation of the Contemplated Transactions by Parent or Merger Subs. Prior to the date hereof, Parent has provided or otherwise made available to the Company true and correct copies of all material environmental reports, assessments, studies and audits in the possession or control of Parent or any of its Subsidiaries with respect to any property leased or controlled by Parent or any of its Subsidiaries or any business operated by them.

Section 3.20 Transactions with Affiliates. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement, since the date of Parent’s last proxy statement filed on July 28, 2023 with the SEC, no event has occurred that would be required to be reported by Parent pursuant to Item 404 of Regulation S-K. Section 3.20 of the Parent Disclosure Schedule identifies each Person who is (or who may be deemed to be) an Affiliate of Parent as of the date of this Agreement.

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Section 3.21 Insurance. Parent has delivered or made available to the Company accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of Parent and each of its Subsidiaries. Each of such insurance policies is in full force and effect and Parent and each of its Subsidiaries is in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers, since December 31, 2021, neither Parent nor any of its Subsidiaries has received any notice or other communication regarding any actual or possible: (a) cancellation or invalidation of any insurance policy; or (b) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy. Parent and each of its Subsidiaries has provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding that is currently pending against Parent or any of its Subsidiaries for which Parent or such Subsidiary has insurance coverage, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed Parent or any of its Subsidiaries of its intent to do so.

Section 3.22 Opinion of Financial Advisor. The Parent Board has received an opinion of H.C. WAINWRIGHT & CO., LLC, dated on or about the date of the Agreement, to the effect that, as of the date of such opinion and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Merger Consideration (as specified in such opinion) is fair, from a financial point of view, to Parent. It is agreed and understood that such opinion is furnished solely for the use of the Parent Board and may not be relied upon by the Company or any other party.

Section 3.23 No Financial Advisors. No broker, finder or investment banker, other than RBC Capital Markets, LLC, Laidlaw & Company (UK) Ltd. and H.C. WAINWRIGHT & CO., LLC is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

Section 3.24 Anti-Bribery. None of Parent or any of its Subsidiaries nor any of their respective directors, officers, employees or, to Parent’s Knowledge, agents or any other Person acting on its behalf has directly or indirectly made any bribes, rebates, payoffs, influence payments, kickbacks, illegal payments, illegal political contributions, or other payments, in the form of cash, gifts, or otherwise, or taken any other action, in violation of Anti-Bribery Laws. Neither Parent nor any of its Subsidiaries is or has been the subject of any investigation or inquiry by any Governmental Body with respect to potential violations of Anti-Bribery Laws.

Section 3.25 Valid Issuance. The Parent Common Stock, Parent Convertible Preferred Stock and Parent Warrants to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable. To the Knowledge of Parent as of the date of this Agreement, no “bad actor” disqualifying event described in Rule 506(d)(1)(i)–(viii) of the Securities Act (a “Disqualifying Event”) is applicable to Parent or, to Parent’s Knowledge, any Parent Covered Person, except for a Disqualifying Event as to which Rule 506(d)(2)(ii)–(iv) or (d)(3) of the Securities Act is applicable.

Section 3.26 Grants and Subsidiaries.

(a) Section 3.26(a) of the Parent Disclosure Schedule sets forth a complete and correct list of all pending and outstanding grants from the State of Israel or any agency thereof, or from any other Governmental Body, to Parent and to any Parent Subsidiary, including “Approved Enterprise,” “Benefitted Enterprise” or “Preferred Enterprise” status conferred by the Israeli Investment and Development Authority for Industry and Economy, formerly the “Investment Center” (the “Investment Authority”). No prior approval of the Investment Authority, or any other Governmental Body, is required in order to consummate the transactions contemplated under this Agreement or to preserve entitlement of Parent or any Parent Subsidiary to any such incentive, subsidy, or benefit.

(b) Section 3.26(b) of the Parent Disclosure Schedule sets forth a complete and correct list of all pending and outstanding grants received by Parent or any Parent Subsidiary from the Israeli Innovation Authority (formerly known as the OCS) (the “IIA”). Parent has made available to the Company complete and correct copies of all letters of approval granted to Parent or to any Parent Subsidiary. Without limiting the generality of the foregoing, with respect to grants from the IIA, Section 3.26(b) of the Parent Disclosure Schedule includes the aggregate amounts of each grant, the aggregate outstanding obligations of Parent and of the Parent Subsidiaries thereunder, including royalty payments, and a description setting out the product,

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technology or know-how developed with each grant. Each of Parent and of the Parent Subsidiaries is in compliance with all terms, conditions and requirements of its grants and has duly fulfilled in all respects all the undertakings relating thereto. The consummation of the Contemplated Transactions will not give rise to any obligation of Parent to make any payments to the IIA.

Section 3.27 Net Cash. Section 3.27 of the Parent Disclosure Schedule sets forth, as of the close of business on the Reference Date (i) Parent’s unrestricted and unencumbered cash and cash equivalents; (ii) a list of all accounts receivables and accounts payables of Parent; (iii) Parent’s Indebtedness; and (iv) Parent’s Transaction Costs.

Section 3.28 Disclaimer of Other Representations or Warranties.

(a) Except as previously set forth in this Article III or in any certificate delivered by Parent or Merger Subs to the Company pursuant to this Agreement, neither Parent nor any Merger Sub makes any representation or warranty, express or implied, at law or in equity, with respect to it or any of its assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed.

(b) Each of Parent, First Merger Sub and Second Merger Sub acknowledges and agrees that, except for the representations and warranties of the Company set forth in Section 2 or in any certificate delivered by the Company to Parent or the Merger Subs pursuant to this Agreement, none of the Company or any of their respective Representatives is relying on any other representation or warranty of the Company or any other Person made outside of Article II or such certificates, including regarding the accuracy or completeness of any such other representations or warranties or the omission of any material information, whether express or implied, in each case, with respect to the Contemplated Transactions.

ARTICLE IV

CERTAIN AGREEMENTS RELATING TO THE CONDUCT OF BUSINESS PENDING THE MERGER

Section 4.1 Conduct of Business by Parent. Parent agrees that between the date hereof and the earlier of the First Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Section 9.1 (the “Pre-Closing Period”), except as specifically permitted or required by this Agreement, as required by applicable Law or as consented to in writing by the Company, Parent (a) shall and shall cause each of its Subsidiaries to conduct its business in the Ordinary Course of Business, including by preserving intact its and their present business organizations, goodwill and ongoing businesses and shall comply with Law (it being agreed by the Parties that with respect to the matters specifically addressed by any provision of Section 4.1(b), such specific provisions shall govern over the more general provision of this Section 4.1(a)); and (b) shall not, and shall cause its Subsidiaries not to, directly or indirectly:

(i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock or repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities (except for the repurchase of shares of Parent Common Stock from terminated service providers of Parent or to otherwise satisfy Tax obligations with respect to awards granted pursuant to Parent Stock Plans or to pay the exercise price of Parent Options, in each case in accordance with the existing terms of the applicable Parent Stock Plan as in effect on the date of this Agreement);

(ii) sell, issue, grant, pledge or otherwise dispose of or encumber or authorize the issuance of: (A) any capital stock or other security (except for Parent Common Stock issued upon the valid exercise or settlement of outstanding Parent Options or Parent Existing Warrants), (B) any option, warrant or right to acquire any capital stock or any other security or (C) any instrument convertible into or exchangeable for any capital stock or other security;

(iii) form any Subsidiary or acquire any equity interest or other interest in any other Entity or enter into a joint venture with any other Entity;

(iv) except as required to give effect to anything in contemplation of the Closing, amend any of its Organizational Documents, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the Contemplated Transactions;

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(v) (A) lend money to any Person, (B) incur or guarantee any indebtedness for borrowed money, or (C) guarantee any debt securities of any other Person;

(vi) acquire any asset (other than assets of de minimis value) or sell, lease or otherwise irrevocably dispose of any of its material assets or properties, or grant any Encumbrance (other than a Permitted Encumbrance) with respect to such assets or properties;

(vii) make, change or revoke any Tax election, file any amendment making any change to any Tax Return or adopt or change any accounting method in respect of Taxes, enter into any Tax closing agreement, settle any income or other Tax claim or assessment, submit any voluntary disclosure application, enter into any Tax allocation, Tax sharing or similar agreement (including indemnity arrangements), other than customary Contracts entered into in the Ordinary Course of Business, including with vendors, customers, lenders, or landlords, the principal subject matter of which is not Taxes, or consent to any extension or waiver of the limitation period applicable to or relating to any Tax claim or assessment, other than any such extension or waiver that is obtained in the Ordinary Course of Business;

(viii) except as set forth on Section 4.1(viii) of the Parent Disclosure Schedule, spend or dispose of any cash or cash equivalents in excess of $50,000, other than expenses payable in the Ordinary Course of Business; or

(ix) agree, resolve or commit to do any of the foregoing.

Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of Parent prior to the First Effective Time. Prior to the First Effective Time, Parent shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.

Section 4.2 Conduct of Business by the Company. The Company agrees that during the Pre-Closing Period, except as specifically permitted or required by this Agreement, as required by applicable Law, as consented to in writing by Parent, the Company (a) shall and shall cause each of its Subsidiaries to comply with Law and to conduct its business in the Ordinary Course of Business and use commercially reasonable efforts to preserve intact its and their present business organizations, goodwill and ongoing businesses (it being agreed by the Parties that with respect to the matters specifically addressed by any provision of Section 4.2(b), such specific provisions shall govern over the more general provision of this Section 4.2(a)); and (b) shall not, and shall cause its Subsidiary not to, directly or indirectly:

(i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock or repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities (except for the repurchase of shares of Company Common Stock from terminated service providers of the Company or to otherwise satisfy Tax obligations with respect to awards granted pursuant to the Company Plan or to pay the exercise price of Company Options, in each case in accordance with the existing terms of the Company Plan as in effect on the date of this Agreement);

(ii) sell, issue, grant, pledge or otherwise dispose of or encumber or authorize the issuance of: (A) any capital stock or other security (except for Company Common Stock issued upon the valid exercise or settlement of outstanding Company Options or Convertible Notes), (B) any option, warrant or right to acquire any capital stock or any other security or (C) any instrument convertible into or exchangeable for any capital stock or other security;

(iii) form any Subsidiary or acquire any equity interest or other interest in any other Entity or enter into a joint venture with any other Entity;

(iv) except as required to give effect to anything in contemplation of the Closing, amend any of its Organizational Documents, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the Contemplated Transactions;

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(v) (A) lend money to any Person, (B) incur or guarantee any indebtedness for borrowed money, or (C) guarantee any debt securities of any other Person;

(vi) acquire any asset (other than assets of de minimis value) or sell, lease or otherwise irrevocably dispose of any of its material assets or properties, or grant any Encumbrance (other than a Permitted Encumbrance) with respect to such assets or properties;

(vii) make, change or revoke any Tax election, file any amendment making any change to any Tax Return or adopt or change any accounting method in respect of Taxes, enter into any Tax closing agreement, settle any income or other Tax claim or assessment, submit any voluntary disclosure application, enter into any Tax allocation, Tax sharing or similar agreement (including indemnity arrangements), other than customary Contracts entered into in the Ordinary Course of Business, including with vendors, customers, lenders, or landlords, the principal subject matter of which is not Taxes, or consent to any extension or waiver of the limitation period applicable to or relating to any Tax claim or assessment, other than any such extension or waiver that is obtained in the Ordinary Course of Business;

(viii) spend or dispose of any cash or cash equivalents in excess of $50,000, other than expenses payable in the Ordinary Course of Business; or

(ix) agree, resolve or commit to do any of the foregoing.

Section 4.3 No Solicitation.

(a) Each of Parent and the Company agrees that, during the Pre-Closing Period, neither it nor any of its Subsidiaries shall, nor shall it or any of its Subsidiaries authorize any of its Representatives to, directly or indirectly: (i) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that would reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry, (ii) furnish any non-public information regarding such Party to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry, (iv) approve, endorse or recommend any Acquisition Proposal, (v) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction or (vi) publicly propose to do any of the foregoing. Without limiting the generality of the foregoing, each Party acknowledges and agrees that, in the event any Representative of such Party takes any action that, if taken by such Party, would constitute a breach of this Section 4.3 by such Party, the taking of such action by such Representative shall be deemed to constitute a breach of this Section 4.3 by such Party for purposes of this Agreement.

(b) If any Party or any Representative of such Party receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then such Party shall promptly (and in no event later than twenty-four (24) hours after such Party’s advisors, directors or officers become aware of such Acquisition Proposal or Acquisition Inquiry) advise the other Party orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the terms thereof, and copies of all written communications received by such Party). Such Party shall keep the other Party reasonably informed with respect to the status and terms of any such Acquisition Proposal or Acquisition Inquiry and any material modification or material proposed modification thereto. Nothing in this Agreement will prohibit Parent or the Parent Board (or a committee thereof) prior to Closing from (A) complying with Rule 14e-2(a) or Rule 14d-9, including making a “stop, look and listen” communication by the Parent Board (or a committee thereof) to the Parent Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) provided that no such public communication shall include a recommendation by the Parent Board that the holders of Parent Common Stock vote in favor of any Acquisition Proposal; (B) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; or (C) informing any Person of the existence of the provisions contained in this Section 4.3.

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ARTICLE V

ADDITIONAL AGREEMENTS OF THE PARTIES

Section 5.1 Parent Stockholders’ Meeting.

(a) As promptly as practicable following the execution of this Agreement, Parent shall take all action necessary under applicable Law to call, give notice of and hold a meeting of the holders of Parent Common Stock for the purpose of seeking:

(i) approval of the Preferred Stock Conversion Proposal;

(ii) approval of the New Incentive Plan; and

(iii) authorization of an amendment of Parent’s certificate of incorporation to authorize sufficient Parent Common Stock to be issued in connection with (w) the conversion of the Parent Convertible Preferred Stock issued pursuant to this Agreement and the Securities Purchase Agreement, (x) the exercise of Parent Warrants, (y) the exercise of Warrants (as defined in the Securities Purchase Agreement) and (z) the New Incentive Plan (the “Charter Amendment Proposal”) (the matters contemplated by the clauses 5.1(a)(i)–(iii) are referred to as the “Parent Stockholder Matters,” and such meeting, the “Parent Stockholders’ Meeting”).

(b) Parent agrees to use reasonable best efforts to call and hold the Parent Stockholders’ Meeting as soon as practicable after the date hereof. If the approval of the Parent Stockholder Matters is not obtained at the Parent Stockholders’ Meeting or if on a date preceding the Parent Stockholders’ Meeting, Parent reasonably believes that (i) it will not receive proxies sufficient to obtain the Required Parent Stockholder Vote, whether or not quorum would be present or (ii) it will not have sufficient shares of Parent Common Stock represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholders’ Meeting, then, in each case, Parent will use its reasonable best efforts to adjourn the Parent Stockholders’ Meeting one or more times to a date or dates no more than 30 days after the scheduled date for such meeting, and to obtain such approvals at such time. If the Parent Stockholders’ Meeting is not so adjourned, and/or if the approval of the Parent Stockholder Matters is not then obtained, Parent will use its reasonable best efforts to obtain such approvals as soon as practicable thereafter, and in any event to obtain such approvals at the next occurring annual meeting of the stockholders of Parent or, if such annual meeting is not scheduled to be held within four months after the Parent Stockholders’ Meeting, a special meeting of the stockholders of Parent to be held within four months after the Parent Stockholders’ Meeting. Parent will hold an annual meeting or special meeting of its stockholders, at which a vote of the stockholders of Parent to approve the Parent Stockholder Matters will be solicited and taken, at least once every four months until Parent obtains approval of the Parent Stockholder Matters.

(c) Parent agrees that: (i) the Parent Board shall recommend that the holders of Parent Common Stock vote to approve the Parent Stockholder Matters and shall use its reasonable best efforts to solicit and obtain such approval within the time frames set forth in Section 5.2(c), and (ii) the Proxy Statement shall include a statement to the effect that the Parent Board recommends that the Parent’s stockholders vote to approve the Parent Stockholder Matters.

(d) The Company and Parent acknowledge that, under the NYSE Stock Market Rules, the Parent Common Stock Payment Shares and the Parent Preferred Stock Payment Shares will not be entitled to vote on the Preferred Stock Conversion Proposal.

Section 5.2 SEC Filings.

(a) As promptly as practicable after the Closing Date, Parent shall prepare and file with the SEC a proxy statement relating to the Parent Stockholders’ Meeting to be held in connection with the Parent Stockholder Matters (together with any amendments thereof or supplements thereto, the “Proxy Statement”). Parent shall (i) cause the Proxy Statement to comply with applicable rules and regulations promulgated by the SEC in all material respects and (ii) respond promptly to any comments or requests of the SEC or its staff related to the Proxy Statement.

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(b) Parent covenants and agrees that the Proxy Statement (and the letters to stockholders, notice of meeting and form of proxy included therewith) will (i) comply as to form in all material respects with the requirements of applicable U.S. federal securities Laws and the DGCL, and (ii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(c) Parent shall cause the Proxy Statement to be mailed to Parent’s stockholders as promptly as practicable after the Proxy Statement has been filed with the SEC and either (i) the SEC has indicated that it does not intend to review the Proxy Statement or that its review of the Proxy Statement has been completed or (ii) at least ten (10) days shall have passed since the Proxy Statement was filed with the SEC without receiving any correspondence from the SEC commenting upon, or indicating that it intends to review, the Proxy Statement, all in compliance with applicable U.S. federal securities laws and the DGCL. If Parent, First Merger Sub, Second Merger Sub or the Surviving Entity (A) become aware of any event or information that, pursuant to the Securities Act or the Exchange Act, should be disclosed in an amendment or supplement to the Proxy Statement, (B) receives notice of any SEC request for an amendment or supplement to the Proxy Statement or for additional information related thereto, or (C) receives SEC comments on the Proxy Statement, as the case may be, then such Party, as the case may be, shall promptly inform the other parties thereof and shall cooperate with such other parties in Parent filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the Parent stockholders.

(d) As promptly as practicable after the Closing Date, Parent shall file with the SEC, (and in any event, on or prior to the Filing Deadline (as defined in the Registration Rights Agreement)) a registration statement on Form S-3 (or any successor form), if available, or if not available, a registration statement on Form S-1 (or any successor form) for use by Parent, with respect to the Parent Common Stock Payment Shares and shares of Parent Common Stock issuable upon conversion of Parent Preferred Stock Payment Shares or the exercise of Parent Warrants, to the extent necessary to register such shares for resale under the Securities Act and fully in compliance with the terms and conditions of the Registration Rights Agreement.

Section 5.3 Reservation of Parent Common Stock; Issuance of Shares of Parent Common Stock. Parent covenants that at all times after receipt of the approval of the Parent Stockholder Matters obtained at the Parent Stockholders’ Meeting, for as long as any Parent Convertible Preferred Stock or Parent Warrants remain outstanding, Parent shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Parent Common Stock or shares of Parent Common Stock held in treasury by Parent, for the purpose of effecting (i) the conversion of the Parent Convertible Preferred Stock and (ii) the exercise of the Parent Warrants, the full number of shares of Parent Common Stock then issuable upon the conversion of all Parent Convertible Preferred Stock or the exercise of all Parent Warrants then outstanding. All shares of Parent Common Stock delivered upon (i) conversion of the Parent Convertible Preferred Stock or (ii) exercise of the Parent Warrants shall be newly issued shares or shares held in treasury by Parent, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and shall be free from preemptive rights and free of any Encumbrance.

Section 5.4 Employee Benefits.

(a) For purposes of vesting, eligibility to participate, and level of benefits (other than for purposes of determining awards under an equity incentive plan or accrued benefits under any defined benefit pension plan) under the benefit plans, programs, Contracts or arrangements of Parent or any of its Subsidiaries (including, following the Closing, the Surviving Entity and its Subsidiaries) (the “Post-Closing Plans”), Parent shall use reasonable best efforts to cause each employee of the Company who remains employed by Parent or the Surviving Entity, or any of their respective Subsidiaries following the Closing, (together, the “Continuing Employees”) to be credited with his or her years of service with the Company or any of its predecessors; provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, for purposes of each Post-Closing Plan providing medical, dental, pharmaceutical and/or vision benefits to a Continuing Employee, Parent shall use reasonable best efforts to cause (i) such Post-Closing Plans to offer coverage substantially comparable in the aggregate to the coverage in effect as of immediately prior to the First Effective Time and (ii) all pre-existing condition exclusions and actively-at-work requirements of such

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Post-Closing Plan to be waived for such Continuing Employee and his or her covered dependents to the extent and unless such conditions would have been waived or satisfied under the employee benefit plan whose coverage is being replaced under the Post-Closing Plan, and Parent shall use its reasonable best efforts to cause any eligible expenses incurred by a Continuing Employee and his or her covered dependents during the portion of such plan year in which coverage is replaced with coverage under a Post-Closing Plan to be taken into account under such Post-Closing Plan with respect to the plan year in which participation in such Post-Closing Plan begins for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for such plan year as if such amounts had been paid in accordance with such Post-Closing Plan.

(b) Parent shall, or shall cause one of its Affiliates to, (i) provide Continuing Employees with base salary or hourly wage rate, as applicable, that are no less than the base salary or hourly wage rate, as applicable, in effect as of immediately prior to the First Effective Time through December 31, 2024 and, (ii) at all times from the First Effective Time through December 31, 2024, honor all severance commitments of the Company in effect as of immediately prior to the First Effective Time that pertain to the Continuing Employees (the “Existing Severance Plan”).

(c) The provisions of this Section 5.4 are for the sole benefit of Parent and the Company and no provision of this Agreement shall (i) create any third-party beneficiary or other rights in any Person, including rights in respect of any benefits that may be provided, directly or indirectly, under any Company Benefit Plan, Parent Benefit Plan or Post-Closing Plan or rights to continued employment or service with the Company or the Parent (or any Subsidiary thereof), (ii) be construed as an amendment, waiver or creation of or limitation on the ability to terminate any Company Benefit Plan, Parent Benefit Plan or Post-Closing Plan, or (iii) limit the ability of the Parent to terminate the employment of any Continuing Employee or modify the at-will status of any Continuing Employees.

Section 5.5 Indemnification of Officers and Directors.

(a) From the First Effective Time through the sixth anniversary of the date on which the First Effective Time occurs, each of Parent and the Surviving Entity shall indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the First Effective Time, a director or officer of Parent or the Company or any of their respective Subsidiaries, respectively (the “D&O Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of Parent or of the Company, or any Subsidiary thereof, asserted or claimed prior to the First Effective Time, in each case, to the fullest extent permitted under applicable Law. Except in the case of fraud and willful misconduct, each D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of Parent and the Surviving Entity, jointly and severally, upon receipt by Parent or the Surviving Entity from the D&O Indemnified Party of a request therefor; provided that any such person to whom expenses are advanced provides an undertaking to Parent, to the extent then required by the DGCL or DLLCA, as applicable, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

(b) The provisions of the certificate of incorporation and bylaws of Parent with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of Parent that are presently set forth in the certificate of incorporation and bylaws of Parent shall not be amended, modified or repealed for a period of six years from the First Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the First Effective Time, were officers or directors of Parent, unless such modification is required by applicable Law. The certificate of formation and limited liability company agreement of the Surviving Entity shall contain, and Parent shall cause the certificate of formation and limited liability company agreement of the Surviving Entity to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers as those presently set forth in the certificate of incorporation and bylaws of Parent.

(c) From and after the First Effective Time, (i) the Surviving Entity shall fulfill and honor in all respects the obligations of the Company to its D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under the Company’s Organizational Documents and

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pursuant to any indemnification agreements between the Company and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the First Effective Time and (ii) Parent shall fulfill and honor in all respects the obligations of Parent to its D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under Parent’s Organizational Documents and pursuant to any indemnification agreements between Parent and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the First Effective Time.

(d) From and after the First Effective Time, Parent shall continue to maintain directors’ and officers’ liability insurance policies, with an effective date as of the Closing Date, on commercially available terms and conditions and with coverage limits customary for U.S. public companies similarly situated to Parent. From and after the First Effective Time, Parent shall pay all expenses, including reasonable attorneys’ fees, that are incurred by the persons referred to in this Section 5.5 in connection with their successful enforcement of the rights provided to such persons in this Section 5.5.

(e) The provisions of this Section 5.5 are intended to be in addition to the rights otherwise available to the current and former officers and directors of Parent and the Company by Law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties, their heirs and their representatives.

(f) In the event Parent or the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Entity, as the case may be, shall succeed to the obligations set forth in this Section 5.5. Parent shall cause the Surviving Entity to perform all of the obligations of the Surviving Entity under this Section 5.5.

Section 5.6 Additional Agreements. The Parties shall use reasonable best efforts to cause to be taken all actions necessary to consummate the Contemplated Transactions. Without limiting the generality of the foregoing, each Party to this Agreement: (a) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such Party in connection with the Contemplated Transactions; (b) shall use reasonable best efforts to obtain each Consent (if any) reasonably required to be obtained (pursuant to any applicable Law or Contract, or otherwise) by such Party in connection with the Contemplated Transactions or for such Contract to remain in full force and effect; (c) shall use reasonable best efforts to lift any injunction prohibiting, or any other legal bar to, the Contemplated Transactions; and (d) shall use reasonable best efforts to satisfy the conditions precedent to the consummation of this Agreement.

Section 5.7 Listing. Parent shall use its reasonable best efforts to (a) maintain its existing listing on NYSE American; (b) prepare and submit to NYSE American a notification form for the listing of the Parent Common Stock Payment Shares; and (c) to the extent required by the NYSE American rules and regulations, file an initial listing application for the Parent Common Stock on NYSE American (the “NYSE American Listing Application”), which the NYSE American Listing Application shall be prepared in cooperation with the Company, and to cause such NYSE American Listing Application to be conditionally approved prior to the First Effective Time. The Parties will use reasonable best efforts to coordinate with respect to compliance with the NYSE American rules and regulations. Each Party will promptly inform the other Party of all verbal or written communications between NYSE American and such Party or its representatives. The Company will cooperate with Parent as reasonably requested by Parent with respect to the NYSE American Listing Application and promptly furnish to Parent all information concerning the Company and its stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.7.

Section 5.8 Tax Matters. For U.S. federal income Tax purposes, (i) the Parties intend that the First Merger and the Second Merger, taken together, constitute an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder (the “Intended Tax Treatment”), and (ii) this Agreement is intended to be, and is hereby adopted as, a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a), to which the Parent, Merger Subs and the Company are parties under Section 368(b) of the Code. The Parties shall treat and shall not take any tax reporting position (including during the course of any audit, litigation or other proceeding with respect to Taxes) inconsistent with the treatment of the Merger
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as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal, state and other relevant Tax purposes, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code. The Parties shall (and shall cause their Affiliates to) will not take any action or cause any action to be taken, or fail to take or cause to be taken any action, which action or failure to act would reasonably be expected to prevent the Merger from qualifying, for the Intended Tax Treatment.

Section 5.9 Legends.

(a) Parent shall be entitled to place appropriate legends, including the legend noted in Section 5.16, on the book entries and/or certificates evidencing any shares of Parent Common Stock or Parent Convertible Preferred Stock to be received in the Merger by equity holders of the Company who may be considered “affiliates” of Parent for purposes of Rules 144 and 145 under the Securities Act reflecting the restrictions set forth in Rules 144 and 145 and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock and Parent Convertible Preferred Stock.

(b) Any holder (a “Holder”) of Parent Common Stock Payment Shares (including any shares of Parent Common Stock into which such Parent Preferred Stock Payment Shares may be converted as set forth in the Certificate of Designation), Parent Preferred Stock Payment Shares and Parent Warrants (including any shares of Parent Common Stock for which such Parent Warrants may be exercised in accordance with the terms of such Parent Warrants) (collectively, the “Parent Securities”) may request that Parent remove, and, to the extent such Holder delivers to Parent or its Transfer Agent its legended certificate representing such Parent Securities (or a request for legend removal, in the case of Parent Securities issued in book-entry form), Parent agrees to cause the removal of any legend from such Parent Securities: (i) if there is an effective registration statement covering the resale of such Parent Securities (the date of effectiveness thereof, the “Registration Statement Effective Date”), (ii) if such Parent Securities are sold or transferred pursuant to Rule 144, (iii) if such Parent Securities are eligible for sale under Rule 144(b)(1), (iv) if at any time on or after the date hereof such Holder certifies that it is not an “affiliate” of Parent (as such term is used under Rule 144) and that such Holder’s holding period with respect to the Parent Securities for purposes of Rule 144 is at least six (6) months, or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC), in each case of the foregoing, provided that any contractual lock-up period applicable to such Holder’s Parent Securities (if any) has expired (collectively, the “Unrestricted Conditions”). If a legend removal request is made pursuant to the foregoing, Parent will, no later than the Standard Settlement Period following the delivery by a Holder to Parent or Parent’s Transfer Agent of a legended certificate representing such Parent Securities (or a request for legend removal, in the case of Parent Securities issued in book-entry form) (the “Unlegended Share Delivery Date”), deliver or cause to be delivered to such Holder a certificate representing such Parent Securities that is free from all restrictive legends, or an equivalent book-entry position, as requested by the Holder. In the event that Parent Common Stock is issued after the Registration Statement Effective Date upon the conversion of Parent Payment Preferred Stock Payment Shares or upon the exercise of Parent Warrants, such Parent Common Stock shall be issued without restrictive legends. Further, upon request by a Holder, Parent shall cause to be removed any restrictive legends, including the legend set forth in Section 5.16, (x) following any sale of such Parent Securities pursuant to Rule 144 or any other applicable exemption from the registration requirements of the Securities Act, or (y) if such Parent Securities are eligible for resale under Rule 144(b)(1) or any successor provision. Without limiting the foregoing, upon request of the Holder, Parent shall reasonably promptly cause a restrictive legend to be removed from any certificate or book-entry statement for any Parent Securities in accordance with the terms of this Agreement and deliver, or cause to be delivered, to any Holder new certificate(s) or book entry statement(s) representing the Parent Securities that are free from all restrictive and other legends or, at the request of such Holder, via DWAC (as defined below) transfer to such Holder’s account. If so requested by a Holder, Parent Securities free from all restrictive legends shall be transmitted by Parent’s Transfer Agent to a Holder by crediting the account of such Holder’s prime broker with the Depository Trust Company (“DTC”) through DTC’s Deposit/Withdrawal at Custodian system (“DWAC”), as directed by such Holder. Parent warrants that the Parent Securities shall otherwise be freely transferable on the books and records of Parent as and to the extent provided in this Agreement. If a Holder effects a transfer of the Parent Securities, Parent shall permit the transfer and shall promptly instruct its Transfer Agent to issue one or more certificates or credit the Parent Securities to the applicable balance accounts at DTC in such name and in such denominations as specified by such Holder to effect such transfer. Without limiting the obligations of Parent pursuant to the foregoing, if required by the Transfer Agent, Parent

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shall cause its counsel to issue a blanket legal opinion to its Transfer Agent promptly after the Registration Statement Effective Date, or at such other time as any of the Unrestricted Conditions has been met, to effect the removal of restrictive legends hereunder. If Parent shall fail to issue to any Holder (other than a failure caused by incorrect, incomplete or untimely information provided by the Holder to Parent or its Transfer Agent), by the applicable Unlegended Share Delivery Date, a certificate, or a book-entry statement, as applicable, representing such Parent Securities without restrictive legend or to issue such Parent Securities to such Holder without restrictive legend through DWAC to the applicable balance account at DTC, as applicable, and after the Unlegended Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) or such Holder or such Holder’s brokerage firm otherwise purchases the Parent Securities to deliver in satisfaction of a sale by such Holder of the Parent Securities which such Holder anticipated receiving without restrictive legend (a “Buy-In”), then Parent shall pay in cash to such Holder the amount by which (if any) (X) such Holder’s total purchase price (including brokerage commissions, if any) for the Parent Securities so purchased in the Buy-In exceeds (Y) the amount obtained by multiplying (I) the number of shares of the Parent Securities that Parent was required to deliver without restrictive legend to such Holder on the Unlegended Share Delivery Date multiplied by (II) the price at which the sell order giving rise to such purchase obligation was executed. Nothing herein shall limit any Holder’s right to pursue any other remedies available to it hereunder or under the Registration Rights Agreement, or otherwise at law or in equity, including a decree of specific performance and/or injunctive relief, with respect to Parent’s failure to timely deliver the Parent Securities without restrictive legend as required pursuant to the terms hereof. Each Holder hereby agrees that the removal of the restrictive legend pursuant to this Section 5. 9(b) is predicated upon Parent’s reliance that such Holder will sell any such Parent Securities pursuant to either the registration requirements of the Securities Act, or an exemption therefrom. Any fees (with respect to Parent’s Transfer Agent, Parent counsel or otherwise) associated with the issuance of any required opinion or the removal of such restrictive legend shall be borne by Parent. Parent shall not be responsible for any fees incurred by the Holders in connection with the delivery of such unlegended Parent Securities.

Section 5.10 Directors and Officers. The Parties shall take all necessary action so that immediately after the Second Effective Time, (a) the Parent Board is comprised of seven members: (i) four such members designated by Parent of which each of Alan Moses and Edward L. Williams are Class I, and each of Russell G. Greig and Jonathan Eitan Solomon is Class III and (ii) three such members designated by the Company (the “Company Designees”) of which each of Gregory Merril and Jesse Goodman is Class II and Jonathan Leff is Class III; (b) each member listed in (a) above are set forth on Section 5.10 of the Parent Disclosure Schedule and (c) the Persons set forth on Section 5.10 of the Parent Disclosure Schedule under the heading “Officers” are elected or appointed, as applicable, to the positions of officers of Parent and the Surviving Entity, as set forth therein, to serve in such positions effective as of the Second Effective Time until successors are duly appointed and qualified in accordance with applicable Law.

Section 5.11 Section 16 Matters. Prior to the First Effective Time, Parent and the Company shall take all such steps as may be required (to the extent permitted under applicable Laws) to cause any acquisitions of Parent Common Stock, Parent Convertible Preferred Stock and Parent Warrants in connection with the Contemplated Transactions, by each individual who is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act. At least one (1) Business Day prior to the Closing Date, the Company shall furnish the following information to Parent for each individual who, immediately after the First Effective Time, will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent: the number of shares of Company Capital Stock owned by such individual and expected to be exchanged for shares of Parent Common Stock, Parent Convertible Preferred Stock and/or Parent Warrants pursuant to the Merger.

Section 5.12 Cooperation. Each Party shall cooperate reasonably with the other Party and shall provide the other Party with such assistance as may be reasonably requested for the purpose of facilitating the performance by each Party of its respective obligations under this Agreement and to enable the combined entity to continue to meet its obligations following the First Effective Time.

Section 5.13 Closing Certificates.

(a) The Company will prepare and deliver to Parent prior to the Closing a certificate signed by the interim Chief Executive Officer of the Company in a form reasonably acceptable to Parent setting forth, as of immediately prior to the First Effective Time (i) each holder of Company Common Stock, Company Preferred Stock, and Convertible Notes (ii) such holder’s name and address, (iii) the number and type of Company

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Capital Stock held as of immediately prior to the First Effective Time (after giving effect to the Convertible Note Conversion) for each such holder, and (iv) the number of shares of Parent Common Stock, Parent Convertible Preferred Stock and/or Parent Warrants to be issued to such holder, pursuant to this Agreement in respect of the Company Common Stock and Company Preferred Stock held by such holder as of immediately prior to the First Effective Time (after giving effect to the Convertible Note Conversion) (the “Allocation Certificate”).

(b) Parent will prepare and deliver to the Company prior to the Closing a certificate signed by the Chief Financial Officer of Parent in a form reasonably acceptable to the Company, setting forth, as of immediately prior to the Reference Date (A) the number of Parent Common Stock outstanding and (B) (i) each record holder of Parent Common Stock, Parent Existing Warrants, and Parent Options, (ii) such record holder’s name and address, (iii) the number of shares of Parent Common Stock underlying the Parent Existing Warrants, and Parent Options as of the First Effective Time for such holder (the “Parent Outstanding Shares Certificate”).

Section 5.14 Takeover Statutes. If any Takeover Statute is or may become applicable to the Contemplated Transactions, each of the Company, the Company Board, Parent and the Parent Board, as applicable, shall grant such approvals and take such actions as are necessary so that the Contemplated Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on the Contemplated Transactions.

Section 5.15 Obligations of Merger Subs. Parent will take all action necessary to cause Merger Subs to perform their obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 5.16 Private Placement. Each of the Company and Parent shall take all reasonably necessary action on its part such that the issuance of Parent Common Stock Payment Shares, Parent Preferred Stock Payment Shares and Warrant Consideration pursuant to this Agreement constitutes a transaction exempt from registration under the Securities Act in compliance with Rule 506 of Regulation D promulgated thereunder. Each certificate and/or book-entry statement representing Parent Common Stock Payment Shares, the Parent Preferred Stock Payment Shares and Warrant Consideration comprising Merger Consideration shall, until such time that such shares are not so restricted under the Securities Act, bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by the Securities Purchase Agreement, applicable state securities applicable Law or otherwise, if any):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. ACCORDINGLY, THIS SECURITY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE COMPANY AND ITS TRANSFER AGENT SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND THE TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

Section 5.17 Incentive Plan. As soon as administratively practicable following (i) the approval of the Parent Stockholder Matters by stockholders of Parent and (ii) the amendment of Parent’s certificate of incorporation to authorize sufficient Parent Common Stock, Parent shall adopt or cause to be adopted a new stock incentive plan, or amend the current 2019 Incentive Plan (such plan, the “New Incentive Plan”), in form and substance reasonably satisfactory to Parent and Company, pursuant to which shares of Parent Common Stock, comprising an amount equal to 15% of the fully-diluted, outstanding equity interests of Parent immediately following the Merger and Parent Financing will be reserved for issuance by Parent pursuant to, and in accordance with, the terms and conditions of such stock incentive plan, to employees, directors, consultants and other service providers of Parent and its Subsidiaries.

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Section 5.18 Public Announcements. No Party shall issue any press release or make any public statement relating to this Agreement or the Contemplated Transactions without the prior written consent of, in the case of Parent, First Merger Sub or Second Merger Sub, the Company, and in the case of the Company, Parent; provided that: (a) such consent shall not be unreasonably withheld or delayed and (b) any Party may make any public disclosure if, on the advice of legal counsel, it is required to do so by applicable Law or pursuant to any listing agreement with any national securities exchange or stock market (in which case the Party required to make the disclosure shall consult with the other Party to the extent possible and allow reasonable time to comment thereon prior to issuance or release).

Section 5.19 FCPA. Parent covenants that it shall not (and shall not permit any of its Subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents) to promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Parent further covenants that, following the Second Effective Time, it shall (and shall cause each of its Subsidiaries and Affiliates to) cease all of its or their respective known activities, as well as remediate any known actions taken by Parent, its subsidiaries or Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Parent further covenants that within six (6) months after the Second Effective Time, Parent shall (and shall cause each of its Subsidiaries and Affiliates to) to have established and maintain commercially reasonable systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to provide reasonable assurances regarding compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Upon request, Parent agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws. Parent shall, and shall cause any direct or indirect Subsidiary or entity controlled by it, whether now in existence or formed in the future to make commercially reasonable efforts to comply with the FCPA. Parent shall use its commercially reasonable efforts to cause any direct or indirect Subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

Section 5.20 Warrant Payment. At Closing, Parent shall issue to Ares 250,000 Parent Warrants in fulfillment of its obligations pursuant to the Ares Lease Amendment.

Section 5.21 Disclosure Schedule Supplements. From time to time prior to Closing, (i) Company shall promptly supplement or amend the Company Disclosure Schedule and (ii) Parent shall promptly supplement or amend the Parent Disclosure Schedule, each of the foregoing with respect to any matter hereafter arising or of which Company or Parent becomes aware after the date hereof, which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule or Parent Disclosure Schedule, as applicable (each a “Disclosure Schedule Supplement”). Any disclosure in any such Disclosure Schedule Supplement shall not be deemed to have cured any inaccuracy or breach in any representations contained in this Agreement.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY

The obligations of each Party to effect the Merger and otherwise consummate the Contemplated Transactions to be consummated at the Closing are subject to the satisfaction or, to the extent permitted by applicable Law, the written waiver by each of the Parties, at or prior to the Closing Date, of each of the following conditions:

Section 6.1 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Contemplated Transactions shall have been issued by any court of competent jurisdiction or other Governmental Body of competent jurisdiction and remain in effect and there shall not be any Law which has the effect of making the consummation of the Contemplated Transactions illegal.

Section 6.2 Certificate of Designation. Parent shall have filed the Certificate of Designation with the Secretary of State of the State of Delaware.

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Section 6.3 Parent Financing. The Securities Purchase Agreement shall be in full force and effect or will take effect substantially simultaneously with the Closing, and cash proceeds not less than the Concurrent Investment Amount shall have been received by Parent, or will be received by Parent substantially simultaneously with the Closing, in connection with the consummation of the transactions contemplated by the Securities Purchase Agreement.

Section 6.4 Stock Exchange Listing. The shares of Parent Common Stock (other than shares Parent Common Stock to be issued in the First Merger) shall have been continually listed on NYSE American through the Closing Date.

ARTICLE VII

CONDITIONS TO PARENT’S OBLIGATIONS

The obligations of Parent and Merger Subs to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or the written waiver by Parent, at or prior to the Closing, of each of the following conditions:

Section 7.1 Documents. Parent shall have received the following documents, each of which shall be in full force and effect:

(a) a written resignation, in a form reasonably satisfactory to Parent, dated as of the Closing Date and effective as of the Closing, executed by each of the directors of the Company listed in Section 7.1(a) of the Company Disclosure Schedule; and

(b) the Allocation Certificate.

Section 7.2 FIRPTA Certificate. Parent shall have received (i) an original signed statement from the Company that the Company is not, and has not been at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation,” as defined in Section 897(c)(2) of the Code, conforming to the requirements of Treasury Regulations Section 1.1445-2(c)(3) and 1.897-2(h), and (ii) an original signed notice to be delivered to the IRS in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), together with written authorization for Parent to deliver such notice to the IRS on behalf of the Company following the Closing, each dated as of the Closing Date, duly executed by an authorized officer of the Company, and in form and substance reasonably acceptable to Parent; provided, that the Parent’s sole remedy for the Company’s failure to deliver such documentation shall be to withhold pursuant to Section 1.12.

Section 7.3 Company Lock-Up Agreements. Parent shall have received the Lock-Up Agreements duly executed by each of the Company Signatories, each of which shall be in full force and effect.

Section 7.4 Representations and Warranties. The representations and warranties set forth in Article II shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date).

ARTICLE VIII

CONDITIONS TO THE COMPANY’S OBLIGATIONS

The obligations of the Company to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or the written waiver by the Company, at or prior to the Closing, of each of the following conditions:

Section 8.1 Documents. The Company shall have received the following documents, each of which shall be in full force and effect:

(a) the Parent Outstanding Shares Certificate;

(b) a written resignation, in a form reasonably satisfactory to the Company, dated as of the Closing Date and effective as of the Closing, executed by each of the officers and directors of Parent who are not to continue as officers or directors, as the case may be, of Parent after the Closing pursuant to Section 5.10 hereof;

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(c) certified copies of the resolutions duly adopted by the Parent Board and in full force and effect as of the Closing authorizing the appointment of the directors and officers set forth in Section 5.10;

(d) a legal opinion from its counsel, dated as of the date hereof, in form and substances reasonably satisfactory to the Company, opining that the shares of Parent Common Stock and Parent Convertible Preferred Stock to be issued in the Merger pursuant to conditions set forth in this Agreement have been duly authorized and validly issued, are fully paid and non-assessable, and are not subject to any preemptive rights or similar rights; and

(e) all necessary consents, notices, waivers and approvals of parties, in a form reasonably acceptable to the Company, in each case, to any Contract set forth on Schedule 8.1(e) attached hereto.

Section 8.2 Parent Lock-Up Agreements. The Company shall have received the Lock-Up Agreements duly executed by each of the Parent Signatories, each of which shall be in full force and effect.

Section 8.3 Parent Support Agreement. The Company shall have received the Parent Support Agreements duly executed by each of the stockholders set forth on Section A-2 of the Parent Disclosure Schedule, each of which shall be in full force and effect.

Section 8.4 Pre-Funded Warrants. The parties set forth on Schedule 8.4 attached hereto shall have provided (and Parent shall have immediately consented to) notice that the Beneficial Ownership Limitation (as defined in the Parent Pre-Funded Warrant) shall be eliminated to the maximum extent permitted by the Parent Pre-Funded Warrant, and waived any right to receive additional notices that may be required with respect to the exercise of Parent Pre-Funded Warrants.

Section 8.5 Representations and Warranties. The representations and warranties set forth in Article III shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date).

Section 8.6 Directors. Each of the Company Designees (i) shall have been appointed to the Parent Board of Directors and (ii) shall have entered into indemnification agreements in substantially the form set forth in Exhibit F attached hereto.

ARTICLE IX

TERMINATION

Section 9.1 Termination. This Agreement may be terminated and the Merger and the other Contemplated Transactions may be abandoned at any time before the First Effective Time, as follows (with any termination by Parent also being an effective termination by Merger Subs):

(a) by mutual written consent of Parent and the Company;

(b) by the Company, upon a material breach of any covenant or agreement set forth in Section 4.1 by Parent, but only if (i) such material breach is not reasonably capable of being cured or (ii) if such breach is reasonably capable of being cured, the Company has provided Parent with a written notice stating with particularity the purported material breach and such material breach shall not have been cured within three (3) Business Days of receipt by Parent of such notice;

(c) by Parent, upon a material breach of any covenant or agreement set forth in Section 4.2 by the Company, but only if (i) such material breach is not reasonably capable of being cured or (ii) if such breach is reasonably capable of being cured, Parent has provided the Company with a written notice stating with particularity the purported material breach and such material breach shall not have been cured within three (3) Business Days of receipt by the Company of such notice;

(d) by either the Company or Parent if a court of competent jurisdiction or other Governmental Body of competent jurisdiction shall have issued a final, non-appealable order, or injunction that, in each case, has the effect of making the consummation of the Contemplated Transactions illegal; or

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(e) by either the Company or Parent if the Closing has not occurred prior to April 5, 2024; provided, however, that the right to terminate this Agreement under this Section 9.1(e) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes material breach of this Agreement.

Section 9.2 Effect of Termination. In the event of the valid termination of this Agreement as provided in Section 9.1, written notice thereof shall forthwith be given to the other Party or Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of Parent, Merger Subs or the Company, except that the Confidentiality Agreement, this Section 9.2 and Section 10.3 through Section 10.14 shall survive such termination; provided that nothing herein shall relieve any Party from liability for fraud or material breach of this Agreement prior to such termination.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1 Non-Survival of Representations and Warranties. The representations and warranties of the Company, Parent and Merger Subs contained in this Agreement or any certificate or instrument delivered pursuant to this Agreement shall terminate at the First Effective Time, and only the covenants that by their terms survive the First Effective Time and this Article X shall survive the First Effective Time.

Section 10.2 Amendment. This Agreement may be amended with the approval of the respective boards of directors (or managers as applicable) of the Surviving Entity and Parent at any time; provided, however, that after any such approval of this Agreement by a Party’s stockholders, no amendment shall be made which by Law requires further approval of such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Surviving Entity and Parent.

Section 10.3 Waiver.

(a) No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 10.4 Entire Agreement; Counterparts; Exchanges by Electronic Transmission. This Agreement and the other schedules, exhibits, certificates, instruments and agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 10.5 Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the Contemplated Transactions, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware; (b) agrees that all claims

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in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 10.5; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party; (e) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 10.8 of this Agreement; and (f) irrevocably and unconditionally waives the right to trial by jury.

Section 10.6 Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the Parties, the prevailing Party in such action or suit (as determined by a court of competent jurisdiction) shall be entitled to recover its reasonable out-of-pocket attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

Section 10.7 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of a Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such Party without the other Party’s prior written consent shall be void and of no effect.

Section 10.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, or (c) on the date delivered in the place of delivery if sent by email (with a written or electronic confirmation of delivery) prior to 5:00 p.m. Eastern Time, otherwise on the next succeeding Business Day, in each case to the intended recipient as set forth below:

(i)          if to Parent or Merger Subs:

BiomX Inc.

245 First Street, Riverview II,

Cambridge, Massachusetts 02142 USA

Attention: Jonathan Solomon

Email Address: jonathans@biomx.com

with a copy (which shall not constitute notice) to:

Haynes and Boone LLP

30 Rockefeller Plaza

26th Floor

New York, NY 10112

Attention: Rick A. Werner; Simin Sun; Alla Digilova

Email Address: rick.werner@haynesboone.com; simin.sun@haynesboone.com;
alla.digilova@haynesboone.com

(ii)         if to the Company:

Adaptive Phage Therapeutics, Inc.

708 Quince Orchard Rd

Suite 205

Gaithersburg, Maryland 20878

Attention: Ian Hardy, Interim Chief Executive Officer

Email Address: ihardy@deerfield.com

with a copy (which shall not constitute notice) to:

Cooley LLP

One Freedom Square

Reston Town Center

11951 Freedom Drive

Reston, VA 20190-5640

Attention: Christian Plaza; Matthew Schwee

Email Address: cplaza@cooley.com; mschwee@cooley.com

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Section 10.9 Cooperation. Each Party agrees to cooperate fully with the other Party and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other Party to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.

Section 10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Section 10.11 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breaches such provisions. Accordingly, the Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 10.12 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties and the D&O Indemnified Parties to the extent of their respective rights pursuant to Section 5.5) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.13 Construction.

(a) References to “cash,” “dollars” or “$” are to U.S. dollars.

(b) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(c) The Parties have participated jointly in the negotiating and drafting of this Agreement and agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(d) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(e) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement, respectively.

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(f) Any reference to legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all rules, regulations, and statutory instruments issued or related to such legislations.

(g) The bold-faced headings and table of contents contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(h) The inclusion of any information in the Company Disclosure Schedule or Parent Disclosure Schedule shall not be deemed an admission or acknowledgment to any third party, in and of itself and solely by virtue of the inclusion of such information in the Company Disclosure Schedule or Parent Disclosure Schedule, as applicable, that such information is required to be listed in the Company Disclosure Schedule or Parent Disclosure Schedule, as applicable, that such items are material to the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as the case may be, or that such items have resulted in a Company Material Adverse Effect or a Parent Material Adverse Effect. The Parties agree that each of the Company Disclosure Schedule and the Parent Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Agreement. The disclosures in any section or subsection of the Company Disclosure Schedule or the Parent Disclosure Schedule shall qualify other sections and subsections in this Agreement to the extent it is readily apparent on its face from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

(i) Each of “delivered” or “made available” means, with respect to any documentation, that (i) prior to 11:59 p.m. (Eastern Time) on the date that is two Business Days prior to the date of this Agreement (A) a copy of such material has been posted to and made available by a Party to the other Party and its Representatives in the electronic data room maintained by such disclosing Party or (B) such material is disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof and publicly made available on the SEC’s Electronic Data Gathering Analysis and Retrieval system or (ii) delivered by or on behalf of a Party or its Representatives via electronic mail or in hard copy form prior to the execution of this Agreement.

(j) Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York, New York are authorized or obligated by Law to be closed, the Party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular Business Day.

Section 10.14 Expenses. Except as otherwise expressly provided in this Agreement, all expenses incurred in connection with this Agreement and the Contemplated Transactions will be paid by the Party incurring such expenses.

(Remainder of page intentionally left blank)

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

BiomX Inc.
By:	/s/ Jonathan Solomon
Name:	Jonathan Solomon
Title:	Chief Executive Officer
BTX MERGER SUB I, INC.
By:	/s/ Jonathan Solomon
Name:	Jonathan Solomon
Title:	Chief Executive Officer
BTX MERGER SUB II, LLC
By:	/s/ Jonathan Solomon
Name:	Jonathan Solomon
Title:	Chief Executive Officer

[Signature Page to Merger Agreement]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

ADAPTIVE PHAGE THERAPEUTICS, INC.
By:	/s/ Ian Hardy
Name:	Ian Hardy
Title:	Chief Executive Officer

[Signature Page to Merger Agreement]

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EXHIBIT A

CERTAIN DEFINITIONS

For purposes of this Agreement (including this Exhibit A)

“2015 Employee Stock Option Plan” means that 2015 certain employee stock option plan of Parent, as disclosed in Parent SEC Documents.

“2019 Incentive Plan” means that certain 2019 employee stock option plan of Parent, as disclosed in Parent SEC Documents.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” means the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

“Allocation Certificate” has the meaning set forth in Section 5.13(a).

“Anti-Bribery Laws” has the meaning set forth in Section 2.23.

“Acquisition Inquiry” means, with respect to a Party, an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by the Company, on the one hand, or Parent, on the other hand, to the other Party) that could reasonably be expected to lead to an Acquisition Proposal.

“Acquisition Proposal” means, with respect to a Party, any offer or proposal, whether written or oral (other than an offer or proposal made or submitted by or on behalf of the Company or any of its Affiliates, on the one hand, or by or on behalf of Parent or any of its Affiliates, on the other hand, to the other Party) contemplating or otherwise relating to any Acquisition Transaction with such Party.

“Acquisition Transaction” means any transaction or series of related transactions involving (other than the Parent Financing):

(a)  any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other transaction: (i) in which a Party is a constituent Entity, (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 10% of the outstanding securities of any class of voting securities of a Party or any of its Subsidiaries or (iii) in which a Party or any of its Subsidiaries issues securities representing more than 10% of the outstanding securities of any class of voting securities of such Party or any of its Subsidiaries; or

(b)  any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 10% or more of the consolidated book value or the fair market value of the assets of a Party and its Subsidiaries, taken as a whole.

“Ares” means ARE-708 Quince Orchard, LLC.

“Ares Lease Amendment” means the Sixth Amendment to the Lease Agreement, dated as of March 5, 2024, by and between Ares and the Company.

“Board Approval” has the meaning set forth in the Recitals.

“Book-Entry Shares” has the meaning set forth in Section 1.7.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York, New York, are authorized or obligated by Law to be closed.

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“Buy-In” has the meaning set forth in Section 5.9(b).

“Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of Parent Convertible Preferred Stock in the form attached hereto as Exhibit C.

“Certificates of Merger” has the meaning set forth in Section 1.3.

“Certifications” has the meaning set forth in Section 3.7(a).

“Charter Amendment Proposal” has the meaning set forth in Section 5.1(a)(iii).

“Closing” has the meaning set forth in Section 1.3.

“Closing Date” has the meaning set forth in Section 1.3.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Associate” means any current or former employee, independent contractor, officer or director of the Company.

“Company Benefit Plan” has the meaning set forth in Section 2.17(a).

“Company Board” means the board of directors of the Company.

“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Common Stock” means the Common Stock, $0.0001 par value per share, of the Company.

“Company Contract” means any Contract: (a) to which the Company or any of its Subsidiaries is a Party; (b) by which the Company or any of its Subsidiaries or any Company IP or any other asset of the Company or its Subsidiaries is or may become bound or under which the Company or any of its Subsidiaries has, or may become subject to, any obligation; or (c) under which the Company or any of its Subsidiaries has or may acquire any right or interest.

“Company Data” means all data and information Processed by or for the Company or any of its Subsidiaries.

“Company Designees” has the meaning set forth in Section 5.10.

“Company Disclosure Schedule” has the meaning set forth in Section 2.

“Company ERISA Affiliate” means any corporation or trade or business (whether or not incorporated) which is (or at any relevant time would have been) treated with the Company as a single employer within the meaning of Section 414 of the Code.

“Company Financials” has the meaning set forth in Section 2.7(a).

“Company In-bound License” has the meaning set forth in Section 2.12(e).

“Company IP” means all Intellectual Property Rights that are owned or purported to be owned by, assigned to, or exclusively licensed by, the Company.

“Company Material Adverse Effect” means any Effect that, considered together with all other Effects that have occurred prior to the date of determination of the occurrence of a Company Material Adverse Effect, has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company, taken as a whole; provided, however, that Effects arising or resulting from the following shall not be taken into account in determining whether there has been a Company Material Adverse Effect: (a) general business or economic conditions affecting the industry in which the Company and its Subsidiaries operate, (b) acts of war, armed hostilities or terrorism, acts of God or comparable events, epidemic, pandemic or disease outbreak (including the COVID-19 virus) or any worsening of the foregoing, or any declaration of martial law, quarantine or similar directive, policy or guidance or Law or other action by any Governmental Body in response thereto, (c) changes in financial, banking or securities markets, (d) any change in, or any compliance with or action

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taken for the purpose of complying with, any Law or GAAP (or interpretations of any Law or GAAP), (e) resulting from the announcement of this Agreement or the pendency of the Contemplated Transactions; provided, that this clause (e) shall not apply to any representation or warranty (or condition to the consummation of the Merger relating to such representation or warranty) to the extent the representation and warranty expressly addresses the consequences resulting from the execution and delivery of this Agreement or the consummation of the Contemplated Transactions, or (f) resulting from the taking of any action required to be taken by this Agreement; except in each case with respect to clauses (a) through (c), to the extent disproportionately affecting the Company, taken as a whole, relative to other similarly situated companies in the industries in which the Company operates.

“Company Material Contract(s)” has the meaning set forth in Section 2.13(a).

“Company Options” means options or other rights to purchase shares of Company Common Stock issued by the Company pursuant to the Company Plan.

“Company Out-bound License” has the meaning set forth in Section 2.12(e).

“Company Permits” has the meaning set forth in Section 2.14.

“Company Plan” has the meaning set forth in Section 2.6(c).

“Company Preferred Stock” has the meaning set forth in Section 2.6(a).

“Company Products” has the meaning set forth in Section 2.15(c).

“Company Real Estate Leases” has the meaning set forth in Section 2.11.

“Company Signatories” has the meaning set forth in the Recitals.

“Company Stock Certificate” has the meaning set forth in Section 1.7.

“Company Stockholder Matters” has the meaning set forth in the Recitals.

“Company Unaudited Interim Balance Sheet” means the unaudited balance sheet of the Company as of September 30, 2023 provided to Parent prior to the date of this Agreement.

“Concurrent Investment Amount” means $50,000,000 as contemplated by the Securities Purchase Agreement.

“Confidentiality Agreement” means that certain Amended and Restated Mutual Confidentiality Agreement, dated as of February 5, 2024, between the Parties.

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Contemplated Transactions” means the Merger, Parent Support Agreements, the Securities Purchase Agreement and the other transactions and actions contemplated by this Agreement to be consummated at or prior to the Closing (but not, for the avoidance of doubt, the actions proposed to be taken as the Parent Stockholders’ Meeting following the Closing pursuant to Section 5.1).

“Continuing Employees” has the meaning set forth in Section 5.4(a).

“Contract” means, with respect to any Person, any written or oral agreement, contract, subcontract, lease (whether for real or personal property), mortgage, license, sublicense or other legally binding commitment or undertaking of any nature to which such Person is a party or by which such Person or any of its assets are bound or affected under applicable Law.

“Convertible Note” means the convertible promissory notes listed on Schedule 2.6(d) of the Company Disclosure Schedule.

“Convertible Note Conversion” has the meaning set forth in Section 1.6(a).

“D&O Indemnified Parties” has the meaning set forth in Section 5.5(a).

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“Data Processing Policy” means each policy, statement, representation, or notice of the Company, Parent or their respective Subsidiaries relating to the Processing of Company Data or Parent Data (as applicable), privacy, data protection, or security.

“DGCL” means the General Corporation Law of the State of Delaware.

“DLLCA” means the Delaware Limited Liability Company Act.

“Disclosure Schedule Supplement” has the meaning set forth in Section 5.21.

“Dissenting Shares” has the meaning set forth in Section 1.9(a).

“Disqualifying Event” has the meaning set forth in Section 3.25.

“DTC” has the meaning set forth in Section 5.9(b).

“DWAC” has the meaning set forth in Section 5.9(b).

“Effect” means any effect, change, event, circumstance, or development.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, lease, license, option, easement, reservation, servitude, adverse title, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction or encumbrance of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Enforceability Exceptions” means the (a) Laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

“Entity” means any corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity, and each of its successors.

“Environmental Law” means any federal, state, local or foreign Law relating to pollution or protection of human health (as it relates to exposure to Hazardous Materials) or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Agent” has the meaning set forth in Section 1.8(a).

“Exchange Fund” has the meaning set forth in Section 1.8(a).

“Existing Severance Plan” has the meaning set forth in Section 5.4(b).

“FCPA” has the meaning set forth in Section 5.19.

“FDA” has the meaning set forth in Section 2.15(c).

“FDA Ethics Policy” has the meaning set forth in Section 2.15(i).

“FDCA” has the meaning set forth in Section 2.15(a).

“First Certificate of Merger” has the meaning set forth in Section 1.3.

“First Effective Time” has the meaning set forth in Section 1.3.

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“First Merger” has the meaning set forth in the Recitals.

“First Merger Sub” has the meaning set forth in the Preamble.

“First Merger Sub Board” means the board of directors of First Merger Sub.

“First Step Surviving Corporation” has the meaning set forth in Section 1.1.

“FLSA” has the meaning set forth in Section 2.18(m).

“GAAP” means generally accepted accounting principles and practices in effect from time to time within the United States applied consistently throughout the period involved.

“Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, variance, exception, approval, exemption, order, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law; or (b) right under any Contract with any Governmental Body.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, bureau, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any taxing authority); or (d) self-regulatory organization (including NYSE American).

“Hazardous Materials” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Law, including crude oil or any fraction thereof, and petroleum products or byproducts.

“Health Care Laws” has the meaning set forth in Section 2.15(a).

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. § 17921 et seq.).

“Holder” has the meaning set forth in Section 5.9(b).

“IIA” has the meaning set forth in Section 3.26(b).

“Indebtedness” means (i) all obligations for borrowed money and advancement of funds; (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, contracts or arrangements (whether or not convertible), (iii) all obligations for the deferred purchase price of property or services (including any potential future earn-out, purchase price adjustment, releases of “holdbacks” or similar payments, but excluding any such obligations to the extent there is cash being held by a third party in escrow exclusively for purposes of satisfying such obligations) (“Deferred Purchase Price”), (iv) all obligations arising out of any financial hedging, swap or similar arrangements; (v) all obligations as lessee that would be required to be capitalized in accordance with GAAP, whether or not recorded, (vi) all obligations in connection with any letter of credit, banker’s acceptance, guarantee, surety, performance or appeal bond, or similar credit transaction, (vii) interest payable with respect to Indebtedness referred to in clause (i) through (vi), and (viii) the aggregate amount of all prepayment premiums, penalties, breakage costs, “make whole amounts,” costs, expenses and other payment obligations of such Person that would arise (whether or not then due and payable) if all such items under clauses (i) through (vii) were prepaid, extinguished, unwound and settled in full as of such specified date. For purposes of determining the Deferred Purchase Price obligations as of a specified date, such obligations shall be deemed to be the maximum amount of Deferred Purchase Price owing as of such specified date (whether or not then due and payable) or potentially owing at a future date.

“Intellectual Property Rights” means and includes all intellectual property or other proprietary rights under the laws of any jurisdiction in the world, including, without limitation: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, software, databases, and mask works; (b) trademarks, service marks, trade dress, logos, trade names and other source identifiers, domain names and URLs and similar rights and any goodwill associated therewith; (c) rights associated with trade secrets, know how, inventions, invention

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disclosures, methods, processes, protocols, specifications, techniques and other forms of technology; (d) patents and industrial property rights; (e) other similar proprietary rights in intellectual property of every kind and nature; (f) rights of privacy and publicity; and (g) all registrations, renewals, extensions, statutory invention registrations, provisionals, continuations, continuations-in-part, provisionals, divisions, or reissues of, and applications for, any of the rights referred to in clauses (a) through (f) above (whether or not in tangible form and including all tangible embodiments of any of the foregoing, such as samples, studies and summaries), along with all rights to prosecute and perfect the same through administrative prosecution, registration, recordation or other administrative proceeding, and all causes of action and rights to sue or seek other remedies arising from or relating to the foregoing, including for past, present or future infringement of any of the foregoing.

“Intended Tax Treatment” has the meaning set forth in Section 5.8.

“Investor Agreements” has the meaning set forth in Section 2.22(b).

“Investment Authority” has the meaning set forth in Section 3.26(a).

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, with respect to an individual, that such individual is actually aware of the relevant fact or such individual would reasonably be expected to know such fact in the ordinary course of the performance of such individual’s employment responsibilities. Any Person that is an Entity shall have Knowledge if any officer or director of such Person as of the date such knowledge is imputed has Knowledge of such fact or other matter.

“Largest Lead Investor” means Deerfield Private Design Fund V, L.P. and Deerfield Healthcare Innovations Fund II, L.P.

“Law” means any federal, state, national, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of NYSE American or the Financial Industry Regulatory Authority).

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Liability” has the meaning set forth in Section 2.9.

“Lock-Up Agreement” has the meaning set forth in the Recitals.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 1.5.

“Merger Subs” has the meaning set forth in the Preamble.

“New Incentive Plan” has the meaning set forth in Section 5.17.

“NYSE American” means NYSE American LLC.

“NYSE American Listing Application” has the meaning set forth in Section 5.7.

“Ordinance” means the Israeli Income Tax Ordinance New Version, 5721-1961, as amended, and the rules and regulations promulgated thereunder.

“Ordinary Course of Business” means, in the case of each of the Company and Parent, such actions taken in the ordinary course of its normal operations and consistent with its past practices.

Annex E-68

“Organizational Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of association or incorporation or organization or limited partnership or limited liability company, and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all bylaws, regulations and similar documents or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.

“Parent” has the meaning set forth in the Preamble.

“Parent Associate” means any current or former employee, independent contractor, officer or director of Parent.

“Parent Balance Sheet” means the unaudited balance sheet of Parent as of September 30, 2023 (the “Parent Balance Sheet Date”), provided to the Company prior to the date of this Agreement.

“Parent Benefit Plan” has the meaning set forth in Section 3.18(a).

“Parent Board” means the board of directors of Parent.

“Parent Business Combination Agreement” means that certain Share Purchase Agreement, dated as of November 19, 2017, by and among BiomX LTD., RondinX LTD., the Shareholders and Warrant Holders of RondinX LTD., and Guy Harmelin as the Shareholders’ Representative.

“Parent Business Combination Shares” has the meaning set forth in Section 3.6(a).

“Parent Common Stock” means the Common Stock, $0.0001 par value per share, of Parent.

“Parent Common Stock Consideration Cap” has the meaning set forth in Section 1.5.

“Parent Common Stock Payment Shares” has the meaning set forth in Section 1.5.

“Parent Contract” means any Contract: (a) to which Parent or any of its Subsidiaries is a party; (b) by which Parent or any of its Subsidiaries or any Parent IP or any other asset of Parent or any of its Subsidiaries is or may become bound or under which Parent or any of its Subsidiaries has, or may become subject to, any obligation; or (c) under which Parent or any of its Subsidiaries has or may acquire any right or interest.

“Parent Convertible Preferred Stock” means Parent’s non-voting convertible preferred stock, par value $0.0001 per share, with the rights, preferences, powers and privileges specified in the Certificate of Designation.

“Parent Covered Person” means, with respect to Parent as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

“Parent Data” means all data and information Processed by or for Parent or any of its Subsidiaries.

“Parent Disclosure Schedule” has the meaning set forth in Article III.

“Parent ERISA Affiliate” means any corporation or trade or business (whether or not incorporated) which is (or at any relevant time would have been) treated with Parent or any of its Subsidiaries as a single employer within the meaning of Section 414 of the Code.

“Parent Existing Warrants” has the meaning set forth in Section 3.6(a).

“Parent Financing” means an acquisition of shares of Parent Convertible Preferred Stock and Warrants (as defined in the Securities Purchase Agreement) to be consummated concurrently with the Closing pursuant to the Securities Purchase Agreement with aggregate gross cash proceeds to Parent of at least the Concurrent Investment Amount.

“Parent Foreign Plan” has the meaning set forth in Section 3.18(l).

“Parent In-bound License” has the meaning set forth in Section 3.12(e).

Annex E-69

“Parent IP” means all Intellectual Property Rights that are owned or purported to be owned by, assigned to, or exclusively licensed by, Parent or its Subsidiaries.

“Parent Material Adverse Effect” means any Effect that, considered together with all other Effects that have occurred prior to the date of determination of the occurrence of a Parent Material Adverse Effect, has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of Parent; provided, however, that Effects arising or resulting from the following shall not be taken into account in determining whether there has been a Parent Material Adverse Effect: (a) general business or economic conditions affecting the industry in which Parent operates, (b) acts of war, armed hostilities or terrorism, acts of God or comparable events, epidemic, pandemic or disease outbreak (including the COVID-19 virus) or any worsening of the foregoing, or any declaration of martial law, quarantine or similar directive, policy or guidance or Law or other action by any Governmental Body in response thereto, (c) changes in financial, banking or securities markets, (d) the taking of any action required to be taken by this Agreement, (e) any change in the stock price or trading volume of Parent Common Stock (it being understood, however, that any Effect causing or contributing to any change in stock price or trading volume of Parent Common Stock may be taken into account in determining whether a Parent Material Adverse Effect has occurred, unless such Effects are otherwise excepted from this definition), (f) any change in, or any compliance with or action taken for the purpose of complying with, any Law or GAAP (or interpretations of any Law or GAAP), (g) resulting from the announcement of this Agreement or the pendency of the Contemplated Transactions; provided, that this clause (e) shall not apply to any representation or warranty (or condition to the consummation of the Merger relating to such representation or warranty) to the extent the representation and warranty expressly addresses the consequences resulting from the execution and delivery of this Agreement or the consummation of the Contemplated Transactions, or (h) resulting from the taking of any action or the failure to take any action, by Parent that is required to be taken by this Agreement, except in each case with respect to clauses (a) through (c), to the extent disproportionately affecting Parent relative to other similarly situated companies in the industries in which Parent operates.

“Parent Material Contract(s)” has the meaning set forth in Section 3.13(a).

“Parent Non-Funded Warrants” has the meaning set forth in Section 3.6(a).

“Parent Options” means options or other rights to purchase shares of Parent Common Stock issued by Parent under the Parent Stock Plans.

“Parent Out-bound License” has the meaning set forth in Section 3.12(e).

“Parent Outstanding Shares Certificate” has the meaning set forth in Section 5.13(b).

“Parent Permits” has the meaning set forth in Section 3.14.

“Parent Pre-Funded Warrants” has the meaning set forth in Section 3.6(a).

“Parent Preferred Stock Payment Shares” has the meaning set forth in Section 1.5.

“Parent Products” has the meaning set forth in Section 3.15(c).

“Parent Real Estate Leases” has the meaning set forth in Section 3.11.

“Parent SEC Documents” has the meaning set forth in Section 3.7(a).

“Parent Securities” has the meaning set forth in Section 5.9(b).

“Parent Signatories” has the meaning set forth in the Recitals.

“Parent Stock Plans” means collectively the 2015 Employee Stock Option Plan and the 2019 Incentive Plan, each as may be amended from time to time.

“Parent Stockholder Matters” has the meaning set forth in Section 5.1(a)(iii).

“Parent Stockholders’ Meeting” has the meaning set forth in Section 5.1(a)(iii).

“Parent Support Agreements” has the meaning set forth in the Recitals.

Annex E-70

“Parent Warrants” means Parent warrants with an exercise price of $5.00 per Parent Common Stock in the form attached hereto as Exhibit E.

“Party” or “Parties” means the Company, First Merger Sub, Second Merger Sub and Parent.

“Permitted Encumbrance” means: (a) any Encumbrance for current Taxes not yet due and payable or for Taxes that are being contested in good faith and, in each case, for which adequate reserves have been made on the Company Unaudited Interim Balance Sheet or the Parent Balance Sheet, as applicable, in accordance with GAAP; (b) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets or properties subject thereto or materially impair the operations of the Company or any of its Subsidiaries or Parent, as applicable; (c) liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (d) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Law; (e) non-exclusive licenses of Intellectual Property Rights granted by the Company or any of its Subsidiaries or Parent, as applicable, in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the Intellectual Property Rights subject thereto; and (f) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies the payment for which is not delinquent.

“Person” means any individual, Entity or Governmental Body.

“Pre-Closing Period” has the meaning set forth in Section 5.1.

“Post-Closing Plans” has the meaning set forth in Section 5.4(a).

“Preferred Stock Conversion Proposal” has the meaning set forth in Section 1.5.

“Principle Trading Market” means the trading market on which Parent Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be NYSE American.

“Privacy and Data Processing Requirements” means any applicable (i) Law relating to privacy, data protection, or security, including the data privacy and security provisions of HIPAA, (ii) Data Processing Policy, or (iii) requirement of any self-regulatory organization, industry standard (including, as applicable, the Payment Card Industry Data Security Standard), or Contract by which the Company, Parent or their respective Subsidiaries are bound relating to the Processing of Company Data or Parent Data (as applicable), privacy, data protection, or security, including, in each case of (i) through (iii), in connection with direct marketing or the initiation, transmission, monitoring, interception, recording, or receipt of communications.

“Process” means, with respect to any data, information, or information technology system, any operation or set of operations performed thereon, whether or not by automated means, including access, adaptation, alignment, alteration, collection, combination, compilation, consultation, creation, derivation, destruction, disclosure, disposal, dissemination, erasure, interception, maintenance, making available, organization, recording, restriction, retention, retrieval, storage, structuring, transmission, and use, and security measures with respect thereto.

“Proxy Statement” has the meaning set forth in Section 5.2(a).

“Reference Date” means March 4, 2024.

“Registered IP” means all Intellectual Property Rights that are registered or issued under the authority of, with or by any Governmental Body, including all patents, registered copyrights, registered mask works, and registered trademarks, service marks and trade dress, and all applications for any of the foregoing.

“Registration Statement Effective Date” has the meaning set forth in Section 5.9(b).

“Registration Rights Agreement” means that certain Registration Rights Agreement by and among Parent and the signatories thereto dated as of March 6, 2024.

“Representatives” means directors, officers, employees, agents, attorneys, accountants, investment bankers, advisors and representatives.

“Required Company Stockholder Vote” has the meaning set forth in Section 2.4.

Annex E-71

“Required Parent Stockholder Vote” has the meaning set forth in Section 3.4.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Second Certificate of Merger” has the meaning set forth in Section 1.3.

“Second Effective Time” has the meaning set forth in Section 1.3.

“Second Merger” has the meaning set forth in the Recitals.

“Second Merger Sub” has the meaning set forth in the Preamble.

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholder Written Consent” has the meaning set forth in the Recitals.

“Studies” has the meaning set forth in Section 2.15(m).

“Subsidiary” An entity shall be deemed to be a ‘subsidiary’ of a Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities or other interests in such entity that is sufficient to enable such Person to elect at least a majority of the members of such entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity, voting, beneficial or financial interests in such Entity.

“Surviving Entity” has the meaning set forth in Section 1.1.

“Standard Settlement Period” means the standard settlement period for the Principle Trading Market, expressed in a number of Trading Days, as in effect on the applicable date, which as of the date of this Agreement is “T+2.”

“Takeover Statute” means any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover Law.

“Tax” means any (i) federal, state, local, foreign or other tax, including any income, capital gain, gross receipts, capital stock, profits, transfer, estimated, registration, stamp, premium, escheat, unclaimed property, customs duty, ad valorem, occupancy, occupation, alternative, add-on, windfall profits, value added, severance, property, business, production, sales, use, license, excise, franchise, employment, payroll, social security, disability, unemployment, workers’ compensation, national health insurance, withholding or other taxes, duties, fees, assessments or governmental charges, surtaxes or deficiencies thereof in the nature of a tax, however denominated (whether imposed directly or through withholding and whether or not disputed), and including any fine, penalty, addition to tax, or interest or additional amount imposed by a Governmental Body with respect thereto (or attributable to the nonpayment thereof) and (ii) any liability for payment of amounts described in clause (i), whether as a result of transferee or successor liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, pursuant to a Contract, through operation of Law or otherwise.

“Tax Return” means any return (including any information return), report, statement, declaration, claim for refund, estimate, schedule, notice, notification, form, election, certificate or other document, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body (or provided to a payee) in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of, or compliance with, any Law relating to any Tax.

“Transaction Costs” means the aggregate amount of costs and expenses of a Person or any of its Subsidiaries incurred in connection with the negotiation, preparation and execution of this Agreement and the related documentation as applicable, and the consummation of the Contemplated Transactions, for (a) any brokerage fees and commissions, finders’ fees or financial advisory fees, any fees and expenses of counsel or accountants payable by such Person or any of its Subsidiaries and any transaction bonuses or similar items in connection with the Contemplated Transactions, (b) any bonus, severance, change-in-control payments or similar payment obligations (including payments with “single-trigger” provisions triggered at and as of the consummation of the Contemplated Transactions) that become

Annex E-72

due or payable to any director, officer, employee or consultant of such Person in connection with the consummation of the Contemplated Transactions and, (c) any payments to third parties under any Contract to which such Person or its Subsidiaries are a party triggered by the consummation of the Contemplated Transactions, or any payment or consideration arising under or in relation to obtaining any Consents, waivers or approvals of any third party under any Contract to which such Person or its Subsidiaries are a party required to be obtained in connection with the consummation of the Contemplated Transactions in order for any such Contract to remain in full force and effect following the Closing or resulting from agreed-upon modification or early termination of any such Contract, in each case with respect to the foregoing matters (a)-(c), to the extent unpaid.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, or any successor transfer agent for the Company.

“Treasury Regulations” means the United States Treasury regulations promulgated under the Code.

“Unlegended Share Delivery Date” has the meaning set forth in Section 5.9(b).

“Unrestricted Conditions” has the meaning set forth in Section 5.9(b).

“WARN Act” means the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local plant closing mass layoff statute, rule or regulation.

Annex E-73

Schedule 8.1(e)

[***]

Annex E-74

Schedule 8.4

[***]

Annex E-75

ANNEX F

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 6, 2024, by and among BiomX Inc., a Delaware corporation (the “Company”), and each purchaser identified on Annex A hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A. The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to issue and sell, upon the terms and conditions stated in this Agreement, an aggregate of (i) 216,417 shares of Series X Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Securities,” and including any other class of securities into which the Series X Preferred Stock may hereafter be reclassified or changed into, the “Series X Preferred Stock”) of the Company, having the designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions as specified in the Certificate of Designation, in the form attached hereto as Exhibit A (the “Certificate of Designation”), which will be convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), in accordance with the terms set forth in the Certificate of Designation, and (ii) 108,208,500 Warrants (as defined below).

C. Pursuant to the terms and conditions of (i) the Certificate of Designation, the conversion of the Series X Preferred Stock and (ii) the Warrants, the exercise of the Warrants, shall, in each case, be subject to receipt of the Requisite Stockholder Approval (as defined herein).

D. The Company has engaged RBC Capital Markets, LLC and Laidlaw & Company (UK) Ltd. as its exclusive placement agents (the “Placement Agents”) for the offering of the Preferred Securities and Warrants.

E. Concurrently with the execution and delivery of this Agreement, the Company is entering into an Agreement and Plan of Merger by and among the Company, BTX Merger Sub I, Inc., a Delaware corporation and wholly owned direct subsidiary of the Company (the “First Merger Sub”), BTX Merger Sub II, LLC, a Delaware limited liability company and wholly owned direct subsidiary of the Company (the “Second Merger Sub”), and Adaptive Phage Therapeutics, Inc. (“APT”), in substantially the form attached hereto as Exhibit G (the “Merger Agreement”), pursuant to which the Company and APT intend to effect a merger of First Merger Sub with and into APT (the “First Merger”). Upon consummation of the First Merger, the First Merger Sub will cease to exist and APT will become a wholly-owned subsidiary of the Company. Immediately following the First Merger and as part of the same overall transaction as the First Merger, APT will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Merger”), with Second Merger Sub being the surviving entity of the Second Merger.

F. Prior to the Closing: (i) the parties hereto shall execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Preferred Securities, Warrants, Conversion Shares and Warrant Shares (as defined below), under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws and (ii) the Company shall file with the Delaware Secretary of State the Certificate of Designation, duly executed by an officer of the Company.

Annex F-1

Now, Therefore, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Acquiring Person” has the meaning set forth in Section 4.5.

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened against the Company, its Subsidiaries or any of their respective properties, or any officer, director or employee of the Company or any of its Subsidiaries acting in his or her capacity as an officer, director or employee, before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“AMRAF” means, collectively, AMR Action Fund, L.P. and AMR Action Fund, SCSp.

“Attribution Parties” has the meaning set forth in Section 4.11.

“Beneficial Ownership Limitation” has the meaning set forth in Section 4.11.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States, or any day on which banking institutions in either the State of New York are authorized or required by law or other governmental action to close.

“Bylaws” has the meaning set forth in Section 3.1(c).

“Certificate of Designation” has the meaning set forth in the Recitals.

“Certification of Incorporation” has the meaning set forth in Section 3.1(c).

“Closing” has the meaning set forth in Section 2.2(a).

“Closing Date” has the meaning set forth in Section 2.2(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” has the meaning set forth in the Recitals.

“Common Stock Equivalent” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire, at any time, Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is, at any time, convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Haynes and Boone, LLP, with offices at 30 Rockefeller Plaza 26th floor, New York, NY 10112

“Company Covered Person” has the meaning set forth in Section 3.1(mm)

Annex F-2

“Company Deliverables” has the meaning set forth in Section 2.3(a).

“Company Disclosure Schedules” has the meaning set forth in Section 3.1(c).

“Company’s Knowledge” means with respect to any statement made to the Company’s Knowledge, that the statement is based upon the actual knowledge, or knowledge that would have been acquired after reasonable inquiry, of the executive officers or directors of the Company having responsibility for the matter or matters that are the subject of the statement. With respect to any matters relating to Intellectual Property, such awareness or reasonable expectation to have knowledge does not require any such individual to conduct or have conducted or obtain or have obtained any freedom to operate opinions of counsel or any Intellectual Property rights clearance searches.

“Confidential Data” has the meaning set forth in Section 3.1(nn).

“Contract” means, with respect to any Person, any written or oral agreement, contract, subcontract, lease (whether for real or personal property), mortgage, license, or other legally binding commitment or undertaking of any nature to which such Person is a party or by which such Person or any of its assets are bound or affected under applicable Law.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Disclosure Document” has the meaning set forth in Section 4.4.

“Disclosure Time” has the meaning set forth in Section 4.4.

“Disqualification Event” has the meaning set forth in Section 3.1(mm).

“Effect” means any effect, change, event, circumstance, state of fact, occurrence or development.

“Effective Date” means the date on which the initial Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Employee Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA and any other pension, retirement, deferred compensation, excess benefit, profit-sharing, bonus, incentive, equity or equity-based, phantom equity, employment, consulting, severance, change-of-control, retention, health, life, disability, group insurance, paid time off, holiday, welfare and fringe benefit plan, program, agreement, Contract, or arrangement (whether written or unwritten, qualified or nonqualified, funded or unfunded, subject or not subject to ERISA and including any that have been frozen) that the Company or any of its Subsidiaries (i) sponsors, maintains, administers, or contributes to, (ii) provides benefits under or through, (iii) has any obligation to contribute to or provide benefits under or through, (iv) with respect to which have any liability, or (v) utilizes to provide benefits to or otherwise cover any current or former employee, officer, director or other service provider of the Company or any of its Subsidiaries (or their spouses, dependents, or beneficiaries).

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, lease, exclusive license, option, easement, reservation, servitude, adverse title, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction or encumbrance of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Engagement Letter” has the meaning set forth in Section 6.19(b)

“Environmental Laws” has the meaning set forth in Section 3.1(cc).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

Annex F-3

“Exempt Issuance” means the issuance of (a) shares of Common Stock, options or other equity awards to employees, officers, directors or consultants of the Company pursuant to any stock, equity or option plan or agreement duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to joint ventures, acquisitions or strategic, commercial or collaborative transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.17(a) herein, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) securities issued in connection with the Merger and any reverse share split that may take place in connection therewith and (e) the Placement Agent Warrants and the Placement Agent Warrant Shares.

“GAAP” means generally accepted accounting principles and practices in effect from time to time within the United States applied consistently throughout the period involved.

“Governmental Authority” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign, supra-national or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, bureau, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and any taxing authority) or (d) self-regulatory organization (including, as applicable, the Principal Trading Market).

“Hazardous Materials” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Law, including without limitation, crude oil or any fraction thereof, and petroleum products or by-products.

“Intellectual Property” has the meaning set forth in Section 3.1(p).

“Irrevocable Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in substantially the form of Exhibit D, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

“IT Systems” has the meaning set forth in Section 3.1(mm).

“Largest Lead Investor” means, collectively, Deerfield Private Design Fund V, L.P. and Deerfield Healthcare Innovations Fund II, L.P.

“Law” means any federal, state, national, supra-national, foreign, local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, order, judgment or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority (including under the authority of the Nasdaq Stock Market, the New York Stock Exchange or the Financial Industry Regulatory Authority, Inc.).

“Material Adverse Effect” means any Effect, individually or together with any other Effect, that (a) has had, has, or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), general affairs, management, assets, liabilities, results of operations, earnings, prospects or properties of the Company or its Subsidiaries, taken as a whole; provided, however, that Effects arising or resulting from the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (1) the announcement or disclosure of the sale of the Preferred Securities and Warrants or other transactions contemplated by this Agreement,

Annex F-4

(2) the taking of any action, or the failure to take any action, by the Company that is required to comply with the terms of this Agreement, (3) any natural disaster or epidemics, pandemics or other force majeure events, or any act or threat of terrorism or war, any armed hostilities or terrorist activities (including any escalation or general worsening of any of the foregoing) anywhere in the world or any governmental or other response or reaction to any of the foregoing, (4) any change in GAAP or applicable Law or the interpretation thereof, (5) general economic or political conditions or conditions generally affecting the industries in which the Company and its Subsidiaries operate or (6) any change in the cash position of the Company and its Subsidiaries which results from operations in the ordinary course of business; except in each case with respect to clauses (3), (4) and (5), (x) to the extent disproportionately affecting the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate and (y) the underlying cause of such Effect may be considered except to the extent such underlying cause would otherwise be excluded in accordance with the foregoing; or (b) prevents, materially adversely delays or materially adversely impedes, or could reasonably be expected to prevent, materially adversely delay or materially adversely impede the performance by the Company of its obligations under this Agreement and the other Transaction Documents, including, without limitation, the issuance and sale of the Securities.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“OFAC” has the meaning set forth in Section 3.1(gg).

“Outside Date” means the fifteenth (15th) day following the date of this Agreement.

“Permitted Encumbrances” means: (a) any Encumbrance for current taxes not yet due and payable or for taxes that are being contested in good faith and, in each case, for which adequate reserves have been made on the Unaudited Interim Balance Sheet in accordance with GAAP; (b) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets or properties subject thereto or materially impair the operations of the Company or any of its Subsidiaries; (c) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (d) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Law; (e) non-exclusive licenses of Intellectual Property rights granted by the Company or any of its Subsidiaries in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the Intellectual Property rights subject thereto; and (f) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Personal Data” has the meaning set forth in Section 3.1(nn).

“Placement Agents” has the meaning set forth in the Recitals.

“Placement Agent Warrants” means common stock purchase warrants to purchase shares of Common Stock issued to the Placement Agents on substantially the same terms as the Warrants (except that the Placement Agent Warrants shall, at the option of the holder thereof, be exercisable for cash or using cashless exercise (without regard to the availability of a registration statement registering the issuance or resale of the Placement Agent Warrant Shares).

“Placement Agent Warrant Shares” means the shares of Common Stock issuable upon exercise of the Placement Agent Warrants.

“Press Release” has the meaning set forth in Section 4.4.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the NYSE American.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser” or “Purchasers” has the meaning set forth in the Preamble.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

Annex F-5

“Registrable Securities” has the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities.

“Regulation D” has the meaning set forth in the Recitals.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Secretary’s Certificate” has the meaning set forth in 2.3(a)(vii).

“Securities” means, collectively, the Preferred Securities, the Warrants, the Conversion Shares, the Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares.

“Securities Act” has the meaning set forth in the Recitals.

“Series X Preferred Stock” has the meaning set forth in the Recitals, and also includes any other class of securities into which the Series X Preferred Stock may hereafter be reclassified or changed.

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis) with respect to Common Stock or other securities of the Company, and (ii) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Standard Settlement Period” means the standard settlement period for the Principal Trading Market, expressed in a number of Trading Days, as in effect on the applicable date, which as of the date of this Agreement is “T+2”.

“Stockholder Meeting” has the meaning set forth in Section 4.12.

“Stockholder Meeting Deadline” has the meaning set forth in Section 4.12.

“Shareholder Rights Plan” has the meaning set forth in Section 4.5.

“Subscription Amount” means, with respect to each Purchaser, the aggregate amount to be paid for the Preferred Securities and Warrants purchased hereunder as indicated on Annex A opposite such Purchaser’s name, in United States dollars and in immediately available funds, which amount represents the number of Preferred Securities being purchased by such Purchaser multiplied by the combined price of $231.10 per each share of Preferred Stock and the accompanying Warrant.

“Subsidiary” means any subsidiary of the Company and shall include any subsidiary of the Company formed or acquired on or after the date hereof, including APT after giving effect to the Merger.

“Support Agreement” means each Parent Stockholder Support Agreement (as defined in the Merger Agreement).

“Trading Day” means a day on which the Principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Warrants, the Registration Rights Agreement, the Certificate of Designation, the Irrevocable Transfer Agent Instructions, the Placement Agent Warrants, and any other documents or agreements explicitly contemplated hereunder, excluding the Merger Agreement.

Annex F-6

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, or any successor transfer agent for the Company.

“Unaudited Interim Balance Sheet” means the unaudited condensed consolidated balance sheets of the Company and its Subsidiaries as of September 30, 2023 included in the Company’s Quarterly Report on Form 10-Q filed with the Commission on November 14, 2023.

“Warrant Shares” means shares of Common Stock issuable upon the exercise of the Warrants.

“Warrants” means common stock purchase warrants to purchase shares of Common Stock equal to 50.0% of the total number of Conversion Shares issuable upon conversion of Preferred Securities issuable to such Purchaser pursuant to this Agreement, with an exercise price equal to $0.2311, subject to adjustment therein, delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall have a term of exercise equal to two (2) years, substantially the form attached hereto as Exhibit I.

ARTICLE 2

PURCHASE AND SALE

2.1 Purchase and Sale. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell to the Purchasers, and the Purchasers will purchase, severally and not jointly, the number of Preferred Securities and Warrants set forth opposite the names of each such Purchaser under the heading “Number of Securities Purchased” for the Subscription Amount set forth on Annex A attached hereto.

2.2 Closing.

(a) Closing. Upon the satisfaction or waiver of the conditions set forth in Section 2.1, Section 2.2 and Article 5, the closing of the purchase and sale of the Preferred Securities and Warrants hereunder (the “Closing”) shall take place remotely via exchange of executed documents and funds on the date of closing of all transactions contemplated under the Merger Agreement pursuant to terms thereunder, but in any event no earlier than March 12, 2024 (the “Closing Date”).

(b) Payment. On or prior to the Closing Date, each Purchaser shall deliver to the Company the Subscription Amount via wire transfer of immediately available funds to an account designated in writing by the Company or by other means approved by the Company on or prior to the Closing Date. At the Closing, the Company shall deliver to each Purchaser against payment (i) a book-entry statement (or, if requested by the Purchaser, a certificate) from the Transfer Agent evidencing the number of Preferred Securities set forth opposite each Purchaser’s name on Annex A, registered in the name of each Purchaser (or its nominee in accordance with its delivery instructions), free and clear of any liens or restrictions (other than those arising under state and federal securities laws and bearing the legend set forth in Section 4.1(b), provided that the original of any certificate shall be delivered to each Purchaser as promptly as practicable after the Closing Date but in no event more than three (3) Business Days after the Closing Date), and (ii) a certificate evidencing accompanying Warrants registered in the name of each Purchaser; provided that, notwithstanding anything in this Agreement to the contrary, a Purchaser shall not be required to wire its Subscription Amount as set forth on Annex A until it confirms receipt of (i) a book-entry statement from the Transfer Agent evidencing the issuance of the Preferred Securities to the Purchaser on and as of the Closing Date and (ii) a certificate evidencing the accompanying Warrants. If a Purchaser has delivered the Subscription Amount prior to the Closing Date, and the Closing does not occur for any reason on or prior to the fifth (5th) Business Day following the Closing Date, the Company shall promptly (but not later than one (1) Business Day thereafter) return the Subscription Amount to the applicable Purchaser(s) by wire transfer of United States dollars in immediately available funds to the account specified by such Purchaser, and any book entries for the Preferred Securities and Warrants shall be deemed cancelled; provided that, unless this Agreement has been terminated pursuant to Section 6.18, such return of funds shall not terminate this Agreement or relieve the Purchasers of their respective obligations to purchase the Preferred Securities and Warrants at a Closing. Notwithstanding anything in this Agreement to the contrary, a Purchaser that has internal policies and/or procedures relating to the timing of funding and issuance of securities thereafter shall not be required to wire its respective portion of the Subscription Amount as set forth on Annex A until it confirms receipt of (i) a book-entry statement from the Transfer Agent evidencing the issuance of the Preferred Securities and (ii) a certificate evidencing the accompanying Warrants to such Purchaser on and as of the Closing Date.

Annex F-7

2.3 Closing Deliverables.

(a) On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser the following (the “Company Deliverables”):

(i) evidence of the issuance of the Preferred Securities in the name of the Purchaser by book-entry statement from the Transfer Agent (or, if the Purchaser requests that the Preferred Securities are to be represented in certificated form, a certificate representing the Preferred Securities in the name of such Purchaser as set forth on the Stock Certificate Questionnaire included as Exhibit C hereto (the “Stock Certificate”));

(ii) a Warrant registered in the name of the Purchaser;

(iii) a legal opinion of Company Counsel, dated as of the Closing Date and in form and substance reasonably satisfactory to the Purchasers and the Placement Agents, executed by such counsel and addressed to the Purchasers and the Placement Agents;

(iv) the Registration Rights Agreement, duly executed by the Company;

(v) duly executed Irrevocable Transfer Agent Instructions acknowledged in writing by the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, of the issuance of the number of Preferred Securities and Warrants set forth opposite the name of such Purchaser under the heading “Number of Securities Purchased” on Annex A attached hereto, registered in the name of such Purchaser (or its nominee, as directed by the Purchaser);

(vi) the Company shall have filed with NYSE American a Supplemental Listing Application for the listing of the Parent Common Stock Payment Shares (as defined in the Merger Agreement) and shall have received confirmation from NYSE American that it has completed its review of such form with no objections to the transactions contemplated in the Transaction Documents or the Merger Agreement;

(vii) a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Closing Date, certifying (A) the resolutions adopted by the Board of Directors or a duly authorized committee thereof approving the transactions contemplated by this Agreement, the other Transaction Documents and the Merger Agreement and the issuance of the Securities, (B) the current versions of the certificate of incorporation, as amended, and bylaws of the Company and (C) as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company, in substantially the form attached hereto as Exhibit E;

(viii) the Compliance Certificate referred to in Section 5.1(h);

(ix) a certificate evidencing the formation and good standing of the Company issued by the Secretary of State of the State of Delaware, as of a date within three (3) Business Days of the Closing Date;

(x) a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company is qualified to do business as a foreign corporation, as of a date within three (3) Business Days of the Closing Date; and

(xi) a certified copy of the Certificate of Designation, as filed with the Secretary of State of the State of Delaware.

(b) On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i) this Agreement, duly executed by such Purchaser;

(ii) subject to Section 2.2(b), its respective Subscription Amount, in United States dollars and in immediately available funds, in the amount set forth in the “Aggregate Purchase Price (Subscription Amount)” column opposite each Purchaser’s name in the table set forth on Annex A by wire transfer of immediately available funds to the Company;

(iii) the Registration Rights Agreement, duly executed by such Purchaser; and

(iv) a fully completed and duly executed Stock Certificate Questionnaire in the form attached hereto as Exhibit C, if applicable.

Annex F-8

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants the following as of the date hereof (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) to each of the Purchasers and to the Placement Agents:

(a) Due Organization; Subsidiaries. Each of the Company and its Subsidiaries is a corporation or limited liability company duly incorporated or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and as proposed to be conducted as described in the SEC Reports, (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used and (iii) to perform its obligations under all Contracts by which it is bound. All of the Subsidiaries are wholly owned by the Company. Each of the Company and the Subsidiaries is licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the Laws of all jurisdictions where the nature of its business or the manner in which its business is currently being conducted requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not have or reasonably be expected to have a Material Adverse Effect.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into the Transaction Documents and to perform its obligations thereunder and consummate the transactions contemplated hereby or thereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, sale, issuance and delivery of the Preferred Securities, the Warrants, the Placement Agent Warrants and, subject to the Requisite Stockholder Approval, the Conversion Shares, Warrant Shares and the Placement Agent Warrant Shares contemplated herein has been taken. Each of the Transaction Documents have been (or upon delivery will have been) duly executed and delivered by the Company and is, or when delivered in accordance with the terms hereof or thereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, examinership, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. Except as set forth in Section 3.1(c) of the disclosure schedules hereto (the “Company Disclosure Schedules”), the execution, delivery and performance by the Company of the Transaction Documents and the issuance, sale and delivery of the securities to be sold by the Company under the Transaction Documents (including, subject to the Company obtaining Requisite Stockholder Approval, the issuance of Conversion Shares upon the conversion of the Preferred Securities, the issuance of Warrant Shares upon the exercise of the Warrants and the issuance of the Placement Agent Warrant Shares upon the exercise of the Placement Agent Warrants), the performance by the Company of its obligations under the Transaction Documents and the consummation of the transactions contemplated hereby or thereby (including without limitation, the issuance of the Preferred Securities, the Warrants, the Placement Agent Warrants and the reservation for issuance of the Conversion Shares, the Warrant Shares and the Placement Agent Warrant Shares) do not and will not conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement, joint venture or other Contract, agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or its properties may be bound or affected, (ii) the Company’s restated certificate of incorporation, as amended (the “Certificate of Incorporation”), the Company’s bylaws, as amended (the “Bylaws”), or the equivalent document with respect to any of the Company’s Subsidiaries, as amended and as in effect on the date hereof, or (iii) subject to the Requisite Stockholder Approval, any statute or Law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including the Principal Trading Market), governmental agency, arbitration panel or authority applicable to the Company, any of its Subsidiaries or their respective properties, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Annex F-9

(d) Filings, Consents and Approvals. Except for any Current Report on Form 8-K or Notice of Exempt Offering of Securities on Form D to be filed by the Company in connection with the transaction contemplated hereby, any required filing with the Principal Trading Market (including the Supplemental Listing Application for the listing of the Conversion Shares, the Warrant Shares and the Placement Agent Warrant Shares), the Requisite Stockholder Approval, the filing of the Certificate of Designation and the Registration Statement required to be filed by the Registration Rights Agreement, neither the Company nor any of its Subsidiaries is required to give any notice to, or make any filings with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by the Transaction Documents. Assuming the accuracy of the representations of the Purchasers in Section 3.2, no consent, approval, authorization or other order of, or registration, qualification or filing with, any court, regulatory body, administrative agency, self-regulatory organization, stock exchange or market (including the Principal Trading Market), or other governmental body is required for the execution and delivery of the Transaction Documents, the valid issuance, sale and delivery of the Preferred Securities, the Warrants and the Placement Agent Warrants to be sold or otherwise issued pursuant to the Transaction Documents (including, subject to the Company obtaining the Requisite Stockholder Approval, the issuance of Conversion Shares upon conversion of the Preferred Securities, the issuance of the Warrant Shares upon exercise of the Warrants and the issuance of the Placement Agent Warrant Shares upon exercise of the Placement Agent Warrants) other than such as have been or will be made or obtained, or for any securities filings required to be made under federal or state securities laws applicable to the offering of the Preferred Securities, the Warrants, the Placement Agent Warrants, the issuance of Conversion Shares upon conversion of the Preferred Securities, the issuance of the Warrant Shares upon exercise of the Warrants or the issuance of the Placement Agent Warrant Shares upon exercise of the Placement Agent Warrants (other than the Requisite Stockholder Approval and filings that have been made, or will be made, pursuant to the rules and regulations of the Principal Trading Market). The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to this Section 3.1(d). The Company is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking into account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) Issuance of the Securities. The issuance of the Preferred Securities has been duly authorized, and the Preferred Securities, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of any Encumbrances, preemptive rights or restrictions (other than as provided in the Transaction Documents or any restrictions on transfer generally imposed under applicable securities laws) and will not result in a right of any holder of the Company’s securities to adjust the exercise, conversion, exchange or reset price under, and will not result in any other anti-dilution or other adjustments (automatic or otherwise) under, any securities of the Company. The issuance of the Warrants and Placement Agent Warrants has been duly authorized, and the Warrants and Placement Agent Warrants, when issued and paid for in accordance with the terms of the Transaction Documents, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except (i) as such enforceability may be limited by applicable bankruptcy, examinership, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The issuance of the Conversion Shares has been duly authorized, and the Conversion Shares, subject to receipt of the Requisite Stockholder Approval, when issued in accordance with the terms of the Certificate of Designation, will be duly authorized, validly issued, fully paid and non-assessable, and shall be free and clear of any Encumbrances, preemptive rights or restrictions (other than as provided in the Transaction Documents or any restrictions on transfer generally imposed under applicable securities laws). The issuance of the Warrant Shares and Placement Agent Warrant Shares has been duly authorized, and the Warrant Shares and Placement Agent Warrant Shares, subject to receipt of the Requisite Stockholder Approval, when issued in accordance with the terms of the Warrants or Placement Agent Warrant Shares, as the case may be, will be duly authorized, validly issued, fully paid and non-assessable, and shall be free and clear of any Encumbrances, preemptive rights or restrictions (other than as provided in the Transaction Documents or any restrictions on transfer generally imposed under applicable securities laws). The Company has reserved such number of shares of Common Stock sufficient to enable full conversion or exercise, as applicable, of all of the Preferred Securities, Warrants and Placement Agent Warrants to the extent allowable pursuant to the Company’s current corporate governing documentations, including its certificate of incorporation and bylaws and, upon receipt of the Requisite Stockholder Approval, the Company shall have reserved such number of shares of Common Stock sufficient to enable the full conversion of all of the Preferred Securities and the full exercise of all of the Warrants and Placement Agent Warrants. The Securities

Annex F-10

will be issued in compliance with all applicable federal and state securities laws. Except as set forth on Section 3.1(e) of the Company Disclosure Schedules, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or capital stock of any Subsidiary.

(f) Capitalization.

(i) As of March 5, 2024 (the “Capitalization Date”), the authorized capital stock of the Company consisted of (i) 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), none of which were issued and outstanding and (ii) 120,000,000 shares of Common Stock, 46,055,109 shares of which were issued and outstanding. The Preferred Stock and the Common Stock are collectively referred to herein as the “Capital Stock.” All of the issued and shares of Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable and are free of any Encumbrances. As of the Capitalization Date, the Company has reserved (i) 6,075,171 shares of Common Stock for issuance under the Chardan Healthcare Acquisition Corp. 2019 Omnibus Long-Term Incentive Plan (the “2019 Plan”), of which 3,224,871 shares have been reserved for issuance upon exercise or settlement of Company restricted stock units and options granted and outstanding under the 2019 Plan and 2,850,300 shares remain available for future issuance pursuant to the 2019 Plan, and (ii) 3,148,360 shares of Common Stock for issuance under the 2015 Employee Stock Option Plan, as amended (the “2015 Plan”), of which 2,055,836 shares have been reserved for issuance upon exercise or settlement of Company options granted and outstanding under the 2015 Plan and no shares remain available for future issuance pursuant to the 2015 Plan. The Company has an aggregate of 10,752,974 warrants outstanding to purchase 6,315,475 shares of Common Stock and an aggregate of 14,610,714 pre-funded warrants outstanding to purchase 14,610,714 shares of Common Stock. The Company has reserved 2,000,000 shares of Common Stock for future issuances pursuant to the certain Share Purchase Agreement, dated as of November 19, 2017, by and among BiomX Ltd., RondinX Ltd., the shareholders and warrantholders of RondinX Ltd., and Guy Harmelin as the Shareholders’ Representative.

(ii) After giving effect to the Merger and the issuance of the Preferred Securities, the Company will have 256,888 shares of Series X Preferred Stock authorized, 256,888 of which will be issued and outstanding. None of the outstanding shares of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except as otherwise set forth in this Agreement, in the Merger Agreement or on Section 3.1(f)(ii) of the Company Disclosure Schedules, as of the date hereof there are no outstanding options, warrants, rights (including conversion or preemptive rights), agreements, arrangements or commitments of any character, whether or not contingent, relating to the issued or unissued Capital Stock of the Company or obligating the Company to issue or sell any share of Capital Stock of, or other equity interest in, the Company. The issuance and sale of the Securities (including, subject to the Company obtaining the Requisite Stockholder Approval, the issuance of Conversion Shares upon conversion of the Preferred Securities, the issuance of Warrant Shares upon exercise of the Warrants and the issuance of the Placement Agent Warrant Shares upon exercise of the Placement Agent Warrants and) will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers).

(iii) Effective as of the consummation of the Merger, APT will be a wholly-owned subsidiary of the Company.

(g) Merger Agreement.

(i) The Merger Agreement has been duly and validly authorized, executed and delivered by the Company, the First Merger Sub and the Second Merger Sub and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding agreement of the Company, the First Merger Sub and the Second Merger Sub enforceable against the Company, the First Merger Sub and the Second Merger Sub in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(ii) To the Company’s Knowledge, the representations and warranties of APT contained in Section 2 of the Merger Agreement (as qualified therein and in the disclosure schedules thereto) were, as of the date of the Merger Agreement, and are, as of the date hereof, true and accurate in all material respects (or, if any such representations or warranties are qualified by materiality, material adverse effect or similar language, true and correct in all respects).

Annex F-11

(h) SEC Reports; Disclosure Materials. The Company has filed or furnished, as applicable, on a timely basis all forms, statements, schedules, certifications, reports and other documents required to be filed or furnished by it with the Commission under the Exchange Act or the Securities Act since January 1, 2022 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “SEC Reports”). As of the time it was filed with the Commission (or, if amended or superseded by a filing made at least one (1) Trading Day prior to the date of this Agreement, then on the date of such filing), each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and as of the time they were filed, or if amended or superseded by a filing made prior to the date of this Agreement, on the date of the last such amendment or superseding filing prior to the date of this Agreement, none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports. The Company meets the requirements for use of Form S-3 under the Securities Act.

(i) Financial Statements. As of their respective filing dates, the financial statements (including any related notes) contained or incorporated by reference in the SEC Reports (i) complied as to form in all material respects with the Securities Act and the Exchange Act, as applicable, and the published rules and regulations of the Commission applicable thereto, (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the Commission, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated and (iii) fairly present, in all material respects, the consolidated financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby. Other than as expressly disclosed in the SEC Reports filed at least one (1) Business Day prior to the date hereof, there has been no material change in the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP. There are no financial statements (historical or pro forma) that are required to be included in the SEC Reports that are not so included as required. The interactive data in extensible Business Reporting Language included or incorporated by reference in the SEC Reports fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as set forth in the consolidated financial statements of the Company included in the SEC Reports filed at least one (1) Business Day prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to be material to the Company and its subsidiaries, taken as a whole. The books of account and other financial records of the Company and each of its Subsidiaries are true and complete in all material respects.

(j) Independent Accountants. Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements included in the SEC Reports, have at all times since the date of enactment of the Sarbanes-Oxley Act been (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act), (ii) to the Company’s Knowledge, “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act and (iii) to the Company’s Knowledge, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the Commission and the Public Accounting Oversight Board thereunder.

(k) Absence of Certain Changes. Except as set forth on Section 3.1(k) of the Company Disclosure Schedules, since the date of the Unaudited Interim Balance Sheet, there has been (i) no material adverse change to, and no material adverse development in, the assets, liabilities, business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries, (ii) no Material Adverse Effect, (iii) no satisfaction or discharge of any material lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and (iv) no waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it. Since the date of the Unaudited Interim Balance Sheet, neither the Company nor any of its Subsidiaries has (i) purchased any of its outstanding Common Stock (other than from its employees or other service providers in connection with (a) the termination of their service pursuant to the terms of its equity compensation plans or agreements or (b) the payment of the exercise price and/or

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withholding taxes incurred upon the exercise, settlement or vesting of any award granted under its equity compensation plans or agreements) or declared or paid any dividends or distributions, (ii) sold any material assets, individually or in the aggregate, outside of the ordinary course of business, (iii) made any material change or material amendment to, or waiver of any material right, or termination of, any material Contract, (iv) other than in connection with the Merger Agreement and the transactions contemplated thereby, had material transaction entered into or material capital expenditures, individually or in the aggregate, outside of the ordinary course of business or (v) experienced any loss of services of any executive officer (as defined in Rule 405 under the Securities Act), in each case other than as disclosed in the SEC Reports prior to the date hereof. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law, nor does the Company have any knowledge or reason to believe that its creditors (if any) intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead any such creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3.1(k), “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(l) Litigation. There is no Action, suit, proceeding or investigation pending or, to the Company’s Knowledge, currently threatened against the Company, any of its Subsidiaries or any of their respective directors and officers that questions the validity of the Transaction Documents or the right of the Company to enter into the Transaction Documents or to consummate the transactions contemplated hereby and thereby. Except as set forth on Section 3.1(l) of the Company Disclosure Schedules, there is no Action, suit, proceeding or investigation pending or, to the Company’s Knowledge, currently threatened against the Company or any Subsidiary or any of their respective directors and officers which would, if there were an unfavorable decision, have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(m) Employment Matters. No material labor dispute exists or, to the Company’s Knowledge, is threatened with respect to any of the employees of the Company or its Subsidiaries which would have or would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a labor union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. To the Company’s Knowledge, no executive officer or key employee of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment Contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other Contract or agreement or any restrictive covenant in favor of any third party, and to the Company’s Knowledge, the continued employment of each such executive officer or key employee does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters, except, in each case, matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Company is in compliance in all material respects with all U.S. federal, state, local and foreign Laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours. Any Employee Plans that are “employee pension benefit plans” within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code have received determination or opinion letters from the Internal Revenue Service on which they may currently rely to the effect that such plans are qualified under Section 401(a) of the Code and the related trusts are exempt from federal income taxes under Section 501(a) of the Code, respectively, and nothing has occurred that would reasonably be expected to materially adversely affect the qualification of such employee plan or the tax exempt status of the related trust.

(n) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any Certificate of Designation of any outstanding series of preferred stock of the Company or the Bylaws or their organizational charter or bylaws, respectively. Neither the Company nor any of its Subsidiaries (i) is in default of or in violation of, nor has the Company or any of its Subsidiaries received notice of a claim that it is in default under or that it is in violation of, any Parent Material Contract (as defined in the Merger Agreement) (whether or not such default or violation has been waived), or (ii) is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation

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of any of the foregoing, except in each case of clauses of (i) through (ii) for possible violations which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, except as disclosed in the SEC Reports, the Company is not in violation of any of the rules, regulations or requirements of the Principal Trading Market and, to the Company’s Knowledge, there exist no facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Trading Market in the foreseeable future. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses as currently conducted and as proposed to be conducted, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o) Title to Properties and Assets. Except as set forth on Section 3.1(o) of the Company Disclosure Schedule, none of the Company or its Subsidiaries owns, or has ever owned, any real property. Except as disclosed in the SEC Reports, the Company’s or is Subsidiaries’ possession, occupancy, lease, use and/or operation of each such leased property conforms to all applicable Laws in all material respects, and the Company or its Subsidiary, as applicable, has exclusive possession of each such leased property and leasehold interest and has not granted any occupancy rights to tenants or licensees with respect to such leased property or leasehold interest. In addition, each such leased property and leasehold interest is free and clear of all Encumbrances other than Permitted Encumbrances. The Company and each of its Subsidiaries owns, and has good and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or tangible assets and equipment used or held for use in their respective business or operations or purported to be owned by any of them, including: (a) all tangible assets reflected on the Unaudited Interim Balance Sheet and (b) all other tangible assets reflected in the books and records of the Company as being owned by the Company or any of its Subsidiaries. All of such assets are owned or, in the case of leased assets, leased by the Company or any of its Subsidiaries free and clear of any Encumbrances, other than Permitted Encumbrances.

(p) Intellectual Property Rights. The Company and its Subsidiaries own, are the assignees of, or have obtained valid and enforceable licenses for, the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property described in the SEC Reports as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted (collectively, “Intellectual Property”) free and clear of all Encumbrances other than Permitted Encumbrances, and the conduct of their respective businesses does not and will not to the Company’s knowledge infringe, misappropriate or otherwise conflict in any material respect with any such rights of others. To the Company’s Knowledge, the operation of the business of the Company and its Subsidiaries, as now conducted or as proposed to be conducted in the SEC Reports, together with the Company’s use of the Company’s Intellectual Property, does not conflict with, infringe, misappropriate or otherwise violate the Intellectual Property of any third party. No actions, suits, claims or proceedings have been asserted, or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries alleging any of the foregoing or seeking to challenge, deny or restrict the operation of the business of the Company or its Subsidiaries, and the Company is unaware of any facts which would form a reasonable basis for any such claim. Since December 31, 2021, none of the Company or any of its Subsidiaries has received any notice of a claim of infringement, misappropriation or conflict with Intellectual Property rights of others, except for such claims that would not, individually or the in aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The Intellectual Property rights owned by the Company and its Subsidiaries and, to the Company’s Knowledge, any Intellectual Property rights licensed to the Company or its Subsidiaries, have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property rights, and the Company is unaware of any facts which would form a reasonable basis for any such challenge, except for such actions, suits, proceedings, or claims that would not, individually or the in aggregate, be reasonably expected to be material to the Company and its Subsidiaries, taken as a whole. Except as set forth on Section 3.1(p) of the Company Disclosure Schedules, none of the Company or any of its Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property rights of any other person or entity that are required to be set forth in the SEC Reports. None of the technology or Intellectual Property used by the Company or its Subsidiaries in their respective businesses has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its Subsidiaries or, to the Company’s Knowledge, any of their respective officers, directors or employees or otherwise in violation of the rights of any persons.

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(q) Insurance. Each of the Company and its Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its Subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any of its Subsidiaries will not be able to (i) renew its existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that could not reasonably be expected to result in a Material Adverse Effect. Since December 31, 2021, neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(r) Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, since the date of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on July 28, 2023, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Section 3.1(r) of the Company Disclosure Schedules identifies each Person who is (or who may be deemed to be) an Affiliate of the Company as of the date of this Agreement.

(s) Company’s Accounting System. The Company and each of its Subsidiaries makes and keeps accurate books and records and maintains a system of internal control over financial reporting (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, except as would not, individually or the in aggregate, be reasonably expected to have a Material Adverse Effect. Since January 1, 2022, (i) neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Subsidiary has engaged in questionable accounting or auditing practices.

(t) Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder. The Company maintains a system of internal accounting controls designed to ensure that (a) material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities and (b) that information required to be disclosed by the Company in reports that it files, furnishes or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company has established internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures and the Company’s internal control over financial reporting (collectively, “internal controls”) as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of such internal controls based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls or, to the Company’s Knowledge, in other factors that could materially affect the Company’s internal controls and there have been no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated). The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

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(u) Certain Fees. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than the Placement Agents with respect to the offer and sale of the Preferred Securities and Warrants (which placement agent fees are being paid by the Company, as the case may be). The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(u) that may be due in connection with the transactions contemplated by the Transaction Documents. The Company shall indemnify, pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(v) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act is required for the issuance of the Placement Agent Warrants to the Placement Agents, the offer and sale of the Preferred Securities and Warrants by the Company to the Purchasers under the Transaction Documents (including, subject to the Company obtaining Requisite Stockholder Approval, the issuance of Conversion Shares upon the conversion of the Preferred Securities, the issuance of Warrant Shares upon exercise of the Warrants and the issuance of the Placement Agent Warrant Shares upon exercise of the Placement Agent Warrants). The issuance and sale of the Securities hereunder (including, subject to the Company obtaining Requisite Stockholder Approval, the issuance of Conversion Shares upon the conversion of the Preferred Securities, the issuance of Warrant Shares upon exercise of the Warrants and the issuance of the Placement Agent Warrant Shares upon exercise of the Placement Agent Warrants) does not contravene the rules and regulations of the Principal Trading Market.

(w) Investment Company Status. The Company has never been, is not, and will not be, immediately after receipt of payment for the Preferred Securities and Warrants, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(x) Registration Rights. Other than registration rights pursuant to the Registration Rights Agreement or as set forth in the SEC Reports, no Person has any right to cause the Company to effect the registration under the Securities Act of the offer and sale of any securities of the Company other than those offers and sales which are currently registered on an effective registration statement on file with the Commission.

(y) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission or the Principal Trading Market is contemplating terminating such registration or listing. The Company is, and immediately following the Closing will be, in compliance with all applicable listing requirements of the Principal Trading Market. The Company has filed with the Principal Trading Market a supplemental listing application covering the Conversion Shares, the Warrant Shares and the Placement Agent Warrant Shares and has not received any objections from the Principal Trading Market with respect to such application with respect to the transactions contemplated hereby or by the Merger Agreement.

(z) Disclosure. The Company confirms that it has not provided, and to the Company’s Knowledge, none of its officers or directors nor any other Person acting on its or their behalf (including, without limitation, the Placement Agents) has provided, and it has not authorized the Placement Agents to provide, any Purchaser or its respective agents or counsel with any information that it believes constitutes material, non-public information except insofar as the existence, provisions and terms of the Transaction Documents, the Merger Agreement, and the proposed transactions hereunder and thereunder may constitute such information, all of which will be disclosed by the Company in the Press Release as contemplated by Section 4.4 hereof. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company.

(aa) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, and except with respect to the capital stock to be issued pursuant to the Merger Agreement, none of the Company, its Subsidiaries nor any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under the Securities Act, including Regulation D, in connection with the offer and sale

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by the Company of the Preferred Securities and Warrants as contemplated hereby or the issuance of the Placement Warrants or (ii) cause the offering of the Preferred Securities and Warrants, or the issuance of the Placement Agent Warrants, pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(bb) Tax Matters. The Company and each of its Subsidiaries has timely filed all income tax returns and all other material tax returns that were required to be filed by or with respect to it under applicable Law. All such tax returns were correct and complete in all material respects and have been prepared in material compliance with all applicable Law. Except as set forth on Section 3.1(bb) of the Company Disclosure Schedules, subject to exceptions as would not be material, no claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file tax returns that the Company or any of its Subsidiaries is subject to taxation by that jurisdiction. All material amounts of taxes due and owing by the Company and each of its Subsidiaries (whether or not shown on any tax return) have been timely paid. The unpaid taxes of the Company and each of its Subsidiaries for periods (or portions thereof) ending on or prior to the date of the Unaudited Interim Balance Sheet do not materially exceed the accruals for current taxes set forth on the Unaudited Interim Balance Sheet. Since the date of the Unaudited Interim Balance Sheet, neither the Company nor any of its Subsidiaries has incurred any material liability for taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice. The Company is classified as a Subchapter C corporation for U.S. federal tax purposes.

(cc) Compliance with Environmental Laws. Since January 1, 2022, the Company and each of its Subsidiaries has complied with all applicable federal, state, local or foreign Law relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (“Environmental Laws”), which compliance includes the possession by the Company of all permits and other governmental authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except for any failure to be in compliance that, individually or in the aggregate, would not result in or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received, since January 1, 2022, any written notice or other communication (in writing or otherwise), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is not in compliance with any Environmental Law, and, to the Company’s Knowledge, there are no circumstances that may prevent or interfere with the Company’s or any of its Subsidiaries’ compliance with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have a Material Adverse Effect. To the Company’s Knowledge: (i) no current or prior owner of any property leased or controlled by the Company or any of its Subsidiaries has received, since January 1, 2022, any written notice or other communication relating to property owned or leased at any time by the Company or any of its Subsidiaries, whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company or any of its Subsidiaries is not in compliance with or violated any Environmental Law relating to such property and (ii) neither the Company nor any of its Subsidiaries has any material liability under any Environmental Law.

(dd) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has, directly or indirectly, offered or sold any of the Securities, or solicited any offers to buy any Securities, under any circumstances that would require registration under the Securities Act of the Securities, including by any form of general solicitation or general advertising.

(ee) Anti-Corruption and Anti-Bribery Laws. Neither the Company nor any of its Subsidiaries nor any director, officer, or employee of the Company or any of its Subsidiaries, nor to the Company’s Knowledge, any agent, Affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any non-U.S. or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption Law; or (iv) made, offered, authorized,

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requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its Subsidiaries and, to the Company’s Knowledge, the Company’s Affiliates have conducted their respective businesses in compliance with the FCPA.

(ff) Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

(gg) OFAC. Neither the Company nor its Subsidiaries nor any of their respective Affiliates, directors, officers, nor to the Company’s Knowledge, any agent or employee of the Company or its Subsidiaries is subject to any sanctions administered or enforced by the Office of Foreign Assets Control (“OFAC”) of the United States Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or any other relevant sanctions authority; and the Company will not directly or indirectly use the proceeds of the offering of the securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person that is the target of sanctions administered or enforced by such authorities or in connection with any country or territory that is the target of country- or territory-wide OFAC sanctions (currently, Iran, Syria, Cuba, North Korea, the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic regions of Ukraine).

(hh) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in SEC Reports and is not so disclosed and would have or reasonably be expected to result in a Material Adverse Effect.

(ii) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and that the obligations of each Purchaser under this Agreement and the other Transaction Documents are several and not joint. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Purchaser or any of its representatives or agents in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Preferred Securities and Warrants. The Company further represents to each Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives. Furthermore, it is understood and acknowledged by the Company that: (i) none of the Purchasers have been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specific term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions made before or after the closing of the transactions contemplated hereunder or future private placement transactions may negatively impact the market price of the Company’s publicly-traded securities, and (iii) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that, (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(jj) No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its Subsidiaries has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M under the Exchange Act.

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(kk) FDA. As to each product or product candidate subject to the jurisdiction of the FDA under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) and/or the jurisdiction of the non-U.S. counterparts thereof that is currently being tested by the Company (or any of its Subsidiaries) (each such product, a “Product”), such Product is being tested by the Company in compliance with all applicable requirements under FDCA and/or and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. Except as disclosed in the SEC Reports, the Company currently has no products that have been approved by the FDA or any non-U.S. counterparts thereof to be manufactured, packaged, labeled, distributed, sold and/or marketed. There is no pending, completed or threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has received any written notice, warning letter or other communication from the FDA or any other governmental entity or any non-U.S. counterparts thereof, in either case which (i) contests the premarket clearance, licensure, registration or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Product, (ii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iii) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (iv) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA and non-U.S. counterparts thereof. The Company and its Subsidiaries have not been informed by the FDA or any non-U.S. counterparts thereof that such agency will prohibit the marketing, sale, license or use of any Product nor has the FDA or a non-U.S. counterpart thereof provided any written notice that could reasonably be expected to preclude the approval or the clearing for marketing of any Product. The clinical, pre-clinical and other studies and tests (“Studies”) conducted by or on behalf of or sponsored by the Company (including its Subsidiaries) that are described or referred to in the SEC Reports were and, if still pending, are, being conducted in accordance with all applicable statutes, laws, rules and regulations (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) as well as the protocols, procedures and controls designed and approved for such Studies and with standard medical and scientific research procedures. The SEC Reports include all material safety and efficacy results of any Product from any Studies. Except as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries has received any written notices or other correspondence from the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA requiring the termination or suspension of such Studies, other than ordinary course communications with respect to modifications in connection with the design and implementation of such Studies. The Company and its Subsidiaries have not failed to file with the applicable regulatory authorities (including the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA and having jurisdiction over the Company or its Subsidiaries) any filing, declaration, listing, registration, report or submission that is required to be so filed for the Company’s business operation as currently conducted. All such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted in writing by any applicable regulatory authority (including, without limitation, the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) with respect to any such filings, declarations, listings, registrations, reports or submissions.

(ll) No Additional Agreements. The Company does not have any agreement or understanding (including side letters) with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents or the Merger Agreement.

(mm) No Disqualification Events. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1). Other than the Placement Agents, the Company is not aware of any Person (other than any Company Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers

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in connection with the sale of the Securities or the Conversion Shares pursuant to this Agreement. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Placement Agents a copy of any disclosures provided thereunder.

(nn) Security. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, and are free and clear of all material Trojan horses, time bombs, malware and other malicious code. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data, and the integrity, availability continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s and its Subsidiaries’ businesses and in their possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) information that identifies, relates to, or may reasonably be used to identify an individual; (iii) any information regarding an individual’s medical history, mental or physical condition, or medical treatment or diagnosis by a health care professional; (iv) an individual’s health insurance policy number or subscriber identification number, any unique identifier used by a health insurer to identify the individual, or any information in an individual’s application and claims history; (v) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); (vi) any information which would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws; and (vii) any other piece of information that alone, or combined with other information, allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the Company’s Knowledge, there have been no breaches, outages or unauthorized uses of or accesses to the IT Systems, Confidential Data, and Personal Data. The Company and its Subsidiaries are presently, and at all prior times were, in material compliance with all applicable laws or statutes and all judgments and orders binding on the Company, applicable binding rules and regulations of any court or arbitrator or governmental or regulatory authority, and their internal policies and contractual obligations, each relating to the Processing, privacy and security of Personal Data and Confidential Data, the privacy and security of IT Systems and the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification.

(oo) Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including HIPAA, the California Consumer Privacy Act, and the European Union General Data Protection Regulation (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). The Company and its Subsidiaries have, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, at all times since January 1, 2022 provided accurate notice of its Privacy Statements then in effect to its clients, employees, third party vendors and representatives. None of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws. The Company further certifies that neither it nor any of its Subsidiaries: (i) has received notice of any actual or potential claim, complaint, proceeding, regulatory proceeding or liability under or relating to, or actual or potential violation of, any of the Privacy Laws, contracts related to the Processing of Personal Data or Confidential Data, or Privacy Statements, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law or contract; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

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(pp) No Reliance. The Company has not relied upon the Placement Agents or legal counsel for the Placement Agents for any legal, tax or accounting advice in connection with the offering and sale of the Preferred Securities and Warrants or the other transactions contemplated hereby.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants to the Company and the Placement Agents as follows:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization with the requisite corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by such Purchaser and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, examinership, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any Law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c) Investment Intent. Such Purchaser understands that the Preferred Securities and Warrants are (and the Warrant Shares and Conversion Shares will be) “restricted securities” and the offer and sale thereof have not been registered under the Securities Act or any applicable U.S. state securities law and is acquiring the Preferred Securities and Warrants as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable U.S. state or other securities laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable U.S. federal, state and other securities laws. Such Purchaser is acquiring the Preferred Securities and Warrants hereunder in the ordinary course of its business.

Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity in violation of federal securities law; such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d) Purchaser Status. At the time such Purchaser was offered the Preferred Securities and Warrants, it was, and at the date hereof it is, (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act and (ii) an “institutional account” as defined in FINRA Rule 4512(c) or a type of Person otherwise specified in FINRA Rule 5123(b).

Annex F-21

(e) General Solicitation. Such Purchaser is not purchasing the Preferred Securities and Warrants as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement. The purchase of the Preferred Securities and Warrants by such Purchaser has not been solicited by or through anyone other than the Company or, on the Company’s behalf, the Placement Agents.

(f) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Preferred Securities and Warrants, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Preferred Securities and Warrants.

(g) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Preferred Securities and Warrants and the merits and risks of investing in the Preferred Securities and Warrants; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is requested in order to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Company’s representations and warranties contained in the Transaction Documents. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Preferred Securities and Warrants.

(h) Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that such Purchaser was first contacted by the Company, the Placement Agents or any other Person regarding the transactions contemplated hereby, the Purchaser has not directly or indirectly effected or agreed to effect any Short Sales. Notwithstanding the foregoing, (i) in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets, the foregoing representation shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Preferred Securities and Warrants covered by this Agreement and (ii) and in the case of a Purchaser whose investment adviser utilized an information barrier with respect to the information regarding the transactions contemplated hereunder after first being contacted by the Company or such other Person representing the Company, the representation set forth above shall only apply after the point in time when the portfolio manager who manages such Purchaser’s assets was informed of the information regarding the transactions contemplated hereunder and, with respect to the Purchaser’s investment adviser, the representation set forth above shall only apply with respect to any purchases or sales, including Short Sales, of the securities of the Company on behalf of other funds or investment vehicles for which the Purchaser’s investment adviser is also an investment adviser or sub-adviser after the point in time when the portfolio manager who manages the assets of such other funds or investment vehicles for which the Purchaser’s investment adviser is also an investment adviser or sub-adviser was informed of the information regarding the transactions contemplated hereunder. Other than to other Persons party to this Agreement and to the Purchaser’s representatives or agents, including, but not limited to, the Purchaser’s legal, tax and investment advisors, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(i) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser. No Purchaser shall have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this Section 3.2(i) that may be due in connection with the transactions contemplated by this Agreement or the Transaction Documents.

Annex F-22

(j) Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Preferred Securities and Warrants pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Preferred Securities and Warrants constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Preferred Securities and Warrants. Such Purchaser understands that the Placement Agents have acted solely as the agent of the Company in this placement of the Preferred Securities and Warrants and such Purchaser has not relied on the business or legal advice of the Placement Agents or any of their agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents.

(k) Reliance on Exemptions. Such Purchaser understands that the Preferred Securities and Warrants are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Preferred Securities and Warrants.

(l) No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Preferred Securities and Warrants or the fairness or suitability of the investment in the Preferred Securities and Warrants nor have such authorities passed upon or endorsed the merits of the offering of the Preferred Securities and Warrants.

The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article 3 and the Transaction Documents.

ARTICLE 4

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Compliance with Laws. Notwithstanding any other provision of this Article 4, each Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable U.S. state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144, or (iv) in connection with a bona fide pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act and, as a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement with respect to such transferred Securities.

(b) Legends. Certificates and book-entry statements evidencing the Securities and any Conversion Shares shall bear any legend as required by the “blue sky” Laws of any state and a restrictive legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. ACCORDINGLY, THIS SECURITY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION

Annex F-23

FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE COMPANY AND ITS TRANSFER AGENT SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND THE TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

A Purchaser may request that the Company remove, and, to the extent the Purchaser delivers to the Company or its Transfer Agent its legended certificate representing such Securities (or a request for legend removal, in the case of Securities issued in book-entry form), the Company agrees to cause the removal of, any legend from such Securities: (i) if there is an effective registration statement covering the resale of such Securities (the date of effectiveness thereof, the “Registration Statement Effective Date”), (ii) if such Securities are sold or transferred pursuant to Rule 144, (iii) if such Securities are eligible for sale under Rule 144(b)(1), (iv) if at any time on or after the date hereof such Purchaser certifies that it is not an “affiliate” of the Company (as such term is used under Rule 144) and that such Purchaser’s holding period with respect to such Securities for purposes of Rule 144 is at least six (6) months or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC), in each case of the foregoing, provided that any contractual lock-up period applicable to such Purchaser’s Securities (if any) has expired (collectively, the “Unrestricted Conditions”). If a legend removal request is made pursuant to the foregoing, the Company will, no later than the Standard Settlement Period following the delivery by a Purchaser to the Company or the Company’s Transfer Agent of a legended certificate representing such Securities (or a request for legend removal, in the case of Securities issued in book-entry form) (the “Unlegended Share Delivery Date”), deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive legends, or an equivalent book-entry position, as requested by the Purchaser. In the event that Conversion Shares or Warrant Shares are issued upon conversion or exercise, as applicable, after the Registration Statement Effective Date, the Conversion Shares or Warrant Shares shall be issued without restrictive legends. Without limiting the foregoing, either (i) upon request of the Purchaser or (ii) as contemplated by the Irrevocable Transfer Agent Instructions, the Company shall reasonably promptly cause a restrictive legend to be removed from any certificate or book-entry statement for any Securities in accordance with the terms of this Agreement and deliver, or cause to be delivered, to any Purchaser new certificate(s) or book entry statement(s) representing the Securities that are free from all restrictive and other legends or, at the request of such Purchaser, via DWAC (as defined below) transfer to such Purchaser’s account. If so requested by a Purchaser, Securities free from all restrictive legends shall be transmitted by the Company’s Transfer Agent to a Purchaser by crediting the account of such Purchaser’s prime broker with the Depository Trust Company (“DTC”) through DTC’s Deposit/Withdrawal at Custodian system (“DWAC”), as directed by such Purchaser. The Company warrants that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. If a Purchaser effects a transfer of the Securities in accordance with this Section 4.1(b), the Company shall permit the transfer and shall promptly instruct its Transfer Agent to issue one or more certificates or credit the Securities to the applicable balance accounts at DTC in such name and in such denominations as specified by such Purchaser to effect such transfer. Without limiting the obligations of the Company pursuant to the foregoing, if required by the Transfer Agent, the Company shall cause its counsel to issue a blanket legal opinion to its Transfer Agent promptly after the Registration Statement Effective Date, or at such other time as any of the Unrestricted Conditions has been met, to effect the removal of any legends hereunder. If the Company shall fail to issue to any Purchaser (other than a failure caused by incorrect, incomplete or untimely information provided by the Purchaser to the Company or its Transfer Agent), by the applicable Unlegended Share Delivery Date, a certificate, or a book-entry statement, as applicable, representing such Securities without restrictive legend or to issue such Securities to such Purchaser without restrictive legend through DWAC to the applicable balance account at DTC, as applicable, and after the Unlegended Share Delivery Date such Purchaser is required by its brokerage firm to purchase (in an open market transaction or otherwise) or such Purchaser or such Purchaser’s brokerage firm otherwise purchases the Securities to deliver in satisfaction of a sale by such Purchaser of the Securities which such Purchaser anticipated receiving without restrictive legend (a “Buy-In”), then the Company shall pay in cash to such Purchaser the amount by which (if any) (X) such Purchaser’s total purchase price (including brokerage commissions, if any) for the Securities so purchased in the Buy-In exceeds (Y) the amount obtained by multiplying (I) the number of shares of the Securities that the Company was required to deliver without restrictive legend to such Purchaser on the Unlegended Share Delivery Date multiplied by (II) the price at which the

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sell order giving rise to such purchase obligation was executed. Nothing herein shall limit any Purchaser’s right to pursue any other remedies available to it hereunder or under the Registration Rights Agreement, or otherwise at law or in equity, including a decree of specific performance and/or injunctive relief, with respect to the Company’s failure to timely deliver the Securities without restrictive legend as required pursuant to the terms hereof. Each Purchaser hereby agrees that the removal of the restrictive legend pursuant to this Section 4.1(b) is predicated upon the Company’s reliance that such Purchaser will only sell any such Securities pursuant to either the registration requirements of the Securities Act, or an exemption therefrom Any fees (with respect to the Company’s Transfer Agent, Company counsel or otherwise) associated with the issuance of any required opinion or the removal of such legend shall be borne by the Company. The Company shall not be responsible for any fees incurred by the Purchasers in connection with the delivery of such unlegended Securities.

The Company acknowledges and agrees that a Purchaser may from time to time pledge, and/or grant a security interest in, some or all of the legended Securities in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge, but Purchaser’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure. Each Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between any Purchaser and its pledgee or secured party. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Each Purchaser acknowledges and agrees that, except as otherwise provided in Section 4.1(c), any Securities subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(b).

(c) Irrevocable Transfer Agent Instructions. The Company shall issue the Irrevocable Transfer Agent Instructions. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.1(c) (or instructions that are consistent therewith) will be given by the Company to its Transfer Agent in connection with this Agreement, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents and applicable law. The Company acknowledges that a breach by it of its obligations under this Section 4.1(d) will cause irreparable harm to a Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.1(d) may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.1(d) that a Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing irreparable harm or economic loss and without any bond or other security being required.

(d) Acknowledgement. Each Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act.

4.2 Furnishing of Information. In order to enable the Purchasers to sell the Securities under Rule 144, until such time as Purchaser may sell the Securities without limitation under Rule 144, the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and, if during such period, the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144.

4.3 Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Preferred Securities and Warrants, or the issuance of the Placement Agent Warrants, in a manner that would require the registration under the

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Securities Act of the sale of the Preferred Securities, the Warrants to the Purchasers or the issuance of the Placement Agent Warrants to the Placement Agents, or that will be integrated with the offer or sale of the Preferred Securities and Warrants, and the issuance of the Placement Agent Warrants, for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction; provided, however, that this Section 4.3 shall not limit the Company’s right to issue shares of capital stock pursuant to the Merger Agreement.

4.4 Securities Laws Disclosure; Publicity. By no later than 9:00 A.M., New York City time, on the Trading Day immediately following the date hereof (provided that, if this Agreement is executed between midnight and 9:00 A.M., New York City time on any Trading Day, no later than 9:01 A.M. on the date hereof, the “Disclosure Time”), the Company shall (a) issue a press release (the “Press Release”) reasonably acceptable to the Placement Agents disclosing all material terms of the transactions contemplated hereby and (b) file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement, the Registration Rights Agreement, and the Certificate of Designation) and any material non-public information provided to the Purchasers in connection with the transactions contemplated hereby) (such Current Report, the “Disclosure Document”); provided that the Press Release shall not publicly disclose the name of any Purchaser or investment adviser of any Purchaser, or include the name of any Purchaser or an Affiliate of any Purchaser without the prior written consent of such Purchaser. In addition, notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or investment adviser of any Purchaser, or include the name of any Purchaser or an Affiliate of any Purchaser without the prior written consent of such Purchaser (i) in any press release or marketing materials or (ii) in any filing with the Commission or any regulatory agency or Trading Market, except as required by U.S. federal securities law (A) in connection with any registration statement contemplated by the Registration Rights Agreement (which shall be subject to review and comment of the Purchasers pursuant to the terms of the Registration Rights Agreement) or the filing of final Transaction Documents (including signature pages thereto) with the Commission and (B) to the extent such disclosure is required by law, request of the Commission’s staff or Trading Market regulations, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this subclause (ii).

From and after the issuance of the Press Release, the Company represents and warrants that no Purchaser, Purchaser’s Affiliates, attorneys, agents and representatives shall be in possession of any material non-public information received from the Company, any Subsidiary or any of their respective representatives, officers, directors, employees or agents, including, without limitation, the Placement Agents, that is not disclosed in the Press Release, except for such Purchasers who have expressly consented to the receipt of material, non-public information other than in respect of the Transaction Documents and the transactions contemplated thereby or otherwise received such material, non-public information in such Purchaser’s capacity as an officer or director of the Company or APT or an Affiliate thereof, and agreed with the Company or APT to keep such other information confidential after the Disclosure Time (any such Purchasers, the “MNPI Accepting Purchasers”). Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby except as may be reviewed and approved by the Company and the Placement Agents. Notwithstanding anything contained in this Agreement to the contrary, and without implication that the contrary would otherwise be true, the Company hereby expressly acknowledges and agrees that, from and after the earlier of the Disclosure Time and the filing of the Disclosure Document, no Purchaser other than the MNPI Accepting Purchasers shall have (unless expressly agreed to by such Purchaser after the date hereof in a written definitive and binding agreement executed by the Company and such Purchaser or by reason of Purchaser’s status as a Person subject to the Company’s insider trading policies or an Affiliate of such Person) any duty of trust or confidence with respect to, or any duty not to trade in any securities while aware of, any material, non-public or any other information regarding the Company or any of its securities. The Company understands and confirms that the Purchaser and its Affiliates will rely on the foregoing representations in effecting transactions in securities of the Company. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the Press Release, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information provided in connection therewith; provided, however, that any disclosure may be made by the Purchaser to the Purchaser’s representatives or agents, including, but not limited to, the Purchaser’s legal, tax and investment advisors (collectively, “Representatives”); provided, that such Representatives will be bound by the confidentiality provisions applicable to the Purchasers.

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4.5 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement or Law (including Section 203 of the Delaware General Corporation Law) (a “Shareholder Rights Plan”) in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, in either case solely by virtue of receiving Preferred Securities and Warrants under the Transaction Documents, and no such Shareholder Rights Plan is currently in effect.

4.6 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Merger Agreement, the Transaction Documents, including this Agreement, or as expressly required by any applicable securities law, the Company covenants and agrees that neither it, nor any other Person acting on its behalf including its representatives, Affiliates, officers, directors, employees or agents including, without limitation, the Placement Agents, will provide any Purchaser or any of such Purchaser’s Affiliates, representatives, agents or counsel with any information regarding the Company or any of its Subsidiary that constitutes, or that the Company reasonably believes constitutes, material non-public information without the express written (email being sufficient) consent of such Purchaser, unless prior thereto such Purchaser or any of Purchaser’s Affiliates, attorneys, agents or representatives shall have previously consented in writing to the receipt of such information and agreed with the Company to keep such information confidential until such time as such information is publicly disclosed or such time as set forth in such written agreement. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality or trust to the Company or any of its officers, directors, agents, employees or Affiliates, or a duty to the Company or any of its officers, directors, agents, employees or Affiliates, not to trade while aware of such material non-public information. To the extent that any notice provided pursuant to the Merger Agreement or any Transaction Document constitutes, or contains, material, non-public information regarding Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7 Use of Proceeds. The Company shall use the net proceeds from the sale of the Preferred Securities and Warrants hereunder for working capital and general corporate purposes.

4.8 Principal Trading Market Listing. The Company shall use its reasonable best efforts to take all steps necessary to cause the Conversion Shares, the Warrant Shares and the Placement Agent Warrant Shares to be approved for listing on the Principal Trading Market as promptly as possible.

4.9 Form D; Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon the written request of any Purchaser. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Preferred Securities and Warrants for sale to the Purchasers under applicable securities or “blue sky” Laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of any Purchaser.

4.10 Short Sales After the Date Hereof. Such Purchaser shall not engage, directly or indirectly, in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) during the period from the date hereof until the earlier of such time as (i) the transactions contemplated by this Agreement are first publicly announced as required by and described in Section 4.4 or (ii) this Agreement is terminated in full pursuant to Section 6.18. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the Disclosure Time.

4.11 Beneficial Ownership Limitation. Notwithstanding anything to the contrary set forth in the Certificate of Designation or the Warrants, the Company shall not effect any conversion of any share of Series X Preferred Stock or any exercise of any Warrant, and a Purchaser shall not have the right to convert any portion of its Series X Preferred Stock or exercise any portion of its Warrant, to the extent that, after giving effect to such attempted conversion set forth on an applicable Notice of Conversion (as defined in the Certificate of Designation) with respect to the Series X Preferred Stock or such attempted exercise set forth on an applicable Exercise Notice (as defined in the Warrant), as the case may be, such Purchaser (or any of such Purchaser’s Affiliates or any other Person who would be a beneficial owner

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of Common Stock beneficially owned by the Purchaser for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable rules and regulations of the Commission, including any “group” of which the Purchaser is a member (the foregoing, “Attribution Parties”)) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Purchaser and its Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of the Warrant subject to the Exercise Notice or conversion of the Series X Preferred Stock subject to the Notice of Conversion or the automatic conversion, as applicable, with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Series X Preferred Stock beneficially owned by such Purchaser or any of its Attribution Parties, (ii) exercise of the remaining, unexercised portion of the Warrants beneficially owned by such Purchaser or any of its Attribution Parties and (iii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Purchaser or any of its Attribution Parties that are subject to and would exceed a limitation on conversion or exercise similar to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 4.11, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission, and the terms “beneficial ownership” and “beneficially own” have the meanings ascribed to such terms therein. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission. For purposes of this Section 4.11, in determining the number of outstanding shares of Common Stock, a Purchaser may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual filing with the Commission, as the case may be, (ii) a more recent public announcement by the Company that is filed with the Commission, or (iii) a more recent notice by the Company or the Company’s transfer agent to the Purchaser setting forth the number of shares of Common Stock then outstanding. For any reason at any time, upon the written request of a Purchaser (which may be by e-mail), the Company shall, within two (2) Trading Days of such request, confirm in writing to such Purchaser (which may be by e-mail) the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Company, including Series X Preferred Stock and Warrants, by such Purchaser or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Purchaser. The “Beneficial Ownership Limitation” shall initially be set at the discretion of each Purchaser to a percentage between 0% and 19.999% of the number of shares of the Common Stock outstanding or deemed to be outstanding as of the applicable measurement date, and such percentage shall be set at 19.999% for any Holder that does not make such designation on the signature page hereto The Company shall be entitled to rely on representations made to it by any Purchaser in any Notice of Conversion regarding its Beneficial Ownership Limitation. Notwithstanding the foregoing, by written notice to the Company, (i) any Purchaser may reset the Beneficial Ownership Limitation percentage to a higher percentage, not to exceed 19.999%, which increase will not be effective until the sixty-first (61st) day after such written notice is delivered to the Company, and (ii) any Purchaser may reset the Beneficial Ownership Limitation percentage to a lower percentage provided that such decrease shall not become effective until the later of (x) 5:00 p.m. Eastern time on the third (3rd) Business Day after the date of the Requisite Stockholder Approval and (y) if Requisite Stockholder Approval is not obtained within six months after the initial issuance of the Series X Preferred Stock, the date that is three (3) Business Days after the date that is six months after the initial issuance of the Series X Preferred Stock. Upon such a change by a Purchaser of the Beneficial Ownership Limitation, not to exceed 19.999%, the Beneficial Ownership Limitation may not be further amended by such Purchaser without first providing the minimum notice required by this Section 4.11. Notwithstanding the foregoing, at any time following notice of a Fundamental Transaction (as defined in the Certificate of Designation), the Purchaser may waive and/or change the Beneficial Ownership Limitation effective immediately upon written notice to the Company and may reinstitute a Beneficial Ownership Limitation at any time thereafter effective immediately upon written notice to the Company. The provisions of this Section 4.11 shall be construed, corrected and implemented in a manner so as to effectuate the intended Beneficial Ownership Limitation herein contained and the shares of Common Stock underlying the Securities in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Purchaser for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act.

4.12 Requisite Stockholder Approval. The Company shall take all action necessary under applicable law to call, give notice of and hold a special meeting of stockholders (a “Stockholder Meeting”) within 150 days from the Closing (the “Stockholder Meeting Deadline”) for the purpose of obtaining stockholder approval of the conversion of all issued and outstanding Series X Preferred Stock and exercise of all Warrants and Placement Agent Warrants into shares of Common Stock in accordance with the listing rules of Principal Trading Market (the “Requisite Stockholder

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Approval”). The Company shall use its best efforts to solicit its stockholders’ approval of such resolution and to cause the Board of Directors to recommend to the stockholders that they approve such resolution. If the Requisite Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held within 90 days from the prior meeting (the “Extended Stockholder Approval Period”). If the Requisite Stockholder Approval is not obtained within the Extended Stockholder Approval Period, then the Company shall convene additional stockholder meetings every 90 days thereafter until the Requisite Stockholder Approval is obtained. The Company shall enforce the terms of each Support Agreement and shall not amend or waive any provision of any Support Agreement.

4.13 Conversion and Exercise Procedures. The form of Notice of Conversion included in the Certificate of Designation and the form of Exercise Notice included in the Warrants set forth the totality of the procedures required of the Purchasers in order to convert the Preferred Securities or to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Purchasers to convert their Preferred Securities or to exercise their Warrants. Without limiting the preceding sentence, no ink-original Notice of Conversion or Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion or Exercise Notice form be required in order for the registered holder thereof to convert or exercise the Preferred Securities or Warrants. The Company shall honor conversions of the Preferred Securities and exercises of the Warrants and shall deliver Conversion Shares and Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.14 Lock-Up Agreements. The Company shall not consent or agree to amend, alter, waive or otherwise modify the terms of any of the Lock-Up Agreements (as defined in the Merger Agreement) without the consent of the Placement Agents.

4.15 Indemnification of Purchasers. Subject to the provisions of this Section 4.15, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees, investment advisers and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners, investment advisers or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (ii) any Action instituted against a Purchaser in any capacity, or any Purchaser Party, by any stockholder of the Company who is not an Affiliate of such Purchaser seeking indemnification, with respect to any of the transactions contemplated by the Transaction Documents (unless such Action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents). Promptly after receipt by any such Person (the “Indemnified Person”) of notice of any demand, claim or circumstances that would or may give rise to a claim or the commencement of any Proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 4.15, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses relating to such Proceeding or investigation; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such Proceeding, any Indemnified Person shall have the right to retain its own counsel; provided, that the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such Proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In the event of the circumstances described in the foregoing clause (iii), if the Indemnified Person notifies the Company in writing that such Indemnified Person elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense of such claim on behalf of such Indemnified Person. The Company shall not be liable for any (x) settlement of any Proceeding effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned or (y) to the extent fees or costs

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incurred pursuant to this Section 4.15 are attributable to the Indemnified Person’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or the other Transaction Documents or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such Proceeding and does not include any admission to fault. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Indemnified Person against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.16 Equal Treatment of Purchasers. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the Purchasers. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of shares of Common Stock or otherwise.

4.17 Subsequent Equity Sales.

(a) From the date hereof until thirty (30) days after the later of (1) the date of the Requisite Stockholder Approval and (2) the Registration Statement Effective Date, neither the Company nor its Subsidiaries shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the Registration Rights Agreement. Notwithstanding the foregoing, the restrictions set forth in this Section 4.17(a) shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

(b) From the date hereof until the date that is the earlier of nine (9) months after the Closing Date and the date that no Securities are outstanding, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company of any Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. For purposes hereof, “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price; provided, however, that, after the period specified in Section 4.17(a), the sales of shares of Common Stock pursuant to the Company’s current “at-the-market” facility with H.C. Wainwright & Co., LLC shall not be deemed a Variable Rate Transaction. The Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

ARTICLE 5

CONDITIONS PRECEDENT TO CLOSING

5.1 Conditions Precedent to the Obligations of the Purchasers to Purchase Preferred Securities and Warrants. The obligation of each Purchaser to acquire Preferred Securities and Warrants at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser (as to itself only):

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects)

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as of the date when made, except for such representations and warranties that speak as of a specific date, which shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such date.

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, order, executive order, decree, judgment, writ, order, ruling or injunction shall have been enacted, entered, promulgated, issued or endorsed by any court of competent jurisdiction or any Governmental Authority that enjoins, prevents or prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Preferred Securities and Warrants (except for the Requisite Stockholder Approval), all of which shall be and remain so long as necessary in full force and effect.

(e) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(f) No Suspensions of Trading in Common Stock; No Stop Orders; Listing. The Common Stock shall not have been suspended by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, either (i) in writing by the Commission or the Principal Trading Market or (ii) by falling below the minimum listing maintenance requirements of the Principal Trading Market. No stop order shall have been imposed by the Commission or any other Governmental Authority or regulatory body with respect to public trading in the Common Stock. The Principal Trading Market shall not have raised any objection to the consummation of the transactions contemplated by the Transaction Documents or the Merger Agreement.

(g) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.3(a).

(h) Compliance Certificate. The Company shall have delivered to each Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer and its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a), (b), (f) and (i) in the form attached hereto as Exhibit F.

(i) Merger. The Merger shall have been consummated in accordance with the terms of Merger Agreement (which shall not have been amended in any manner that materially and adversely affects the Purchasers).

(j) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.18 herein.

5.2 Conditions Precedent to the Obligations of the Company to issue Preferred Securities and Warrants. The Company’s obligation to issue the Preferred Securities and Warrants at the Closing to each Purchaser is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties made by such Purchaser in Section 3.2 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date.

(b) Performance. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

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(c) No Injunction. No statute, rule, regulation, order, executive order, decree, judgment, writ, order, ruling or injunction shall have been enacted, entered, promulgated, issued or endorsed by any court of competent jurisdiction or any Governmental Authority that enjoins, prevents or prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Purchaser Deliverables. Such Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.3(b).

(e) Merger. The Merger shall have been consummated in accordance with the Merger Agreement.

(f) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.18 herein.

ARTICLE 6

MISCELLANEOUS

6.1 Fees and Expenses. The Company and the Purchasers shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall reimburse the Largest Lead Investor and AMRAF for their expenses incurred in connection with the transactions contemplated hereby, not to exceed $100,000 for the Largest Lead Investor and $75,000 for AMRAF upon the Closing of the purchase of Preferred Securities and Warrants hereunder by the Largest Lead Investor and/or AMRAF, respectively. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the issuance and sale of the Preferred Securities and Warrants to the Purchasers.

6.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. Before or at the Closing, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via electronic mail at the e-mail address specified in this Section 6.3 prior to 5:00 P.M., New York City time, on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via electronic mail at the e-mail address or facsimile number specified in this Section 6.3 on a day that is not a Business Day or later than 5:00 P.M., New York City time, on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given if delivered personally or if sent by U.S. certified or registered mail, return receipt requested; provided, in the case of clauses (a) and (b), that notice shall not be deemed given or effective if the sender receives an automatic system-generated response that such electronic mail was undeliverable. The address for such notices and communications shall be as follows:

If to the Company:	BiomX Inc.
245 First Street, Riverview II,
Cambridge, MA 02142
Attention: Jonathan Solomon, Chief Executive Officer
E-mail: jonathans@biomx.com

With a copy to:	Haynes and Boone, LLP
30 Rockefeller Plaza, 26th floor
New York, NY 10112
Telephone No.: +1 212.659.4974
Attention: Rick A. Werner
E-mail: rick.werner@haynesboone.com

Annex F-32

If to a Purchaser:    To the address set forth under such Purchaser’s name on Annex A hereto;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Purchasers who collectively have subscribed to purchase at least a majority in interest of the Preferred Securities and Warrants still held by Purchasers, which shall include each Purchaser that, together with its Affiliates and related funds, has subscribed to purchase Preferred Securities and Warrants in the aggregate amount of at least $13,000,000, provided that (i) no amendment, modification or supplement to Section 2.2, Section 4.2, Section 4.4, Section 4.6, Section 4.10, Section 4.11 Section 4.12, Section 4.15, Section 4.16, Section 4.17, this Section 6.4, Section 6.9, Section 6.17 or Section 6.18 may be made without the consent of each Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought, (ii) any proposed amendment, modification, supplement or waiver that would, by its terms, have a disproportionate and materially adverse effect on any Purchaser shall require the consent of such Purchaser(s) and (iii) no amendment, modification, supplement to, or waiver of, Section 6.1 may be made without the consent of the Largest Lead Investor or AMRAF, each with respect to such section as applicable to itself. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Preferred Securities. Notwithstanding anything to the contrary herein, without the express written consent of the Purchaser, this Agreement may not be amended, modified or waived to increase or decrease the number of Preferred Securities and Warrants that such Purchaser is obligated to purchase hereunder or to increase or decrease the Subscription Amount to be paid by such Purchaser for such Securities.

6.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

6.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of each Purchaser. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Preferred Securities or Warrants in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Preferred Securities or Warrants, by the terms and conditions of this Agreement that apply to the Purchasers.

6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except (i) the Placement Agents are intended third-party beneficiaries of the representations and warranties in Article 3 and Article 4, and of this Section 6.7 and Section 6.19 and (ii) the Purchaser Parties and the Indemnified Persons are intended third-party beneficiaries of Section 4.15. The parties further agree that the Placement Agents may rely on the legal opinions, certificates and other deliverables to be delivered pursuant to this Agreement.

6.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any

Annex F-33

of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9 Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Preferred Securities and Warrants.

6.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, or by any electronic signature complying with the U.S. ESIGN Act of 2000 or the New York Electronic Signatures and Records Act, such signature shall create a legally valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of an exercise of Warrants, the applicable Purchaser shall be required to return any Warrant Shares subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such Warrant Shares and the restoration of such Purchaser’s right to acquire such Warrant Shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

6.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company may issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents, without the requirement of posting a bond. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

Annex F-34

6.15 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any Law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.16 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

6.17 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Preferred Securities and Warrants pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group (including, without limitation, a “group” within the meaning of Section 13(d)(3) of the Exchange Act) with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. Each Purchaser acknowledges that Wilmer Cutler Pickering Hale and Dorr LLP is acting as counsel to and has rendered legal advice to the Placement Agents and is not acting as counsel to or rendering legal advice to such Purchaser in connection with the transactions contemplated hereby, and that each such Purchaser has relied for such matters on the advice of its own respective counsel. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any Purchaser. It is expressly understood that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

6.18 Termination. This Agreement may be terminated and the sale and purchase of the Preferred Securities and Warrants abandoned at any time prior to the Closing with regard to all Purchasers (i) automatically if the Closing with regard to such Purchaser’s Preferred Securities and Warrants has not been consummated on or prior to 5:00 P.M., New York City time, on the Outside Date, (ii) by the Company and the Purchasers who collectively have subscribed to purchase at least a majority in interest of the Preferred Securities and Warrants which shall include each Purchaser that, together with its Affiliates and related funds, has subscribed to purchase Preferred Securities and Warrants in the aggregate amount of at least $13,000,000 (“Terminating Purchasers”) if any of the conditions set forth in Section 5.1 shall have become incapable of fulfillment, and shall not have been waived by such Terminating Purchasers, or (iii) automatically if the Merger Agreement is terminated in accordance with its terms; provided, however, that the right to terminate this Agreement under clause (ii) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 6.18 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right

Annex F-35

of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. In the event of a termination pursuant to this Section 6.18, the Company shall promptly notify all Purchasers, and if a Purchaser has delivered the Subscription Amount prior to such termination, the Company shall promptly (but not later than one (1) Business Day thereafter) return the Subscription Amount to such Purchaser by wire transfer of United States dollars in immediately available funds to the account specified by such Purchaser.

6.19 Exculpation of the Placement Agents. Each party to this Agreement acknowledges that it has read the notice attached hereto as Exhibit H and hereto agrees for the express benefit of the Placement Agents, their Affiliates and their representatives that:

(a) Each Placement Agent is acting as placement agent for the Company solely in connection with the sale of the Preferred Securities and Warrants and is not acting in any other capacity and is not and shall not be construed as a fiduciary for any Purchaser, or any other person or entity in connection with the sale of Preferred Securities and Warrants.

(b) None of the Placement Agents nor any of their Affiliates or any of their respective representatives (i) has any duties or obligations other than those specifically and expressly set forth herein or in any applicable engagement letter between the Company and a Placement Agent (each, an “Engagement Letter”); (ii) shall be liable for any improper payment made in accordance with the information provided by the Company; (iii) has made or will make any representation or warranty, express or implied, of any kind or character, and has not provided any recommendation in connection with the purchase or sale of the Preferred Securities and Warrants; (iv) has any responsibilities as to the validity, accuracy, completeness, value or genuineness, as of any date, of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement, the other Transaction Documents or the Merger Agreement, or in connection with any of the transactions contemplated by such agreements; or (v) shall be liable or have any obligation (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by any Purchaser, the Company or any other Person or entity), whether in contract, tort or otherwise to any Purchaser or to any person claiming through such Purchaser, (A) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, any other Transaction Document or the Merger Agreement, (B) for anything which any of them may do or refrain from doing in connection with this Agreement, any other Transaction Document or the Merger Agreement, or (C) for anything otherwise in connection with the purchase and sale of the Preferred Securities and Warrants or the issuance of the Conversion Shares and Warrant Shares, except in each case for such party’s own gross negligence or willful misconduct.

(c) The Placement Agents, their respective Affiliates and their respective representatives shall be entitled to (i) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company or any Purchaser, including the representations made by the Company and the Purchasers herein, and (ii) be indemnified by the Company for acting as a Placement Agent to the Company in connection with the sale of the Preferred Securities and Warrants being sold hereunder pursuant to the indemnification provisions set forth in their respective Engagement Letters.

6.20 Arm’s Length Transaction. The Company acknowledges and agrees that (i) the transactions described in this Agreement are an arm’s-length commercial transaction between the parties, (ii) the Purchasers have not assumed nor will they assume an advisory or fiduciary responsibility in the Company’s favor with respect to any of the transactions contemplated by this Agreement or the process leading thereto, and the Purchasers have no obligation to the Company with respect to the transactions contemplated by this Agreement except those obligations expressly set forth in this Agreement or the other Transaction Documents to which they are a party, and (iii) the Company’s decision to enter into the Transaction Documents and the Merger Agreement has been based solely on the independent evaluation by the Company and its representatives.

6.21 No Use of Names. Except as otherwise required by applicable law or regulation, the Company shall not use the Purchasers’ names or the name of any of their Affiliates in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the applicable Purchaser for the specific use contemplated.

[Remainder of Page Intentionally Left Blank]

Annex F-36

In Witness Whereof, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BiomX Inc.
By:	/s/ Jonathan Solomon
Name:	Jonathan Solomon
Title:	Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

Annex F-37

In Witness Whereof, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Purchaser:
[•]
By:
Name:
Title:
Beneficial Ownership Limitation: ________
Subscription Amount: $_______________
Shares: _____________________________
Warrants: ___________________________

Annex F-38

ANNEX A

SCHEDULE OF PURCHASERS

Annex F-39

EXHIBIT A

CERTIFICATE OF DESIGNATION

Annex F-40

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

Annex F-41

EXHIBIT C

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 2.2(b) of the Agreement, please provide us with the following information:

1.	The exact name that the Preferred Securities are to be registered in (this is the name that will appear on the stock certificate(s)). You may use a nominee name if appropriate:
2.	The relationship between the Purchaser of the Preferred Securities and the Registered Holder listed in response to Item 1 above:
3.	The mailing address, telephone and telecopy number of the Registered Holder listed in response to Item 1 above:

4.	The U.S. Tax Identification Number (or, if an individual, the U.S. Social Security Number) of the Registered Holder listed in response to Item 1 above:

Annex F-42

EXHIBIT D

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

As of ____________, __

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004-1561

Attn: [______________]

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of March 6, 2024 (the “Agreement”), by and among BiomX Inc., a Delaware corporation (the “Company”), and the purchasers named on the signature pages thereto (collectively, and including permitted transferees, the “Holders”), pursuant to which the Company is issuing to the Holders shares (the “Shares”) of Series X Non-Voting Convertible Preferred Stock, par value $0.0001 per share, which will be convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

This letter shall serve as our irrevocable authorization and direction to you to issue the Shares as book-entry restricted shares in the names and denominations specified on Schedule I hereto. The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and are, therefore, “restricted securities. Accordingly, the Shares shall bear the following restrictive legend:

THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE TO WHICH THIS CONFIRMATION RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY AND ITS TRANSFER AGENT SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND THE TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

This letter shall also serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time and the conditions set forth in this letter are satisfied), subject to any stop transfer instructions that we may issue to you from time to time, if any, to issue shares of Common Stock upon conversion, transfer or resale of the Shares.

You acknowledge and agree that so long as you have received (a) written confirmation from the Company’s legal counsel that either (1) a registration statement covering resales of the Conversion Shares has been declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act, or (2) the Conversion Shares have been sold in conformity with Rule 144 under the Securities Act (“Rule 144”) or are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 as to such securities and without volume or manner of sale restrictions and (b) if applicable, a copy of such registration statement, then, unless otherwise required by law, within two (2) Trading Days of your receipt of a properly completed and duly executed conversion notice or a notice of transfer of Shares, you shall issue the certificates representing the Conversion Shares registered in the names of such Holders or transferees, as the case may be, and such certificates shall not bear any legend restricting transfer of the Conversion Shares thereby and should not be subject to any stop-transfer restriction.

A form of written confirmation from the Company’s outside legal counsel that a registration statement covering resales of the Conversion Shares has been declared effective by the Commission under the Securities Act is attached hereto as Annex I.

Annex F-43

Please be advised that the Holders are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.

Very truly yours,
BiomX Inc.
By:
Name:	Jonathan Solomon
Title:	Chief Executive Officer

Acknowledged and Agreed:

Continental Stock Transfer & Trust Company

By:
Name:
Title:

Date: ____________, 2024

Annex F-44

Annex I

FORM OF NOTICE OF EFFECTIVENESS OF REGISTRATION STATEMENT

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004-1561

Attn: [______________]

Re: BiomX Inc.

Ladies and Gentlemen:

We are counsel to BiomX Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement, dated as of March 6, 2024, entered into by and among the Company and the purchasers named therein (collectively, the “Purchasers”), pursuant to which the Company issued to the Purchasers (i) shares of the Company’s Series X Non-Voting Convertible Preferred Stock, $0.0001 par value per share (the “Preferred Shares”) and (ii) warrants (the “Warrants”) to purchase shares of Company’s common stock, $0.0001 par value per share (the “Common Stock”). Pursuant to that certain Registration Rights Agreement of even date, the Company agreed to register the resale of (i) Warrants, (ii) the Common Stock issuable upon conversion of the Preferred Shares, and (iii) the Common Stock issuable upon exercise of the Warrants (collectively, the “Registrable Securities”), under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on [______], 2024, the Company filed a Registration Statement on Form S-3 (File No. 333-________) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the Registrable Securities which names each of the Purchasers as a selling stockholder thereunder and set forth as Exhibit A hereto.

In connection with the foregoing, we advise you that a member of the Commission’s staff has advised us by telephone that the Commission has entered an order declaring the Registration Statement effective under the Securities Act at ________ [a.m.][p.m.] on ____________, ___ , and we have no knowledge, after reviewing the Commission’s “Stop Orders” web page (http://sec.gov/litigation/stoporders.shtml), that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the Commission and the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement.

This letter shall serve as our standing notice to you that the Common Stock may be freely transferred by the Purchasers pursuant to the Registration Statement. You need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Purchasers or the transferees of the Purchasers, as the case may be, as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated ____________, ___, provided at the time of such reissuance, we or the Company has not otherwise notified you that the Registration Statement is unavailable for the resale of the Registrable Securities. This letter shall serve as our standing instructions with regard to this matter.

Very truly yours,
[INSERT NAME OF COMPANY COUNSEL]
By:

Annex F-45

EXHIBIT E

FORM OF SECRETARY’S CERTIFICATE

The undersigned hereby certifies that [•] is the duly elected, qualified and acting Secretary of BiomX Inc., a Delaware corporation (the “Company”), and that as such [s/he] is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Securities Purchase Agreement, dated as of____________, 2024, by and among the Company and the purchasers named therein (the “Securities Purchase Agreement”), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

1. Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting held on____________ approving the Merger, the Transaction Documents, the Merger Agreement and the transactions contemplated thereby. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2. Attached hereto as Exhibit B is a true, correct and complete copy of the Certificate of Incorporation of the Company, together with any and all amendments thereto currently in effect, including the Certificate of Designation, and no action has been taken to further amend, modify or repeal such Certificate of Incorporation, the same being in full force and effect in the attached form as of the date hereof

3. Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company and any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

4. Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Securities Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature
[•]	Chief Executive Officer

[•]	Chief Financial Officer

In Witness Whereof, the undersigned has hereunto set his hand as of this ____ day of __________, 2024.

Secretary

I, [•], Chief Executive Officer, hereby certify that [•] is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is [his]/[her] true signature.

Chief Executive Officer

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EXHIBIT A

Resolutions

Annex F-47

EXHIBIT B

Certificate of Incorporation

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EXHIBIT C

Bylaws

Annex F-49

EXHIBIT F

Form of Officer’s Certificate

The undersigned, the Chief Executive Officer and Chief Financial Officer of BiomX Inc., a Delaware corporation (the “Company”), pursuant to Section 5.1(h) of the Securities Purchase Agreement, dated as of ___________________, 2024, by and among the Company and the investors signatory thereto (the “Securities Purchase Agreement”), hereby represents, warrants and certifies as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement):

1. The representations and warranties of the Company contained in the Securities Purchase Agreement are true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case, such representations and warranties shall be true and correct in all respects) as of the date when made and as of the date hereof, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, which shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date.

2. The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the date hereof.

3. The conditions set forth in Section 5.1(f) and Section 5.1(i) of the Securities Purchase Agreement have been satisfied.

IN WITNESS WHEREOF, the undersigned has executed this certificate this ____ day of __________, ____.

Chief Executive Officer

Chief Financial Officer

Annex F-50

EXHIBIT G

Merger Agreement

Annex F-51

EXHIBIT H

Required SEC Waiver Disclosure

On March 11, 2019, an order (the “Order”) was entered against several parties, including RBC Capital Markets, LLC (“RBC”) by the United States Securities and Exchange Commission (Administrative Proceeding File No. 3-19101) resolving settlement offers under the SEC Division of Enforcement’s Share Class Selection Disclosure Initiative (the “SCSD Initiative”), a self-reporting program arising out of breaches of fiduciary duty and inadequate disclosures by registered investment adviser RBC in connection with its mutual fund share class selection practices and the fees it and its associated persons received pursuant to Rule 12b-1 under the Investment Company Act of 1940. As a result of the Judgment: (i) RBC was censured and was required to cease and desist from committing or causing any violations and any future violations of Section 206(2) and 207 of the Investment Advisers Act of 1940; and (ii) RBC was liable to pay disgorgement and prejudgment interest of $11,715,395.72. RBC was not required to pay a civil penalty.

Simultaneously with the entry of the Order, the SEC issued another order granting RBC a waiver from, among other things, the application of the disqualification provisions of Rule 506(d)(1)(iv) of Regulation D under the Securities Act.

A copy of the order granting the waiver is available on the SEC’s website at: https://www.sec.gov/rules/other/2019/33-10613.pdf

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EXHIBIT I

Form of Warrant

Annex F-53

ANNEX G

SERIES X PREFERRED STOCK CERTIFICATE OF DESIGNATION

BIOMX INC.
CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES X NON-VOTING CONVERTIBLE PREFERRED STOCK

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

THE UNDERSIGNED DOES HEREBY CERTIFY, on behalf of BiomX Inc., a Delaware corporation (the “Corporation”), that the following resolution was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), at a meeting duly called and held on March 5, 2024, which resolution provides for the creation of a series of the Corporation’s Preferred Stock, par value $0.0001 per share, which is designated as “Series X Non-Voting Convertible Preferred Stock,” with the preferences, rights and limitations set forth therein relating to dividends, conversion, redemption, dissolution and distribution of assets of the Corporation.

WHEREAS: the Amended and Restated Certificate of Incorporation of the Corporation, as may be amended from time to time (the “Certificate of Incorporation”), provides for a class of its authorized stock known as Preferred Stock, consisting of 1,000,000 shares, $0.0001 par value per share (the “Preferred Stock”), issuable from time to time in one or more series.

RESOLVED: that, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, (i) a series of Preferred Stock of the Corporation be, and hereby is authorized by the Board of Directors, (ii) the Board of Directors hereby authorizes the issuance of 256,888 shares of “Series X Non-Voting Convertible Preferred Stock” pursuant to the terms of (a) the Securities Purchase Agreement, dated as of the date hereof, by and among the Corporation and the initial Holders (as defined below) (the “Purchase Agreement”) and (b) the Agreement and Plan of Merger, dated as of the date hereof, by and among the Corporation, BTX Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of the Corporation, BTX Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Corporation and Adaptive Phage Therapeutics, Inc. (the “Merger Agreement”), and (iii) the Board of Directors hereby fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such shares of Preferred Stock, in addition to any provisions set forth in the Certificate of Incorporation that are applicable to the Preferred Stock of all classes and series, as follows (the “Certificate of Designation”):

TERMS OF SERIES X NON-VOTING CONVERTIBLE PREFERRED STOCK

1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the state of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series X Non-Voting Preferred Stock in accordance with the terms hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Holder” means a holder of shares of Series X Non-Voting Preferred Stock.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

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“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Corporation’s primary trading market or quotation system with respect to the Common Stock that is in effect on the date of delivery of an applicable Notice of Conversion, which as of the original issuance date was ‘T+2’.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

2. Designation, Amount and Par Value. The series of Preferred Stock shall be designated as the Corporation’s Series X Non-Voting Convertible Preferred Stock (the “Series X Non-Voting Preferred Stock”) and the number of shares so designated shall be 256,888. Each share of Series X Non-Voting Preferred Stock shall have a par value of $0.0001 per share.

3. Dividends.

3.1    Any dividends or distributions declared by the Board of Directors out of funds legally available therefor shall be distributed among the holders of Common Stock and the Series X Non-Voting Preferred Stock on a pro rata basis based on the number of shares of Common Stock held by each such holder (determined as if such holder had converted the Series X Non-Voting Preferred Stock to Conversion Shares, without regard to any Beneficial Ownership Limitations (as defined below)) as of the record date fixed for determining those entitled to receive such dividend or distribution. The Corporation shall pay no dividends (other than dividends payable in the form of Common Stock) on shares of the Common Stock unless it simultaneously complies with the previous sentence.

3.2    In the event the Corporation shall declare a dividend or distribution on the Common Stock payable in securities of other Persons, evidences of indebtedness issued by the Corporation or other Persons, or other assets (excluding cash dividends distributed in accordance with Section 3.1), including options or rights to purchase any such securities or evidences of indebtedness or securities convertible into any of the foregoing, then, in each such case the holders of the Series X Non-Voting Preferred Stock shall be entitled to a proportionate share of any such dividend or distribution pursuant to this Section 3.2 (determined as if such holder had converted the Series X Non-Voting Preferred Stock to Conversion Shares, without regard to any Beneficial Ownership Limitations (as defined below)) as of the record date fixed for determining those entitled to receive such distribution) as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such dividend or distribution.

4. Voting Rights.

4.1    Except as otherwise provided herein or as otherwise required by the DGCL, the Series X Non-Voting Preferred Stock shall have no voting rights. However, as long as any shares of Series X Non-Voting Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or written approval, agreement or waiver of the holders of seventy percent (70%) of the then outstanding shares of the Series X Non-Voting Preferred Stock (the “Requisite Series X Holders”): (i) alter or change adversely the powers, preferences or rights given to the Series X Non-Voting Preferred Stock or alter or amend this Certificate of Designation, amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or Amended and Restated Bylaws of the Corporation, or file any articles of amendment, certificates of designation, preferences, limitations and relative rights of any series of Preferred Stock, in each case if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series X Non-Voting Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (ii) issue further shares of Series X Non-Voting Preferred Stock in excess of the number specified in Section 2 or increase or decrease (other than by conversion) the number of authorized shares of Series X Non-Voting Preferred Stock, (iii) prior to the Stockholder Approval (as defined below), consummate either: (A) any Fundamental Transaction (as defined below) or (B) any merger or consolidation of the Corporation with or into another entity or any stock sale to, or other business combination in which the stockholders of the Corporation immediately before such transaction do not hold at least a majority of the voting power of the capital stock of the Corporation or such other entity immediately after such transaction, (iv) enter into any agreement with respect to any of the foregoing that is not expressly conditioned upon Stockholder Approval, (v) prior to the Stockholder Approval (as defined below): (A) pay a stock dividend or otherwise make a distribution or

Annex G-2

distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon the issuance of the Conversion Shares), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, or (vi) grant, issue or sell any capital stock or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock whereby holders of the Series X Non-Voting Preferred Stock were not entitled to participate based on their proportionate share (determined as if such holder had converted the Series X Non-Voting Preferred Stock to Conversion Shares, without regard to any Beneficial Ownership Limitations (as defined below)). Holders of shares of Common Stock acquired upon the conversion of shares of Series X Non-Voting Preferred Stock shall be entitled to the same voting rights as each other holder of Common Stock, except that such holders may not vote such shares upon the proposal for Stockholder Approval in accordance with the applicable rules and regulations of NYSE American.

4.2    Any vote or written approval, agreement or waiver required or permitted under Section 4.1 may be taken at a meeting of the Holders or through a written consent executed by the Requisite Series X Holders.

5. Rank; Liquidation.

5.1    The Series X Non-Voting Preferred Stock shall rank on parity with the Common Stock as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily (a “Liquidation”).

5.2    Upon any Liquidation, each Holder shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation the same amount that a holder of Common Stock would receive if the Series X Non-Voting Preferred Stock were fully converted (disregarding for such purpose any Beneficial Ownership Limitations) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock, plus an additional amount equal to any dividends declared on but unpaid to such shares. If, upon any such Liquidation, the assets of the Corporation shall be insufficient to pay the Holders of shares of the Series X Non-Voting Preferred Stock the amount required under the preceding sentence, then all remaining assets of the Corporation shall be distributed ratably to the Holders (disregarding for such purpose any Beneficial Ownership Limitations) and the holders of Common Stock in accordance with the respective amounts that would be payable on all such securities if all amounts payable thereon were paid in full. For the avoidance of any doubt, a Fundamental Transaction shall not be deemed a Liquidation unless the Corporation expressly declares that such Fundamental Transaction shall be treated as if it were a Liquidation.

6. Conversion.

6.1    Automatic Conversion on Stockholder Approval. Effective as of 5:00 p.m. Eastern time on the fourth (4th) Business Day after the date that the Corporation’s stockholders approve the conversion of the Series X Non-Voting Preferred Stock into shares of Common Stock in accordance with the listing rules of the NYSE American, as set forth in Section 5.1 of the Merger Agreement (such approval, the “Stockholder Approval” and such date, the “Automatic Conversion Deadline”), each share of Series X Non-Voting Preferred Stock then outstanding shall automatically convert into a number of shares of Common Stock equal to the Conversion Ratio (as defined below), subject to the Beneficial Ownership Limitation (the “Automatic Conversion”). The Corporation shall (i) inform each Holder of the occurrence of the Stockholder Approval and (ii) confirm to each Holder the effective date of the Automatic Conversion, in each case, within one (1) Business Day of such Stockholder Approval. In determining the application of the Beneficial Ownership Limitations solely with respect to the Automatic Conversion, the Corporation shall calculate beneficial ownership for each Holder assuming beneficial ownership by such Holder of: (x) the number of shares of Common Stock issuable to such Holder in such Automatic Conversion, plus (y) any additional shares of Common Stock for which a Holder has provided the Corporation with written notice of beneficial ownership within two (2) Business Days of the occurrence of such Stockholder Approval (a “Beneficial Ownership Statement”) and assuming the conversion of all shares of Series X Non-Voting Preferred Stock held by all other Holders less the aggregate number of shares of Series X Non-Voting Preferred Stock held by all other Holders that will not convert into shares of Common Stock on account of the application of any Beneficial Ownership Limitations applicable to any such other Holders. If a Holder fails to provide the Corporation with a Beneficial Ownership Statement within two (2) Business

Annex G-3

Days of the occurrence of such Stockholder Approval, then the Corporation shall presume the Holder’s beneficial ownership of Common Stock (excluding the Conversion Shares) to be zero. The shares of Series X Non-Voting Preferred Stock that are converted in the Automatic Conversion are referred to as the “Converted Stock”. For the avoidance of doubt, any shares of Series X Non-Voting Preferred Stock that are not automatically converted pursuant to the Automatic Conversion as a result of a Beneficial Ownership Limitation shall remain outstanding until such shares of Series X Non-Voting Preferred Stock are converted pursuant to Section 6.2. The Conversion Shares shall be issued as follows:

6.1.1 Converted Stock that is registered in book entry form shall be automatically cancelled upon the Automatic Conversion and converted into the corresponding Conversion Shares, which shares shall be issued in book entry form and without any action on the part of the Holders and shall be delivered to the Holders within one (1) Business Day of the effectiveness of the Automatic Conversion.

6.1.2 Converted Stock that is issued in certificated form shall be deemed converted into the corresponding Conversion Shares on the date of Automatic Conversion and the Holder’s rights as a holder of such shares of Converted Stock shall cease and terminate on such date, excepting only the right to receive certificates representing the Conversion Shares within two (2) Business Days of the effectiveness of the Automatic Conversion. The Holder shall tender to the Corporation (or its designated agent) within three (3) Trading Days of the date of the Automatic Conversion, the stock certificate(s) (duly endorsed) representing such certificated Converted Stock.

6.1.3 Notwithstanding the cancellation of the Converted Stock upon the Automatic Conversion, Holders of Converted Stock shall continue to have any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. In all cases, the Holder shall retain all of its rights and remedies for the Corporation’s failure to convert the Converted Stock.

6.2    Conversion at Option of Holder. Subject to Section 6.1, Section 6.4 and Section 6.5.3, each share of Series X Non-Voting Preferred Stock then outstanding shall be convertible, at any time and from time to time following 5:00 p.m. Eastern time on the third (3rd) Business Day after the date that the Stockholder Approval is obtained by the Corporation, at the option of the Holder thereof, into a number of shares of Common Stock equal to the Conversion Ratio, subject to the Beneficial Ownership Limitation (each, an “Optional Conversion”). Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”), duly completed and executed. Provided the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Notice of Conversion may specify, at the Holder’s election, whether the applicable Conversion Shares shall be credited to the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission system (a “DWAC Delivery”). The date on which an Optional Conversion shall be deemed effective (the “Conversion Date”) shall be the Trading Day that the Notice of Conversion, completed and executed, is sent via email to, and received on or prior to 5:30 p.m., New York City Time on such Trading Day by, the Corporation. The Holder shall not be required to physically surrender any stock certificate to the Corporation until the Holder has converted all of the Series X Non-Voting Preferred Stock represented by such certificate in full without regard to any Beneficial Ownership Limitation, in which case the Holder shall surrender its original certificate(s) (if any) representing such shares of Series X Non-Voting Preferred Stock being converted, duly endorsed, within three (3) Trading Days of the date the final Notice of Conversion is delivered to the Corporation. Execution and delivery of a Notice of Conversion shall have the same effect as cancellation of the original certificates and issuance of a new stock certificate evidencing the right to purchase the remaining number of Conversion Shares, if any. The calculations set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.

6.3    Conversion Ratio. The “Conversion Ratio” for each share of Series X Non-Voting Preferred Stock shall be 1,000 shares of Common Stock issuable upon the conversion (the “Conversion”) of each share of Series X Non-Voting Preferred Stock (corresponding to a ratio of 1,000:1), subject to adjustment as provided herein.

6.4    Beneficial Ownership Limitation. Notwithstanding anything herein to the contrary, the Corporation shall not effect any conversion of any share of Series X Non-Voting Preferred Stock, including pursuant to Section 6.1, and a Holder shall not have the right to convert any portion of the Series X Non-Voting Preferred Stock pursuant to Section 6.2, to the extent that, after giving effect to such attempted conversion set forth on an applicable Notice of Conversion with respect to the Series X Non-Voting

Annex G-4

Preferred Stock, such Holder (together with any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable rules and regulations of the Commission, including any “group” of which the Holder is a member (the foregoing, “Attribution Parties”)) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Series X Non-Voting Preferred Stock subject to the Notice of Conversion or the Automatic Conversion, as applicable, with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series X Non-Voting Preferred Stock beneficially owned by such Holder or any of its Attribution Parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Holder or any of its Attribution Parties that are subject to and would exceed a limitation on conversion or exercise similar to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 6.4, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission, and the terms “beneficial ownership” and “beneficially own” have the meanings ascribed to such terms therein. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission. For purposes of this Section 6.4, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Corporation’s most recent periodic or annual filing with the Commission, as the case may be, (B) a more recent public announcement by the Corporation that is filed with the Commission, or (C) a more recent notice by the Corporation or the Corporation’s transfer agent to the Holder setting forth the number of shares of Common Stock then outstanding. Upon the written request of a Holder (which may be by email), the Corporation shall, within three (3) Trading Days thereof, confirm in writing to such Holder (which may be via email) the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Corporation, including shares of Series X Non-Voting Preferred Stock, by such Holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Holder. The “Beneficial Ownership Limitation” shall initially be set at the discretion of each Holder to a percentage designated by such Holder on its signature page to the Purchase Agreement between 0% and 19.99% of the number of shares of the Common Stock outstanding or deemed to be outstanding as of the applicable measurement date, and such percentage shall be set at 19.99% for any Holder that does not make such designation in the Purchase Agreement. The Corporation shall be entitled to rely on representations made to it by the Holder in any Notice of Conversion regarding its Beneficial Ownership Limitation. Notwithstanding the foregoing, by written notice to the Corporation (which may be by email), (i) which will not be effective until the sixty-first (61st) day after such written notice is delivered to the Corporation, the Holder may reset the Beneficial Ownership Limitation percentage to a higher percentage, not to exceed 19.99%, to the extent applicable, and (ii) which will be effective immediately after such notice is delivered to the Corporation, the Holder may reset the Beneficial Ownership Limitation percentage to a lower percentage. Upon such a change by a Holder of the Beneficial Ownership Limitation, not to exceed 19.99%, the Beneficial Ownership Limitation may not be further amended by such Holder without first providing the minimum notice required by this Section 6.4. The provisions of this Section 6.4 shall be construed, corrected and implemented in a manner so as to effectuate the intended Beneficial Ownership Limitation herein contained and the shares of Common Stock underlying the Series X Non-Voting Preferred Stock in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act.

6.5    Mechanics of Conversion.

6.5.1 Delivery of Certificate or Electronic Issuance. Upon Conversion (as defined below) not later than the lesser of two (2) Trading Days and the number of Trading Days comprising the Standard Settlement Period, or if the Holder requests the issuance of physical certificate(s), not later than the lesser of two (2) Trading Days and the number of Trading Days comprising the Standard Settlement Period after receipt by the Corporation of the original certificate(s) or Lost Certificate Affidavit (as defined below), as applicable, representing such shares of

Annex G-5

Series X Non-Voting Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion (the “Share Delivery Date”), the Corporation shall either: (a) deliver, or cause to be delivered, to the converting Holder a physical certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of shares of Series X Non-Voting Preferred Stock, or (b) in the case of a DWAC Delivery (if so requested by the Holder), electronically transfer such Conversion Shares by crediting the account of the Holder’s prime broker with DTC through its DWAC system. If in the case of any Notice of Conversion, such certificate or certificates for the Conversion Shares are not delivered to or as directed by or, in the case of a DWAC Delivery, such shares are not electronically delivered to or as directed by, the applicable Holder by the Share Delivery Date, the applicable Holder shall be entitled to elect to rescind such Notice of Conversion by written notice to the Corporation at any time on or before its receipt of such certificate or certificates for Conversion Shares or electronic receipt of such shares, as applicable, in which event the Corporation shall promptly return to such Holder any original Series X Non-Voting Preferred Stock certificate delivered to the Corporation and such Holder shall promptly return to the Corporation any Common Stock certificates or otherwise direct the return of any shares of Common Stock delivered to the Holder through the DWAC system, representing the shares of Series X Non-Voting Preferred Stock unsuccessfully tendered for conversion to the Corporation.

6.5.2 Obligation Absolute. Subject to Section 6.4 and subject to Holder’s right to rescind a Notice of Conversion pursuant to Section 6.5.1, the Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series X Non-Voting Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares. Subject to Section 6.4 and subject to Holder’s right to rescind a Notice of Conversion pursuant to Section 6.5.1, in the event a Holder shall elect to convert any or all of its Series X Non-Voting Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Series X Non-Voting Preferred Stock of such Holder shall have been sought and obtained by the Corporation, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the value of the Conversion Shares into which would be converted the Series X Non-Voting Preferred Stock which is subject to such injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall, subject to Section 6.4 and subject to Holder’s right to rescind a Notice of Conversion pursuant to Section 6.5.1, issue Conversion Shares upon a properly noticed conversion.

6.5.3 Cash Settlement. If, as of the earlier to occur of (a) such time as the Parent Stockholders’ Meeting (as defined in the Merger Agreement) is ultimately concluded, or (b) 5:00 p.m. Eastern time on the date that is five (5) months after the initial issuance of the Series X Non-Voting Preferred Stock (the “Deadline Date”), and, at such time, (x) the shares of Series X Non-Voting Preferred Stock are not convertible pursuant to Section 6.1 as a result of the failure to obtain the Stockholder Approval and (y) a written request by the Requisite Series X Holders has been delivered to the Corporation (“Settlement Request”), then the Corporation shall, at the request of the Requisite Series X Holders, pay, out of funds legally available therefor, and prior to any payment in satisfaction of any redemption rights of any other class or series of capital stock of the Corporation, an amount in cash equal to the Fair Value (as defined below) of the shares of Series X Non-Voting Preferred Stock held by each Holder, with such payment to be made within two (2) Business Days from the date of Settlement Request, and upon payment in full of the Fair Value for such shares of Series X Non-Voting Preferred Stock, such shares shall be redeemed, retired and no longer be outstanding. For purposes of this Section 6.5.3, the “Fair Value” of shares shall be fixed based on the average of the daily volume weighted average price of the Common Stock traded on the principal Trading Market on which the Common Stock is listed for the thirty (30) Trading Days ending on the first (1st) Trading Day immediately prior to the date of the Parent Stockholders’ Meeting (with respect to a cash settlement in connection with clause (a) above) or the Deadline Date (with respect to a cash settlement in connection with clause (b) above). For the avoidance of doubt, the cash settlement provisions set forth in this Section 6.5.3 shall be available irrespective of the reason for the failure of the Series X Non-Voting Preferred Stock to become convertible, including due to limitations set forth in Section 6.5.6, the lack of obtaining Stockholder Approval, or due to applicable Trading Market rules.
Annex G-6

6.5.4 Failure to Timely Deliver Certificates.

a) If the Corporation fails to deliver to a Holder the applicable certificate or certificates or to effect a DWAC Delivery, as applicable, by the Automatic Conversion Deadline pursuant to Section 6.1 or the Share Delivery Date pursuant to Section 6.5.1, as applicable (other than a failure caused by materially incorrect or incomplete information provided by Holder to the Corporation or the application of the Beneficial Ownership Limitation), the Corporation shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Series X Non-Voting Preferred Stock subject to such conversion (based on the volume-weighted average price of the Common Stock on the date of the applicable Notice of Conversion), $10 per Trading Day (increasing to $20 per Trading Day on the third (3rd) Trading Day after the Share Delivery Date) for each Trading Day after such Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion.

b) If the Corporation fails to deliver to a Holder the applicable certificate or certificates or to effect a DWAC Delivery, as applicable, by the Automatic Conversion Deadline pursuant to Section 6.1 or the Share Delivery Date pursuant to Section 6.5.1 as applicable (other than a failure caused by materially incorrect or incomplete information provided by Holder to the Corporation or the application of the Beneficial Ownership Limitation), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount by which (x) such Holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Series X Non-Voting Preferred Stock equal to the number of shares of Series X Non-Voting Preferred Stock submitted for conversion or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6.5.1. For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series X Non-Voting Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice, within three (3) Trading Days after the occurrence of a Buy-In, indicating the amounts payable to such Holder in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series X Non-Voting Preferred Stock as required pursuant to the terms hereof or the cash settlement remedy set forth in Section 6.5.3; provided, however, that the Holder shall not be entitled to both (i) require the reissuance of the shares of Series X Non-Voting Preferred Stock submitted for conversion for which such conversion was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6.5.1.

6.5.5 Reservation of Shares Issuable Upon Conversion. After the Stockholder Approval, subject to the following sentence, the Corporation covenants that at all times it will reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series X Non-Voting Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series X Non-Voting Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 7) upon the conversion of all outstanding shares of Series X Non-Voting Preferred Stock. If at any time there shall be insufficient authorized and unissued shares of Common Stock to permit the conversion of all outstanding shares of Series X Non-Voting Preferred Stock, the Corporation will reserve and keep available for such purpose the maximum number of shares of Common Stock as are then authorized and unissued, and the Corporation shall take all action permitted by applicable law, including calling meetings of stockholders of the Corporation and soliciting proxies for any necessary vote of the stockholders of the Corporation, to amend the Certificate of Incorporation to increase the number of authorized and unissued shares of Common Stock to reserve for and permit the conversion of all outstanding shares of Series X Non-Voting Preferred Stock, provided, however, the foregoing limitation shall not prevent the Corporation from issuing options or equity securities pursuant to the Corporation’s 2019 employee stock option plan or any newly adopted stock incentive plan. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable.

Annex G-7

6.5.6 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series X Non-Voting Preferred Stock, no certificates or scrip for any such fractional shares shall be issued and no cash shall be paid for any such fractional shares. Any fractional shares of Common Stock that a Holder of Series X Non-Voting Preferred Stock would otherwise be entitled to receive shall be aggregated with all fractional shares of Common Stock issuable to such Holder and any remaining fractional shares shall be rounded up to the nearest whole share. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series X Non-Voting Preferred Stock the Holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

6.5.7 Transfer Taxes. The issuance of certificates for shares of the Common Stock upon conversion of the Series X Non-Voting Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the registered Holder(s) of such shares of Series X Non-Voting Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

6.6    Status as Stockholder. Upon each Conversion Date, (i) the shares of Series X Non-Voting Preferred Stock being converted shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a holder of such converted shares of Series X Non-Voting Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. In all cases, the Holder shall retain all of its rights and remedies for the Corporation’s failure to convert Series X Non-Voting Preferred Stock. In no event shall the Series X Non-Voting Preferred Stock convert into shares of Common Stock prior to the Stockholder Approval.

7. Certain Adjustments.

7.1    Stock Dividends and Stock Splits. If the Corporation, at any time while the Series X Non-Voting Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of the Series X Non-Voting Preferred Stock) with respect to the then outstanding shares of Common Stock; (B) subdivides outstanding shares of Common Stock into a larger number of shares; or (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Ratio shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately after such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately before such event (excluding any treasury shares of the Corporation). Any adjustment made pursuant to this Section 7.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

7.2    Fundamental Transaction. If, at any time while the Series X Non-Voting Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person or any stock sale to, or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, share exchange or scheme of arrangement) with or into another Person (other than such a transaction in which the Corporation is the surviving or continuing entity and its Common Stock is not exchanged for or converted into other securities, cash or property), (B) the Corporation effects any sale, lease, transfer or exclusive license of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which more than 50% of the Common Stock not held by the Corporation or such Person is exchanged for or converted into other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant (other than as a result of a dividend, subdivision or combination covered by Section 7.1) to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then the Holders shall have the right to receive, pursuant to Section 6.5.3, in lieu of the right to receive Conversion Shares, for each Conversion Share that would have been issuable upon such conversion (without regard to any Beneficial Ownership Limitations) immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction

Annex G-8

if it had converted the Series X Non-Voting Preferred Stock to Conversion Shares immediately prior to such Fundamental Transaction (without regard to any Beneficial Ownership Limitations) (the “Alternate Consideration”). For purposes of any such subsequent conversion, the determination of the Conversion Ratio shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall adjust the Conversion Ratio in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holders shall be given the same choice as to the Alternate Consideration it would be entitled to receive upon any conversion of the Series X Non-Voting Preferred Stock immediately prior to such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new certificate of designations with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The terms of any agreement to which the Corporation is a party and pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7.2 and insuring that the Series X Non-Voting Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. The Corporation shall cause to be delivered to each Holder, at its last address as it shall appear upon the stock books of the Corporation, written notice of any Fundamental Transaction at least twenty (20) calendar days prior to the date on which such Fundamental Transaction is expected to become effective or close.

7.3    Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

8. Redemption. The shares of Series X Non-Voting Preferred Stock shall not be redeemable; provided, however, that the foregoing shall not limit the ability of the Corporation to purchase or otherwise deal in such shares to the extent otherwise permitted hereby and by law, nor shall the foregoing limit the Holder’s rights under Section 6.5.3.

9. Transfer. A Holder may transfer any shares of Series X Non-Voting Preferred Stock together with the accompanying rights set forth herein, held by such Holder without the consent of the Corporation; provided that such transfer is in compliance with applicable securities laws. The Corporation shall in good faith (i) do and perform, or cause to be done and performed, all such further acts and things, and (ii) execute and deliver all such other agreements, certificates, instruments and documents, in each case, as any Holder of Series X Non-Voting Preferred Stock may reasonably request in order to carry out the intent and accomplish the purposes of this Section 9. The transferee of any shares of Series X Non-Voting Preferred Stock shall be subject to the Beneficial Ownership Limitation applicable to the transferor as of the time of such transfer.

10. Series X Non-Voting Preferred Stock Register. The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Holders in accordance with Section 11), a register for the Series X Non-Voting Preferred Stock, in which the Corporation shall record (i) the name, address, and electronic mail address of each holder in whose name the shares of Series X Non-Voting Preferred Stock have been issued and (ii) the name, address, and electronic mail address of each transferee of any shares of Series X Non-Voting Preferred Stock. The Corporation may deem and treat the registered Holder of shares of Series X Non-Voting Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. The Corporation shall keep the register open and available at all times during business hours for inspection by any Holder of Series X Non-Voting Preferred Stock or his, her or its representatives.

11. Notices. Any notice required or permitted by the provisions of this Certificate of Designation to be given to a Holder of shares of Series X Non-Voting Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the DGCL, and shall be deemed sent upon such mailing or electronic transmission.

12. Book-Entry; Certificates. The Series X Non-Voting Preferred Stock will be issued in book-entry form; provided that, if a Holder requests that such Holder’s shares of Series X Non-Voting Preferred Stock be issued in certificated form, the Corporation will instead issue a stock certificate to such Holder representing such Holder’s shares of Series X Non-Voting Preferred Stock. To the extent that any shares of Series X Non-Voting Preferred Stock are issued in book-entry form, references herein to “certificates” shall instead refer to the book-entry notation relating to such shares.

Annex G-9

13. Lost or Mutilated Series X Non-Voting Preferred Stock Certificates. If a Holder’s Series X Non-Voting Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series X Non-Voting Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and of a lost certificate affidavit certified by such owner (“Lost Certificate Affidavit”), reasonably satisfactory to the Corporation, without posting an indemnity bond.

14. Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Series X Non-Voting Preferred Stock granted hereunder may be waived as to all shares of Series X Non-Voting Preferred Stock (and the Holders thereof) upon the written consent of the Requisite Series X Holders, provided, however, that the Beneficial Ownership Limitation applicable to a Holder, and any provisions contained herein that are related to such Beneficial Ownership Limitation, cannot be modified, waived or terminated without the consent of such Holder, provided further, that any proposed waiver that would, by its terms, have a disproportionate and materially adverse effect on any Holder shall require the consent of such Holder(s).

15. Severability. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, then such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof.

16. Status of Converted Series X Non-Voting Preferred Stock. If any shares of Series X Non-Voting Preferred Stock shall be converted, repurchased or otherwise acquired by the Corporation, such shares shall be retired and cancelled upon such acquisition, and shall not be reissued as shares of Series X Non-Voting Preferred Stock. Any share of Series X Non-Voting Preferred Stock so acquired shall, upon its retirement and cancellation, and upon the taking of any action required by applicable law, resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series X Non-Voting Preferred Stock.

[Remainder of Page Intentionally Left Blank]

Annex G-10

IN WITNESS WHEREOF, BiomX Inc. has caused this Certificate of Designation of Preferences, Rights and Limitations of Series X Non-Voting Convertible Preferred Stock to be duly executed by its Chief Executive Officer on [March    , 2024].

BIOMX INC.
By:
Name:	Jonathan Solomon
Title:	Chief Executive Officer

Annex G-11

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES X NON-VOTING CONVERTIBLE PREFERRED STOCK)

The undersigned Holder hereby irrevocably elects to convert the number of shares of Series X Non-Voting Preferred Stock indicated below, [represented in book-entry form][represented by stock certificate No(s)._________], into shares of common stock, par value $0.0001 per share (the “Common Stock”), of BiomX Inc., a Delaware corporation (the “Corporation”), as of the date written below. If securities are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Preferences, Rights and Limitations of Series X Non-Voting Convertible Preferred Stock (the “Certificate of Designation”) filed by the Corporation with the Secretary of State of the State of Delaware on March [ ], 2024.

As of the date hereof, the number of shares of Common Stock beneficially owned by the undersigned Holder (together with any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the Commission, including any “group” of which the Holder is a member (the foregoing, “Attribution Parties”)), including the number of shares of Common Stock issuable upon conversion of the Series X Non-Voting Preferred Stock subject to this Notice of Conversion, but excluding the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series X Non-Voting Preferred Stock beneficially owned by such Holder or any of its Attribution Parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Holder or any of its Attribution Parties that are subject to a limitation on conversion or exercise similar to the limitation contained in Section 6.4 of the Certificate of Designation, is _____%. For purposes hereof, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission.

CONVERSION CALCULATIONS:

Date to Effect Conversion:	_____________________
Number of shares of Series X Non-Voting Preferred Stock owned prior to Conversion:	_____________________
Number of shares of Series X Non-Voting Preferred Stock to be Converted:	_____________________
Number of shares of Common Stock to be Issued:	_____________________
Address for delivery of physical certificates:	_____________________

For DWAC Delivery, please provide the following:

Broker No.: ________________

Account No.: _______________

[HOLDER]
By:
Name:
Title:

Annex G-12

ANNEX H

FORM OF MERGER WARRANT

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT
BIOMX INC.

Original Issue Date: March [ ], 2024	Warrant Shares: [_______]
Initial Exercise Date: After approval of the Parent Stockholder Matters (as defined in the Merger Agreement)

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time after approval of the Parent Stockholder Matters (as defined in the Merger Agreement) (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on January 28, 2027 (the “Termination Date”) but not thereafter, to subscribe for and purchase from BiomX Inc., a Delaware corporation (the “Company”), up to ______ shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). This Warrant is one of the Warrants to Purchase Common Stock (the “Warrants”) issued pursuant to (i) that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 6, 2024 by and among the Company, BTX Merger Sub I, Inc., BTX Merger Sub II, LLC and Adaptive Phage Therapeutics, Inc.

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

Annex H-1

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, with a mailing address of 1 State St 30th Floor, New York, NY 10004 and a facsimile number of (212) 616-7613, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein

Annex H-2

to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and this Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $5.00, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance or resale of the Warrant Shares to the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant for purposes of Rule 144 promulgated under the Securities Act (“Rule 144”). The Company agrees not to take any position contrary to this Section 2(c).

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares

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to or resale of the Warrant Shares by Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

v. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vi. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

vii. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”),

Annex H-4

then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was

Annex H-5

reported. The “Beneficial Ownership Limitation” shall be 9.90% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to all (or substantially all) of holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares

Annex H-6

of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

Annex H-7

e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

f) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a) Transferability. Subject with compliance with any applicable securities laws, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. This Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

Annex H-8

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for this Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. In no event shall the Company be required to net cash settle an exercise of this Warrant.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of this Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period this Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Annex H-9

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally or e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at BiomX Inc.,

Annex H-10

245 First Street, Riverview II, Cambridge, Massachusetts 02142, USA, Attention: Avi Gabay, email address: avig@biomx.com, or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally or e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder, on the other hand.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

Annex H-11

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

BIOMX INC
By:
Name:
Title:

Annex H-12

NOTICE OF EXERCISE

TO: BiomX Inc.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐	in lawful money of the United States; or
☐

if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________

Signature of Authorized Signatory of Investing Entity: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Date: _________________________________________________________________________

Annex H-13

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_____________________________________
(Please Print)	Name:
_____________________________________	Address:
(Please Print)
______________________________________	Phone Number:
______________________________________
Email Address:
Dated: _______________ __, ______
Holder’s Signature: ___________________________
Holder’s Address: ____________________________

Annex H-14

ANNEX I

FORM OF PRIVATE PLACEMENT WARRANT

FORM OF WARRANT

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE ISSUER OF THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO SUCH ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

BIOMX INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant Shares: [_____________]

Date of Issuance: [_____________] (“Issuance Date”)

BiomX Inc., a company incorporated under the laws of Delaware (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [HOLDER], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the Requisite Stockholder Approval Date (the “Initial Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date, (as defined below), [______________] ([_____________])1 fully paid non-assessable shares of Common Stock (as defined below), subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 16 hereof and/or the Purchase Agreement (as defined below), as applicable. This Warrant is one of the Warrants to Purchase Common Stock (the “Warrants”) issued pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of March 6, 2024 (the “Subscription Date”) by and among the Company and the purchasers party thereto.

____________

1        Insert 50% of the number of shares of Common Stock into which the shares of Series X Non-Voting Convertible Preferred Stock purchased pursuant to the Purchase Agreement are convertible.

Annex I-1

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or from time to time on or after the Initial Exercisability Date and before the Expiration Date, in whole or in part, by delivery to the Company (whether via electronic mail or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following the delivery of the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds or, if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Notice be required. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares and the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within five (5) Trading Days of the date on which the final Exercise Notice is delivered to the Company. The Holder and any assignee of the Holder, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. On or before the first (1st) Trading Day following the date on which the Holder has delivered the applicable Exercise Notice to the Company, the Company shall transmit by electronic mail an acknowledgment of confirmation of receipt of the Exercise Notice, in the form attached to the Exercise Notice, to the Holder and the Company’s transfer agent (the “Transfer Agent”). So long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the earlier of (i) the second (2nd) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case following the date on which the Exercise Notice has been delivered to the Company, or, if the Holder does not deliver the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the first (1st) Trading Day following the date on which the Aggregate Exercise Price (or notice of a Cashless Exercise) is delivered (such earlier date, the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and the applicable Warrant Shares are subject to an effective registration statement registering the resale of the Warrant Shares by the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the applicable Warrant Shares are not subject to an effective registration statement registering the resale of the Warrant Shares by the Holder, issue and dispatch by overnight courier to the physical address or e-mail address as specified in the Exercise Notice, a certificate or evidence of a credit of book-entry shares, registered in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any, including without limitation for same day processing. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record and beneficial owner of the Warrant Shares with respect to which this Warrant has been exercised pursuant to such Exercise Notice, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is physically delivered to the Company in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded down to the nearest whole number. The Company

Annex I-2

shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination; provided, however, that the Company shall not be required to deliver Warrant Shares with respect to an exercise prior to the Holder’s delivery of the Aggregate Exercise Price (or notice of a Cashless Exercise) with respect to such exercise.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.2311 per share, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. Except in the case of a Cashless Exercise (as defined herein), in which case this Section 1(c) shall not apply, if either (I) the Company shall fail for any reason or for no reason on or prior to the applicable Share Delivery Date, (x) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, to issue to the Holder a certificate or evidence of a book-entry credit for the number of shares of Common Stock to which the Holder is entitled and register such Common Stock on the Company’s share register or (y) if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the Holder’s balance account with DTC, for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant or (II) a registration statement (which may be the Registration Statement) covering the resale of the Warrant Shares that are the subject of the Exercise Notice (the “Exercise Notice Warrant Shares”) is not available for the issuance of such Exercise Notice Warrant Shares to the Holder and (x) the Company fails to promptly, but in no event later than three (3) Business Days after such registration statement becomes unavailable, to so notify the Holder and (y) the Company is unable to deliver the Exercise Notice Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Exercise Notice Warrant Shares to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred to as a “Notice Failure” and, together with the event described in clause (I) above, an “Exercise Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) or credit such Holder’s balance account with DTC for such shares of Common Stock shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC, as applicable, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) Weighted Average Price on the Trading Day immediately preceding the Exercise Date. Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares (or to electronically deliver such Warrant Shares) upon the exercise of this Warrant as required pursuant to the terms hereof. In addition to the foregoing rights, (i) if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such Exercise Notice in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and (ii) if a registration statement (which may be the Registration Statement) covering the resale of the Warrant Shares that are subject to an Exercise Notice is not available for the resale of such Exercise Notice Warrant Shares to the Holder and the Holder has submitted an Exercise Notice prior to receiving notice of the non-availability of such registration statement and the Company has not already delivered the Warrant Shares underlying such Exercise Notice electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, the Holder shall have the option, by delivery of notice to the Company,

Annex I-3

to (x) rescind such Exercise Notice in whole or in part and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an Exercise Notice shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and/or (y) switch some or all of such Exercise Notice from a cash exercise to a Cashless Exercise.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, if a registration statement (which may be the Registration Statement) covering the resale of the Exercise Notice Warrant Shares is not available for the resale of such Exercise Notice Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) – (A x C)
B

For purposes of the foregoing formula:

A =  the total number of shares with respect to which this Warrant is then being exercised.

B  =  as applicable: (i) the Weighted Average Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the Weighted Average Price on the Trading Day immediately preceding the date of the applicable Exercise Notice or (z) the Bid Price of the Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 1(a) hereof or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

C  =  the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If Warrant Shares are issued in such Cashless Exercise, the Company acknowledges and agrees that in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares for purposes of Rule 144 promulgated under the Securities Act. The Company agrees not to take any position contrary to this paragraph of Section 1(d).

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 11.

(f) Beneficial Ownership. Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, to the extent that, after giving effect to such attempted exercise set forth on an applicable Exercise Notice, as the case may be, such Holder or any of such Holder’s Attribution Parties would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined in the Purchase Agreement). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of the Warrant subject to the Exercise Notice, with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by such Holder or any of its Attribution Parties, (ii) exercise of the remaining, unexercised portion of the Warrants beneficially owned by such Holder or any of its Attribution Parties and (iii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Holder or any of its Attribution Parties that are subject to and would exceed a limitation on exercise similar to the limitation

Annex I-4

contained herein. Except as set forth in the preceding sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission, and the terms “beneficial ownership” and “beneficially own” have the meanings ascribed to such terms therein. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission. For purposes of this Section 1(f), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual filing with the Commission, as the case may be, (ii) a more recent public announcement by the Company that is filed with the Commission, or (iii) a more recent notice by the Company or the Company’s transfer agent to the Holder setting forth the number of shares of Common Stock then outstanding. For any reason at any time, upon the written request of a Holder (which may be by e-mail), the Company shall, within three (3) Trading Days of such request, confirm in writing to such Holder (which may be by e-mail) the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Company, including Series X Preferred Stock and Warrants, by such Holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Holder. The “Beneficial Ownership Limitation” shall initially be set at the discretion of each Holder to a percentage between 0% and 19.99% of the number of shares of the Common Stock outstanding or deemed to be outstanding as of the applicable measurement date, and such percentage shall be set at 19.99% for any Holder that does not make such designation on the signature page to the Purchase Agreement. The Company shall be entitled to rely on representations made to it by any Holder in any Exercise Notice regarding its Beneficial Ownership Limitation. Notwithstanding the foregoing, by written notice to the Company (which may be by email), (i) which will not be effective until the sixty-first (61st) day after such written notice is delivered to the Company, any Holder may reset the Beneficial Ownership Limitation percentage to a higher percentage, not to exceed 19.99%, to the extent applicable, and (ii) which will be effective immediately after such written notice is delivered to the Company, any Holder may reset the Beneficial Ownership Limitation percentage to a lower percentage. Upon such a change by a Holder of the Beneficial Ownership Limitation, not to exceed 19.99%, the Beneficial Ownership Limitation may not be further amended by such Holder without first providing the minimum notice required by this Section. The provisions of this Section shall be construed, corrected and implemented in a manner so as to effectuate the intended Beneficial Ownership Limitation herein contained and the shares of Common Stock underlying the Securities in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act.

(g) Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under the Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g) be reduced other than in connection with any exercise of Warrants or such other event covered by Section 2(c) below. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Warrants based on the number of shares of Common Stock issuable upon exercise of Warrants held by each holder thereof on the Issuance Date (without regard to any limitations on exercise) (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Warrants shall be allocated to the remaining holders of Warrants, pro rata based on the number of shares of Common Stock issuable upon exercise of the Warrants then held by such holders thereof (without regard to any limitations on exercise).

(h) Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall promptly take all action reasonably necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder

Annex I-5

with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if at any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(b) Adjustment Upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c) Adjustment Upon Distribution of Assets. If the Company, at any time prior to the Expiration Date, shall declare, or distribute any dividend or other distribution to all holders of Common Stock (and not to Holders of the Warrants) of assets or evidence of its indebtedness (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction, of which the denominator shall be the Weighted Average Price determined as of the record date, and of which the numerator shall be such Weighted Average Price on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith. The adjustment shall be described in a statement provided to the Holder. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if, on or after the Subscription Date and on or prior to the Expiration Date, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case, upon exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such Distribution, the Holder shall be entitled, in addition to the Warrant Shares otherwise issuable upon such exercise, the Distribution that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Beneficial Ownership Limitation (provided, however, that to the extent that such Distribution would result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to such Distribution to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

Annex I-6

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time on or after the Subscription Date and on or prior to the Expiration Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property, in each case, pro rata to all of the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and such Holder’s Attribution Parties exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and such Holder’s Attribution Parties exceeding the Beneficial Ownership Limitation, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(b) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person or any stock sale to, or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, share exchange or scheme of arrangement) with or into another Person (other than such a transaction in which the Company is the surviving or continuing entity and its Common Stock is not exchanged for or converted into other securities, cash or property), (B) the Company effects any sale, lease, transfer or exclusive license of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which more than 50% of the Common Stock not held by the Company or such Person is exchanged for or converted into other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant (other than as a result of a dividend, subdivision or combination covered by Section 2(b)) to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each a “Fundamental Transaction”), then, the Holder shall have the right to receive, in lieu of the right to receive Warrant Shares, for each Warrant Share that would have been issuable upon such exercise (without regard to any Beneficial Ownership Limitations) immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had duly exercised of this Warrant and received Warrant Shares immediately prior to such Fundamental Transaction (without regard to any Beneficial Ownership Limitation) (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it would be entitled to receive upon any exercise of this Warrant immediately prior to such Fundamental Transaction. Notwithstanding the foregoing, in the event the Alternative Consideration consists solely of cash (a “Fundamental Cash Transaction”), then Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Fundamental Cash Transaction. The Company shall provide the Holder with written notice of the Fundamental Cash Transaction (together with such reasonable information as the Holder may request in connection with such contemplated transaction giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Fundamental Cash Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction (other than any Excluded Transaction), the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as

Annex I-7

defined below) of the remaining unexercised portion of this Warrant determined as of the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, the Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Expiration Date, (B) an expected volatility equal to the greater of (1) the 30 day volatility, (2) the 100 day volatility or (3) the 365 day volatility, each of clauses (1)-(3) as obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the highest Weighted Average Price during the period beginning on the Trading Day immediately preceding the public announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 4(b) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Expiration Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five Business Days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant for the Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 4(b) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. For purposes of the foregoing, “Excluded Transaction” shall mean each of the following: (i) the conversion of the Series X Preferred Stock and the issuance of the underlying Conversion Shares; and (ii) the entry into and the consummation of the transactions contemplated by the Merger Agreement.

5. NONCIRCUMVENTION. the Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all commercially reasonable actions as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any

Annex I-8

shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. Subject to the Holder’s appropriate compliance with the restrictive legend on this Warrant and the transfer restrictions set forth herein and in the Purchase Agreement this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within two (2) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued. For the avoidance of doubt, this Warrant shall not be transferable in accordance with this Section 4(a) unless and until the Requisite Stockholder Approval has been obtained.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form (but without the obligation to post a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

Annex I-9

8. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

10. GOVERNING LAW; JURISDICTION; JURY TRIAL. All questions concerning the construction, validity, interpretation governing law, jurisdiction, and jury trial of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

11. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via electronic mail within two (2) Business Days of receipt of the Exercise Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder, such approval not to be unreasonably withheld, conditioned or delayed or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

12. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the Purchase Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

13. RESTRICTIONS. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

14. SUCCESSORS AND ASSIGNS. Subject to applicable securities laws and the restrictions on transfer described herein and in the Purchase Agreement, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

15. SEVERABILITY; CONSTRUCTION; HEADINGS. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

Annex I-10

16. DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries, the Company shall contemporaneously with any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries.

17. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Trading Market as reported by Bloomberg as of such time of determination, or, if the Principal Trading Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 11. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(b) “Bloomberg” means Bloomberg Financial Markets.

(c) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Trading Market, as reported by Bloomberg, or, if the Principal Trading Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 11. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

(d) “Common Stock” means (i) the Company’s Common Stock, par value $0.0001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(e) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(f) “Eligible Market” means The Nasdaq Capital Market, the NYSE American LLC, The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange, Inc.

Annex I-11

(g) “Expiration Date” means the date 24 months after the Initial Exercisability Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Trading Market (a “Holiday”), the next day that is not a Holiday.

(h) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(i) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(j) “Requisite Stockholder Approval Date” means the date on this the Requisite Stockholder Approval is received and deemed effective under Delaware law.

(k) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Trading Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Trading Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Trading Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 11 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

[Signature Page Follows]

Annex I-12

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

BIOMX INC.
By:
Name:
Title:

Annex I-13

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

BIOMX INC.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of BiomX Inc., a company organized under the laws of Delaware (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________a “Cashless Exercise” with respect to _______________ Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

Annex I-14

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Continental Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock on or prior to the applicable Share Delivery Date.

BiomX Inc.

By:
Name:
Title:

Annex I-15

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Phone Number:
(Please Print)
Email Address:
(Please Print)
Dated:
(Please Print)
Holder’s Signature:
(Please Print)
Holder’s Address:
(Please Print)

Annex I-16

ANNEX J

FORM OF PLACEMENT AGENT WARRANT

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE ISSUER OF THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO SUCH ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

BIOMX INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant Shares: [_____________]

Date of Issuance: [_____________] (“Issuance Date”)

BiomX Inc., a company incorporated under the laws of Delaware (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [HOLDER], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the Requisite Stockholder Approval Date (the “Initial Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date, (as defined below), [______________] ([_____________]) fully paid non-assessable shares of Common Stock (as defined below), subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 16 hereof and/or the Purchase Agreement (as defined below), as applicable. This Warrant is one of the Warrants to Purchase Common Stock (the “Warrants”) issued pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of March 6, 2024 (the “Subscription Date”) by and among the Company and the purchasers party thereto.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or from time to time on or after the Initial Exercisability Date and before the Expiration Date, in whole or in part, by delivery to the Company (whether via electronic mail or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following the delivery of the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds or, if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Notice be required. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares and the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased

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all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within five (5) Trading Days of the date on which the final Exercise Notice is delivered to the Company. The Holder and any assignee of the Holder, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. On or before the first (1st) Trading Day following the date on which the Holder has delivered the applicable Exercise Notice to the Company, the Company shall transmit by electronic mail an acknowledgment of confirmation of receipt of the Exercise Notice, in the form attached to the Exercise Notice, to the Holder and the Company’s transfer agent (the “Transfer Agent”). So long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the earlier of (i) the second (2nd) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case following the date on which the Exercise Notice has been delivered to the Company, or, if the Holder does not deliver the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the first (1st) Trading Day following the date on which the Aggregate Exercise Price (or notice of a Cashless Exercise) is delivered (such earlier date, the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and the applicable Warrant Shares are subject to an effective registration statement registering the resale of the Warrant Shares by the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the applicable Warrant Shares are not subject to an effective registration statement registering the resale of the Warrant Shares by the Holder, issue and dispatch by overnight courier to the physical address or e-mail address as specified in the Exercise Notice, a certificate or evidence of a credit of book-entry shares, registered in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any, including without limitation for same day processing. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record and beneficial owner of the Warrant Shares with respect to which this Warrant has been exercised pursuant to such Exercise Notice, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is physically delivered to the Company in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded down to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination; provided, however, that the Company shall not be required to deliver Warrant Shares with respect to an exercise prior to the Holder’s delivery of the Aggregate Exercise Price (or notice of a Cashless Exercise) with respect to such exercise.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.2311 per share, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. Except in the case of a Cashless Exercise (as defined herein), in which case this Section 1(c) shall not apply, if either (I) the Company shall fail for any reason or for no reason on or prior to the applicable Share Delivery Date, (x) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, to issue to the Holder a certificate or evidence of a book-entry

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credit for the number of shares of Common Stock to which the Holder is entitled and register such Common Stock on the Company’s share register or (y) if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the Holder’s balance account with DTC, for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant or (II) a registration statement (which may be the Registration Statement) covering the resale of the Warrant Shares that are the subject of the Exercise Notice (the “Exercise Notice Warrant Shares”) is not available for the issuance of such Exercise Notice Warrant Shares to the Holder and (x) the Company fails to promptly, but in no event later than three (3) Business Days after such registration statement becomes unavailable, to so notify the Holder and (y) the Company is unable to deliver the Exercise Notice Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Exercise Notice Warrant Shares to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred to as a “Notice Failure” and, together with the event described in clause (I) above, an “Exercise Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) or credit such Holder’s balance account with DTC for such shares of Common Stock shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC, as applicable, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) Weighted Average Price on the Trading Day immediately preceding the Exercise Date. Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares (or to electronically deliver such Warrant Shares) upon the exercise of this Warrant as required pursuant to the terms hereof. In addition to the foregoing rights, (i) if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such Exercise Notice in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and (ii) if a registration statement (which may be the Registration Statement) covering the resale of the Warrant Shares that are subject to an Exercise Notice is not available for the resale of such Exercise Notice Warrant Shares to the Holder and the Holder has submitted an Exercise Notice prior to receiving notice of the non-availability of such registration statement and the Company has not already delivered the Warrant Shares underlying such Exercise Notice electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, the Holder shall have the option, by delivery of notice to the Company, to (x) rescind such Exercise Notice in whole or in part and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an Exercise Notice shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and/or (y) switch some or all of such Exercise Notice from a cash exercise to a Cashless Exercise.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) – (A x C)
B

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For purposes of the foregoing formula:

A	=	the total number of shares with respect to which this Warrant is then being exercised.
B	=

as applicable: (i) the Weighted Average Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the Weighted Average Price on the Trading Day immediately preceding the date of the applicable Exercise Notice or (z) the Bid Price of the Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 1(a) hereof or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

C	=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If Warrant Shares are issued in such Cashless Exercise, the Company acknowledges and agrees that in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares for purposes of Rule 144 promulgated under the Securities Act. The Company agrees not to take any position contrary to this paragraph of Section 1(d).

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 11.

(f) Beneficial Ownership. Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, to the extent that, after giving effect to such attempted exercise set forth on an applicable Exercise Notice, as the case may be, such Holder or any of such Holder’s Attribution Parties would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined in the Purchase Agreement). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of the Warrant subject to the Exercise Notice, with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by such Holder or any of its Attribution Parties, (ii) exercise of the remaining, unexercised portion of the Warrants beneficially owned by such Holder or any of its Attribution Parties and (iii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Holder or any of its Attribution Parties that are subject to and would exceed a limitation on exercise similar to the limitation contained herein. Except as set forth in the preceding sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission, and the terms “beneficial ownership” and “beneficially own” have the meanings ascribed to such terms therein. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission. For purposes of this Section 1(f), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual filing with the Commission, as the case may be, (ii) a more recent public announcement by the Company that is filed with the Commission, or (iii) a more recent notice by the Company or the Company’s transfer agent to the Holder setting forth the number of shares of Common Stock then outstanding. For any reason at any time, upon the written request of a Holder (which may be by e-mail), the Company shall, within three (3) Trading Days of such request, confirm in writing to such Holder (which may be by e-mail) the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares

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of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Company, including Series X Preferred Stock and Warrants, by such Holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Holder. The “Beneficial Ownership Limitation” shall initially be set at 4.99% of the number of shares of the Common Stock outstanding or deemed to be outstanding as of the applicable measurement date. The Company shall be entitled to rely on representations made to it by any Holder in any Exercise Notice regarding its Beneficial Ownership Limitation. Notwithstanding the foregoing, by written notice to the Company (which may be by email), (i) which will not be effective until the sixty-first (61st) day after such written notice is delivered to the Company, any Holder may reset the Beneficial Ownership Limitation percentage to a higher percentage, not to exceed 19.99%, to the extent applicable, and (ii) which will be effective immediately after such written notice is delivered to the Company, any Holder may reset the Beneficial Ownership Limitation percentage to a lower percentage. Upon such a change by a Holder of the Beneficial Ownership Limitation, not to exceed 19.99%, the Beneficial Ownership Limitation may not be further amended by such Holder without first providing the minimum notice required by this Section. The provisions of this Section shall be construed, corrected and implemented in a manner so as to effectuate the intended Beneficial Ownership Limitation herein contained and the shares of Common Stock underlying the Securities in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act.

(g) Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under the Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g) be reduced other than in connection with any exercise of Warrants or such other event covered by Section 2(c) below. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Warrants based on the number of shares of Common Stock issuable upon exercise of Warrants held by each holder thereof on the Issuance Date (without regard to any limitations on exercise) (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Warrants shall be allocated to the remaining holders of Warrants, pro rata based on the number of shares of Common Stock issuable upon exercise of the Warrants then held by such holders thereof (without regard to any limitations on exercise).

(h) Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall promptly take all action reasonably necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if at any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

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(b) Adjustment Upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c) Adjustment Upon Distribution of Assets. If the Company, at any time prior to the Expiration Date, shall declare, or distribute any dividend or other distribution to all holders of Common Stock (and not to Holders of the Warrants) of assets or evidence of its indebtedness (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction, of which the denominator shall be the Weighted Average Price determined as of the record date, and of which the numerator shall be such Weighted Average Price on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith. The adjustment shall be described in a statement provided to the Holder. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if, on or after the Subscription Date and on or prior to the Expiration Date, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case, upon exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such Distribution, the Holder shall be entitled, in addition to the Warrant Shares otherwise issuable upon such exercise, the Distribution that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Beneficial Ownership Limitation (provided, however, that to the extent that such Distribution would result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to such Distribution to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time on or after the Subscription Date and on or prior to the Expiration Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property, in each case, pro rata to all of the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that

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the Holder’s right to participate in any such Purchase Right would result in the Holder and such Holder’s Attribution Parties exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and such Holder’s Attribution Parties exceeding the Beneficial Ownership Limitation, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person or any stock sale to, or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, share exchange or scheme of arrangement) with or into another Person (other than such a transaction in which the Company is the surviving or continuing entity and its Common Stock is not exchanged for or converted into other securities, cash or property), (B) the Company effects any sale, lease, transfer or exclusive license of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which more than 50% of the Common Stock not held by the Company or such Person is exchanged for or converted into other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant (other than as a result of a dividend, subdivision or combination covered by Section 2(b)) to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each a “Fundamental Transaction”), then, the Holder shall have the right to receive, in lieu of the right to receive Warrant Shares, for each Warrant Share that would have been issuable upon such exercise (without regard to any Beneficial Ownership Limitations) immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had duly exercised of this Warrant and received Warrant Shares immediately prior to such Fundamental Transaction (without regard to any Beneficial Ownership Limitation) (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it would be entitled to receive upon any exercise of this Warrant immediately prior to such Fundamental Transaction. Notwithstanding the foregoing, in the event the Alternative Consideration consists solely of cash (a “Fundamental Cash Transaction”), then Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Fundamental Cash Transaction. The Company shall provide the Holder with written notice of the Fundamental Cash Transaction (together with such reasonable information as the Holder may request in connection with such contemplated transaction giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Fundamental Cash Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction (other than any Excluded Transaction), the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant determined as of the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, the Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Entity

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may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Expiration Date, (B) an expected volatility equal to the greater of (1) the 30 day volatility, (2) the 100 day volatility or (3) the 365 day volatility, each of clauses (1)-(3) as obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the highest Weighted Average Price during the period beginning on the Trading Day immediately preceding the public announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 4(b) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Expiration Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five Business Days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant for the Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 4(b) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. For purposes of the foregoing, “Excluded Transaction” shall mean each of the following: (i) the conversion of the Series X Preferred Stock and the issuance of the underlying Conversion Shares; and (ii) the entry into and the consummation of the transactions contemplated by the Merger Agreement.

5. NONCIRCUMVENTION. the Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all commercially reasonable actions as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or

Annex J-8

otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. Subject to the Holder’s appropriate compliance with the restrictive legend on this Warrant and the transfer restrictions set forth herein and in the Purchase Agreement this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within two (2) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued. For the avoidance of doubt, this Warrant shall not be transferable in accordance with this Section 4(a) unless and until the Requisite Stockholder Approval has been obtained.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form (but without the obligation to post a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

10. GOVERNING LAW; JURISDICTION; JURY TRIAL. All questions concerning the construction, validity, interpretation governing law, jurisdiction, and jury trial of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

Annex J-9

11. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via electronic mail within two (2) Business Days of receipt of the Exercise Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder, such approval not to be unreasonably withheld, conditioned or delayed or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

12. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the Purchase Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

13. RESTRICTIONS. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

14. SUCCESSORS AND ASSIGNS. Subject to applicable securities laws and the restrictions on transfer described herein and in the Purchase Agreement, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

15. SEVERABILITY; CONSTRUCTION; HEADINGS. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

16. DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries, the Company shall contemporaneously with any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries.

Annex J-10

17. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Trading Market as reported by Bloomberg as of such time of determination, or, if the Principal Trading Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 11. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(b) “Bloomberg” means Bloomberg Financial Markets.

(c) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Trading Market, as reported by Bloomberg, or, if the Principal Trading Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 11. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

(d) “Common Stock” means (i) the Company’s Common Stock, par value $0.0001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(e) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(f) “Eligible Market” means The Nasdaq Capital Market, the NYSE American LLC, The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange, Inc.

(g) “Expiration Date” means the date 24 months after the Initial Exercisability Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Trading Market (a “Holiday”), the next day that is not a Holiday.

(h) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

Annex J-11

(i) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(j) “Requisite Stockholder Approval Date” means the date on this the Requisite Stockholder Approval is received and deemed effective under Delaware law.

(k) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Trading Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Trading Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Trading Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 11 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

[Signature Page Follows]

Annex J-12

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

BIOMX INC.

By:
Name:
Title:

Annex J-13

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

BIOMX INC.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of BiomX Inc., a company organized under the laws of Delaware (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.    Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________a “Cashless Exercise” with respect to _______________ Warrant Shares.

2.    Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.    Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

Annex J-14

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Continental Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock on or prior to the applicable Share Delivery Date.

BiomX Inc.

By:
Name:
Title:

Annex J-15

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Phone Number:
(Please Print)
Email Address:
(Please Print)
Dated:
(Please Print)
Holder’s Signature:
(Please Print)
Holder’s Address:
(Please Print)

Annex J-16

ANNEX K

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is dated as of March 6, 2024, by and among BiomX Inc., a Delaware corporation (the “Company”), and the several purchasers signatory hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, between the Company and each Purchaser (the “Purchase Agreement”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each of the Purchasers agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” has the meaning set forth in Section 6(d).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act of 1933, as amended.

“Agreement” has the meaning set forth in the Preamble.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States, or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Common Stock” means the Company’s common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Company” has the meaning set forth in the Preamble.

“Effective Date” means the date that the Registration Statement filed pursuant to Section 2(a) is first declared effective by the Commission.

“Effectiveness Deadline” means, with respect to the Initial Registration Statement or the New Registration Statement, the forty-fifth (45th) calendar day following the Filing Deadline (or, in the event the Commission reviews and has written comments to the Initial Registration Statement or the New Registration Statement, the seventy-fifth (75th) calendar day following the Filing Deadline); provided, however, that if the Company is notified by the Commission that the Initial Registration Statement or the New Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline as to such Registration Statement shall be the fifth (5th) Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above; provided, further, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business.

“Effectiveness Period” has the meaning set forth in Section 2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Deadline” means, with respect to the Initial Registration Statement required to be filed pursuant to Section 2(a), the forty-fifth (45th) calendar day following the Closing Date, provided, however, that if the Filing Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Filing Deadline shall be extended to the next Business Day on which the Commission is open for business.

Annex K-1

“FINRA” has the meaning set forth in Section 3(i).

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Initial Registration Statement” has the meaning set forth in Section 2(a).

“Losses” has the meaning set forth in Section 5(a).

“Merger Agreement” means certain Agreement and Plan of Merger, dated as of the date hereof, by and among the Company, BTX Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Parent, BTX Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent, and Adaptive Phage Therapeutics, Inc.

“Merger Consideration Warrants” means common stock purchase warrants to purchase shares of Common Stock issuable to certain stockholders of Adaptive Phage Therapeutics, Inc. immediately prior to the First Effective Time (as defined in the Merger Agreement) pursuant to the Merger Agreement.

“New Registration Statement” has the meaning set forth in Section 2(a).

“PIPE Warrants” means common stock purchase warrants to purchase shares of Common Stock equal to 50.0% of the total number of Conversion Shares issuable upon conversion of the Series X Preferred Stock issuable to such Purchaser pursuant to the Purchase Agreement, with an exercise price equal to $0.2311, subject to adjustment therein, delivered to the Purchasers at the Closing of the Purchase Agreement and substantially in the form attached thereto.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning set forth in the Recitals.

“Purchaser” or “Purchasers” has the meaning set forth in the Preamble.

“Registrable Securities” means all of (i) the Shares, (ii) the PIPE Warrants and the Series X Preferred Stock issued pursuant to the Purchase Agreement, (iii) any Series X Preferred Stock, Common Stock or Merger Consideration Warrants issued on or around the date hereof pursuant to the Merger Agreement, and (iv) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing, provided that, with respect to a particular Holder, such Holder’s Shares shall cease to be Registrable Securities upon the earlier to occur of the following: (A) a sale pursuant to a Registration Statement or Rule 144 under the Securities Act (in which case, only such security sold by the Holder shall cease to be a Registrable Security); and (B) such Shares become eligible for resale by the Holder under Rule 144 without the requirement for the Company to be in compliance with the current public information required thereunder and without volume or manner-of-sale restrictions, pursuant to a written opinion letter of counsel for the Company to such effect, addressed, delivered and reasonably acceptable to the Transfer Agent.

“Registration Statements” means any one or more registration statements of the Company filed under the Securities Act that cover the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation the Initial Registration Statement, any New Registration Statement and any Remainder Registration Statements), amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Remainder Registration Statement” has the meaning set forth in Section 2(a).

Annex K-2

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 172” means Rule 172 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 461” means Rule 461 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff; provided, that any such oral guidance, comments, requirements or requests are reduced to writing by the Commission and (ii) the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Shareholder Questionnaire” means a questionnaire in the form attached as Annex B hereto, or such other form of questionnaire or information provided to the Company in connection with the preparation of a Registration Statement hereunder.

“Series X Preferred Stock” means the Series X Non-Voting Convertible Preferred Stock, par value $0.0001 per share, of the Company.

“Shares” means the shares of Common Stock which may be issued upon conversion of the Series X Preferred Stock held by Holders or upon exercise of the Warrants held by Purchasers.

“Warrants” means collectively, the PIPE Warrants and the Merger Consideration Warrants.

2. Registration.

(a) On or prior to the Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities not then registered on an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Holders may reasonably specify (the “Initial Registration Statement”). The Initial Registration Statement shall be on Form S-3 (except if the Company is then ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on such other form available to register for resale the Registrable Securities as a secondary offering) subject to the provisions of Section 2(c) and shall contain the “Plan of Distribution” section substantially in the form attached hereto as Annex A (which may be modified to respond to comments, if any, provided by the Commission). Notwithstanding the registration obligations set forth in this Section 2, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission and/or (ii) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or, if the Company is ineligible to register the Registrable Securities on Form S-3, such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission

Annex K-3

for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, the Securities Act Rules Compliance and Disclosure Interpretations Question 612.09. Notwithstanding any other provision of this Agreement, if the Commission or any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will first be reduced by Registrable Securities not acquired pursuant to the Purchase Agreement (whether pursuant to registration rights or otherwise), and second by Registrable Securities represented by Shares applied to the Holders on a pro rata basis based on the total number of Shares held by such Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Shares held by such Holders. In the event of a cutback hereunder, the Company shall give the Holder at least one (1) Trading Day prior notice along with the calculations as to such Holder’s allotment. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, in accordance with the foregoing, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by the Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”). No Holder shall be named as an “underwriter” in any Registration Statement without such Holder’s prior written consent, provided that if the Commission requests that any Holder be identified as a statutory underwriter in any Registration Statement, then such Holder will have the option, in its sole and absolute discretion, to either (i) have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company, in which case the Company’s obligation to register such Holder’s Registrable Securities shall be deemed satisfied or (ii) be included as such in the Registration Statement.

(b) Subject to the terms of this agreement, the Company shall use its commercially reasonable efforts to cause each Registration Statement to be declared effective by the Commission as soon as practicable and, with respect to the Initial Registration Statement or the New Registration Statement, as applicable, no later than the Effectiveness Deadline (including filing with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act), and shall use its commercially reasonable efforts to keep each Registration Statement continuously effective under the Securities Act until the earlier of (i) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders; or (ii) the date that all Registrable Securities covered by such Registration Statement may be sold by non-affiliates without volume or manner-of-sale restrictions pursuant to Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 (the “Effectiveness Period”). The Company shall request effectiveness of a Registration Statement as of 4:30 P.M. New York City time on a Trading Day. The Company shall promptly notify the Holders via e-mail of the effectiveness of a Registration Statement thereto on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which date of confirmation shall initially be the date requested for effectiveness of such Registration Statement. The Company shall, by 4:00 P.M. New York City time on the first Trading Day after the Effective Date, file a final Prospectus with the Commission, as required by Rule 424(b) and shall provide the Holders with copies of the final Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. The Company shall promptly inform each Holder in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holder is required to deliver a Prospectus in connection with any disposition of Registrable Securities.

(c) Each Holder of Registrable Securities to be sold agrees to furnish to the Company a completed Selling Shareholder Questionnaire not more than ten (10) Trading Days following the date of this Agreement. At least five (5) Trading Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Holder of the information the Company reasonably requires from that Holder for inclusion in the Registration Statement other than the information contained in the Selling Shareholder Questionnaire, if any, which shall be completed and delivered to the Company promptly upon request and, in any event, within three (3) Trading Days prior to the applicable anticipated filing date. Each Holder further agrees that it shall not be entitled to be named as a selling securityholder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has provided such information to the Company and responded to any reasonable requests for further information as described in the previous sentence.

Annex K-4

Each Holder acknowledges and agrees that the information in the Selling Shareholder Questionnaire or request for further information as described in this Section 2(c) will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement (subject to such Holder’s right to timely review the Registration Statement as set forth herein).

(d) In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Holders and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

(e) If (i) the Initial Registration Statement covering the Registrable Securities is not filed with the Commission on or prior to the Filing Deadline, the Company will make pro rata payments to each Holder then holding Registrable Securities, or (ii) following receipt of the Requisite Stockholder Approval, (A) a Registration Statement covering the Registrable Securities is not declared effective by the Commission prior to the Effectiveness Deadline or (B) after a Registration Statement has been declared effective by the Commission, (1) such Registration Statement ceases for any reason (including, without limitation, by reason of a stop order, or the Company’s failure to update the Registration Statement) to remain continuously effective as to sell all Registrable Securities for which it is required to be effective, (2) the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities (other than during permitted suspension under Section6(d)), or (3) a permitted suspension of the Registration Statement under Section 6(d) exceeds the length set forth therein, (each of the foregoing events in clauses (i) and (ii), a “Registration Failure”), or (iii) if a Registration Statement is not effective for any reason or the prospectus contained therein is not available for use for any reason, the Company fails to make and keep adequate current public information available or to file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act pursuant to Section 6(o) hereof (a “Current Public Information Failure”) as a result of which any of the Holders are unable to sell Registrable Securities without restriction under Rule 144 (including, without limitation, volume restrictions), then, in addition to any other rights the Holders may have hereunder or under applicable law, the Company will make pro rata payments to each Holder of then outstanding Registrable Securities, as liquidated damages and not as a penalty (the “Liquidated Damages”), in an amount equal to one percent (1.0%) of the Subscription Amount paid by such Purchaser for the Registrable Securities then held by such Purchaser (x) on the initial day of a Registration Failure or Current Public Information Failure and (y) on every thirty (30) day anniversary of such Registration Failure or Current Public Information Failure for each thirty (30) day period (or pro rata portion thereof with respect to a final period, if any) thereafter until the Registration Failure or Current Public Information Failure is cured. The Liquidated Damages shall be paid monthly within ten (10) Business Days of the date of such Registration Failure or Current Public Information Failure and the end of each subsequent thirty (30) day period (or portion thereof with respect to a final period, if any) thereafter until the Registration Failure or Current Public Information Failure is cured. Such payments shall be made in cash to each Holder then holding Registrable Securities. Interest shall accrue at the rate of one percent (1%) per month on any such liquidated damages payments that shall not be paid by the applicable payment date until such amount is paid in full. Notwithstanding the foregoing, (I) no Liquidated Damages shall be payable with respect to any period after the expiration of the Effectiveness Period (as defined below) (it being understood that this sentence shall not relieve the Company of any Liquidated Damages accruing prior to the expiration of the Effectiveness Period), (II) in no event shall the aggregate amount of Liquidated Damages payable to a Purchaser exceed, in the aggregate, five percent (5.0%) of the aggregate purchase price paid by such Purchaser pursuant to the Purchase Agreement and (III) no Liquidated Damages shall accrue or be payable with respect to any reduction in the number or Registrable Securities to be included in a Registration Statement due to the application of Rule 415 as set forth in Section 2(a). Nothing in this Agreement shall preclude any Holder from pursuing or obtaining any available remedies at law, specific performance or other equitable relief with respect to this Section 2(e) in accordance with applicable law.

3. Registration Procedures

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than five (5) Trading Days prior to the filing of each Registration Statement and any not less than two (2) Trading Days prior to the filing of any related Prospectus or any amendment or supplement thereto (except for Annual Reports on Form 10-K, and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K

Annex K-5

and any similar or successor reports), (i) furnish to each Holder copies of such Registration Statement, Prospectus or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the review of such Holder (it being acknowledged and agreed that if a Holder does not object to or comment on the aforementioned documents within such five (5) Trading Day or two (2) Trading Day period, as the case may be, then the Holder shall be deemed to have consented to and approved the use of such documents) and (ii) to the extent that a Holder is identified in the Registration Statement as an “underwriter” (as defined in the Securities Act), use commercially reasonable efforts to cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file any Registration Statement or amendment or supplement thereto in a form to which any Holder of the Registrable Securities reasonably object in good faith, provided that, such Holders notify the Company of such objection in writing within the five (5) Trading Day or two (2) Trading Day periods described above, as applicable.

(b) (i) Prepare and file with the Commission such amendments (including post-effective amendments) and supplements, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period and prepare and promptly file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably practicable to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible, provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to the Holders as “Selling Stockholders” but not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company (unless such Holder consents to receive such material and non-public information); and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement until such time as all of such Registrable Securities shall have been disposed of (subject to the terms of this Agreement) in accordance with the intended methods of disposition by the Holders thereof as set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; provided, however, that each Holder shall be responsible for the delivery of the Prospectus to the Persons to whom such Holder sells any of the Registrable Securities (including in accordance with Rule 172 under the Securities Act) to the extent required under the Securities Act, and each Holder agrees to dispose of Registrable Securities in compliance with the “Plan of Distribution” described in the Registration Statement and otherwise in compliance with applicable federal and state securities laws. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the Exchange Act report which created the requirement for the Company to amend or supplement such Registration Statement was filed.

(c) Notify the Holders of Registrable Securities to be sold (which notice shall, if given pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made, provided that the Company shall omit any material, non-public information relating to the Company and/or any of its subsidiaries) as promptly as reasonably practicable (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day: (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on any Registration Statement (in which case the Company shall provide to each of the Holders true and complete copies of all comments that pertain to the Holders as a “Selling Stockholder” or to the “Plan of Distribution” and all written responses thereto, but not information that the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to the Holders as “Selling Stockholders” or the “Plan of Distribution”; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration

Annex K-6

Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included or incorporated by reference in a Registration Statement ineligible for inclusion or incorporation by reference therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that, upon the advice of legal counsel, the Company’s board of directors reasonably believes to be material and would require additional disclosure by the Company in the Registration Statement of such material information that the Company has a bona fide business purpose for keeping confidential and non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, provided, that any and all such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; and provided, further, that notwithstanding each Holder’s agreement to keep such information confidential, no such notice shall contain material, non-public information.

(d) Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.

(e) If requested by a Holder, furnish to such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(f) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of the resale of such Registrable Securities (or, in the case of qualification, of such Registrable Securities for the resale) by the Holder under the securities or blue sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(g) If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates or book entry statements, as applicable, representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates or statements shall be free, to the extent permitted by the Purchase Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may reasonably request.

(h) Following the occurrence of any event contemplated by Section 3(c), as promptly as reasonably possible under the circumstances (taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event), prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to

Annex K-7

make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(c) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(h) to suspend the availability of a Registration Statement and Prospectus in accordance with the time periods set forth in Section 6(d), which may be extended only in accordance with Section 6(f). For the avoidance of doubt, the Company’s rights under Section 3(h) shall include suspensions of availability arising from the filing of a post-effective amendment to a Registration Statement to update the Prospectus therein to include the information contained in the Company’s Annual Report on Form 10-K, which suspensions may extend for the amount of time reasonably required to respond to any comments of the staff of the Commission on such amendment and which, for the avoidance of doubt, shall be in accordance with the time periods set forth in Section 6(d), which may be extended only in accordance with Section 6(f).

(i) The Company may require each selling Holder to furnish to the Company a certified statement as to (i) the number of shares of Common Stock beneficially owned by such Holder and any Affiliate thereof, (ii) any Financial Industry Regulatory Authority (“FINRA”) affiliations, (iii) any natural persons who have the power to vote or dispose of the Common Stock and (iv) any other information as may be requested by the Commission, FINRA or any state securities commission.

(j) The Company shall cooperate with any registered broker through which a Holder proposes to resell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as requested by any such Holder and the Company shall pay the filing fee required for the first such filing within two (2) Business Days of the request therefor.

(k) If at any time the Commission takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Holder to be named as an “underwriter,” the Company shall use commercially reasonable efforts to persuade the Commission that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Holders is an “underwriter.

(l) Use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on the Principal Trading Market.

(m) If requested by a Holder, (i) as soon as reasonably practicable, incorporate in a prospectus supplement or post-effective amendment such information as a Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as reasonably practicable, make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as reasonably practicable, supplement or make amendments to any Registration Statement if reasonably requested.

4. Registration Expenses. All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts and selling commissions and all legal fees and expenses of legal counsel for any Holder) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants (A) with respect to filings required to be made with any Trading Market on which the Common Stock are then listed for trading, (B) with respect to compliance with applicable state securities or blue sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with blue sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders) and (C) if not previously paid by the Company in connection with Section 3(j) above, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to the FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale), (ii) printing expenses (including, without limitation, expenses of printing certificates

Annex K-8

for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees, expenses and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the registrations and consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any underwriting, broker or similar fees or commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

5. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder and each of their respective officers, directors, agents, partners, members, managers, stockholders, Affiliates, investment advisers and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents, partners, members, managers, stockholders, investment advisers and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees), expenses and disbursements (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company or its agents of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement or any action or inaction required of the Company in connection with any registration, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that each Holder has approved Annex A hereto for this purpose), (B) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(vi), related to the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated and defined in Section 6(d) below, to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected, (C) to the extent that any such Losses arise out of the Holder’s (or any other Person indemnified pursuant to this Section 5(a) (a “Holder Indemnified Party”)) failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required, pursuant to Rule 172 under the Securities Act (or any successor rule) to the Persons asserting an untrue statement or alleged untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such Prospectus or supplement, or (D) to the extent that any such Losses arise out of any conduct by a Holder Indemnified Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 5(c)) and shall survive the transfer of the Registrable Securities by the Holders. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons (a “Company Indemnified Party”), to the fullest extent permitted by

Annex K-9

applicable law, from and against any and all Losses, as incurred, arising out of or are based solely upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, (ii) to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose), or (iii) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(vi), to the extent related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d); provided, no Company Indemnified Party is entitled to such Losses arising out of any conduct by a Company Indemnified Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees, expenses and disbursements incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof; provided, the fees, expenses and disbursements of such counsel shall be at the expense of such Indemnified Party or Indemnified Parties unless: (1) the Indemnifying Party has agreed in writing to pay such reasonable fees, expenses and amounts; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, that the Indemnifying Party shall not be liable for the reasonable fees, expenses and disbursements of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees, expenses and disbursements of the Indemnified Party (including reasonable fees, expenses and disbursements to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 5) shall be paid to the Indemnified Party, as incurred, within 20 Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees, expenses and disbursements applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction to not be entitled to indemnification hereunder. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 5, except to the extent that the Indemnifying Party is materially and adversely prejudiced in its ability to defend such action.

Annex K-10

(d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees, expenses or disbursements incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees, expenses or disbursements if the indemnification provided for in this Section 5 was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), (A) no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (B) no contribution will be made under circumstances where the maker of such contribution would not have been required to indemnify the Indemnified Party under the fault standards set forth in this Section 5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 5 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of the indemnification provisions under the Purchase Agreement.

6. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to seek specific performance of its rights under this Agreement, without the requirement of posting a bond. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) No Piggyback on Registrations; Prohibition on Filing Other Registration Statements. Except (i) for the Placement Agent Warrants and Placement Agent Warrant Shares and (ii) to the extent otherwise specified in the Purchase Agreement, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Registration Statement other than the Registrable Securities and the Company shall not prior to the Effective Date enter into any agreement providing any such right to any of its security holders. For the avoidance of doubt, the provisions of this Agreement shall not impact the terms of any lock-up agreement entered into by a Holder for the benefit of the Company on or about the date hereof.

(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Annex K-11

(d) Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. Notwithstanding anything herein to the contrary, no Holder shall be required to discontinue disposition of Registrable Securities under a Registration Statement by virtue of the delivery by the Company of a notice of the occurrence of any event of the kind described in Section 3(c)(vi) on more than two occasions or for more than 90 total calendar days, in each case during any twelve-month period, or for more than 45 calendar days during any 90-day period.

(e) No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date hereof, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Company and Holders holding no less than a majority of the then outstanding Registrable Securities, provided that (i) any party may give a waiver as to itself and (ii) any proposed amendment that would, by its terms, have a disproportionate and materially adverse effect on any Holder shall require the consent of such Holder(s). Notwithstanding the foregoing, (1) a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates and (2) none of the definitions of Filing Deadline, Effectiveness Deadline or Effectiveness Period, Section 2(e), Section 3(c), Section 5, Section 6(d), or the provisions of this sentence, may be amended, modified, or supplemented except with the consent of each Holder.

(g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company may not assign its rights (except by merger or in connection with another entity acquiring all or substantially all of the Company’s assets) or obligations hereunder without the prior written consent of all the Holders of the then outstanding Registrable Securities. Each Holder may assign its respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement; provided in each case that (i) the Holder agrees in writing with the transferee or assignee to assign such rights and related obligations under this Agreement, and for the transferee or assignee to assume such obligations, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (iii) at or before the time the Company received the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein and (iv) the transferee is an “accredited investor,” as that term is defined in Rule 501 of Regulation D.

(i) Execution and Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(j) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

Annex K-12

(k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their good faith reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m) Headings. The headings in this Agreement are for convenience only and shall not limit or otherwise affect the meaning hereof.

(n) Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. The decision of each Purchaser to purchase Securities pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group (including, without limitation, a “group” within the meaning of Section 13(d)(3) of the Exchange Act) with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the securities or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. The Company acknowledges that each of the Purchasers has been provided with the same Registration Rights Agreement for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser. It is expressly understood that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

(o) Current Public Information. With a view to making available to the Holders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at any time permit the Holders to sell shares of Common Stock to the public without registration, and for as long as the Shares remain outstanding, the Company covenants and agrees to use commercially reasonable efforts to: (i) make and keep adequate current public information available, as those terms are understood and defined in Rule 144, until such date on which the Holders no longer hold any Registrable Securities; and (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act.

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Annex K-13

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

BIOMX INC.
By:
Name:
Title:

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Annex K-14

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

[NAME OF INVESTING ENTITY]
By:
Name:
Title:

Annex K-15

ANNEX A

PLAN OF DISTRIBUTION

We are registering the shares of common stock of BiomX Inc., par value of $0.0001 per share, or the Common Stock, which we refer to herein as “Shares,” issued to the selling stockholders to permit the sale, transfer or other disposition of the Shares by the selling stockholders or their donees, pledgees, transferees or other successors-in-interest from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the Shares. We will, or will procure to, bear all fees and expenses incident to our obligation to register the Shares.

The selling stockholders may sell all or a portion of the Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering) or commissions or agent’s commissions. The Shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling Shares:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        to or through underwriters or purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•        broker-dealers may agree with the selling stockholders to sell a specified number of such Shares at a stipulated price per Share;

•        through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•        a combination of any such methods of sale; and

•        any other method permitted pursuant to applicable law.

The selling stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, as amended, or the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.01.

Annex K-16

In connection with sales of the Shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The selling stockholders may also sell Shares short and if such short sale takes place after the date that this Registration Statement is declared effective by the Commission, the selling stockholders may deliver Shares covered by this prospectus to close out short positions and to return borrowed Shares in connection with such short sales. The selling stockholders may also loan or pledge Shares to broker-dealers that in turn may sell such Shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use Shares the resale of which has been registered on this registration statement to cover short sales of our Common Stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer or agents participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Each selling stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares. Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of Shares involved, (iii) the price at which such the Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%).

Under the securities laws of some U.S. states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some U.S. states the Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the Shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Annex K-17

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

We will pay all expenses of the registration of the Shares pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against certain civil liabilities set forth in the registration rights agreement, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Annex K-18

ANNEX B

SELLING STOCKHOLDER NOTICE AND QUESTIONNAIRE

The undersigned holder of (x) shares of common stock, par value $0.0001 per share (“Common Stock”), of BiomX Inc. (the “Company”) resulting from (i) the conversion of Series X Preferred Stock, and/or (ii) the exercise of Warrants, (y) Series X Preferred Stock and/or (z) Warrants, in each case, issued pursuant to a certain Securities Purchase Agreement by and among the Company and the Purchasers named therein, dated as of ______________, 2024 (the “Agreement”), understands that the Company intends to file with the Securities and Exchange Commission a registration statement on Form S-3 (the “Resale Registration Statement”) for the registration and the resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities in accordance with the terms of the Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Resale Registration Statement, a holder of Registrable Securities generally will be required to be named as a selling stockholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”), deliver the Prospectus to purchasers of Registrable Securities (including pursuant to Rule 172 under the Securities Act) and be bound by the provisions of the Agreement (including certain indemnification provisions, as described below). Holders must complete and deliver this Notice and Questionnaire in order to be named as selling stockholders in the Prospectus. Holders of Registrable Securities who do not complete, execute and return this Notice and Questionnaire within ten (10) Trading Days following the date of the Agreement (1) will not be named as selling stockholders in the Resale Registration Statement or the Prospectus and (2) may not use the Prospectus for resales of Registrable Securities.

Certain legal consequences arise from being named as a selling stockholder in the Resale Registration Statement and the Prospectus. Holders of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not named as a selling stockholder in the Resale Registration Statement and the Prospectus.

NOTICE

The undersigned holder (the “Selling Stockholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities owned by it and listed below in Item (3), unless otherwise specified in Item (3), pursuant to the Resale Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands and agrees that it will be bound by the terms and conditions of this Notice and Questionnaire and the Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	Name.
	(a)	Full Legal Name of Selling Stockholder:

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

	(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

Annex K-19

2.	Address for Notices to Selling Stockholder:

Telephone:_______________________________________________________
Fax: ____________________________________________________________
Contact Person: ___________________________________________________
E-mail address of Contact Person: _____________________________________
3.	Beneficial Ownership of Registrable Securities Issuable Pursuant to the Purchase Agreement:
	(a)	Type and Number of Registrable Securities beneficially owned and issued pursuant to the Agreement:

	(b)	Number of Registrable Securities to be registered pursuant to this Notice for resale:

4.	Broker-Dealer Status:
	(a)	Are you a broker-dealer?
		Yes ☐	No ☐
	(b)	If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?
		Yes ☐	No ☐
Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
	(c)	Are you an affiliate of a broker-dealer?
		Yes ☐	No ☐
Note:	If yes, provide a narrative explanation below:
(d)

If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

		Yes ☐	No ☐
Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

Annex K-20

5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.
Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.
Type and amount of other securities beneficially owned:

6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7.	Plan of Distribution:

The undersigned has reviewed the form of Plan of Distribution attached as Annex A to the Registration Rights Agreement, and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.

State any exceptions here:

***********

Annex K-21

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable Resale Registration Statement. All notices hereunder and pursuant to the Agreement shall be made in writing, by hand delivery, confirmed or facsimile transmission, first-class mail or air courier guaranteeing overnight delivery at the address set forth below. In the absence of any such notification, the Company shall be entitled to continue to rely on the accuracy of the information in this Notice and Questionnaire.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (7) above and the inclusion of such information in the Resale Registration Statement and the Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Registration Statement and the Prospectus.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M in connection with any offering of Registrable Securities pursuant to the Resale Registration Statement. The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with Registration Statements filed pursuant to the Registration Rights Agreement and any amendments or supplements thereto filed with the Commission pursuant to the Securities Act.

The undersigned hereby acknowledges and is advised of the following Question 239.10 of the Securities Act Rules Compliance and Disclosure Interpretations regarding short selling:

“An Issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling stockholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement become effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Questionnaire, the undersigned will be deemed to be aware of the foregoing interpretation.

I confirm that, to the best of my knowledge and belief, the foregoing statements (including without limitation the answers to this Questionnaire) are correct.

Annex K-22

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated: ______________	Beneficial Owner: ___________________
By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

[_______________]

[________________]

Telephone No.: [_______________]

Attention: [_____________]

E-mail: [___________]

Annex K-23

ANNEX L

PRIVATE PLACEMENT INVESTORS

Name:

Dafna Lifescience LP.

Dafna Lifescience Select LP

Deerfield Private Design Fund V, L.P.

Deerfield Healthcare Innovations Fund II, L.P.

AMR Action Fund, SCSp

AMR Action Fund, L.P.

Telmina Limited

OrbiMed Israel Partners Limited Partnership

Cystic Fibrosis Foundation

CVI Investments, Inc., By: Heights Capital Management, Inc.

Alyeska Master Fund, LP

Abraham Sofaer

ADAR1 Partners, LP

AIGH Investment Partners, LP

WVP Emerging Manager Onshore Fund, LLC — AIGH Series

WVP Emerging Manager Onshore Fund, LLC — Optimized Equity Series

Allostery Master Fund LP

Stichting Administratiekantoor The Invisible Hand at Work

Ikarian Healthcare Master Fund, LP

Boothbay Absolute Return Strategies, LP

Boothbay Diversified Alpha Master Fund LP

Iroquois Capital Investment Group, LLC

Iroquois Master Fund, Ltd.

Kingsbrook Opportunities Master Fund LP

Boothbay Absolute Return Strategies, LP

Boothbay Diversified Alpha Master Fund LP

Blackwell Partners LLC — Series A

Nantahala Capital Partners Limited Partnership

Pinehurst Partners, L.P.

NCP RFM LP

Norm Gitis

Revach Fund LP

Lytton-Kambara Foundation

Annex L-1

ANNEX M

PROXY CARD

BIOMX INC. 22 EINSTEIN ST., FLOOR 4 NESS ZIONA 7414003, ISRAEL VOTE BY INTERNET Before the Meeting - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 8, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting – Go to https://www.virtualshareholdermeeting.com/PHGE2024 You may attend the meeting via the internet and vote during the meeting. Have the information that is printed on your proxy card in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-[ ] Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m.. Eastern Time on July 8, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: <XXXXX>1-X##### KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BIOMX INC. The Board of Directors recommends you vote “FOR” Proposals 1, 2, 3, 5, 7, 8 and 9, “FOR” each director nominee for Proposal 4 and “3 YEARS” for Proposal 6. 1. To approve the conversion of 256,887 shares of the Company’s Series X Non-Voting Convertible Preferred Stock, par value $0.0001 per share, and the exercise of certain warrants issued in connection with the acquisition of Adaptive Phage Therapeutics, Inc., a Delaware corporation, that closed on March 15, 2024 and a concurrent private placement offering that closed on March 15, 2024 into shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), in accordance with Section 713 of the NYSE American LLC Listed Company Guide. 2. To approve the amendment and restatement of the Company’s 2019 Omnibus Long-Term Incentive Plan. Both Proposal No. 1 and Proposal No. 2 are conditioned on the approval of Proposal No. 3. In the event Proposal No. 3 is not approved, BiomX will not be able implement the actions proposed under Proposal No. 1 or Proposal No. 2. 3. To approve an amendment to the Company’s amended and restated certificate of incorporation, as amended, to increase the number of authorized shares of the Common Stock from one hundred and twenty million (120,000,000) shares of Common Stock to seven hundred fifty million (750,000,000) shares of Common Stock. 4. To approve the election of two Class I directors to serve on the Company’s Board of Directors until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified. The Class I nominees are: (1) Alan Moses and (2) Edward Williams. This proxy card will be deemed to give authority to vote in favor of the election of nominees unless you specifically indicate that authority to vote for the election of any nominee is withheld or vote against the election of any or all nominees, as applicable 5. To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion related thereto. 6. To conduct a nonbinding advisory vote on the frequency (every one, two or three years) of future advisory votes on the compensation of the Company’s named executive officers. 7. To authorize the Company’s Board of Directors to amend the amended and restated certificate of incorporation, as amended, of the Company to effect one reverse stock split of the Company’s outstanding Common Stock at any ratio between 1-for-5 and 1-for-10 at such time as the Company’s Board of Directors shall determine, in its sole discretion, any time before July 9, 2025. 8.To ratify the appointment of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024. 9. To approve the adjournment or postponement of the 2024 Annual Meeting of Stockholders, if necessary, to continue to solicit votes for Proposals No. 1 through 8. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders on any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date For Against Abstain To withhold authority to vote for any individual nominee, mark “For All Except:” and write the number of the nominee on the line below. For All Withhold All For All Except: NOTE: Except where otherwise specifically indicated under Proposals 4 and 6, voting options for each of the Proposals are “FOR,” “AGAINST” and “ABSTAIN.”

Annex M-1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement is available at www.proxyvote.com <XXXXX>2-X##### PROXY CARD DATED June 17, 2024 BIOMX INC. Annual Meeting of Stockholders July 9, 2024 8:00 a.m. Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Jonathan Solomon and Marina Wolfson or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BIOMX INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 8:00 a.m., Eastern Time on July 9, 2024, at https://www.virtualshareholdermeeting.com/PHGE2024, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted as directed herein. If no direction is given, this proxy will be voted “FOR” Proposals 1, 2, 3, 5, 7, 8 and 9, “FOR” each of the director nominees listed on the reverse side, “3 YEARS” for Proposal 6 and, in the discretion of the proxies, upon such other matters as may properly come before the Annual Meeting of Stockholders. Continued and to be signed on reverse side.

Annex M-2